UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☐	Definitive Proxy Statement

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FLAME ACQUISITION CORP.

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PRELIMINARY PROXY STATEMENT DATED JANUARY 27, 2022—SUBJECT TO COMPLETION

FLAME ACQUISITION CORP.

700 MILAM STREET, SUITE 3300

HOUSTON, TX 77002

Dear Flame Acquisition Corp. Stockholders,

On behalf of the board of directors (the “Flame Board”) of Flame Acquisition Corp., a Delaware corporation (“Flame”, “we” or “our”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of Flame, to be held at              Central Time, on             , 2023, at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

The Flame Board has unanimously approved the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated November 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Sable”), a copy of which is attached to this proxy statement as Annex A. As described in this proxy statement, Flame’s stockholders are being asked to consider a vote upon the Business Combination, among other items. As used in this proxy statement, “New Sable” refers to Flame after giving effect to the Business Combination.

On the Closing Date, Holdco will merge with and into Flame (the “Holdco Merger”), with Flame as the surviving company in the Holdco Merger (the time that the Holdco Merger becomes effective being referred to as the “Holdco Merger Effective Time”), and immediately following the Holdco Merger Effective Time, Sable will merge with and into Flame (the “Sable Merger”), with Flame as the surviving company in the Sable Merger (the time that the Sable Merger becomes effective being referred to as the “Sable Merger Effective Time”). The Holdco Merger and the Sable Merger are referred to in this proxy statement, together, as the “Merger.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Holdco Merger Effective Time, (i) each Holdco Class A share (as defined herein) issued and outstanding immediately prior to the Holdco Merger Effective Time, other than Canceled Holdco Shares (as defined below), will be canceled and converted into the right to receive (a) an aggregate of 3,000,000 shares of Flame Class A common stock (as defined herein), divided by (b) the total number of Holdco Class A shares outstanding immediately prior to the Holdco Merger Effective Time (the “Per Share Merger Consideration”), and (ii) each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time that is held by Holdco in treasury or owned by Flame (the “Canceled Holdco Shares”) will be canceled and no consideration will be delivered in exchange therefor. In accordance with the terms and conditions of the Merger Agreement, at the Sable Merger Effective Time, each share of Sable common stock issued and outstanding immediately prior to the Sable Merger Effective Time will be canceled and no consideration will be delivered in exchange therefor. In addition, immediately prior to the Holdco Merger Effective Time, each founder share issued and outstanding immediately prior to the Holdco Merger Effective Time will be automatically converted into shares of Flame Class A common stock on a one-for-one basis (which ratio may be automatically adjusted pursuant to the terms of the Flame certificate of incorporation) (the “Founder Share Conversion”). For the avoidance of doubt, at and after the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame common stock (as defined herein) issued and outstanding immediately prior thereto, including the Flame Class A common stock issued in connection with the Founder Share Conversion, will not be affected by the Merger.

At the special meeting, Flame stockholders will be asked to consider and vote upon:

(1) Proposal No. 1—To consider and vote upon a proposal to approve, for purposes of complying with the General Corporation Law of the State of Delaware and the Flame certificate of incorporation, the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in the accompanying proxy statement—we refer to this proposal as the “business combination proposal;”

(2) Proposal No. 2—To consider and vote upon a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached to the accompanying proxy statement Annex B (the “New Sable certificate of incorporation”)—we refer to this proposal as the “Charter Proposal;”

(3) Proposal No. 3—To consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the New Sable certificate of incorporation in accordance with the U.S. Securities and Exchange Commission (“SEC”) requirements—we refer to this proposal as the “Governance Proposal;”

(4) Proposal No. 4—To consider and vote on a proposal to approve and adopt the New Sable 2023 Incentive Plan (the “Incentive Plan”)—we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex D;

(5) Proposal No. 5—To consider and vote upon a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment (as described below)—we refer to this proposal as the “NYSE proposal;” and

(6) Proposal No. 6—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal—we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Flame common stock at the close of business on             , 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Flame Board has determined that the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal are fair to and in the best interests of Flame and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented. When you consider the Flame Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Flame stockholders generally. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. The Flame Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Flame stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals is not approved, or to the extent permitted by applicable law, waived by the applicable parties, we will not consummate the Business Combination. The Governance Proposal and the adjournment proposal are not conditioned on approval of any other proposal set forth in this proxy statement.

Substantially contemporaneously with entering into the Merger Agreement, Holdco entered into subscription agreements (the “Initial PIPE Subscription Agreements”) with certain investors (such investors, the

“Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000 (the “Initial PIPE Investment”), to be consummated contemporaneously with the Closing and immediately following the Sable Merger Effective Time, on the terms and subject to the conditions set forth in the Initial PIPE Subscription Agreements and the Merger Agreement. The Initial PIPE Subscription Agreements provide that, in the event the Merger is consummated, the investors party thereto will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share, and by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations thereunder. Sable intends to pursue additional private placement subscriptions under substantially similar subscription agreements prior to the Closing (the “Additional PIPE Subscription Agreements”). As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of the accompanying proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing. The Initial PIPE Subscription Agreements and the Additional PIPE Subscription Agreements are referred to collectively as the “PIPE Subscription Agreements,” and the Initial PIPE Investors and any investors who enter into Additional PIPE Subscription Agreements are refereed to collectively as the “PIPE Investors.”

All Flame stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Flame’s units, Class A common stock and public warrants are currently listed on the NYSE American stock exchange (the “NYSE”) under the symbols “FLME.U,” “FLME” and “FLME.WS,” respectively. Flame will apply for listing, to be effective at the time of the Business Combination, of New Sable common stock and public warrants on the NYSE under the proposed symbols “SOC”and “SOC.WS,” respectively. It is a condition of the consummation of the Business Combination that Flame receive confirmation from the NYSE that New Sable has been conditionally approved for listing on the NYSE, but there can be no assurance such listing condition will be met or that Flame will obtain such confirmation from the NYSE. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the NYSE condition set forth in the Merger Agreement is waived by the applicable parties.

Pursuant to the Flame certificate of incorporation, a holder of public shares may demand that Flame redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Flame redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Flame’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Flame will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement), calculated as of two business days prior to the consummation of the Business Combination.

Flame is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

The accompanying proxy statement provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of Flame’s stockholders. We encourage you to carefully read the entire document, including the Annexes attached thereto. You should also carefully consider the risk factors described in section  entitled “Risk Factors” beginning on page 66.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The transactions described in the accompanying proxy statement have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the merits or fairness of the Business Combination or related transactions, or passed upon the accuracy or adequacy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
James C. Flores
Chairman of the Board of Directors

            , 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO FLAME’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO FLAME’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF FLAME STOCKHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The accompanying proxy statement is dated             , 2023 and is first being mailed to Flame stockholders on or about             , 2023.

FLAME ACQUISITION CORP.

700 MILAM STREET, SUITE 3300

HOUSTON, TX 77002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF FLAME ACQUISITION CORP.

TO BE HELD ON             , 2023

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of stockholders of Flame Acquisition Corp., a Delaware corporation (“Flame”, “we” or “our”), will be held at              Central Time, on             , 2023, at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

On behalf of Flame’s board of directors (the “Flame Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1) Proposal No. 1—To consider and vote upon a proposal to approve, for purposes of complying with the General Corporation Law of the State of Delaware and the Flame certificate of incorporation, the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated November 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Sable”), a copy of which is attached to this proxy statement as Annex A, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in this proxy statement—we refer to this proposal as the “business combination proposal”;

(2) Proposal No. 2—To consider and vote upon a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached to the accompanying proxy statement as Annex B (the “New Sable certificate of incorporation”)—we refer to this proposal as the “Charter Proposal;”

(3) Proposal No. 3—To consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the New Sable certificate of incorporation in accordance with the U.S. Securities and Exchange Commission (“SEC”) requirements—we refer to this proposal as the “Governance Proposal;”

(4) Proposal No. 4—To consider and vote on a proposal to approve and adopt the New Sable 2023 Incentive Plan (the “Incentive Plan”)—we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex D;

(5) Proposal No. 5—To consider and vote upon a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment (as described below)—we refer to this proposal as the “NYSE proposal;” and

(6) Proposal No. 6—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal—we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Flame common stock at the close

of business on             , 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Flame Board has determined that the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal are fair to and in the best interests of Flame and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal, and “FOR” the adjournment proposal, if presented. When you consider the Flame Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Flame stockholders generally. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. The Flame Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Flame stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals is not approved, or to the extent permitted by applicable law, waived by the applicable parties, we will not consummate the Business Combination. The Governance Proposal and the adjournment proposal are not conditioned on approval of any other proposal set forth in this proxy statement.

In connection the Business Combination, Holdco entered into the Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors agreed to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000, to be consummated contemporaneously with the Closing and immediately following the Sable Merger Effective Time, on the terms and subject to the conditions set forth in the Initial PIPE Subscription Agreements and the Merger Agreement. The Initial PIPE Subscription Agreements provide that, in the event the Merger is consummated, the investors party thereto will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share, and by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations thereunder. Sable intends to pursue Additional PIPE Subscription Agreements under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of the accompanying proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing.

Flame’s units, Class A common stock and public warrants are currently listed on the NYSE American stock exchange (the “NYSE”) under the symbols “FLME.U,” “FLME” and “FLME.WS,” respectively. Flame will apply for listing, to be effective at the time of the Business Combination, of New Sable common stock and public warrants on the NYSE under the proposed symbols “SOC” and “SOC.WS,” respectively. It is a condition of the consummation of the Business Combination that Flame receive confirmation from the NYSE that New Sable has been conditionally approved for listing on the NYSE, but there can be no assurance such listing condition will be met or that Flame will obtain such confirmation from the NYSE. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the NYSE condition set forth in the Merger Agreement is waived by the applicable parties.

Pursuant to the Flame certificate of incorporation, a holder of public shares may demand that Flame redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Flame redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Flame’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Flame will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement), calculated as of two business days prior to the consummation of the Business Combination.

All Flame stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

James C. Flores
Chairman of the Board of Directors

            , 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE FLAME REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO FLAME’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO FLAME’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF FLAME STOCKHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“Additional PIPE Investment” are to the Additional PIPE Investors’ agreement to purchase, in the aggregate,              Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $            ;

“Additional PIPE Investors” are to any investors who enter into Additional PIPE Subscription Agreements;

“Additional PIPE Subscription Agreements” are to additional private placement subscriptions under substantially similar subscription agreements to the Initial PIPE Subscription Agreements prior to the Closing;

“Business Combination” are to the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment) and the related agreements;

“Change in Control” are to any transaction, or series of transactions (a) resulting in any one person, or more than one person that are affiliates or that are acting as a “group” (as such term is used in sections 13(d) or 14(d) of the Exchange Act (as defined herein)), acquiring ownership of (i) equity securities of either Holdco or Sable which, together with the equity securities held by one or more such person, or such person and its affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of either Holdco or Sable; or (ii) at least 50% of the consolidated assets of Holdco and Sable; (b) that results in the stockholders or members, as applicable, of either Holdco or Sable as of immediately prior to such transaction holding, in the aggregate, directly or indirectly, less than 50% of the total voting power or economic rights of the equity securities of such entity immediately after the consummation of such transaction (in each case of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise); or (c) the result of which is a sale of all or substantially all of the assets of Holdco and Sable to any person;

“Code” are to the Internal Revenue Code of 1986, as amended;

“Closing” are to the consummation of the Business Combination;

“Closing Date” are to the date on which the Business Combination is consummated;

“completion window” are to the period following the completion of the Flame IPO at the end of which, if Flame has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to (a) the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us for Flame’s expenses related to administration of the trust account as well as to pay Flame’s taxes, divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. Unless Flame is able to extend it, the completion window ends on March 1, 2023;

“Cowen” are to Cowen and Company, LLC, one of the underwriters of the Flame IPO who is also serving as a placement agent in the PIPE Investment, as a financial advisor to Sable in connection with the Sable-EM Purchase Agreement and as a financial advisor to Sable in connection with the Merger Agreement;

“DGCL” are to the General Corporation Law of the State of Delaware;

“EM” are to EMC and MPPC as applicable;

“EMC” are to Exxon Mobil Corporation, a New Jersey corporation and parent of MPPC;

“EM-Plains Purchase Agreement” are to the Purchase and Sale Agreement, dated as of October 10, 2022, by and between MPPC and Plains;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Working Capital Loan” are to the unsecured promissory note provided as a working capital loan to the Sponsor in the principal amount of $365,000 to cover additional expenses related to the Flame IPO, dated March 1, 2021;

“FL Co-Investment” are to FL Co-Investment LLC, an affiliate of one of the underwriters of the Flame IPO;

“Flame” are to Flame Acquisition Corp., a Delaware corporation;

“Flame Board” are to the Board of Directors of Flame;

“Flame Class A common stock” are to Class A common stock, par value $0.0001 per share, of Flame;

“Flame Class B common stock” are to Class B common stock, par value $0.0001 per share, of Flame;

“Flame certificate of incorporation” are to Flame’s amended and restated certificate of incorporation in effect as of the date of this proxy statement;

“Flame common stock” are to the Flame Class A common stock and the Flame Class B common stock, collectively;

“Flame Independent Directors” are to Michael E. Dillard, Gregory P. Pipkin and Christopher B. Sarofim prior to the Closing;

“Flame IPO” are to the initial public offering by Flame, which closed on March 1, 2021;

“Flame Stockholder Approvals” are to, with respect to any proposal, the affirmative vote of the holders of the requisite number of shares of Flame common stock entitled to vote thereon, whether in person or by proxy at the special meeting (or any adjournment or postponement thereof), in accordance with Flame’s governing documents and applicable law or stock exchange rule;

“founder shares” are to shares of Flame Class B common stock held by the Sponsor, FL Co-Investment, Intrepid Financial Partners, the Flame Independent Directors, certain members of Flame’s management team, and the other initial stockholders;

“founders” are to the Sponsor, FL Co-Investment and Intrepid Financial Partners;

“Holdco” are to Sable Offshore Holdings LLC, a Delaware limited liability company;

“Holdco Class A shares” are to limited liability company membership interests in Holdco designated as Class A shares;

“Holdco Class B shares” are to limited liability company membership interests in Holdco designated as Class B shares;

“Holdco Equityholders” are to holders of Holdco Class A shares;

“Holdco Merger” are to the merger of Holdco with and into Flame with Flame being the surviving company in the merger;

“Holdco Merger Effective Time” are to the effective time of the consummation of the Holdco Merger;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“Incentive Plan” are to the Sable Offshore Corp. 2023 Equity Incentive Plan to be adopted by Flame prior to the Closing;

“Initial PIPE Investment” are to the Initial PIPE Investors’ agreement to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000;

“Initial PIPE Investors” are to the investors who agreed to participate in the Initial PIPE Investment and entered into the Initial PIPE Subscription Agreements;

“Initial PIPE Subscription Agreements” are to the subscription agreements entered into between Holdco and the Initial PIPE Investors named therein in connection with and substantially contemporaneously with the Merger Agreement in connection with the Initial PIPE Investment;

“initial stockholders” are to the founders and any other holders of the founder shares prior to the Flame IPO;

“Insiders” are to Sponsor, FL Co-Investment, Intrepid Financial Partners, the Flame Independent Directors, and certain members of Flame’s management team;

“Intrepid” are to Intrepid Partners, LLC, one of the underwriters of the Flame IPO who is also serving as a placement agent in the PIPE Investment, as a financial advisor to Sable in connection with the Sable-EM Purchase Agreement and as a financial advisor to Sable in connection with the Merger Agreement;

“Intrepid Financial Partners” are to Intrepid Financial Partners, L.L.C., an affiliate of one of the underwriters of the Flame IPO;

“Letter Agreement” are to the letter agreement dated February 24, 2021, among Flame, the Sponsor, FL Co-Investment, Intrepid and certain security holders named therein;

“Merger” are to, together, the Holdco Merger and the Sable Merger;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of November 2, 2022, by and among Flame, Holdco and Sable, as amended on December 22, 2022;

“MPPC” are to Mobil Pacific Pipeline Company, a Delaware corporation and subsidiary of EMC;

“New Sable” are to Flame after the Merger;

“New Sable Board” are to the Board of Directors of New Sable;

“New Sable bylaws” are to New Sable’s amended and restated bylaws;

“New Sable certificate of incorporation” are to the second amended and restated certificate of incorporation of New Sable;

“New Sable common stock” are to the Flame Class A common stock following the consummation of the Business Combination;

“New Sable Independent Directors” are to             ,              and             after the Closing;

“New Sable private placement warrants” are to the private placement warrants following the consummation of the Business Combination;

“New Sable public warrants” are to the public warrants following the consummation of the Business Combination;

“New Sable warrants” are to the New Sable public warrants and the New Sable private placement warrants;

“NSAI” are to Netherland, Sewell & Associates, Inc., independent petroleum consultants;

“NSAI Report” are to the independent engineering evaluation by NSAI of the contingent resources in certain oil and gas properties located in the Santa Ynez Unit as of September 30, 2021, utilizing constant price and cost parameters specified by Sable;

“our common stock” are, prior to consummation of the Business Combination, to Flame Class A common stock and Flame Class B common stock, and, following consummation of the Business Combination, to New Sable common stock;

“Pacific Offshore Pipeline Company” or “POPCO” are to Pacific Offshore Pipeline Company, a corporation formed under the laws of California and a subsidiary of EMC prior to the Closing;

“Pacific Pipeline Company” or “PPC” are to Pacific Pipeline Company, a corporation formed under the laws of Delaware, the owner of the Pipelines and a subsidiary of MPPC prior to the Closing;

“Petrie Partners” are to Petrie Partners Securities, LLC, financial advisors to the Flame Board;

“PIPE Investment” are to the issuance and sale to the PIPE Investors in a private placement of up to 40,000,000 Holdco Class B shares, at a price of $10.00 per share, for an aggregate subscription amount of up to $400,000,000 (the “Aggregate Subscription Amount”), provided that in the event the Business Combination is consummated, all such shares to be issued and sold to the PIPE Investors shall be shares of Flame Class A common stock. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing;

“PIPE Investors” are to the Initial PIPE Investors and the Additional PIPE Investors;

“PIPE Subscription Agreements” are to the Initial PIPE Subscription Agreements and the Additional PIPE Subscription Agreements;

“Pipelines” are to Pipeline Segments 901/903 and the other “901/903 Assets” (as defined in the Sable-EM Purchase Agreement);

“Plains” are to Plains Pipeline L.P., the owner of the Pipelines prior to EM;

“private placement warrants” are to Flame’s warrants issued to the Sponsor and other initial stockholders in a private placement simultaneously with the closing of the Flame IPO;

“proxy statement” are to this proxy statement;

“public shares” are to shares of Flame Class A common stock sold as part of the units in the Flame IPO (whether they were purchased in the Flame IPO or thereafter in the open market);

“public stockholders” are to the holders of Flame’s public shares, including the Sponsor and Flame’s officers and directors to the extent the Sponsor and Flame’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to Flame’s warrants sold as part of the units in the Flame IPO (whether they were purchased in the Flame IPO or thereafter in the open market);

“Registration Rights Agreement” are to the Registration Rights Agreement, to be dated the Closing Date, by and among New Sable and James C. Flores;

“Sable” are to Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco;

“Sable common stock” are to common stock, par value $0.01 per share, of Sable;

“Sable-EM Minimum Cash Threshold” are to the requirement under the Sable-EM Purchase Agreement that we have no less than $200.0 million of available cash (as defined in the Sable-EM Purchase Agreement) after giving effect to the Business Combination;

“Sable-EM Purchase Agreement” are to the Purchase and Sale Agreement, dated as of November 1, 2022, by and among EMC, MPPC and Sable;

“Sable Merger” are to the merger of Sable with and into Flame with Flame being the surviving company in the merger;

“Sable Merger Effective Time” are to the effective time of the consummation of the Sable Merger;

“Second Working Capital Loan” are to the unsecured promissory note provided as a working capital loan to the Sponsor in the principal amount of $800,000 to cover additional expenses related to our search for an initial business combination, dated December 27, 2021;

“Sponsor” are to Flame Acquisition Sponsor LLC, a Delaware limited liability company;

“SYU” are to (i) the SYU Assets and (ii) unless the context requires otherwise, the Pipelines; provided that the combined financial statements of SYU do not include the Pipelines;

“SYU Assets” are to the “Assets” (as defined in the Sable-EM Purchase Agreement), including 100% of the equity interests in each of Pacific Offshore Pipeline Company and Pacific Pipeline Company;

“Term Loan Agreement” are to the Senior Secured Term Loan Agreement, dated as of the Closing Date, by and between New Sable and EMC;

“Third Working Capital Loan” are to the unsecured promissory note provided as a working capital loan to the Sponsor in the principal amount of $335,000 to cover additional expenses related to our search for an initial business combination, dated March 29, 2022;

“Trading Day” are to any day on which shares of Flame Class A common stock are actually traded on the principal securities exchange or securities market on which shares of Flame Class A common stock are then traded;

“Transactions” are to (a) the Business Combination, (b) the completion of the PIPE Investment, (c) the conversion of the founder shares into shares of Flame Class A common stock in connection with the Business Combination pursuant to the Flame certificate of incorporation and (d) the redemption, if any, by Flame of public shares held by any public stockholders in connection with the Business Combination;

“trust account” are to the trust account of Flame that holds the proceeds from the Flame IPO;

“underwriters” are to Cowen and Intrepid in their capacity as underwriters of the Flame IPO;

“unit” are to units issued by Flame;

“Warrant Agreement” are to the Warrant Agreement, dated as of February 24, 2021, by and between Flame and American Stock Transfer & Trust Company, LLC;

“warrants” are to the public warrants and the private placement warrants issued by Flame; and

“Working Capital Loans” are to the First Working Capital Loan, the Second Working Capital Loan and the Third Working Capital Loan.

GLOSSARY

Basin: A large depression in the earth’s surface in which sediments accumulate.

Bbl: One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Bbl/d: One Bbl per day.

Bcfe: One billion cubic feet of natural gas equivalent.

BLM: U.S. Bureau of Land Management.

Boe: One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil.

Boe/d: One Boe per day.

BOEM: U.S. Bureau of Ocean Energy Management.

Brent: A light, sweet North Sea crude oil, characterized by an American Petroleum Institute gravity of 38 degrees and a sulfur content of approximately 0.4% by weight, the pricing of which is used as a benchmark for other crude oils.

Btu: One British thermal unit, the quantity of heat required to raise the temperature of a one-pound mass of water by one-degree Fahrenheit.

Contingent resources: As defined in the PRMS and as described under “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination.”

Developed acreage: The number of acres which are allocated or assignable to producing wells or wells capable of production.

Field: An area consisting of a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

Formation: A layer of rock which has distinct characteristics that differ from those of nearby rock.

Gas or natural gas: The lighter hydrocarbons and associated non-hydrocarbon substances occurring naturally in an underground reservoir, which under atmospheric conditions are essentially gases but which may contain liquids.

GHG or GHGs: Greenhouse gases.

Gross acres or gross wells: The total acres or wells, as the case may be, in which we have a working interest.

Horizontal drilling: A wellbore that is drilled laterally.

MBbl: One thousand Bbls.

MBbls/d: One thousand Bbls per day.

MBoe: One thousand barrels of oil equivalent.

MBoe/d: One thousand barrels of oil equivalent per day.

MBop/d: One thousand barrels of oil per day.

MBwp/d: One thousand barrels of water per day.

MMBoe: One million barrels of oil equivalent.

Mcf: One thousand cubic feet of natural gas.

MMBtu: One million British thermal units.

MMcf: One million cubic feet of natural gas.

MMcfe: One million cubic feet of natural gas equivalent.

MMcfe/d: One MMcfe per day.

MW: One megawatt.

Net acres or net wells: Gross acres or wells, as the case may be, multiplied by the working interest ownership percentage.

Net production: Production that is owned by us less royalties and production due others.

Net revenue interest or NRI: A working interest owner’s gross working interest in production less the royalty, overriding royalty, production payment and net profits interests.

NGL or NGLs: The combination of ethane, propane, butane and natural gasolines that, when removed from natural gas become liquid under various levels of higher pressure and lower temperature.

Oil: Oil and condensate.

Operator: The individual or company responsible for the exploration and/or production of an oil or natural gas well or lease.

Plugging and abandonment: Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface. Regulations of all states require plugging of abandoned wells.

PRMS: The Petroleum Resources Management System approved by the Society of Petroleum Engineers Board of Directors, June 2018.

Productive well: A well that produces commercial quantities of hydrocarbons, exclusive of its capacity to produce at a reasonable rate of return.

Reserves: Estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Royalty: The share paid to the owner of mineral rights, expressed as a percentage of gross income from oil and natural gas produced and sold unencumbered by expenses relating to the drilling, completing and operating of the affected well.

Royalty interest: An interest in an oil and natural gas property entitling the owner to shares of oil and natural gas production, free of costs of exploration, development and production operations.

Spacing: The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres (e.g., 40-acre spacing) and is often established by regulatory agencies.

Undeveloped acreage: Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Unit: The joining of all or substantially all interests in a reservoir or field, rather than a single tract, to provide for development and operation without regard to separate property interests. Also, the area covered by a unitization agreement.

Wellbore: The hole drilled by the bit that is equipped for oil or natural gas production on a completed well. Also called well or borehole.

Working interest: An interest in an oil and natural gas lease that gives the owner of the interest the right to drill for and produce oil and natural gas on the leased acreage and generally requires the owner to pay a share of the costs of drilling and production operations.

Workover: Operations on a producing well to restore or increase production.

WTI or West Texas Intermediate: A light crude oil produced in the United States with an American Petroleum Institute gravity of approximately 38 to 40 degrees and the sulfur content is approximately 0.3% by weight.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

Flame Acquisition Corp., a Delaware corporation, which we refer to as “Flame,” “we,” “us” or “our,” is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

•

On March 1, 2021, Flame consummated its initial public offering of 28,750,000 units, including 3,750,000 units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover over-allotments, with each unit consisting of one share of Flame Class A common stock and one warrant to purchase one-half share of Flame Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $287,500,000. Simultaneously with the consummation of the Flame IPO, Flame consummated the private placement of 7,750,000 warrants at a price of $1.00 per private placement warrant, generating total proceeds of $7,750,000.

•

Following the consummation of the Flame IPO, $287,500,000 was deposited into a U.S.-based trust account with American Stock Transfer & Trust Company, LLC (“AST”) acting as trustee. Except as described in the prospectus for the Flame IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Flame’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

•

Sable Offshore Holdings LLC is a Delaware limited liability company, which we refer to as “Holdco.” Sable Offshore Corp. is a Texas corporation and direct wholly-owned subsidiary of Holdco, which we refer to as “Sable.” Sable and Holdco are special purpose entities formed for the purpose of evaluating the opportunity to acquire SYU and negotiating the terms thereof. See the sections entitled “Information About SYU,” “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Sable After the Business Combination.”

•

EM has agreed to sell the SYU Assets (including 100% of the equity interests in each of Pacific Offshore Pipeline Company and Pacific Pipeline Company) to Sable for $625,000,000 (the “Purchase Price”), payable in cash and seller-financed indebtedness, subject to certain adjustments, as follows:

•	$18,750,000 down payment in cash at the Closing (i.e., 3% of the Purchase Price); and

•	a secured term loan in the principal amount of $606,250,000 adjusted upward as follows:

(i)	plus the value of certain unsold inventory as of the Closing; and

(ii)

plus an additional $75.0 million if certain governmental approvals for the Pipelines have been obtained on or prior to the Closing Date and such approvals are not subject, in material part, to further appeal or reconsideration, or have been materially affirmed on appeal or reconsideration, or the time periods for further appeal or reconsideration, as to the material part of the decision, have expired;

•	plus or minus certain other upward or downward adjustments as described in the Sable-EM Purchase Agreement, which adjustments are payable in cash at the Closing;

•	plus approximately $8.5 million in cash, which represents an amount paid by EM to Plains under the EM-Plains Purchase Agreement and in respect of which Sable is obligated to reimburse EM.

For more information, please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sable-EM Purchase Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Term Loan Agreement.”

•

On November 2, 2022, Flame entered into an Agreement and Plan of Merger with Holdco and Sable, which, among other things, provides for each of Holdco and Sable to be merged with and into Flame, with Flame being the surviving company in the Merger.

•

Subject to the terms of the Merger Agreement, the aggregate consideration to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be 3,000,000 shares of Flame Class A common stock. See “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Consideration to Holdco Equityholders.”

•

Pursuant to the Initial PIPE Investment, Holdco has agreed to issue and sell to the Initial PIPE Investors, and the Initial PIPE Investors have agreed to buy from Holdco, 7,150,000 Holdco Class B shares at a purchase price of $10.00 per share for an aggregate commitment of $71,500,000; provided, that in the event the Merger is consummated, such issuance and sale shall be of Flame Class A common stock at the same price per share. Holdco intends to pursue Additional PIPE Subscription Agreements under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing.

•

The following table illustrates varying ownership levels in New Sable immediately following the Closing, assuming (i) no public shares are redeemed, (ii) 50% of public shares are redeemed and (iii) 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital, each on a “shares outstanding” and “fully diluted” basis. The numbers of shares and percentage interests set forth below are based on a number of assumptions. If the actual facts differ from our assumptions, the number of shares and percentage interests set forth below will be different. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	No Redemption Scenario (1)				50% Redemption Scenario (2)				Max Redemption Scenario (3)
	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership
Current public Flame stockholders	28,750,000	41.70%	43,125,000	44.86%	14,375,000	26.35%	28,750,000	35.16%	5,278,700	11.61%	19,653,700	27.05%
Insiders	7,187,500	10.43%	16,437,500	17.10%	7,187,500	13.17%	16,437,500	20.10%	7,187,500	15.81%	16,437,500	22.62%
Merger Consideration	3,000,000	4.35%	3,000,000	3.12%	3,000,000	5.50%	3,000,000	3.67%	3,000,000	6.60%	3,000,000	4.13%
PIPE Stockholders (5)	30,000,000	43.52%	30,000,000	31.21%	30,000,000	54.98%	30,000,000	36.69%	30,000,000	65.98%	30,000,000	41.28%
Incentive Plan (6)	—	0.00%	3,575,000	3.72%	—	0.00%	3,575,000	4.37%	—	0.00%	3,575,000	4.92%

Total	68,937,500	100.00%	96,137,500	100.00%	54,562,500	100.00%	81,762,500	100.00%	45,466,200	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4) (a)

This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b)

This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The following table further illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

	No Redemption Scenario (1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares(5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%
Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%
Incentive Plan (6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%
Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4) (a)

This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b)

This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information,” and “Unaudited Pro Forma Condensed Combined Financial Statements” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

•

Flame management and the Flame Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination contemplated thereby, including the Merger. For more information about the reasons that the Flame Board considered in determining its recommendation, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Flame Board’s Reasons for the Approval of the Business Combination.” When you consider the Flame Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Flame stockholders generally. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. The Flame Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Flame stockholders that they vote “FOR” the proposals presented at the special meeting.

•	At the special meeting, Flame’s stockholders will be asked to consider and vote on the following proposals:

•

a proposal to approve, for purposes of complying with the DGCL and the Flame certificate of incorporation, the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1— The Business Combination Proposal;”

•	a proposal to approve and adopt the New Sable certificate of incorporation of Flame in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2—The Charter Proposal;”

•

a proposal with respect to certain governance provisions in the New Sable certificate of incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis. See the section entitled “Proposal No. 3—The Governance Proposal;”

•	a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4—The Incentive Plan Proposal;”

•

a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment. Please see the section entitled “Proposal No. 5—The NYSE Proposal;” and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6—The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to Flame stockholders. Stockholders are urged to carefully read this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement?

A.

Flame, Holdco and Sable have agreed to the Business Combination under the terms of the Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and Flame encourages its stockholders to read it in its entirety. Flame’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for each of Holdco and Sable to be merged with and into Flame with Flame being the surviving company in the Merger. Please see the section entitled “Proposal No. 1—The Business Combination Proposal.”

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q.	When and where is the special meeting?

A.

The special meeting will be held on             , 2023 at              Central Time at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

Q.	What are the proposals on which I am being asked to vote at the special meeting?

A.	The stockholders of Flame will be asked to consider and vote on the following proposals at the special meeting:

1.

a proposal to approve, for purposes of complying with the DGCL and the Flame certificate of incorporation, the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1—The Business Combination Proposal;”

2.

a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2—The Charter Proposal;”

3.

a proposal with respect to certain governance provisions in the New Sable certificate of incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis. See the section entitled “Proposal No. 3—The Governance Proposal;”

4.	a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4—The Incentive Plan Proposal;”

5.

a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment. Please see the section entitled “Proposal No. 5—The NYSE Proposal;” and

6.

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6—The Adjournment Proposal.”

Flame will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals is not approved, or to the extent permitted by applicable law, waived by the applicable parties, we will not consummate the Business Combination. The Governance Proposal and the adjournment proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q:	How will the COVID-19 pandemic impact in-person voting at the special meeting?

A:

We intend to hold the special meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website http://www.astproxyportal.com/ast/24075, and we encourage you to check this website prior to the meeting if you plan to attend.

Q.	Why is Flame proposing the Business Combination?

A.	Flame was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On March 1, 2021, Flame completed its initial public offering of units, with each unit consisting of one share of its Flame Class A common stock and one warrant to purchase one-half of one share of Flame Class A common stock at a price of $11.50 per whole share. The units were sold at an offering price of $10.00 per unit, raising total gross proceeds of approximately $287,500,000. Since the Flame IPO, Flame’s activity has been limited to the evaluation of business combination candidates.

Holdco is a Delaware limited liability company, and Sable is a Texas corporation and direct wholly-owned subsidiary of Holdco. Sable and Holdco are special purpose entities formed for the purpose of evaluating the opportunity to acquire SYU and negotiating the terms thereof. See the sections entitled “Information About SYU,” “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Sable After the Business Combination.”

The Flame Board considered the results of the due diligence review of Sable’s current and proposed business, including its current prospects for growth in executing upon and achieving its business plan. As a result, Flame believes that a business combination with each of Holdco and Sable will provide Flame’s stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Flame Board’s Reasons for Approval of the Business Combination.”

Q.	Why is Flame providing stockholders with the opportunity to vote on the Business Combination?

A.

Under the Flame certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing.

Q.	Why is Flame proposing the NYSE proposal?

A.

In connection with the Business Combination and PIPE Investment, we may issue up to an aggregate of 43,000,000 shares of Flame Class A common stock ((i) Flame expects 30,000,000 shares of Flame Class A common stock to be issued at Closing in connection with the PIPE Subscription Agreements, but up to 40,000,000 shares of Flame Class A common stock are issuable pursuant to the PIPE Subscription Agreements and (ii) 3,000,000 shares of Flame Class A common stock will be issued to Holdco Equityholders pursuant to the terms of the Merger Agreement), representing up to 120% of the shares of Flame Class A common stock outstanding on the date of this proxy statement. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the Business Combination and PIPE Investment, we are required to obtain stockholder approval of such issuances pursuant to the NYSE Listed Company Manual. The Closing is conditioned on the approval of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal at the special meeting.

Q.	What will happen in the Business Combination?

A.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Flame will acquire the assets and liabilities of each of Holdco and Sable in a transaction we refer to as the Business Combination. At the Closing, subject to the terms and conditions set forth in the Merger Agreement, among other things, (i) Holdco will merge with and into Flame, with Flame being the surviving company in the merger, and (ii) immediately thereafter, Sable will merge with and into Flame, with Flame being the surviving company in the merger. In addition, at the Closing, subject to the terms and conditions set forth in the Sable-EM Purchase Agreement, the transactions consummated by the Sable-EM Purchase Agreement will be consummated, such that following the Merger, Flame and/or its subsidiaries will own the SYU Assets, including 100% of the equity interests in Pacific Offshore Pipeline Company and Pacific Pipeline Company, which owns the Pipelines. Under the terms of the Sable-EM Purchase Agreement, EM has agreed to sell the SYU Assets to Sable for the Purchase Price, payable in cash and seller-financed indebtedness, subject to certain adjustments, as follows:

•	$18,750,000 down payment in cash at the Closing (i.e., 3% of the Purchase Price); and

•	a secured term loan in the principal amount of $606,250,000 adjusted upward as follows:

(i)	plus the value of certain unsold inventory as of the Closing; and

(ii)

plus an additional $75.0 million if certain governmental approvals for the Pipelines have been obtained on or prior to the Closing Date and such approvals are not subject, in material part, to further appeal or reconsideration, or have been materially affirmed on appeal or reconsideration, or the time periods for further appeal or reconsideration, as to the material part of the decision, have expired;

•	plus or minus certain other upward or downward adjustments as described in the Sable-EM Purchase Agreement, which adjustments are payable in cash at the Closing;

•	plus approximately $8.5 million in cash, which represents an amount paid by EM to Plains under the EM-Plains Purchase Agreement and in respect of which Sable is obligated to reimburse EM.

Q.	Following the Business Combination, will Flame’s securities continue to trade on a stock exchange?

A.

Yes. We intend to apply to continue the listing of Flame Class A common stock and public warrants on NYSE. In connection with the Business Combination, Flame will change its name to Sable Offshore Corp. and its common stock and warrants will begin trading on the NYSE under the symbols “SOC” and “SOC.WS”, respectively. As a result, our publicly traded units will separate into the component securities upon consummation of the Business Combination and will no longer trade as a separate security.

Q.	How will the holders of Flame’s units be impacted by the Business Combination?

A.

As part of the Flame IPO and the underwriters’ full exercise of their over-allotment option, Flame issued 28,750,000 units, each consisting of one share of Flame Class A common stock and one warrant to purchase one-half of one share of Flame Class A common stock, which currently trade on the NYSE under the symbol “FLME.U.” As of the consummation of the Business Combination, Flame’s outstanding units will be mandatorily separated into their component parts—one share of Flame Class A common stock and one warrant to purchase one-half of one share of Flame Class A common stock—and the units will cease trading. As a result, following the Business Combination each unitholder’s account, in lieu of units, will reflect ownership of the number of shares of common stock and warrants underlying such holder’s units. If any unitholder would, upon such separation, be entitled to receive a fractional interest in a warrant, the number of warrants the holder will be entitled to receive will be rounded down to the nearest whole number of warrants.

Q.	How will the Business Combination impact the shares of Flame common stock outstanding after the Business Combination?

A.

As a result of the Business Combination and the consummation of the transactions contemplated by the Merger Agreement and the related agreements, including, without limitation, the PIPE Investment, the amount of common stock outstanding will increase to 68,937,500 shares of New Sable common stock (assuming that no shares of Flame Class A common stock are elected to be redeemed by Flame stockholders and we issue 30,000,000 shares of New Sable common stock to PIPE Investors at Closing). Additional shares of New Sable common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of New Sable common stock upon exercise of the warrants from time to time after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of New Sable common stock, even if its business is doing well. Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex D, following the Closing and subject to the approval of the applicable award agreements by the board of directors of the post-combination entity, Flame may grant stock-based compensation awards covering a number of shares of New Sable common stock equal to 18.25% of the number of shares of New Sable common stock outstanding following the Business Combination and the PIPE Investment, calculated on a fully diluted basis. This includes awards with respect to up to 3,575,000 shares of New Sable common stock in the aggregate that are expected to be granted to New Sable’s executive officers and other key employees as soon as practicable after the consummation of the Business Combination. The number of shares of New Sable common stock authorized for issuance under the Incentive Plan will also be subject to increase each year for ten years. For additional information, please see the sections entitled “Proposal No. 4—The Incentive Plan Proposal” and “Executive Compensation of New Sable.”

Q.	Will the management of Flame change in the Business Combination?

A.	Upon completion of the Business Combination, James C. Flores will continue to serve as the Chief Executive Officer of New Sable and the New Sable Board will be composed of four members. New Sable expects that three of its directors will meet the independence requirements under the NYSE Listed Company Manual. Please see the section entitled “Management of New Sable After the Business Combination” for additional information.

Q.	Will EM or Plains receive any cash consideration?

A.

Under the terms of the Sable-EM Purchase Agreement, EM has agreed to sell the SYU Assets (including 100% of the equity interests in each of Pacific Offshore Pipeline Company and Pacific Pipeline Company) to Sable for the Purchase Price, payable in cash and indebtedness, subject to certain adjustments. Upon the consummation of the Merger, the rights and obligations of Sable under the Sable-EM Purchase Agreement will be vested in New Sable, and at the Closing we will be required to pay $18,750,000 in cash to EM (i.e., three percent (3%) of the Purchase Price). That cash payment is considered a down payment and the balance of the Purchase Price is being seller-financed by EM. We will also pay additional cash amounts to EM at Closing based on the adjustments specified in the Sable-EM Purchase Agreement. We will enter into the Term Loan Agreement and incur indebtedness in an initial principal amount of approximately $606,250,000, subject to certain adjustments. At the Closing the indebtedness will be deemed to have been funded.

Q.	What will be the approximate pro forma ownership of New Sable after the Closing?

A.

The following table illustrates varying ownership levels in New Sable immediately following the Closing, assuming (i) no public shares are redeemed, (ii) 50% of public shares are redeemed and (iii) 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital, each on a “shares outstanding” and “fully diluted” basis. The numbers of shares and percentage interests set forth below are based on a number of assumptions. If the actual facts differ from our assumptions, the number of shares and percentage interests set forth below will be different. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	No Redemption Scenario(1)				50% Redemption Scenario(2)				Max Redemption Scenario(3)
	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership
Current public Flame stockholders	28,750,000	41.70%	43,125,000	44.86%	14,375,000	26.35%	28,750,000	35.16%	5,278,700	11.61%	19,653,700	27.05%
Insiders	7,187,500	10.43%	16,437,500	17.10%	7,187,500	13.17%	16,437,500	20.10%	7,187,500	15.81%	16,437,500	22.62%
Merger Consideration	3,000,000	4.35%	3,000,000	3.12%	3,000,000	5.50%	3,000,000	3.67%	3,000,000	6.60%	3,000,000	4.13%
PIPE Stockholders(5)	30,000,000	43.52%	30,000,000	31.21%	30,000,000	54.98%	30,000,000	36.69%	30,000,000	65.98%	30,000,000	41.28%
Incentive Plan(6)	—	0.00%	3,575,000	3.72%	—	0.00%	3,575,000	4.37%	—	0.00%	3,575,000	4.92%

Total	68,937,500	100.00%	96,137,500	100.00%	54,562,500	100.00%	81,762,500	100.00%	45,466,200	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma

Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The following table further illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

	No Redemption Scenario(1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares(5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%
Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%
Incentive Plan(6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%
Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

In addition to the changes in percentage ownerships depicted above, variations in redemptions and dilutive equity issuances will also affect the per share value as illustrated in the table below.

	No Redemption Scenario(1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Value per Share(4)	Number of Shares	Value per Share(4)	Number of Shares	Value per Share(4)
Base Scenario(5)	68,937,500	$8.54	54,562,500	$8.14	45,466,200	$7.76
Fully Diluted Scenario(6)	96,137,500	$8.95	81,762,500	$8.76	72,666,200	$8.60

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)	Based on the New Sable equity values set forth below.
(5)

Reflects current public shares and founder shares outstanding, plus shares to be issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment upon the consummation of the Business Combination.

(6)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Form Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

Post-Combination Company Equity Value (in millions):

	No Redemption Scenario	50% Redemption Scenario	Max Redemption Scenario
Base Scenario(7)	$588.81	$444.63	$353.39
Fully Diluted Scenario(8)	$860.50	$716.32	$625.08

(7)

Assumes a deemed equity value of $10 per share for the common stock issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment, plus the amount remaining in the trust account after deductions for payments to redeeming stockholders.

(8)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. We cannot predict the ultimate value of the public warrants following the consummation of the Business Combination, but assuming 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold, the 14,375,000 retained outstanding Flame public warrants would have an aggregate value of $             based on a price per Flame public warrant of $             on                 , 2023, the most recent practicable date prior to the date of this proxy statement.

Q.	Will Flame obtain new financing in connection with the Business Combination?

A.

Yes. Pursuant to the Initial PIPE Subscription Agreements, Holdco has obtained commitments from the Initial PIPE Investors to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000. Holdco also intends to pursue additional subscriptions to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing. Additionally, EM has agreed to seller-finance most of the Purchase Price of SYU, as discussed above. Certain of the Flame directors and officers or their affiliates, the Holdco stockholders or their affiliates and the Sponsor will also participate in the PIPE Investment.

Q.	What conditions must be satisfied to complete the Business Combination?

A.

There are a number of closing conditions in the Merger Agreement, including the approval by the Flame stockholders of the business combination proposal, the NYSE proposal, the Charter Proposal and the incentive plan proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Merger Agreement.”

Q.	What happens if I sell my shares of Flame common stock before the special meeting?

A.

The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Flame common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Flame common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Flame common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.	What constitutes a quorum at the special meeting?

A.

A majority of the voting power of all issued and outstanding shares of Flame common stock entitled to vote as of the record date at the special meeting must be present in person, via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting, 17,968,751 shares of Flame common stock, which constitutes a majority of the Flame common stock outstanding, would be required to be present at the special meeting to achieve a quorum.

Q.	What vote is required to approve the proposals presented at the special meeting?

A.

The approval of each of the incentive plan proposal, the Governance Proposal, the NYSE proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Flame’s outstanding shares of common stock represented at the special meeting by attendance in person, via the virtual meeting website or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals.

The approval of each of the business combination proposal and the Charter Proposal requires the affirmative vote of holders of a majority of Flame’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal or the Charter Proposal will have the same effect as a vote “AGAINST” such proposals.

Q.	How many votes do I have at the special meeting?

A.

Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of Flame common stock held of record as of             , 2023, the record date for the special meeting. As of the close of business on the record date, there were 35,937,500 outstanding shares of Flame common stock.

Q.	Did the Flame Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.

Yes. The Flame Board engaged Petrie Partners to provide an opinion (i) as to fairness, from a financial point of view, to Flame of the proposed Business Combination pursuant to the Merger Agreement and (ii) as to whether Sable and Holdco have a Fair Market Value (as defined herein) equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). On November 2, 2022, at a meeting of the Flame Independent Directors, Petrie Partners rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of November 2, 2022 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, (i) the Business Combination pursuant to the Merger Agreement was fair, from a financial point of view, to Flame and (ii) Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). For additional information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Opinion of the Flame Board of Directors’ Financial Advisor.”

Q.	Do I have redemption rights?

A.

If you are a holder of public shares, you may redeem your public shares for cash equal to a pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination (including any portion of the interest earned thereon which was not previously used or distributed to us to pay taxes), upon the consummation of the Business Combination. We sometimes refer to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the

Exchange Act) will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Pursuant to the Letter Agreement, the Insiders agreed to waive their redemption rights with respect to founder shares and any public securities they may acquire during or after the Flame IPO in connection with the consummation of a Business Combination. No additional consideration was provided in exchange for the Letter Agreement. All such shares held by the Insiders will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Flame trust account of approximately $288,811,477 as of September 30, 2022, stockholders would have received a redemption price of approximately $10.03 per share of Flame common stock. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Flame trust account (including any portion of the interest earned thereon which was not previously used or distributed to us to pay taxes) upon our liquidation.

Our public stockholders will retain their public warrants even if they redeem their public shares. If any of our public stockholders redeem their public shares at closing in accordance with the Flame certificate of incorporation but continue to hold public warrants after the Closing, the aggregate value of the public warrants that may be retained by them, based on the closing trading price per public warrant of $             as of             , 2023, would be $             million, regardless of the number of shares redeemed by public stockholders. Following the Business Combination, New Sable may redeem outstanding New Sable warrants prior to their expiration at a time that is disadvantageous to the holder thereof, or the New Sable warrants may never be in the money and may expire worthless. Please see “Risk Factors—Even if Flame consummates the Business Combination, there is no guarantee that the public warrants will ever be “in the money,” and they may expire worthless and the terms of our warrants may be amended” and “Risk Factors—We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless” for more information.

Under the Flame certificate of incorporation and the Merger Agreement, the Business Combination may be consummated only if Flame has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash and after receipt of the proceeds under the PIPE Subscription Agreements. However, pursuant to the Sable-EM Purchase Agreement, we are required to satisfy the Sable-EM Minimum Cash Threshold after giving effect to the Business Combination (including the PIPE Investment). Assuming a redemption value of $10.03 per share, no more than 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) may be redeemed for aggregate redemption proceeds of $235,417,140 in order for the Sable-EM Minimum Cash Threshold to be satisfied. Based on the amount of $         million in the trust account as of         , 2023, and taking into account the anticipated proceeds of $300.0 million from the PIPE Investment, if 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) are redeemed, the Sable-EM Minimum Cash Threshold will still be satisfied.

Q.	How do I exercise my redemption rights?

A.

If you are a holder of public shares and wish to exercise your redemption rights, you must demand that Flame redeem your shares in cash no later than the second business day preceding the vote on the business combination proposal by delivering your stock to Flame’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $            , or $             per share, as of             , 2023, the record date for meeting). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of Flame’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to Flame’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Flame’s transfer agent return the shares (physically or electronically). You may make such request by contacting Flame’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by Flame’s transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a holder of public shares properly demands their shares be redeemed as described above, then, if the Business Combination is consummated, Flame will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of Flame common stock for cash.

Q:	How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post-Business Combination?

A.

The public warrants have terms and provisions that are identical to those of the private placement warrants, including as to the exercise price, exercisability and exercise period, except that, so long as they are held by the initial stockholders or their respective permitted transferees, (i) they will not be redeemable by Flame for cash, (ii) pursuant to the Letter Agreement, subject to certain exceptions, the initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Flame Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of the initial business combination and (iii) the private placement warrants may be exercised by the holders on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock”). Additionally, the warrants that are issuable in connection with the Working Capital Loans are identical to those of the private placement warrants.

In addition, following the consummation of the Business Combination, New Sable has the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of the New Sable common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which New Sable sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) and provided certain other conditions are met. If and when the warrants become redeemable by New Sable, New Sable may exercise its redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, New Sable may redeem your warrants after they become exercisable for a number of shares of New Sable common stock determined based on the redemption date and the fair market value of the New Sable common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the New Sable common stock had your warrants remained outstanding.

In each case, New Sable may only call the New Sable warrants for redemption upon a minimum of 30 days’ prior written notice of redemption to each holder, provided that holders will be able to exercise their New Sable warrants prior to the time of redemption and, at New Sable’s election, any such exercise may be required to be on a cashless basis.

Q:

What are the material differences, if any, in the terms and price of securities issued at the time of the Flame IPO as compared to those of the securities that will be issued as part of the PIPE Investment at closing? Will the Insiders or their affiliates participate in the PIPE Investment?

A.

Flame issued the units in the Flame IPO at an offering price of $10.00 per unit, with each unit consisting of one share of Flame Class A common stock and one-half of one redeemable warrant. In connection with the consummation of the Business Combination, the PIPE Investors will purchase Holdco Class B shares at $10.00 per share as part of the PIPE Investment. The PIPE Subscription Agreements provide that, in the event the Merger is consummated, the investors party thereto will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share, and by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations thereunder. Thus, PIPE Investors will hold the same security as the holders of Flame Class A common stock immediately after the Business Combination. Certain affiliates of the Insiders are participating in the PIPE Investment and have agreed to invest up to an aggregate of approximately $50 million on the same terms as other PIPE Investors in the PIPE Investment.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.

The U.S. federal income tax consequences of exercising redemption rights that may be relevant to holders of shares of Flame Class A common stock are discussed in more detail in the section entitled “—Certain Material U.S. Federal Income Tax Consequences of the Exercise of Redemption Rights to Flame Stockholders.” The discussion of the U.S. federal income tax consequences contained in this proxy statement is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to holders of shares of Flame Class A common stock in respect of the exercise of their redemption rights, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. All holders considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of such an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q.	Do I have appraisal rights if I object to the proposed business combination?

A.	Neither Flame stockholders nor its unit or warrant holders, solely in their capacity as unit or warrant holders, have appraisal rights in connection with the Business Combination under the DGCL.

Q.	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A.

The net proceeds of the Flame IPO and its related transactions (including the full exercise of the underwriters’ overallotment option and the sale of private placement warrants to the Sponsor), a total of $287,500,000, were placed in the trust account immediately following the Flame IPO and such related transactions. A portion of the funds in the trust account may be used to pay holders of the public shares who exercise redemption rights prior to the consummation of the Business Combination. After the consummation of the Business Combination, the funds in the trust account will be released to us and used to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $10,062,500 (the “Marketing Fee”) to Cowen and Intrepid as a fee payable pursuant to that certain business combination marketing agreement related to the Flame IPO (the “Business Combination Marketing Agreement”)) and for working capital purposes of New Sable. We will pay each of Cowen and Intrepid 50% of the Marketing Fee, which is equal to 3.5% of the gross proceeds of the Flame IPO including proceeds from the full exercise of the underwriters’ overallotment option. The Marketing Fee will be payable solely upon the consummation of the Business Combination.

Q.	What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.

Flame’s public stockholders may vote in favor of the business combination proposal and still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. Assuming that 23,471,300 shares of Flame Class A common stock held by public stockholders (or approximately 82% of the Flame Class A common stock outstanding) were redeemed, each of the retained outstanding public warrants (which will be New Sable warrants following the Closing) would each have a value of approximately $         per warrant based on the closing price of the public warrants on the NYSE on         , 2023. If a substantial number of, but not all, public stockholders exercise their redemption rights, but choose to exercise their retained warrants, any non-redeeming stockholders would experience dilution to the extent such warrants are exercised and additional shares of New Sable common stock are issued.

The Sable-EM Purchase Agreement provides Flame is required to satisfy the Sable-EM Minimum Cash Threshold after giving effect to the Business Combination (including the PIPE Investment). Assuming a redemption value of $10.03 per share, no more than 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) may be redeemed for aggregate redemption proceeds of $235,417,140 million in order for the Sable-EM Minimum Cash Threshold to be satisfied. Based on the amount of $         million in the trust account as of         , 2023, and taking into account the anticipated proceeds of $300.0 million from the PIPE Investment, if 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) are redeemed, the Sable-EM Minimum Cash Threshold will still be satisfied. In the event that the public stockholders exercise their redemption rights with respect to a number of our shares such that the Sable-EM Minimum Cash Threshold is not met, and the cash proceeds from the PIPE Investment are insufficient to make up the shortfall caused by such redemptions, we may need to seek to arrange for additional third-party financing to be able to satisfy the Sable-EM Minimum Cash Threshold (or such lower amount designated by EM if EM waives the condition), or for New Sable to operate its business and execute its plans post-Closing of the Business Combination. In addition, under the Flame certificate of incorporation and the Merger Agreement, the Business Combination may be consummated only if Flame has at least $5,000,001 of net tangible assets after giving effect to all redemptions by holders of public shares that properly demand redemption of their shares for cash and after receipt of the proceeds under the PIPE Subscription Agreements.

Additionally, as a result of redemptions, the trading market for shares of New Sable common stock may be less liquid than the market for the Flame common stock was prior to consummation of the Business Combination and we may not be able to meet the listing standards for NYSE or another national securities exchange.

The following table illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

	No Redemption Scenario(1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares(5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%
Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%
Incentive Plan(6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%
Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

Q.	What happens if the Business Combination is not consummated?

A.

If Flame does not complete the Business Combination with Holdco and Sable for whatever reason, Flame would search for another target business with which to complete an initial business combination. Under the terms of the Flame certificate of incorporation, Flame must complete an initial business combination by March 1, 2023, unless it is able to extend the completion window. Extending the completion window requires, among other things, approval from the holders of 65% of the shares of Flame common stock to amend the Flame certificate of incorporation and for Flame to permit the public stockholders to redeem their public shares. If Flame does not complete a business combination with Holdco and Sable or another target business by March 1, 2023, or by the end of any extension to the completion window, then Flame must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to (a) the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us for Flame’s expenses related to administration of the trust account as well as to pay Flame’s taxes, divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. Pursuant to the Letter Agreement, the Insiders agreed to waive their redemption rights with respect to founder shares and any public securities they may acquire during or after the Flame IPO in connection with the consummation of a Business Combination. No additional consideration was provided in exchange for the Letter Agreement. As such, the Insiders have no redemption rights with respect to their founder shares in the event an initial business combination is not effected in the completion window and, accordingly, their founder shares will be worthless (public shares acquired by Insiders will have redemption rights in event of a liquidation). Additionally, in the event of such liquidation, there will be no distribution with respect to Flame’s outstanding warrants. Accordingly, the warrants will be worthless.

Q.	How do the Insiders intend to vote on the proposals?

A.

The Insiders collectively own of record and are entitled to vote an aggregate of approximately 20% of the outstanding shares of Flame common stock as of the record date. The Insiders have agreed to vote any founder shares and any public shares held by them as of the record date in favor of the Business Combination. The Sponsor and Insiders may have interests in the Business Combination that may conflict with your interests as a stockholder. See the sections entitled “Summary of the Proxy Statement—Interests of Certain Persons in the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

Q:	May the Sponsor and other Insiders purchase Flame Class A common stock or public warrants prior to the special meeting?

A:

Neither the Sponsor, the other Insiders nor any of their respective affiliates currently have an intention to purchase Flame Class A common stock or public warrants prior to the special meeting. However, subject to Rule 14e-5 under the Exchange Act, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Flame or its securities, the Insiders and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Flame Class A common stock. In such transactions, the purchase price for the Flame Class A common stock will not exceed the redemption price. In addition, the persons described above will waive redemption rights, if any, with respect to the Flame Class A common stock they acquire in such transactions. However, any Flame Class A common stock acquired by the persons described above would not be voted in connection with the business combination proposal.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on the Flame Class A common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the prevailing market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Flame will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Flame Class A common stock purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market, or the nature of the sellers; and (v) the number of shares Flame Class A common stock for which Flame has received redemption requests.

Q.	When do you expect the Business Combination to be completed?

A.

It is currently anticipated that the Business Combination will be consummated promptly following the special meeting which is set for             , 2023, subject to the satisfaction of the applicable closing conditions; however, such meeting could be postponed or adjourned, as described above. For a description of the conditions to the completion of the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to the Closing of the Business Combination.”

Q.	What do I need to do now?

A.

Flame urges you to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder, unit holder and/or warrant holder of Flame. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.	How do I vote?

A.

The special meeting will be held at              Central Time, on             , 2023, at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002. If you are a holder of record of Flame common stock on             , 2023, the record date for the meeting, you may vote at the special meeting in person or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:	If I am not going to attend the special meeting virtually, should I submit my proxy card instead?

A:

Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.	How will a broker non-vote impact the results of each proposal?

A.	Broker non-votes will count as a vote “AGAINST” the business combination proposal and the Charter Proposal but will not have any effect on the outcome of any other proposals.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Stockholders of record may send a later-dated, signed proxy card to Flame’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Flame’s transfer agent, which must be received prior to the vote at the special meeting.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the Business Combination is approved by stockholders, the Business Combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the Business Combination is not approved, we will not consummate the Business Combination.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Flame common stock.

Q.	Who can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Flame Acquisition Corp.

700 Milam Street, Suite 3300

Houston, TX 77002

Tel: (713) 579-6106

You may also contact the proxy solicitor for Flame at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll Free: (800) 769-7666

Banks and brokers call: (212) 269-5550

Email: FLME@dfking.com

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about Flame from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to Flame’s transfer agent at the address below no later than the second business day prior to the originally scheduled date of the special meeting. See the section entitled “Proposal No. 1—The Business Combination Proposal—Redemption.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Client Support

Email:

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Flame Board is soliciting your proxy to vote your shares of Flame common stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting. We will pay D.F. King & Co., Inc. a fee of $18,000. We will reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses and will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Flame common stock for their expenses in forwarding soliciting materials to beneficial owners of Flame common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Annexes and other documents referred to herein. The Merger Agreement is the legal document that governs the Business Combination. It is also described in detail in this proxy statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Merger Agreement.”

Unless otherwise specified, all share calculations (a) exclude the impact of the shares of Flame common stock underlying warrants, (b) assume that no Flame public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Flame’s trust account and (c) assume that no shares are issued pursuant to the Incentive Plan.

The Parties

Flame

Flame Acquisition Corp. is a blank check company formed under the laws of Delaware on October 16, 2020. Flame was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On March 1, 2021, Flame closed its initial public offering of 28,750,000 units, including 3,750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover over-allotments, with each unit consisting of one share of Flame Class A common stock and one warrant to purchase one-half of one share of Flame Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in Flame’s final prospectus filed with the SEC on February 26, 2021 (File No. 333-252805). The units from the Flame IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $287,500,000.

Simultaneously with the consummation of the Flame IPO, Flame consummated the private sale of 7,750,000 warrants at $1.00 per private placement warrant for an aggregate purchase price of $7,750,000. A total of $287,500,000 was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Flame IPO was conducted pursuant to a registration statement on Form S-1 that became effective on February 24, 2021. As of             , 2023, the record date for the meeting, there was approximately $             held in the trust account.

Flame’s units, Class A common stock and warrants are listed on the NYSE under the symbols “FLME.U,” “FLME” and “FLME.WS,” respectively.

The mailing address of Flame’s principal executive office is 700 Milam Street, Suite 3300, Houston, TX 77002. Its telephone number is (713) 579-6106. After the consummation of the Business Combination, its principal executive office will be that of New Sable.

Sable

Sable Offshore Holdings LLC is a Delaware limited liability company, which we refer to as “Holdco.” Sable Offshore Corp. is a Texas corporation and direct wholly-owned subsidiary of Holdco, which we refer to as

“Sable.” Sable and Holdco are special purpose entities formed for the purpose of evaluating the opportunity to acquire SYU and negotiating the terms thereof. See the sections entitled “Information About Sable,” “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Sable After the Business Combination.”

SYU

Beginning in 1968 and over the course of 14 years, EM consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California. In addition to SYU, we will also acquire in the Business Combination Pipeline Segments 901 and 903 (the “Pipelines”), which were owned and operated by Plains and were recently acquired by EM. The Pipelines were used to deliver oil to local refinery markets. Following the crude oil release described further in this proxy statement, SYU and the Pipelines were shut down and subsequently emptied and placed in a safe state.

See the sections entitled “Information About SYU,” “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Sable After the Business Combination” for additional information.

Emerging Growth Company

Flame is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Flame’s securities less attractive as a result, there may be a less active trading market for Flame’s securities and the prices of its securities may be more volatile or otherwise impacted.

New Sable could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of the Flame IPO. However, if (a) New Sable’s total annual gross revenue exceeds $1.235 billion, (b) New Sable is deemed to be a large accelerated filer, which means the market value of New Sable common stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or (c) New Sable’s non-convertible debt issued within a three-year period exceeds $1.0 billion, New Sable would cease to be an emerging growth company as of the following fiscal year. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

As discussed in this proxy statement, Flame is asking its stockholders to approve the Merger Agreement, pursuant to which, on the Closing Date and contemporaneously with the completion of the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement), Holdco will merge with and into Flame (the “Holdco Merger”), with Flame as the surviving company in the Holdco Merger (the time that the Holdco Merger becomes effective being referred to as the “Holdco Merger Effective Time”), and immediately following the Holdco Merger Effective Time, Sable will merge with and into Flame (the “Sable Merger”), with Flame as the surviving company in the Sable Merger (the time that the Sable Merger becomes effective being referred to as the “Sable Merger Effective Time”). The Holdco Merger and the Sable Merger are referred to in this proxy statement, together, as the “Merger.” The aggregate consideration to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be 3,000,000 shares of Flame Class A common stock. For further details, see “Proposal No. 1—The Business Combination Proposal.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Holdco Merger Effective Time:

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time, other than Canceled Holdco Shares (as such term is defined below), will be converted into the right to receive (a) the Aggregate Merger Consideration (as defined below) divided by (b) the total number of Holdco Class A shares outstanding immediately prior to the Holdco Merger Effective Time (the “Per Share Merger Consideration”). The “Aggregate Merger Consideration” to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be an aggregate of 3,000,000 shares of Flame Class A common stock; and

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time that is held by Holdco in treasury or owned by Flame (the “Canceled Holdco Shares”) will be canceled and no consideration will be delivered in exchange therefor.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Sable Merger Effective Time, each share of Sable common stock issued and outstanding immediately prior to the Sable Merger Effective Time will be canceled and no consideration will be delivered in exchange therefor.

For the avoidance of doubt, at and after each of the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame common stock issued and outstanding immediately prior thereto will not be affected by the Merger.

In addition, immediately prior to the Holdco Merger Effective Time, each founder share issued and outstanding immediately prior to the Holdco Merger Effective Time will be automatically converted into shares of Flame Class A common stock on a one-for-one basis (which ratio may be automatically adjusted pursuant to the terms of the Flame certificate of incorporation) (the “Founder Share Conversion”).

Set forth below is an organizational chart depicting Flame and Holdco’s current structure:

Set forth below is an organizational chart depicting New Sable’s expected structure:

After consideration of the factors identified and discussed in the section entitled “Proposal No. 1—Business Combination Proposal—The Flame Board’s Reasons for the Business Combination,” the Flame Board concluded (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Flame and its stockholders and (ii) that it would recommend that its stockholders adopt the Merger Agreement and approve the Business Combination. For more information about the transactions contemplated by the Merger Agreement, see “Proposal No. 1—Business Combination Proposal.”

The consummation of the Merger is conditioned upon, among other things, (i) the completion, contemporaneously with the Closing, of the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement); (ii) the approval by our stockholders of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal; and (iii) the approval by NYSE of our initial listing application in connection with the Merger. Therefore, unless these conditions are waived by the applicable parties to the Merger Agreement (to the extent permitted by applicable law), the Merger Agreement could terminate and the Business Combination may not be consummated. For further details, see “Proposal No. 1–Business Combination Proposal—The Merger Agreement—Conditions to Closing of the Business Combination.”

Matters Being Voted On

The stockholders of Flame will be asked to consider and vote on the following proposals at the special meeting:

(1) a proposal to approve, for purposes of complying with the DGCL and the Flame certificate of incorporation, the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1—The Business Combination Proposal” for additional information;

(2) a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable restated certificate of incorporation in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2—The Charter Proposal” for additional information;

(3) a proposal with respect to certain governance provisions in the New Sable certificate of incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis. See the section entitled “Proposal No. 3—The Governance Proposal” for additional information;

(4) a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4—The Incentive Plan Proposal” for additional information;

(5) a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment. Please see the section entitled “Proposal No. 5—The NYSE Proposal” for additional information; and

(6) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6—The Adjournment Proposal” for additional information.

Date, Time and Place of Special Meeting of Flame’s Stockholders

The special meeting of stockholders of Flame will be held at              Central Time, on             , 2023, at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002, and via a virtual meeting.

We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website at http://www.astproxyportal.com/ast/24075, and we encourage you to check this website prior to the meeting if you plan to attend.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal, the NYSE proposal and, if necessary, the adjournment proposal to permit further solicitation and vote of proxies if Flame is not able to consummate the Business Combination.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Flame common stock at the close of business on             , 2023, which is the record date for the special meeting. Stockholders will have one vote for each share of Flame common owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Flame warrants do not have voting rights. On the record date, there were 35,937,500 shares of Flame common stock outstanding, of which 28,750,000 were public shares with the rest being held by the Sponsor and certain Insiders.

Quorum and Vote of Flame Stockholders

A quorum of Flame stockholders is necessary to hold a valid meeting. A quorum will be present at the Flame special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor and certain Insiders own of record and are entitled to vote approximately 20% of the outstanding shares of Flame common stock as of the record date. Such shares, as well as any shares of Flame common stock acquired in the aftermarket by the Sponsor or such Insiders, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•

the approval of each of the Governance Proposal, incentive plan proposal, the NYSE proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of Flame’s outstanding shares of common stock represented at the special meeting by attendance in person, via the virtual meeting platform or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals; and

•

the approval of each of the business combination proposal and the Charter Proposal requires the affirmative vote of holders of a majority of Flame’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal or the Charter Proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions will have the same effect as a vote “AGAINST” the business combination proposal and the Charter Proposal, but will have no effect on the other proposals.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals is not approved or, to the extent permitted by applicable law, waived by the applicable parties, we will not consummate the Business Combination.

Redemption Rights

Pursuant to the Flame certificate of incorporation, a holder of public shares may demand that Flame redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Flame redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Flame’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Flame will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. As of             , 2023, the record date for the meeting, this would amount to approximately $             per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Flame common stock for cash and will no longer own the shares. Please see the section entitled “Special Meeting of Flame Stockholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

Under the Flame certificate of incorporation and the Merger Agreement, the Business Combination may be consummated only if Flame has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash and after receipt of the proceeds under the PIPE Subscription Agreements. However, pursuant to the Sable-EM Purchase Agreement, we are required to satisfy the Sable-EM Minimum Cash Threshold after giving effect to the Business Combination (including the PIPE Investment). Assuming a redemption value of $10.03 per share, no more than 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) may be redeemed for aggregate redemption proceeds of $235,417,140 in order for the Sable-EM Minimum Cash Threshold to be satisfied. Based on the amount of $             million in the trust account as of             , 2023, and taking into account the anticipated proceeds of $300.0 million from the PIPE Investment, if 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) are redeemed, the Sable-EM Minimum Cash Threshold will still be satisfied.

Holders of Flame warrants will not have redemption rights with respect to such securities.

Appraisal Rights

Flame stockholders, Flame unitholders and Flame warrant holders do not have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Flame has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Flame Stockholders—Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Flame Board to vote in favor of approval of the business combination proposal and the other proposals, Flame stockholders should keep in mind that the Insiders have interests in such proposals that are different from, or in addition to, those of Flame stockholders generally. In particular:

•

If the Business Combination or another business combination are not consummated by March 1, 2023 (or such later date as may be agreed by the Flame stockholders), Flame will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Flame Board, dissolving and liquidating. In such event, the founder shares and the private placement warrants held by the Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares.

•

The Insiders and other initial stockholders purchased an aggregate of 7,187,500 founder shares from us for an aggregate purchase price of $25,000 in November 2020. The Sponsor purchased 4,671,875 founder shares, FL Co-Investment purchased 1,257,813 founder shares and Intrepid Financial Partners purchased 1,257,812 founder shares. Also in November 2020, the Sponsor transferred 434,375 founder shares to Flame’s independent director nominees and certain individuals, including Gregory D. Patrinely, Flame’s Chief Financial Officer and Secretary, at their original purchase price. The founder shares included an aggregate of up to 937,500 shares subject to forfeiture by Flame’s founders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial stockholders would own 20% of our issued and outstanding shares after the Flame IPO (assuming the initial stockholders did not purchase any public shares in the Flame IPO). As a result of the underwriters’ election to fully exercise their over-allotment option, no founder shares were forfeited and 7,187,500 founder shares are outstanding. Such shares had an aggregate market value of $             based upon the closing price of $             per share on the NYSE on              , 2023, the record date for the special meeting.

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The Insiders and other initial stockholders purchased an aggregate of 7,750,000 private placement warrants from Flame for an aggregate purchase price of $7,750,000 (or $1.00 per private placement warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Flame IPO. Among the private placement warrants, 3,875,000 warrants were purchased by our Sponsor, 1,743,750 warrants were purchased by each of FL Co-Investment and Intrepid Financial Partners, respectively, and 387,500 warrants were purchased by our independent director nominees and certain individuals, including Gregory D. Patrinely, our Chief Financial Officer and Secretary. A portion of the proceeds Flame received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $             based upon the closing price of $             per warrant on the NYSE on             , 2023, the record date for the special meeting. In addition, certain Insiders have provided Working Capital Loans to Flame (aggregate of $1,500,000 outstanding as of September 30, 2022) and up to $1,500,000 of such loans are, at the option of the lender, convertible into private placement warrants at a price of $1.00 per warrant. The private placement warrants will become worthless if Flame does not consummate a business combination by March 1, 2023 (or by the end of any extension to the completion window).

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James C. Flores and the Flame Independent Directors, each a current director of Flame, will each be a director of New Sable after the Closing. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•	James C. Flores, Flame’s Chairman, Chief Executive Officer and President, and a director of Flame, is also the sole owner of Holdco (which is the sole owner of Sable) and the Chairman of the Board and

Chief Executive Officer of Sable. The original business combination proposal presented by Sable management to Flame included business combination consideration of $150 million, payable to Sable in shares of Flame common stock, to be subject to lock-up restrictions until the restart of production from the SYU Assets. In light of Mr. Flores’s participation in the proposed business combination opportunity on behalf of Sable as its sole owner, the Flame Board formed a special committee comprised of Michael Dillard, Gregory Pipkin and Christopher Sarofim, the independent directors serving on the Flame Board (the “Flame Independent Directors”), to analyze, negotiate and make recommendations to the Flame Board and Flame stockholders regarding the business combination opportunity involving Sable and the SYU Assets. The special committee reviewed the initial business combination proposal presented by Sable management and provided feedback to Sable regarding a number of aspects of the initial business combination proposal, including the proposed business combination consideration payable to Sable under Sable’s proposed transaction terms. In response to the special committee’s feedback, Sable presented a revised set of transaction terms to Flame. Under Sable’s revised business combination proposal, Sable would not receive share- or cash-based consideration pursuant to the business combination, other than Flame’s assumption of the EM-financed seller’s note. In lieu of any such share- or cash-based business combination consideration, Sable proposed that Flame and Sable would agree to a post-business combination management compensation plan for the Sable management team who would lead the public company. Because the revised transaction terms no longer contemplated the receipt by Mr. Flores of share- or cash-based consideration in respect of his ownership interest in Sable, the special committee determined that the conflict of interest previously presented by the business combination opportunity had ceased to exist, and the Flame Independent Directors ceased to act in the capacity of a special committee. The Flame Independent Directors, acting in their capacity as the compensation committee of the Flame Board, analyzed and negotiated the compensation-related aspects of the business combination opportunity on behalf of the Flame Board and in that connection engaged in periodic consultation with Pearl Meyer & Partners, LLC (“Pearl Meyer”), who had been engaged as a compensation consultant to Flame.

However, in order to avoid any potential conflict of interest resulting from Mr. Flores’ dual roles as Flame’s Chairman, Chief Executive Officer and President, and a director of Flame, and the Chairman of the Board and Chief Executive Officer of Sable, Mr. Flores recused himself from certain Flame Board meetings, discussions and votes regarding the Merger and alternatives thereto, including the meetings of the Flame Board held October 26, 2022 and October 31, 2022, at which Latham presented its due diligence findings and Petrie Partners presented its analysis regarding the fairness of the Business Combination to Flame. Mr. Flores also recused himself from the meeting of the Flame Board held on November 2, 2022 at which Petrie Partners delivered its oral opinion as to the fairness, from a financial point of view, of the Business Combination to Flame, and at which the Flame Independent Directors approved the Business Combination and recommended that the Flame Board approve the Business Combination. Following the Flame Independent Directors’ approval, Mr. Flores returned to the meeting to participate in discussion of the Business Combination and the Flame Board’s unanimous approval of the Business Combination. As noted above, Mr. Flores also did not participate in meetings, discussions and votes regarding compensation-related aspects of the business combination opportunity on behalf of Flame, which were analyzed and negotiated by the Flame Independent Directors, acting in their capacity as the compensation committee of the Flame Board. See “-Background of the Business Combination.”

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Intrepid and Cowen, affiliates of certain holders of founder shares, will each receive 50% of the Marketing Fee pursuant to the business combination marketing agreement entered into in connection with the Flame IPO, which fee is payable upon completion of the Business Combination and represents 3.5% of the gross proceeds of the Flame IPO, including proceeds from the full exercise of the underwriters’ overallotment option. Cowen and Intrepid are also serving as placement agents in the PIPE Investment for which they will receive an aggregate fee of $6 million payable solely upon the closing of the PIPE Investment. In addition, Intrepid and Cowen are serving as financial advisors to Sable in connection with the Sable-EM Purchase Agreement and as financial advisors to Sable in connection with the Merger Agreement, for which they will receive an aggregate fee of $2 million payable solely upon the closing of the Business Combination.

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If Flame is unable to complete an initial business combination within the completion window, the Sponsor will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Flame for services rendered or contracted for or products sold to Flame. If Flame consummates an initial business combination, on the other hand, Flame will be liable for all such claims.

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Flame’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Flame’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Flame fails to consummate an initial business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Flame may not be able to reimburse these expenses if the Business Combination or another initial business combination is not completed within the completion window. As of             , 2023, the Sponsor and Flame’s officers and directors and their respective affiliates had not incurred any such reimbursable out-of-pocket expenses.

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Article X of the Flame certificate of incorporation provides for the limited waiver, to the extent allowed by law and subject to certain exceptions, of the doctrine of corporate opportunity with respect to Flame or any of its officers, directors or their respective affiliates. While this may result in a potential conflict of interest as between the fiduciary duties or contractual obligations of our officers or directors and the interests of Flame and its stockholders, it did not impact our search for an initial business combination target, including Sable.

•

James C. Flores, Flame’s Chairman of the Board, Chief Executive Officer and President, is also the Chairman of the Board and Chief Executive Officer of Sable and owns all of the outstanding Holdco Class A shares. Pursuant to the Holdco Merger, the Holdco Class A shares owned by Mr. Flores will convert into the Aggregate Merger Consideration, which, as described above, will be an aggregate of 3,000,000 shares of Flame Class A common stock. Under the terms of the Merger Agreement, Mr. Flores is also entitled to reimbursement by Flame, on the Closing Date, of all of his reasonable, documented and out-of-pocket fees and expenses for any agents, advisors, consultants, experts, independent contractors and financial advisors engaged on behalf of Holdco or Sable and incurred in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, in each case, that are paid as of the Closing, subject to a cap equal to $1.5 million absent the prior written consent of Flame. In addition, Sable entered into employment agreements with Mr. Flores, Gregory Patrinely, Doss R. Bourgeois, Anthony C. Duenner and J. Caldwell Flores, each of which is contingent and becomes effective upon the Closing. The employment agreements entitle the executive officers to certain compensation and benefits described in the section entitled “Executive Compensation of New Sable,” which benefits include cash-based signing incentives and equity incentive awards that will be paid or granted, as applicable, upon or shortly following the consummation of the Business Combination. The following table sets forth, for each of Sable’s executive officers, the total aggregate dollar amount of merger consideration, equity incentive awards, cash-based signing incentives, and expense reimbursements that will be payable to each of the executive officers in connection with the consummation of the Business Combination:

Name	Dollar Value of Equity Awards ($)(1)		Cash-Based Signing Incentive ($)	Dollar Value of Merger Consideration ($)(1)	Expense Reimbursement ($)(2)	Total ($)
James C. Flores	—		—	30,000,000	1,500,000	31,500,000
Gregory Patrinely	6,500,000	(3)	750,000	—	—	7,250,000
Doss R. Bourgeois	6,500,000	(3)	750,000	—	—	7,250,000
Anthony C. Duenner	6,500,000	(3)	750,000	—	—	7,250,000
J. Caldwell Flores	6,500,000	(3)	750,000	—	—	7,250,000

(1)	Calculated assuming a per-share value of $10.00.
(2)	Amount represents expenses reimbursed to Mr. Flores as described above. The expense reimbursement amount may be less than, but not greater than, the amount in the table.
(3)

A total of 3,575,000 shares of New Sable common stock are expected to be granted as equity incentive awards to officers and employees of New Sable under New Sable’s equity incentive plan after the consummation of the Business Combination. Each of the executive officers of New Sable (other than Mr. Flores) is entitled to receive an award of 650,000 shares of New Sable common stock out of such 3,575,000 shares, subject to the vesting and forfeiture terms of such plan, provided that such awards shall vest no later than the third anniversary of the Closing Date. However, such awards to officers and employees of New Sable, when combined with the 3,000,000 shares received by Mr. Flores as consideration in the Holdco Merger, may not exceed 15% of the outstanding number of shares of New Sable common stock immediately after Closing. The equity incentive awards, including the amounts shown in this column, will be adjusted to a lesser number of shares on a proportionate basis such that to the extent that the equity incentive awards would otherwise cause such ownership threshold to be exceeded.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

As described under “Management of New Sable After the Business Combination,” each of the members of the Flame Board will become a member of the New Sable Board, and each of the executive officers of Flame will become an executive officer of New Sable. Accordingly, Flame stockholders should also keep in mind that certain officers and directors of New Sable have interests in the Business Combination that are different from, or in addition to, those of Flame stockholders generally.

Ownership of New Sable Following the Business Combination

The following table illustrates varying ownership levels in New Sable immediately following the Closing, assuming (i) no public shares are redeemed, (ii) 50% of public shares are redeemed and (iii) 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital, each on a “shares outstanding” and “fully diluted” basis. The numbers of shares and percentage interests set forth below are based on a number of assumptions. If the actual facts differ from our assumptions, the number of shares and percentage interests set forth below will be different. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Base Ownership Table

	No Redemption Scenario(1)				50% Redemption Scenario(2)				Max Redemption Scenario(3)
	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares(4)	Fully Diluted Ownership
Current public Flame stockholders	28,750,000	41.70%	43,125,000	44.86%	14,375,000	26.35%	28,750,000	35.16%	5,278,700	11.61%	19,653,700	27.05%
Insiders	7,187,500	10.43%	16,437,500	17.10%	7,187,500	13.17%	16,437,500	20.10%	7,187,500	15.81%	16,437,500	22.62%
Merger Consideration	3,000,000	4.35%	3,000,000	3.12%	3,000,000	5.50%	3,000,000	3.67%	3,000,000	6.60%	3,000,000	4.13%
PIPE Stockholders(5)	30,000,000	43.52%	30,000,000	31.21%	30,000,000	54.98%	30,000,000	36.69%	30,000,000	65.98%	30,000,000	41.28%
Incentive Plan(6)	—	0.00%	3,575,000	3.72%	—	0.00%	3,575,000	4.37%	—	0.00%	3,575,000	4.92%

Total	68,937,500	100.00%	96,137,500	100.00%	54,562,500	100.00%	81,762,500	100.00%	45,466,200	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The following table further illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

Fully Diluted Ownership By Each Source of Redemption

	No Redemption Scenario(1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)	Number of Shares	Fully Diluted Ownership(4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares(5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%
Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%
Incentive Plan(6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%
Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

In addition to the changes in percentage ownerships depicted above, variations in redemptions and dilutive equity issuances will also affect the per share value as illustrated in the table below.

Per Share Value Sensitivity Analysis

	No Redemption Scenario(1)		50% Redemption Scenario(2)		Max Redemption Scenario(3)
	Number of Shares	Value per Share(4)	Number of Shares	Value per Share(4)	Number of Shares	Value per Share(4)
Base Scenario(5)	68,937,500	$8.54	54,562,500	$8.15	45,466,200	$7.77
Fully Diluted Scenario(6)	96,137,500	$8.95	81,762,500	$8.76	72,666,200	$8.60

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)	Based on the New Sable equity values set forth below.
(5)

Reflects current public shares and founder shares outstanding, plus shares to be issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment upon the consummation of the Business Combination.

(6)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

Post-Combination Company Equity Value (in millions):

	No Redemption Scenario	50% Redemption Scenario	Max Redemption Scenario
Base Scenario(7)	$588.81	$444.63	$353.39
Fully Diluted Scenario(8)	$860.50	$716.32	$625.08

(7)

Assumes a deemed equity value of $10 per share for the common stock issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment, plus the amount remaining in the trust account after deductions for payments to redeeming stockholders.

(8)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information,” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. We cannot predict the ultimate value of the public warrants following the consummation of the Business Combination, but assuming 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold, the 14,375,000 retained outstanding Flame public warrants would have an aggregate value of $                     based on a price per Flame public warrant of $             on                                          , 2023, the most recent practicable date prior to the date of this proxy statement.

Board of Directors Following the Business Combination

Upon completion of the Business Combination, the New Sable Board will be composed of four members. New Sable expects that              of its directors will meet the independence requirements under the NYSE Listed Company Manual. Please see the section entitled “Management of New Sable After the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

PIPE Subscription Agreements

In connection the Business Combination, Holdco entered into the Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors agreed to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000, to be consummated contemporaneously with the Closing and immediately following the Sable Merger Effective Time, on the terms and subject to the conditions set forth in the Initial PIPE Subscription Agreements and the Merger Agreement. The Initial PIPE Subscription Agreements provide that, in the event the Merger is consummated, the investors party thereto will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share, and by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations thereunder. Holdco intends to pursue Additional PIPE Subscription Agreements under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing.

The shares of Flame Class A common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Holdco has granted the PIPE Investors certain registration rights in connection with the PIPE Investment, to which Flame will succeed by operation of law pursuant to the Holdco Merger. The registration rights would, among other things and subject to customary terms and conditions, require Flame to file a registration statement registering the resale of the shares of Flame Class A common stock to be issued pursuant to the PIPE Subscription Agreements within 30 calendar days after consummation of the Transactions.

The closing under the PIPE Subscription Agreements will occur substantially concurrently with the closing of the Business Combination and immediately following the Sable Merger Effective Time, and are conditioned on the satisfaction or waiver of all conditions to the consummation of the transactions contemplated by the Sable-EM Purchase Agreement, as well as on other customary closing conditions. The PIPE Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Sable-EM Purchase Agreement in accordance with its terms, (ii) if the closing under the PIPE Subscription Agreements has not occurred by July 31, 2023 and (iii) the mutual agreement of Holdco or Flame, as applicable, and the PIPE Investors to terminate the applicable PIPE Subscription Agreement. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Subscription Agreement” for additional information.

Registration Rights Agreement

The Merger Agreement provides that, at the Closing, the holders of Holdco Class A shares immediately prior to the effective time of the Holdco Merger will enter into a registration rights agreement with Flame (the “Registration Rights Agreement”) pursuant to such holders will be granted certain registration rights with respect to the Flame Class A common stock to be received as consideration in the Merger.

Pursuant to the Registration Rights Agreement, Flame will agree to file a registration statement within 30 calendar days after the consummation of the Merger registering the resale of approximately              million shares of Flame common stock under the Registration Rights Agreement, and Flame must use its commercially reasonable efforts to have the registration statement declared effective by the SEC by the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Flame that it will review the registration statement) following the closing of the Merger and (ii) the 10th business day after the date Flame is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or will not be subject to further review. Flame thereafter will be required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective. At any time the registration statement is effective, any holder signatory to the Registration Rights Agreement may request, one time in any 12-month period, to sell all or a portion of its securities that are registrable in an underwritten offering pursuant to the registration statement for a total offering price reasonably expected to exceed, in the aggregate, $25 million. In addition, the holders will have certain “piggyback” registration rights with respect to registrations initiated by Flame and other Flame stockholders. Flame will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement, subject to limited exceptions.

Pursuant to the Registration Rights Agreement, the holders of Holdco Class A shares immediately prior to the effective time of the Holdco Merger, subject to limited exceptions, will agree to a lock-up on their shares of Flame Class A common stock, pursuant to which such parties will agree to not transfer shares of Flame Class A common stock held by such parties for a period of three years following the Closing. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Registration Rights Agreement” for additional information.

Transition Services Agreement

Sable will enter into a Transition Services Agreement (the “Transition Services Agreement”) with EMC on the Closing Date relating to certain services after the Closing. These support services will include certain operational, accounting, cash management, information technology and other general transition services. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Transition Services Agreement” for additional information.

Sable-EM Purchase Agreement

Sable entered into a Purchase and Sale Agreement (the “Sable-EM Purchase Agreement”) on November 1, 2022 with EMC and MPPC relating to the purchase of SYU and the Pipelines. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sable-EM Purchase Agreement” for additional information.

EM-Plains Purchase Agreement

EM and Plains entered into a Purchase and Sale Agreement (the “EM-Plains Purchase Agreement”) on October 10, 2022, pursuant to which EM purchased the Pipelines from Plains on October 13, 2022. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—EM-Plains Purchase Agreement” for additional information.

Term Loan Agreement

New Sable will enter into a Senior Secured Term Loan Agreement (the “Term Loan Agreement”) on the Closing Date with EMC, as lender, and Alter Domus Products Corp., as the administrative agent for the benefit of the lender, which provides for a $606,250,000 term loan before certain specified purchase price adjustments. The proceeds of the Term Loan Agreement will be deemed funded on the Closing Date in connection with consummation of the Sable-EM Purchase Agreement. The term loan will bear interest at ten percent (10.0%) per annum (computed on a 360-day year). Unless New Sable elects in writing prior to an applicable interest payment date to pay accrued but unpaid interest in cash, all such accrued and unpaid interest shall be compounded annually on January 1st of each year by adding the relevant amount to the then outstanding principal amount of the term loan. The Term Loan Agreement matures on the earliest to occur of (i) the fifth anniversary of the applicable effective time (such effective time, 12:00:01 a.m. (Houston Time) on January 1, 2022), (ii) ninety days after Restart Production (i.e., one hundred eighty (180) days after resumption of actual production from the wells) under and as defined in the Sable-EM Purchase Agreement or (iii) acceleration of the term loan in accordance with the terms of the Term Loan Agreement. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Term Loan Agreement” for additional information.

Recommendation to Stockholders

The Flame Board believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Flame’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented.

When you consider the Flame Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Flame stockholders generally. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. The Flame Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Flame stockholders that they vote “FOR” the proposals presented at the special meeting.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all parties to the Merger Agreement:

•

all waiting periods (and any extensions thereof) applicable to the transactions under the HSR Act, and any commitments or agreements (including timing agreements) with any governmental authority not to consummate the transactions before a certain date, shall have expired or been terminated;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated by the Merger Agreement, including the Merger, illegal or otherwise prohibiting, preventing or enjoining consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•

the offer by Flame to redeem shares of Flame common stock pursuant to the redemption rights of Flame public stockholders shall have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•	this proxy statement shall have received SEC clearance;

•

the Flame Stockholder Approvals with respect to the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal and the NYSE proposal shall have been obtained in accordance with this proxy statement, the DGCL and other applicable law, the Flame certificate of incorporation and Flame bylaws and the rules and regulations of the NYSE;

•

the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement) shall be completed contemporaneously with the Closing in accordance with, and pursuant to, the terms of the Merger Agreement and the Sable-EM Purchase Agreement (except as previously consented to in writing by Flame, without waiver, modification or amendment to the Sable-EM Purchase Agreement); and

•

Flame shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to the redemption of shares of Flame common stock pursuant to the redemption rights of Flame public stockholders and after receipt of the proceeds under the PIPE Subscription Agreements.

Other Conditions to the Obligations of Flame

The obligations of Flame to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if legally permitted) in writing by Flame:

•

the representations and warranties of each of Holdco and Sable regarding: (i) their organization and qualification; (ii) their authority and approvals to, among other things, execute and deliver the Merger Agreement, and each of the ancillary documents attached thereto to which they are or will be a party and to consummate the transactions contemplated thereby; (iii) their capitalization; (iv) their subsidiaries; (v) their brokers fees and (vi) their operations shall be true and correct in all material respects as of the Closing as if made at the Closing (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties of each of Holdco and Sable shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth in the Merger Agreement) as of the Closing as if made at the Closing (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct (whether as of the Closing or such earlier date), taken as a whole, does not result in Material Adverse Effect (as defined in the Merger Agreement);

•

each of Holdco and Sable shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Merger Agreement as of or prior to the Closing;

•	no Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Flame shall have received a certificate signed by an officer of each of Holdco and Sable, dated as of the Closing Date, confirming that the conditions set forth in the first four bullet points in this section and the condition set forth in the sixth bullet of the previous section, in each case, have been satisfied;

•

each of Holdco and Sable shall have received the executed counterparts to all of the ancillary agreements to which either Holdco or Sable, or any Holdco Equityholder, is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect;

•	Flame shall have received evidence reasonably satisfactory to it of the receipt of certain documents and consents;

•

Flame shall have received evidence reasonably satisfactory to it of the satisfaction of the conditions precedent under Section 9.9 of the Sable-EM Purchase Agreement and Article IV items (i) and (p) of the Term Loan Agreement; and

•

Flame shall have obtained certification from BOEM that Flame is qualified to hold offshore oil and gas leases and rights-of-way pursuant to the Outer Continental Shelf Lands Act and BOEM’s regulations promulgated thereunder.

Other Conditions to the Obligations of Holdco and Sable

The obligations of Holdco and Sable to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if legally permitted) in writing by Holdco and Sable:

•

the representations and warranties of Flame regarding: (i) its organization and qualification; (ii) its authority to execute and deliver the Merger Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby; (iii) its capitalization and (iv) its brokers fees shall be true and correct in all material respects as of the Closing as though made at the Closing (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties of Flame shall be true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” or any similar limitation set forth in the Merger Agreement) as of the Closing as though made at the Closing, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Flame;

•	Flame shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement;

•	each of Holdco and Sable shall have received a certificate signed by an officer of Flame confirming that the conditions set forth in the first three bullet points of this section have been satisfied;

•

the Flame Class A common stock to be issued in connection with the transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; and

•

Each of Holdco and Sable shall have received the executed counterparts to all of the ancillary agreements to which Flame or Sponsor is a party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect.

Tax Consequences of the Exercise of Redemption Rights

For a description of certain U.S. federal income tax consequences of the Business Combination and the exercise of redemption rights, please see the information set forth in “Proposal No. 1—The Business Combination Proposal—Certain Material U.S. Federal Income Tax Consequences of the Exercise of Redemption Rights to Flame Stockholders.”

Anticipated Accounting Treatment

The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, Flame has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Flame is transferring cash via funds from its trust account and proceeds from equity issuances and will be incurring liabilities to execute the Business Combination;

•	Flame will make cash payments to SYU to acquire 100% of the equity of SYU;

•	Flame will obtain direct control and 100% ownership of Holdco;

•	Flame certificate of incorporation is amended to include a name change to New Sable;

•

Flame management will remain at Flame after the Merger (or “New Sable”) and the members of the Flame Board will remain and become members of the New Sable Board to oversee all operations going forward.

The preponderance of the evidence discussed above supports the conclusion that Flame is the accounting acquirer in the Business Combination. SYU constitutes a business in accordance with ASC 805 and the Business Combination constitutes a change in control. Accordingly, the Business Combination will be accounted for using the acquisition method of accounting. Upon consummation of the Business Combination, SYU will be the predecessor entity and its historical operations will be presented as that of New Sable on a go forward basis.

Information About SYU

Beginning in 1968 and over the course of 14 years, EM consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California. SYU’s onshore facilities and the three offshore platforms remained in continuous operation until 2015. In May 2015, a Plains Pipeline that transported produced oil from SYU experienced a leak, as further described below under “—Pipeline 901 Incident.” The SYU platforms and facilities suspended production after the Line 901 incident, the SYU Assets were shut in and the facilities were placed in a safe state. The facilities are not currently producing oil and gas; however, all equipment remains in place in an operation-ready state, requiring ongoing inspections, maintenance and surveillance. As part of these suspension efforts, all SYU equipment was drained, flushed and purged in 2016.

All hydrocarbon pipelines within SYU have been placed in a safe state and remain under regular monitoring. In 2020, Plains entered into a Consent Decree, described further below under “—Pipeline 901 Incident,” that provides a path for a potential restart of Lines 901 and 903.

In addition to SYU, we will also acquire in the Business Combination Pipeline Segments 901 and 903 (the “Pipelines”), which were owned and operated by Plains and were recently acquired by EM. The Pipelines were used to deliver oil to local refinery markets. Following the crude oil release described further below, Plains indicated it shut down the pipeline, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.

See the sections entitled “Information About SYU,” “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Sable After the Business Combination” for additional information.

Risk Factor Summary

In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.” The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Flame, Holdco and Sable to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the company following consummation of the Business Combination. These risks include:

Risks Related to SYU’s Business and New Sable Following the Business Combination

•

We need to satisfy a number of permitting obligations and other requirements before we can restart production of the SYU Assets. The requirements to restart Lines 901 and 903 include those set forth in a Consent Decree with federal and state agencies. While the operator of the lines has satisfied most of the conditions to restart including under the Consent Decree, there is no assurance that we will be successful in satisfying the remainder of the requirements and restarting production of the SYU Assets in a timely manner.

•	Our assumptions and estimates regarding the total costs associated with restarting production may be inaccurate.

•	There is no guarantee that New Sable will have sufficient cash to restart production of the SYU Assets after the completion of the Business Combination.

•

Oil, natural gas and natural gas liquids, or “NGL(s)”, prices are volatile, due to factors beyond our control, and greatly affect SYU’s business, results of operations and financial condition. Any decline in, or sustained low levels of, oil, natural gas and NGL prices will cause a decline in SYU’s cash flow from operations, which could materially and adversely affect its business, results of operations and financial condition.

•

If commodity prices decline and remain depressed for a prolonged period, SYU’s business may become uneconomic and result in write downs of the value of our properties, which may adversely affect our financial condition and our ability to fund operations.

•

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we expect to receive for our future production could significantly reduce our cash flow and adversely affect our financial condition.

•

The estimated quantities of petroleum contained in the SYU Assets are classified as “contingent resources” rather than “reserves” because they are subject to numerous contingencies. There is no assurance that any of the petroleum contained in the SYU Assets will ever be recovered or reclassified as “reserves.”

•	The NSAI Report does not account for any costs required to resolve the contingencies, and the cash flow estimates in the NSAI Report assume these contingencies have been resolved.

•	Even if all the contingencies are resolved and all the facilities are restarted, the amounts recovered may be substantially less than estimated.

•

The cash flow estimates are based on numerous assumptions from NSAI, Sable and EM. The cash flow ultimately generated, if any, may be substantially less than estimated if any of these assumptions were inaccurate.

•

The contingent resources shown in the NSAI Report are only estimates and should not be construed as exact quantities. The contingent resource estimates are based on a limited analysis, and NSAI did not seek to investigate every risk or every aspect of the properties.

•

Our hedging strategy in the future may not effectively mitigate the impact of commodity price volatility from our cash flows, and our hedging activities could result in cash losses and may limit potential gains.

•

Developing and producing oil, natural gas and NGLs are costly and high-risk activities with many uncertainties that may result in a total loss of investment or otherwise adversely affect our business, financial condition, results of operations and cash flows. Many of these risks are heightened for us due to the fact that most of our equipment has been shut-in for more than seven years.

•

The enactment of derivatives legislation could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business.

•	Development and production of oil, natural gas and NGLs in offshore waters have inherent and historically higher risk than similar activities onshore.

•

Oil and natural gas producers’ operations are substantially dependent on the availability of water and the disposal of waste, including produced water and drilling fluids. Restrictions on the ability to obtain water or dispose of waste may impact our operations.

•	The unavailability or high cost of rigs, equipment, supplies and crews could delay our operations, increase our costs and delay forecasted revenue.

•

The third parties on whom we rely for transportation services are subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business.

•

Our business depends in part on pipelines, gathering systems and processing facilities owned by us or others. Any limitation in the availability of those facilities could interfere with our ability to market our oil, natural gas and NGL production.

•

Loss of our key executive officers or other key personnel, or an inability to attract and retain such officers and personnel, could negatively affect our business and in one instance could cause a default under the agreement governing our existing indebtedness.

•	We may incur losses as a result of title defects or deficiencies in our properties.

•

We will not own all of the land on which the assets are located or all of the land that we must traverse in order to conduct our operations. There are disputes with respect to certain of the rights-of-way or other interests and any unfavorable outcomes of such disputes could require us to incur additional costs.

•

We may be unable to restart production by January 1, 2026, which would permit EM to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement other than the deemed repayment in full of the principal and accrued interest outstanding under the Term Loan Agreement.

•

Restrictive covenants in the Term Loan Agreement or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

•

Under the terms of the Term Loan Agreement, restarting production leads will trigger a springing maturity date following a specified grace period, and the terms on which we will be able to refinance the Term Loan Agreement, if necessary, will depend on then-prevalent market conditions.

•

We may in the future refinance our existing indebtedness or incur new indebtedness at variable rates and without the option to pay interest in-kind, which would subject us to interest rate risk and could cause our debt service obligations to increase significantly.

•

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or ability to pay dividends.

•	We are exposed to trade credit risk in the ordinary course of our business activities.

•

We may incur substantial losses and be subject to substantial liability claims as a result of catastrophic events. We may not be insured for, or our insurance may be inadequate to protect us against, these risks. Expenses not covered by our insurance could have a material adverse effect on our financial position and results of operations.

•	We may be unable to compete effectively with larger companies.

•	We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner or feasibility of conducting our operations.

•

The listing of a species as either “threatened” or “endangered” under the U.S. Endangered Species Act and/or the California Endangered Species Act could result in increased costs, new operating restrictions, or delays in our operations, which could adversely affect our results of operations and financial condition.

•

Conservation measures, technological advances and increasing public attention and activism with respect to climate change and environmental matters could reduce demand for oil, natural gas and NGLs and have an adverse effect on our business, financial condition and reputation.

•

Climate change legislation or regulations restricting emissions of “greenhouse gases,” or GHGs, could result in increased operating costs and reduced demand for the oil, natural gas and NGLs we expect to produce.

•

Our financial results with respect to the Pipelines will primarily depend on the outcomes of ratemaking proceedings with the California Public Utilities Commission and we may not be able to earn an adequate rate of return in a timely manner or at all.

•	Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California.

•	Our assets are located exclusively onshore and offshore California, making us vulnerable to risks associated with having operations concentrated in this geographic area.

•	All of our operations are conducted in areas that may be at risk of damage from fire, mudslides, earthquakes or other natural disasters.

•	Increasing attention to environmental, social and governance (“ESG”) matters may impact our business.

•	Environmental groups may initiate litigation and take other actions to delay or prevent us from obtaining required approvals to restart and continue production.

•	The Inflation Reduction Act of 2022 could accelerate the transition to a low carbon economy and will impose new costs on our operations.

•	The cost of decommissioning and the cost of financial assurance to satisfy decommissioning obligations are uncertain.

•

We may be required to post cash collateral pursuant to our agreements with sureties, letter of credit providers or regulators under our existing or future bonding or other arrangements, which may have a material adverse effect on our liquidity and our ability to execute our capital expenditure plan and our asset retirement obligation plan and comply with the agreements governing our existing or future indebtedness.

•	Our business could be negatively affected by security threats, including cybersecurity threats, destructive forms of protest and opposition by activists and other disruptions.

Risks Related to Redemption

•	There is uncertainty regarding the federal income tax consequences of the redemption to the holders of Flame Class A common stock.

•	A new 1% U.S. federal excise tax may be imposed upon us in connection with the redemptions by us of our Class A common stock.

Risks Related to the Business Combination and Flame

•	The Sponsor and the Insiders have agreed to vote in favor of the Business Combination, regardless of how Flame’s public stockholders vote.

•

The Sponsor, certain members of the Flame Board and certain other Flame officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

•	Our warrants are currently accounted for as liabilities and the changes in value of our private placement warrants could have a material effect on our financial results.

•

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect investor confidence in us and materially adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•	The Sponsor and the PIPE Investors will beneficially own a significant equity interest in New Sable and may take actions that conflict with your interests.

•

Insiders will continue to have substantial influence over New Sable after the Business Combination, which could limit your ability to affect the outcome of key transactions, including a change of control.

•	The future exercise of registration rights may adversely affect the market price of New Sable common stock.

•

Because there are no current plans to pay cash dividends on the New Sable common stock, you may not receive any return on investment unless or you sell your New Sable common stock at a price greater than what you paid for it.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF FLAME

The information presented below is derived from Flame’s unaudited condensed interim financial statements as of September 30, 2022 and the nine months ended September 30, 2022 and 2021, and the audited financial statements as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and the period from October 16, 2020 (inception) through December 31, 2020, included elsewhere in this proxy statement.

Flame’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the summary historical financial data set forth below together with Flame’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Flame’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

Flame is providing the following summary historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of September 30,	As of December 31,
	2022	2021	2020
	(unaudited)
Balance Sheet Data:
Cash	$140,238	$322,768	$9,014
Investments held in trust account	$288,811,477	$287,516,153	$—
Total assets	$289,190,211	$288,439,429	$304,223
Total liabilities	$5,522,579	$13,878,865	$280,880
Class A Common Stock subject to possible redemption	$288,250,183	$287,500,000	$—
Total stockholders’ (deficit) equity	$(4,582,551)	$(12,939,436)	$23,343
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding, excluding 28,750,000 shares subject to possible redemption at September 30, 2022 and December 31, 2021 and 2020	—	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at September 30, 2022 and December 31 2021 and 2020	719	719	719

	Nine Months Ended September 30,		Year Ended December 31,	From the Period from October 16, 2020 (inception) Through December 31,
	2022	2021	2021	2020
	(unaudited)
Statement of Operations Data:
Loss from operations	$(2,012,339)	$(836,461)	$(1,682,816)	$(1,657)
Interest income from trust account	$1,615,323	$10,052	$16,153	$—
Offering costs allocated to warrants	$—	$(280,829)	$(280,829)	$—
Initial fair value of promissory note	—	—	(18,323)	—
Change in fair value of value of warrant liabilities	$10,003,125	$6,050,500	$6,155,125	$—
Change in fair value of convertible promissory notes—related parties	$(21,011)	$—	$83,768	$—
Income tax expense	$(530,156)	$—	$—	$—
Net income (loss)	$9,054,942	$4,943,262	$4,273,078	$(1,657)
Weighted average redeemable Class A common stock outstanding	28,750,000	22,536,630	24,417,808	—
Basic and diluted net income per Class A common share	$0.25	$0.17	$0.14	$—
Weighted average non-redeemable Class B Common stock outstanding	7,187,500	6,984,890	7,187,500	2,812,500
Basic and diluted net income (loss) per Class B common share	$0.25	$0.17	$0.14	$(0.00)
Statement of Cash Flows Data:
Net cash used in operating activities	$(837,530)	$(1,235,434)	$(2,007,824)	$(537)
Net cash provided by (used in) investing activities	$320,000	$(287,500,000)	$(287,500,000)	$—
Net cash provided by financing activities	$335,000	$289,021,579	$289,821,578	$9,551

SUMMARY HISTORICAL FINANCIAL INFORMATION OF SYU

The information presented below is derived from the SYU unaudited condensed combined financial statements and audited combined financial statements included elsewhere in this proxy statement for the nine months ended September 30, 2022 and 2021 and the years ended December 31, 2021 and 2020 and the balance sheet data as of September 30, 2022 and December 31, 2021 and 2020.

SYU’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the summary historical financial data set forth below together with SYU’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “SYU Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

SYU is providing the following summary historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of September 30,	As of December 31,
	2022	2021	2020
Balance Sheet Data:
In thousands
Materials and supplies	$17,244	$15,043	$20,044
Total oil and gas properties, net	$700,783	$2,106,019	$2,107,251
Total assets	$726,151	$2,129,044	$2,129,267
Total liabilities	$358,728	$348,166	$316,891
Parent net investment	$367,423	$1,780,878	$1,812,376

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020
Statement of Operations Data:
In thousands
Revenues:
Oil and gas sales	$—	$—	$—	$—
Operating expenses:
Operations and maintenance	$45,888	$43,404	$72,827	$45,946
Depletion, depreciation, amortization, and accretion	$15,371	$14,538	$19,384	$18,358
Impairment of oil and gas properties	$1,404,307	$—	$—	$—
General and administrative	$9,394	$10,585	$17,777	$11,655
Other income	$635	$215	$278	$420
Net loss	$(1,474,325)	$(68,312)	$(109,710)	$(75,539)
Statement of Cash Flows Data:
Net cash used in operating activities	$(60,870)	$(51,891)	$(78,212)	$(47,033)
Net cash provided by financing activities	$60,870	$51,891	$78,212	$47,033

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data is derived from the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information gives effect to the Merger and the transactions (together referred to as the “Transactions” herein), summarized below:

•

the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment) and related agreements, collectively referred to as the “Business Combination”;

•

the conversion of the 7,187,500 shares of Flame Class B common stock held by our Sponsor and other initial stockholders into 7,187,500 shares of New Sable common stock, in connection with the closing of the Business Combination; and

•	the illustrative redemption by Flame of shares of Flame Class A common stock held by public stockholders in connection with the Transactions.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•	Assuming No Redemption: This scenario assumes that no shares of Flame Class A common stock are redeemed, and

•

Assuming Maximum Redemption: This scenario assumes that approximately 82% of the shares of redeemable Flame Class A common stock are redeemed (i.e., 23,471,300 shares of Flame Class A common stock are redeemed), resulting in an aggregate payment of approximately $235,417,140 from the trust account. This is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200,000,000 Sable-EM Minimum Cash Threshold and have sufficient capital for operations.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, combines the historical statements of operations of Flame and the historical combined statements of SYU, the predecessor entity, (including the Assets, as defined by the Sable-EM Purchase Agreement, excluding the Pipelines) for such periods on a pro forma basis, as if the Transactions had been consummated on January 1, 2021, the beginning of the earliest period presented. The successor entity will be New Sable and its combined statements of operations and positions will reflect Sable’s purchase of the Assets (as defined in the Sable-EM Purchase Agreement), including the Pipelines.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical condensed balance sheet of Flame and the historical combined balance sheet of SYU on such date on a pro forma basis, as if the Transactions had been consummated on September 30, 2022.

The summary unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•

information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” including the accompanying notes to the unaudited pro forma condensed combined financial information, included elsewhere in this proxy statement;

•

the (i) historical audited financial statements of Flame as of and for the year ended December 31, 2021, and (ii) historical condensed unaudited financial statements of Flame as of and for the nine months ended September 30, 2022, included elsewhere in this proxy statement;

•

the (i) historical audited combined financial statements of SYU as of and for the year ended December 31, 2021, and (ii) historical unaudited condensed combined financial statements of SYU as of and for the nine months ended September 30, 2022, included elsewhere in this proxy statement; and

•

other information relating to Flame and SYU contained in this proxy statement, including information in the sections titled “Flame’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “SYU’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

(in thousands)	Assuming No Redemption	Assuming Maximum Redemption
Total assets	$1,281,859	$1,046,442

Total liabilities	$754,965	$754,965

Total stockholders’ equity	$526,894	$291,477

Total liabilities, common stock subject to redemption and stockholders’ equity	$1,281,859	$1,046,442

Summary Unaudited Pro Forma Condensed Combined Statement of Operations—Nine Months Ended September 30, 2022

(in thousands, except share and per share data)	Assuming No Redemption	Assuming Maximum Redemption
Total revenue	$—	$—

Total operating expenses	$1,484,315	$1,484,315
Impairment of oil and gas properties	$1,404,307	$1,404,307
Other operating expenses	$80,008	$80,008

Loss from operations	$(1,484,315)	$(1,484,315)

Net loss	$(1,520,969)	$(1,520,969)

Basic and diluted net loss per share:
Class A	$(22.06)	$(33.45)
Class B	NA	NA
Weighted average shares for basic and diluted:
Class A	68,937,500	45,466,200
Class B	NA	NA

Summary Unaudited Pro Forma Condensed Combined Statement of Operations—Year Ended December 31, 2021

(in thousands, except share and per share data)	Assuming No Redemption	Assuming Maximum Redemption
Total revenue	$—	$—

Total operating expenses	$185,833	$185,833

Loss from operations	$(185,833)	$(185,833)

Net loss	$(242,030)	$(242,030)

Basic and diluted net loss per share:
Class A	$(3.51)	$(5.32)
Class B	NA	NA
Weighted average shares for basic and diluted:
Class A	68,937,500	45,466,200
Class B	NA	NA

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that express Flame’s, Holdco’s and Sable’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination and the benefits of the Business Combination, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which New Sable will operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Flame, Holdco and Sable.

Factors that may impact such forward-looking statements include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the outcome of any legal proceedings that may be instituted against Flame, Holdco, Sable or others following announcement of the Business Combination and the transactions contemplated in the Merger Agreement;

•

the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Flame, to obtain financing to complete the Business Combination or to satisfy other conditions to closing in the Merger Agreement;

•	the ability to obtain or maintain the listing of New Sable common stock on the NYSE following the Business Combination;

•	the ability to recommence production of the SYU and the cost and time required therefor, and production levels once recommenced;

•

commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;

•

uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks;

•	the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production;

•	reductions in cash flow and lack of access to capital;

•	Flame’s ability to satisfy future cash obligations;

•	restrictions in existing or future debt agreements or structured or other financing arrangements;

•	the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;

•	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of New Sable to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the proposed Business Combination;

•	changes in applicable laws or regulations;

•	the accuracy of New Sable’s projections and estimates regarding its expenses, capital requirements, cash utilization, and need for additional financing;

•	the expected uses of the net proceeds from the Business Combination;

•	New Sable’s ability to recruit and retain key members of management and other key personnel;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Business Combination;

•	developments relating to New Sable’s competitors and its industry;

•	the possibility that Flame, Holdco or Sable may be adversely impacted by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated in this proxy statement, including those under the heading “Risk Factors” in this proxy statement, and other filings that have been made or will be made with the SEC by Flame and New Sable, as applicable.

The forward-looking statements contained in this proxy statement are based on Flame’s, Holdco’s and Sable’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination, Flame, Holdco and Sable. There can be no assurance that future developments affecting Flame. Holdco and/or Sable will be those that Flame, Holdco or Sable has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Flame’s, Holdco’s and/or Sable’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Flame, Holdco and Sable will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal, the NYSE proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect Flame, Holdco and Sable.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The following risk factors apply to the business and operations of Flame, Sable and the business and operations of New Sable following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of Flame, Sable and the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Flame, Sable and New Sable may also face additional risks and uncertainties that are not presently known to Flame or Sable, or that Flame or Sable currently deem immaterial, which may also impair our or Flame’s, Sable’s and New Sable’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Restart of Production

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to New Sable.

We need to satisfy a number of permitting obligations and other requirements before we can restart production of the SYU Assets. The requirements to restart Lines 901 and 903 include those set forth in a Consent Decree with federal and state agencies. While the operator of the lines has satisfied most of the conditions to restart including under the Consent Decree, there is no assurance that we will be successful in satisfying the remainder of the requirements and restarting production of the SYU Assets in a timely manner.

SYU suspended production as a result of the Line 901 incident and consequent suspension of service, and SYU’s business depends on its production restarting. We need to satisfy a number of requirements related to SYU and Lines 901 and 903 before we can restart production. Such requirements include conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. For further information, see “Information About SYU—Pipeline 901 Incident.” While the current operator of Lines 901 and 903 has satisfied most of the conditions to restart including under the Consent Decree, there is no assurance that we will be successful in satisfying the remaining requirements and restarting production in a timely manner. If we fail to restart production by January 1, 2026, the prior owner of SYU may exercise its right to cause us to reassign the SYU Assets. See “Risks Related to the Business of SYU—We may be unable to restart production of SYU by January 1, 2026, which would permit EM to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement other than the deemed repayment in full of the principal and accrued interest outstanding under the Term Loan Agreement.”

Our assumptions and estimates regarding the total costs associated with restarting production may be inaccurate.

We currently estimate the total costs we will incur in order to restart production to be approximately $172 million. The expenditures will primarily be directed toward obtaining the necessary regulatory approvals by the third quarter of 2023 and completing the pipeline repairs and bringing the shut-in assets back online during the first quarter of 2024. This estimate of costs to restart production considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. Accordingly, our assumptions and estimates may change in future periods based on future events and total costs may materially increase; therefore, we can provide no assurance that we will not have to incur additional costs in future periods significantly higher than our estimated costs for the restart of production.

There is no guarantee that New Sable will have sufficient cash to restart production of the SYU Assets after the completion of the Business Combination.

Until New Sable restarts production of the SYU Assets, it will not generate any revenue or cash flows from operations. New Sable will rely on cash on hand, which will consist of the aggregate cash proceeds on the balance sheet after giving effect to the Business Combination, any redemptions of Flame common stock in connection therewith and the PIPE Investment, to fund the operations necessary to restart production of the SYU Assets. While New Sable believes it will have sufficient cash on hand after the completion of the Business Combination to restart production of the SYU Assets, there is no guarantee it will. If New Sable does not have sufficient cash on hand after the completion of the Business Combination to restart production of SYU, New Sable may need to raise additional capital to continue its operations, and this capital may not be available on acceptable terms or at all. If New Sable does not have sufficient cash on hand or is unable to obtain additional funding on a timely basis, it may be unable to restart production of SYU, which could materially affect its business, financial condition and results of operations. See “Risk Factors—Risks Related to the Business of SYU—We may be unable to restart production of SYU by January 1, 2026, which would permit EM to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement other than the deemed repayment in full of the principal and accrued interest outstanding under the Term Loan Agreement.”

Risks Related to the Business of SYU

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to New Sable.

Oil, natural gas and natural gas liquids, or “NGL(s)”, prices are volatile, due to factors beyond our control, and greatly affect SYU’s business, results of operations and financial condition. Any decline in, or sustained low levels of, oil, natural gas and NGL prices will cause a decline in SYU’s cash flow from operations, which could materially and adversely affect its business, results of operations and financial condition.

SYU’s revenues, operating results, profitability, liquidity, future growth and the value of our assets depend primarily on prevailing commodity prices. Historically, oil and natural gas prices have been volatile and fluctuate in response to changes in supply and demand, market uncertainty, and other factors that are beyond our control, including:

•	the regional, domestic and foreign supply of oil, natural gas and NGLs;

•	the level of commodity prices and expectations about future commodity prices;

•	the level of global oil and natural gas exploration and production;

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localized supply and demand fundamentals, including the proximity and capacity of pipelines and other transportation facilities, and other factors that result in differentials to benchmark prices from time to time;

•	the cost of exploring for developing, producing and transporting reserves;

•	the price and quantity of foreign imports;

•	political and economic conditions in oil producing countries, including conflicts in or among the Middle East, Africa, South America and Russia;

•	the ability of members of the Organization of Petroleum Exporting Countries (“OPEC”) to agree to and maintain oil price and production controls;

•	speculative trading in crude oil and natural gas derivative contracts;

•	the level of consumer product demand;

•	weather conditions and other natural disasters;

•	risks associated with operating drilling rigs;

•	technological advances affecting exploration and production operations and overall energy consumption;

•	domestic and foreign governmental regulations and taxes;

•	the impact of energy conservation efforts;

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the continued threat of terrorism and the impact of military and other action, including the Russia-Ukraine war and its destabilizing effect on the European continent and the global oil and natural gas markets;

•	the price and availability of competitors’ supplies of oil and natural gas and alternative fuels; and

•	overall domestic and global economic conditions.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil, natural gas and NGL price movements with any certainty. For example, for the five years ended December 31, 2021, the NYMEX-WTI oil futures price ranged from a high of $84.65 per Bbl to a low of $(37.63) per Bbl, while the NYMEX-Henry Hub natural gas futures price ranged from a high of $6.31 per MMBtu to a low of $1.48 per MMBtu. For the year ended December 31, 2021, the NYMEX-WTI oil futures price ranged from a high of $84.65 per Bbl on October 26, 2021 to a low of $47.62 per Bbl on January 4, 2021 and the NYMEX-Henry Hub natural gas futures price ranged from a high of $6.31 per MMBtu on October 5, 2021 to a low of $2.45 per MMBtu on January 22, 2021. Likewise, NGLs, which are made up of ethane, propane, isobutane, normal butane and natural gasoline, each of which has different uses and different pricing characteristics, have sustained depressed realized prices during this period and are generally correlated with the price of oil. While recent events have led to elevated oil, natural gas and NGL prices, an extended decline in commodity prices could materially and adversely affect our business, results of operations and financial condition.

If commodity prices decline and remain depressed for a prolonged period, SYU’s business may become uneconomic and result in write downs of the value of our properties, which may adversely affect our financial condition and our ability to fund operations.

Oil, natural gas and NGL prices have experienced significant volatility over the past few years. An extended decline in commodity prices could render SYU’s business uneconomical and result in a downward adjustment of its assets, which would reduce our ability to fund our operations. An extended decline, or sustained marked uncertainty, in commodity prices may cause us to write down, as a non-cash charge to earnings, the carrying value of our oil and natural gas properties for impairments. We may in the future incur impairment charges that could have a material adverse effect on our results of operations in the period taken. Sustained declines or uncertainty in commodities prices may adversely affect SYU’s financial condition, results of operations, ability to reduce debt, ability to pay dividends and the timing of SYU’s capital projects.

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we expect to receive for our future production could significantly reduce our cash flow and adversely affect our financial condition.

The prices that we expect to receive for our future oil and natural gas production will often reflect a regional discount, based on the location of production, to the relevant benchmark prices, such as NYMEX or ICE, that are used for calculating hedge positions. The prices we expect to receive for our future production are also affected by the specific characteristics of the production relative to production sold at benchmark prices. For example, California oil typically has a lower gravity, and a portion typically has higher sulfur content, than oil sold at certain benchmark prices. Therefore, because our oil will likely require more complex refining equipment to convert it into high value products, it may sell at a discount to those prices. These discounts, if significant, could reduce our cash flows and adversely affect our results of operations and financial condition.

The estimated quantities of petroleum contained in the SYU Assets are classified as “contingent resources” rather than “reserves” because they are subject to numerous contingencies. There is no assurance that any of the petroleum contained in the SYU Assets will ever be recovered or reclassified as “reserves.”

The resources are contingent upon (1) approval from federal, state and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market and (3) commitment to restart the wells and facilities. Some or all of the contingent resources may be reclassified as “reserves” if all of the contingencies are successfully resolved but there is no assurance that the contingencies will be resolved or resolved in a timely manner or that any of the petroleum in the SYU Assets will be recovered.

The NSAI Report does not account for any costs required to resolve the contingencies, and the cash flow estimates in the NSAI Report assume these contingencies have been resolved.

The NSAI Report includes cash flow estimates related to the SYU Assets oil and gas properties but these cash flow estimates do not provide for the costs of resolving the existing contingencies. The cash flow estimates assume all contingencies have been resolved and such estimates have not been risked to account for the possibility that the contingencies are not successfully addressed.

Even if all the contingencies are resolved and all the facilities are restarted, the amounts recovered may be substantially less than estimated.

The approximate probability that the quantities of contingent resources actually recovered will equal or exceed the estimated amounts is generally inferred to be 90 percent for the low estimate, which is the estimate provided in the NSAI Report. Even if all contingencies have been successfully addressed and all the facilities restarted, and assuming NSAI correctly assessed the likelihood and magnitude of contingent resources recovery, there remains some risk that the amounts recovered may be substantially less than estimated.

The cash flow estimates are based on numerous assumptions from NSAI, Sable and EM. The cash flow ultimately generated, if any, may be substantially less than estimated if any of these assumptions were inaccurate.

The NSAI report incorporates numerous assumptions about future operating costs and oil, NGLs and gas prices. The oil price adjustment of $(4.50) per barrel used in the NSAI Report is based on Sable’s anticipated marketing agreements, although NSAI’s analysis of historical records of the SYU Assets prior to the Line 901 incident indicated the adjustment should be approximately $(20.00) per barrel. Operating costs used in the NSAI Report are based on EM’s records and include only direct field- and lease-level costs; they do not include any headquarters general and administrative expenses, nor do they include any expenses for maintenance prior to the restart of production, which is expected to occur in the first quarter of 2024. Additionally, the operating costs and abandonment costs are not escalated for inflation. The cash flow estimates may increase or decrease due to market conditions, future operations, actual reservoir performance, changes in regulations or if any of the other assumptions are incorrect. Accordingly, the cash flow ultimately generated, if any, may be substantially less than estimated if any of these assumptions were inaccurate.

The contingent resources shown in the NSAI Report are only estimates and should not be construed as exact quantities. The contingent resource estimates are based on a limited analysis, and NSAI did not seek to investigate every risk or every aspect of the properties.

NSAI did not perform a field inspection of the properties or examine the mechanical operation or condition of the wells and facilities. NSAI did not investigate possible environmental liability or examine the titles to the properties or the interest owned. The estimates assume that the properties will be operated in a prudent manner and that no governmental regulations or controls will be put in place that would impact our ability to recover the contingent resources. In addition to the primary economic and operational assumptions, there are uncertainties inherent in the interpretation of engineering and geoscience data. Accordingly, the cash flow ultimately generated, if any, may be substantially less than NSAI estimates.

Our hedging strategy in the future may not effectively mitigate the impact of commodity price volatility from our cash flows, and our hedging activities could result in cash losses and may limit potential gains.

We expect that we will develop and maintain a portfolio of commodity derivative contracts covering a specified percentage or range of our estimated production from proved developed producing reserves over a one-to-three-year period at any given point in time. These commodity derivative contracts will likely include natural gas, oil and NGL financial swaps. The prices and quantities at which we enter into commodity derivative contracts covering our production in the future will be dependent upon oil and natural gas prices and price expectations at the time we enter into these transactions, which may be substantially higher or lower than current or future oil and natural gas prices. Accordingly, our price hedging strategy may not protect us from significant declines in oil, natural gas and NGL prices received for our future production. Many of the derivative contracts to which we will be a party will require us to make cash payments to the extent the applicable index exceeds a predetermined price, thereby limiting our ability to realize the benefit of increases in oil, natural gas and NGL prices. If our actual production and sales for any period are less than our hedged production and sales for that period (including reductions in production due to operational delays) or if we are unable to perform our drilling activities as planned, we might be forced to satisfy all or a portion of our hedging obligations without the benefit of the cash flow from our sale of the underlying physical commodity, which may materially impact our liquidity.

Developing and producing oil, natural gas and NGLs are costly and high-risk activities with many uncertainties that may result in a total loss of investment or otherwise adversely affect our business, financial condition, results of operations and cash flows. Many of these risks are heightened for us due to the fact that most of our equipment has been shut-in for more than seven years.

Our development and production operations may be curtailed, delayed, canceled or otherwise negatively impacted as a result of many factors, including:

•	high costs, shortages or delivery delays of rigs, equipment, labor, electrical power or other services;

•	unusual or unexpected geological formations;

•	composition of sour natural gas, including sulfur, carbon dioxide and other diluent content;

•	unexpected operational events and conditions;

•	failure of down hole equipment and tubulars;

•	loss of wellbore mechanical integrity;

•	failure, unavailability or shortage of capacity of gathering and transportation pipelines, or other transportation facilities;

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human errors, facility or equipment malfunctions and equipment failures or accidents, including acceleration of deterioration of our facilities and equipment due to the highly corrosive nature of sour natural gas;

•	excessive wall loss or other loss of pipeline integrity;

•	title problems;

•	litigation, including landowner lawsuits;

•	loss of drilling fluid circulation;

•	hydrocarbon or oilfield chemical spills;

•	fires, blowouts, surface craterings and explosions;

•	surface spills or underground migration due to uncontrollable flows of oil, natural gas, formation water or well fluids;

•	delays imposed by or resulting from compliance with environmental and other governmental or regulatory requirements;

•	delays due to operations in environmentally sensitive areas; and

•	adverse weather conditions and natural disasters.

Many of these risks are heightened for us due to the fact that most of our equipment has been shut-in for more than seven years. Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties. In the event that planned operations are delayed or canceled, or existing wells or development wells have lower than anticipated production due to one or more of the factors above or for any other reason, our financial condition and results of operations may be adversely affected. If any of these factors were to occur with respect to a particular field, we could lose all or a part of our investment in the field or we could fail to realize the expected benefits from the field, either of which could materially and adversely affect our business, financial condition, results of operations and cash flows.

The enactment of derivatives legislation could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), enacted in 2010, establishes federal oversight and regulation of, among other things, the over-the-counter derivatives market and certain participants in that market, including us. Rules and regulations applicable to over-the-counter derivatives transactions may affect both the size of positions that we may hold and the ability or willingness of counterparties to trade opposite us, potentially increasing costs for transactions. Moreover, such changes could materially reduce our hedging opportunities which could adversely affect our revenues and cash flow during periods of low commodity prices. While many Dodd-Frank Act regulations are already in effect, the rulemaking and implementation process is ongoing, and the ultimate effect of the adopted rules and regulations and any future rules and regulations on our business remains uncertain. See “Information About SYU—Other Regulation of the Oil and Natural Gas Industry—Derivatives Regulation” for additional information.

Development and production of oil, natural gas and NGLs in offshore waters have inherent and historically higher risk than similar activities onshore.

Our offshore operations are subject to a variety of operating risks specific to the marine environment, such as a dependence on a limited number of electrical transmission lines, as well as capsizing, collisions and damage or loss from adverse weather conditions. Offshore activities are subject to more extensive governmental regulation than onshore oil and natural gas activities. We are vulnerable to the risks associated with operating offshore California, including risks relating to:

•	impacts of climate change and natural disasters such as earthquakes, tidal waves, mudslides, fires and floods;

•	oil field service costs and availability;

•	compliance with environmental and other laws and regulations;

•	third-party marine vessels;

•	response capabilities for personnel, equipment and environmental incidents;

•	remediation and other costs resulting from oil spills, releases of hazardous materials and other environmental and natural resource damages; and

•	failure of equipment or facilities.

In addition to lost production and increased costs, these hazards could cause serious injuries, fatalities, contamination or property damage for which we could be held responsible. The potential consequences of these hazards are particularly severe for us because significant portions of our offshore operations are conducted in environmentally sensitive areas, including areas with significant residential populations and public and commercial infrastructure. An accidental oil spill or release on or related to offshore properties and operations could expose us to joint and several strict liability, without regard to fault, under applicable law for all containment and oil removal costs and a variety of public and private damages including, but not limited to, the costs of remediating a release of oil, natural resource damages, and economic damages suffered by persons adversely affected by an oil spill. If an oil discharge or substantial threat of discharge were to occur, we may be subject to regulatory scrutiny and liable for costs and damages, which costs and damages could be material to our business, financial condition or results of operations and could subject us to criminal and civil penalties. Finally, maintenance activities undertaken to reduce operational risks can be costly and can require exploration, exploitation and development operations to be curtailed while those activities are being completed.

Oil and natural gas producers’ operations are substantially dependent on the availability of water and the disposal of waste, including produced water and drilling fluids. Restrictions on the ability to obtain water or dispose of waste may impact our operations.

Water is an essential component of oil and natural gas production during the drilling and production process. Our inability to locate sufficient amounts of water, or dispose of or recycle water used in our development and production operations, could adversely impact our operations. Moreover, the imposition of new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of natural gas. The Clean Water Act imposes restrictions and strict controls regarding the discharge of produced waters and other natural gas and oil waste into “waters of the United States.” Permits must be obtained to discharge pollutants to such waters and to conduct construction activities in such waters, which include certain wetlands. The Clean Water Act and similar state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of pollutants and unauthorized discharges of reportable quantities of oil and other hazardous substances. State and federal discharge regulations prohibit the discharge of produced water and sand, drilling fluids, drill cuttings and certain other substances related to the natural gas and oil industry into coastal waters. Compliance with current and future environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for the disposal and recycling of produced water, drilling fluids and other wastes may increase our operating costs and cause delays, interruptions or termination of our operations, the extent of which cannot be predicted. In addition, in some instances, the operation of underground injection wells for the disposal of waste has been alleged to cause earthquakes. In some jurisdictions, such issues have led to orders prohibiting continued injection or the suspension of drilling in certain wells identified as possible sources of seismic activity or resulted in stricter regulatory requirements relating to the location and operation of underground injection wells. Any orders or regulations addressing concerns about seismic activity from well injection in jurisdictions where we operate could affect our operations. See “Information About SYU—Environmental, Occupational Safety and Health Matters and Regulations—Water Discharges” for an additional description of the laws and regulations relating to the discharge of water and other wastes that affect us.

The unavailability or high cost of rigs, equipment, supplies and crews could delay our operations, increase our costs and delay forecasted revenue.

Our industry is cyclical, and historically there have been periodic shortages of rigs, equipment, supplies and crew. Sustained declines in oil and natural gas prices may reduce the number of service providers for such rigs, equipment, supplies and crews, contributing to or resulting in shortages. Alternatively, during periods of higher oil and natural gas prices, the demand for rigs, equipment, supplies and crews is increased and can lead to shortages of, and increasing costs for, development equipment, supplies, services and personnel. While we have mitigated some of these issues with dedicated rigs, shortages of, or increasing costs for, experienced development crews and oil field equipment and services could restrict SYU’s ability to drill the wells and conduct the operations that it currently has planned relating to the fields where our properties are located. In addition, some of our operations require supply materials for production, such as CO2, which could become subject to shortages and increased costs. Any delay in the development of new wells or a significant increase in development costs could reduce our revenues and impact our development plan, which would thus affect our financial conduction, results of operations and our cash flows.

The third parties on whom we rely for transportation services are subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business.

The operations of the third parties on whom we rely for transportation services are subject to complex and stringent laws and regulations that require obtaining and maintaining numerous permits, approvals and certifications from various federal, state and local government authorities. These third parties may incur substantial costs in order to comply with existing laws and regulations. If existing laws and regulations governing such third-party services are revised or reinterpreted, or if new laws and regulations become applicable to their operations, these changes may affect the costs that we pay for such services. Similarly, a failure to comply with such laws and regulations by the third parties on whom we rely for transportation services could impact the availability of those services. Any potential impact to the availability of transportation services could impact our ability to market and sell our production, which could have a material adverse effect on our business, financial condition and results of operations. See “Information About SYU—Environmental, Occupational Safety and Health Matters and Regulations” and “Information About SYU—Other Regulation of the Oil and Natural Gas Industry” for a description of the laws and regulations that affect the third parties on whom we rely for transportation services.

Our business depends in part on pipelines, gathering systems and processing facilities owned by us or others. Any limitation in the availability of those facilities could interfere with our ability to market our oil, natural gas and NGL production.

The marketability of our oil, natural gas and NGL production depends in part on the availability, proximity and capacity of pipelines and other transportation methods, gathering systems and processing facilities owned by us or third parties. The amount of oil, natural gas and NGLs that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of contracted capacity on such systems. For example, our ability to produce and sell oil from SYU will depend on the continued availability of the pipeline infrastructure between platforms, for delivery of that oil to shore, and for further delivery to market, and any unavailability of that pipeline infrastructure could cause us to shut in all or a portion of the production from the SYU properties for the length of such unavailability. Our access to transportation options can also be affected by U.S. federal and state regulation of oil and natural gas production and transportation, general economic conditions and changes in supply and demand. The curtailments arising from these and similar circumstances may last from a few days to several months or more. In many cases, we are provided with only limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in gathering system or transportation or processing facility capacity could reduce our ability to market our oil and natural gas production and harm our business, financial condition, results of operations and cash flows.

Loss of our key executive officers or other key personnel, or an inability to attract and retain such officers and personnel, could negatively affect our business and, in one instance, could cause a default under the primary agreement governing our existing indebtedness.

Our future success depends on the skills, experience and efforts of our executive officers. The sudden loss of any of these executives’ services or our failure to appropriately plan for any expected executive succession could materially and adversely affect our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. Additionally, we also depend on our ability to attract and retain qualified personnel to operate and expand our business. If we fail to attract or retain talented new employees, our business and results of operations could be negatively affected. Workers may choose to pursue employment with our competitors or in other fields; this competition has become exacerbated by the increase in employee resignations currently taking place throughout the United States as a result of the COVID-19 pandemic, which is commonly referred to as the “great resignation.” Additionally, the Term Loan Agreement requires that James Flores, our Chairman, President and Chief Executive Officer, remains directly and actively involved in the day-to-day management of our business, subject to the right of the holder of such indebtedness to approve his replacement, such approval not to be unreasonably withheld.

We may incur losses as a result of title defects or deficiencies in our properties.

The existence of a material title deficiency can render a lease worthless and can adversely affect our results of operations and financial condition. While we have done extensive title diligence in advance of the Business Combination and typically obtain title opinions prior to commencing drilling operations on a lease or in a unit, the failure of title or other defects or deficiencies may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

We will not own all of the land on which the assets are located or all of the land that we must traverse in order to conduct our operations. There are disputes with respect to certain of the rights-of-way or other interests and any unfavorable outcomes of such disputes could require us to incur additional costs.

We will not own in fee all of the land on which our assets are located or all of the land that we must traverse in order to conduct our operations. Rather, many of the properties or rights are derived from surface use agreements, rights-of-way or other easement rights and, therefore, we will be subject to the possibility of more onerous terms or increased costs to retain necessary land access if we do not have valid rights-of-way or if such rights-of-way lapse or terminate. Some of the rights to land owned by third parties and governmental agencies are obtained for a specific period of time and under certain conditions. We believe that we will have obtained sufficient right-of-way grants from public authorities (subject to receipt of certain governmental permits and consents) and private parties for us to operate our business. However, certain private landowners along sectors of Pipeline Segment 901 have made claims that the easement agreements with them are no longer effective because the pipeline is not transporting oil. If these landowners are successful with their claims, we may be required to make further easement payments. Our loss of any of these surface use agreements, rights-of-way or other easement rights through lapse or failure to satisfy or maintain certain conditions could require us to cease operations on the affected land or find alternative locations for our operations at increased costs, any of which could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to restart production by January 1, 2026, which would permit EM to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement other than the deemed repayment in full of the principal and accrued interest outstanding under the Term Loan Agreement.

If we fail to restart production of the SYU Assets by January 1, 2026 (the “Restart Failure Date”), then pursuant to the Sable-EM Purchase Agreement, for 180 days thereafter, EM will have the exclusive right, but not the obligation, to require us to reassign the Assets and rights to EM or its designated representative, without reimbursing us for any of our costs or expenditures (the “Reassignment Option”). If we have acquired any additional rights or assets or have developed additional improvements related to the SYU Assets, records or benefits subsequent to the Closing, on EM’s request we also would be required to assign and deliver those additional rights, assets, improvements, records or benefits to EM without being reimbursed for any of our additional costs or expenses. If we are unable to restart production of the SYU Assets by the Restart Failure Date and EM exercises its Reassignment Option, EM will become the owner of substantially all of our business and we may be forced to wind-down our operations. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sable-EM Purchase Agreement.” Our ability to restart production of the SYU Assets is subject to several risks, and there is no assurance that we will be able to restart production of the SYU Assets by the Restart Failure Date. See “Risk Factors—Risks Related to the Restart of Production.”

Restrictive covenants in the Term Loan Agreement or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Restrictive covenants in the Senior Secured Term Loan Agreement (the “Term Loan Agreement”) impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the Term Loan Agreement unless we gain EM’s consent. These restrictions limit our ability to, among other things:

•	engage in mergers, consolidations, liquidations, or dissolutions;

•	create or incur debt or liens;

•	make certain debt prepayments;

•	pay dividends, distributions, management fees or certain other restricted payments;

•	make investments, acquisitions, loans, or purchase oil and gas properties;

•	sell, assign, farm-out or dispose of any property;

•	enter into transactions with affiliates;

•

enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the Term Loan Agreement, payments of dividends to us, or payment of debt owed to us and our subsidiaries; and

•	change the nature of our business.

The Term Loan Agreement also contains representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control). During the pendency of the Term Loan Agreement and in case of an event of default thereunder, EM may exercise all remedies at law or equity, and may foreclose upon substantially all of our assets and the assets of our subsidiaries, including, in the event of a deficiency, cash and any other assets not acquired from EM in the Business Combination to the extent constituting collateral under the applicable financing documents. We may not be able to obtain amendments, waivers or consents for potential or actual breaches of such representations and warranties or covenants, or we may be unable to obtain such amendments waivers or consents on acceptable terms, all of which could limit management’s flexibility to operate the business. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Senior Secured Term Loan Agreement.”

Under the terms of the Term Loan Agreement, restarting production will trigger a springing maturity date following a specified grace period, and the terms on which we will be able to refinance the Term Loan Agreement, if necessary, will depend on then-prevalent market conditions.

The Term Loan Agreement includes a springing maturity date of ninety (90) days after Restart Production (as defined in the Sable-EM Purchase Agreement) (i.e., one hundred eighty (180) days after resumption of actual production from the wells), which could require a future refinancing of the indebtedness under the Term Loan Agreement or the incurrence of new indebtedness. The terms on which we would be able to obtain any refinancing of the Term Loan Agreement will depend on market conditions at the time of any such refinancing.

We may in the future refinance our existing indebtedness or incur new indebtedness at variable rates and without the option to pay interest in-kind, which would subject us to interest rate risk and could cause our debt service obligations to increase significantly.

The outstanding principal amount under our Term Loan Agreement bears interest at a fixed rate and we have the option of capitalizing the interest onto the principal rather than paying cash interest, but we may in the future refinance our existing indebtedness or incur new indebtedness with variable rates and mandatory cash interest payments, which would expose us to interest rate risk and additional liquidity burdens. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even if the principal amount remained the same, and our net income and cash available for servicing our indebtedness would decrease.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or ability to pay dividends.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity or debt securities, or a combination thereof. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt, the debt holders would have rights senior to holders of New Sable common stock to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on New Sable common stock. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of New Sable common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and their impact on the market price of New Sable common stock.

We are exposed to trade credit risk in the ordinary course of our business activities.

We are exposed to risks of loss in the event of nonperformance by our vendors and other counterparties. Some of our vendors and other counterparties may be highly leveraged and subject to their own operating and regulatory risks. Many of our vendors and other counterparties finance their activities through cash flow from operations, the incurrence of debt or the issuance of equity. The combination of reduction of cash flow resulting from declines in commodity prices and the lack of availability of debt or equity financing may result in a significant reduction in our vendors’ and other counterparties’ liquidity and ability to make payments or perform on their obligations to us. Even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with other parties. Any increase in the nonpayment or nonperformance by our vendors or other counterparties could adversely affect our business, financial condition, results of operations and cash flows.

We may incur substantial losses and be subject to substantial liability claims as a result of catastrophic events. We may not be insured for, or our insurance may be inadequate to protect us against, these risks. Expenses not covered by our insurance could have a material adverse effect on our financial position and results of operations.

Our operations are subject to all of the hazards and operating risks associated with drilling for and production of oil and natural gas, including natural disasters, the risk of fire, explosions, blowouts, surface cratering, uncontrollable flows of natural gas, oil and formation water, pipe or pipeline failures, abnormally pressured formations, casing collapses and environmental hazards such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, all of which could cause substantial financial losses. The location of any properties and other assets near environmentally sensitive areas or near populated areas, including residential areas, commercial business centers and industrial sites, could significantly increase the level of potential damages resulting from these risks. Other catastrophic events such as earthquakes, floods, mudslides, fires, droughts, contagious diseases, terrorist attacks and other events that cause operations to cease or be curtailed may adversely affect our business and the communities in which we operate. For example, utilities have begun to suspend electric services to avoid wildfires during windy periods in California, a business disruption risk that is not insured. We may be unable to obtain, or may elect not to obtain, insurance for certain risks if we believe that the cost of available insurance is excessive relative to the risks presented. The occurrence of any of these or other similar events could result in substantial losses to us due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, suspension or disruption of operations, substantial revenue losses and repairs to resume operations.

SYU maintains insurance coverage against potential losses that we believe is customary in the industry. However, insurance against all operational risk is not available to us. These insurance policies may not cover all liabilities, claims, fines, penalties or costs and expenses that we may incur in connection with our business and operations, including those related to environmental claims. Pollution and environmental risks generally are not fully insurable. In addition, we cannot assure you that we will be able to maintain adequate insurance at rates we consider reasonable. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. A liability, claim or other loss not fully covered by insurance could have a material adverse effect on our business, financial position, results of operations and cash flows.

We may be unable to compete effectively with larger companies.

The oil and natural gas industry is intensely competitive with respect to marketing oil and natural gas and securing equipment and trained personnel. Many of our larger competitors not only drill for and produce oil and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis, which offers them greater access and economies of scale. In addition, there is substantial competition for investment capital in the oil and natural gas industry and many of our competitors have access to capital at a lower cost than that available to us. These larger companies may have a greater ability to continue development activities during periods of low oil and natural gas prices and to absorb the burden of present and future federal, state, local and other laws and regulations. Furthermore, we may not be able to aggregate sufficient quantities of production to compete with larger companies that are able to sell greater volumes of production to intermediaries, thereby reducing the realized prices attributable to our production. Any inability to compete effectively with larger companies could have a material adverse impact on our business activities, financial condition, results of operations and cash flows.

We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner or feasibility of conducting our operations.

Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for and the development, production and transportation of oil, natural gas, and NGLs. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our oil, natural gas, and NGLs development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the release or discharge of materials into or through the environment, worker health and safety aspects of our operations, or otherwise relating to environmental protection, resource protection, and damage to natural resources. These laws and regulations may impose numerous obligations applicable to our operations, including the ability to obtain a permit before conducting our operations, including regulated drilling activities; the restriction of types, quantities and concentrations of materials that can be released or discharged into or through the environment; the limitation or prohibition of drilling, production and transportation activities on certain lands lying within wilderness, wetlands, seismically active areas and other protected or preserved areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution and natural resources damages potentially resulting from our operations. The EPA, BOEM, BSEE, CPUC, California Department of Forestry and Fire Protection’s Office of the State Fire Marshal (the “OSFM”), California Department of Conservation’s Geologic Energy Management Division (“CalGEM”), and numerous other governmental authorities have the authority to enforce compliance with these laws and regulations and the permits issued by them, often requiring difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, injunctive and mitigation relief, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. We may also experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to restart or replace the Pipelines, which may delay or interrupt our operations and limit our growth and revenue, or may result in a failure to restart production by the Restart Failure Date.

Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate or conduct other response actions at or in relation to contaminated properties currently owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased in recent years. New laws and regulations continue to be enacted, particularly at the state level, and, under the Biden Administration, the long-term trend of more expansive and stringent environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. To the extent laws are enacted, or other governmental action is taken that restricts drilling, production and transportation activities, or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.

See “Information About SYU—Environmental, Occupational Safety and Health Matters and Regulations” and “Information About SYU—Other Regulation of the Oil and Natural Gas Industry” for a description of the more significant laws and regulations that affect us.

The listing of a species as either “threatened” or “endangered” under the U.S. Endangered Species Act and/or the California Endangered Species Act could result in increased costs, new operating restrictions, or delays in our operations, which could adversely affect our results of operations and financial condition.

The U.S. Endangered Species Act (the “ESA”) and analogous state laws regulate activities that could have an adverse effect on threatened and endangered species. Operations in areas where threatened or endangered species or their habitat are known to exist may require us to incur increased costs to implement mitigation or protective measures and also may restrict or preclude our activities in those areas or during certain seasons, such as breeding and nesting seasons. The listing of species in areas where we operate or, alternatively, entry into certain range-wide conservation planning agreements could result in increased costs to us from species protection measures, time delays or limitations on our activities, which costs, delays or limitations may be significant and could adversely affect our results of operations and financial position.

Conservation measures, technological advances and increasing public attention and activism with respect to climate change and environmental matters could reduce demand for oil, natural gas and NGLs and have an adverse effect on our business, financial condition and reputation.

Fuel conservation measures, alternative fuel requirements, incentives to conserve energy or use alternative energy sources, increasing consumer demand for alternatives to oil, natural gas and NGLs, and technological advances in fuel economy and energy generation devices could reduce demand for oil, natural gas and NGLs. Such initiatives or related activism aimed at limiting climate change and reducing air pollution, as well as negative investor sentiment toward our industry and the impact of the changing demand for oil and natural gas services and products may have a material adverse effect on our business, financial condition, results of operations, cash flows, and ability to access capital. Negative public perception regarding us and/or our industry resulting from, among other things, concerns raised by advocacy groups about climate change, may also lead to increased litigation risk, and regulatory, legislative and judicial scrutiny, which may, in turn, lead to new state and federal safety and environmental laws, regulations, guidelines and enforcement interpretations. Governmental authorities exercise considerable discretion in the timing and scope of permit issuance and the public may engage in the permitting process, including through intervention in the courts. Negative public perception could cause the permits we need to conduct our operations to be withheld, delayed, or burdened by requirements that restrict our ability to profitably conduct our business. In addition, claims have been made against certain energy companies alleging that GHG emissions from oil and natural gas operations constitute a public nuisance or have caused other redressable injuries under federal and/or state common law. While our business is not a party to any such litigation, we could be named in actions making similar allegations. An unfavorable ruling in any such case could adversely impact our business, financial condition and results of operations. Moreover, parties concerned about the potential effects of climate change have directed their attention at sources of funding for energy companies, which has resulted in certain financial institutions, funds and other sources of capital, restricting or eliminating their investment in oil and natural gas activities.

Climate change legislation or regulations restricting emissions of “greenhouse gases,” or GHGs, could result in increased operating costs and reduced demand for the oil, natural gas and NGLs we expect to produce.

In December 2009, the EPA published its findings that emissions of GHGs present a danger to public health and the environment because emissions of such gases are contributing to the warming of the Earth’s atmosphere and other climatic changes. Based on these findings, the EPA has adopted and implemented regulations to restrict emissions of GHGs under existing provisions of the Clean Air Act. In addition, the EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources on an annual basis in the United States, including, among others, certain oil and natural gas production facilities, which includes certain of our operations. The adoption or revision and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations or could adversely affect demand for the oil, natural gas and NGLs we produce. Such climate change regulatory and legislative initiatives could have a material adverse effect on our business, financial condition and results of operations.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act (the “IRA”), which targets methane from oil and gas sources by imposing an applicable “waste emissions charge” on petroleum and natural gas production facilities that exceed a specified waste emissions threshold and requiring the reporting of emissions that exceed 25,000 metric tons of carbon dioxide equivalent per year. In addition to the IRA, almost one-half of the states have taken legal measures to reduce emissions of GHGs, including through the planned development of GHG emission inventories and/or regional GHGs cap and trade programs. On an international level, the United States was one of nearly 200 countries to sign an international climate change agreement in Paris, France that requires member countries to set their own GHG emissions reduction goals beginning in 2020.

However, the United States formally announced its intent to withdraw from the Paris Agreement in November 2019, which became effective in November 2020. On January 20, 2021, President Biden issued written notification to the United Nations of the United States’ intention to rejoin the Paris Agreement, which became effective on February 19, 2021. In addition, various states and local governments have vowed to continue to enact regulations to achieve the goals of the Paris Agreement.

Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address GHG emissions would impact our business, any such future laws and regulations that require additional reporting of GHGs or otherwise limit emissions of GHGs from our equipment and operations could require us to incur costs to monitor and report on GHG emissions or reduce emissions of GHGs associated with our operations, and such requirements also could adversely affect demand for the oil, natural gas and NGL that we produce. Finally, it should be noted that numerous scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events. If any such effects were to occur in sufficient proximity to SYU facilities, they could have an adverse effect on our financial condition and results of operations. For example, such effects could adversely affect or delay demand for the oil or natural gas produced or cause us to incur significant costs in preparing for or responding to the effects of climatic events themselves. Potential adverse effects could include disruption of our production activities, increases in our costs of operation or reductions in the efficiency of our operations, impacts on our personnel, supply chain, or distribution chain, as well as potentially increased costs for insurance coverages in the aftermath of such effects. Our ability to mitigate the adverse physical impacts of climate change depends in part upon our disaster preparedness and response and business continuity planning. See “Information About SYU—Environmental, Occupational Safety and Health Matters and Regulations—Regulation of ‘Greenhouse Gas’ Emissions” for a description of the climate change laws and regulations that affect us. Also see “—Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California.”

Our financial results with respect to the Pipelines will primarily depend on the outcomes of ratemaking proceedings with the California Public Utilities Commission and we may not be able to earn an adequate rate of return in a timely manner or at all.

As a regulated intrastate common carrier in California, the Pipelines’ tariffs will be set by the CPUC on a prospective basis and will generally be designed to allow us to collect sufficient revenues to recover reasonable costs of providing service on the basis of revenues, expenses and a return on our capital investments. Our financial results with respect to the Pipelines could be materially affected if the CPUC does not authorize sufficient revenues for us to safely and reliably serve our pipeline customers and earn an adequate return of equity. The outcome of the ratemaking proceedings can be affected by many factors, including the level of opposition by intervening parties; potential rate impacts; increasing levels of regulatory review; changes in the political, regulatory, or legislative environments; and the opinions of our regulators, consumer and other stakeholder organizations, and customers, about our ability to provide safe and reliable oil transportation pipeline transportation.

In addition to the amount of authorized revenues, our financial results with respect to the Pipelines could be materially affected if our actual costs to safely and reliably serve our pipeline customers differ from authorized or forecast costs. We may incur additional costs for many reasons including changing market circumstances, unanticipated events (such as wildfires, storms, earthquakes, accidents, or catastrophic or other events affecting our pipeline operations), or compliance with new state laws or policies. Although we may be allowed to recover some or all of the additional costs, there may be a substantial delay between when we incur the costs and when we are authorized to collect revenues to recover such costs. Alternatively, the CPUC may disallow certain costs that they determine were not reasonably or prudently incurred.

Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California.

California, where our operations and assets are located, is heavily regulated with respect to oil and gas operations. Federal, state and local laws and regulations govern most aspects of exploration and production in California. Collectively, the effect of the existing laws and regulations is to potentially limit the number and location of our wells through restrictions on the use of our properties, limit our ability to develop certain assets and conduct certain operations, and reduce the amount of oil and natural gas that we can produce from our wells below levels that would otherwise be possible. The regulatory burden on the industry increases our costs and consequently may have an adverse effect upon capital expenditures, earnings or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications or revocations, operational interruptions or shutdowns and other liabilities. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our financial condition, results of operations and prospects.

Additionally, the California state government recently has taken several actions that could adversely impact future oil and gas production and other activities in the state. For example:

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In September 2020, the California Governor issued an executive order that seeks to reduce both the supply of and demand for fossil fuels in the state. The executive order established several goals and directed several state agencies to take certain actions with respect to reducing emissions of greenhouse gases, including, but not limited to: (1) phasing out the sale of emissions-producing vehicles; (2) developing strategies for the closure and repurposing of oil and gas facilities in California; and (3) calling on the California State Legislature to enact new laws prohibiting hydraulic fracturing in the state by 2024. The executive order also directed CalGEM to finish its review of public health and safety concerns from the impacts of oil extraction activities and propose significantly strengthened regulations.

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In October 2020, the California Governor issued an executive order that established a state goal to conserve at least 30% of California’s land and coastal waters by 2030 and directed state agencies to implement other measures to mitigate climate change and strengthen biodiversity.

At this time, we cannot predict the potential future actions that may result from these orders or how such actions might potentially impact our operations.

In February 2021, California State Senators Scott Wiener and Monique Limón introduced Senate Bill 467, which proposes to halt the issuance or renewal of permits for hydraulic fracturing, acid well stimulation treatments, cyclic steaming, and water and steam flooding starting January 1, 2022, and then prohibit these extraction methods entirely starting January 1, 2027. SB 467 also would have prohibited all new or renewed permits for oil and gas extraction within 2,500 feet of any homes, schools, healthcare facilities or long-term care institutions such as dormitories or prisons, by January 1, 2022. However, SB 467 never made it out of committee and other bills to limit well stimulation treatments have also previously been introduced and failed to pass through the California legislature. Although these legislative efforts have failed, it is possible that SB 467 or similar legislation could be reintroduced in the future and we cannot predict the results of such future efforts.

On June 3, 2022, the U.S. Court of Appeals for the Ninth Circuit prohibited the federal government from issuing new permits for hydraulic fracturing and acidizing of oil wells in federal waters off the coast of California until a full environmental review is completed by federal agencies. The injunction was the result of lawsuits filed by the State of California, the California Coastal Commission and environmental groups alleging that federal agencies violated environmental laws when they authorized unconventional drilling methods on offshore California platforms before the unconventional drilling methods had been fully reviewed. The court also found that the California Coastal Commission must determine if hydraulic fracturing and acidizing are consistent with California’s coastal management program.

While currently none of our California operations rely on hydraulic fracturing stimulation or acidizing of wells as discussed in the Ninth Circuit decision, any restrictions on the future use of those well stimulation treatments or other forms of injection may adversely impact our operations, including causing operational delays, increased costs, and reduced production, which could adversely affect our revenues, results of operations and net cash provided by operating activities.

Our assets are located exclusively onshore and offshore in California, making us vulnerable to risks associated with having operations concentrated in this geographic area.

We operate exclusively in California and in the waters off the coast of California. This geographic concentration disproportionately affects the success and profitability of our operations, exposing us to local price fluctuations, changes in state or regional laws and regulations, political risks, limited acquisition opportunities where we have the most operating experience and infrastructure, limited storage options, drought conditions, and other regional supply and demand factors, including gathering, pipeline and transportation capacity constraints, limited potential customers, infrastructure capacity and availability of rigs, equipment, oil field services, supplies and labor. We discuss such specific risks to our operations in more detail elsewhere in this section. In addition, we may not have the resources to effectively diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

All of our operations are conducted in areas that may be at risk of damage from fire, mudslides, earthquakes or other natural disasters.

We currently conduct operations in California and adjacent offshore areas near known wildfire and mudslide areas and earthquake fault zones. A future natural disaster, such as a fire, mudslide or an earthquake, could cause substantial interruption and delays in our operations, damage or destroy equipment, prevent or delay transport of our products and cause us to incur additional expenses, which would adversely affect our business, financial condition and results of operations. In addition, our facilities would be difficult to replace and would require substantial lead time to repair or replace. These events could occur with greater frequency as a result of the potential impacts from climate change. The insurance we maintain against earthquakes, mudslides, fires and other natural disasters would not be adequate to cover a total loss of our facilities, may not be adequate to cover our losses in any particular case and may not continue to be available to us on acceptable terms, or at all.

Increasing attention to environmental, social and governance (“ESG”) matters may impact our business.

Increasing attention to, and social expectations on companies to address, climate change and other environmental and social impacts, investor and societal explanations regarding voluntary ESG disclosures, and increased consumer demand for alternative forms of energy may result in increased costs, reduced demand for our products, reduced profits, increased investigations and litigation, and negative impacts on our stock price and access to capital markets. Increasing attention to climate change and environmental conservation, for example, may result in demand shifts for oil and natural gas products and additional governmental investigations and private litigation against us. To the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to our causation of or contribution to the asserted damage, or to other mitigating factors. While we may participate in various voluntary frameworks and certification programs to improve the ESG profile of our operations and products, we cannot guarantee that such participation or certification will have the intended results on our or our products’ ESG profile.

Moreover, while we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures will be based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring, and reporting on many ESG matters. Additionally, while we may also announce various voluntary ESG targets in the future, such targets are aspirational. We may not be able to meet such targets in the manner or on such a timeline as initially contemplated, including, but not limited to as a result of unforeseen costs or technical difficulties associated with achieving such results. To the extent we do meet such targets through operational changes, they may be achieved through various contractual arrangements, including the purchase of various credits or offsets that may be deemed to mitigate our ESG impact. Also, despite these aspirational goals, we may receive pressure from investors, lenders, or other groups to adopt more aggressive climate or other ESG-related goals, but we cannot guarantee that we will be able to implement such goals because of potential costs or technical or operational obstacles.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings may lead to increased negative investor sentiment toward us or our customers and to the diversion of investment to other industries which could have a negative impact on our stock price and/or our access to and costs of capital. Moreover, to the extent ESG matters negatively impact our reputation, we may not be able to compete as effectively or recruit or retain employees, which may adversely affect our operations.

Such ESG matters may also impact our customers or suppliers, which may adversely impact our business, financial condition, or results of operations.

Environmental groups may initiate litigation and take other actions to delay or prevent us from obtaining required approvals to restart and continue production.

Environmental groups have had increasing success in limiting oil and gas production by appealing to regulatory agencies, filing lawsuits and applying political pressure. In order to restart production we are required to obtain a series of permits or regulatory approvals from, among other agencies, OSFM and the Santa Barbara County Board of Supervisors. The laws and procedures governing these and other permits and regulatory approvals often allow third parties, including environmental groups, to challenge the draft permits and/or permit approvals through the relevant agencies and other administrative appeal processes. These groups may also file lawsuits that delay or prevent the issuance of the approvals through an injunction and/or prevailing on the legal merits. In addition, these groups may leverage the increased public attention and concern with respect to climate change and other environmental and social impacts in order to encourage government officials to withhold or delay the necessary approvals. There is no assurance that these groups will not be successful in delaying or preventing us from obtaining the required approvals through litigation or other actions.

The Inflation Reduction Act of 2022 could accelerate the transition to a low carbon economy and will impose new costs on our operations.

On August 16, 2022, President Biden signed into law the IRA. The IRA contains hundreds of billions of dollars in incentives for the development of renewable energy, clean hydrogen, clean fuels, electric vehicles and supporting infrastructure and carbon capture and sequestration, amongst other provisions. These incentives could further accelerate the transition of the U.S. economy away from the use of fossil fuels towards lower- or zero-carbon emissions alternatives, which could decrease demand for the oil and gas we produce and consequently materially and adversely affect our business and results of operations. In addition, the IRA imposes the first ever federal fee on the emission of GHGs through a methane emissions charge. The IRA amends the Clean Air Act to impose a fee on the emission of methane from sources required to report their GHG emissions to the EPA, including those sources in the petroleum and natural gas production category. The methane emissions charge will start in calendar year 2024 at $900 per ton of methane, increase to $1,200 in 2025, and be set at $1,500 for 2026 and each year thereafter. Calculation of the fee is based on certain thresholds established in the IRA. The methane emissions charge could increase our capital expenditures to limit methane releases and further increase our costs to the extent we exceed the limits, which may adversely affect our business and results of operations.

The cost of decommissioning and the cost of financial assurance to satisfy decommissioning obligations are uncertain.

We are required to maintain reserve funds to provide for the payment of decommissioning costs associated with our properties. The estimates of decommissioning costs are inherently imprecise and subject to change due to changing cost estimates, oil and natural gas prices and other factors. If actual decommissioning costs exceed such estimates, or we are required to provide a significant amount of collateral in cash or other security as a result of a revision to such estimates, our financial condition, results of operations and cash flows may be materially adversely affected.

We may be required to post cash collateral pursuant to our agreements with sureties, letter of credit providers or regulators under our existing or future bonding or other arrangements, which may have a material adverse effect on our liquidity and our ability to execute our capital expenditure plan and our asset retirement obligation plan and comply with the agreements governing our existing or future indebtedness.

Pursuant to the terms of SYU’s existing bonding arrangements with various sureties in connection with the decommissioning obligations and government-mandated financial assurance obligations related to our properties, or under any future bonding arrangements we may enter into, we may be required to post collateral at any time, on demand, at the sureties’ sole discretion. If additional collateral is required to support surety bond obligations, this collateral would probably be in the form of cash or letters of credit, certificates of deposit or other similar forms of liquid collateral. Letter of credit providers would also in turn likely expect collateral to support such obligations, primarily in the form of cash or other liquid collateral.

If sureties become unwilling to enter into or continue bonding arrangements with us, regulators would likely require us to post additional collateral or fully fund our obligations with cash or other forms of liquid collateral. We cannot provide any assurance that we will be able to satisfy collateral demands for current or future bonds or letters of credit, or that we will be able to satisfy funding requirements for other arrangements with regulators. If we are required to provide additional collateral or fully fund these obligations and we cannot obtain alternative financing, our liquidity position may be negatively impacted and we may be forced to reduce our capital expenditures in the current year or future years, may be unable to execute our asset retirement obligation plan or may be unable to comply with the agreements governing our existing or future indebtedness.

Our business could be negatively affected by security threats, including cybersecurity threats, destructive forms of protest and opposition by activists and other disruptions.

As an oil and natural gas producer, we face various security threats, including cybersecurity threats to gain unauthorized access to sensitive information, to misappropriate financial assets or to render data or systems unusable; threats to the security of our facilities and infrastructure or third-party facilities and infrastructure, such as processing plants and pipelines; and threats from terrorist acts. The potential for such security threats has subjected our operations to increased risks that could have a material adverse effect on our business. In particular, our implementation of various procedures and controls to monitor and mitigate security threats and to increase security for our information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of financial assets, sensitive information, critical infrastructure or capabilities essential to our operations and could have a material adverse effect on our reputation, financial position, results of operations or cash flows. Cybersecurity attacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and systems, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. These events could lead to financial losses from remedial actions, loss of business or potential liability. In addition, destructive forms of protest and opposition by activists and other disruptions, including acts of sabotage or eco-terrorism, against oil and gas production and activities could potentially result in damage or injury to people, property or the environment or lead to extended interruptions of our operations, adversely affecting our financial condition and results of operations.

Risks Related to Ownership of Flame Securities and the Business Combination

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to Flame.

The Sponsor and the Insiders have agreed to vote in favor of the Business Combination, regardless of how Flame’s public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and the Insiders have agreed to vote any shares of Flame common stock owned by them in favor of the business combination proposal. As a result, in addition to our Sponsor’s and Insiders’ founder shares, we would need 10,781,251, or 37.5%, of the 28,750,000 public shares to be voted in favor of the Business Combination in order to have our initial business combination approved. As of the date of this proxy statement, the Sponsor and the Insiders own shares equal to approximately 20% of Flame’s issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of Flame common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the Flame Board and certain other Flame officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

When considering the Flame Independent Directors’ recommendation that our stockholders vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement, our stockholders should be aware that the Sponsor and certain directors and officers of Flame have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

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the fact that the Sponsor and the Insiders have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination and their founder shares will be worthless if a business combination is not consummated within the completion window;

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the fact that the Sponsor paid an aggregate of $25,000 for the 7,187,500 founder shares currently owned by the Sponsor, in which certain of Flame’s officers and directors hold a direct and indirect interest, and the Flame Independent Directors. The founder shares would be worthless if the Business Combination or another business combination is not consummated within the completion window because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $            , based upon the closing price of $             per Flame common stock on the NYSE on             , 2023;

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the continued right of the Sponsor and Insiders to hold Flame common stock and the shares of Flame common stock to be issued to the Sponsor and Insiders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated within the completion window (as of                     , 2023 the Sponsor and Flame’s officers and directors, and their respective affiliates had incurred $         in out-of-pocket expenses);

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the fact that the Sponsor and the Insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination within the completion window;

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the fact that Sable entered into employment agreements with James C. Flores, Gregory Patrinely, Doss R. Bourgeois, Anthony C. Duenner and J. Caldwell Flores, each of which is contingent and becomes effective upon the Closing;

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the fact that James C. Flores and the Flame Independent Directors, each a current director of Flame, will each be a director of New Sable after the Closing. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors. Mr. Flores, the Chief Executive Officer of Flame, is also the Chairman and Chief Executive Officer of Sable and owns all of the outstanding Holdco Class A shares. Pursuant to the Holdco Merger, the Holdco Class A shares owned by Mr. Flores will convert into the Aggregate Merger Consideration, which, as described above, will be an aggregate of 3,000,000 shares of Flame Class A common stock. Under the terms of the Merger Agreement, Mr. Flores is also entitled to reimbursement by Flame, on the Closing Date, of all of his reasonable, documented and out-of-pocket fees and expenses for any agents, advisors, consultants, experts, independent contractors and financial advisors engaged on behalf of Holdco or Sable and incurred in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, in each case, that are paid as of the Closing, subject to a cap equal to $1.5 million absent the prior written consent of Flame; and

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the fact that the Sponsor paid an aggregate of approximately $3,875,000 for its 3,875,000 private placement warrants and certain officers and directors collectively paid approximately $387,500 for their 387,500 private placement warrants to purchase shares of Flame common stock and that such private placement warrants will expire and be worthless if an initial business combination is not consummated within the completion window. Such securities may have a significantly higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $            , 2023 based upon the closing price of $             per public warrant on the NYSE on             , 2023.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Sable, completing an initial business combination with Sable and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of March 1, 2023 for completing an initial business combination nears. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

In addition, Flame’s President and Chief Executive Officer, James Flores, is also the President, Chairman and Chief Executive Officer of Sable, and Gregory Patrinely is the Chief Financial Officer of Flame and Sable, respectively, and their duties as a director and/or officer of Sable, as applicable, may conflict with their duties as a director and/or officer of Flame, as applicable, and the resolution of these conflicts may not always be in Flame’s or your best interests. See the sections entitled “Summary of the Proxy Statement—Interests of Certain Persons in the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

The Flame Independent Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, the Term Loan Agreement and in recommending to the Flame stockholders that they vote “FOR” the proposals presented at the special meeting.

The Insiders may have interests in the Business Combination different from the interests of Flame’s public stockholders.

The Insiders have financial interests in the Business Combination that are different from, or in addition to, those of other Flame stockholders generally. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. In addition, the Insiders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Insiders would lose their entire investment. As a result, the Insiders may have a conflict of interest in determining whether Sable is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination. See the sections entitled “Summary of the Proxy Statement—Interests of Certain Persons in the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information. The Flame Independent Directors were aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to Flame stockholders that they approve the Business Combination.

To the extent permitted by applicable law, the Sponsor or the Insiders and/or their affiliates may elect to purchase Flame Class A common stock or public warrants from Flame stockholders, which may influence the vote on the Business Combination and reduce the public “float” of Flame Class A common stock.

Neither the Sponsor, the other Insiders nor any of their respective affiliates currently have an intention to purchase Flame Class A common stock or public warrants prior to the special meeting. However, subject to Rule 14e-5 under the Exchange Act, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Flame or its securities, the Insiders and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Flame Class A common stock. In such transactions, the purchase price for the Flame Class A common stock will not exceed the redemption price. In addition, the persons described above will waive redemption rights, if any, with respect to the Flame Class A common stock they acquire in such transactions. However, any Flame Class A common stock acquired by the persons described above would not be voted in connection with the business combination proposal.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on the Flame Class A common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the prevailing market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Flame will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Flame Class A common stock purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if such shares were not purchased in the open market, or the nature of the sellers; and (v) the number of shares of Flame Class A common stock for which Flame has received redemption requests.

The Sponsor, Flame’s directors and affiliates of Flame’s management team may receive a positive return on the 7,187,500 founder shares and 7,750,000 private placement warrants even if Flame’s public stockholders experience a negative return on their investment after consummation of the Business Combination.

In November 2020, our founders acquired 7,187,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.0035 per share. Our Sponsor purchased 4,671,875 founder shares, FL Co-Investment purchased 1,257,813 founder shares and Intrepid Financial Partners purchased 1,257,812 founder shares. Also in November 2020, our Sponsor transferred 434,375 founder shares to the Flame Independent Director nominees and certain individuals, including Gregory D. Patrinely, our Chief Financial Officer and Secretary, at their original purchase price. Simultaneously with such transfer, each of FL Co-Investment and Intrepid Financial Partners transferred 13,125 founder shares to our Sponsor, respectively, at their original purchase price. In addition, simultaneously with the closing of the Flame IPO, our Sponsor, Intrepid Financial Partners and FL Co-Investment collectively purchased an aggregate of 7,750,000 private placement warrants at a price of $1.00 per warrant (for an aggregate purchase price of $7,750,000).

If Flame is able to complete a business combination within the required time period, the Sponsor, the Insiders and certain of Flame’s directors and officers may receive a positive return on the founder shares and the private placement warrants, even if Flame’s public stockholders experience a negative return on their investment in Flame common stock and public warrants after consummation of the Business Combination.

Deferred underwriting fees incurred in connection with the Flame IPO and payable at the consummation of the Business Combination will not be adjusted to account for redemptions by Flame’s public stockholders; if Flame’s public stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the Flame IPO will increase.

The underwriters in the Flame IPO are entitled to deferred underwriting commissions totaling $10,062,500 upon the consummation of the Business Combination, such amounts being held in the trust account until the consummation of the Business Combination. Such amounts will not be adjusted to account for redemptions of Flame Class A common stock by the public stockholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the Flame IPO will increase as the number of shares of Flame Class A common stock redeemed increases. If no public stockholders exercise redemption rights with respect to their shares of Flame Class A common stock, the amount of effective underwriting commissions due to the underwriters upon the consummation of the Business Combination will represent 3.5% of the aggregate proceeds from the Flame IPO retained by Flame. If public stockholders exercise redemption rights with respect to 14,375,000 shares of Flame Class A common stock, the 50% redemption scenario, the amount of effective underwriting commissions due to the underwriters upon the consummation of the Business Combination will represent 7.0% of the aggregate proceeds from the Flame IPO retained by Flame taking into account such redemptions. If public stockholders exercise redemption rights with respect to 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding), the maximum redemption scenario under which Flame believes it would be able to satisfy the $200,000,000 Sable-EM Minimum Cash Threshold and have sufficient capital for operations, the amount of effective underwriting commissions due to the underwriters upon the consummation of the Business Combination will represent 19.1% of the aggregate proceeds from the Flame IPO retained by Flame taking into account such redemptions.

Our warrants are currently accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing Flame’s warrants. As a result of the SEC Statement, Flame reevaluated the accounting treatment of its warrants and determined to classify its warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on Flame’s balance sheet as of September 30, 2022 are derivative liabilities related to embedded features contained within the warrants. Accounting Standards Codification 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

We and SYU will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on us or SYU. These uncertainties may impair the ability of SYU to retain and motivate key personnel and could cause third parties that deal with SYU, including vendors and customers, to defer entering into contracts or making other decisions or seek to change existing business relationships. If employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our business following the Business Combination could be harmed.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect investor confidence in us and materially adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or surrounding interim financial statements will not be prevented or detected on a timely basis.

We identified a material weakness in our internal control over financial reporting related to the accounting for the warrants we issued in connection with the Flame IPO. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of December 31, 2021. This material weakness resulted in a material misstatement of our warrant liabilities, change in fair value of warrant liabilities and related financial disclosures for the fiscal year ended December 31, 2021.

We have identified a material weakness in our internal control over financial reporting of complex financial instruments related to our classification of redeemable shares of Flame Class A common stock. As a result of this material weakness, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2021. Historically, a portion of the Flame Class A common stock was classified as permanent equity. Following our re-evaluation of the accounting classification of the Flame Class A common stock, our management has determined that the Flame Class A common stock requires classification as temporary equity.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses. To respond to these material weaknesses, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which New Sable common stock is listed, the SEC or other regulatory authorities. In either case, this could in result a material adverse effect on our business. Failure to timely file will cause us to be ineligible to utilize short-form registration statements on Form S-3, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Flame and, following the Business Combination, New Sable, may face litigation and other risks as a result of the material weaknesses in Flame’s internal control over financial reporting.

Following the issuance of the SEC Statement, Flame’s management and audit committee concluded that it was appropriate to revise its previously issued financial statements as of March 1, 2021 and for each of the quarters ended March 31, 2021 and June 30, 2021, on Form 10-Q filed with the SEC on May 28, 2021 and August 16, 2021, respectively. See above under the heading “—Our warrants are currently accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of the restatement, Flame identified a material weakness in its internal controls over financial reporting.

As a result of such material weakness, the restatement, the change in accounting for the warrants and other matters raised or that may in the future be raised by the SEC, Flame and, following the Business Combination, New Sable, face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in Flame’s internal control over financial reporting and the preparation of its financial statements. As of the date of this proxy statement, Flame has no knowledge of any such litigation or dispute. However, Flame can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Flame’s business, results of operations and financial condition or its ability to complete the Business Combination and related transactions.

For the year ended December 31, 2021, our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a “going concern” in its report on our audited financial statements included in our annual report.

As of September 30, 2022, we had cash outside the trust account of $140,238 available for working capital needs and a working capital deficit of $2,499,720. We are also subject to a mandatory liquidation and subsequent dissolution requirement if we do not complete our initial business combination by March 1, 2023 (or such later date as may be agreed by the Flame stockholders). Further, we have incurred and expect to continue to incur significant costs in pursuit of an initial business combination. Management’s plans to address this need for capital are discussed in the section entitled “Flame’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination before March 1, 2023 will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere herein do not include any adjustments that might result from our inability to continue as a going concern.

The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Flame common stock and public warrants are currently listed on the NYSE and will be listed on the NYSE upon consummation of the Business Combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that we will be able to comply with the continued listing standards of the NYSE following the Business Combination. If, after the Business Combination, the NYSE delists New Sable common stock from trading on its exchange for failure to meet the listing standards, New Sable stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for New Sable securities;

•	reduced liquidity for New Sable securities;

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a determination that New Sable common stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of our securities and/or possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Stockholders litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact our business, operating results and financial condition.

We may incur additional costs in connection with the defense or settlement of existing and any future stockholders litigation in connection with the proposed Business Combination. Litigation may adversely affect our ability to complete the proposed Business Combination. We could incur significant costs in connection with any such litigation lawsuits, including costs associated with the indemnification of obligations to our directors. Furthermore, one of the conditions to the closing of the proposed Transactions is the absence of any governmental order or law preventing the Business Combination or making the consummation of the proposed transactions illegal. Consequently, if a plaintiff were to secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting our ability to complete the proposed Business Combination, then such injunctive or other relief may prevent the proposed Business Combination from becoming effective within the expected time frame or at all.

The future exercise of registration rights may adversely affect the market price of New Sable common stock.

Certain of New Sable’s stockholders will have registration rights for certain securities. Pursuant to the PIPE Subscription Agreements, we are obligated to register a substantial number of shares of New Sable common stock within specified periods shortly after the Closing. We are obligated to file one or more resale “shelf” registration statements to register such securities, use commercially reasonable efforts to cause such registration statements to be declared effective by the SEC within specified periods, and keep such registration statements effective for up to three years thereafter. We are also obligated to file other registration statements, including for underwritten offerings of New Sable common stock, in specified circumstances. Sales of a substantial number of shares of New Sable common stock pursuant to these registration statements in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Sable common stock. For more information relating to the registration rights under the PIPE Subscription Agreements, see the section entitled “Business Combination Proposal—Related Agreements—PIPE Subscription Agreements.”

Future resales of our outstanding shares, including the registration of sales for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

New Sable will have 68,937,500 shares of New Sable common stock outstanding immediately following the consummation of the Business Combination (assuming that no shares of Flame common stock are redeemed by Flame stockholders and 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing), and there may be a large number of shares of New Sable common stock sold in the market following the consummation of the Business Combination, or shortly thereafter.

At the closing of the Business Combination, New Sable will enter into the Registration Rights Agreement with certain stockholders party thereto, pursuant to which, among other things, such stockholders will be entitled to customary registration rights for approximately      million shares of Flame common stock following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of New Sable common stock. For more information relating to the registration rights under the Registration Rights Agreement, see the section entitled “Business Combination Proposal—Related Agreements—Registration Rights Agreement.”

The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event an initial business combination is not consummated. It has also agreed to pay for any liquidation expenses if an initial business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Business Combination.

If the Business Combination or another initial business combination are not consummated by Flame within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Flame for services rendered or contracted for or products sold to Flame. If Flame consummates an initial business combination, including the Business Combination, on the other hand, Flame will instead be liable for all such claims. Please see the section entitled “Other Information Related to Flame—Liquidation if No Business Combination” for further information. If Flame is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to pay the funds necessary to complete such liquidation and not to seek repayment for such expense. We currently do not anticipate that such funds will be insufficient.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Business Combination and to continue to pursue the Business Combination. In considering the recommendations of the Flame Board to vote for the business combination proposal and the other proposals described in this proxy statement, Flame’s stockholders should consider these interests.

The exercise of Flame’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Flame’s stockholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require Flame to agree to amend the Merger Agreement, to consent to certain actions to be taken by Sable or to waive rights that Flame is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Sable’s business, a request by Sable to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Sable’s business and would entitle Flame to terminate the Merger Agreement. In any such circumstances, it would be at Flame’s discretion, acting through the Flame Independent Directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in these risk factors may result in a conflict of interest on the part of one or more of the directors between what such directors believe is best for Flame and what he or they may believe is best for themselves in determining whether or not to take the requested action. As of the date of this proxy statement, Flame does not believe there will be any material changes or waivers that Flame’s directors and officers would be likely to make after the mailing of this proxy statement. To the extent required by law, Flame will circulate a new or amended proxy statement or supplement thereto in the event there are any changes to the terms of the Merger Agreement or the Business Combination that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

Past performance by Flame and by our management team may not be indicative of future performance of an investment in Flame or New Sable.

Past performance by Flame and by our management team is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of Flame or our management team’s performance as indicative of the future performance of an investment in Flame or New Sable or the returns Flame or New Sable will, or is likely to, generate going forward.

Flame’s stockholders may be held liable for claims by third parties against Flame to the extent of distributions received by them.

If Flame is unable to complete the Business Combination or another initial business combination within the completion window, Flame will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of its remaining stockholders and the Flame Board, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to its obligations to provide for claims of creditors and the requirements of applicable law. Flame cannot assure you that it will properly assess all claims that may be potentially brought against Flame. As such, Flame’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Flame cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Flame.

If Flame is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Flame’s stockholders. Furthermore, because Flame intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Flame Board may be viewed as having breached their fiduciary duties to Flame’s creditors and/or may have acted in bad faith, and thereby exposing itself and Flame to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Flame cannot assure you that claims will not be brought against it for these reasons.

The Flame Independent Directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to the public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and trust administrative expenses, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, the Flame Independent Directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While Flame currently expects that the Flame Independent Directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Flame, it is possible that the Flame Independent Directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the Flame Independent Directors to be too high relative to the amount recoverable or if the Flame Independent Directors determine that a favorable outcome is not likely. If the Flame Independent Directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to the public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the trust account or (b) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares and the Sable-EM Minimum Cash Threshold in the Sable-EM Purchase Agreement could increase the probability that the Business Combination will be unsuccessful and that you will have to wait for liquidation in order to redeem your shares.

Because the Sable-EM Purchase Agreement requires that the aggregate cash available after the Closing (after giving effect to the Business Combination (including the PIPE Investment)) shall be equal to or greater than $200,000,000, there is increased probability that the Business Combination would be unsuccessful. We do not know how many stockholders will ultimately exercise their redemption rights in connection with the Business Combination. As such, the Business Combination is structured based on our expectations (and those of the other parties to the Merger Agreement) as to the number of shares that will be submitted for redemption. In the event that the public stockholders exercise their redemption rights with respect to a number of our shares such that the Sable-EM Minimum Cash Threshold is not met, and the cash proceeds from the PIPE Investment are insufficient to make up the shortfall caused by such redemptions, we may need to seek to arrange for additional third-party financing to be able to satisfy the Sable-EM Minimum Cash Threshold (or such lower amount designated by EM if EM waives the condition), or for New Sable to operate its business and execute its plans post-Closing of the Business Combination. Furthermore, raising such additional financing may involve dilutive equity issuances or the incurrence of indebtedness at higher-than-desirable levels. In general, if we (or, after the Business Combination, New Sable) are unable to obtain sufficient funding on a timely basis, we may be unable to expand our operations or otherwise capitalize on business opportunities, and defend against and prosecute litigation, which could materially affect our business, financial condition and results of operations. If we are ultimately unable to continue as a going concern, we may have to seek the protection of bankruptcy laws or liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that our securityholders will lose all or a part of their investment.

If we determine that additional third-party financing is necessary but is not available to us, there is an increased probability that the Business Combination would be unsuccessful. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or we make certain amendments to our current certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of income taxes paid or payable (less, in the case we are unable to complete our initial business combination, up to $100,000 of interest to pay dissolution expenses) and trust administrative expenses. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

Prior to the Closing of the Business Combination, if third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Prior to the Closing of the Business Combination, our placing of funds in the trust account may not protect those funds from third-party claims against us. Prior to the Closing of the Business Combination, we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders; however, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors and officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and the Flame Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, the Flame Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Flame’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of New Sable common stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that Flame’s current stockholders have on the management of Flame.

The issuance of additional New Sable common stock will significantly dilute the equity interests of existing holders of Flame securities and may adversely affect prevailing market prices for our units, public shares or public warrants. The public stockholders who do not redeem their public shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination.

Additionally, New Sable may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of New Sable common stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of additional shares of New Sable common stock (or other equity securities of equal or senior rank) could have the following effects for holders of public shares who elect not to redeem their shares:

•	your proportionate ownership interest in New Sable will decrease;

•	the relative voting strength of each previously outstanding share of New Sable common stock following the Business Combination will be diminished; or

•	the market price of the shares of New Sable common stock and the public warrants may decline.

The following table illustrates varying ownership levels in New Sable immediately following the Closing, assuming (i) no public shares are redeemed, (ii) 50% of public shares are redeemed and (iii) 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital, each on a “shares outstanding” and “fully diluted” basis. The numbers of shares and percentage interests set forth below are based on a number of assumptions. If the actual facts differ from our assumptions, the number of shares and percentage interests set forth below will be different. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	No Redemption Scenario (1)				50% Redemption Scenario (2)				Max Redemption Scenario (3)
	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership
Current public Flame stockholders	28,750,000	41.70%	43,125,000	44.86%	14,375,000	26.35%	28,750,000	35.16%	5,278,700	11.61%	19,653,700	27.05%
Insiders	7,187,500	10.43%	16,437,500	17.10%	7,187,500	13.17%	16,437,500	20.10%	7,187,500	15.81%	16,437,500	22.62%
Merger Consideration	3,000,000	4.35%	3,000,000	3.12%	3,000,000	5.50%	3,000,000	3.67%	3,000,000	6.60%	3,000,000	4.13%
PIPE Stockholders (5)	30,000,000	43.52%	30,000,000	31.21%	30,000,000	54.98%	30,000,000	36.69%	30,000,000	65.98%	30,000,000	41.28%
Incentive Plan (6)	—	0.00%	3,575,000	3.72%	—	0.00%	3,575,000	4.37%	—	0.00%	3,575,000	4.92%

Total	68,937,500	100.00%	96,137,500	100.00%	54,562,500	100.00%	81,762,500	100.00%	45,466,200	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The following table further illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

	No Redemption Scenario (1)		50% Redemption Scenario (2)		Max Redemption Scenario (3)
	Number of Shares	Fully Diluted Ownership (4)	Number of Shares	Fully Diluted Ownership (4)	Number of Shares	Fully Diluted Ownership (4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares (5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%

Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%

Incentive Plan (6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%

Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information,” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The Sponsor and the PIPE Investors will beneficially own a significant equity interest in New Sable and may take actions that conflict with your interests.

The interests of Sponsor and the PIPE Investors may not align with the interests of New Sable and its other stockholders. The Sponsor and certain of the PIPE Investors are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with New Sable. The Sponsor and certain PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to New Sable’s business and, as a result, those acquisition opportunities may not be available to us.

We may issue additional shares of New Sable common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of New Sable common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of such additional shares of New Sable common stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in New Sable will decrease;

•	the relative voting strength of each previously outstanding share of New Sable common stock may be diminished; or

•	the market price of your shares of New Sable common stock may decline.

The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what New Sable’s actual financial position or results of operations would have been.

Flame and Sable currently operate as separate companies and have had no prior history as a combined entity, and Flame’s and Sable’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Sable. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Flame’s and Sable’s historical financial statements and certain adjustments and assumptions have been made regarding Sable after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement in respect of the estimated financial position and results of operations of Sable. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Sable’s financial condition or results of operations following the Closing. Any potential decline in Sable’s financial condition or results of operations may cause significant variations in the stock price of New Sable.

Flame and Sable have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Flame if the Business Combination is not completed.

Flame and Sable have incurred and expect to incur significant costs associated with the Business Combination. Even if the Business Combination is not completed, Flame expects to incur approximately

$7.7 million of expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Flame if the Business Combination is not completed.

If Flame is unable to complete an initial business combination, Flame’s warrants may expire worthless.

If Flame is unable to complete an initial business combination, Flame’s warrants may expire worthless.

If a stockholder fails to receive notice of Flame’s offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. The proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically at least two business days prior to the vote on the proposal to approve the Business Combination. In addition, a public stockholder seeking redemption of its public shares must also submit a written request for redemption to our transfer agent at least two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section entitled “Special Meeting of Flame Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.”

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of our common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) and provided certain other conditions are met. Flame Class A common stock has never traded above $18.00 per share. Ninety days after the warrants become exercisable, we may redeem the outstanding warrants at a price equal to a number of shares of New Sable common stock as set forth in the section “Description of the Securities of New Sable—Warrants—Public Stockholders’ Warrants.” If and when the warrants become redeemable by us, we may exercise our redemption rights even if we are unable to register or qualify the underlying shares of New Sable common stock for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders to (i) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In addition, we may redeem your warrants for a number of shares of New Sable common stock determined based on the redemption date and the fair market value of New Sable common stock. “Fair Market Value” means the price at which property would reasonably be expected to change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts. Any such redemption may have similar consequences to a cash redemption described above. We have no obligation to notify holders of warrants that they have become eligible for redemption. In the event we decide to redeem the warrants, we shall fix a date for the redemption (the “Redemption Date”) and are required to mail notice of such redemption not less than 30 days prior to the Redemption Date. The warrants may be exercised any time after notice of redemption is given and prior to the Redemption Date. Redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Flame common stock had your warrants remained outstanding. None of the private warrants will be redeemable by us so long as they are held by our founders or their permitted transferees. Our decisions concerning redemptions of such warrants are subject to any applicable restrictions and limitations under our Term Loan Agreement or other agreements governing then-existing indebtedness of New Sable. For more information relating to the Term Loan Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Term Loan Agreement.”

Even if Flame consummates the Business Combination, there is no guarantee that the public warrants will ever be “in the money,” and they may expire worthless and the terms of our warrants may be amended.

The exercise price for the public warrants is $11.50 per share of our common stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding warrants. As a result, the exercise price of our warrants could be increased, the exercise period could be shortened and the number of shares of Flame common stock purchasable upon exercise of a warrant could be decreased without a warrant holder’s approval.

Our warrants were issued in registered form under the Warrant Agreement, between AST, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or to cure, correct or supplement any defective provision or add or change any other provisions with respect to matters or questions arising under the Warrant Agreement as may be deemed necessary or desirable and shall not adversely affect the interest of the holders, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any other amendment, including amendments that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of 50% of the then-outstanding public warrants is limited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Under our warrant agreement, we also agree that we will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of SYU whom we expect to stay with New Sable following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of New Sable and its financial condition could suffer as a result.

Our ability to successfully effect the Business Combination and to be successful thereafter is dependent upon the efforts of our key personnel, including the key personnel of SYU. Although some key personnel may remain with New Sable in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of New Sable. SYU’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of SYU’s officers, be it upon the closing of the Business Combination or at some point following the consummation of the Business Combination, could have a material adverse effect on SYU’s business, financial condition or operating results.

In addition, Flame’s President and Chief Executive Officer, James Flores, is also the President, Chairman and Chief Executive Officer of Sable, and Gregory Patrinely is the Chief Financial Officer of Flame and Sable, respectively, and their duties as a director and/or officer of Sable, as applicable, may conflict with their duties as a director and/or officer of Flame, as applicable, and the resolution of these conflicts may not always be in Flame’s or your best interests. See the sections entitled “Summary of the Proxy Statement—Interests of Certain Persons in the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

Flame and Sable will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on Flame and Sable. These uncertainties may impair Flame’s or Sable’s ability to retain and motivate key personnel and could cause third parties that deal with Sable or Flame to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, Flame’s or Sable’s business could be harmed.

Upon Closing, we expect to have a significant amount of cash and our management will have broad discretion over the use of that cash. We may use our cash in ways that stockholders may not approve.

Upon Closing, we expect to have a significant amount of cash. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for information regarding our pro forma cash under the scenarios described in that section. We currently expect that the cash we have upon Closing will be used to fund expenditures to restart production and to fund growth capital expenditures and working capital requirements, but the New Sable Board and management team will have broad discretion over the use of our cash. Actual uses of cash could be affected by a variety of factors and could differ substantially from current expectations. We may use our cash in ways that do not contribute to the growth of our business, improve our operating results or enhance the value of New Sable common stock or in other ways that our stockholders may not approve. For example, subject to the restrictions and limitations under our Term Loan Agreement or other agreements governing our future indebtedness, we could use cash to pay dividends to holders of New Sable common stock or repurchase such shares or redeem our warrants. Additionally, although we expect that our cash would be invested in liquid, highly-rated government or other securities pending its use for other purposes, we will be subject to investment risks, including unfavorable returns or losses on investments of our cash.

Members of the Flame management team and the Flame Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business.

Members of the Flame management team and the Flame Board have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, members of the Flame management team and the Flame Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business. Any such proceedings or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the Business Combination, Flame may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which could have a significant negative effect on Flame’s financial condition, results of operations and Flame’s stock price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as Sable is seeking to do through the Business Combination, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Although Flame has conducted due diligence on the Sable business, Flame cannot assure you that this due diligence has identified all material issues that may be present in Sable’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Sable’s business and outside of Flame’s and Sable’s control will not later arise. As a result of these factors, Flame may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Flame’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Flame’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Flame’s liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about New Sable or its securities. Accordingly, any of Flame’s stockholders who choose to remain stockholders of Flame following the Business Combination could suffer a reduction in the value of their shares and these stockholders are unlikely to have a remedy for the reduction in value.

Flame is an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if New Sable takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make New Sable’s securities less attractive to investors and may make it more difficult to compare New Sable’s performance with other public companies.

Flame is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of New Sable’s common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case it would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Flame has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Flame, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Flame’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Flame is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Flame will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of Flame common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) Flame’s annual revenues did not exceed $100 million during such completed fiscal year and the market value of Flame common stock held by non-affiliates did not exceed $700 million as of the prior June 30.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors in this section.

Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.

As with most SPAC initial public offerings in recent years, Flame issued units for $10.00 per share in the Flame IPO. As with other SPACs, the $10.00 per share price of Flame reflected each public share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the trust account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the combined company, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share.

Risks Related to the Redemption

Public stockholders who wish to redeem their public shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the trust account.

A public stockholder will be entitled to receive cash for any public shares to be redeemed only if such public stockholder: (i)(a) holds public shares, or (b) if the public stockholder holds public shares through units, the public stockholder elects to separate its units into the underlying public shares and public warrants prior to exercising its redemption rights with respect to the public shares; (ii) submits a written request to AST, Flame’s transfer agent, in which it (a) requests that New Sable redeem all or a portion of its public shares for cash, and (b) identifies itself as a beneficial holder of the public shares and provides its legal name, phone number and address; and (iii) delivers its share certificates (if any) and other redemption forms (as applicable) to AST, Flame’s transfer agent, physically or electronically through DTC. Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on             , 2023 (two business days before the special meeting) in order for their shares to be redeemed. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC and AST, Flame’s transfer agent, will need to act to facilitate this request. It is Flame’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Flame does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical certificate. If it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to redeem their public shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to AST, Flame’s transfer agent, New Sable will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of the Flame IPO, calculated as of two business days prior to the consummation of the Business Combination. Please see the section entitled “Special Meeting of Flame Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

You must tender your shares of Flame common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your Flame common stock certificates to Flame’s transfer agent or to deliver your shares of Flame common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of Flame common stock, in each case, by two business days prior to the originally scheduled vote on the business combination proposal. The requirement for physical or electronic delivery by two business days prior to the originally scheduled vote on the business combination proposal ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

The Flame certificate of incorporation does not have a specified maximum redemption threshold, but pursuant to the Sable-EM Purchase Agreement we are required to have a certain amount of cash after giving effect to the Business Combination (including the PIPE Investment at Closing). Notwithstanding this cash requirement, the PIPE Investment and the absence of a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of our public stockholders do not agree.

The Flame certificate of incorporation does not provide a specified maximum redemption threshold, except that Flame will not redeem public shares in an amount that would cause Flame’s net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the Business Combination, including the PIPE Investment. However, pursuant to the Sable-EM Purchase Agreement we are required to satisfy the Sable-EM Minimum Cash Threshold after giving effect to the Business Combination (including the PIPE Investment). Notwithstanding the Sable-EM Minimum Cash Threshold, the PIPE Investment and the absence of a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of our public stockholders do not agree.

Flame may not complete the Business Combination if the aggregate cash required for redemptions of public shares and to satisfy the foregoing cash condition exceeds the cash available to Flame. This scenario assumes that approximately 82% of the shares of redeemable Flame Class A common stock are redeemed (i.e., 23,471,300 shares of Flame Class A common stock are redeemed), resulting in an aggregate payment of approximately $235,417,140 from the trust account. This is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200,000,000 Sable-EM Minimum Cash Threshold and have sufficient capital for operations. If Flame does not complete the Business Combination, all shares of Flame common stock submitted for redemption will be returned to the holders thereof and Flame may instead search for an alternate initial business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Flame common stock included in the units sold in the Flame IPO, which we refer to as the “Excess Shares.” In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Flame will require each public stockholder seeking to exercise redemption rights to certify to Flame whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Flame at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Flame makes the above-referenced determination. Your inability to redeem any such Excess Shares will reduce your influence over Flame’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Flame if you sell such Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such Excess Shares if Flame consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in the Flame IPO and, in order to dispose of such Excess Shares, would be required to sell your stock in open market transactions, potentially at a loss. Flame cannot assure you that the value of such Excess Shares will appreciate over time following the Business Combination or that the market price of shares of Flame common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Flame’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, Flame’s stockholders’ ability to vote all of their shares (including such Excess Shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Flame might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Flame who wish to redeem their shares of Flame common stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Flame common stock for a pro rata portion of the funds held in the trust account.

Stockholders electing to redeem their shares of Flame common stock will receive their pro rata portion of the trust account less franchise and income taxes payable and trust administrative expenses, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Flame Stockholders—Redemption Rights” of this proxy statement for additional information on how to exercise your redemption rights.

If, despite Flame’s compliance with the proxy rules, a stockholder fails to receive Flame proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Flame common stock. In addition, the proxy materials that Flame is furnishing to holders of public shares of Flame common stock in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem public shares of Flame common stock. In the event that a stockholder fails to comply with these procedures, its shares of Flame common stock may not be redeemed.

The nominal purchase price paid by our Sponsor and the Insiders for the founder shares may significantly dilute the implied value of your public shares in the event we consummate the Business Combination, and our founders are likely to make a substantial profit on their investment in us in the event we consummate the Business Combination, even if the Business Combination causes the trading price of our public shares to materially decline.

In November 2020, Flame issued an aggregate of 7,187,500 shares of common stock to our founders for an aggregate purchase price of $25,000, all of which remain outstanding. Our Sponsor purchased 4,671,875 founder shares, FL Co-Investment purchased 1,257,813 founder shares and Intrepid Financial Partners purchased 1,257,812 founder shares. Also in November 2020, our Sponsor transferred 434,375 founder shares to the Flame Independent Directors and certain individuals, including Gregory D. Patrinely, our Chief Financial Officer and Secretary, at their original purchase price. Simultaneously with such transfer, each of FL Co-Investment and Intrepid Financial Partners transferred 13,125 founder shares to our Sponsor, respectively, at their original purchase price. While we offered our units at an offering price of $10.00 per unit and the amount in our trust account was initially $10.00 per public share, implying an initial value of $10.00 per public share, our Insiders paid only a nominal purchase price of approximately $0.0035 per share. As a result, the value of your public shares may be significantly diluted in the event we consummate the Business Combination. For example, the following table shows the public stockholders’ and Insiders’ investment per share and how that compares to the implied value of one of our shares after consummation of the Business Combination if immediately prior to the

Business Combination we were valued at $287,500,000, which is the amount we would have for the Business Combination in the trust account assuming no public shares are redeemed in connection with the Business Combination and excluding certain other impacts described below. At such valuation, each of our public shares would have an implied value of $             per share after consummation of the Business Combination, which is a             % decrease as compared to the initial implied value per public share of $10.00.

Flame public shares		28,750,000
Flame founder shares		7,187,500
Merger consideration shares		3,000,000
Flame Sponsor PIPE Investment
Flame stockholder PIPE Investment
Total Flame shares		68,937,500
Total funds in trust available for initial business combination(1)	$
Implied value per share	$
Public stockholders’ investment per share(2)		$10.00
Insiders’ investment per share(3)		$0.0035

(1)

Does not take into account other potential impacts on our valuation at the time of the Business Combination, such as the value of our public and private placement warrants, the trading price of our public shares, the business combination transaction costs (including payment of deferred underwriting commissions), any interest earned on the funds held in the trust account or taxes or trust administrative expenses paid from such interest, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects.

(2)	While the public stockholders’ investment is in both the public shares and the public warrants, for purposes of this table the full investment amount is ascribed to the public shares only.
(3)	The Insiders’ combined total investment in the equity of the company, inclusive of the founder shares and the Insiders’ $7,750,000 investment in the private placement warrants, is $7,775,000.

While the implied value of our public shares may be diluted, the implied value of $             per share would represent a significant implied profit for our Insiders relative to the initial purchase price of the founder shares. Our Insiders invested an aggregate of $7,775,000 invested in us in connection with the Flame IPO, comprised of the $25,000 purchase price for the founder shares and the $7,750,000 purchase price for the private placement warrants. At $             per share, the 7,187,500 founder shares would have an aggregate implied value of $            . As a result, even if the trading price of our public shares significantly declines, our Sponsor and Insiders will stand to make a significant profit on their investment in us. In addition, our Sponsor and Insiders could potentially recoup their entire investment in us even if the trading price of our public shares were as low as $             per share and even if the private placement warrants are worthless. As a result, our Insiders are likely to make a substantial profit on their investment in us even if the Business Combination causes the trading price of our public shares to decline, while our public stockholders who purchased their units in the Flame IPO could lose significant value in their public shares. Our Sponsor and Insiders therefore have an economic incentive to consummate the Business Combination even if it is with a riskier, weaker-performing or less-established target business than would be the case if our Insiders had paid the same per share price for the founder shares as our public stockholders paid for their public shares.

There is uncertainty regarding the federal income tax consequences of the redemption to the holders of Flame Class A common stock.

There is some uncertainty regarding the federal income tax consequences to holders of Flame common stock that exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption will be treated as a corporate distribution potentially taxable as a dividend, or a sale, that would potentially give rise to capital gain or capital loss, and

(ii) whether such capital gain is “long-term” or “short-term.” Whether the redemption qualifies for sale treatment, resulting in taxation as capital gain rather than treatment as a corporate distribution, will depend largely on whether the holder owns (or is deemed to own) any shares of Flame Class A common stock following the redemption, and if so, the total number of shares of Flame Class A common stock treated as held by the holder both before and after the redemption relative to all shares of Flame voting stock outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a distribution, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in Flame or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the IRS, there is uncertainty as to how a holder who elects to exercise its redemption rights will be taxed in connection with the exercise of redemption rights. See the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Exercise of Redemption Rights to Flame Stockholders.”

A new 1% U.S. federal excise tax may be imposed upon us in connection with the redemptions by us of our Class A common stock.

On August 16, 2022, President Biden signed into law the IRA, which, among other things, imposes a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic corporations and certain domestic subsidiaries of publicly traded foreign corporations. This excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. Generally, the amount of the excise tax is 1% of the fair market value of the shares repurchased at the time of the repurchase. For the purposes of calculating the excise tax, the repurchasing corporation is permitted to net the fair market value of certain new stock issuances against the fair market value of the stock repurchases that occur in the same taxable year. The U.S. Treasury Department, the IRS (as defined below), and other standard-setting bodies are expected to issue guidance on how the excise tax provisions of the IRA will be applied. The IRA excise tax applies to repurchases that occur after December 31, 2022.

Any repurchase or redemption of our Class A common stock that occurs after December 31, 2022, in connection with the Business Combination may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with the Business Combination would depend on a number of factors, including (i) the fair market value of the redemptions and repurchase in connection with the Business Combination, (ii) the structure of the Business Combination, (iii) the nature and amount of any PIPE Investment or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the regulations and other guidance issued by the U.S. Treasury Department and the IRS. Since the excise tax would be payable by us and not by the redeeming holder, we have yet to determine the mechanics of any required payment of the excise taxes.

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Flame Board will not have the ability to adjourn the special meeting to a later date in order to solicit further votes and, therefore, the Business Combination will not be approved.

The Flame Board is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, Flame is unable to consummate the Business Combination. If the adjournment proposal is not approved, the Flame Board will not have the ability to adjourn the special meeting to a later date and, therefore, the Business Combination would not be completed.

Risks Related to Ownership of New Sable Common Stock

If securities or industry analysts do not publish research or reports about New Sable, or publish negative reports, New Sable’s stock price and trading volume could decline.

The trading market for New Sable common stock will depend, in part, on the research and reports that securities or industry analysts publish about New Sable. New Sable will not have any control over these analysts. If New Sable’s financial performance fails to meet analyst estimates or one or more of the analysts who cover New Sable downgrade its common stock or change their opinion, New Sable’s stock price would likely decline. If one or more of these analysts cease coverage of New Sable or fail to regularly publish reports on New Sable, it could lose visibility in the financial markets, which could cause New Sable’s stock price or trading volume to decline.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of New Sable’s securities may decline. Additionally, trading prices for New Sable’s securities could be highly volatile, and purchasers of New Sable securities could incur substantial losses.

If the benefits of the Business Combination do not meet the expectations of investors, stockholders or securities analysts, the market price of New Sable’s securities following the consummation of the Business Combination may decline. The market values of New Sable’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which Flame’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New Sable’s securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for stock relating to the Sable business and trading in shares of Flame common stock has not been active. Accordingly, the valuation ascribed to the Sable business and Flame common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination.

The trading price of the New Sable common stock following the Business Combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for New Sable’s securities develops and continues, the trading price of New Sable’s securities following the Business Combination could be volatile and subject to wide fluctuations. The trading price of the New Sable common stock following the Business Combination will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond New Sable’s control and may not be related to New Sable’s operating performance. These fluctuations could cause you to lose all or part of your investment in the New Sable common stock since you might be unable to sell your shares at or above the price attributed to them in the Business Combination. Any of the factors listed below could have a material adverse effect on your investment in New Sable’s securities and New Sable’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of New Sable’s securities may not recover and may experience a further decline.

Factors affecting the trading price of New Sable securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	speculation in the press or investment community;

•	actual or anticipated developments in New Sable’s business, competitors’ businesses or the competitive landscape generally;

•	our success in satisfying permitting and other regulatory requirements to restart production;

•	our success in satisfying permitting and other regulatory requirements to restart the Pipelines or obtain alternate transportation;

•	our ability to obtain water, drilling fluids and other critical resources;

•	the accuracy of our assumptions and estimates regarding the total costs associated with restarting and maintaining production and the Pipelines;

•	the market prices of oil, natural gas and NGL;

•	the success of our hedging strategy;

•	our ability to manage the safety risks associated with offshore development and production;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the outcome of ratemaking proceedings with the California Public Utilities Commission;

•	future laws and regulations related to climate change, GHGs and ESG and administrative interpretations thereof;

•	changes in the future operating results of New Sable;

•	operating and stock price performance of other companies that investors deem comparable to ours;

•	changes in laws and regulations affecting New Sable’s business;

•	commencement of, or involvement in, litigation involving New Sable;

•	changes in New Sable’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of New Sable common stock available for public sale;

•	any major change in New Sable Board or management;

•	sales of substantial amounts of New Sable common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	other risk factors and other matters described or referenced under the sections “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Broad market and industry factors may materially harm the market price of New Sable’s securities irrespective of New Sable’s operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of New Sable’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to New Sable’s could depress New Sable’s stock price regardless of New Sable’s business, prospects, financial conditions or results of operations. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the New Sable common stock, regardless of New Sable’s actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the Business Combination. A decline in the market price of New Sable’s securities also could adversely affect New Sable’s ability to issue additional securities and New Sable’s ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Our stock price may be exposed to additional risks because New Sable will become a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue, and we may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of the New Sable common stock.

New Sable’s operating results may fluctuate significantly following the Business Combination, which makes its future operating results difficult to predict and could cause its operating results to fall below expectations or any guidance it may provide.

New Sable’s quarterly and annual operating results may fluctuate significantly, which makes it difficult for it to predict its future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of its control, including, but not limited to:

•	the costs associated with restarting and maintaining production and the Pipelines;

•	the market prices of oil, natural gas and NGL;

•	the success of our hedging strategy;

•	future accounting pronouncements or changes in its accounting policies;

•	macroeconomic conditions, both nationally and locally; and

•	any other change in the competitive landscape of its industry, including consolidation among New Sable’s competitors or partners.

The cumulative effects of these factors could result in large fluctuations and unpredictability in New Sable’s quarterly and annual operating results. As a result, comparing its operating results on a period-to-period basis may not be meaningful. Investors should not rely on its past results as an indication of its future performance.

This variability and unpredictability could also result in New Sable failing to meet the expectations of industry or financial analysts or investors for any period. If New Sable’s revenue or operating results fall below the expectations of analysts or investors or below any forecasts New Sable may provide to the market, or if the forecasts it provides to the market are below the expectations of analysts or investors, the price of New Sable common stock could decline substantially. Such a stock price decline could occur even when it has met any previously publicly stated revenue or earnings guidance it may provide.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect New Sable’s business, investments and results of operations.

New Sable will be subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, New Sable will be required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on New Sable’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on New Sable’s business and results of operations.

You may not have the same benefits as an investor in an underwritten public offering.

Flame is already a publicly traded company. Therefore, the Business Combination and the transactions described in this proxy statement are not an underwritten initial public offering of our securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Business Combination investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer will also deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Our investors must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of our business or material misstatements or omissions in this proxy statement.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on the NYSE on the trading day immediately following the Closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades on the NYSE. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of our securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of our securities or helping to stabilize, maintain or affect the public price of our securities following the Closing. Moreover, we will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the New Sable securities that will be outstanding immediately following the Closing. In addition, since New Sable will become public through a merger, securities analysts of major brokerage firms may not provide coverage of us because there is no incentive to brokerage firms to recommend the purchase of New Sable common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf. All of these differences from an underwritten public offering of our securities could result in a more volatile price for our securities.

Further, since there will be no traditional “roadshow,” there can be no guarantee that any information made available in this proxy statement and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the securities or sufficient demand among potential investors immediately after the Closing, which could result in a more volatile price for the securities.

In addition, the Sponsor and the Insiders have interests in the Business Combination that are different from or are in addition to those of holders of our securities following completion of the Business Combination. Such interests may have influenced the Flame Board in making their recommendation that Flame stockholders vote in favor of the approval of the Business Combination and the other proposals described in this proxy statement. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if we became a publicly listed company through an underwritten initial public offering instead of upon completion of the Business Combination.

The New Sable certificate of incorporation, as will be in effect following the completion of the Business Combination, will designate specific courts as the exclusive forum for substantially all stockholder litigation matters, which could limit the ability of New Sable’s stockholders to obtain a favorable forum for disputes with New Sable or its directors, officers or employees.

The New Sable certificate of incorporation, as will be in effect following the completion of the Business Combination, will require, to the fullest extent permitted by law, that derivative actions brought in New Sable’s name, actions against current or former directors, officers or other employees for breach of fiduciary duty, any action asserting a claim arising pursuant to any provision of the DGCL, the New Sable certificate of incorporation or the New Sable bylaws, any action asserting a claim governed by the internal affairs doctrine of the State of Delaware or any other action asserting an “internal corporate claim” (as defined in Section 115 of the DGCL), confer jurisdiction to the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless New Sable consents in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The New Sable certificate of incorporation also provides that, unless New Sable consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Sable and New Sable’s directors, officers or other employees and may have the effect of discouraging lawsuits against New Sable’s directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the New Sable certificate of incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in the New Sable certificate of incorporation to be inapplicable or unenforceable in an action, New Sable may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, prospects, financial condition and operating results.

The New Sable certificate of incorporation, as will be in effect following the completion of the Business Combination, could discourage another company from acquiring New Sable and may prevent attempts by its stockholders to replace or remove its management.

Provisions in New Sable certificate of incorporation and the New Sable bylaws to be in effect immediately prior to the consummation of the Business Combination may discourage,

delay or prevent a merger, acquisition or other change in control of New Sable that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of New Sable common stock, thereby depressing the market price of its common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. As our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by New Sable stockholders to replace current members of our management team. These provisions provide, among other things, that:

•

the New Sable Board will be divided into three classes, with each class serving staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of the New Sable Board;

•

the New Sable Board has the exclusive right to expand the size of its board of directors and to elect directors to fill a vacancy created by the expansion of the New Sable Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the New Sable Board;

•	New Sable stockholders may not act by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

•

a special meeting of stockholders may be called only by the chairperson of the New Sable Board, the New Sable chief executive officer, or a majority of the New Sable Board, which may delay the ability of New Sable stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the New Sable certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the New Sable Board may alter certain provisions of the New Sable amended and restated bylaws without obtaining stockholder approval;

•

the approval of the holders of at least two-thirds of the New Sable common shares entitled to vote at an election of the New Sable Board is required to adopt, amend, or repeal our amended and restated bylaws or repeal the provisions of the New Sable second amended and restated certificate of incorporation regarding the election and removal of directors;

•

stockholders must provide advance notice and additional disclosures to nominate individuals for election to the New Sable Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of the New Sable common stock; and

•

the New Sable Board is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer.

Moreover, because New Sable is incorporated in Delaware, it will be governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of the New Sable outstanding voting stock from merging or combining with New Sable for a period of three years after the date of the transaction in which the person acquired in excess of 15% of the New Sable outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

New Sable will be an emerging growth company and any decision to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make New Sable common stock less attractive to investors.

Flame currently is, and following the Business Combination, New Sable will be, an “emerging growth company,” as defined in the JOBS Act. For as long as it continues to be an emerging growth company, New Sable may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have an independent registered public accounting firm audit New Sable’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in New Sable’s periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

As a result, the stockholders may not have access to certain information that they may deem important. New Sable’s status as an emerging growth company will end as soon as any of the following takes place:

•	the last day of the fiscal year in which New Sable has at least $1.235 billion in annual revenue;

•	the date New Sable qualifies as a “large accelerated filer,” with at least $700.0 million of common equity securities held by non-affiliates;

•	the date on which New Sable has issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the Flame IPO.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. New Sable may elect to take advantage of this extended transition period and as a result, its financial statements may not be comparable with similarly situated public companies.

New Sable cannot predict if investors will find New Sable common stock less attractive if it chooses to rely on any of the exemptions afforded emerging growth companies. If some investors find New Sable common stock less attractive because New Sable relies on any of these exemptions, there may be a less active trading market for New Sable common stock and the market price of New Sable common stock may be more volatile and may decline.

If New Sable fails to maintain an effective system of disclosure controls and internal control over financial reporting, New Sable’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in New Sable and, as a result, the market price of New Sable common stock.

As a public company, New Sable will be required to comply with the requirements of the Sarbanes-Oxley Act, including, among other things, that New Sable maintain effective disclosure controls and procedures and internal control over financial reporting. Sable is continuing to develop and refine its disclosure controls and other procedures that are designed to ensure that information required to be disclosed by New Sable in the reports that New Sable will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act, is accumulated and communicated to New Sable’s management, including New Sable’s principal executive and financial officers.

Sable must continue to improve its internal control over financial reporting. New Sable will be required to make a formal assessment of the effectiveness of its internal control over financial reporting and once New Sable ceases to be an emerging growth company, New Sable will be required to include an attestation report on internal control over financial reporting issued by New Sable’s independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, New Sable will be engaging in a process to document and evaluate New Sable’s internal control over financial reporting, which is both costly and challenging. In this regard, New Sable will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of New Sable’s internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that New Sable will not be able to conclude, within the prescribed time period or at all, that New Sable’s internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, New Sable’s testing, or the subsequent testing by New Sable’s independent registered public accounting firm, may reveal additional deficiencies in New Sable’s internal control over financial reporting that are deemed to be material weaknesses.

Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of New Sable’s financial statements and reports, which would likely adversely affect the market price of New Sable common stock. In addition, New Sable could be subject to sanctions or investigations by the stock exchange on which New Sable common stock is listed, the SEC and other regulatory authorities.

Insiders will continue to have substantial influence over New Sable after the Business Combination, which could limit your ability to affect the outcome of key transactions, including a change of control.

Upon the consummation of the Business Combination, assuming no redemptions, our Sponsor, directors and certain of our officers will beneficially own, in the aggregate, approximately     % of New Sable common stock outstanding, representing     % of the vote, and New Sable’s executive officers, directors and their affiliates as a group will beneficially own approximately     % of New Sable common stock representing     % of the vote.

As a result, these Insider stockholders, if they act together, will be able to influence New Sable’s management and affairs on all matters requiring stockholder approval, including the election of directors, amendments of New Sable’s organizational documents and approval of significant corporate transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of New Sable and might affect the market price of New Sable common stock.

The numbers of shares and percentage interests set forth above are based on a number of assumptions, including that: (1) none of the public stockholders exercise their redemption rights with respect to their public shares; (2) Flame does not issue any additional equity securities prior to the Business Combination and that no other event occurs that would change the Per Share Merger Consideration from what it would have been as of the date of the initial signing of the Merger Agreement; (3) no exercise of Flame’s 22,125,000 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination); and (4) none of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercise their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants. If the actual facts differ from these assumptions, the numbers of shares and percentage interests set forth above will be different.

Following the Closing, New Sable will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and operating results.

Following the consummation of the Business Combination, New Sable will face increased legal, accounting, administrative and other costs and expenses as a public company that Sable does not incur as a private company and these expenses may increase even more after New Sable is no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges and the listing standards of the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Sable to carry out activities Sable has not done previously. For example, New Sable will create new board committees, enter into new insurance policies and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred.

Furthermore, if any issues in complying with those requirements are identified (for example, if management or New Sable’s independent registered public accounting firm identifies additional material weaknesses in the internal control over financial reporting identify a material weakness in the internal control over financial reporting), New Sable could incur additional costs rectifying those issues, the existence of those issues could adversely affect New Sable’s reputation or investor perceptions of it and it may be more expensive to obtain director and officer liability insurance. Risks associated with New Sable’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Sable Board or as executive officers.

In addition, as a public company, New Sable may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which New Sable operates New Sable’s business in ways New Sable does not currently anticipate. As a result of disclosure of information in this proxy statement and in filings required of a public company, New Sable’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, New Sable’s business and results of operations could be materially adversely affected and even if the claims do not result in litigation or are resolved in New Sable’s favor, these claims and the time and resources necessary to resolve them could divert the resources of New Sable’s management and adversely affect New Sable’s business and results of operations. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Sable to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Because there are no current plans to pay cash dividends on the New Sable common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Sable common stock at a price greater than what you paid for it.

New Sable intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans (at least until the restart of production at SYU and the repayment or refinancing of the Term Loan Agreement) to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Sable common stock will be at the sole discretion of the New Sable Board and subject to restrictions and limitations in the Term Loan Agreement or any other then-existing indebtedness of New Sable. The New Sable Board may take into account general and economic conditions, New Sable’s financial condition and results of operations, New Sable’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Sable to its stockholders or by its subsidiaries to it and such other factors as the New Sable

Board may deem relevant. As a result, you may not receive any return on an investment in New Sable common stock unless you sell your New Sable common stock for a price greater than that which you paid for it.

Flame Risks If the Business Combination is Not Consummated

If Flame is unable to complete the Business Combination or another initial business combination by March 1, 2023 (and does not obtain stockholder approval to amend the current certificate of incorporation to extend such date), Flame will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Flame Board, dissolving and liquidating. In such event, third parties may bring claims against Flame and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Flame’s current certificate of incorporation, Flame must complete an initial business combination before the end of the completion window, and extending the completion window requires, among other things, approval from the holders of 65% of the shares of Flame common stock to amend the current certificate of incorporation and for Flame to permit the public stockholders to redeem their public shares. If Flame does not complete an initial business combination before the end of the completion window, Flame must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Flame Board, dissolving and liquidating. In such event, third parties may bring claims against Flame. Although Flame has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Flame’s public stockholders. If Flame is unable to complete an initial business combination within the completion window, the Sponsor has agreed it will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Flame for services rendered or contracted for or products sold to Flame. However, the Sponsor may not be able to meet such obligation or may contest such liability. Therefore, the per-share distribution amount from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if Flame is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Flame otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Flame may not be able to return to its public stockholders at least $10.00 per share.

You will not have any rights or interests in funds from the trust account except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of a business combination (including the closing of the Business Combination), and then only in connection with those shares of Flame Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the existing charter or bylaws (a) to modify the substance or timing of our obligation to provide holders of Flame Class A common stock the right to have their shares redeemed in connection with a business combination or to redeem 100% of our public shares if we do not complete our initial business combination by March 1, 2023 or (b) with respect to any other provision relating to the rights of holders of Flame Class A common stock, and (iii) the redemption of our public shares if we have not consummated an initial business by March 1, 2023, subject to applicable law and as further described herein. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

If we do not consummate an initial business combination by March 1, 2023 (or such later date as may be agreed by the Flame stockholders), our public stockholders may be forced to wait until after March 1, 2023 before redemption from the trust account.

If we are unable to consummate our initial business combination by March 1, 2023 (or such later date as may be agreed by the Flame stockholders), we will distribute the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), and trust administrative expenses, pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described in this proxy statement. Any redemption of public stockholders from the trust account shall be effected automatically by operation of our existing charter and bylaws prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with Delaware law. In that case, investors may be forced to wait beyond March 1, 2023 before they receive the return of their pro rata portion of the proceeds from the trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our existing charter and bylaws, and only then in cases where investors have properly redeemed their public shares. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we do not complete our initial business combination and do not amend our existing charter and bylaws. Our existing charter and bylaws provide that if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Delaware law.

If the net proceeds of the Flame IPO not being held in the trust account are insufficient to allow us to operate through March 1, 2023, and we are unable to obtain additional capital, we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.00 per share, and our warrants will expire worthless.

As of September 30, 2022, we had cash of approximately $140,238 held outside the trust account, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. In addition, as of September 30, 2022, we had total current liabilities of $2,878,454. The funds available to us outside of the trust account may not be sufficient to allow us to operate until March 1, 2023, assuming that our initial business combination is not completed during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we are required to seek additional capital, we would need to borrow funds from our Sponsor, members of our management team or other third parties to operate or may be forced to liquidate. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to obtain additional financing, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.00 per share on our redemption of the public shares and the public warrants will expire worthless.

SPECIAL MEETING OF FLAME STOCKHOLDERS

General

Flame is furnishing this proxy statement to Flame’s stockholders as part of the solicitation of proxies by the Flame Board for use at the special meeting of Flame stockholders to be held on             , 2023 and at any adjournment or postponement thereof. This proxy statement provides Flame’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at              Central Time, on             , 2023 at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002, and via a virtual meeting.

Purpose of the Flame Special Meeting

At the special meeting, Flame is asking holders of Flame common stock to consider and vote upon:

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a proposal to approve, for purposes of complying with the DGCL and the Flame certificate of incorporation, the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement, including the Merger, and related agreements described in this proxy statement. See the section entitled “Proposal No. 1—The Business Combination Proposal” for additional information;

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a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached hereto as Annex B. See the section entitled “Proposal No. 2—The Charter Proposal” for additional information;

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a proposal with respect to certain governance provisions in the New Sable certificate of incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis. See the section entitled “Proposal No. 3—The Governance Proposal” for additional information;

•	a proposal to approve and adopt the Incentive Plan. See the section entitled “Proposal No. 4—The Incentive Plan Proposal” for additional information;

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a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of the issued and outstanding shares of Flame common stock in connection with the Business Combination and PIPE Investment. See the section entitled “Proposal No. 5—The NYSE Proposal” for additional information; and

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a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal. See the section entitled “Proposal No. 6—The Adjournment Proposal” for additional information.

Recommendation of the Flame Board

The Flame Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented.

When you consider the Flame Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Flame stockholders generally. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

The Flame Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Flame stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

Flame has fixed the close of business on             , 2023, as the record date for determining Flame stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were 35,937,500 shares of Flame common stock outstanding and entitled to vote. Each share of Flame common stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting by attendance in person, virtually or by proxy, of a majority of the voting power of all the outstanding shares of Flame common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

Vote Required

The approval of each of the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of outstanding shares of Flame common stock represented at the special meeting by attendance in person, virtually or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals.

The approval of the business combination proposal and the Charter Proposal requires the affirmative vote of holders of a majority of Flame’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal or the Charter Proposal will have the same effect as a vote “AGAINST” such proposals.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the Governance Proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the business combination proposal and the Charter Proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the business combination proposal and the Charter Proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares

Each share of Flame common stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Flame common stock at the special meeting:

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You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the business combination proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting in person or virtually and vote during the meeting by following the instructions on your proxy card.

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Flame can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Flame’s Secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Flame common stock, you may call Flame’s proxy solicitor, D.F. King & Co., Inc., at (800) 769-7666 or Flame at (713) 579-6106.

Redemption Rights

Pursuant to the Flame certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST” the business combination proposal. Any stockholder holding public shares as of the record date who votes “FOR” or “AGAINST” the business combination proposal may demand that Flame redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $             per share as of             , 2023, the record date for the meeting), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, Flame will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Insiders will not have redemption rights with respect to any shares of Flame common stock owned by them, directly or indirectly in connection with the Business Combination.

Holders may demand redemption by delivering their stock, either physically or electronically using the Depository Trust Company’s DWAC System, to Flame’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the Business Combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then Flame’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Flame will promptly return any shares delivered by public holders. Additionally, if Flame would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash and after receipt of the proceeds under the PIPE Subscription Agreements, Flame will not be able to consummate the Business Combination.

The closing price of Flame Class A common stock on             , 2023, the record date for the special meeting, was $             per share. The cash held in the trust account on such date was approximately $             ($             per public share). Prior to exercising redemption rights, stockholders should verify the market price of Flame Class A common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Flame cannot assure its stockholders that they will be able to sell their shares of Flame Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Flame common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to Flame’s transfer agent prior to the vote at the special meeting, and the Business Combination is consummated.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of Flame have appraisal rights in connection the Business Combination under the DGCL.

Proxy Solicitation Costs

Flame is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. Flame and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Flame will bear the cost of the solicitation.

Flame has hired D.F. King & Co., Inc. to assist in the proxy solicitation process. Flame will pay that firm a fee of $18,000 plus disbursements. Such payment will be made from non-trust account funds.

Flame will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Flame will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

Neither the Sponsor, the other Insiders nor any of their respective affiliates currently have an intention to purchase Flame Class A common stock or public warrants prior to the special meeting. However, subject to Rule 14e-5 under the Exchange Act, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Flame or its securities, the Insiders and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Flame Class A common stock. In such transactions, the purchase price for the Flame Class A common stock will not exceed the redemption price. In addition, the persons described above will waive redemption rights, if any, with respect to the Flame Class A common stock they acquire in such transactions. However, any Flame Class A common stock acquired by the persons described above would not be voted in connection with the business combination proposal.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on the Flame Class A common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the prevailing market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Flame will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of Flame Class A common stock purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if such shares were not purchased in the open market, or the nature of the sellers; and (v) the number of shares of Flame Class A common stock for which Flame has received redemption requests.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

Overview

Flame’s stockholders are being asked to approve the Business Combination with Holdco and Sable described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement.

You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection entitled “—Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Flame common stock entitled to vote at the Flame special meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the disclosure schedules of Flame, Holdco and Sable (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about Flame, Holdco, Sable or any other matter.

On November 2, 2022, Flame, Sable and Holdco entered into the Merger Agreement, which provides that, among other things, the parties to the Merger Agreement will (a) cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Holdco will merge with and into Flame, with Flame as the surviving company in the merger (the “Holdco Merger”), and (b) cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, pursuant to which, immediately following the effective time of the Holdco Merger, Sable will merge with and into Flame, with Flame as the surviving company in the merger (the “Sable Merger”). The aggregate consideration to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be 3,000,000 shares of Flame Class A common stock.

In connection the Business Combination, Holdco entered into the Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors agreed to purchase, in the aggregate, 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000, to be consummated contemporaneously with the Closing and immediately following the Sable Merger Effective Time, on the terms and subject to the conditions set forth in the Initial PIPE Subscription Agreements and the Merger Agreement. The Initial PIPE Subscription Agreements provide that, in the event the Merger is consummated, the investors party thereto will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share, and by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations thereunder. Holdco intends to pursue Additional PIPE Subscription Agreements under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing. The shares of Flame Class A common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Flame has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the transactions contemplated by the Sable-EM Purchase Agreement. For more information regarding the PIPE Subscription Agreements, please see the section entitled “—Related Agreements—PIPE Subscription Agreements.”

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to Closing, including the Sable-EM Purchase Agreement, the EM-Plains Purchase Agreement, the Term Loan Agreement, the Transition Services Agreement and the Registration Rights Agreement (each as hereinafter defined). See “—Related Agreements” for more information.

Consideration to Holdco Equityholders in the Business Combination

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Holdco Merger Effective Time:

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each Holdco Class A share issued and outstanding immediately prior to the Effective Time, other than Canceled Holdco Shares, will be converted into the right to receive (a) the Aggregate Merger Consideration (as defined below) divided by (b) the total number of Holdco Class A shares outstanding immediately prior to the Holdco Merger Effective Time (the “Per Share Merger Consideration”). The “Aggregate Merger Consideration” to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be an aggregate of 3,000,000 shares of Flame Class A common stock; and

•	the Canceled Holdco Shares will be canceled and no consideration will be delivered in exchange therefor.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Sable Merger Effective Time, each share of Sable common stock issued and outstanding immediately prior to the Effective Time will be canceled and no consideration will be delivered in exchange therefor.

For the avoidance of doubt, at and after each of the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame common stock issued and outstanding immediately prior thereto will not be affected by the Merger.

Founder Share Conversion

In accordance with the terms and subject to the conditions of the Merger Agreement, and pursuant to the Flame certificate of incorporation, immediately prior to the Holdco Merger Effective Time, the Founder Share Conversion will occur. For the avoidance of doubt, at and after each of the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame Class A common stock issued in connection with the Founder Share Conversion will not be affected by the Merger.

Closing of the Merger

The closing of the transactions contemplated by the Merger Agreement is required to take place electronically by exchange of the closing deliverables via e-mail or facsimile on the third business day following the satisfaction or waiver of the conditions described below under the section entitled “—Conditions to the Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other time and place as Flame, Holdco and Sable may mutually agree in writing.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by the party for whose benefit such condition exists of the following conditions:

•

all waiting periods (and any extensions thereof) applicable to the transactions under the HSR Act, and any commitments or agreements (including timing agreements) with any governmental authority not to consummate the transactions before a certain date, shall have expired or been terminated;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions, including the Merger, illegal or otherwise prohibiting, preventing or enjoining consummation of the transactions, including the Merger;

•	the offer shall have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•	this proxy statement shall have received SEC clearance;

•

the Flame Stockholder Approvals with respect to the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal and the NYSE proposal shall have been obtained in accordance with this proxy statement, the DGCL, the Flame Organizational Documents and the rules and regulations of the NYSE;

•

the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement) shall be completed contemporaneously with the Closing in accordance with, and pursuant to, the terms of the Merger Agreement and the Sable-EM Purchase Agreement (except as previously consented to in writing by Flame, without waiver, modification or amendment to the Sable-EM Purchase Agreement); and

•

Flame shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to the redemption of shares of Flame common stock pursuant to the redemption rights of Flame public stockholders and after receipt of the proceeds under the PIPE Subscription Agreements.

Other Conditions to the Obligations of Flame

The obligations of Flame to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Flame of the following further conditions:

•

the representations and warranties of each of Holdco and Sable regarding, with respect to each of Holdco and Sable: (i) their organization and qualification; (ii) their authority and approvals to, among other things, execute and deliver the Merger Agreement, and each of the ancillary documents attached thereto to which it is or will be a party and to consummate the transactions contemplated thereby; (iii) their capitalization; (iv) their subsidiaries; (v) their brokers fees and (vi) their operations shall be true and correct in all material respects as of the Closing as if made at the Closing (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties of each of Holdco and Sable shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth in the Merger Agreement) as of the Closing as if made on the Closing (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct (whether as of the Closing or such earlier date), taken as a whole, does not result in Material Adverse Effect;

•

each of Holdco and Sable shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Merger Agreement as of or prior to the Closing;

•	no Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Flame shall have received a certificate signed by an officer of each of Holdco and Sable, dated as of the Closing Date, confirming that the conditions set forth the first four bullet points in this section and the condition set forth in the sixth bullet of the previous section have been satisfied;

•

each of Holdco and Sable shall have received the executed counterparts to all of the ancillary agreements to which either Holdco or Sable, or any Holdco Equityholder, is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect;

•

Flame shall have received evidence reasonably satisfactory to it of the satisfaction of the conditions precedent under Section 9.9 of the Sable-EM Purchase Agreement and Article IV items (i) and (p) of the Term Loan Agreement; and

•

Flame shall have obtained certification from BOEM that Flame is qualified to hold offshore oil and gas leases and rights-of-way pursuant to the Outer Continental Shelf Lands Act and BOEM’s regulations promulgated thereunder.

Other Conditions to the Obligations of Holdco and Sable

The obligations of Holdco and Sable to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Holdco and/or Sable of the following further conditions:

•

the representations and warranties of Flame regarding: (i) its organization and qualification; (ii) its authority to execute and deliver the Merger Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby; (iii) its capitalization and (iv) its brokers fees shall be true and correct, in all material respects as of the Closing, as though made at the Closing (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties regarding Flame shall be true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” or any similar limitation set forth in the Merger Agreement) as of the Closing as though made at the Closing, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Flame;

•	Flame shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement;

•	each of Holdco and Sable shall have received a certificate signed by an officer of Flame confirming that the conditions set forth in the first three bullet points of this section have been satisfied;

•

the Flame Class A common stock to be issued in connection with the transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; and

•

each of Holdco and Sable shall have received the executed counterparts to all of the Ancillary Agreements to which Flame or Sponsor is a party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect.

Representations and Warranties

Under the Merger Agreement, each of Holdco and Sable made customary representations and warranties to Flame relating to, among other things: organization, standing and corporate power; corporate authority, approval and non-contravention; governmental approvals; capitalization; subsidiaries; information supplied for inclusion in this proxy statement; brokers; affiliate agreements; operations; taxes; the PIPE Subscription Agreements; and non-reliance on statements outside of Flame’s representations and warranties. Additionally, Holdco and Sable made representations and warranties to Flame relating to the Sable-EM Purchase Agreement providing that: (i) the representations and warranties of the Seller and Purchaser (as such terms are defined in the Sable-EM Purchase Agreement) are incorporated by reference in the Merger Agreement; and (ii) neither Holdco nor Sable has any reason to believe that: (x) the conditions precedent to the financing contemplated by the Sable-EM Purchase Agreement and the Term Loan Agreement will not be satisfied on a timely basis, (y) the financing contemplated in the Term Loan Agreement will not be available in order to contemporaneously complete the transactions contemplated by the Sable-EM Purchase Agreement with the Closing, and (z) that any default or event of default under the Term Loan Agreement will occur upon the closing of the Term Loan Agreement.

Under the Merger Agreement, Flame made customary representations and warranties to each of Holdco and Sable relating to, among other things: organization, standing and corporate power; corporate authority, approval and non-contravention; litigation; compliance with laws; employee benefit plans; financial ability and the trust account; taxes; brokers; Flame SEC reports, financial statements and the Sarbanes-Oxley Act; business activities and the absence of changes; this proxy statement; capitalization; NYSE stock market quotation; contracts and no defaults; title to property; Investment Company Act compliance; affiliate agreements; the application of takeover statutes and charter provisions; and non-reliance on statements outside of Holdco’s and Sable’s representations and warranties.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Flame, Holdco and Sable are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of Holdco and Sable are qualified in whole or in part by a Material Adverse Effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Merger Agreement, a “Material Adverse Effect” means any event, change, circumstance or development that has a material adverse effect on (i) the assets, business, results of operations or financial condition of Holdco, Sable and their affiliates (which does not include Flame prior to the Closing) or (ii) the ability of Holdco and Sable to consummate the transactions contemplated by the Merger Agreement; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” pursuant to clause (i) above: (a) any change or development in applicable laws (including COVID-19 Measures, as such term is defined in the Merger Agreement) or U.S. Generally Accepted Accounting Principles (“GAAP”) or any official interpretation thereof, in each case, after the date of the Merger Agreement, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which Holdco and Sable operate, (c) any change generally affecting any of the industries or markets in which Holdco and Sable operate or the economy as a whole, (d) the compliance with the terms of the Merger Agreement or the taking of any action required by the Merger Agreement (provided, that the exceptions in this clause (d) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties of Holdco and Sable regarding non-contravention and, to the extent related thereto, the condition in the first bullet of the above section titled Conditions to Closing—Other Conditions to the Obligations of Flame), (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19 (or any mutation or variation thereof or related health condition)), weather condition, explosion fire, act of God or other force majeure event, (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Holdco and Sable operate, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, or (g) any failure of Holdco or Sable to meet any projections, forecasts or budgets; provided, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (c), (e), and (f) to the extent that such change has a disproportionate impact on Holdco or Flame, as compared to other industry participants.

Covenants of the Parties

Covenants of Holdco and Sable

Holdco and Sable made certain covenants under the Merger Agreement, including, among others, the following:

•

Subject to certain exceptions or as consented to in writing by Flame (such consent not to be unreasonably conditioned, withheld or delayed), that, prior to the Closing, Holdco and Sable will use commercially reasonable efforts to (i) conduct and operate their business in the ordinary course consistent with past practice in all material respects and (ii) keep available the services of their present officers.

•

Subject to certain exceptions, prior to the Closing, Holdco and Sable have agreed not to do any of the following except as expressly contemplated by the Merger Agreement or with Flame’s written consent (such consent not to be unreasonably conditioned, withheld or delayed, except with respect to the third or fourth bullets below, in which event Flame may withhold or grant its consent in its sole discretion):

•	change or amend the certificate of incorporation, bylaws or other organizational documents of Holdco or Sable;

•	declare, make or pay any dividend or other distribution (whether in cash, equity or property) to any equityholder or repurchase or redeem any of their equity interests;

•

create, allot, issue, redeem or repurchase or agree to create, allot, issue, redeem or repurchase any of their equity or other securities of whatsoever nature convertible into equity (or any option to subscribe for the same);

•

terminate, amend, supplement or otherwise modify in any manner, or terminate, amend, supplement, modify, waive or release any liabilities, obligations, rights, claims or benefits under or pursuant to any Material Contact (as such term is defined in the Merger Agreement), including the Sable-EM Purchase Agreement, the Term Loan Agreement and the PIPE Subscription Agreements, or consent or agree to do any of the foregoing, or consummate the transactions contemplated under the Sable-EM Purchase Agreement other than with Flame;

•

sell, transfer, lease, pledge or otherwise encumber or subject to any lien, abandon, cancel, let lapse or convey or dispose of any their assets, properties or business or the assets to be acquired pursuant to the Sable-EM Purchase Agreement, other than in the ordinary course of business;

•

(i) fail to maintain their existence, (ii) acquire by merger or consolidation, or merge or consolidate with, or purchase a material portion of assets or equity of, any entity or business organization, or division thereof, or (iii) adopt any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Holdco or Sable (other than the transactions contemplated by the Merger Agreement);

•	make any capital expenditures (or commitment to make any capital expenditures), other than in the ordinary course of business;

•

(i) make any loans, advances or capital contributions to, or investments in, any other person or entity, (ii) materially change its existing borrowing or lending arrangements, or (iii) enter into any “keep well” or similar agreement to maintain the financial condition of any other person or entity;

•

(i) adopt or amend any benefit plan or enter into any employment contract or collective bargaining agreement, (ii) hire any employee or any other individual to provide services to Holdco, Sable or their subsidiaries, other than in the ordinary course of business or (iii) enter into any agreement to pay compensation to any of its officers or directors;

•	make, revoke or change any material tax election, change any material tax accounting method or period or take other specified actions with respect to taxes;

•	incur, issue, assume, guarantee or otherwise become liable for any indebtedness, or in any material respect, modify any indebtedness, other than in the ordinary course of business;

•	enter into any material new line of business outside of the business currently conducted by Holdco or Sable;

•	make any material change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable Law; or

•	enter into any agreement or undertaking to do any action prohibited by the foregoing.

Notwithstanding the foregoing, if the Sable-EM Purchase Agreement obligates Sable to take or refrain from taking an action, Sable is entitled to take or refrain from taking such action solely to the extent so required by the Sable-EM Purchase Agreement.

•

Holdco and Sable acknowledge that Flame is a blank check company, waive any past, present or future claim of any kind against the trust account and agree not to seek recourse against the trust account for any reason.

•

Prior to the Closing or termination of the Merger Agreement in accordance with its terms, Holdco and Sable have agreed not to, and have agreed to cause their representatives not to: (i) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding any transaction with any person or entity (other than Flame or its affiliates) that would result in a Change in Control (an “Acquisition Proposal”); (ii) engage in, continue or otherwise participate in any negotiation or discussion concerning, or provide access to its properties, books and records or any confidential information or data to, any person or entity relating to an Acquisition Proposal; (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal; (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement or other similar agreement for or relating to any Acquisition Proposal; or (v) resolve or agree to do any of the foregoing.

•

Until the Effective Time or termination of the Merger Agreement, Holdco and Sable have agreed to, and have agreed to cause their representatives to, cease any solicitations, discussions or negotiations with any person conducted prior to entry into the Merger Agreement in connection with an Acquisition Proposal and to request that each person or entity that has executed a confidentiality agreement in connection with a possible acquisition of Holdco and Sable (or with whom Holdco or Sable has had contact within 12 months in connection with a possible acquisition) to return or destroy all confidential information furnished to such person and terminate access to any data room maintained by or on behalf of Holdco and Sable. Holdco and Sable have also agreed to provide prompt written notice to Flame of the receipt of any inquiry, proposal, offer or request for information received after the date of the Merger Agreement that constitutes, or could reasonably be expected to result in or lead to, an Acquisition Proposal and will keep Flame reasonably informed of any material developments with respect to any such proposal.

Covenants of Flame

Flame made certain covenants under the Merger Agreement, including, among others, the following:

•	Subject to certain exceptions, prior to the Closing, Flame has agreed to carry on its business in the ordinary course of business and in accordance with applicable law.

•

Subject to certain exceptions, Flame has agreed not do any of the following except as expressly contemplated by the Merger Agreement or with Holdco’s and Sable’s written consent (such consent not to be unreasonably conditioned, withheld or delayed):

•	change, modify or amend the Trust Agreement (as defined in the Merger Agreement) or the Flame certificate of incorporation or Flame bylaws;

•

(i) declare, make, set aside or pay any dividend or other distribution in respect of any of its outstanding capital stock or other equity interests, (ii) split, combine, reclassify or otherwise change any of its capital stock or other equity interests, or (iii) repurchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock or other equity interests in Flame (other than pursuant to the redemption rights of Flame’s public stockholders);

•	make, revoke or change any material tax election, change any material tax accounting method or period or take other specified actions with respect to taxes;

•	subject to certain exceptions, enter into, renew or amend in any material respect any related-party contract;

•	enter into, or amend or modify any material term of, terminate, or waive or release any material right, claim or benefit under any material contract to which Flame is a party or by which it is bound;

•

waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any material liability, other than in the ordinary course of business consistent with past practice;

•	incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any material indebtedness;

•

(i) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any of its capital stock or other equity interests, or securities convertible into or options to acquire any such capital stock or other equity interests, other than in connection with the exercise of outstanding Flame warrants or the transactions contemplated by the Merger Agreement, or (ii) amend, modify or waive any of the terms or rights set forth in outstanding Flame warrants, including any amendment, modification or reduction of the warrant price;

•

(i) adopt or amend any benefit plan, or enter into any employment contract or collective bargaining agreement, other than the Incentive Plan or as otherwise contemplated by the Merger Agreement, or (ii) enter into any agreement to compensate any of its officers or directors;

•

(i) fail to maintain its existence, (ii) acquire by merger or consolidation, or merge or consolidate with, or purchase a material portion of the assets or equity of any entity or business organization or division thereof, or (iii) adopt any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by the Merger Agreement);

•	make any capital expenditures;

•

(i) make any loans, advances or capital contributions to, or investments in, any other person or entity, (ii) make any change in its existing borrowing or lending arrangements, or (iii) enter into any “keep well” or similar agreement to maintain the financial condition of any other person or entity;

•	enter into any new line of business outside of the business currently conducted by Flame;

•	make any change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable law;

•

voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all respects to the insurance coverage currently maintained with respect to Flame and its assets and properties;

•

enter into any agreement, understanding or arrangement with respect to the voting of Flame common stock (other than any agreement with a stockholder of Flame consistent with the terms of the Letter Agreement); or

•	enter into any agreement or undertaking to do any action prohibited by the foregoing.

•

Flame has agreed to (i) as promptly as reasonably practicable following the filing of this proxy statement, duly call, give notice of, convene and hold the Special Meeting, (ii) through the Flame Board, recommend to holders of Flame common stock that they approve the proposals included in this proxy statement, and to include such recommendation in this proxy statement, and (iii) not change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, such recommendation (a “Flame Board Change in Recommendation”). However, the Flame Board is entitled to change such recommendation if at any time prior to obtaining the Flame Stockholder Approvals, the Flame Board determines in good faith after consultation with outside legal counsel, in response to an Intervening Event, that the failure of the Flame Board to make a Flame Board Change in Recommendation would be inconsistent with its fiduciary duties under applicable law. For this purpose, an “Intervening Event” refers to any of the following events, facts, developments, circumstances or occurrences occurring after the Merger Agreement was entered into that materially and adversely affects the business, assets, operations or prospects of Holdco or Sable: (a) the issuance of a final, non-appealable governmental order denying an application filed by Holdco, Sable or Flame for any material permit that is or may be necessary for the construction, maintenance or operation of the assets to be acquired under the Sable-EM Purchase Agreement, (b) the issuance by a court of a final, non-appealable order vacating or enjoining the effectiveness of any material permit that is or may be necessary for the construction, maintenance or operation of such assets, or (c) the passage, enactment, enrollment, adoption, issuance or promulgation of any law that materially inhibits, wholly or partially, the construction, maintenance or operation of such assets.

•

Subject to certain exceptions, Flame has agreed to use its reasonable best efforts to ensure that Flame remains listed as a public company on NYSE and to cause the New Sable common stock to be issued in connection with the transactions to be approved for listing on NYSE.

•

Flame has agreed to (i) purchase and maintain in effect for six years after the Effective Time a “tail” policy providing directors’ and officers’ liability insurance coverage for those persons who are currently covered by Holdco’s and Sable’s directors’ and officers’ liability insurance policies on terms no less favorable than the terms of such current policies, and (ii) prior to the Closing, obtain directors’ and officers’ liability insurance for those persons who will be the directors and officers of Flame and its subsidiaries (including the directors and officers of Holdco and Sable) at and after the Closing.

•	Flame has agreed that, subject to obtaining the applicable Flame Stockholder Approval, the Flame Board will adopt the Incentive Plan.

•

Until the Effective Time or termination of the Merger Agreement, Flame has agreed not to, and has agreed to cause its representatives not to: (i) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding a business combination; (ii) engage in, continue or otherwise participate in any negotiation or discussion concerning, or provide access to its properties, books and records or any confidential information or data to, any person or entity relating to any business combination; (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any business combination; (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement or other similar agreement for or relating to any business combination; or (v) resolve or agree to do any of the foregoing.

•

Until the Effective Time or termination of the Merger Agreement, Flame has agreed to, and has agreed to cause its representatives to, cease any solicitations, discussions or negotiations with any person conducted prior to entry into the Merger Agreement in connection with a business combination or any inquiry or request for information that could reasonably be expected to lead to, or result in, a business combination. Flame has also agreed to provide prompt written notice to Holdco and Sable of the receipt of any inquiry, proposal, offer or request for information received after the date of the Merger Agreement that constitutes, or could reasonably be expected to result in or lead to, any business combination and will keep Holdco and Sable reasonably informed of any material developments with respect to any such proposal.

•	Flame has agreed to terminate certain affiliate agreements and repay all outstanding indebtedness owed by Flame to the Sponsor or any of its affiliates.

Mutual Covenants of the Parties

The parties made certain mutual covenants under the Merger Agreement, including, among others, the following:

•

The parties have agreed to use commercially reasonable efforts to consummate the Transactions as promptly as practicable, including (i) preparing and filing any information as may be reasonably necessary to obtain all governmental and regulatory consents required to be obtained in connection with the transactions contemplated by the Merger Agreement, and (ii) obtaining all material consents and approvals of third parties that they are required to obtain in order to consummate the transactions contemplated by the Merger Agreement.

•

The parties have agreed to, and to cause their respective affiliates to, as promptly as practicable but in no event later than ten business days after the execution of the Merger Agreement, comply with the notification and reporting requirements of the HSR Act with respect to the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement. The parties have further agreed to use commercially reasonable efforts to (i) furnish to the other parties as promptly as practicable all information reasonably required for any application or filing under applicable antitrust laws in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, (ii) substantially comply with any requests for information, documents or testimony from any governmental authority in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, and (iii) obtain the termination or expiration of all waiting periods under the HSR Act applicable to the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement. Flame has agreed to bear all filing fees payable pursuant to the HSR Act and other applicable antitrust laws in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement.

•

The parties have agrees to use commercially reasonable efforts to avoid impediments to the completion of the transactions contemplated by the Merger Agreement under applicable antitrust laws, provided that none of the parties or their respective affiliates will be obligated to (i) among other things, divest of assets or businesses, terminate or amend commercial relationships, agree to restrictions on the conduct of their business or agree to other remedies, conditions, undertaking or commitments of any kind, or (ii) defend or contest any legal action challenging or seeking to prevent, delay or declare unlawful the Merger Agreement, the transactions contemplated thereby, or the transactions contemplated by the Sable-EM Purchase Agreement.

•

The parties have agreed to use reasonable best efforts to (i) cause the transactions contemplated by the Sable-EM Purchase Agreement to be completed contemporaneously with the Closing and following the Effective Time and (ii) ensure the availability of the financing contemplated by the Sable-EM Purchase Agreement and the Term Loan Agreement and cause the conditions precedent to the financing contemplated by the Sable-EM Purchase Agreement and the Term Loan Agreement to be satisfied on a timely basis to contemporaneously complete the transactions contemplated by the Sable-EM Purchase Agreement with the Closing.

•

The parties have agreed to use reasonable best efforts to take all actions and do all things necessary to, as promptly as practicable after the date hereof, consummate the purchases contemplated by the PIPE Subscription Agreements, including enforcing its rights under the PIPE Subscription Agreements to cause the PIPE Investors to pay to Flame the applicable purchase price under each PIPE Investor’s applicable PIPE Subscription Agreement in accordance with its terms.

•

The parties agreed to prepare and mutually agree upon, and agreed that Flame would file with the SEC, this proxy statement relating to the Business Combination. The parties agreed to customary covenants regarding cooperation in respect of this proxy statement and the information contained herein.

•	The parties have agreed to cooperate in connection with certain tax matters and filings.

•

The parties have agreed to customary covenants regarding maintaining the confidentiality of the confidential or proprietary information of the other parties obtained in the course of the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement.

Officers and the Board of Directors of New Sable

The officers of Flame immediately prior to the Effective Time shall continue to be the officers of New Sable immediately following the Effective Time. Likewise, except as otherwise agreed in writing by Flame, Holdco and Sable, each director on the Flame Board immediately prior to the Effective Time shall continue to be a director of New Sable immediately following the Effective Time.

Survival of Representations, Warranties and Covenants

The representations, warranties, covenants, obligations or other agreements in the Merger Agreement terminate at the Effective Time, except for those covenants and agreements that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, and those contained in Article XI of the Merger Agreement.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including the following:

•	by mutual written consent of Flame, Holdco and Sable;

•

by either Flame, on the one hand, or Holdco and Sable, on the other hand, if the Closing has not occurred on or prior to June 30, 2023 (the “Termination Date”), provided that the terminating party or parties cannot terminate the Merger Agreement on this basis if its or their failure to fulfill an obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur prior to the Termination Date;

•

by either Flame, on the one hand, or Holdco and Sable, on the other hand, if the consummation of the Merger is permanently enjoined, prevented, prohibited or made illegal by the terms of a final, non-appealable governmental order or other law;

•	by either Flame, on the one hand, or Holdco and Sable, on the other hand, if the Flame Stockholder Approvals are not obtained at the special meeting; or

•

by either Flame, on the one hand, or Holdco and Sable, on the other hand, subject to certain exceptions, if there is any breach of any representation, warranty, covenant, or agreement on the part of the other party or parties such that certain conditions to the obligations of the parties, as described in the section entitled “—Conditions to the Closing of the Business Combination” above could not be satisfied, and the breach (or breaches) of such representations, warranties, covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Termination Date.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than with respect to the parties’ mutual confidentiality covenants and Holdco’s and Sable’s agreement to waive claims against the trust account, except in the case of Fraud or Willful Breach (as such terms are defined in the Merger Agreement) of the Merger Agreement.

Expenses

The fees and expenses incurred in connection with the Merger Agreement and the ancillary documents thereto, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that, (i) Flame has agreed to pay, on the Closing Date, all accrued and unpaid, documented and out-of-pocket (a) fees and expenses of counsel, advisors, consultants, experts, independent contractors, financial advisors and other agents engaged by or on behalf of Holdco and Sable and incurred in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement and (b) the Subscription Fees (as defined in the Merger Agreement), (ii) Flame has agreed to reimburse, on the Closing Date, all reasonable, documented and out-of-pocket fees and expenses of any Holdco Equityholder for any agents, advisors, consultants, experts, independent contractors and financial advisors engaged on behalf of Holdco or Sable and incurred in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, in each case, that are paid as of the Closing, subject to a cap equal to $1.5 million absent the prior written consent of Flame (without duplication of the fees paid by Flame pursuant to clause (i) above), and (iii) Flame has agreed to pay, on the Closing Date, all the outstanding reasonable, documented, out-of-pocket fees and expenses of counsel, advisors, consultants, experts, financial advisors and other agents engaged by or on behalf of Flame or the Sponsor in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement. Notwithstanding the foregoing, neither Holdco nor Sable, nor the Sponsor, nor any Holdco Equityholder will be entitled to payment or reimbursement under the provisions described above of any amounts in respect of which Flame has issued a promissory note to, or entered into an instrument of indebtedness with or other contractual right of payment benefitting, Holdco, Sable, the Sponsor or such Holdco Equityholder which is satisfied in full in connection with the Closing.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the law of another jurisdiction.

Amendments

The Merger Agreement may be amended or modified only by a written agreement executed and delivered by Flame, Holdco and Merger Sub.

Specific Performance

The Merger Agreement provides that the parties are entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce the provisions of the Merger Agreement prior to the termination of the Merger Agreement in accordance with its terms. Flame is entitled to cause Holdco and Sable to specifically enforce the provisions of the PIPE Subscription Agreements, including causing the PIPE Investors to pay to Flame the applicable purchase price under each PIPE Investor’s applicable PIPE Subscription Agreement in accordance with its terms.

Action by Flame

The Merger Agreement provides that any material determination, decision, action, approval, consent, waiver or agreement of Flame that is required or may be given pursuant to the Merger Agreement (including any determination to (i) exercise or refrain from exercising termination rights under the Merger Agreement, (ii) enforce specifically the terms of the Merger Agreement, or (iii) grant any consent or waiver with respect to, prior to the Closing, any termination, amendment, supplement or modification of, or waiver, suspension or release under, the Sable-EM Purchase Agreement, the Term Loan Agreement and the PIPE Subscription Agreements) or any ancillary documents thereto must be authorized by the Flame Board acting reasonably promptly (which must include the affirmative approval of a majority of the independent directors serving on the Flame Board) and, unless otherwise required by the Flame certificate of incorporation or Flame bylaws or applicable law, such action shall not require approval of the holders of Flame common stock.

Related Agreements

This section describes the material provisions of certain additional agreements related to the Business Combination, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements are attached to this proxy statement as indicated below or will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Sable-EM Purchase Agreement

Sable entered into a Purchase and Sale Agreement (the “Sable-EM Purchase Agreement”) on November 1, 2022 with EMC and MPPC relating to Sable’s purchase of the SYU Assets and the Pipelines. As a result of the Merger, the rights and obligations of Sable under the Sable-EM Purchase Agreement will become the rights and obligations of New Sable.

The Sable-EM Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Sable-EM Purchase Agreement or other specific dates and the assertions embodied in those representations, warranties and covenants are subject to important qualifications and limitations. The representations, warranties and covenants in the Sable-EM Purchase Agreement are also modified in important part by the underlying disclosure schedules (the “Schedules”). The Schedules are not filed publicly and are subject to a contractual standard of materiality different from that generally applicable to shareholders. The representations and warranties and the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Defined terms used in this “Sable-EM Purchase Agreement” section that are not defined in this proxy statement have the meanings assigned thereto in the Sable-EM Purchase Agreement.

General Description

On November 1, 2022, Sable, as purchaser, entered into the Sable-EM Purchase Agreement with EMC and MPPC, as sellers (collectively referred to as “EM”), pursuant to which EM agreed to sell to Sable the SYU Assets including the Pipelines, which are collectively described in the Sable-EM Purchase Agreement as the “Assets” and include, among other items, 100% of the issued equity (the “Transferred Shares”) of Pacific Offshore Pipeline Company (“POPCO”) and Pacific Pipeline Company (“PPC”). After giving effect to the transaction, (i) Sable will have complete ownership and possession of the Assets and be entitled to all rights of ownership with respect to the Assets and (ii) EM will be divested of all of its ownership and possession of the Assets and the rights of ownership thereof, subject, in each case, to the Reassignment Option described below.

At the closing under the Sable-EM Purchase Agreement, subject to the terms and conditions thereof, EM will sell, transfer and assign the Assets, and Sable will purchase the Assets, effective as of January 1, 2022 at 12:00:01 a.m. (Houston time) (the “Effective Time”). The aggregate consideration for the Assets is $625,000,000 (the “Purchase Price”), and 3% of the Purchase Price is required to be paid to EM in cash at the closing as a down payment (the “Down Payment”). The Purchase Price is subject to certain other customary adjustments, including property expenses, proceeds and revenues, the value of all hydrocarbons in storage, property taxes, imbalances, overhead costs, materials and supply inventory values, title benefits, title defects, environmental defects, certain plugging and decommissioning of facilities, excluded assets, and casualty loss amounts. At the closing under the Sable-EM Purchase Agreement, Sable will also enter into the Term Loan Agreement, which provides that Sable will pay to EM, on or before the payment due date, the principal amount of $606,250,000 (representing the Purchase Price, less the Down Payment), plus upward adjustments for (i) certain inventory and (ii) in the case that all governmental approvals necessary to begin installation of certain valves on the Pipelines have been obtained on or prior to the closing date of the Sable-EM Purchase Agreement and such approvals are not subject, in material part, to further appeal or reconsideration, or have been materially affirmed on appeal or reconsideration, or the time periods for further appeal or reconsideration, as to the material part of the decision, have expired, an additional $75 million. See “—Term Loan Agreement” for additional information.

Closing

The closing of the transactions contemplated by the Sable-EM Purchase Agreement is scheduled to take place on February 1, 2023 (the “Scheduled Closing Date”), unless one or more of the conditions described below under the subsection “—Conditions to Closing” have not been satisfied as of the Scheduled Closing Date, in which case the closing will be held three business days after all such conditions have been satisfied or waived, or such other date as the parties may mutually agree in writing, but in no event later than June 30, 2023 (the “Longstop Date”).

Conditions to Closing

Sable’s Conditions to Closing

The obligations of Sable to consummate the transactions contemplated by the Sable-EM Purchase Agreement are subject to the fulfillment by EM (unless waived by Sable), on or prior to the closing under the Sable-EM Purchase Agreement, of each of the following conditions:

•

Representations. Each of the representations and warranties of EM will be true and correct in all material respects on and as of the execution date and closing date of the Sable-EM Purchase Agreement, with the same force and as though such representations and warranties had been made or given on and as of the closing date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

•

Performance. EM will have performed or complied in all material respects with all obligations, agreements, and covenants contained in the Sable-EM Purchase Agreement as to which performance or compliance by EM is required prior to or at the closing date thereunder.

•

No Legal Proceedings. No suit, action, or other proceeding by any third party unaffiliated with Sable will be pending by or before any governmental authority seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Sable-EM Purchase Agreement.

•

Title Defects, Environmental Defects, Casualty Loss and Transfer Restrictions. The sum of (a) the Title Defect Amounts of all uncured Title Defects exceeding the Individual Title Defect Threshold and the Aggregate Title Defect Deductible, plus (b) all Remediation Amounts for uncured Environmental Defects (exceeding the Individual Environmental Defect Threshold and the Aggregate Environmental Defect Deductible), plus (c) the aggregate amount of all Casualty Loss Amounts, plus (d) the Allocated Value of certain Assets excluded from the Assets to be conveyed to Sable, minus (e) the aggregate Title Benefit Amounts of all Title Benefits (exceeding the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), will be less than $75 million.

•

HSR. If applicable, (i) the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the consummation of the transactions contemplated by the Sable-EM Purchase Agreement will have expired, (ii) notice of early termination will have been received, or (iii) a consent order will have been issued (in form and substance satisfactory to EM) by or from applicable governmental authorities.

•

Closing Deliverables. EM will have delivered (or be ready, willing and able to deliver) to Sable at the closing the documents required to be delivered by EM at the closing under the Sable-EM Purchase Agreement.

•	Financing Transaction. The Financing Transaction will have been consummated or will be consummated concurrently with the closing under the Sable-EM Purchase Agreement.

•	Term Loan Agreement. All conditions precedent set forth in the Term Loan Agreement will have been satisfied in a manner acceptable to Sable or waived by Sable.

EM’s Conditions to Closing

The obligations of EM to consummate the transactions contemplated by the Sable-EM Purchase Agreement are subject to the fulfillment by Sable (unless waived by EM), on or prior to the closing under the Sable-EM Purchase Agreement, of each of the following conditions:

•

Representations. Each of the representations and warranties of Sable will be true and correct in all material respects on and as of the execution date and closing date of the Sable-EM Purchase Agreement, with the same force and effect as though such representations and warranties had been made or given on and as of the closing date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

•

Performance. Sable will have performed or complied in all material respects with all obligations, agreements, and covenants contained in the Sable-EM Purchase Agreement as to which performance or compliance by Sable is required prior to or at the closing date thereunder.

•

No Legal Proceedings. No suit, action, or other proceeding by any third party unaffiliated with EM will be pending by or before any governmental authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Sable-EM Purchase Agreement.

•

Title Defects, Environmental Defects, Casualty Loss and Transfer Restrictions. The sum of (a) the Title Defect Amounts of all uncured Title Defects (subject to the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), plus (b) all Remediation Amounts for uncured Environmental Defects (subject to the Individual Environmental Defect Threshold and the Aggregate Environmental Defect Deductible), plus (c) the aggregate amount of all Casualty Loss Amounts, plus (d) the Allocated Value of certain Assets excluded from the Assets to be conveyed to Sable, minus (e) the aggregate Title Benefit Amounts of all Title Benefits (subject to the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), will be less than $75 million.

•

HSR. If applicable, (i) the waiting period under the HSR Act (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Sable-EM Purchase Agreement will have expired, (ii) notice of early termination will have been received, or (iii) a consent order will have been issued (in form and substance satisfactory to EM) by or from applicable governmental authorities.

•

Closing Deliverables. Sable will have delivered (or be ready, willing and able to deliver) to EM at closing the documents and other items required to be delivered by Sable at the closing under the Sable-EM Purchase Agreement.

•	Financing Transaction. The Financing Transaction will have been consummated or will be consummated concurrently with the closing under the Sable-EM Purchase Agreement.

•

Net Tangible Assets. Sable will have minimum net tangible assets of not less than five million and one dollars ($5,000,001) (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after consummation of the Financing Transaction and the transactions contemplated by the PIPE Subscription Agreements.

•	Minimum Available Cash. The amount of Available Cash will not be less than the Minimum Cash Threshold.

•	Term Loan Agreement. All conditions precedent set forth in the Term Loan Agreement will have been satisfied in a manner acceptable to EM or waived by EM.

Title and Environmental Defects and Casualty Losses

Title Defects

The Sable-EM Purchase Agreement includes a customary title defect mechanism, including the following:

•

Sable will notify EM in writing of any Title Defect on or before forty-five (45) days following the date of the execution of the Sable-EM Purchase Agreement (“Defect Notice Date”). EM will have the right, but not the obligation, to elect to attempt to cure any asserted Title Defect by written notice to Sable prior to the closing under the Sable-EM Purchase Agreement and, if EM so elects, then EM will have ninety (90) days following the closing under the Sable-EM Purchase Agreement (the “Cure Period”) in which to cure the Title Defect at EM’s cost. No adjustment to the Purchase Price will be made at the closing for any Title Defect that EM elects to attempt to cure and the affected Scheduled Property will be assigned to Sable. If any such uncured Title Defect remains uncured at the end of the 90-day cure period, then an adjustment to the Purchase Price in an amount equal to the applicable Title Defect Amount will be made as part of the Final Settlement Statement.

•	With respect to any Title Defect that (i) EM does not elect to attempt to cure or (ii) EM elects to attempt to cure and EM fails to cure such Title Defect within the Cure Period:

•

if such Title Defect is not of a nature that would prevent Sable from receiving the full Net Revenue Interest share of proceeds of production for a particular Scheduled Property, EM may elect to indemnify Sable against all losses resulting from such Title Defect, in which event the Purchase Price will not be reduced and the affected Title Defect Property will be transferred to (or if after the closing under the Sable-EM Purchase Agreement, retained by) Sable notwithstanding and subject to such Title Defect; or

•

if the immediately preceding circumstance is not applicable, the affected Title Defect Property will be transferred to (or if after the closing under the Sable-EM Purchase Agreement, retained by) Sable notwithstanding and subject to the Title Defect and the Purchase Price will be reduced by the Title Defect Amount of such Title Defect Property.

•

There will not be any adjustments to the Purchase Price or other remedies provided by EM for any individual Title Defect for which the Title Defect Amount does not exceed $2 million (the “Individual Title Defect Threshold”). Further, there will be no adjustments to the Purchase Price or other remedies provided by EM for any Title Defect that exceeds the Individual Title Defect Threshold unless the sum of the Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defects cured by EM) exceeds $10 million (the “Aggregate Title Defect Deductible”), after which point Sable will be entitled to adjustments to the Purchase Price or other remedies only with respect to such Title Defects in excess of such Aggregate Title Defect Deductible.

•

Sable is obligated to notify EM before the Defect Notice Date if Sable identifies any Title Benefit during its title review. EM is obligated to promptly notify Sable of any Title Benefit EM discovers before the Defect Notice Date.

•	The Sable-EM Purchase Agreement contains customary mechanisms for determining the amounts of any Title Defects or Title Benefits and resolving any disputes in connection therewith.

Environmental Defects

The Sable-EM Purchase Agreement includes a customary environmental defect mechanism, including the following:

•

Sable will notify EM in writing of any Environmental Defect on or before the Defect Notice Date. EM will have the right, but not the obligation, to elect to attempt to remediate any asserted Environmental Defect by written notice to Sable prior to the closing under the Sable-EM Purchase Agreement and, if EM so elects, then EM will have until the end of the Cure Period to remediate the Environmental Defect at EM’s cost. No adjustment to the Purchase Price will be made at closing for any Environmental Defect that EM elects to attempt to remediate and the affected Environmental Defect Property will be assigned to Sable. If any such Environmental Defect remains un-remediated at the end of the Cure Period, then an adjustment to the Purchase Price in an amount equal to the applicable Remediation Amount will be made as part of the Final Settlement Statement.

•

With respect to any Environmental Defect that (i) EM does not elect to attempt to remediate or (ii) EM elects to attempt to remediate and EM fails to cure such Environmental Defect within the Cure Period:

•

at or prior to the closing under the Sable-EM Purchase Agreement, EM will have the right, but not the obligation, to elect to exclude the Environmental Defect Property from the transactions, in which event the Purchase Price will be reduced by the Allocated Value of such property and related Assets; or

•

if the immediately preceding circumstance is not applicable, the affected Environmental Defect Property will be transferred to (or if after the closing under the Sable-EM Purchase Agreement, retained by) Sable notwithstanding and subject to the Environmental Defect and the Purchase Price will be reduced by the Remediation Amount of such Environmental Defect Property.

•

There will be no adjustments to the Purchase Price or other remedies provided by EM for any individual Environmental Defect for which the Remediation Amount does not exceed $2 million (the “Individual Environmental Defect Threshold”). Further, there will be no adjustments to the Purchase Price or other remedies provided by EM for any Environmental Defect that exceeds the Individual Environmental Defect Threshold unless the sum of all Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Defect Threshold (excluding any Environmental Defects Remediated by EM) exceeds $10 million (the “Aggregate Environmental Defect Deductible”), after which point Sable will be entitled to adjustments to the Purchase Price or other remedies only with respect to such Environmental Defects in excess of such Aggregate Environmental Defect Deductible.

•	The Sable-EM Purchase Agreement contains customary mechanisms for determining the amounts of any Environmental Defects and resolving any disputes in connection therewith.

Casualty Losses

If, after the execution date but prior to the closing date under the Sable-EM Purchase Agreement, any portion of the Assets is destroyed by fire, hurricanes, storms, winds, damage, or other severe weather events or other casualty, or is expropriated or taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), the parties will, subject to the other terms and conditions of the Sable-EM Purchase Agreement, nevertheless proceed to the closing under the Sable-EM Purchase Agreement and with respect to any such Casualty Loss in excess of $20 million, the Purchase Price will be reduced by the amount that the parties agree (acting reasonably and in good faith, and if the parties cannot agree, the amount finally determined by an independent arbitrator) would be reasonably required to repair or replace the affected Assets to the condition of such Assets prior to the occurrence of such Casualty Loss; provided, any reduction to the Purchase Price attributable to a Casualty Loss to the Pipelines and/or PPC will not exceed $8,539,302. In each case, EM will retain all rights to insurance, condemnation awards and other claims against third parties with respect to such Casualty Loss.

Representations and Warranties

Under the Sable-EM Purchase Agreement, EM made representations and warranties relating to: (i) organization, existence, qualification, authority, approval, enforceability, no conflicts, asset taxes, bankruptcy, foreign person status, brokers, and the Transferred Shares (collectively, the “fundamental representations”); and (ii) litigation, payment of royalties, required consents, material contracts, imbalances, suspense funds, current commitments, compliance with laws, environmental matters, preferential rights, leases, and credit support.

Under the Sable-EM Purchase Agreement, Sable made customary representations and warranties relating to: organization, existence, qualification, BOEM qualification, authority, approval, enforceability, no conflicts, bankruptcy, brokers, consents, no distribution, knowledge and experience, regulatory matters, funds, and no prior liens or financial commitments affecting the Assets.

Material Adverse Effect

Certain representations and warranties in the Sable-EM Purchase Agreement are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach has occurred. “Material Adverse Effect” is defined as any event, result, occurrence, condition or circumstance that, individually or in the aggregate (whether foreseeable or not and whether covered by insurance or not), results in a material adverse effect on the (a) ownership, operation or value of the Assets, taken as a whole and as currently operated as of the date of the execution of the Sable-EM Purchase Agreement, or (b) ability of EM to consummate the transactions contemplated by the Sable-EM Purchase Agreement and perform its obligations thereunder; provided, however, that a Material Adverse Effect will not (in the case of clause (a)) include any material adverse effects resulting from: (i) entering into the Sable-EM Purchase Agreement or the announcement of the transactions contemplated thereby; (ii) changes in general market, economic, financial or political conditions (including changes in commodity prices (including hydrocarbons), fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (iii) conditions (or changes in such conditions) generally affecting the oil and gas and/or gathering, processing or transportation industry whether as a whole or specifically in any area or areas where the Assets are located; (iv) acts of God, including storms or meteorological events; (v) orders, actions or failures to act of governmental authorities; (vi) civil unrest or similar disorder, the outbreak of hostilities, terrorist acts or war; (vii) any actions taken or omitted to be taken (A) by or at the written request or with the prior written consent of Sable or (B) as expressly permitted or prescribed under the Sable-EM Purchase Agreement; (viii) matters that are cured or no longer exist by the earlier of the closing or the termination of the Sable-EM Purchase Agreement; (ix) any Casualty Loss; (x) a change in laws or in GAAP interpretation from and after the execution of the Sable-EM Purchase Agreement; (xi) reclassification or recalculation of reserves in the ordinary course of business; and (xii) natural declines in well performance.

Covenants

Covenants of EM

EM became subject to certain affirmative covenants under the Sable-EM Purchase Agreement, including, among others, covenants that, subject to certain exceptions (including operations covered by scheduled authorizations for expenditures, as required in connection with emergencies or as expressly contemplated by the Sable-EM Purchase Agreement or consented to by Sable in writing (which consent will not be unreasonably delayed, withheld or conditioned)) EM will, and will use reasonable efforts to cause POPCO to, during the period from and after the execution date up until the closing under the Sable-EM Purchase Agreement (the “Interim Period”):

•

operate or, use its commercially reasonable efforts to cause to be operated, the Assets in the usual, regular and ordinary manner consistent with past practice, subject to (A) EM’s right to comply with the terms of the Leases, Existing Contracts, applicable laws and requirements of governmental authorities and (B) interruptions resulting from force majeure, mechanical breakdown and planned maintenance;

•	maintain all Scheduled Bonds;

•	notify Sable if any Lease terminates promptly upon learning of such termination; and

•	maintain, or cause to be maintained, the books of account and Records relating to the Assets in the usual, regular and ordinary manner and in accordance with the past practices of EM.

During the Interim Period, EM will use commercially reasonable efforts to cause its affiliates other than MPPC and PPC to cooperate with Sable to comply with tax, financial and other reporting requirements, and to provide Sable and Flame with books and records attributable to the Assets for the three years preceding the Effective Time in order for Sable or Flame to prepare any filings with the SEC or other governmental authorities related to the Assets. EM will use its commercially reasonable efforts to cause such affiliates to cooperate with any audit performed by Sable’s auditor of any financial statements relating to the Assets. For two years following the closing under the EM-Sable Purchase Agreement, EM will cause such affiliates to retain books and records necessary for Sable to prepare financial statements related to the Assets.

In addition, EM became subject to certain negative covenants under the Sable-EM Purchase Agreement, including, among others, covenants that, subject to certain exceptions (including scheduled activities, operations covered by scheduled authorizations for expenditures, as required in connection with emergencies or as expressly contemplated by the Sable-EM Purchase Agreement or consented to by Sable in writing (which consent will not be unreasonably delayed, withheld or conditioned)), EM will not, and will use reasonable efforts to cause POPCO not to, and EM will not, and will use reasonable efforts to cause PPC not to (except with respect to the fourth and sixth bullets below), during the Interim Period:

•

terminate (unless the term thereof expires pursuant to the provisions existing therein), materially amend, extend or surrender any rights under any Lease or Right-of-Way; provided that EM will be permitted to amend any Lease to increase its pooling authority;

•

transfer, sell, mortgage, pledge or dispose of any material portion of the Assets other than the (A) sale and/or disposal of hydrocarbons in the ordinary course of business and (B) sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained;

•	create any lien on any of the Assets other than those arising in the ordinary course of operations and maintenance;

•	other than with respect to certain scheduled matters, institute, waive, compromise or settle any material claim with respect to the Assets;

•	(a) except in the course of ordinary business, enter into any contract that would constitute a Material Contract, or (b) terminate, materially amend, surrender any rights under any Material Contract;

•	other than operations undertaken to perpetuate the Assets, not propose any operation with respect to the Assets, the cost of which exceeds one million dollars ($1,000,000);

•	grant any person any right to, or interest in, the Assets; or

•

take any affirmative action to release or relinquish a material permit that is valid and in effect as of the execution date of the Sable-EM Purchase Agreement; provided, however, that EM will not be required to maintain any permit that expires or terminates in accordance with its terms, or pursuant to applicable law, regulation or governmental order.

EM is currently processing necessary California State Lands Commission offshore-to-onshore pipeline lease renewals with anticipated approvals in the first or second quarter of 2023. Those leases are expected to be subsequently assigned to Sable.

Covenants of Sable

Transfers and Assignment; Reassignment

Sable will be responsible for obtaining, at its cost and expense, and will use its reasonable efforts to obtain (with EM’s commercially reasonable assistance), all other Required Consents and Customary Post-Closing Consents, including approval for transfer of interests in certain leases, rights-of-way and rights-of-use and the Units. Sable will prepare and submit instruments to the applicable governmental authority promptly after (but in no event later than five (5) business days after) the closing under the Sable-EM Purchase Agreement. If any governmental authority having a right to approve or reject assignment of any Lease by EM to Sable in order for title to transfer affirmatively rejects the assignment because Sable does not meet the conditions imposed for approval of the assignment, after EM and Sable have both made a good faith effort to obtain such approval, then EM may, after the first anniversary of the closing date under the Sable-EM Purchase Agreement, require reassignment of the Assets.

If Sable fails to Restart Production from the Leases prior to January 1, 2026 (the “Restart Failure Date”), then for a period of one hundred eighty (180) days from the Restart Failure Date, EM will have the exclusive right, but not the obligation, to require Sable to reassign the Assets and any other rights conveyed under the Sable-EM Purchase Agreement to EM or its designated representative, free and clear of all encumbrances other than EM’s security interests, upon written demand, without reimbursement of any Sable costs or expenditures

(collectively with EM’s reassignment option under the paragraph above, the “Reassignment Option”). As used herein, “Restart Production” means ninety (90) days after the resumption of actual production from Wells on the Leases. If Sable acquires or has acquired any additional rights, assets or has developed additional improvements, records or benefits arising out of or related to the Assets between the closing under the Sable-EM Purchase Agreement and the Restart Failure Date, on EM’s request, such rights, assets, improvements, records, or benefits will also be assigned and delivered to EM together with the reassignment of the Assets.

If the Reassignment Option is exercised by EM:

•	Sable will obtain any requisite approvals for the reassignment of the Assets at its sole cost and expense.

•

Sable will promptly (but in any event within thirty (30) days) execute and deliver to EM a reassignment by special warranty, substantially similar to the form in the Sable-EM Purchase Agreement, and Deed substantially in the form included in the Sable-EM Purchase Agreement, but sufficient to place EM in the same position it occupied prior to the assignment to Sable, less reasonable wear and tear. At EM’s option, EM may execute and deliver reassignment documents on behalf of Sable in accordance with a power of attorney, which contains a relinquishment of operatorship to EM or its designated assign and a relinquishment of any right, title, or interest in any Asset. Sable’s Assumed Obligations will apply to the reassigned Assets for the period of Sable’s ownership and will be re-stated in the reassignment instruments and EM will deliver to Sable a release of the Term Loan Agreement and a release and termination of the Collateral Documents and all obligations thereunder will terminate (other than obligations that expressly survive by their terms).

•	After the reassignment of the Assets, EM will cause the P&A Financial Security (as defined below) to be released.

•	Sable will be deemed to have reassigned any and all rights or equitable interest it may have acquired in or to the Assets under the Sable-EM Purchase Agreement.

First Lien Security to EM

Sable will grant to EM (or its designee) a first-priority lien and security interest in the Assets to secure Sable’s obligations under the Term Loan Agreement and the Sable-EM Purchase Agreement as provided for in the Term Loan Agreement and the Collateral Documents, each of which Sable will execute at the closing under the Sable-EM Purchase Agreement.

At the closing under the Sable-EM Purchase Agreement, if there is an entity that controls Sable, Sable will deliver to EM a guarantee by Sable’s ultimate parent company to secure the payment and performance of Sable of its obligations under the Sable-EM Purchase Agreement and the Term Loan Agreement (“the Ultimate Parent Company Guarantee”). The exercise by EM of such guarantee is a right in addition to, not in lieu of, any other rights and remedies EM may have under law or in equity for Sable’s failure to perform, including EM’s rights to exercise the P&A Financial Security.

The security provisions outlined in this section bind all successors and assigns of Sable with respect to any of the Assets and are intended to be covenants that run with the Assets.

No Other Liens

Under the Sable-EM Purchase Agreement:

•

Sable will not (and Sable will not allow its affiliates, including POPCO and PPC, to) grant any lien, mortgage or other encumbrance on the Assets until the Term Loan Agreement has been paid in full, Sable has provided the P&A Financial Security, and the Collateral Documents have been released by EM; provided that Sable will be able to grant any such lien, mortgage or other encumbrance so long as they are subordinate to the Term Loan Agreement and the Collateral Documents and do not exceed in the aggregate the Maximum Debt Threshold unless consented to by EM.

•

From the closing under the Sable-EM Purchase Agreement until the date (i) the Term Loan Agreement is paid in full, (ii) Sable has provided the P&A Financial Security, and (iii) the Collateral Documents have been released, Sable will not directly or indirectly enter into any financial commitments or lending agreements (and Sable will not allow its affiliates, including POPCO and PPC, to undertake any such action) that encumber the Assets or otherwise impede, limit or prohibit EM’s first lien priority security interest and lien in and to the Assets and the other assets of Sable; provided that Sable will be entitled to enter into financial commitments or lending agreements that attach to or otherwise encumber the Assets so long as such commitments or agreements are subordinated to the Term Loan Agreement and the Collateral Documents, and do not exceed in aggregate the Maximum Debt Threshold unless consented to by EM.

Periodic Reporting

Sable will provide EM with quarterly written updates regarding the progress of its work to Restart Production, including the status of material permit negotiations, developments with third parties, as well as material contracts entered into to achieve Restart Production and correspondence with governmental authorities regarding the issuance of requested permits to Restart Production.

Financing Transaction Reporting

Sable will not amend the terms or conditions of the Financing Transaction in a way that would reasonably be expected to have a material adverse effect upon EM.

Sable will advise or notify EM if and when any of the following occur:

•	this proxy statement becomes effective or any supplement or amendment is filed;

•	the issuance of a stop order or suspension of the qualification of the shares of Flame common stock to be offered for sale in any jurisdiction;

•	Sable receives from the SEC a written threat of any proceeding to prevent the consummation of the Financing Transaction or a request to amend or supplement this proxy statement;

•	Sable receives from Flame any comments from the SEC regarding this proxy statement; or

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Sable receives notification from Flame or any party to a PIPE Subscription Agreement that a party to a PIPE Subscription Agreement has breached or defaulted under such agreement, or that a breach or default under such agreement may occur.

Indemnification and Limitations

EM will indemnify Sable for losses arising out of or attributable to:

(a) breaches of EM’s representations and warranties or breaches of EM’s covenants;

(b) certain specified scheduled litigation and/or administrative proceedings;

(c) certain specified taxes of EM for periods prior to the Effective Time;

(d) failure to pay royalties and other burdens on production from the Assets prior to the Effective Time;

(e) personal injury or death on or about the Assets prior to the Effective Time;

(f) civil and/or criminal fines and penalties arising out of ownership or operation of the Assets or POPCO prior to the Effective Time, other than relating to environmental law, other than any such liability arising out of or related to the EM-Plains Purchase Agreement or the Pipelines; and

(g) obligations of EM or its affiliates related to EM’s pension, medical, dental and other employee benefit plans.

EM’s general representations and warranties survive for 12 months after the closing under the Sable-EM Purchase Agreement, except for the representations with respect to tax matters, which survive for 60 days following the expiration of the applicable statute of limitations and the fundamental representations of EM which survive without time limit. EM’s retained obligations described in clauses (c) and (d) above will survive the closing for the applicable statute of limitations plus 60 days. EM’s retained obligations described in clauses (b) and (g) above will survive the closing without time limit. EM’s retained obligations described in clauses (e) and (f) above will survive the closing for a period of two years. EM’s retained obligations described in clauses (b), (d), (e) and (f) above will, upon expiration of the applicable survival period, become part of the Assumed Obligations, but EM’s retained obligations described in clauses (c) and (g) above will not become Assumed Obligations at any time.

Sable will indemnify EM for losses arising out of or attributable to:

(a) breaches of Sable’s representations and warranties or breaches of Sable’s covenants; and

(b) the Assumed Obligations.

Claims for EM’s breaches of its non-fundamental representations are subject to a true deductible equal to $10 million for aggregate losses and an individual claim threshold of $2.5 million. The deductible and threshold are not applicable to claims for breaches of EM’s fundamental representations.

EM’s liability for indemnification for breaches of its representations (other than breaches of EM’s fundamental representations) is capped at $100 million. EM’s total liability for indemnification under the Sable-EM Purchase Agreement is capped at 100% of the Purchase Price.

Other than in the case of breaches of Sable’s obligations to maintain the P&A Financial Security and to comply with the terms of the Term Loan Agreement and the Collateral Documents, the indemnification rights are the exclusive remedy for breaches of representations, and covenants under the Sable-EM Purchase Agreement.

Termination

The Sable-EM Purchase Agreement and the transactions contemplated therein may be terminated any time prior to the closing:

(a) by mutual written agreement of the parties;

(b) by delivery of written notice from Sable to EM if any of Sable’s conditions to closing pertaining to (i) EM’s representations, (ii) EM’s performance or (iii) EM’s closing deliverables have not been satisfied by EM (or waived by Sable) by the Longstop Date;

(c) by delivery of written notice from EM to Sable if any of EM’s conditions to closing pertaining to (i) Sable’s representations, (ii) Sable’s performance, (iii) Sable’s closing deliverables or (iv) the Minimum Cash Threshold has not been satisfied by Sable (or waived by EM) by the Longstop Date;

(d) by either EM or Sable delivering written notice to the other party if any of the conditions to closing pertaining to (i) legal proceedings, (ii) Title Defects, Environmental Defects, Casualty Loss and Transfer Restrictions, (iii) HSR, (iv) the Financing Transaction, (v) net tangible assets (in the case of EM’s conditions) or (vi) the Term Loan Agreement are not satisfied or waived by the applicable party on or before the Longstop Date;

(e) by either party at any time after the Scheduled Closing Date during which (i) the closing conditions for EM and Sable (other than those conditions that by their terms are to be satisfied at the closing) have been satisfied or waived in accordance with the Sable-EM Purchase Agreement, (ii) such party has indicated in writing to the other party that it is ready, willing and able to consummate the closing, and (iii) the other party has failed to consummate the closing by the close of business on the earlier of the Longstop Date or the third business day following the other party’s receipt of such written notification; and

(f) by delivery of written notice from EM to Sable pursuant to the Environmental Assessment provisions of the Sable-EM Purchase Agreement.

No party will have the right to terminate the Sable-EM Purchase Agreement, unless by mutual written consent of both parties, if such party is at such time in material breach of any provision of the Sable-EM Purchase Agreement.

If the Sable-EM Purchase Agreement is terminated pursuant to any provision described in this “Termination” section, then, except as provided in the “—Termination Remedies” section below (and except for the provisions of the Sable-EM Purchase Agreement relating to (i) EM’s disclaimer of title warranties and representations, (ii) EM’s performance bonds, (iii) Sable’s obligation to indemnify EM in connection with due diligence activities undertaken by Sable or its affiliates or representatives, (iv) insurance, (v) ExxonMobil insurance, (vi) disclaimers and waivers, (vii) termination, and (viii) the miscellaneous provisions of the Sable-EM Purchase Agreement), the Sable-EM Purchase Agreement will become void and of no further force or effect and the parties will have no liability or obligation thereunder.

Termination Remedies

The Sable-EM Purchase Agreement provides for certain payments if the Sable-EM Purchase Agreement is terminated for specific reasons:

If EM has the right to terminate the Sable-EM Purchase Agreement pursuant to clauses (c) or (e) of the “Termination” section above, then EM will be entitled, as its sole and exclusive remedy, to elect in writing to terminate the Sable-EM Purchase Agreement and seek to recover from Sable all reasonable and documented out-of-pocket costs and expenses paid or incurred by EM in the negotiation of the Sable-EM Purchase Agreement and the Transaction Documents up to an amount not to exceed $5 million.

If Sable has the right to terminate the Sable-EM Purchase Agreement pursuant to clauses (b) (because of the willful breach by EM of the Sable-EM Purchase Agreement) or (e) of the “Termination” section above, then Sable will be entitled, as its sole and exclusive remedy, to elect in writing to terminate the Sable-EM Purchase Agreement and seek to recover from EM all reasonable and documented out-of-pocket costs and expenses paid or incurred by Sable in the negotiation of the Sable-EM Purchase Agreement and the Transaction Documents up to an amount not to exceed $5 million.

If the Sable-EM Purchase Agreement is terminated for any reason other than as set forth in the above two clauses, the parties will have no liability or obligation thereunder as result of such termination, and EM will be free to assert all the rights and benefits associated with the ownership of the Assets, including the right to sell the Assets at EM’s discretion without any claim by Sable with respect thereto.

Financial Security in Favor of EM

From and after the closing under the Sable-EM Purchase Agreement, EM will have the right to enforce any security interest or credit support provided by Sable pursuant to the Sable-EM Purchase Agreement, the Collateral Documents, or otherwise, in accordance with the terms thereof to protect its interests in the payment of the Purchase Price and the viability of the Reassignment Option, and to ensure Sable’s compliance with its post-closing obligations, including funding the Penal Sum under the Sable-EM Purchase Agreement. The exercise by EM of the Ultimate Parent Company Guarantee (if any) or rights under any Collateral Document will be in addition to, and not in lieu of, any other rights and remedies EM may have under law or in equity for Sable’s failure to perform as provided under the Sable-EM Purchase Agreement, including but not limited to, EM’s rights to exercise the P&A Financial Security.

At or prior to Sable achieving Restart Production (as described in the “Covenants—Covenants of Sable—Transfers and Assignment; Reassignment” section above), Sable will provide EM with a performance bond substantially in the form attached to the Sable-EM Purchase Agreement in the amount of $350 million (the “Penal Sum”) in favor of EM as sole beneficiary, as security for Sable’s obligations to fully perform all Plugging and Abandonment Obligations in a good and workmanlike manner and in compliance with all laws, regardless of whether such obligations are attributable to the ownership or operation of the Assets prior to, on, or after the Effective Time (the “P&A Financial Security”). However, if Sable has used commercially reasonable efforts to seek P&A Financial Security in the form attached to the Sable-EM Purchase Agreement from the financial institutions set forth therein, and no such financial institution will accept such form, Sable will provide EM with a performance bond in a form acceptable to EM, to be issued by a financial institution acceptable to EM.

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Subject to a specified notice period, EM may draw on the P&A Financial Security, in whole or in part and without prejudice to EM’s other rights or remedies under the Sable-EM Purchase Agreement or the Ultimate Parent Company Guarantee (if any) if (i) EM is required in any manner to perform the Plugging and Abandonment Obligations, whether pursuant to an order or directive issued by a governmental body or regulatory agency or otherwise; or (ii) Sable defaults on any of its Plugging and Abandonment Obligations and EM has opted to perform any or all such obligations of Sable.

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If the provider of P&A Financial Security becomes unacceptable to EM or its issuer rating by Standard & Poor’s drops below A with a stable outlook or its issuer rating by Moody’s drops below A2 with a stable outlook, within 45 days of EM providing notice to Sable of such occurrence, Sable will replace the P&A Financial Security in a form substantially similar to the form attached to the Sable-EM Purchase Agreement. However, if Sable has used commercially reasonable efforts to seek replacement P&A Financial Security in such form from the financial institutions set forth in the Sable-EM Purchase Agreement, and no such financial institution will accept such form, Sable will provide EM with a performance bond in a form acceptable to EM, at which point EM will release and return the original P&A Financial Security instrument to Sable for cancellation.

At any time after January 1, 2026, but no more often than once every 36 months thereafter, each of Sable and EM will have the right to request a review of the then-uncompleted Plugging and Abandonment Obligations and potential adjustment of the Penal Sum (each a “Redetermination Review”). At the first Redetermination Review, EM will have the right to require, and Sable will provide if requested, an increase in the Penal Sum to an adjusted Penal Sum amount of no less than $500 million. EM will have the right to call for a Redetermination Review at any time an event occurs with respect to the Assets or Sable’s operations that constitutes a material violation of environmental laws or a physical condition that requires reporting, investigation, monitoring, removal, cleanup, remediation, restoration, repair or correction under environmental laws.

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At the Redetermination Review, the parties will attempt in good faith to agree on whether the Penal Sum should be increased or decreased based upon then-current estimates of the costs and expenses to satisfy the Plugging and Abandonment Obligations which remain uncompleted at the time of the Redetermination Review. If the parties cannot reach agreement on any adjustments to the Penal Sum within 15 days of the Redetermination Review, either party may refer the remaining issues in dispute to a nationally-recognized independent engineering firm experienced in performing offshore plugging, abandonment and decommissioning operations (the “Referee”), to be selected by the American Arbitration Association if the parties cannot agree. Thereafter, the parties will execute any riders or amendments to the P&A Financial Security, as necessary, to adjust the amount of the Penal Sum in accordance with the parties’ final agreement or the Referee’s decision, as applicable.

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If for any reason Sable fails to timely obtain a performance bond in the amount of the Penal Sum (including as such amount may be increased following a Redetermination Review), then EM will have the right to require Sable to provide alternative P&A Financial Security or supplemental P&A Financial Security in the form of one or more letters of credit to be issued by JPMorgan Chase Bank, N.A. or another bank of similar reputation that is acceptable to EM. In the event Sable is not able to provide such letter or letters of credit as contemplated by the Sable-EM Purchase Agreement in an amount that, together with any bonds required under Sable-EM Purchase Agreement, equals or exceeds the amount of the Penal Sum (including as such amount may be increased following a Redetermination Review), then in such case, Sable will have a period of thirty-six (36) months from the date Sable determines that it cannot obtain a letter or letters of credit in the required amount in which to pay the required amounts into an abandonment escrow account, pursuant to an escrow agreement acceptable to EM and on a payment schedule acceptable to EM, until the total amount of all P&A Financial Security provided by Sable under the Sable-EM Purchase Agreement is equal to the then-required Penal Sum (as may be adjusted following a Redetermination Review).

If, after Restart Production is achieved, (i) BOEM or any other governmental authority requires Sable to post supplemental bonds for all or any of the Assets approved by BOEM or any other applicable governmental authority, (ii) such supplemental bonds cover Plugging and Abandonment Obligations, (iii) Sable satisfies such governmental authority’s requirements and posts such supplemental bonds from a qualified surety, and (iv) EM is listed as a co-obligee on such supplemental bonds, then the parties will decrease the amount of the Penal Sum on a dollar-for-dollar basis by the amount of such supplemental bonds.

The obligation to maintain the aforementioned financial security in favor of EM will be (i) binding on all successors and assigns of Sable with respect to any of the Assets, and (ii) covenants running with the Assets. If Sable transfers less than all of the Assets to a transferee, the transferee will be required to (A) satisfy the Term Loan Agreement and Collateral Documents if such transfer occurs prior to the date on which the amount secured thereunder is paid in full, including interest, and (B) obtain an Ultimate Parent Company Guarantee and P&A Financial Security in a form reasonably acceptable to EM with respect to such Assets so transferred.

The foregoing description of the Sable-EM Purchase Agreement is qualified in its entirety by reference to the full text of the Sable-EM Purchase Agreement, which is attached to this proxy statement as Annex G.

EM-Plains Purchase Agreement

On October 10, 2022, Plains and MPPC executed an Asset Purchase and Sale Agreement (the “EM-Plains Purchase Agreement”) pursuant to which Plains agreed to sell and MPPC agreed to buy certain pipeline facilities, equipment, contracts, permits and related real property and easements. MPPC assigned its interest in the EM-Plains Purchase Agreement to its subsidiary, Pacific Pipeline Company (“PPC”). The closing under the EM-Plains Purchase Agreement between Plains and PPC occurred on October 13, 2022. The major pipeline facilities included in this asset package consist of (i) Line 901, which is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California, and (ii) Line 903, which is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Luis Obispo, California.

Upon the closing of the EM-Plains Purchase Agreement, Plains retained certain liabilities including (1) liabilities directly arising out of or directly relating to the oil spilled from Line 901 on or about May 19, 2015, and the subsequent clean up and remediation, (2) certain scheduled litigation and (3) liabilities arising out of Plains’ offsite disposal of hazardous materials that were generated by or resulted from operations of the assets by Plains on or prior to closing under the EM-Plains Purchase Agreement, in each case, as more particularly described in the EM-Plains Purchase Agreement (collectively, the “Seller Retained Liabilities”). Upon the closing of the EM-Plains Purchase Agreement, PPC assumed all liabilities relating in any way to the ownership, use, construction, operation, maintenance, repair, removal, replacement, expansion or management of the assets (other than the Seller Retained Liabilities), including a portion of certain claims included in the Grey Fox, LLC et. al v. Plains All American Pipeline, L.P., et al lawsuit, as more particularly described in the EM-Plains Purchase Agreement (collectively, the “Assumed Liabilities”).

From and after the closing date under the EM-Plains Purchase Agreement, Plains and its successors and assigns agree to defend, indemnify and hold harmless PPC, its affiliates and successors and assigns, and their respective representatives from and against all losses incurred by such group resulting from, relating to, or arising out of (a) any breach by Plains of any covenant or agreement contained in the EM-Plains Purchase Agreement or any Ancillary Agreement (as defined in the EM-Plains Purchase Agreement) to be performed by Plains and (b) the Seller Retained Liabilities. Similarly, from and after closing under the EM-Plains Purchase Agreement, PPC and its successors and assigns agreed to defend, indemnify and hold harmless Plains, its affiliates and successors and assigns, and their respective representatives from and against all losses incurred by such group resulting from, relating to, or arising out of (x) any breach by PPC of any covenant or agreement contained in the EM-Plains Purchase Agreement or any Ancillary Agreement to be performed by PPC and (y) the Assumed Liabilities. The representations and warranties of the parties do not survive after the closing under the EM-Plains Purchase Agreement.

At the closing of the EM-Plains Purchase Agreement, PPC also executed a Consent Decree Assumption Agreement, pursuant to which PPC agreed to be bound by certain provisions of Civil Action No. 2:20-cv-02415 (United States of America and the People of the State of California v. Plains All American Pipeline, L.P. and Plains Pipeline, L.P.) that are specifically applicable to the assets. This Consent Decree is further described under “Information About SYU—Pipeline 901 Incident.”

The foregoing description of the EM-Plains Purchase Agreement is qualified in its entirety by reference to the full text of the EM-Plains Purchase Agreement, which is attached to this proxy statement as Annex H.

Term Loan Agreement

New Sable will enter into a Senior Secured Term Loan Agreement (the “Term Loan Agreement”) on the Closing Date with EMC, as lender, and Alter Domus Products Corp, as administrative agent for the benefit of the lender, which provides for a $606,250,000 term loan before certain specified purchase price adjustments. The proceeds of the Term Loan Agreement will be deemed funded on the Closing Date in connection with consummation of the Sable-EM Purchase Agreement.

The term loan will bear interest at ten percent (10.0%) per annum (computed on a 360-day year). Unless New Sable elects in writing prior to an applicable interest payment date to pay accrued but unpaid interest in cash, all such accrued and unpaid interest shall be compounded annually on January 1st of each year by adding the relevant amount to the then outstanding principal amount of the term loan. The Term Loan Agreement matures on the earliest to occur of (i) January 1, 2027, (ii) ninety days after Restart Production (i.e., one hundred eighty (180) days after resumption of actual production from the wells) under the Sable-EM Purchase Agreement or (iii) acceleration of the term loan in accordance with the terms of the Term Loan Agreement.

The obligations under the Term Loan Agreement will be guaranteed by all subsidiaries of New Sable (initially, Pacific Offshore Pipeline Company and Pacific Pipeline Company), and secured by substantially all of the assets of New Sable and such subsidiaries, which include certain oil and gas property and other related oil and gas assets conveyed to New Sable under the Sable-EM Purchase Agreement, all of the equity interests in the subsidiaries of New Sable, including Pacific Offshore Pipeline Company and Pacific Pipeline Company, the Pipelines, as well other specified assets (subject to certain limited exclusions) (collectively, the “Collateral”).

The Term Loan Agreement requires New Sable to make mandatory prepayments of the term loan, subject to certain exceptions and reinvestment rights, with:

•	100% of the net cash proceeds upon certain non-permitted dispositions of property by New Sable or any guarantor that results in net cash proceeds exceeding $1 million;

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100% of the net cash proceeds upon receipt of insurance proceeds following a loss, casualty, or damage to or final taking or condemnation of any property of New Sable or any guarantor, where such proceeds are in excess of $1 million; and

•	100% of the net proceeds from the incurrence or issuance of any non-permitted debt by New Sable of any guarantor.

New Sable is permitted to voluntarily prepay the term loan (in whole or in part) without premium or penalty, subject to certain specific requirements.

Amounts repaid or prepaid under the Term Loan Agreement may not be borrowed.

Upon the exercise by EM of the Reassignment Option under the Sable-EM Purchase Agreement and the consummation thereof in accordance with the Sable-EM Purchase Agreement, the aggregate outstanding principal amount of the term loan (including interest added thereto) and all accrued but unpaid interest thereon will be deemed to be repaid in full.

The Term Loan Agreement contains a number of negative covenants that, among other things, restrict, subject to certain exceptions and/or qualifications, the ability of New Sable and its subsidiaries to:

•	engage in mergers, consolidations, liquidations, or dissolutions;

•	create or incur debt or liens;

•	pay dividends, distributions, management fees or certain other restricted payments;

•	make investments, acquisitions, loans, or purchase oil and gas properties;

•	sell, assign, farm-out or dispose of properties;

•	enter into certain transactions with affiliates;

•	enter into certain burdensome agreements;

•	prepay certain subordinated debt;

•	amend their organizational documents and material contracts; and

•	change the nature of its business.

The Term Loan Agreement contains certain specified representations and warranties (subject to certain knowledge qualifiers or materiality qualifiers), affirmative covenants, and events of default (including a change of control). During the continuance of an event of default, EMC may exercise all remedies available under the financing documents or applicable law or equity, including, among other things, accelerating the term loan and foreclosing or otherwise causing the sale of Collateral (including cash and any other assets not acquired pursuant to the Sable-EM Purchase Agreement, subject to limited exceptions) or imposing default interest in certain cases.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached to this proxy statement as Annex I.

PIPE Subscription Agreements

Substantially contemporaneously with entering into the Merger Agreement, Holdco entered into Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors agreed to purchase, in the aggregate, 7,150,000 Holdco Class B shares at $10.00 per share, for an aggregate commitment amount of approximately $71,500,000. Holdco intends to pursue additional private placement subscriptions under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing.

The Initial PIPE Subscription Agreements provide that, in the event the Merger is consummated, the Initial PIPE Investors will be deemed to have subscribed for and will purchase Flame Class A common stock at the same price per share and, by operation of law pursuant to the Merger, Flame will have succeeded to Holdco’s obligations under the Initial PIPE Subscription Agreements. The Initial PIPE Subscription Agreements provide that, if the Merger is consummated, Flame must file a registration statement within 30 calendar days after consummation of the Merger registering the resale of the shares of Flame Class A common stock issued to the Initial PIPE Investors, and Flame must use its commercially reasonable efforts to have the registration statement declared effective by the SEC by the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Flame that it will review the registration statement) following the closing of the Merger and (ii) the 10th business day after the date Flame is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or will not be subject to further review. Flame thereafter will be required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective.

The closings under the PIPE Subscription Agreements are expected to occur substantially concurrently with the consummation of the transactions contemplated by the Sable-EM Purchase Agreement and are conditioned thereon, as well as on other customary closing conditions. The PIPE Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Sable-EM Purchase Agreement in accordance with its terms and (ii) July 31, 2023, if the closing has not occurred by such date.

The shares of Flame Class A common stock to be issued pursuant to the PIPE Subscription Agreements will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the PIPE Subscription Agreements is qualified in its entirety by reference to the full text of the Form of Subscription Agreement, which is attached to this proxy statement as Annex E.

Transition Services Agreement

Sable will enter into a Transition Services Agreement (the “Transition Services Agreement”) with EMC on the Closing Date relating to certain services after the Closing. Pursuant to the Transition Services Agreement, EM will provide to Sable certain operational, accounting, cash management, information technology and other general transition services with respect to the Assets (as such term is defined in the Sable-EM Purchase

Agreement) for three months following the Closing Date (the “Transition Period”). In exchange for the services provided, Sable will pay to EM (i) the documented costs for the operation and maintenance of the Assets during the Transition Period, including incidental costs related thereto, (ii) reimbursement for the direct costs incurred by EM in connection with each Transition Period Employee’s (as such term is defined in the Transition Services Agreement) salary, wage, commissions, benefits, contributions and bonuses for work time related to the services provided and (iii) a pro rata overhead rate per month for the Assets operated by EM during Transition Period.

Registration Rights Agreement

The Merger Agreement provides that, at the Closing, the holders of Holdco Class A shares immediately prior to the effective time of the Holdco Merger will enter into the Registration Rights Agreement with Flame pursuant to which such holders will be granted certain registration rights with respect to the Flame Class A common stock to be received as consideration in the Merger.

Pursuant to the Registration Rights Agreement, Flame will agree to file a registration statement within 30 calendar days after the consummation of the Merger registering the resale of approximately      million shares of Flame common stock under the Registration Rights Agreement, and Flame must use its commercially reasonable efforts to have the registration statement declared effective by the SEC by the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Flame that it will review the registration statement) following the closing of the Merger and (ii) the 10th business day after the date Flame is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or will not be subject to further review. Flame thereafter will be required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective. At any time the registration statement is effective, any holder signatory to the Registration Rights Agreement may request, one time in any 12-month period, to sell all or a portion of its securities that are registrable in an underwritten offering pursuant to the registration statement for a total offering price reasonably expected to exceed, in the aggregate, $25 million. In addition, the holders will have certain “piggyback” registration rights with respect to registrations initiated by Flame and other Flame stockholders. Flame will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement, subject to limited exceptions.

Pursuant to the Registration Rights Agreement, the holders of Holdco Class A shares immediately prior to the effective time of the Holdco Merger, subject to limited exceptions, will agree to a lock-up on their shares of Flame Class A common stock, pursuant to which such parties will agree to not transfer shares of Flame Class A common stock held by such parties for a period of three years following the Closing.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Form of Amended and Restated Registration Rights Agreement, which is attached to this proxy statement as Annex F.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Flame Board to vote in favor of approval of the business combination proposal and the other proposals, Flame stockholders should keep in mind that the Insiders have interests in such proposals that are different from, or in addition to, those of Flame stockholders generally. In particular:

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If the Business Combination or another business combination are not consummated by March 1, 2023 (or by the end of any extension to the completion window), Flame will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Flame Board, dissolving and liquidating. In such event, the founder shares and the private placement warrants held by the Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares.

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The Insiders and other initial stockholders purchased an aggregate of 7,187,500 founder shares from us for an aggregate purchase price of $25,000 in November 2020. The Sponsor purchased 4,671,875 founder shares, FL Co-Investment purchased 1,257,813 founder shares and Intrepid Financial Partners purchased 1,257,812 founder shares. Also in November 2020, the Sponsor transferred 434,375 founder shares to Flame’s independent director nominees and certain individuals, including Gregory D. Patrinely, Flame’s Chief Financial Officer and Secretary, at their original purchase price. The founder shares included an aggregate of up to 937,500 shares subject to forfeiture by Flame’s founders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial stockholders would own 20% of our issued and outstanding shares after the Flame IPO (assuming the initial stockholders did not purchase any public shares in the Flame IPO). As a result of the underwriters’ election to fully exercise their over-allotment option, no founder shares were forfeited and 7,187,500 founder shares are outstanding. Such shares had an aggregate market value of $                based upon the closing price of $                per share on the NYSE on                , 2023, the record date for the special meeting.

•

The Insiders and other initial stockholders purchased an aggregate of 7,750,000 private placement warrants from Flame for an aggregate purchase price of $7,750,000 (or $1.00 per private placement warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Flame IPO. Among the private placement warrants, 3,875,000 warrants were purchased by our Sponsor, 1,743,750 warrants were purchased by each of FL Co-Investment and Intrepid Financial Partners, respectively, and 387,500 warrants were purchased by our independent director nominees and certain individuals, including Gregory D. Patrinely, our Chief Financial Officer and Secretary. A portion of the proceeds Flame received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $                based upon the closing price of $                per warrant on the NYSE on                , 2023, the record date for the special meeting. In addition, certain Insiders have provided Working Capital Loans to Flame (aggregate of $1,500,000 outstanding as of September 30, 2022) and up to $1,500,000 of such loans are, at the option of the lender, convertible into private placement warrants at a price of $1.00 per warrant. The private placement warrants will become worthless if Flame does not consummate a business combination by March 1, 2023.

•

James C. Flores and the Flame Independent Directors, each a current director of Flame, will each be a director of New Sable after the Closing. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•

James C. Flores, Flame’s Chairman, Chief Executive Officer and President, and a director of Flame, is also the sole owner of Holdco (which is the sole owner of Sable) and the Chairman of the Board and Chief Executive Officer of Sable. The original business combination proposal presented by Sable management to Flame included business combination consideration of $150 million, payable to Sable in shares of Flame common stock, to be subject to lock-up restrictions until the restart of production from the SYU Assets. In light of Mr. Flores’s participation in the proposed business combination opportunity on behalf of Sable as its sole owner, the Flame Board formed a special committee comprised of the Flame Independent Directors, to analyze, negotiate and make recommendations to the Flame Board and Flame stockholders regarding the business combination opportunity involving Sable and the SYU Assets. The special committee reviewed the initial business combination proposal presented by Sable management and provided feedback to Sable regarding a number of aspects of the initial business combination proposal, including the proposed business combination consideration payable to Sable under Sable’s proposed transaction terms. In response to the special committee’s feedback, Sable presented a revised set of transaction terms to Flame. Under Sable’s revised business combination proposal, Sable would not receive share- or cash-based consideration pursuant to the business combination, other than Flame’s assumption of the EM-financed seller’s note. In lieu of any such share- or cash-based business combination consideration, Sable proposed that Flame and Sable would agree to a post-business combination management compensation plan for the Sable management team who would lead the public company. Because the revised transaction terms no longer contemplated the receipt by Mr. Flores of share- or cash-based consideration in respect of his ownership interest in Sable, the special committee determined that the conflict of interest previously presented by the business combination opportunity had ceased to exist, and the Flame Independent Directors ceased to act in the capacity of a special committee. The Flame Independent Directors, acting in their capacity as the compensation committee of the Flame Board, analyzed and negotiated the compensation-related aspects of the business combination opportunity on behalf of the Flame Board and in that connection engaged in periodic consultation with Pearl Meyer, who had been engaged as a compensation consultant to Flame.

However, in order to avoid any potential conflict of interest resulting from Mr. Flores’ dual roles as Flame’s Chairman, Chief Executive Officer and President, and a director of Flame, and the Chairman of the Board and Chief Executive Officer of Sable, Mr. Flores recused himself from certain Flame Board meetings, discussions and votes regarding the Merger and alternatives thereto, including the meetings of the Flame Board held October 26, 2022 and October 31, 2022, at which Latham presented its due diligence findings and Petrie Partners presented its analysis regarding the fairness of the Business Combination to Flame. Mr. Flores also recused himself from the meeting of the Flame Board held on November 2, 2022 at which Petrie Partners delivered its oral opinion as to the fairness, from a financial point of view, of the Business Combination to Flame, and at which the Flame Independent Directors approved the Business Combination and recommended that the Flame Board approve the Business Combination. Following the Flame Independent Directors’ approval, Mr. Flores returned to the meeting to participate in discussion of the Business Combination and the Flame Board’s unanimous approval of the Business Combination. As noted above, Mr. Flores also did not participate in meetings, discussions and votes regarding compensation-related aspects of the business combination opportunity on behalf of Flame, which were analyzed and negotiated by the Flame Independent Directors, acting in their capacity as the compensation committee of the Flame Board. See “—Background of the Business Combination.”

•

Cowen and Intrepid, affiliates of certain holders of founder shares, will each receive 50% of the Marketing Fee pursuant to the business combination marketing agreement entered into in connection with the Flame IPO, which fee is payable upon completion of the Business Combination and represents 3.5% of the gross proceeds of the Flame IPO, including proceeds from the full exercise of the underwriters’ overallotment option. Cowen and Intrepid are also serving as placement agents in the PIPE Investment for which they will receive an aggregate fee of $6 million payable solely upon the closing of the PIPE Investment. In addition, Intrepid and Cowen are serving as financial advisors to Sable in connection with the Sable-EM Purchase Agreement and as financial advisors to Sable in connection with the Merger Agreement, for which they will receive an aggregate fee of $2 million payable solely upon the closing of the Business Combination.

•

If Flame is unable to complete an initial business combination within the completion window, the Sponsor will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Flame for services rendered or contracted for or products sold to Flame. If Flame consummates an initial business combination, on the other hand, Flame will be liable for all such claims.

•

Flame’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Flame’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Flame fails to consummate an initial business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Flame may not be able to reimburse these expenses if the Business Combination or another initial business combination is not completed within the completion window. As of             , 2023, the Sponsor and Flame’s officers and directors and their respective affiliates had incurred $         in reimbursable out-of-pocket expenses.

•

Article X of the Flame certificate of incorporation provides for the limited waiver, to the extent allowed by law and subject to certain exceptions, of the doctrine of corporate opportunity with respect to Flame or any of its officers, directors or their respective affiliates. While this may result in a potential conflict of interest as between the fiduciary duties or contractual obligations of our officers or directors and the interests of Flame and its stockholders, it did not impact our search for an initial business combination target, including Sable.

•

James C. Flores, Flame’s Chairman of the Board, Chief Executive Officer and President, is also the Chairman of the Board and Chief Executive Officer of Sable and owns all of the outstanding Holdco Class A shares. Pursuant to the Holdco Merger, the Holdco Class A shares owned by Mr. Flores will convert into the Aggregate Merger Consideration, which, as described above, will be an aggregate of 3,000,000 shares of Flame Class A common stock. Under the terms of the Merger Agreement, Mr. Flores is also entitled to reimbursement by Flame, on the Closing Date, of all of his reasonable, documented and out-of-pocket fees and expenses for any agents, advisors, consultants, experts, independent contractors and financial advisors engaged on behalf of Holdco or Sable and incurred in connection with the transactions contemplated by the Merger Agreement and the Sable-EM Purchase Agreement, in each case, that are paid as of the Closing, subject to a cap equal to $1.5 million absent the prior written consent of Flame. In addition, Sable entered into employment agreements with Mr. Flores, Gregory Patrinely, Doss R. Bourgeois, Anthony C. Duenner and J. Caldwell Flores, each of which is contingent and becomes effective upon the Closing. The employment agreements entitle the executive officers to certain compensation and benefits described in the section entitled “Executive Compensation of New Sable,” which benefits include cash-based signing incentives and equity incentive awards that will be paid or granted, as applicable, upon or shortly following the consummation of the Business Combination. The following table sets forth, for each of Sable’s executive officers, the total aggregate dollar amount of merger consideration, equity incentive awards, cash-based signing incentives, and expense reimbursements that will be payable to each of the executive officers in connection with the consummation of the Business Combination:

Name	Dollar Value of Equity Awards ($)(1)		Cash-Based Signing Incentive ($)	Dollar Value of Merger Consideration ($)(1)	Expense Reimbursement ($)(2)	Total ($)
James C. Flores	—		—	30,000,000	1,500,000	31,500,000
Gregory Patrinely	6,500,000	(3)	750,000	—	—	7,250,000
Doss R. Bourgeois	6,500,000	(3)	750,000	—	—	7,250,000
Anthony C. Duenner	6,500,000	(3)	750,000	—	—	7,250,000
J. Caldwell Flores	6,500,000	(3)	750,000	—	—	7,250,000

(1)	Calculated assuming a per-share value of $10.00.
(2)	Amount represents expenses reimbursed to Mr. Flores as described above. The expense reimbursement amount may be less than, but not greater than, the amount in the table.
(3)

A total of 3,575,000 shares of New Sable common stock are expected to be granted as equity incentive awards to officers and employees of New Sable under New Sable’s equity incentive plan after the consummation of the Business Combination. Each of the executive officers of New Sable (other than Mr. Flores) is entitled to receive an award of 650,000 shares of New Sable common stock out of such 3,575,000 shares, subject to the vesting and forfeiture terms of such plan, provided that such awards shall vest no later than the third anniversary of the Closing Date. However, such awards to officers and employees of New Sable, when combined with the 3,000,000 shares received by Mr. Flores as consideration in the Holdco Merger, may not exceed 15% of the outstanding number of shares of New Sable common stock immediately after Closing. The equity incentive awards, including the amounts shown in this column, will be adjusted to a lesser number of shares on a proportionate basis such that to the extent that the equity incentive awards would otherwise cause such ownership threshold to be exceeded.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

As described under “Management of New Sable After the Business Combination,” each of the members of the Flame Board will become a member of the New Sable Board, and each of the executive officers of Flame will become an executive officer of New Sable. Accordingly, Flame stockholders should also keep in mind that certain officers and directors of New Sable have interests in the Business Combination that are different from, or in addition to, those of Flame stockholders generally.

Ownership of New Sable Following the Business Combination

The following table illustrates varying ownership levels in New Sable immediately following the Closing, assuming (i) no public shares are redeemed, (ii) 50% of public shares are redeemed and (iii) 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital, each on a “shares outstanding” and “fully diluted” basis. The numbers of shares and percentage interests set forth below are based on a number of assumptions. If the actual facts differ from our assumptions, the number of shares and percentage interests set forth below will be different. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	No Redemption Scenario (1)				50% Redemption Scenario (2)				Max Redemption Scenario (3)
	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership	Outstanding Shares	Outstanding Ownership	Fully Diluted Shares (4)	Fully Diluted Ownership
Current public Flame stockholders	28,750,000	41.70%	43,125,000	44.86%	14,375,000	26.35%	28,750,000	35.16%	5,278,700	11.61%	19,653,700	27.05%
Insiders	7,187,500	10.43%	16,437,500	17.10%	7,187,500	13.17%	16,437,500	20.10%	7,187,500	15.81%	16,437,500	22.62%
Merger Consideration	3,000,000	4.35%	3,000,000	3.12%	3,000,000	5.50%	3,000,000	3.67%	3,000,000	6.60%	3,000,000	4.13%
PIPE Stockholders (5)	30,000,000	43.52%	30,000,000	31.21%	30,000,000	54.98%	30,000,000	36.69%	30,000,000	65.98%	30,000,000	41.28%
Incentive Plan (6)	—	0.00%	3,575,000	3.72%	—	0.00%	3,575,000	4.37%	—	0.00%	3,575,000	4.92%

Total	68,937,500	100.00%	96,137,500	100.00%	54,562,500	100.00%	81,762,500	100.00%	45,466,200	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Form Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

The following table further illustrates the impact on relative fully diluted ownership levels of New Sable for each source of dilution, namely the issuance of common stock under (i) the 14,375,000 public warrants, (ii) the 7,750,000 private placement warrants, (iii) the 1,500,000 private placement warrants issuable in connection with the Working Capital Loans, and (iv) the Incentive Plan.

	No Redemption Scenario (1)		50% Redemption Scenario (2)		Max Redemption Scenario (3)
	Number of Shares	Fully Diluted Ownership (4)	Number of Shares	Fully Diluted Ownership (4)	Number of Shares	Fully Diluted Ownership (4)
Current Stockholders
Current Flame Public Stockholders	28,750,000	29.91%	14,375,000	17.58%	5,278,700	7.26%
Insiders	7,187,500	7.48%	7,187,500	8.79%	7,187,500	9.89%
PIPE Shares (5)	30,000,000	31.21%	30,000,000	36.69%	30,000,000	41.28%
Merger Consideration	3,000,000	3.12%	3,000,000	3.67%	3,000,000	4.13%
Total Current Stockholders	68,937,500	71.71%	54,562,500	66.73%	45,466,200	62.57%

Shares Issued Upon Exercise of Warrants
Flame Public Warrants	14,375,000	14.95%	14,375,000	17.58%	14,375,000	19.78%
Flame Private Warrants	7,750,000	8.06%	7,750,000	9.48%	7,750,000	10.67%
Working Capital Warrants	1,500,000	1.56%	1,500,000	1.56%	1,500,000	1.56%
Total Shares Issues Upon Exercise of Warrants	23,625,000	24.57%	23,625,000	28.89%	23,625,000	32.51%

Incentive Plan (6)	3,575,000	3.72%	3,575,000	4.37%	3,575,000	4.92%

Pro Forma Flame Common Stock	96,137,500	100.00%	81,762,500	100.00%	72,666,200	100.00%

Note: Figures may not sum due to rounding.

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

(5)	Assumes 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment.
(6)	Reflects shares expected to be reserved for issuance under the Incentive Plan (assuming the incentive plan proposal is approved).

In addition to the changes in percentage ownerships depicted above, variations in redemptions and dilutive equity issuances will also affect the per share value as illustrated in the table below.

	No Redemption Scenario (1)		50% Redemption Scenario (2)		Max Redemption Scenario (3)
	Number of Shares	Value per Share (4)	Number of Shares	Value per Share (4)	Number of Shares	Value per Share (4)
Base Scenario (5)	68,937,500	$8.54	54,562,500	$8.15	45,466,200	$7.77
Fully Diluted Scenario (6)	96,137,500	$8.95	81,762,500	$8.76	72,666,200	$8.60

(1)	This presentation assumes that no public stockholders exercise their right to have their public shares converted into their pro rata share of the trust account.
(2)

This presentation assumes that (i) public stockholders exercise their rights to have 50% of all outstanding public shares converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(3)

This presentation assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account and (ii) such redeeming public stockholders continue to hold public warrants following exercise of their redemption rights.

(4)	Based on the New Sable equity values set forth below.
(5)

Reflects current public shares and founder shares outstanding, plus shares to be issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment upon the consummation of the Business Combination.

(6)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Form Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

Post-Combination Company Equity Value (in millions):

	No Redemption Scenario	50% Redemption Scenario	Max Redemption Scenario
Base Scenario (7)	$588.81	$444.63	$353.39
Fully Diluted Scenario (8)	$860.50	$716.32	$625.08

(7)

Assumes a deemed equity value of $10 per share for the common stock issued as Aggregate Merger Consideration and 30,000,000 shares of New Sable common stock issuable to PIPE Investors at Closing in connection with the PIPE Investment, plus the amount remaining in the trust account after deductions for payments to redeeming stockholders.

(8)

(a) This presentation assumes that (i) public stockholders exercise the 14,375,000 public warrants, (ii) the initial stockholders exercise the 7,750,000 private placement warrants, (iii) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, and (iv) all shares underlying the Incentive Plan are issued.

(b) This presentation includes shares that may be issued but are not presently outstanding and, as such, differ from the share counts shown or assumed in the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information,” and “Unaudited Pro Forma Condensed Combined Financial Statements,” which sections are limited to shares that are presently issued and outstanding.

If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. We cannot predict the ultimate value of the public warrants following the consummation of the Business Combination, but assuming 23,471,300 public shares (or approximately 82% of the public shares outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 from the trust account, which is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold, the 14,375,000 retained outstanding Flame public warrants would have an aggregate value of $                     based on a price per Flame public warrant of $                     on                                         , 2023, the most recent practicable date prior to the date of this proxy statement.

Background of the Business Combination

Flame IPO and Initial Target Search

Flame Acquisition Corp. is a blank check company formed under the laws of Delaware on October 16, 2020. Flame was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as an initial business combination. Although Flame may pursue an initial business combination in any business, industry or geographic location, Flame has focused on opportunities that capitalize on the expertise and ability of its management team, particularly its Chairman, Chief Executive Officer and President, James C. Flores, to identify, acquire and operate a business in the energy industry, primarily targeting the upstream exploration and production, or E&P, sector, midstream sector and companies focused on new advancing technologies that are transformative and provide the potential for and means to achieve greater profitability in the broader energy sector.

On March 1, 2021, Flame completed its initial public offering of 28,750,000 units, including 3,750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover over-allotments, with each unit consisting of one share of Flame Class A common stock and one warrant to purchase one-half of one share of Flame Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in Flame’s final prospectus filed with the SEC on February 26, 2021 (File No. 333-252805). The units from the Flame IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $287,500,000.

Simultaneously with the consummation of the Flame IPO, Flame consummated the private sale of 7,750,000 warrants at $1.00 per warrant for an aggregate purchase price of $7,750,000. A total of $287,500,000 was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Flame’s current certificate of incorporation provides that it will continue in existence only until March 1, 2023. If Flame has not completed a business combination by March 1, 2023 (or by the end of any extension to the completion window), Flame will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem its outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to Flame to pay its franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to Flame to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Flame’s remaining stockholders and the Flame Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Flame’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Immediately after the closing of the Flame IPO on March 1, 2021, the officers and directors of Flame began to contact potential candidates for a business combination. In addition, Flame was contacted by a number of individuals and entities with respect to business combination opportunities.

Flame’s management team has broad experience in investing in and operating businesses in the E&P and midstream sectors and at various stages of these companies’ life cycles, as well as extensive experience in identifying and executing acquisitions of businesses in the energy industry across multiple energy market cycles. The Flame management team’s extensive network of corporate executives, board members, private equity firms, family offices, investment bankers, lawyers, investors, lenders and other service providers to the industry also helped Flame develop a pipeline of opportunities for potential business combinations. Because of this combination of strengths, Flame was able to rapidly and efficiently evaluate a wide range of potential business combination candidates to determine which ones met its transaction criteria, and then to quickly submit proposals for a business combination to final candidates. Flame’s management team identified the following general criteria and guidelines (the “Evaluation Criteria”) for evaluating prospective target businesses in the upstream sector:

•	Attractive Returns. Acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for Flame’s stockholders.

•

Significant Free Cash Flow. Assets located in the United States with significant reserves classified as “proved developed producing” that have a history of free cash flow generation after capital requirements while holding production levels flat or growing them on a year-over-year basis.

•

Low Risk Development Upside. Assets within a high-quality reservoir that has proven to be productive with undeveloped or underdeveloped inventory that would be economic to develop based on forward strip pricing.

•

High Operational Control. Assets over which Flame will have significant operational control that will allow Flame’s management team to bring to bear its operational expertise to reduce costs, increase production or otherwise optimize operations that will result in improved economics and returns to stockholders.

•	Conservative Leverage Profile. A business with conservative leverage profile that would allow Flame to be opportunistic and to withstand commodity price cycles.

•

Bolt-on Acquisition Opportunities. Assets in areas of operation where there could be follow-on acquisition opportunities that would allow Flame to leverage its initial operating platform and realize operating and financial synergies associated with consolidation.

•

Access to Infrastructure and End Markets. Gathering and processing infrastructure and favorable contracts that are not expected to overly burden cash flows when commodity prices are lower and that would allow Flame to have sufficient capacity to develop future reserves and grow production volumes when market conditions warrant.

•

Health, Safety and Environmental Stewardship. Historical track record of successful performance in the health, safety and environmental aspects of operating a business or the ability to reach those standards using the Flame management team’s operating experience and track record.

Between the closing of the Flame IPO and December 2021, Flame reviewed more than 30 potential business combination candidates and entered into approximately ten non-disclosure agreements with potential targets (including Sable), each individually negotiated on customary terms. Flame had active discussions with all of those potential business combination candidates and delivered initial non-binding proposals or draft letters of intent to six of such companies (including Sable). Flame ultimately determined not to proceed with each of the other potential acquisition opportunities, either because: (a) Flame did not prevail in or could not preempt a competitive process; (b) Flame could not reach agreement with the counterparty on the economic terms for a potential transaction; (c) the counterparty was not seeking to pursue a business combination at that time; or (d) Flame concluded that the target business or the terms of a potential business combination would not be suitable for Flame or its stockholders. Flame evaluated these six targets employing the Evaluation Criteria listed above. Flame conducted customary due diligence on these targets, received confidential operational and financial information from the targets and created operational and financial projections and analyses, in some instances assisted by outside financial consultants. This information was evaluated by Flame and its counsel and consultants.

A summary of Flame’s significant interactions with the potential targets, other than Sable, to whom Flame delivered initial non-binding proposals or draft letters of intent is as follows:

Target A: In March 2021, Flame management became aware (through a global investment bank retained by Target A) of Target A’s interest in selling its interest in conventional onshore oil and gas assets. The parties entered into a nondisclosure agreement in March 2021. Flame conducted due diligence via an electronic data room and, with assistance from its outside financial advisors, prepared a projected cash flow analysis of Target A’s assets. In May 2021, Flame sent a non-binding expression of interest to Target A, through Target A’s financial advisors. Target A’s advisors then advised Flame that Target A would proceed with a competitive bidding process and would not entertain a preemptive offer. In May 2021, Flame determined not to engage in a competitive bidding process as the target’s process was not conducive to or designed to accommodate a SPAC transaction.

Target B: In March of 2021, Flame management became aware of an opportunity to invest in Target B, a conventional offshore oil and gas exploration and production company. The parties entered into a nondisclosure agreement in April 2021. Target B provided Flame with confidential evaluation materials. With assistance from its outside financial advisors, Flame prepared a projected cash flow analysis of Target B’s assets. In May 2021, Flame sent a non-binding expression of interest to Target B and Target B’s financial sponsors. Substantive discussions ensued, but the parties were unable to agree on valuation or economic terms and the discussions were terminated.

Target C: In March 2021, Flame approached Target C, an exploration and production company. Flame had studied Target C’s publicly available information and saw a unique opportunity to enhance Target C’s financial position, offer an exit strategy for certain concentrated investors and provide proven management expertise. With assistance from its financial advisors, Flame management prepared a valuation of Target C. On March 21, 2021, Flame sent a non-binding indicative proposal to Target C. Following a limited number of contacts with Target C’s senior management and certain board members of Target C, Target C determined that it was not interested in pursuing a business combination at that time and discussions ceased in April 2021.

Target D: In April 2021, Flame management learned that Target D was seeking capital for the development of a natural gas pipeline and natural gas liquefaction and export facility. The parties entered into a nondisclosure agreement in April 2021. Target D provided Flame with confidential evaluation materials. With assistance from its outside financial advisors, Flame prepared a sources and uses analysis of the proposed financing and projected future cash flows potentially associated with the project. The parties exchanged drafts of a confidential non-binding term sheet throughout the months of May and June 2021. Ultimately the parties were unable to agree on valuation or economic terms and the discussions were terminated in late June of 2021.

Target E: In June 2021, a global investment bank presented Target E, a minerals mining and processing company, to Flame management. The parties entered into a nondisclosure agreement in June 2021. Flame sent Target E due diligence requests and Target E provided Flame with confidential evaluation materials. Flame management conducted detailed due diligence, including extensive legal, financial and commercial diligence with assistance from external advisors. Flame management also engaged in management due diligence and marketing strategy meetings and a site visit with Target E’s management. On August 17, 2021, Flame and Target E executed a non-binding letter of intent for the proposed transaction, which provided for an exclusivity period from the date of the letter to September 27, 2021. From June through September 2021, Flame continued to engage in due diligence on Target E. Flame management had multiple calls and meetings with the management of Target E, and the parties continued to discuss valuation, market conditions and Target E’s marketing and expansion plans. In early September 2021, Flame and Target E mutually agreed to extend the exclusivity period to October 27, 2021. Upon the expiration of the extended exclusivity period and due to Flame’s concerns regarding the initial valuation of Target E, general market sentiment and progress of the project to date, Flame determined that the terms of a potential business combination would not be suitable for Flame or its stockholders. On November 2, 2021, Flame notified Target E that Flame was terminating the non-binding letter of intent in accordance with the terms thereof.

No discussions regarding a potential business combination with any candidate were held prior to the Flame IPO. Flame sourced its potential business combination candidates from its management’s and directors’ long-standing energy industry ties and from various investment banks, commercial banks and private equity firms. Following vigorous evaluation and discussion, Flame ultimately determined that the Sable opportunity with the SYU Assets best satisfied the Evaluation Criteria.

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement and other Transaction Documents (as defined in the Sable-EM Purchase Agreement) with Holdco and Sable, but it does not purport to catalogue every conversation among representatives of Flame, Holdco and Sable, and their respective advisors.

Background of Sable and EM Negotiations

James C. Flores, Flame’s Chairman, Chief Executive Officer and President, and a director of Flame, organized Sable and Holdco independent of his affiliation with Flame in connection with his consideration and negotiation of the proposed acquisition by Sable of the SYU Assets from EM. Mr. Flores is the sole owner of Holdco and Chairman of the Board and Chief Executive Officer of Sable. Sable is wholly owned by Holdco. In addition, Gregory Patrinely, Flame’s Chief Financial Officer and Secretary, is also the Chief Financial Officer of Sable, Caldwell Flores, Flame’s Vice President, is also the President of Sable and Anthony Duenner, Flame’s Vice President, is also the Executive Vice President, General Counsel and Secretary of Sable.

Mr. Flores had become familiar with the SYU Assets when he previously led operations in the Point Pedernales and Point Arguello oil and gas fields offshore California when he was Chairman, Chief Executive Officer, and President of Plains Exploration & Production Company and subsequently as Chief Executive Officer of Freeport-McMoRan Oil & Gas. The Point Arguello and Point Pedernales fields are located approximately 35 miles west of Exxon’s SYU Unit offshore California.

The majority of the named operational officers at Sable have worked for Mr. Flores as officers or in other managerial roles at Plains Exploration & Production Company and Freeport-McMoRan Oil & Gas while those companies owned and operated their interests in the Point Pedernales and Point Arguello fields offshore California.

In March 2021, Mr. Flores contacted EM directly to assess the company’s interest in divesting the SYU Assets. In May 2021, following execution of a Confidentiality and Restricted Use Agreement, Sable met with EM to discuss the SYU Assets and a possible transaction. Exxon populated, opened and granted members of the Sable management team access to a virtual data room in early June 2021, at which time Sable commenced its due diligence with respect to the SYU Assets. During the course of Sable’s consideration of the proposed acquisition, members of the Sable management team were also granted access to a virtual data room established by Plains relating to the certain SYU Assets then owned by Plains. Over the course of Sable’s consideration of the proposed acquisition, members of the Sable management team conducted due diligence on the SYU Assets, including customary legal due diligence, the completion of a Phase I assessment of onshore and offshore facilities comprising part of the SYU Assets and in-depth analysis of the regulatory landscape, accounting matters and information technology matters. Members of the Sable management team held numerous diligence calls with EM during the period beginning on May 19, 2021 through November 1, 2022, including weekly (and at times more frequent) diligence calls during the period beginning February 18, 2022 through November 1, 2022. In addition, members of the Sable management team held a number of diligence calls with Plains during the period beginning February 17, 2022 through October 24, 2022.

Commercial discussions between Sable and EM regarding the possible purchase and sale of the SYU Assets were conducted (telephonically and in person) commencing in April of 2021. In July 2021, EM sent Sable the first draft of a purchase and sale agreement for the SYU Assets (which in its executed form is referred to in this proxy statement as the “Sable-EM Purchase Agreement”). Members of the Sable management team conducted numerous meetings and calls with EM to discuss various drafts of the purchase and sale agreement for the SYU

Assets from July 2021 through November 1, 2022. The key terms subject to negotiation were the amount of the Purchase Price; the amount of the Sable-EM Minimum Cash Threshold; the terms of the Term Loan Agreement; the termination provisions; EM’s retained liabilities and obligations, particularly those relating to the Pipelines; and the timing and definition of Restart Production and EM’s reassignment option related thereto. During this time, Sable also received updates from EM regarding the status of negotiations between EM and Plains of the EM-Plains Purchase Agreement.

When Sable and EM began negotiating the terms of the Sable-EM Purchase Agreement, the initial proposed Purchase Price was $550 million, with an effective date of July 1, 2021. In December 2021, the parties agreed to change the effective date to January 1, 2022, and in May 2022 EM proposed increasing the Purchase Price to $625 million, subject to internal EM management review and successful negotiation of the remaining terms, plus an additional $75 million in the event that all governmental approvals necessary to begin installation of certain valves on the Pipelines were obtained on or prior to the closing date. The increase in the Purchase Price was largely driven by an increase in the price of oil during the period.

In October 2021, EM proposed as a condition to closing that New Sable have at least a minimum amount of available cash at closing, with the amount subject to discussion. In November 2021, Sable proposed that the minimum cash threshold be $75 million, and in December 2021, EM countered with a minimum cash threshold of $200 million, which Sable agreed to.

The key terms of the Term Loan Agreement regarding the principal amount of the loan and the maturity thereof (including deemed repayment upon exercise by EM of the Reassignment Option) track, and were negotiated and revised, to be consistent with the corresponding terms of the Sable-EM Purchase Agreement regarding the Purchase Price, “Restart Production” definition, and Reassignment Option, as those terms were agreed. When executed at Closing, the Term Loan Agreement will contain a principal amount equal to the final Purchase Price under the Sable-EM Purchase Agreement, less the 3% down payment. The interest rate applicable to the term loan was not a term subject to negotiation.

The initial draft of the purchase and sale agreement provided that EM’s termination remedies would include retention of a deposit equal to 5% of the Purchase Price, and Sable’s termination remedies would include a return of its deposit and recovery of damages up to the amount of the deposit. In December 2021, the parties agreed that each party’s termination remedy would be limited to the recovery of reasonable, documented out-of-pocket costs and expenses incurred in the negotiation of the purchase and sale agreement and other transaction documents, up to $5 million.

The initial draft of the Sable-EM Purchase Agreement did not provide for EM to retain any liabilities related to the SYU Assets. After Sable proposed a fulsome set of retained liabilities and a similar set of specified indemnity obligations relating to POPCO, EM countered in October 2021 by deleting the concept of retained liabilities, but accepting a limited set of specified indemnity obligations relating to certain pre-closing matters, which the parties ultimately agreed to in May 2022. Additionally, in August 2022, the parties agreed that Sable would assume all “Assumed Liabilities” that MPPC had assumed with respect to PPC under the EM-Plains Purchase Agreement.

The parties negotiated the definition of “Restart Production,” with the parties agreeing in December 2021 that it would mean 90 days after the resumption of actual production from the wells on the leases. The parties also negotiated the definition of “Restart Failure Date,” with EM proposing 3 years after the closing date, Sable proposing 5 years after the closing date, and the parties agreeing on 4 years after the closing date.

Negotiations were protracted in the spring and summer of 2022 in part as a result of EM’s concurrent negotiation with Plains regarding the acquisition of the Pipelines. Sable and EM reached tentative agreement on key terms in the third quarter of 2022, and the parties’ respective management teams approved the transaction immediately prior to execution of the Sable-EM Purchase Agreement.

Background of Flame and Sable Negotiations

On August 17, 2021, Flame entered into a letter of intent with a potential business combination candidate that prohibited Flame from pursuing or negotiating with other potential targets during the term of the letter of intent. The letter of intent was terminated in accordance with its provisions on November 2, 2021.

Based on his past experience leading operations in the Point Pedernales and Point Arguello oil and gas fields offshore California, Mr. Flores knew that assumption of operations of the SYU Assets would require the company acquiring the assets to be a BOEM-qualified offshore oil and gas operator. Sable submitted, and effective September 30, 2021, was recognized by BOEM as qualified (Qualification Number 3679) to bid for and acquire leases at a BOEM Outer Continental Shelf (OCS) lease sale, to receive and hold leases (including record title interest or operating rights) as a lessee, to be designated operator of a lease or portion of a lease, and to receive and hold pipeline rights-of-way and rights-of use and easement on the OCS.

In September 2021, Sable engaged NSAI, a leading global oil and gas reserves auditing and consulting firm, to prepare independent estimates of contingent resources and cash flow related to the potential acquisition interest in certain SYU oil and gas properties based on constant price and cost parameters specified by Sable.

On November 11, 2021, Sable approached Latham & Watkins LLP, legal counsel to Flame (“Latham”), to inform Latham that Sable management desired to present Flame with a business combination opportunity involving Sable and the SYU Assets. On November 19, 2021, Sable notified the Flame Board of its intent to submit a proposal for a potential business combination between Sable and Flame. The Flame Board formed a special committee comprised of the Flame Independent Directors, to analyze, negotiate and make recommendations to the Flame Board and Flame stockholders regarding the business combination opportunity involving Sable and the SYU Assets in light of Mr. Flores’s participation in the business combination opportunity on behalf of Sable as its sole owner.

On December 20, 2021, Sable management provided management presentation materials to Flame to review in advance of the introductory presentation. On December 21, 2021, Messrs. James Flores, Caldwell Flores, Patrinely and Duenner of Sable and representatives from Jefferies, which was subsequently formally engaged as Sable’s financial advisor in connection with Sable’s proposed acquisition of the SYU Assets, presented the business combination opportunity with Sable to the special committee. Topics included detailed overview of the acquisition opportunity held by Sable with respect to the SYU Assets, including the preliminary material terms of Sable’s proposed acquisition of the SYU Assets from EM, the reserve potential and other attributes of the SYU Assets, relevant governmental regulations, the experience of the Sable management team and financial metrics. The presentation also provided a preliminary statement of proposed business combination terms, which included (i) the assumption by Flame of a $700 million first lien EM-financed seller’s note representing consideration payable by Sable in its proposed acquisition of the SYU Assets from EM, and (ii) business combination consideration of $150 million, payable to Sable in shares of Flame common stock, to be subject to lock-up restrictions until the restart of production from the SYU Assets.

After this presentation meeting, the special committee entered into non-disclosure agreements with, and interviewed, multiple financial advisors regarding their potential engagement by the special committee with respect to the potential transaction involving Sable and the SYU Assets.

On January 20, 2022, Messrs. James Flores, Caldwell Flores, Patrinely and Duenner updated the Flame Board on the status of the possible SYU Asset transaction during a regularly scheduled board meeting.

On January 31, 2022, the Flame Board held a special meeting to discuss the business combination proposed by Jefferies and Sable. The meeting was also attended by Mr. Duenner, in his capacity as Vice President for Flame. Members of Latham participated in the meeting and led the Flame Board in a discussion of the fiduciary duties of the Flame Board and potential conflicts of interest presented by a proposed transaction between Flame and Sable, due to Mr. Flores’ indirect ownership of Sable. Following the meeting, the special committee relayed its feedback to Sable regarding a number of aspects of the proposed business combination, including the proposed business combination consideration payable to Sable under Sable’s proposed transaction terms.

On February 3, 2022, in response to the special committee’s feedback, Sable presented a revised set of transaction terms to Flame. Under Sable’s revised business combination proposal, Sable would not receive share- or cash-based consideration pursuant to the business combination, other than Flame’s assumption of the EM-financed seller’s note. In lieu of any such share- or cash-based business combination consideration, Sable proposed that Flame and Sable would agree to a post-business combination management compensation plan for the Sable management team who would lead the public company. In addition, Sable informed the Flame Board of its intention to pursue a private investment in public equity investment through Sable, which would be assumed by Flame if a business combination were consummated (the “Proposed PIPE Investment”).

From February 3 through February 7, 2022, the special committee members and Latham held telephonic discussions and corresponded regarding Sable’s revised transaction terms. Because the revised transaction terms no longer contemplated the receipt by Mr. Flores of share- or cash-based consideration in respect of his ownership interest in Sable, the special committee determined that the conflict of interest previously presented by the business combination opportunity had ceased to exist, and the Flame Independent Directors ceased to act in the capacity of a special committee. The Flame Independent Directors, acting in their capacity as the compensation committee of the Flame Board, continued to analyze and negotiate the compensation-related aspects of the business combination opportunity on behalf of the Flame Board and in that connection engaged in periodic consultation with Pearl Meyer, who had been engaged as a compensation consultant to Flame.

Between February 2022 and August 8, 2022, the Flame Board and the Flame management team participated in several due diligence calls, correspondences and discussions with the Sable management team to discuss Sable’s ongoing negotiations with EM regarding the proposed acquisition by Sable of the SYU Assets. During this period, members of the Sable management team and representatives of Bracewell LLP, counsel to Sable (“Bracewell”), continued to conduct due diligence on the SYU Assets.

In March 2022, NSAI delivered its report, which in accordance with Sable’s request, estimated the low estimate (1C) contingent resources and cash flow as of December 31, 2021 related to the SYU Assets, as further described in the NSAI Report and summarized below.

“Contingent resources” (as defined in the PRMS) are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations by the application of development projects, but which are not currently considered to be commercial owing to one or more contingencies. Contingent resources may include, for example, projects for which there are currently no viable markets, where commercial recovery is dependent on technology under development, where evaluation of the accumulation is insufficient to clearly assess commerciality, where the development plan is not yet approved, or where regulatory or social acceptance issues may exist. Contingent resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by the economic status.

NSAI has estimated the net contingent resources and cash flow to the potential acquisition interest in these properties as of December 31, 2021 to be (dollars in thousands):

Net Contingent Resources			Net Contingent Cash Flow
Oil (MBbl)	NGL (MBbl)	Gas (MMcf)	Total	Discounted at 10%
77,452.0	1,276.0	83,591.8	$1,950,611.4	$1,320,264.7

The estimated quantities of petroleum contained in the SYU Assets are classified as “contingent resources” as of December 31, 2021 rather than “reserves” because they are subject to numerous contingencies. There is no assurance that any of the petroleum contained in the SYU Assets will ever be recovered or reclassified as “reserves.”

The resources are contingent upon (1) approval from federal, state and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market and (3) commitment to restart the wells and facilities. Some or all of the contingent resources maybe reclassified as “reserves” if all of the contingencies are successfully resolved but there is no assurance that the contingencies will be resolved or resolved in a timely manner or that any of the petroleum in the SYU Assets will be recovered.

As a result of the contingencies noted above and pending the successful completion of the acquisition of the SYU Assets by Sable Offshore Corp., none of the estimated petroleum quantities attributed to the SYU Assets as of December 31, 2021 meet the requirements for disclosure as reserves pursuant to the guidelines published by the SEC in Rule 4-10(a) of Regulation S-X and as set forth in the definition of “Reserves” in the section entitled “Glossary” in this proxy statement.

“Reserves” (as defined in the PRMS) are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must satisfy four criteria: discovered, recoverable, commercial, and remaining based on the development projects applied. Reserves are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by the development and production status. To be included in the Reserves class, a project must be sufficiently defined to establish its commercial viability. This includes the requirement that there is evidence of firm intention to proceed with development within a reasonable timeframe. A reasonable timeframe for the initiation of development depends on the specific circumstances and varies according to the scope of the project. While five years is recommended as a benchmark, a longer timeframe could be applied where, for example, development of an economic project is deferred at the option of the producer for, among other things, market-related reasons or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented. To be included in the Reserves class, there must be a high confidence in the commercial maturity and economic producibility of the reservoir as supported by actual production or formation tests. In certain cases, Reserves may be assigned on the basis of well logs and/or core analysis that indicate that the subject reservoir is hydrocarbon-bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The NSAI Report assumes the wells and facilities will resume production under the production and sales conditions present at the time of suspension. The resources are contingent upon:

•	approval from federal, state and local regulators to restart production;

•	reestablishment of oil transportation systems to deliver production to market; and

•	commitment to restart the wells and facilities.

The costs required to resolve these contingencies are not included in the NSAI Report and its estimates of cash flow assume these contingencies are resolved. If the contingencies are successfully resolved some portion of the resources may be reclassified as “reserves,” but there is no assurance that any of the resources will be reclassified as reserves or that any of the resources will be recovered.

Sable management also prepared estimates of the contingent reserves, contingent resources and cash flow that may be attributable to the SYU Assets assuming the contingencies noted above are successfully resolved. Sable management based these estimates in part on the contingent resources estimated in the NSAI Report and supplemented by Sable management’s own estimates of contingent resources attributable to the SYU Assets and using the pricing and other assumptions noted in the NSAI Report and below. Sable is including the following estimates solely because that information was made available to the Initial PIPE Investors in connection with the Initial PIPE Investment and to the Flame Independent Directors in connection with its evaluation of the Business Combination. Such estimates were also provided to the financial advisors engaged by the Flame Independent Directors for its use and reliance in connection with its financial analyses described elsewhere in this proxy statement with respect to the signing of the Merger Agreement. The inclusion of these estimates should not be regarded as an indication that Sable, the Flame Independent Directors or any other recipient of this information considered—or now considers—them to be necessarily predictive of actual future results. These estimates are not included in this proxy statement to induce any stockholders to vote in favor of any of the proposals at the special meeting.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any resource or reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact New Sable’s strategy and change the schedule of any production and development drilling. Accordingly, resource or reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

($ in millions)	Net Estimated Contingent Reserves and Production(1)(2)(3)						Estimated Cash Flows
Category	Oil (MMBbls)	Gas (MMcf)	NGL (MMBoe)	Total (MMBoe)	2024E Prod.	R/P	Capex	Current Strip	5% Strip Inc.	10% Strip Inc.
Contingent PDP(1)(4)(5)	111	123	2	133	27	13.7x	—	$1,703	$1,856	$2,008
ESP Installation(6)	25	20	0	29	2	—	$80	$460	$495	$530
Proved Contingent Developed(1)	136	143	2	162	28	15.7x	$80	$2,163	$2,315	$2,538
Development Drilling Program(7)	223	182	3	256	—	—	$1,897	$1,054	$1,149	$1,243
Development Workover Program(8)	100	82	1	115	—	—	$300	$1,119	$1,185	$1,252
Total Contingent Undeveloped(1)	323	264	4	371	—	0.0x	$2,197	$2,173	$2,334	$2,495
Total Net Contingent Reserves(1) / Total Blended NAV	459	407	6	533	28	51.9x	$2,777	$4,336	$4,685	$5,033
(1)

References to “contingent reserves,” “contingent PDP,” “contingent undeveloped” and “contingent developed” do not satisfy the PRMS or the SEC’s definitions of “reserves,” “PDP,” “undeveloped” and “developed”, respectively, because of the contingencies noted in the foregoing paragraphs. If and when such contingencies are successfully resolved, Sable management believes such terms would satisfy such definitions.

(2)	Assumes NYMEX Brent Strip Pricing as of October 5, 2022 and effective date of January 1, 2022 (“Brent Pricing”).
(3)	Net quantities shown herein are unrisked volumes and may represent different levels of uncertainty as to their technical and commercial recovery.
(4)

Estimated using NSAI Report Resources at Brent Pricing and Sable management estimated lease operating expenses; NSAI Report Resources increased due to expected extension of field life with contemplated drilling program.

(5)	Net quantities are unrisked remaining recoverable volumes forecasted from field-wide individual historical well performance data.
(6)	Net quantities are unrisked incremental recoverable volumes calculated from statistical field-wide historical ESP-driven well performance.
(7)

Net quantities are unrisked remaining recoverable volumes calculated from statistical field-wide historical new drill locations in untested fault compartments or sub-accumulations within test fault compartments. See “Information About SYU—Assets.”

(8)	Net quantities are unrisked remaining recoverable volumes from existing wellbores calculated from statistical field-wide historical workover well performance.

On August 9, 2022, Flame held a special meeting of the Flame Board. Messrs. James Flores, Caldwell Flores, Duenner, and Patrinely of the Flame management team and the Sable management team and representatives from Jefferies and Intrepid, which was subsequently formally engaged as an additional financial advisor to Sable in connection with Sable’s proposed acquisition of the SYU Assets, were in attendance to present to the Flame Board updates regarding the progress of Sable’s ongoing negotiations with EM regarding the proposed acquisition by Sable of the SYU Assets and the status of the Proposed PIPE Investment and funding indications received by Sable to date. Representatives of Latham and Bracewell were also in attendance. At the meeting, the Flame Board and the Sable management team agreed to continue negotiating the proposed business combination of Flame and Sable.

On August 10, 2022, representatives of Latham and representatives of Bracewell held a telephonic discussion regarding the deliverables and timelines towards executing a potential business combination agreement. After the organizational call, representatives of Latham and Bracewell continued to hold regular calls to discuss the status of the documentation for the Business Combination.

On August 15, 2022, Sable management presented a proposed management compensation package to the Flame Independent Directors for consideration. The management compensation package proposed by Sable management included, among other terms, stock-based signing incentives in an aggregate amount of 6.575 million shares of Flame Class A common stock, which would represent in the aggregate 9.1% of the immediate post-Business Combination ownership of Flame, assuming that there are no redemptions by Flame’s stockholders and that the Proposed PIPE Investment achieved the targeted $300 million aggregate amount raised. Such shares would be payable to Mr. Flores, Sable’s Chief Executive Officer, in an amount of 3 million shares, Sable’s Executive Vice Presidents, including Messrs. Duenner and Patrinely, in an amount of 650,000 shares each, and certain of Sable’s Vice Presidents, in an average amount of 75,000 shares each. Such shares of Flame Class A common stock would be vested at grant and subject to a three-year lock-up on customary terms. In addition, the proposed management compensation package included (i) reimbursement of expenses incurred by Mr. Flores, Sable’s Chief Executive Officer, in considering and negotiating the proposed Sable-EM transaction, (ii) cash-based signing incentives for Sable’s Executive Vice Presidents, including Messrs. Duenner and Patrinely, in the amount of $750,000 each, and Sable’s Vice Presidents, in the amount of $100,000 each, and (iii) option-based signing incentives in an amount to be proposed.

On August 19, 2022, the Flame Independent Directors held a meeting with representatives of Latham and representatives of Pearl Meyer to discuss Sable management’s proposed executive compensation package.

On August 24, 2022, Intrepid and Cowen were formally engaged by Sable as financial advisors in connection with Sable’s proposed acquisition of the SYU Assets and the Business Combination.

On August 28, 2022, Flame delivered an initial draft Merger Agreement to Sable. On September 9, 2022, Sable delivered a revised draft Merger Agreement to Flame.

On September 4, 2022, Jefferies was formally engaged by Sable as a financial advisor in connection with Sable’s proposed acquisition of the SYU Assets and the Business Combination.

During September 2022, the Flame Independent Directors interviewed a number of potential financial advisors to be engaged by the Flame Independent Directors on behalf of the Flame Board to consider, among other things, the fairness, from a financial point of view, to Flame of the proposed business combination.

On September 27, 2022, representatives of Latham held legal due diligence calls with representatives of Bracewell to discuss the Sable-EM Purchase Agreement and Term Loan Agreement, and certain ancillary agreements. During the period beginning September 27, 2022 through November 1, 2022, representatives of Latham and Bracewell continued to hold regular calls to discuss legal due diligence findings.

On September 27, 2022 and September 29, 2022, the Flame Independent Directors convened several meetings with representatives of Latham to (i) discuss Sable management’s proposed management compensation package, (ii) discuss material due diligence issues identified by Latham in connection with review of the Sable-EM Purchase Agreement and Term Loan Agreement, and certain agreements ancillary thereto, and (iii) discuss material negotiation points under the Merger Agreement. During these meetings, the Independent

Directors discussed, among other things, (i) protections for Flame under the Merger Agreement against changes to the Sable-EM Purchase Agreement and Term Loan Agreement during the pendency of the proposed business combination, (ii) the ability of the Flame Board to change its recommendation to Flame’s stockholders with respect to the business combination in response to certain negative developments impacting permits required to restart production from the SYU Assets, and (iii) methods of ensuring that Sable will be sufficiently capitalized at the closing of the business combination to provide reasonable assurance that the restart of production from the SYU Assets can be achieved on a timely basis.

On October 6, 2022, the Flame Independent Directors proposed a revised management compensation package to Sable management. The Flame Independent Directors’ proposal tied stock-based signing incentives to the proposed aggregate approximate 9.1% ownership of Flame immediately post-Business Combination, rather than to a set number of shares (which could result in Sable management receiving a significantly greater percentage ownership of Flame in a high-redemption, low-fundraise scenario). Under the Flame Independent Directors’ proposal, such shares would be allocated among members of Sable management following input from Pearl Meyer. In addition, the Flame Independent Directors rejected Sable management’s proposal of option-based signing incentives and reserved comment on expense reimbursement and cash-based signing incentives pending further negotiation of stock-based signing incentives.

On October 9, 2022, Flame delivered a revised Merger Agreement to Sable reflecting the material terms discussed by the Flame Independent Directors at their meeting held September 29, 2022. The revised Merger Agreement did not address a management compensation package, pending further negotiation of the management compensation package between the Flame Independent Directors and Sable management.

On October 10, 2022, MPPC and Plains executed the EM-Plains Purchase Agreement for the acquisition of the Pipelines, and the parties consummated the acquisition on October 13, 2022.

On October 10, 2022, October 12, 2022 and October 13, 2022, Sable management and the Flame Independent Directors exchanged further counterproposals with respect to the management compensation package. In connection with considering these proposals, the Flame Independent Directors convened meetings on October 11, 2022 and October 14, 2022, in which representatives of Pearl Meyer and Latham participated, to discuss the terms of the management compensation package, with particular focus on signing incentives.

On October 12, 2022, the Flame Independent Directors convened a meeting to discuss the status of the proposed business combination. Representatives of Latham were present.

On October 14, 2022, the Flame Independent Directors delivered a revised management compensation proposal to Sable management, which was subsequently accepted by Sable management without material modification. The Flame Independent Directors’ proposal eliminated stock-based signing incentives for Mr. Flores, but retained stock-based signing incentives in an aggregate amount of up to 3.575 million shares of Flame Class A common stock for Sable’s Executive Vice Presidents, with each Executive Vice President entitled to receive up to 650,000 shares. The stock-based signing incentives would be granted following the consummation of the business combination and would be subject to vesting on the earlier of the restart of production from the SYU Assets or three years after the Closing, and would be subject to a three-year lock-up. Mr. Flores, as the sole stockholder of Holdco, would be entitled to merger consideration in the amount of 3 million shares of Flame Class A common stock, which would be subject to a three-year lock-up. The stock-based signing incentives and merger consideration, together, would represent in the aggregate approximately 9.1% of the immediate post-Business Combination ownership of Flame, assuming that there are no redemptions by Flame’s stockholders and that the Proposed PIPE Investment achieves the targeted $300 million aggregate fundraise. However, the Flame Independent Directors’ proposal provided that the number of shares Sable’s Executive Vice Presidents and Mr. Flores, collectively, would be entitled to receive as stock-based signing incentives and merger consideration would be subject to a cap equal to 15% of the immediate post-Business Combination ownership of Flame, as further described in this proxy statement, to provide dilution protection for Flame’s public stockholders in a situation in which the amount of capital available at Flame were to be less than anticipated. In addition, the Flame Independent Directors’ proposal generally limited cash-based signing incentives payable to Sable’s Executive Vice Presidents and Vice Presidents to amounts representing unpaid compensation at Sable prior to the Closing.

Also on October 14, 2022, the Flame Independent Directors selected and engaged, for and on behalf of the Flame Board, Petrie Partners Securities, LLC (“Petrie Partners”) to act as a financial advisor to the Flame Board and to render an opinion to the Flame Board (i) as to the fairness, from a financial point of view, to Flame of the proposed business combination pursuant to the Merger Agreement and (ii) as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account).

On October 19, 2022, a due diligence session was convened in which Petrie Partners, Messrs. Flores, Patrinely and Duenner and other members of Sable management, the Flame Independent Directors and representatives of Latham and Bracewell participated. Topics discussed included the reserve potential and other attributes of the SYU Assets, relevant governmental regulations, the experience of the Sable management team and financial metrics.

On October 21, 2022, the Flame Board held a special meeting to discuss the proposed business combination; representatives of Latham and Bracewell participated in the meeting. The Flame Board discussed the status of the Proposed PIPE Investment and Sable management’s fundraising targets, transaction timeline and remaining legal due diligence findings. Immediately following the Flame Board meeting, the Flame Independent Directors convened a meeting, in which representatives of Latham participated, to discuss material terms of the Merger Agreement that remained subject to further negotiation, including the minimum amount of cash that Flame would be required to have available to it in order to be obligated to complete the Business Combination.

On October 21, 2022, Sable delivered a revised Merger Agreement that rejected Flame’s proposed minimum cash condition but accepted Flame’s proposed terms regarding (i) the ability of the Flame Board to change its recommendation to the Flame stockholders, and (ii) protections against changes to the Sable-EM Purchase Agreement and Term Loan Agreement, and certain agreements ancillary thereto, during the pendency of the proposed business combination.

On October 24, 2022, Flame delivered a revised Merger Agreement accepting the deletion of the minimum cash condition, but adding the protections discussed by the Flame Independent Directors at their meeting held October 21, 2022. The revised Merger Agreement also reflected the merger consideration payable to Mr. Flores as the sole owner of Holdco, as agreed between Sable management and the Flame Independent Directors. During the period from October 24, 2022 through November 1, 2022, representatives of Latham and Bracewell continued to negotiate and finalize the Merger Agreement and the ancillary transaction agreements discussed in this proxy statement.

On October 26, 2022, the Flame Board held a special meeting. Mr. Flores was not present for the meeting. At the meeting, Latham presented to the Flame Independent Directors a preliminary report of its due diligence findings, and Petrie Partners presented its preliminary financial analysis regarding the fairness of the Business Combination to Flame.

On October 27, 2022, the Sable management team delivered to the Flame Board, on a non-reliance basis, a summary report on Sable’s due diligence findings with respect to the SYU Assets.

During the period from August 28, 2022 to October 31, 2022, Holdco and Sable, along with Bracewell, as legal advisor to Holdco and Sable, continued to negotiate the Sable-EM Purchase Agreement and Term Loan Agreement, and certain agreements ancillary thereto. The Sable-EM Purchase Agreement was finalized on October 31, 2022.

On October 31, 2022, the Flame Board held a special meeting to review the potential business combination with Holdco and Sable. Mr. Flores was not present for the meeting. During this meeting, Latham presented its final due diligence findings, and Petrie Partners presented its final analysis regarding the fairness of the Business Combination to Flame.

The EM-Sable Purchase Agreement was executed on November 1, 2022.

The Merger Agreement was finalized on November 2, 2022.

On November 2, 2022, the Flame Board held another special meeting at which all members of the Flame Board were present. Following introductory remarks in his capacity as Chairman, Chief Executive Officer and President of Flame, Mr. Flores recused himself from the meeting. At the meeting, Petrie Partners delivered its oral opinion as to the fairness, from a financial point of view, of the Business Combination to Flame. Following discussion, the Flame Independent Directors unanimously (i) determined that the Merger Agreement was fair, advisable, and in the best interests of Flame and its stockholders, (ii) adopted and approved the Merger Agreement, the agreements ancillary thereto and the transactions contemplated thereby, (iii) recommended that Flame’s stockholders approve the Merger Agreement and the transactions contemplated thereby, and (iv) recommended that the Flame Board (A) determine that the Merger Agreement is fair, advisable, and in the best interests of Flame and its stockholders, (B) adopt and approve the Merger Agreement, the agreements ancillary thereto and the transactions contemplated thereby, (C) submit the Merger and the other transactions contemplated by the Merger Agreement to the Flame stockholders for approval, and (D) recommend that Flame’s stockholders approve the Merger Agreement and the transactions contemplated thereby. Following the Flame Independent Directors’ approval, Mr. Flores returned to the meeting. Following discussion, the Flame Board unanimously (i) determined that the Merger Agreement was fair, advisable, and in the best interests of Flame and its stockholders, (ii) adopted and approved the Merger Agreement, the agreements ancillary thereto and the transactions contemplated thereby, (iii) directed the officers of Flame to submit the Merger Agreement and the related proposals described in the Merger Agreement to the Flame stockholders for adoption and approval, and (iv) recommended that Flame’s stockholders approve the Merger Agreement and the related proposals described in the Merger Agreement. On November 2, 2022, following the adjournment of the special meeting of the Flame Board, Petrie Partners delivered its opinion in writing to the Flame Board.

On November 2, 2022, the Merger Agreement was signed by Flame, Holdco and Sable. On November 2, 2022, the parties announced the transaction and Flame filed a Current Report on Form 8-K including a press release, a copy of the Merger Agreement and a presentation for investors.

On December 22, 2022, the Merger Agreement was amended by the parties to clarify the Flame stockholder vote required to approve the Transactions.

Opinion of the Flame Board of Director’s Financial Advisor

Opinion of Petrie Partners Securities, LLC

On October 14, 2022, Petrie Partners was engaged by the Flame Independent Directors for and on behalf of Flame Board to act as a financial advisor and to render an opinion to the Flame Board (i) as to the fairness, from a financial point of view, to Flame of the proposed Business Combination pursuant to the Merger Agreement and (ii) as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). On November 2, 2022, at a meeting of the Flame Independent Directors, Petrie Partners rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of November 2, 2022 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, (i) the Business Combination pursuant to the Merger Agreement was fair, from a financial point of view, to Flame and (ii) Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account).

The full text of the written opinion of Petrie Partners, dated as of November 2, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinions, is attached as Annex J to this proxy statement and is incorporated by reference in its entirety. You are urged to read the opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of such opinion. Petrie Partners’ opinion was addressed to, and provided for the information and benefit of, the Flame Board in connection with its evaluation of (i) whether the Business Combination pursuant to the Merger Agreement was, as of November 2, 2022, fair, from a financial point of view, to Flame and (ii) whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). Petrie Partners’ opinion did not address any other aspects of the proposed Business Combination and did not and does not constitute a recommendation as to how holders of Flame common stock should vote with respect to the proposed Business Combination.

In connection with rendering its opinions and performing its related financial analyses, Petrie Partners, among other things:

•

reviewed certain publicly available information relating to Flame, including (i) Flame’s Annual Report on Form 10-K and related audited financial statements for the fiscal year ended December 31, 2021 and (ii) Flame’s Quarterly Reports on Form 10-Q and related unaudited financial statements for the fiscal periods ended March 31, 2022 and June 30, 2022;

•

reviewed certain non-public projected financial and operating data relating to Sable and the SYU Assets, in each case, prepared and furnished to Petrie Partners by the management teams and staff of Flame and Sable;

•

reviewed certain financial statements and other business and financial information relating to the SYU Assets, including (a) draft unaudited condensed combined financial statements for the fiscal period ended June 30, 2022, and (b) draft combined financial statements for the fiscal period ended December 31, 2021;

•

reviewed certain estimates of oil and gas resources and contingent reserves attributable to the SYU Assets, including estimates of contingent resources prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) as of December 31, 2021 (the “NSAI Report”) and estimates of proved and unproved contingent reserves prepared by Sable as of December 31, 2021;

•	reviewed a draft of the Sable-EM Purchase Agreement dated October 29, 2022 and other relevant documents relating thereto;

•	reviewed an executed copy of the EM-Plains Purchase Agreement dated as of October 10, 2022 and other relevant documents relating thereto;

•

compared recent stock market capitalization indicators for Flame with recent stock market capitalization indicators for certain similar publicly-traded independent exploration and production companies that Petrie Partners deemed to be relevant;

•	discussed current operations, financial positioning and future prospects of Flame and Sable with the respective management teams of Flame and Sable;

•	reviewed historical market prices and trading histories of Flame common stock;

•	compared the financial terms of the Business Combination with the financial terms of similar transactions that Petrie Partners deemed to be relevant;

•	participated in certain discussions among the managements of Flame and Sable and their respective financial and legal advisors;

•	participated in certain discussions with SYU’s independent accounting and audit firm, Ham, Langston & Brezina, LLP (“HLB”), and independent engineering firm, NSAI;

•	reviewed a draft of the Merger Agreement dated October 28, 2022; and

•	reviewed such other financial studies and analyses and performed such other investigations and have taken into account such other matters as Petrie Partners deemed necessary and appropriate.

In rendering its opinions, upon the advice of the managements of Flame and Sable, Petrie Partners assumed and relied upon, without assuming any responsibility or liability for or independently verifying the accuracy or completeness of, all of the information publicly available and all the information supplied or otherwise made available to Petrie Partners by Flame and Sable or any third parties on their behalf. Petrie Partners further relied upon the assurances of representatives of the respective managements of Flame and Sable that they were unaware of any facts that would make the information provided to Petrie Partners incomplete, inaccurate or misleading in any material respect. With respect to projected financial and operating data, Petrie Partners assumed, upon the advice of the management of Flame and Sable, that such data had been prepared in a manner consistent with historical financial and operating data and reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Flame and Sable relating to the future financial and operational performance of Flame, Sable and the SYU Assets, respectively. Petrie Partners expressed no view as to any projected financial and operating data relating to Flame, Sable or the SYU Assets or the assumptions on which they were based.

With respect to the estimates of oil and gas reserves and resources, Petrie Partners assumed, upon the advice of the managements of Flame and Sable, that they were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the respective management and staff of Sable and NSAI relating to the oil and gas properties of the SYU Assets. Petrie Partners expressed no view as to any reserve or resource potential data relating to the SYU Assets, or the assumptions on which they were based.

Petrie Partners did not make an independent evaluation or appraisal of the assets or liabilities of Flame, Sable or the SYU Assets, nor, except for the estimates of oil and gas reserves and resources referred to above, had Petrie Partners been furnished with any such evaluations or appraisals, nor did Petrie Partners evaluate the solvency or fair value of Flame or Sable under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Petrie Partners did not assume any obligation to conduct, nor did Petrie Partners conduct, any physical inspection of the properties or facilities of Flame, Sable or the SYU Assets.

In rendering its opinion as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account), Petrie Partners assumed, upon the advice of Flame and Sable, that such threshold is tied to Section 102.06 of the NYSE Listed Company Manual which requires that, among other things, at least 90% of the Flame IPO proceeds, together with the proceeds of any other concurrent sales of equity securities, be held in a trust account controlled by an independent custodian until the consummation of a business combination with a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account).

For purposes of rendering its opinions, Petrie Partners assumed that the wells and facilities comprising part of the SYU Assets will resume operation under the production and sales conditions present at the time production was suspended. Certain of its reference value analyses are based on the estimates of contingent resources relating to the SYU Assets in the NSAI Report and its discussions with NSAI relating to the NSAI Report. The resources in the NSAI Report are contingent upon (1) approval from federal, state, and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market, and (3) commitment to restart the wells and facilities. The estimates of cash flow in the NSAI Report, certain of Petrie Partners’ reference value analyses and its opinions are based on the assumption that all contingencies will be successfully addressed on a timely basis (such assumptions described herein, the “Contingent Resources Assumption”).

For purposes of rendering its opinions, Petrie Partners assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to consummation of the transactions contemplated by the Merger Agreement will be satisfied without material waiver or modification thereof. Petrie Partners further assumed, upon the advice of Flame and Sable, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transactions contemplated by the Merger Agreement will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Flame, Sable or the SYU Assets or on the consummation of the Merger or that would materially reduce the benefits of the Merger to Flame or Sable.

Petrie Partners’ opinions relate solely (i) to the fairness, from a financial point of view, to Flame of the Business Combination pursuant to the Merger Agreement, and (ii) as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). Petrie Partners did not express any view on, and its opinions do not address, (i) the fairness of the proposed Merger to, or any consideration received in connection therewith by, any creditors or other constituencies of Flame, (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Flame or Sable, or any class of such persons, whether relative to the Aggregate Merger Consideration or otherwise, and (iii) the effect of any voting or similar agreement or understanding to be entered into in connection with or contemplated by the Merger, or any related transactions, including the Sable-EM Purchase Agreement. Petrie Partners assumed that any modification to the structure of the Merger will not vary in any material respect from what has been assumed by Petrie Partners in its analysis. Petrie Partners’ advisory services and its opinions were provided for the information and benefit of the Flame Board in connection with its consideration of the transactions contemplated by the Merger Agreement, and Petrie Partners’ opinions do not constitute a recommendation to any holder of Flame common stock as to how such holder should vote with respect to any of the transactions contemplated by the Merger Agreement. The issuance of Petrie Partners’ opinions has been approved by the Opinion Committee of Petrie Partners.

Petrie Partners’ opinions do not address the relative merits of the Merger as compared to any alternative business transaction or strategic alternative that might be available to Flame, nor does it address the underlying business decision of Flame to engage in the Merger. Petrie Partners was not asked to consider, and these opinions do not address, the tax consequences of the Merger to any particular stockholder of Flame, or the prices at which Flame Class A common stock, Flame Class B common stock or Flame warrants will actually trade at any time, including following the announcement or consummation of the Merger. Petrie Partners did not render any legal, accounting, tax or regulatory advice and understands Flame and the Flame Board has relied and is relying on other advisors as to legal, accounting, tax and regulatory matters in connection with the Merger.

Petrie Partners acted as financial advisor to the Flame Board, and Petrie Partners will earn a fee from Flame for its services upon the rendering of its opinions, which fee was earned regardless of the conclusions expressed therein. Flame also agreed to reimburse certain of Petrie Partners’ expenses. In addition, Flame agreed to indemnify Petrie Partners for certain liabilities potentially arising out of Petrie Partners’ engagement. During the two-year period prior to the date of the opinion, no material relationship existed between Petrie Partners and its affiliates, on the one hand, and Flame or Sable and their applicable affiliates, on the other hand, pursuant to which Petrie Partners or any of its affiliates received compensation as a result of such relationship. Petrie Partners may provide financial or other services to Flame and Sable in the future and in connection with any such services Petrie Partners may receive customary compensation for such services.

Petrie Partners’ opinions were rendered on the basis of conditions in the securities markets and the oil and gas markets as they existed and could be evaluated on November 2, 2022 and the conditions and prospects, financial and otherwise, of Flame and Sable as they were represented to Petrie Partners on that date or as they were reflected in the materials and discussions described above. It is understood that subsequent developments may affect Petrie Partners’ opinions and that Petrie Partners does not have any obligation to update, revise or reaffirm its opinions.

Summary of Financial Analyses

Set forth below is a summary of the material financial analyses performed and reviewed by Petrie Partners with the Flame Independent Directors in connection with rendering Petrie Partners’ oral opinion on November 2, 2022 and the preparation of its written opinion letter dated November 2, 2022. Each analysis was provided to the Flame Independent Directors. In connection with arriving at its opinions, Petrie Partners considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Petrie Partners. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on October 28, 2022, and is not necessarily indicative of current market conditions. Each analysis is subject to the Contingent Resources Assumption discussed above.

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses performed by Petrie Partners. The tables alone do not constitute a complete description of the financial analyses performed by Petrie Partners. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Petrie Partners’ financial analyses.

Reference Value Analyses

Petrie Partners performed a series of analyses to derive reference value ranges for New Sable by utilizing the following methodologies.

Discounted Cash Flow Analysis

Petrie Partners performed a discounted cash flow analysis to determine indicative reference values of New Sable, based on the net present value of the future cash flows expected to be generated from developed and undeveloped contingent reserves based on Sable’s internal estimates.

Petrie Partners evaluated four scenarios in which the principal variable was oil and gas prices. The four price case scenarios represent long-term potential future benchmark prices per MMBtu of natural gas. Adjustments were made to these prices to reflect location and quality differentials. One price scenario was based on Intercontinental Exchange (“ICE”) and New York Mercantile Exchange (“NYMEX”) strip pricing as of October 28, 2022 for the calendar years 2022 through 2026, held flat thereafter. Benchmark prices for the other three scenarios were based on $60.00, $75.00 and $90.00 per barrel of oil, respectively, and $3.00, $4.00 and $5.00 per MMBtu for gas, respectively, and were held constant. Applying various discount rates ranging from 12.5% to 30.0%, depending on reserve category and development status, to the cash flows of the contingent reserves estimates and adjusting (as applicable) for the present value of tax attributes, future estimated general and administrative expenses, and post effective date accrued lease operating expense (“LOE”), as appropriate, Petrie Partners determined the following implied reference value ranges of New Sable, which Petrie Partners compared to the consideration paid by Flame.

	ICE / NYMEX Strip (October 28, 2022)			$60.00 Oil & $3.00 Gas			$75.00 Oil & $4.00 Gas			$90.00 Oil & $5.00 Gas
	Low		High	Low		High	Low		High	Low		High
New Sable Implied Reference Value ($ millions)	$1,215	—	$1,515	$783	—	$987	$1,226	—	$1,535	$1,668	—	$2,082

Comparable Transaction Analysis

Precedent Transactions for Sable

Petrie Partners reviewed selected publicly available information for 27 oil and gas transactions announced since January 2012 that included assets that Petrie Partners determined were similar to the SYU Assets, although Petrie Partners noted that none of the reviewed transactions were directly comparable to the SYU Assets.

Date Announced	Buyer	Seller
California
09/01/22	IKAV	Shell Plc, Exxon Mobil Corporation
05/06/22	Sentinel Peak Resources LLC	National Fuel Gas Co.
02/01/22	Undisclosed Buyer	California Resources Corporation
08/01/21	California Resources Corporation	Macquarie Infrastructure Co, LLC
06/30/21	Undisclosed Buyer	California Resources Corporation
04/09/18	California Resources Corporation	Chevron Corporation
06/07/17	Bridge Energy LLC	LINN Energy, Inc.
05/23/17	Berry Petroleum Corporation	LINN Energy, Inc.
10/14/16	Sentinel Peak Resources LLC	Freeport-McMoran Inc.
11/04/15	Memorial Production Partners LP	Silver Point Capital LP
08/20/14	Occidental Petroleum Corporation	Venoco Inc.
12/31/12	Occidental Petroleum Corporation	Venoco Inc.
11/23/12	BreitBurn Energy Partners LP	American Energy Operations Inc.
11/19/12	Memorial Production Partners LP	Rise Energy Partners LP
Gulf of Mexico
09/22/22	Talos Energy Inc.	Enven Energy Ventures LLC
07/22/21	Ridgewood Energy Corporation	Riverstone Energy Ltd
06/25/21	QuarterNorth Energy Inc.	Fieldwood Energy LLC
10/05/20	BHP Billiton Ltd	Hess Corporation
08/20/20	San Juan Offshore LLC	Arena Offshore, LP
12/10/19	Talos Energy Inc.	ILX Holdings LLC
06/27/19	W&T Offshore Inc.	Exxon Mobil Corporation
05/13/19	Equinor ASA	Shell Plc
04/23/19	Murphy Oil Corporation	LLOG Bluewater LLC
08/06/18	Kosmos Energy Ltd	Deep Gulf Energy LP
06/18/18	Cox Oil & Gas LLC	Energy XXI Inc.
04/27/18	Stone Energy Corporation	Shell Plc, Exxon Mobil Corporation, Anadarko Corporation
02/15/18	Fieldwood Energy LLC	Noble Energy Inc.

Based on the multiples implied by these transactions and Petrie Partners’ judgment on the comparability of each transaction versus the SYU Assets (which are located offshore California), Petrie Partners applied relevant transaction multiples to the SYU Assets to determine an appropriate composite reference value range. With respect to the SYU Assets, Petrie Partners applied multiples ranging from $10.00 to $12.50 per Boe of proved contingent reserves and $30,000 to $40,000 per barrel of oil equivalent per day (“Boepd”) of production. Petrie Partners then adjusted the composite reference value range by the estimated value of post effective date accrued LOE and tax attributes to calculate an implied reference value range for New Sable. Petrie Partners determined an implied reference value range of $881 million to $1,134 million for New Sable’s assets, which Petrie Partners compared to the consideration paid by Flame.

Precedent Transactions—Oil & Gas Corporate Transactions

Petrie Partners also reviewed 41 selected transactions with publicly available information for oil and gas corporate transactions announced since January 2012 in which the acquired or target company was an exploration and production company with oil and gas assets in the United States, although Petrie Partners noted that none of the selected transactions or the companies that participated in the selected transactions was directly comparable to the Merger or Flame or New Sable.

Date Announced	Acquiring Company	Target Company
03/07/22	Oasis Petroleum Inc.	Whiting Petroleum Corporation
11/22/21	Paloma Partners VI Holding, LLC	Goodrich Petroleum Corporation
08/11/21	Chesapeake Energy Corporation	Vine Energy Inc.
07/12/21	Penn Virginia Corporation	Lonestar Resources US Inc.
05/24/21	Cabot Oil & Gas Corporation	Cimarex Energy Co.
05/10/21	Bonanza Creek Energy, Inc.	Extraction Oil & Gas, Inc.
12/21/20	Diamondback Energy, Inc.	QEP Resources, Inc
11/09/20	Bonanza Creek Energy, Inc.	Highpoint Resources Corporation
11/03/20	Juniper Capital LP	Penn Virginia Corporation
10/26/20	Contango Oil and Gas Company	Mid-Con Energy Partners, LP
10/20/20	Pioneer Natural Resources Company	Parsley Energy, Inc.
10/19/20	ConocoPhillips	Concho Resources, Inc.
09/28/20	Devon Energy Corporation	WPX Energy, Inc.
08/12/20	Southwestern Energy Company	Montage Resources Corporation
07/20/20	Chevron Corporation	Noble Energy, Inc.
10/14/19	Parsley Energy, Inc.	Jagged Peak Energy, Inc.
10/01/19	Citizen Energy Operating, LLC	Roan Resources, Inc.
08/26/19	PDC Energy, Inc.	SRC Energy Inc.
07/15/19	Callon Petroleum Company	Carrizo Oil & Gas, Inc.
05/06/19	Midstates Petroleum Company, Inc.	Amplify Energy Corp.
04/12/19	Occidental Petroleum Corporation	Anadarko Petroleum Corporation
11/19/18	Cimarex Energy Co.	Resolute Energy Corporation
11/01/18	Encana Corporation	Newfield Exploration Company
10/30/18	Chesapeake Energy Corporation	WildHorse Resource Development Corporation
08/14/18	Diamondback Energy, Inc.	Energen Corporation
06/18/18	MLCJR LLC (Cox Oil)	Energy XXI Gulf Coast, Inc.
03/28/18	Concho Resources Inc.	RSP Permian, Inc.
11/21/17	Talos Energy, Inc.	Stone Energy Corporation
06/19/17	EQT Corporation	Rice Energy Inc.
01/16/17	Noble Energy, Inc.	Clayton Williams Energy, Inc.
05/16/16	Range Resources Corporation	Memorial Resource Development Corp.
05/11/15	Noble Energy, Inc.	Rosetta Resources, Inc.
09/29/14	Encana Corporation	Athlon Energy Inc.
07/13/14	Whiting Petroleum Corporation	Kodiak Oil & Gas Corp.

Date Announced	Acquiring Company	Target Company
03/12/14	Energy XXI (Bermuda) Limited	EPL Oil & Gas, Inc.
04/30/13	Contango Oil & Gas Company	Crimson Exploration Inc.
02/21/13	Linn Energy, Inc.	Berry Petroleum Company
12/05/12	Freeport-McMoRan Copper & Gold Inc.	McMoRan Exploration Co.
12/05/12	Freeport-McMoRan Copper & Gold Inc.	Plains Exploration & Production Company
04/25/12	Halcón Resources Corporation	GeoResources, Inc.
01/16/12	Denver Parent Corporation (Venoco Management)	Venoco, Inc.

For each of the precedent corporate transactions, Petrie Partners calculated the following multiples (to the extent information was available):

•

Purchase Price/Forward Year Discretionary Cash Flow, which is defined as the Purchase Price, divided by an estimate of discretionary cash flow of the target company for the calendar year following the year in which the transaction occurred (“Forward Year Discretionary Cash Flow”);

•

Total Investment/Forward Year EBITDA, which is defined as Total Investment divided by estimated EBITDA of the target company for the calendar year following the year in which the transaction occurred (“Forward Year EBITDA”);

•

Total Investment/Proved Reserves, which is defined as Total Investment divided by proved reserves of the target company as of the latest published reserve report prior to the date of the transaction (“Proved Reserves”); and

•

Total Investment/Current Production, which is defined as Total Investment divided by the most recent publicly available average daily production figure of the target company prior to the date of the transaction (“Current Production”).

Petrie Partners applied the relevant multiples to New Sable’s respective estimated discretionary cash flow, EBITDA and production for calendar year 2024 based on internal estimates furnished by Sable and proved contingent reserves as of December 31, 2021.

The minimum, mean, median and maximum transaction multiples implied for each benchmark for the precedent corporate transactions are set forth below.

Measure	Minimum	Mean	Median	Maximum
Purchase Price/Forward Year Discretionary Cash Flow (x)	0.8x	3.6x	3.0x	8.5x
Total Investment/Forward Year EBITDA (x)	1.3x	5.0x	4.6x	10.1x
Total Investment/Proved Reserves ($/Boe)	$3.60	$20.54	$16.49	$88.61
Total Investment/Current Production ($/Boepd)	$13,318	$76,688	$64,468	$229,015

Based upon its review of these transactions, Petrie Partners selected purchase price multiple ranges for Flame of 2.0x – 3.0x estimated Forward Year Discretionary Cash Flow, total investment multiple ranges of 2.5x – 3.5x estimated Forward Year EBITDA, $10.00 – $15.00 per Boe of Proved Reserves and $30,000 – $50,000 per Boepd of Net Production. Petrie Partners selected these multiples for Flame based in part on geographic location, historical and estimated operating margins, historical and estimated growth, and its overall judgment of the current transaction market. Based on the application of the above transaction multiples, Petrie Partners selected a composite reference value reference range of $1,100 million to $1,600 million. Petrie Partners then adjusted for post effective date accrued LOE to determine an implied reference value range of $1,035 million to $1,535 million for New Sable, which Petrie Partners compared to the consideration paid by Flame.

Capital Market Comparison Analysis

Petrie Partners performed a capital market comparison analysis of New Sable by reviewing the market values and trading multiples of the following publicly traded companies that Petrie Partners deemed comparable to New Sable.

Berry Corporation

California Resources Corporation

Talos Energy, Inc.

W&T Offshore, Inc.

Although the peer group companies were compared to New Sable for purposes of this analysis, no entity included in the capital market comparison analysis is identical to New Sable because of differences between the business mixes and other characteristics of the peer group companies. In evaluating the peer groups, Petrie Partners relied on publicly available filings and publicly available equity research analyst estimates, which estimates are based in part on judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of such analysts, Flame, Sable or Petrie Partners.

All peer group multiples were calculated using closing stock prices on October 28, 2022. Peer group estimates of discretionary cash flow, EBITDA and production were based on publicly available consensus research analyst estimates as of October 28, 2022. Peer group proved reserves are as of December 31, 2021 as disclosed in publicly filed year-end annual reports on Form 10-K, pro forma for subsequently announced transactions. For each of the peer group entities, Petrie Partners calculated the following:

•

Market Value/2024E Discretionary Cash Flow, which is defined as each company’s current common stock share price divided by that company’s estimated discretionary cash flow per share for the calendar year 2024 (“2024E discretionary cash flow”);

•	Enterprise Value/2024E EBITDA, which is defined as enterprise value divided by estimated EBITDA for the calendar year 2024 (“2024E EBITDA”);

•	Enterprise Value/Proved Developed Reserves, which is defined as enterprise value divided by proved developed reserves;

•	Enterprise Value/2024E Production, which is defined as enterprise value divided by forecasted average daily production for calendar year 2024 (“2024E production”).

The mean and median trading multiples for the Sable peer group are set forth below.

New Sable Peer Group

Measure	Minimum	Mean	Median	Maximum
Market Value/2024E Discretionary Cash Flow	1.8x	2.8x	2.5x	4.3x
Enterprise Value/2024E EBITDA	2.4x	3.3x	3.2x	4.4x
Enterprise Value/Proved Developed Reserves ($/Boe)	$9.11	$14.29	$13.70	$20.64
Enterprise Value/2024E Production ($/Boepd)	$32,159	$37,863	$38,315	$42,660

Based upon its review of the New Sable peer group, Petrie Partners selected market value multiple ranges for Sable of 2.0x – 3.0x 2024E discretionary cash flow and enterprise value multiple ranges of 2.5x – 3.5x 2024E EBITDA, $10.00 – $15.00 per Boe of proved developed reserves, and $35,000 – $40,000 per Boepd of 2024E production.

From the enterprise value reference range implied by each metric, Petrie Partners determined a composite enterprise reference value range of $1,200 million to $1,500 million for New Sable. Petrie Partners then adjusted for post effective date accrued LOE to determine an implied reference value range of $1,135 million to $1,435 million for New Sable.

Going Concern Analysis

Using contingent reserve and financial information prepared and provided by the management and staff of Sable, Petrie Partners derived financial and operating forecasts which it used to analyze the potential standalone financial performance of Sable, without giving effect to the proposed merger, for the period spanning January 1, 2022—December 31, 2027. The analysis was performed under four separate oil and gas pricing scenarios. One scenario was based on ICE and NYMEX strip pricing as of October 28, 2022 for 2022 through 2027. Benchmark prices for the other three scenarios were based on $60.00, $75.00 and $90.00 per barrel of oil, respectively, and $3.00, $4.00 and $5.00 per MMBtu for gas, respectively and held flat.

Petrie Partners applied terminal EBITDA multiples of 3.0x, 3.5x and 4.0x to estimated 2027 EBITDA and assumed discount rates of 13.0% to 16.0%. From the enterprise reference values implied by this analysis, Petrie Partners then adjusted for post effective date accrued LOE to determine a reference value range of $1,100 million to $1,500 million for New Sable, which Petrie Partners compared to the consideration paid by Flame.

Fair Market Value of Sable and Holdco Compared to Trust Account Balance

In addition, Petrie Partners considered whether the Fair Market Value of Sable and Holdco was equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account), as of the date of Petrie Partners’ opinion. The balance of the net assets held in the trust account as of such date was approximately $279 million (excluding deferred underwriting commissions), and 80% of this amount is approximately $223 million, which falls below the low end of each of Petrie Partners’ implied reference value ranges.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Petrie Partners. In connection with the review of the Merger by the Flame Independent Directors, Petrie Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Petrie Partners’ opinion. In arriving at its fairness determination, Petrie Partners considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Petrie Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Petrie Partners may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Petrie Partners with respect to the actual equity value of Flame. No company reviewed or considered in the above analyses for comparison purposes is directly comparable to Sable, and no transaction reviewed or considered in the above analyses is directly comparable to the Merger. Furthermore, Petrie Partners’ analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Flame and its advisors.

Petrie Partners prepared these analyses solely for the purpose of rendering an opinion to the Flame Board (i) as to the fairness, from a financial point of view, to Flame of the Business Combination pursuant to the Merger Agreement and (ii) as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Petrie Partners’ analyses are inherently subject to substantial uncertainty, and Petrie Partners assumes no responsibility if future results are materially different from those forecasted in such estimates.

The Aggregate Merger Consideration was determined through arm’s-length negotiations between representatives of the Flame Independent Directors and Sable and was approved by the Flame Independent Directors. Petrie Partners provided advice to the Flame Independent Directors during these negotiations. Petrie Partners did not, however, recommend any specific value to the Flame Independent Directors or advise that any specific Aggregate Merger Consideration constituted the only appropriate consideration for the Merger. Petrie Partners’ opinion to the Flame Board was one of many factors taken into consideration by the Flame Independent Directors in deciding to approve the Merger.

Flame engaged Petrie Partners to act as financial advisor based on its qualifications, experience and reputation. Petrie Partners is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, competitive divestiture processes, private placements and other purposes.

Pursuant to Petrie Partners’ engagement letter with Flame, Petrie Partners provided the Flame Board financial advisory services and rendered a fairness opinion in connection with the Merger. Pursuant to its engagement letter, Petrie Partners received a work fee of $100,000. Petrie Partners also earned an opinion fee of $1,000,000 upon the rendering of its fairness opinion to the Flame Board (and would have earned this fee regardless of the conclusions expressed therein), payable upon closing of the Merger or within five days of Flame determining not to proceed with the Merger, against which the work fee is creditable. In addition, Flame has agreed to reimburse Petrie Partners for certain of its expenses, including attorney’s fees and disbursements, up to a maximum aggregate reimbursement amount of $50,000, and to indemnify Petrie Partners and related persons against various liabilities.

Unaudited Prospective Financial and Operating Information

Sable does not as a matter of course make public projections as to future revenues, earnings, or other results. However, Sable is including the following summary of certain internal, unaudited prospective financial and operating information from its management’s projections solely because that information was made available to Initial PIPE Investors in connection with the Initial PIPE Investment and the Flame Independent Directors in connection with its evaluation of the Business Combination. Such unaudited prospective financial and operating information was also provided to the financial advisors engaged by the Flame Independent Directors for its use and reliance in connection with its financial analyses described elsewhere in this proxy statement with respect to the signing of the Merger Agreement. The inclusion of the below information should not be regarded as an indication that Sable, the Flame Independent Directors, the Initial PIPE Investors or any other recipient of this information considered—or now considers—it to be necessarily predictive of actual future results. The unaudited prospective financial and operating information is not included in this proxy statement to induce any stockholders to vote in favor of any of the proposals at the special meeting.

The unaudited prospective financial and operating information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Because the unaudited prospective financial and operating information covers a period based on management’s estimated date of restart of production of assets that are currently shut-in, that information by its nature is difficult to estimate.

While presented in this proxy statement with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Sable’s management, including, among other things, the matters described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Sable believes projections reflect the view of its management about the future performance of New Sable as of the date they were prepared and believes the assumptions in the unaudited prospective financial and operating information were reasonable at the time such information was prepared, given the information Sable had at the time. However, important factors that may affect actual results and cause the results reflected in the unaudited prospective financial and operating information not to be achieved include, among other things, risks and uncertainties relating to the SYU Assets, commodity prices, industry performance, the regulatory environment, and general business and economic conditions. The unaudited prospective financial and operating information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial and operating information was not prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial forecasts.

The unaudited prospective financial and operating information included in this proxy statement has been prepared by, and is the responsibility of, Sable’s management. Neither Marcum LLP nor Ham, Langston & Brezina, LLP have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither Marcum LLP nor Ham, Langston & Brezina, LLP express an opinion or any other form of assurance with respect thereto. The audit reports included in this proxy statement relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

Except as required by applicable securities laws, neither Flame nor Sable intends to make publicly available any update or other revision to the unaudited prospective financial and operating information. The unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date such information was prepared. Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial and operating information set forth below. None of Flame, Sable or any of their affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Flame stockholder or any other person regarding ultimate performance compared to the information contained in the unaudited prospective financial and operating information or that such financial and operating results will be achieved. Sable has made no representations to Flame, in the Merger Agreement or otherwise, concerning the prospective financial and operating information.

The material assumptions used by Sable to prepare the unaudited prospective financial and operating information included:

•	Sable estimated a “run-rate” period of the first 12 months after production re-start, which is January 1, 2024 through December 31, 2024;

•	Anticipated initial production rates of 28.1 MBoe/d based upon historic production, reservoir characteristics, and precedent shut-in events;

•	Forecast PDP decline of approximately 8% per annum after production re-start based upon management forecast and NSAI decline forecast of approximately 8%;

•	Annual interest expense of approximately $75 million primarily related to the Term Loan Agreement;

•	Annual capital expenditures of approximately $30 million, primarily focused on workovers and electrical submersible pump installation to improve production from existing producing wellbores;

•	Production expenses and G&A expenses of approximately $168 million and $38 million, respectively;

•	Commodity prices for the base case utilized of 2024 monthly NYMEX Brent Crude and Henry Hub pricing as of October 5, 2022 of $78.14/Bbl for oil and $4.69/MMBtu for gas;

•	Alternative cases assuming $90.00/Bbl for oil and $4.50/MMBtu for gas and $80.00/Bbl for oil and $4.50/MMBtu for gas; and

•	Pre-production estimated costs and expenses of approximately $172 million.

The following table presents the unaudited prospective financial and operating information dated November 2022.

(dollars in millions)	Base Case (Strip)	$90 / $4.50	$80 / $4.50
Oil production (MMBoe)	9	9	9
Gas production (Bcf)	9	9	9
NGL production (MMBoe)	—	—	—
Total Production (MMBoe)	10	10	10
Oil revenue	$641	$744	$657
Gas revenue	$44	$42	$42
NGL revenue	$4	$5	$4

Total revenue	$688	$790	$703
Production expenses	$(168)	$(168)	$(168)
Production taxes	$(5)	$(6)	$(5)
General & administrative	$(38)	$(38)	$(38)
Interest expense	$(75)	$(75)	$(75)
Depreciation expense	—	—	—
Income taxes	—	—	—

Net income	$402	$503	$416
Interest expense	$75	$75	$75
Depreciation expense	—	—	—
Income taxes	—	—	—

EBITDA(1)	$477	$579	$492
Capital expenditures	$(30)	$(30)	$(30)

Unlevered free cash flow(2)	$447	$549	$462
Interest expense	$(75)	$(75)	$(75)

Levered free cash flow(3)	$372	$473	$386

(1)	EBITDA is defined as net income before interest expense, income tax expense and depletion, depreciation and amortization.
(2)	Unlevered free cash flow is defined as EBITDA, less capital expenditures.
(3)	Levered free cash flow is defined as unlevered free cash flow, less interest expense.

The unaudited prospective financial and operating information was prepared solely for internal use and not prepared with a view to publicly disclose such information. The unaudited prospective financial and operating information included herein includes the non-GAAP financial measures EBITDA, unlevered free cash flow and levered free cash flow. They should not be used as a substitute for their nearest GAAP measures, net income and cash flow from operations, respectively. Sable defines EBITDA as net income before interest expense, income tax expense, and depreciation, depletion and amortization. Sable’s management uses EBITDA as an internal indicator of SYU’s ability to internally fund capital expenditures and to service or incur additional debt. Sable does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The use of EBITDA instead of GAAP measures has limitations as an analytical tool, and you should not consider EBITDA in isolation or as a substitute for analysis of Sable’s results of operations as reported under GAAP. For example, EBITDA does not reflect interest expense or income tax expense. In addition, EBITDA does not reflect depletion, depreciation or amortization of assets over their estimated useful lives. Sable defines unlevered free cash flow as EBITDA, less capital expenditures. Sable defines levered free cash flow as unlevered free cash flow, less interest expense. Sable’s management uses unlevered free cash flow and levered free cash flow as indicators of SYU’s ability to fund its capital expenditures and generate excess cash. Unlevered free cash flow and levered free cash flow have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of Sable’s cash flow from operations as reported under GAAP. For example, unlevered free cash flow and levered free cash flow do not reflect principal payments on finance lease obligations, if any; do not reflect dividend payments, if any; and do not reflect the cost of acquisitions, if any. Sable’s definitions of and methods of calculating these non-GAAP financial measures may vary from the definitions and methods used by other companies, which may limit their usefulness as comparative measures.

The Flame Board’s Reasons for the Approval of the Business Combination

Before reaching its decision on November 2, 2022, the Flame Board consulted with its legal counsel, financial and other advisors. Petrie Partners, as the financial advisor to Flame, led the financial and valuation analysis of Holdco and Sable. Latham conducted the legal due diligence of Holdco and Sable, in its capacity as legal counsel to Flame. In reaching its conclusion (i) that the Merger Agreement was fair, advisable, and in the best interests of Flame and its stockholders, (ii) to adopt and approve the Merger Agreement, the agreements ancillary thereto and the transactions contemplated thereby, and (iii) to recommend that Flame’s stockholders approve the Merger Agreement and the related proposals described in the Merger Agreement, the Flame Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and complexity of factors considered by the Flame Board in connection with its evaluation of the Business Combination, the Flame Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Flame Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. Among those factors, the Flame Board reviewed the results of due diligence and financial analysis conducted by Flame’s legal, financial and other advisors, which included, but was not limited to:

•

the financial analysis conducted by Petrie Partners, which included, but was not limited to, the reference value analysis, discounted cash flow analysis, comparable transaction analysis and capital market comparison analysis described below in the section titled “— Summary of Financial Analyses”;

•

conference calls and in person meetings with Sable’s management team and representatives regarding operations, reserve potential and other attributes of the SYU Assets, relevant governmental regulations, the experience of the Sable management team, growth prospects and financial metrics, among other customary due diligence matters;

•	review of the Sable-EM Purchase Agreement, Term Loan Agreement and related ancillary agreement, historical financial results and certain other legal due diligence;

•

review of certain non-public projected financial and operating data relating to Sable and the SYU Assets, in each case, prepared and furnished to the Flame Board by the management teams and staff of Flame and Sable;

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review of certain financial statements and other business and financial information relating to the SYU Assets, including (a) draft unaudited condensed combined financial statements for the fiscal period ended June 30, 2022, and (b) draft combined financial statements for the fiscal period ended December 31, 2021;

•	reviewed certain estimates of oil and gas resources and reserves attributable to the SYU Assets, including estimates of contingent resources prepared by Netherland, Sewell & Associates, Inc.

(“NSAI”) as of December 31, 2021 (the “NSAI Report”) and estimates of proved and unproved reserves prepared by Sable as of December 31, 2021;

•	customary confirmatory financial and accounting due diligence; and

•	legal due diligence reports.

The members of Flame’s management team and the Flame Board are well qualified to evaluate the transaction with Holdco and Sable. They have broad experience both investing in and operating businesses in the E&P and midstream sectors and at various stages of these companies’ life cycles, as well as extensive experience in identifying and executing acquisitions of businesses in the energy industry across multiple energy market cycles. In addition, Messrs. Pipkin and Sarofim have extensive experience investing in and advising on investments in the E&P and midstream sectors, and Mr. Dillard has extensive experience negotiating, documenting and completing transactions in the E&P and midstream sectors.

As detailed above, the prospectus for the Flame IPO identified the general criteria and guidelines that Flame believed would be important in evaluating prospective target businesses, although Flame also indicated it may enter into a business combination with a target business that does not meet these criteria and guidelines. The Flame Board considered these criteria in its evaluation of Holdco, Sable and the SYU Assets.

•	Attractive Returns. Flame sought to acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for Flame’s stockholders.

The Flame Board believes the Business Combination satisfies this criterion. The capital market comparison prepared by Petrie Partners analyzed comparable publicly traded companies along such factors as (i) each company’s current common stock share price divided by that company’s estimated discretionary cash flow per share for the calendar year 2024 (which is the first year the SYU Assets are expected to be in production), (ii) each company’s enterprise value divided by estimated EBITDA for the calendar year 2024, (iii) each company’s enterprise value divided by proved developed reserves, and (iv) each company’s enterprise value divided by forecasted average daily production for calendar year 2024. This analysis reflects an implied reference value range for the SYU Assets in excess of the consideration payable in the Business Combination and indicates, based on the assumptions set forth in the analysis, that New Sable is anticipated to generate returns that compare favorably to its publicly traded peer companies. Please refer to the section titled “—Summary of Financial Analyses—Capital Market Comparison Analysis” for further discussion of Petrie Partners’ analysis.

•

Significant Free Cash Flow. Flame sought to acquire a business holding assets located in the United States with significant reserves classified as “proved developed producing” that have a history of free cash flow generation after capital requirements while holding production levels flat or growing them on a year-over-year basis.

The Flame Board believes the Business Combination satisfies this criterion. The comparative transaction analysis prepared by Petrie Partners takes into account such factors as (i) purchase price relative to an estimate of an estimate of discretionary cash flow of the target company for the calendar year following the year in which the transaction occurred, (ii) total investment relative to estimated EBITDA of the target company for the calendar year following the year in which the transaction occurred, (iii) total investment relative to proved reserves of the target company as of the latest published reserve report prior to the date of the transaction, and (iv) total investment relative to the most recent publicly available average daily production figure of the target company prior to the date of the transaction. This analysis reflected implied reference value ranges in excess of the aggregate consideration payable in the Business Combination. Please refer to the section titled “—Summary of Financial Analyses—Comparable Transaction Analysis” for further discussion of Petrie Partners’ analysis.

•

Low Risk Development Upside. Flame sought to acquire a business holding assets within a high-quality reservoir that has proven to be productive with undeveloped or underdeveloped inventory that would be economic to develop based on forward strip pricing.

The Flame Board believes the Business Combination satisfies this criterion. The discounted cash flow analysis prepared by Petrie Partners, which evaluates four oil and gas price case scenarios. and applies various discount rates (based on reserve category and development status) to the cash flows of the reserves estimates, and adjusts (as applicable) for the present value of certain tax attributes and expense categories. This analysis reflected an implied reference value range equivalent to or in excess of the consideration payable in the Business Combination. Please refer to the section titled “—Summary of Financial Analyses—Discounted Cash Flow Analysis” for further discussion of Petrie Partners’ analysis.

•

High Operational Control. Flame sought to acquire a business holding assets over which Flame will have significant operational control that will allow Flame’s management team to utilize its operational expertise to reduce costs, increase production or otherwise optimize operations that will result in improved economics and returns to stockholders.

The Flame Board believes the Business Combination satisfies this criterion because the New Sable management team will have operational control over the SYU Assets following the consummation of the Business Combination.

•	Conservative Leverage Profile. Flame sought to acquire a business with conservative leverage profile would allow Flame to be opportunistic and to weather commodity price cycles.

Although Sable’s acquisition of the SYU Assets from EM will be primarily seller-financed under the Term Loan Agreement, the Flame Board believes that Flame will be in a position to reduce its leverage quickly once production from the SYU Assets is restarted. Therefore, the Flame Board believes that this criterion is satisfied considering Flame’s long-term prospects.

In reaching its conclusion that this criterion was satisfied, the Flame Board also considered the going concern analysis prepared by Petrie Partners, which analyzed various terminal EBITDA scenarios applied to five years of projected cash flows discounted back to present value at various discount rates. Petrie Partners’ going concern analysis reflected an implied reference value range in excess of the consideration payable in the Business Combination, which takes into account the seller financing under Term Loan Agreement. Please refer to the section titled “—Summary of Financial Analyses—Going Concern Analysis” for further discussion of Petrie Partners’ analysis.

•

Bolt-on Acquisition Opportunities. Flame sought to acquire a business holding assets in areas of operation where there could be follow-on acquisition opportunities that would allow Flame to leverage its initial operating platform and realize operating and financial synergies associated with consolidation.

The Flame Board believes the Business Combination satisfies this criterion based on discussions with the Flame management team regarding opportunities to expand the asset base, and the Flame management team’s evaluation of significant opportunities to pursue carbon capture, utilization and storage technologies leveraging existing infrastructure and access at the SYU Assets.

•

Access to Infrastructure and End Markets. Flame sought to acquire a business holding gathering and processing infrastructure and favorable contracts that are not expected to overly burden cash flows when prices are at low levels and allow Flame to have sufficient capacity to develop future reserves and grow our production volumes when market conditions warrant.

The Flame Board believes the Business Combination satisfies this criterion because the SYU Assets include wholly owned and fully integrated onshore oil and gas processing facilities that the Sable and

Flame management teams believe are sufficient to manage 100% of produced volumes from the SYU Assets with additional capacity for future development. Additionally, gas and NGL volumes produced from the SYU Assets would be sold into the Southern California market, and oil volumes produced from the SYU Assets would be sold to local refineries under oil sales contracts linked to Brent crude.

•

Health, Safety and Environmental Stewardship. Flame sought to acquire a business with a historical track record of successful performance in the health, safety and environmental aspects of operating a business or the ability to reach such standards by using the Flame management team’s operating experience and track record.

The Flame Board believes Holdco and Sable satisfy this criterion because of the New Sable management team’s strong track record of operating safely in California and offshore and the New Sable management team’s focus on developing strategies for carbon capture and underground storage. The senior members of the New Sable management team have successfully founded, operated and grown companies in the upstream exploration and production sector, including those operating offshore. In addition, certain members of the New Sable management team have won numerous awards for operational excellence from the National Safety Council, California Department of Conservation Division of Geologic Energy Management and U.S. Bureau of Land Management.

In addition to considering the factors described above, the Flame Board also considered that certain officers and directors of Flame may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Flame’s stockholders (see “—Interests of Certain Persons in the Business Combination”). The Flame Independent Directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the Flame Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Flame Board concluded that the potential benefits that it expected Flame and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Flame Board determined that the Merger Agreement and the Business Combination were fair to, advisable and in the best interests of Flame and its stockholders.

This explanation of the Flame Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Satisfaction of the 80% Test

After consideration of the factors identified and discussed in the section titled “Proposal 1—The Business Combination Proposal—The Flame Board’s Reasons for the Approval of the Business Combination,” the Flame Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for the Flame IPO, including that the business of Holdco and Sable, together, had a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in the trust account) at the time of the execution of the Merger Agreement. In reaching its conclusion that the Business Combination meets the 80% asset test, the Flame Board believed that the financial skills and background of its members qualified them to conclude that the acquisition of Holdco and Sable, together, met this requirement. In addition, the Flame Board also considered the opinion provided by Petrie Partners to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, Holdco and Sable, together, had a fair market value equal to at least 80% of the balance of the trust account.

Certain Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights to Flame Stockholders

The following is a discussion of certain material U.S. federal income tax consequences for holders of shares of Flame Class A common stock that elect to have their Flame Class A common stock redeemed for cash if the Business Combination is completed. This discussion applies only to Flame Class A common stock that is held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies or real estate investment trusts;

•	expatriates or former citizens or long-term residents of the United States;

•	individual retirement or other tax-deferred accounts;

•	persons that actually or constructively own 5% or more of our voting shares;

•	insurance companies;

•	persons holding Flame Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons owning (actually or constructively) any Holdco Class A shares or Sable common stock;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities or arrangements treated as partnerships for U.S. federal income tax purposes and any beneficial owners of such entities or arrangements;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	the Sponsor and persons related to the Sponsor;

•	persons holding founder shares;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	tax-exempt entities.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners, your activities and certain determinations made at the partner level. Accordingly, partnerships holding Flame Class A common stock and partners in such partnership should consult their own tax advisors about the consequences of redeeming Flame Class A common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed regulations issued under the Code (“Treasury Regulations”) as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequences described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of Flame Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

In the event that a U.S. holder’s Flame Class A common stock is redeemed pursuant to the redemption provisions described in this proxy statement described above, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of Flame Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Flame Class A common stock, the U.S. holder will be treated as described under “—U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock” below. If the redemption does not qualify as a sale of Flame Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below under “—U.S. Holders—Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder relative to all of our shares outstanding both before and after the redemption. The redemption of Flame Class A common stock generally will be treated as a sale of Flame Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Flame Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of Flame Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” The application of these tests generally also takes into account related transactions that occur contemporaneously with the redemption, including any contemporaneous purchases of common stock by the relevant holder (or persons whose ownership is attributed to such holder) and issuances of common stock (including pursuant to the PIPE Investment). A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—U.S. Holders—Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Flame Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its Flame warrants (if any) or possibly in other stock constructively owned by it.

U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock

If the redemption of a U.S. holder’s shares of Flame Class A common stock is treated as a sale, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in Flame Class A common stock treated as sold. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for Flame Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to Flame Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. If the running of the holding period for Flame Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a redemption of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the amount of cash received in the redemption and (ii) the U.S. holder’s adjusted tax basis in its Flame Class A common stock so redeemed. A U.S. holder’s adjusted tax basis in its Flame Class A common stock generally will equal the U.S. holder’s acquisition cost. Gain or loss is calculated separately with respect to each block of stock. A block of stock is stock of the same class acquired for the same price on the same day.

U.S. Holders—Taxation of Redemption Treated as a Distribution

If the redemption of a U.S. holder’s shares of Flame Class A common stock is treated as a distribution, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in Flame Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Flame Class A common stock and will be treated as described under “—U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock” above. Dividends received by a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to Flame Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the proceeds of the redemption of Flame Class A common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder” with respect to Flame Class A common stock. As used herein, the term “Non-U.S. holder” means a beneficial owner (other than an entity or arrangement classified as an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Flame Class A common stock who or that is not a U.S. holder.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Flame Class A common stock pursuant to the redemption provisions described in this proxy statement under the section “Special Meeting of Flame Stockholders—Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Flame Class A common stock, as described under “—U.S. Holders” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under “—Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock” and “—Non-U.S. Holders—Taxation of Redemption Treated as a Distribution,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. holder’s Flame Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax, as discussed further below.

Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock

If Flame’s redemption of a Non-U.S. holder’s shares of Flame common stock is treated as a sale, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the redemption and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Flame Class A common stock, and, in the case where shares of Flame Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Flame Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of Flame Class A common stock. There can be no assurance that Flame Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower applicable treaty rate). If the second bullet point above applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 15%.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale of Flame Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. We do not believe we currently are or have been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed. However, such determination is factual in nature, and no assurance can be provided that we will not be treated as a U.S. real property holding corporation in a future period.

Non-U.S. Holders—Taxation of Redemption Treated as a Distribution

If the redemption of a Non-U.S. holder’s shares of Flame Class A common stock is treated as a distribution, such a distribution, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, the gross amount of the dividend will be subject to withholding tax at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Flame Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Flame Class A common stock, which will be treated as described under “—Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Flame Class A Common Stock” above.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale or a corporate distribution, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Flame Class A common stock, unless (i) the applicable withholding agent has established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with the proceeds from a redemption of Flame Class A common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (provisions commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose withholding of 30% on payments of dividends on Flame Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from Flame Class A common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on the redemption of Flame Class A common stock.

Vote Required

The approval of the business combination proposal requires the affirmative vote of holders of a majority of Flame’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting will have the same effect as a vote “AGAINST” the business combination proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the business combination proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the Charter Proposal, the incentive plan proposal or the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation of the Flame Board

THE FLAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE CHARTER PROPOSAL

Overview

Flame stockholders are also being asked to adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the Flame Board, is necessary to adequately address the needs of New Sable following the consummation of the Business Combination (the “Charter Proposal”).

The following is a summary of the key changes effected by the New Sable certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the New Sable certificate of incorporation, a copy of which is included as Annex B: (i) Change of Name—to change our name from “Flame Acquisition Corp.” to “Sable Offshore Corp.”; (ii) Removal of Special Purpose Acquisition Company Provisions—to remove certain provisions related to Flame’s status as a special purpose acquisition company; (iii) Increase Authorized Capital Stock—to increase the amount of authorized shares of capital stock, (iv) Supermajority Vote to Amend Certificate of Incorporation—to require the vote of at least two-thirds of the total voting power of the outstanding shares of capital stock entitled to vote, rather than a simple majority to amend or repeal certain provisions of the New Sable certificate of incorporation; and (v) Supermajority Vote to Amend New Sable Bylaws—to increase the vote required to amend the New Sable bylaws to two-thirds of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

The Charter Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Charter Proposal will have no effect even if approved by our stockholders. Approval of the Charter Proposal is a condition to the completion of the Business Combination. If the Charter Proposal is not approved, the Business Combination will not occur.

Reasons for the Amendments

The tables below set forth a summary of the material differences between the Flame certificate of incorporation and the New Sable certificate of incorporation, as well as Flame Board’s reasons for proposing each of these amendments to the Flame certificate of incorporation. These summaries are qualified by reference to the complete text of the Flame certificate of incorporation. The New Sable Certificate of incorporation, as will be in effect assuming approval of the Charter Proposal, upon consummation of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B. All stockholders are encouraged to read the New Sable certificate of incorporation in its entirety for a more complete description of its terms.

Change of Name

This proposal is to change Flame’s name from “Flame Acquisition Corp.” to “Sable Offshore Corp.”

	Flame Certificate of Incorporation	New Sable Certificate of Incorporation	Reason for the Proposed Change
Name	The Flame certificate of incorporation provides that the company’s name is “Flame Acquisition Corp.”	The New Sable certificate of incorporation amends Article I to change New Sable’s legal name to “Sable Offshore Corp.”	This revision is desirable to reflect the Business Combination with Sable and to clearly identify Sable Offshore Corp. as the publicly traded entity.

Removal of Special Purpose Acquisition Company Provisions

This proposal is to approve the removal of certain provisions relating to Flame’s status as a special purpose acquisition company.

	Flame Certificate of Incorporation	New Sable Certificate of Incorporation	Reason for the Proposed Change
Provisions Specific to Special Purpose Acquisition Companies	Under the Flame certificate of incorporation, Article IX sets forth various provisions related to its operations as a special purpose acquisition company prior to the consummation of an initial business combination.	The New Sable certificate of incorporation does not include these special purpose acquisition company provisions because, upon consummation of the Business Combination, New Sable will not be a special purpose acquisition company. In addition, the provisions requiring that the proceeds from the Flame IPO be held in a trust account until a business combination or liquidation of the company and the terms governing the consummation of a proposed business combination will not be applicable to New Sable following consummation of the Business Combination.	The amendment provides for the deletion of Article IX to provide for perpetual existence of New Sable and eliminate provisions specific to Flame’s status as a blank check company that will serve no purpose following the Business Combination.

Increase Authorized Capital Stock

This proposal is to approve an increase in the number of shares of authorized capital stock of Flame.

	Flame Certificate of Incorporation	New Sable Certificate of Incorporation	Reason for the Proposed Change
Increase Authorized Capital Stock	Flame has 221,000,000 authorized shares of capital stock, consisting of (i) 200,000,000 shares of Flame Class A common stock, (ii) 20,000,000 shares of Flame Class B common stock and (iii) 1,000,000 shares of Flame preferred stock.	New Sable will have 501,000,000 authorized shares of capital stock, consisting of (i) 500,000,000 shares of Flame common stock and (ii) 1,000,000 shares of preferred stock.	The amendment provides for the increase necessary to consummate the Business Combination including, without limitation, the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the board of directors of New Sable from time to time to be in the best interests of New Sable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Supermajority Vote to Amend Certificate of Incorporation

This proposal is to approve the provision of New Sable certificate of incorporation that would require the vote of at least two-thirds of the total voting power of New Sable’s outstanding shares of capital stock entitled to vote to amend certain charter provisions.

	Flame Certificate of Incorporation	New Sable Certificate of Incorporation	Reason for the Proposed Change
Increase Authorized Capital Stock	The Flame certificate of incorporation requires amendments to be conducted in accordance with Delaware law, which generally requires the affirmative vote of the holders of the majority of the voting power of the outstanding capital stock, subject to certain exceptions.	Amendments to certain provisions of the New Sable certificate of incorporation will require the affirmative vote of the holders of at least 66 2/3% of the total voting power of all of the then outstanding capital stock of New Sable entitled to vote if to be effected. The following provisions require a 66 2/3%	The Flame Board believes that it is important to require a supermajority vote to amend certain key provisions of the New Sable certificate of incorporation to promote stability and encourage any person seeking control of New Sable to negotiate with the New Sable board of directors to reach terms that are supermajority vote to be amended:

•  the provisions regarding stockholder action by written consent;

•  the provisions regarding calling special meetings of stockholders;

•  the provisions regarding resignation and removal of directors;

•  the provisions regarding filling vacancies on the New Sable Board and newly created directorships;

•  the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•  the indemnification provisions;

•  the provisions to amend the New Sable bylaws;

•  the provisions requiring exclusive forum in Delaware; and

•  the amendment provision requiring that the above provision be amended only with a 66 2/3% supermajority vote.

appropriate for all stockholders.

Supermajority Vote to Amend New Sable Bylaws

This proposal is to approve the provisions in the New Sable certificate of incorporation that would require the vote of at least two-thirds of the voting power of New Sable’s outstanding shares of capital stock entitled to vote to amend the New Sable bylaws.

	Flame Certificate of Incorporation	New Sable Certificate of Incorporation	Reason for the Proposed Change
Adoption, Amendment or Repeal of the New Sable Bylaws	The Flame certificate of incorporation provides that the bylaws may be amended by approval of a majority of the board of directors of Flame or by the holders of a majority of Flame’s outstanding share or by the vote of other holders of any class of Flame required by applicable law.	The New Sable certificate of incorporation provides that the New Sable bylaws may be amended or repealed at any annual meeting of stockholders or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors; provided, however, that if the New Sable Board recommends that the stockholders approve such amendment or repeal at such meeting, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock.	The Flame Board believes that the supermajority voting requirement to amend the bylaws is appropriate to protect all stockholders of New Sable. The Flame Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the Business Combination. The Flame Board further believes that going forward, a supermajority voting requirement encourages any person seeking control of New Sable to negotiate with the New Sable Board to reach terms that are appropriate for all stockholders.

The following is a summary of the key changes effected by the New Sable certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the form of the New Sable certificate of incorporation, a copy of which is included as Annex B:

•	change the corporate name from “Flame Acquisition Corp.” to “Sable Offshore Corp.”;

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increase the total number of shares of our capital stock from 221,000,000 shares to 501,000,000 shares, which would consist of (A) increasing the (i) Flame common stock from 220,000,000 shares to 500,000,000 shares and (ii) the preferred stock remaining at 1,000,000 shares; and

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delete the provisions under Article IX relating to our status as a blank check company, which no longer will apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time; the default under the DGCL will make New Sable’s existence perpetual;

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provide that any vote to amend or repeal Article IV (Capital Stock), Article V (Board of Directors), Article VI (Stockholders), Article VII (Liability), Article VIII (Indemnification), Article IX (Forum Selection) and Article X (Amendments) of the New Sable certificate of incorporation shall require a vote of not less than 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote on such amendment or repeal; and

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provide that any stockholder amendment or repeal of the New Sable bylaws shall require a vote of at least 66 2/3% of the total voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, provided, however, that an amendment or repeal of the New Sable bylaws that is recommended by the board of directors shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal.

Vote Required

If the business combination proposal is not approved, the Charter Proposal will not be presented at the special meeting.

The approval of the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Flame common stock on the record date. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Charter Proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions and broker-non-votes will count as a vote “AGAINST” the Charter Proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the Charter Proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the Charter Proposal, the incentive plan proposal or the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation of the Flame Board

THE FLAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3—THE GOVERNANCE PROPOSAL

Overview

Flame stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the New Sable certificate of incorporation, which is separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of the Flame Board, these provisions are necessary to adequately address the needs of New Sable. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Flame and New Sable intend that the New Sable certificate of incorporation in the form set forth on Annex B will take effect at the consummation of the Business Combination, assuming adoption of the Charter Proposal.

Reasons for the Amendments

Proposal 3A: Change of Name

See the section entitled “Proposal No. 2—The Charter Proposal—Reasons for the Amendments—Change of Name” for a description of and reasons for the amendment.

Proposal 3B: Removal of Special Purpose Acquisition Company Provisions

See the section entitled “Proposal No. 2—The Charter Approval Proposal—Reasons for the Amendments—Removal of Special Purpose Acquisition Company Provisions” for a description of and reasons for the amendment.

Proposal 3C: Increase Authorized Capital Stock

See the section entitled “Proposal No. 2—The Charter Approval Proposal—Reasons for the Amendments—Increase Authorized Capital Stock” for a description of and reasons for the amendment.

Proposal 3D: Supermajority Vote to Amend Certificate of Incorporation

See the section entitled “Proposal No. 2—The Charter Approval Proposal—Reasons for the Amendments—Supermajority Vote to Amend Certificate of Incorporation” for a description of and reasons for the amendment.

Proposal 3E: Supermajority Vote to Amend New Sable Bylaws

See the section entitled “Proposal No. 2—The Charter Approval Proposal—Reasons for the Amendments—Supermajority Vote to Amend New Sable Bylaws” for a description of and reasons for the amendment.

Vote Required for Approval

If the business combination proposal is not approved, the Governance Proposal will not be presented at the special meeting.

The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of Flame common stock present in person or represented by proxy and entitled to vote at the special meeting, voting as a single class. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting will have no effect on the outcome of the Governance Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Governance Proposal.

The Business Combination is not conditioned upon the approval of the Governance Proposal.

As discussed above, a vote to approve the Governance Proposal is an advisory vote, and therefore, is not binding on Flame, New Sable or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Flame and New Sable intend that the New Sable certificate of incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of the Charter Proposal.

Recommendation of the Flame Board

THE FLAME BOARD UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4—THE INCENTIVE PLAN PROPOSAL

Overview

At the Special Meeting, Flame’s stockholders will be asked to approve the adoption of the Sable Offshore Corp. 2023 Incentive Award Plan (the “Incentive Plan”). On November 2, 2022, the Flame Board approved the Incentive Plan, subject to stockholder approval. The Incentive Plan will become effective, if at all, upon the closing of the Business Combination, subject to the consummation of the Business Combination and stockholder approval. If the Incentive Plan is not approved by Flame’s stockholders, or if the Merger Agreement is terminated prior to the consummation of the Business Combination, the Incentive Plan will not become effective.

The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached as Annex D to this proxy statement.

The Incentive Plan

The purpose of the Incentive Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the post-combination company and providing a means of recognizing their contributions to our success. The Flame Board believes that equity awards are necessary for the post-combination company to remain competitive in its industry and are essential to recruiting and retaining highly qualified employees.

Summary of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached as Annex D to this proxy statement. We urge our stockholders to carefully read the entire Incentive Plan before voting on this proposal.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, may be eligible to receive awards under the Incentive Plan. Following the closing of the Business Combination, the post-combination company is expected to have approximately         employees, three non-employee directors and no other individual service providers who may be eligible to receive awards under the Incentive Plan.

The Incentive Plan provides that it will be administered by the New Sable Board, which may delegate its duties and responsibilities to one or more committees of its directors and/or officers of the post-combination company (collectively, the “plan administrator”), subject to the limitations imposed under the Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. Following the closing of the Business Combination, we expect the compensation committee of the New Sable Board to be appointed by the New Sable Board to administer the Incentive Plan.

The plan administrator will have the authority to take all actions and make all determinations under the Incentive Plan, to interpret the Incentive Plan and award agreements and to adopt, amend and repeal rules for the administration of the Incentive Plan as it deems advisable. The plan administrator will also have the authority to, among other things, determine which eligible service providers receive awards, grant awards, set the terms and conditions of all awards under the Incentive Plan, including any performance goals, vesting and vesting acceleration provisions, subject to the conditions and limitations in the Incentive Plan, accelerate vesting requirements, waive or amend performance goals and other restrictions, and amend award agreements.

Shares Available for Awards

The aggregate number of shares of the New Sable common stock that will be available for issuance under the Incentive Plan will initially be equal to (i) 18.25% of the issued and outstanding shares on a fully diluted basis as of the closing of the initial business combination calculated after giving effect to the private placement warrants and (ii) an annual increase for ten years on the first day of each calendar year beginning January 1, 2024, equal to the lesser of (A) 5% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. The maximum number of shares of the New Sable common stock that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the Incentive Plan will be no more than 10,000,000 shares.

If an award under the Incentive Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Incentive Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Incentive Plan will not reduce the shares available for grant under the Incentive Plan. Furthermore, shares purchased on the open market with the cash proceeds from the exercise of options, and shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will again be available for awards under the Incentive Plan.

Awards granted under the Incentive Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Incentive Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The Incentive Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $750,000, increased to $1,000,000 in the fiscal year of a non-employee director’s initial service as a non-employee director. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards

The Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash-based awards. Certain awards under the Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of the New Sable common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options and SARs. Stock options provide for the purchase of shares of the New Sable common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the plan administrator, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. Unless otherwise determined by the plan administrator, the term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

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Restricted Stock. Restricted stock is an award of non-transferable shares of the New Sable common stock that are subject to certain vesting conditions and other restrictions. Unless determined otherwise by the plan administrator, cash dividends on restricted stock will be paid when such dividends are paid to other stockholders and stock dividends will be subject to the same restrictions as the underlying restricted stock.

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RSUs. RSUs are contractual promises to deliver shares of the New Sable common stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of the New Sable common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares (or payment in cash) underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Incentive Plan.

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Other Stock or Cash Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of the New Sable common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the post-combination company’s common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of the New Sable common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions

The plan administrator has broad discretion to take action under the Incentive Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the New Sable common stock, such as stock dividends (other than ordinary cash dividends), stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Plan and outstanding awards.

Repricing

Stockholder approval will not be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of the New Sable common stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Plan Amendment and Termination

The New Sable Board may amend or terminate the Incentive Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Incentive Plan, may materially and adversely affect an award outstanding under the Incentive Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws or to increase the director limit. The Incentive Plan will remain in effect until the tenth anniversary of the earlier of the date of the adoption of the Incentive Plan or the date of the approval of the Incentive Plan by the stockholders, unless earlier terminated. No awards may be granted under the Incentive Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the Incentive Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Plan, the plan administrator may, in its discretion, accept cash or check, shares of the New Sable common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Incentive Plan. This summary deals with general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-Qualified Stock Options. If an optionee is granted an NSO under the Incentive Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the New Sable common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the New Sable common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of the New Sable common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The post-combination company or its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Other Awards. The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Incentive Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The following table sets forth information with respect to certain grants that New Sable intends to make under the Incentive Plan to certain executive officers and employees of New Sable following the closing of the Business Combination, including pursuant to the terms of their employment agreements. Such grants are subject to reduction in certain circumstances as set forth in the executive officers’ employment agreements, which are described in Section 5(d) of such employment agreements.

Any additional grants under the Incentive Plan will be made at the discretion of the plan administrator and are not currently determinable. The value of such additional awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of the New Sable common stock on future dates and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Name and Position	Dollar Value ($) (1)	Number of Units (#)
James C. Flores	$—	—
Chairman of the Board of Directors and Chief Executive Officer
Gregory D. Patrinely	$6,500,000	650,000
Executive Vice President and Chief Financial Officer
Doss R. Bourgeois	$6,500,000	650,000
Executive Vice President and Chief Operating Officer
Anthony C. Duenner	$6,500,000	650,000
Executive Vice President. General Counsel, and Secretary
J. Caldwell Flores	$6,500,000	650,000
President
All executive officers as a group	$26,000,000	2,600,000
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	$9,750,000	975,000

(1)	Calculated assuming a per-share value of $10.00.

Securities Authorized for Issuance Under the Prior Plan

As of             , 2023, Flame had no equity compensation plans or outstanding equity awards. The following table is presented as of             , 2023 in accordance with SEC requirements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—

Interests of Certain Persons in this Proposal

Flame’s directors and executive officers may be considered to have an interest in the approval of the Incentive Plan because they may in the future receive awards under the Incentive Plan. Nevertheless, the Flame Board believes that it is important to provide incentives and rewards for superior performance and the retention of executive officers and experienced directors by adopting the Incentive Plan.

Vote Required

If the business combination proposal is not approved, the incentive plan proposal will not be presented at the special meeting.

The approval of the incentive plan proposal requires the affirmative vote of a majority of the votes cast by holders of Flame common stock present in person or represented by proxy and entitled to vote at the special meeting, voting as a single class. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting will have no effect on the outcome of the incentive plan proposal. Abstentions and broker non-votes will have no effect on the outcome of the incentive plan proposal.

The incentive plan proposal is conditioned on the approval of the business combination proposal, the Charter Proposal and the NYSE Proposal. Therefore, if the business combination proposal, the Charter Proposal and the NYSE Proposal are not approved, the incentive plan proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Flame Board

THE FLAME BOARD UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5—THE NYSE PROPOSAL

Overview

Assuming the business combination proposal, the Charter Proposal and the incentive plan proposal are approved, our stockholders also will be asked to approve the NYSE proposal.

The NYSE proposal is a proposal to approve, assuming the business combination proposal, the Charter Proposal and the incentive plan proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE, (i) the issuance of more than 20% of our issued and outstanding common stock pursuant to the terms of the Merger Agreement and (ii) the issuance of common stock pursuant to the PIPE Subscription Agreements in connection with the Business Combination that, in each case, may result in the PIPE Investors acquiring shares pursuant to the PIPE Subscription Agreements representing more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under NYSE Listed Company Manual. Please see the section entitled “Proposal No. 1—The Business Combination Proposal.”

If the NYSE proposal is adopted, (i) Flame expects 30,000,000 shares of Flame Class A common stock to be issued at Closing, but up to 40,000,000 shares of Flame Class A common stock are issuable pursuant to the PIPE Subscription Agreements and (ii) 3,000,000 shares of Flame Class A common stock will be issued to Holdco Equityholders pursuant to the terms of the Merger Agreement, which will represent approximately 48% of the 68,937,500 shares of Flame’s common stock outstanding following the Business Combination, assuming (a) none of Flame’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Flame’s 22,125,000 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination), (c) 30,000,000 shares of Flame Class A common stock are issued pursuant to the PIPE Subscription Agreements, (d) none of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercise their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants, and (e) that no shares are issued pursuant to the Incentive Plan. Please see the section entitled “Description of Securities.”

Reasons for the Approval of the NYSE Proposal

We are seeking stockholder approval in order to comply with NYSE Listed Company Manual 312.03 (c) and (d).

First, pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Upon the consummation of the Business Combination, (i) Flame expects 30,000,000 shares of Flame Class A common stock to be issued at Closing, but up to 40,000,000 shares of common stock are issuable pursuant to the PIPE Subscription Agreements and (ii) 3,000,000 shares of Flame Class A common stock will be issued to Holdco Equityholders pursuant to the terms of the Merger Agreement, which will represent approximately 48% of the 68,937,500 shares of our common stock outstanding following the Business Combination, assuming (a) none of Flame’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Flame’s 22,125,000 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination), (c) 30,000,000 shares of Flame Class A common stock are issued pursuant to the PIPE Subscription Agreements, (d) none of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercise their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants, and (e) that no shares are issued pursuant to the Incentive Plan. Accordingly, the aggregate number of shares of common stock that Flame will issue in the PIPE Investment will exceed 20% of both the voting power and the shares of Flame’s common stock outstanding before such issuance, and for this reason, Flame is seeking the approval of its stockholders for the foregoing issuances.

Second, pursuant to Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to an issuance that will result in a change of control of Flame. Each of such issuances of shares of common stock pursuant to the PIPE Subscription Agreements or in the Merger could potentially result in a change of control of Flame. Accordingly, Flame is seeking the approval of its stockholders for such issuances.

Effect of the Proposal on Current Stockholders

If the NYSE proposal is adopted, (i) Flame expects 30,000,000 shares of Flame Class A common stock to be issued at Closing, but up to 40,000,000 shares of Flame Class A common stock are issuable pursuant to the PIPE Subscription Agreements and (ii) 3,000,000 shares of Flame Class A common stock will be issued to Holdco Equityholders pursuant to the terms of the Merger Agreement, which will represent approximately 48% of the approximately 68,937,500 shares of our common stock outstanding following the Business Combination, assuming (a) none of Flame’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Flame’s 22,125,000 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination), (c) 30,000,000 shares of Flame Class A common stock are issued pursuant to the PIPE Subscription Agreements, (d) none of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercise their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants, and (e) that no shares are issued pursuant to the Incentive Plan.

In the event that this proposal is not approved by our stockholders, the Business Combination may not be consummated. In the event that this proposal is approved by our stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of Flame Class A common stock pursuant to the Merger Agreement, Flame will not issue the shares of Flame Class A common stock.

Vote Required

The approval of the NYSE proposal requires the affirmative vote of a majority of the votes cast by holders of Flame common stock present in person or represented by proxy and entitled to vote at the special meeting, voting as a single class. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting will have no effect on the outcome of the NYSE proposal. Abstentions and broker non-votes will have no effect on the outcome of the NYSE proposal.

The NYSE proposal is conditioned on the approval of the business combination proposal, the Charter Proposal and the incentive plan proposal. Therefore, if the business combination proposal, the Charter Proposal and the incentive plan proposal are not approved, the NYSE proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Flame Board

THE FLAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Flame Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal.

In no event will Flame solicit proxies to adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under the Flame certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Flame and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the Flame Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, Flame will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Flame Board may not be able to adjourn the special meeting to a later date. In such event, the Business Combination would not be completed.

Vote Required

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Flame’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote thereon. Accordingly, if a valid quorum is established, a Flame stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the adjournment proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the adjournment proposal.

Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Flame Board

THE FLAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FLAME STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO FLAME

Introduction

Flame was incorporated on October 16, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. Flame’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Merger Agreement, Flame’s efforts were limited to organizational activities, completion of the Flame IPO and the evaluation of possible initial business combinations.

Initial Public Offering and Simultaneous Private Placement

On March 1, 2021, Flame consummated its initial public offering of 28,750,000 units, including 3,750,000 units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover over-allotments, with each unit consisting of one share of Flame Class A common stock and one warrant to purchase one-half share of Flame Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $287,500,000. Simultaneously with the consummation of the Flame IPO, Flame consummated the private placement of 7,750,000 warrants at a price of $1.00 per private placement warrant, generating total proceeds of $7,750,000. Transaction costs amounted to approximately $6,607,751 consisting of $5,750,000 of underwriting fees and $857,751 of other offering costs.

Following the consummation of the Flame IPO, $287,500,000 was deposited into a U.S.-based trust account with AST, acting as trustee. Except as described in the prospectus for the Flame IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Flame’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

Fair Market Value of Target Business

The target business or businesses that Flame acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (net of taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although Flame may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Flame Board determined that this test was met in connection with the proposed business combination with Holdco and Sable as described in the section titled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Summary of Flame Financial Analysis.”

Stockholder Approval of Business Combination

Under the Flame certificate of incorporation, in connection with any proposed business combination, Flame must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for the Flame IPO. Accordingly, in connection with the Business Combination with Holdco and Sable, the Flame public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

Liquidation if No Business Combination

If we do not complete a business combination by March 1, 2023 (or by the end of any extension to the completion window), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Flame Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible after March 1, 2023, but not more than ten business days thereafter, and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. The holders of our founder shares have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The Flame Board has evaluated our Insiders’ financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, our insiders may not be able to satisfy their indemnification obligations, as we have not required our Insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our Insiders will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than five business days to effectuate the redemption of our public shares. Our Insiders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our Insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, the Flame Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Facilities

Flame currently maintains its executive offices at 700 Milam Street, Suite 3300, Houston, TX 77002. The Sponsor is making this space available to Flame free of charge. Flame considers its current office space adequate for its current operations.

Upon consummation of the Business Combination, the principal executive offices of Flame will be those of New Sable.

Employees

Flame currently has two executive officers. These individuals are not obligated to devote any specific number of hours to Flame’s matters but they intend to devote as much of their time as they deem necessary to its affairs until completion of the initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process Flame is in. Flame does not intend to have any full time employees prior to the consummation of its initial business combination.

Management, Directors and Executive Officers

Flame’s current directors and executive officers are as follows:

Name	Position
James C. Flores	Chairman, Chief Executive Officer and President
Gregory D. Patrinely	Chief Financial Officer and Secretary
Michael E. Dillard	Director
Gregory P. Pipkin	Director
Christopher B. Sarofim	Director

James C. Flores, 63, is Flame’s co-founder and has served as its President, Chief Executive officer and Chairman of its board of directors since its inception. From May 2017 until February 2021, Mr. Flores served as President, Chief Executive Officer and Chairman of Sable Permian Resources, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Sable Permian Resources filed a voluntary petition for bankruptcy on June 25, 2020 and emerged from bankruptcy on February 1, 2021. Prior to Sable Permian Resources, Mr. Flores served as Vice Chairman of Freeport-McMoRan, Inc. and CEO of Freeport-McMoRan Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, from June 2013 until April 2016. From 2001 until 2013, Mr. Flores was the Chairman, CEO and President of Plains Exploration & Production Company and Chairman and CEO of Plains Resources Inc. From 1994 until 2000, Mr. Flores was also the Chairman and CEO of Flores & Rucks, Inc. which, after several acquisitions, was later renamed Ocean Energy Inc. prior to its sale to Devon Energy Corporation. Since 1982, Mr. Flores has had an extensive career in the oil and gas industry in the roles of Chairman, Chief Executive Officer, and President of four public and one private oil & gas exploration and production companies. He is a member of the National Petroleum Council, serves as Trustee for the Baylor College of Medicine and is a Director for the Waterfowl Research Foundation. He was recognized as Executive of the Year in 2004 in Oil and Gas Investor magazine. Mr. Flores received a B.S. degree in corporate finance and petroleum land management from Louisiana State University. We believe Mr. Flores is qualified to serve on our board of directors due to his more than 35 years in the oil and gas industry, including as Chief Executive Officer of several public companies. Mr. Flores is the father of J. Caldwell Flores, who is the President of Sable and will be the President of New Sable.

Gregory D. Patrinely, 37, has served as our Chief Financial Officer and Secretary since our inception. From June 2018 until February 2021, Mr. Patrinely served as Executive Vice President and Chief Financial Officer of Sable Permian Resources, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Sable Permian Resources filed a voluntary petition for bankruptcy on June 25, 2020 and emerged from bankruptcy on February 1, 2021. Mr. Patrinely previously served as Treasurer for Sable Permian Resources, from May 2017 to June 2018, where he oversaw the financial analysis and execution of refinancing, restructuring and acquisition efforts. Prior to Sable Permian Resources, Mr. Patrinely was a Manager in the Acquisitions & Divestments Group of Freeport-McMoRan Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc., from May 2015 to May 2017, where he managed the execution of financings, mergers, acquisitions and divestments. Mr. Patrinely holds a B.S. degree in Economics with Financial Applications and a B.A. degree in English, with Honors, from Southern Methodist University.

Michael E. Dillard, 64, has been a Director since March 2021. Mr. Dillard was a partner with the law firm of Latham & Watkins LLP from January 2010 until January 2021. He was a founding partner of the Houston, Texas office of Latham & Watkins LLP, serving as the Houston Office Managing Partner from January 2010 through March 2015. Mr. Dillard was Global Practice Group Chair of Mergers and Acquisitions for Latham & Watkins LLP from March 2018 until January 2021. Mr. Dillard has been involved in M&A transactions valued in excess of $250 billion. Mr. Dillard is the Chair of the Board of Trustees of Cristo Rey College Preparatory School of Houston, a high school which offers a rigorous college preparatory education to students from low-income families in the Houston area. Mr. Dillard received a B.A. degree in Mathematics from Southern Methodist University in 1979 (summa cum laude) and a Juris Doctor degree from Southern Methodist University Dedman School of Law in 1982 (cum laude). We believe Mr. Dillard is qualified to serve on our board of directors due to his extensive experience in mergers and acquisitions, financing transactions and corporate governance and related matters.

Gregory P. Pipkin, 63, has been a Director since March 2021. Since November 2016, he has been a Senior Managing Director with the investment and advisory firm of NRI Energy Partners. Prior to NRI Energy Partners, Mr. Pipkin served as the co-head and Managing Director of the Houston office of the Barclays Natural Resources Group for Barclays PLC, from September 2008 to November 2016. Mr. Pipkin was a board member of Family Legacy Missions International, a mission in Lusaka, Zambia that educates and feeds impoverished and orphaned children. Mr. Pipkin also serves on the board of Morningstar Partners LP, an oil and gas producer primarily in the central basin platform in the Permian basin, Texas. Mr. Pipkin received a B.S. degree in chemical engineering and an M.B.A. degree in Business Administration from the University of Texas at Austin. We believe Mr. Pipkin is qualified to serve on our board of directors due to his extensive investment experience in the energy industry.

Christopher B. Sarofim, 59, has been a Director since March 2021. Mr. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., an SEC-registered investment advisory firm based in Houston, Texas. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. Additionally, he serves on the firm’s Executive, Finance and Investment Committees. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm and is a co-manager of several mutual funds Fayez Sarofim & Co. sub-advises for BNY Mellon. Prior to joining Fayez Sarofim & Co., he was employed with Goldman Sachs & Co. LLC in corporate finance. In addition to his work at Fayez Sarofim & Co., Mr. Sarofim serves on the boards of Kemper Corp. (NYSE: KMPR), Highland Resources Inc. and Wood Partners. Mr. Sarofim is a member of the Board of Trustees of The Brown Foundation, Inc., St. John’s School, Baylor College of Medicine, and serves on the MD Anderson Cancer Center Board of Visitors. Mr. Sarofim received an A.B. degree in History from Princeton University in 1986. We believe Mr. Sarofim is qualified to serve on our board of directors due to his extensive investment advisory background, board experience, and financial market and securities analysis expertise.

Director Independence

The NYSE American stock exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Flame Independent Directors are Messrs. Dillard, Pipkin and Sarofim. The Flame Independent Directors have regularly scheduled meetings at which only the Flame Independent Directors are present. Any affiliated transactions will be on terms that our board believes are no less favorable to us than could be obtained from independent parties.

Meetings of the Board of Directors

The Flame Board met four times in the fiscal year ended December 31, 2021.

Committees of the Board of Directors

The Flame Board has three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charters of each committee are available on our website.

Audit Committee

The audit committee of the Flame Board consists of Messrs. Dillard, Pipkin and Sarofim, each of whom is an independent director under the NYSE American’s listing standards. Mr. Sarofim is the Chairperson of the audit committee. Each member of the audit committee is financially literate and the Flame Board determined that Mr. Sarofim qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The audit committee met three times in the fiscal year ended December 31, 2021. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Financial Experts on Audit Committee

Pursuant to NYSE American rules, the audit committee will at all times be composed exclusively of “independent directors” who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NYSE American that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Flame Board has determined that Mr. Sarofim qualifies as an “audit committee financial expert,” as defined under rules and regulations of the NYSE American and the SEC.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Flame Board consists of Messrs. Dillard and Sarofim, each of whom is an independent director under the NYSE American’s listing standards. Mr. Dillard is the Chairperson of the nominating committee. Under the NYSE listing standards and applicable SEC rules, our nominating and corporate governance committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing.

The primary purposes of our nominating and corporate governance committee is to assist the Flame Board in:

•

Identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Flame Board, and recommending to the Flame Board candidates for nomination for appointment at the annual meeting or to fill vacancies on the Flame Board;

•	developing and recommending to the Flame Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Flame Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE. The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Flame Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Director Nominations

Our nominating and corporate governance committee will recommend to the Flame Board candidates for nomination for election at the annual meeting of the stockholders. Prior to our initial business combination, the Flame Board will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders

(or, if applicable, a special meeting of stockholders). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.

Our nominating and corporate governance committee will recommend to our board of directors candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our board considers experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at our board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders.

Compensation Committee

Our compensation committee of the Flame Board consists of Messrs. Dillard, Pipkin and Sarofim, each of whom is an independent director under the NYSE American’s listing standards. Mr. Pipkin is the Chairperson of the compensation committee. The compensation committee did not meet in the fiscal year ended December 31, 2021. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of the Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year none of them has served, as a member of the compensation committee of any entity that has one or more officers serving on the Flame Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. The Code of Ethics is available on our website at http://flameacq.com. We will also post any amendments to or waivers of our Code of Ethics on our website.

Corporate Governance Guidelines

The Flame Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the Flame Board and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the Board, Chief Executive Officer and presiding director, meetings of the Flame Independent Directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website at http://flameacq.com.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to any material litigation or other legal proceedings brought against us. We are also not aware of any legal proceeding, investigation or claim, or other legal exposure that has a more than remote possibility of having a material adverse effect on our business, financial condition or results of operations.

Periodic Reporting and Audited Financial Statements

We have registered our units, shares of Flame Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report contained financial statements audited and reported on by our independent registered public accountants.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act once we are no longer an emerging growth company. Holdco and/or Sable may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of Holdco and/or Sable to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

FLAME’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategy, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this proxy statement, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a blank check company incorporated in Delaware on October 16, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of the Flame IPO and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The registration statement for the Flame IPO was declared effective on February 24, 2021. On March 1, 2021, we consummated the Flame IPO, selling to the underwriters 28,750,000 Flame units at $10.00 per unit, including 3,750,000 Flame units sold pursuant to the full exercise of the underwriters’ option to purchase additional Flame units to cover over-allotments, generating aggregate gross proceeds of $287.5 million.

Simultaneously with the closing of the Flame IPO, we sold an aggregate of 7,750,000 private placement warrants at a price of $1.00 per private placement warrant, in private placements to the Sponsor and other initial stockholders, generating aggregate gross proceeds of $7,750,000.

Following the Flame IPO and the sale of the private placement warrants, a total of $287,500,000 was placed in the trust account. We paid a total of $5,750,000 in underwriting discounts and commissions and $857,751 for other offering costs related to the Flame IPO. In addition, the underwriters agreed to defer the Marketing Fee pursuant to the business combination marketing agreement. The Marketing Fee represents 3.5% of the gross proceeds of the Flame IPO, including proceeds from the full exercise of the underwriters’ overallotment option.

The amount in the trust account has been and will continue to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Flame certificate of incorporation, and (iii) the redemption of the public shares if we are unable to complete the initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Our management has broad discretion with respect to the specific application of the net proceeds of the Flame IPO and the sales of private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete the Business Combination or another initial business combination will be successful. If we are not successful in completing our initial business combination by March 1, 2023, see the discussion in the last paragraph under “—Liquidity and Capital Resources” below.

Recent Developments

On November 2, 2022, the we entered into the Merger Agreement. The Merger Agreement provides for, among other things, the following transactions at the closing: (i) Holdco will merge with and into us, with us surviving the merger, and (ii) immediately following the effective time of the Holdco Merger, SOC will merge with and into us, with us surviving the merger. In connection with the Business Combination, we will change our name to Sable Offshore Corp. The Flame independent directors approved, and recommended that the Flame board approve, the Merger Agreement and the transactions contemplated thereby. Subsequently, the Flame board approved the Merger Agreement and the transactions contemplated thereby.

The obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions. The closing of the Merger is expected to occur on the third business day after the satisfaction or waiver (if legally permissible) of the conditions set forth in the Merger Agreement, except as otherwise mutually agreed by the parties. The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing and we can provide no assurance that the Business Combination will be consummated at the expected time, or at all.

Results of Operations

Our entire activity since inception through September 30, 2022 was related to our formation, the preparation for the Flame IPO, and since the closing of the Flame IPO, the search for a target for our initial business combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents and changes in fair value of our derivative warrant liabilities and promissory notes. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2022, we had net loss of $191,750, which consisted of interest income on our amounts held in the Trust Account of $1,245,964, a decrease in the fair value of warrants of $372,750 and a decrease in fair value of previously issued promissory note of $1,200, offset by formation and operating costs of $1,281,508 and income tax expense of $530,156.

For the nine months ended September 30, 2022, we had net income of $9,054,942, which consisted of interest income on our amounts held in the Trust Account of $1,615,323 and a decrease in the fair value of warrants of $10,003,125, partially offset by formation and operating costs of $2,012,339, income tax expense of $530,156 and an increase in fair value of previously issued promissory note of $21,011.

For the three months ended September 30, 2021, we had a net income of $10,131,299, which consisted of interest income on our amounts held in the Trust Account of $4,342 and a decrease in the fair value of warrants of $10,433,625, partially offset by formation and operating costs of $306,668.

For the nine months ended September 30, 2021, we had a net income of $4,943,262, which consisted of interest income on our amounts held in the Trust Account of $10,052 and a decrease in the fair value of warrants of $6,050,500, partially offset by formation and operating costs of $836,461 and offering costs allocated to warrants of $280,829.

For the year ended December 31, 2021, we had a net income of approximately $4.3 million, which consisted of approximately $1.7 million in general and administrative expenses, approximately $0.3 million of financing costs, approximately $18,000 of initial fair value adjustment on promissory note, approximately $84,000 of change in fair value of promissory note, and approximately $6.2 million of change in fair value of derivative warrant liabilities, partly offset by approximately $16,000 in interest income on investments held in trust account. The $0.3 million in financing costs represents offering costs allocated to warrant liabilities and expensed at the time of the Flame IPO.

We classify the warrants issued in connection with the Flame IPO and simultaneous private placement as liabilities at their fair value and adjust the warrant instruments to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. For the year ended December 31, 2021, the change in fair value of warrants was an increase of approximately $6.2 million.

For the period from October 16, 2020 (inception) through December 31, 2020, we had a net loss of $1,657, which consisted of general and administrative expenses.

Going Concern

As of September 30, 2022, we had approximately $140,238 in cash and working capital deficit of approximately $2,499,720. We are also subject to a mandatory liquidation and subsequent dissolution requirement if we do not complete our initial business combination by March 1, 2023 (or by the end of any extension to the completion window). All remaining cash held in the trust account is generally unavailable for our use prior to an initial business combination, and is restricted for use either in our initial business combination, to redeem common stock or to use for payment of taxes. As of September 30, 2022, $1,311,476 of the amount in the trust account was available to be withdrawn as described above and during the nine months ended September 30, 2022, Flame withdrew $320,000 for payment of taxes. Further, we expect to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination by March 1, 2023 may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Through September 30, 2022, our liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares and the remaining net proceeds from the Flame IPO and the sale of the private placement warrants, as well as $300,000 that was available under the Initial Promissory Note, $365,000 that was available under the First Working Capital Loan, $800,000 that was available under the Second Working Capital Loan, $335,000 that was available under the Third Working Capital Loan and $170,000 that was available under the Q3 2022 Promissory Note. As of September 30, 2022, each of the Working Capital Loans was fully drawn down. The Q3 2022 Promissory Note was fully drawn down on October 5, 2022, and the Q4 2022 Promissory Note was fully drawn down on October 31, 2022.

Liquidity and Capital Resources

As of September 30, 2022, we had $140,238 in cash and working capital deficit of approximately $2,499,720. As of December 31, 2021, we had $0.3 million in cash and a working capital deficit of approximately $0.4 million (not taking into account tax obligations of approximately $0.2 million that may be paid using investment income earned from the trust account). Until the consummation of the Flame IPO, our only sources of liquidity were an initial purchase of common stock by our founders and a loan from the Sponsor, FL Co-Investment and Intrepid Financial Partners.

Our registration statement for the Flame IPO was declared effective on February 24, 2021. On March 1, 2021, we consummated the Flame IPO of 28,750,000 units, which included 3,750,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at $10.00 per unit, generating gross proceeds of $287.5 million, and incurring offering costs of approximately $6.6 million.

Simultaneously with the closing of the Flame IPO, we consummated the private placement of 7,750,000 warrants to the Sponsor and other initial stockholders, each exercisable to purchase one share of Flame Class A common stock at $11.50 per share, at a price of $1.00 per private placement warrant, generating gross proceeds to us of $7.75 million.

Upon the closing of the Flame IPO and the private placement, $287.5 million of the net proceeds of the sale of the units in the Flame IPO and the sale of private placement warrants in the private placement were placed in a trust account located in the United States at JPMorgan Chase Bank, N.A., with AST acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of our initial business combination and (ii) the distribution of the trust account as described below. Due to the short-term nature of these trust account investments, we do not believe we had any material exposure to market or interest rate risk as of September 30, 2022. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Flame certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the Flame IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of the Flame IPO, subject to applicable law.

If we are unable to complete our initial business combination by March 1, 2023 (or by the end of any extension to the completion window), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Flame Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Related Party Loans

On November 25, 2020, our founders agreed to loan us an aggregate of up to $300,000 to cover expenses related to the Flame IPO pursuant to a promissory note (the “Initial Promissory Note”). This loan was non-interest bearing and payable upon the completion of the Flame IPO. We borrowed approximately $75,000 under the Initial Promissory Note and repaid the Initial Promissory Note to our founders in full as of March 31, 2021. On March 1, 2021, we issued an unsecured promissory note as a working capital loan to the Sponsor in the principal amount of $365,000 to cover additional expenses related to the Flame IPO (the “First Working Capital Loan”). This loan was non-interest bearing and is payable upon the completion of the initial business combination. The Sponsor assigned approximately $145,000 of the First Working Capital Loan to our Chief Financial Officer and Secretary, Gregory Patrinely, approximately $110,000 of the First Working Capital Loan to our Vice President, Anthony Duenner, and approximately $110,000 of the First Working Capital Loan to our Vice President, Caldwell Flores. As of September 30, 2022, we have borrowed $365,000 under the First Working Capital Loan. On December 27, 2021, we issued an unsecured promissory note as a working capital loan to the Sponsor in the principal amount of $800,000 to cover additional expenses related to our search for an initial business combination (the “Second Working Capital Loan”). This loan was non-interest bearing and payable upon the completion of an initial business combination. As of September 30, 2022, we have borrowed $800,000 under the Second Working Capital Loan. On March 29, 2022, we issued an unsecured promissory note as a working capital loan to the Sponsor in the principal amount of $335,000 to cover additional expenses related to our search for an initial business combination (the “Third Working Capital Loan”). This loan is non-interest bearing and payable upon the completion of the initial business combination. As of September 30, 2022, we have borrowed $335,000 under the Third Working Capital Loan. The Sponsor assigned approximately $112,000 of the

Third Working Capital Loan to our Chief Financial Officer and Secretary, Gregory Patrinely, approximately $112,000 of the Third Working Capital Loan to our Vice President, Anthony Duenner, and approximately $112,000 of the Third Working Capital Loan to our Vice President, Caldwell Flores. On September 30, 2022, we issued an unsecured promissory note to the Sponsor (the “Q3 2022 Promissory Note”), pursuant to which we may borrow up to an aggregate principal amount of $170,000. The Q3 2022 Promissory Note is non-interest bearing and payable on the consummation of an initial business combination. As of September 30, 2022, the Q3 2022 Promissory Note was undrawn. On October 5, 2022, the Q3 2022 Promissory Note was fully drawn.

On October 31, 2022, we issued an unsecured promissory note as a working capital loan to the Sponsor in the principal amount of $200,000 to cover expenses related to the consummation of the Business Combination (the “Q4 2022 Promissory Note”). This loan is non-interest bearing and payable upon the completion of an initial business combination. On October 31, 2022, the Q4 2022 Promissory Note was fully drawn.

Unlike the Working Capital Loans discussed above, neither the Q3 2022 Promissory Note nor the Q4 2022 Promissory Note are convertible into warrants of the post-Business Combination entity.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. Such warrants are identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Each of the First Working Capital Loan, Second Working Capital Loan and Third Working Capital Loan are Working Capital Loans and may be convertible into warrants at a price of $1.00 per warrant at the option of the Sponsor. We do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of September 30, 2022, we had drawn down $1,500,000 of such loans.

Quantitative and Qualitative Disclosures About Market Risk

As of September 30, 2022, we were not subject to any market or interest rate risk. The net proceeds from the Flame IPO held in the trust account have been invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2022 and December 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Business Combination Marketing Agreement

We have engaged Cowen and Intrepid, who served as the underwriters from the Flame IPO, as advisors in connection with our initial business combination, pursuant to the Business Combination Marketing Agreement. We will pay each of Cowen and Intrepid 50% of the marketing fee (the “Marketing Fee”) for such services upon the consummation of our initial business combination. The total Marketing Fee is $10,062,500, which is equal to 3.5% of the gross proceeds of the Flame IPO including proceeds from the full exercise of the underwriters’ over-allotment option. Cowen and Intrepid are not entitled to the Marketing Fee unless we consummate our initial business combination.

Registration Rights

Pursuant to a registration rights agreement entered into on February 24, 2021, the holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Flame Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the founder shares) will be entitled to registration rights, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands (provided, that, each of FL Co-Investment and Intrepid Financial Partners will be entitled to one demand in accordance with FINRA Rule 5110(g)(8)(B)), excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Restatement of Previously Issued Consolidated Financial Statements

On April 12, 2021, the staff of the SEC released a statement on accounting and reporting considerations for warrants issued by special purpose acquisition companies (the “Staff Statement”). The Staff Statement highlighted certain financial reporting considerations for special purpose acquisition corporations (“SPACs”) relating to the accounting for warrants. While the specific terms of warrants issued by SPACs can vary, there are certain features of warrants issued in SPAC transactions that are common across many entities. The Staff Statement highlighted that warrants containing these features, which relate to whether the warrants can be indexed to the price of an entity’s shares or settled with assets other than common shares, should be classified as a liability measured at fair value, with changes in fair value each period reported as non-cash changes to earnings. Such period-to-period changes could be significant. Prior to the issuance of this guidance, SPACs generally carried their outstanding private placement warrants and public warrants containing these provisions as equity on their balance sheets without quarterly adjustments.

On November 17, 2021, Flame’s management and the audit committee of the Flame Board (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), Flame’s independent registered public accounting firm, concluded that Flame’s previously issued (i) audited balance sheet as of March 1, 2021, as previously restated in Flame’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 28, 2021 (the “Q1 Form 10-Q”), (ii) unaudited interim financial statements included in the Q1 Form 10-Q, and (iii) unaudited interim financial statements included in Flame’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (collectively, the “Affected Periods”), should be restated to report all public shares as temporary equity and should no longer be relied upon. As such, Flame restated its financial statements for the Affected Periods in Flame’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021. All amounts in this proxy statement affected by the restatement adjustments reflect such amounts as restated. These restatements result in non-cash, non-operating financial statement corrections and had no impact on Flame’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. As part of the restatement, we identified a material weakness in our internal controls over financial reporting relating to accounting for complex financial instruments. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Convertible Promissory Notes—Related Party

We account for the convertible promissory notes under ASC 815, Derivatives and Hedging (“ASC 815”). We have made the election under 815-15-25 to account for the notes under the fair value option. Using the fair value option, the convertible promissory notes are required to be recorded at their initial fair value on the date of issuance, and each balance sheet thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the notes are recognized as non-cash gains or losses in the statement of operations.

Derivative Warrant Liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

We issued 14,375,000 public warrants to investors in the Flame IPO and issued 7,750,000 private placement warrants in connection therewith. All of our outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The difference between the fair market value of the private placement warrants and the initial purchase consideration thereof is recorded as compensation expense. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the public warrants and private placement warrants were initially and subsequently measured at fair value using a Monte-Carlo simulation model. Beginning as of December 31, 2021, the fair value of public warrants have been measured based on the listed market price of such public warrants. The private placement warrants are measured by reference to the listed trading price of the public warrants at December 31, 2021.

Flame Class A Common Stock Subject to Possible Redemption

We account for the Flame Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Shares of Flame Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Flame Class A common stock (including shares of Flame Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Flame Class A common stock are classified as stockholders’ equity. Our shares of Flame Class A common stock feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021, 28,750,000 shares of Flame Class A common stock subject to possible redemption were presented as temporary equity, outside of the stockholders’ equity section of the accompanying balance sheet.

Under ASC 480-10-S99, we have elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of the reporting period. This method would view the end of the reporting period as if it were also the redemption date of the security. Effective with the closing of the Flame IPO, we recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Share of Flame Class A Common Stock

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” We have two classes of shares, which are referred to as Flame Class A common stock and Flame Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period. We have not considered the effect of the public warrants sold in the Flame IPO and the private placement warrants to purchase an aggregate of 22,125,000 shares of Flame Class A common stock in the calculation of diluted loss per share, since they are not yet exercisable. Accretion associated with the redeemable Flame Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

Emerging Growth Company

Flame is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and has elected to comply with certain reduced public company reporting requirements. See “Other Information Related to Flame—Periodic Reporting and Audited Financial Statements” for additional information.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024, and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently reviewing what impact, if any, adoption will have on the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

INFORMATION ABOUT SABLE

Sable Offshore Holdings LLC is a Delaware limited liability company, which we refer to as “Holdco.” Sable Offshore Corp. is a Texas corporation and direct wholly-owned subsidiary of Holdco, which we refer to as “Sable.” Sable and Holdco are special purpose entities formed for the purpose of evaluating the opportunity to acquire SYU and negotiating the terms thereof.

The mailing address of Sable’s principal executive office is 700 Milam Street, Suite 3300, Houston, TX 77002. Its telephone number is (713) 579-6106. After the consummation of the Business Combination, its principal executive office will be that of New Sable.

INFORMATION ABOUT SYU

References in this section to “we,” “our” and “us” generally refer to Sable prior to the Business Combination and New Sable after the Business Combination.

Overview

Beginning in 1968 and over the course of 14 years, EM consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California. SYU’s onshore facilities and the three offshore platforms remained in continuous operation until 2015. In May 2015, a Plains Pipeline that transported produced oil from SYU experienced a leak, as further described below under “—Pipeline 901 Incident.” The SYU platforms and facilities suspended production after the Line 901 incident, the SYU Assets were shut in and the facilities were placed in a safe state. The facilities are not currently producing oil and gas; however, all equipment remains in place in an operation-ready state, requiring ongoing inspections, maintenance and surveillance. As part of these suspension efforts, all SYU equipment was drained, flushed and purged in 2016. All hydrocarbon pipelines within SYU have been placed in a safe state and remain under regular monitoring. In 2020, Plains entered into a Consent Decree, described further below under “—Pipeline 901 Incident,” that provides a path for a potential restart of Lines 901 and 903.

Assets

SYU is comprised of three platforms located in federal waters offshore California and its onshore processing facility.

The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).

The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The natural gas and NGLs it processed prior to the Line 901 incident were sold into the Southern California markets and the oil volumes were sold to California refineries. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:

•	an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;

•	a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;

•	POPCO gas plant with approximately 80 Mcf/d sales capacity where it conducts gas sweetening, sulfur recovery, NGL fractionation, and gas compression;

•	another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;

•	an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;

•	crude storage capacity of 540 MBbls;

•	a produced water pipeline, which is partially offshore;

•	liquified petroleum gas storage and loading; and

•	a transportation terminal.

In addition to SYU, Sable will also acquire in the Business Combination Pipeline Segments 901 and 903 (the “Pipelines”), which were owned and operated by Plains and were recently acquired by EM. The Pipelines were used to deliver oil to local refinery markets. Following the crude oil release described further below, Plains indicated it shut down the pipeline, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.

Line 901 is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 903 is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Louis Obispo, California.

SYU Production History

Between 1981 and 2014, SYU produced over 671 MMBoe of oil and gas. An average of 27 MMcf of natural gas and 29 MBbls of oil and condensate was produced per day (gross) in 2014, the last full year when the assets were online. After the Line 901 incident, the SYU platforms and facilities suspended production, the SYU Assets were shut in and the facilities were placed in a safe state as described below under “—Pipeline 901 Incident.”

Pipeline 901 Incident

In May 2015, Plains All American Pipeline, L.P. (“Plains”) experienced a crude oil release from the Las Flores to Gaviota Pipeline (Line 901) in Santa Barbara County, California (the “Line 901 incident”). According to Plains, a portion of the released crude oil reached the Pacific Ocean at Refugio State Beach through a drainage culvert. Following the release, Plains indicates that it shut down the pipeline and initiated its emergency response plan. A Unified Command, which included the U.S. Coast Guard, the EPA, the State of California Department of Fish and Wildlife (“CDFW”), the California Office of Spill Prevention and Response and the Santa Barbara Office of Emergency Management, was established for the response effort. Clean-up and remediation operations with respect to impacted shoreline and other areas has been determined by the Unified Command to be complete, and the Unified Command has been dissolved. Plains’ estimate of the amount of oil spilled, based on relevant facts, data and information, and as set forth in the Consent Decree described below, is approximately 2,934 barrels; of this amount, Plains estimated that 598 barrels reached the Pacific Ocean.

Several governmental agencies and regulators initiated investigations into the Line 901 incident, various claims were made against Plains and a number of lawsuits were filed against Plains, the majority of which Plains indicates have been resolved.

Following the Line 901 incident, Plains entered into a cooperative Natural Resource Damage Assessment (“NRDA”) process with the federal and state agencies designated or authorized by law to act as trustees for the natural resources of the United States and the State of California (collectively, the “Trustees”). Additionally, various government agencies sought to collect civil fines and penalties from Plains under applicable state and federal regulations. On March 13, 2020, Plains entered into a pre-negotiated settlement agreement in the form of a Consent Decree (the “Consent Decree”) with the U.S. Department of Justice, Environmental and Natural

Resources Division, the U.S. Department of Transportation, Pipeline and Hazardous Materials Safety Administration, the EPA, CDFW, the California Department of Parks and Recreation, the California State Lands Commission, the California Department of Forestry and Fire Protection’s Office of the State Fire Marshal, Central Coast Regional Water Quality Control Board, and Regents of the University of California. The Consent Decree was approved and entered by the Federal District Court for the Central District of California on October 14, 2020. The Consent Decree resolved all regulatory claims related to the incident and Plains was required to pay various civil penalties and compensation related to the Line 901 incident. The Consent Decree also contains requirements for potentially restarting Line 901 and the Sisquoc to Pentland portion of Line 903.

On October 13, 2022, Plains sold Line 901 and the Sisquoc to Pentland portion of Line 903 to PPC. As required by the terms of the Consent Decree, PPC assumed responsibility for compliance with the Consent Decree as it relates to the future ownership and operation of Line 901 and the Sisquoc to Pentland portion of Line 903.

The EM-Plains Purchase Agreement requires Plains to indemnify EM against certain liabilities directly arising out of or directly relating to the oil spilled from Line 901 and the subsequent clean up and remediation. The Sable-EM Purchase Agreement requires EM to indemnify Sable against certain liabilities associated with the Line 901 incident prior to January 1, 2022 and for a period of two years following the closing under the Sable-EM Purchase Agreement.

We consider the following to be material, albeit achievable requirements to restarting SYU and Line 901 and Line 903: (1) satisfaction of all California Assembly Bill 864 (“AB-864”) provisions requiring pipelines be equipped with the Coastal Best Available Technology (“CBAT”) that provides the greatest degree of protection by limiting the quantity of release in the event of an oil spill, (2) as required by Santa Barbara County, completion of a safety audit prior to operatorship transfer, (3) submission to Santa Barbara County of a transitional plan demonstrating we have adequate training and a good working knowledge of any and all county compliance plans, (4) approval of zoning clearance applications by Santa Barbara, San Luis Obispo and Kern Counties, and (5) approval from the OSFM of a restart plan for Lines 901 and 903 (to be provided at least 60 days prior to restart).

The parties continue to progress the processing and receipt of the above material regulatory actions in order to meet a production restart schedule of the first quarter of 2024:

1.

AB-864 CBAT Requirement: On July 13, 2022, OSFM accepted the OSFM AB-864 Risk Analysis and Initial and Supplemental Implementation Plans. The parties also are exploring alternative CBAT (such as added pipeline internal and external inspections, additional spill containment, enhanced leak detection, and alternatives to existing corrosion protection/monitoring, such as polymer-based liners that are corrosion-free) to satisfy AB-864 requirements.

2.

Santa Barbara County Safety Audit: EM is currently preparing a safety audit (conducting internal pipeline inspections) for its transfer of operatorship from Plains. Sable’s safety audit is expected to be fulfilled in whole or in large part by the EM audit. The safety audit requirement occurs post-close as part of the transfer of operatorship.

3.

Submission of Transitional Plan: The transitional plan is to be submitted post-close along with the safety audit. Sable has taken steps to initiate the preparation of the transitional plan and expects to complete same in time for a post-closing filing.

4.

Approval of Zoning Applications: On September 16, 2021 San Luis Obispo County approved the zoning clearance for San Luis Obispo County. On July 12, 2022 Kern County approved the zoning clearance for Kern County. Santa Barbara County approved zoning applications on August 22, 2022, which were appealed on September 1, 2022. A hearing is expected in the first quarter of 2023. The appellants’ complaints will be addressed in a county staff and counsel report prior to the hearing, though most of the complaints were raised and rebutted prior to the August 22, 2022 zoning approvals.

5.

OSFM Restart Plan Approval: The Consent Decree (“CD”) prescribes what must be submitted to restart the pipelines, including the state waiver application for the existing cathodic protection system (which comprises in part the “Restart Plan”). The CD also includes the AB-864 risk assessment and mitigation (i.e., additional isolation valves or other CBAT). Waivers are presently being prepared by EM and are anticipated to be the restart plan submitted in the first quarter of 2023.

Given our current progress on these requirements, we believe that these requirements will not inhibit our ability to restart the onshore and offshore facilities consistent with our timeline of restarting production during the first quarter of 2024.

Operations

General

EM has been the owner and operator of the SYU assets and Plains has been the owner and operator of the Pipelines. EM acquired the Pipelines from Plains on October 13, 2022 pursuant to the EM-Plains Purchase Agreement. In connection with the Business Combination, a substantial portion of the existing employees of SYU will continue in their same capacity with Sable. The offshore platforms have permanent drilling systems in place.

Title to Properties

The interests in the properties on which the SYU Assets and the Pipelines are located and their operations are conducted derive from ownership, leases, easements, rights-of-way, permits, or licenses from landowners or governmental authorities, permitting the use of such real property for their operations. EM has not made rental payments for use of a right-of-way easement for the Pipelines and there is some risk the government could allege the easement has lapsed, as further described under “Risk Factors—Risks Related to the Business of SYU—We may incur losses as a result of title defects in our properties.” Aside from the foregoing, the owners of the SYU Assets and the Pipelines believe they have satisfactory title or other rights to all such properties in accordance with industry standards, and Sable has conducted thorough diligence and title investigations in advance of the Business Combination. Individual properties may be subject to burdens that do not materially interfere with the use or affect the value of the properties. Burdens on properties may include customary royalty interests, liens incident to operating agreements and for current taxes, obligations or duties under applicable laws, development obligations under natural gas leases, or net profits interests.

Delivery Commitments

SYU has no commitments to deliver a fixed and determinable quantity of its oil or natural gas production in the near future under any existing sales contracts.

Derivative Activities

SYU is not currently party to any commodity derivative contracts but as the restart of production approaches Sable may enter into commodity derivative contracts with unaffiliated third parties to achieve more predictable cash flows and to reduce exposure to fluctuations in oil and natural gas prices. Sable may enter into commodity derivative contracts at times and on terms desired to maintain a portfolio of commodity derivative contracts covering a specified percentage or range of its estimated production over a one-to-three-year period at any given point of time. It may, however, hedge more or less than this approximate amount from time to time.

SYU is not currently party to any interest rate swaps and substantially all of Sable’s indebtedness from the Business Combination will consist of fixed-rate indebtedness. However, if Sable incurs variable rate indebtedness in the future it may periodically enter into interest rate swaps to mitigate exposure to market rate fluctuations by converting variable interest rates to fixed interest rates.

Sable will only enter into derivative contracts with creditworthy counterparties (generally, financial institutions) deemed by management as competent and competitive market makers. Those counterparties may include existing or future lenders or their affiliates. Sable will continue to evaluate the benefit of employing derivatives in the future.

Competition

SYU operates in a highly competitive environment for securing trained personnel, contracting for drilling equipment, and from time to time leasing or otherwise acquiring new acreage. Many of its competitors possess and employ financial, technical and personnel resources substantially greater than SYU’s, which can be particularly important in the areas in which it operates. As a result, SYU’s competitors may be able to pay more for productive oil and natural gas properties and exploratory prospects, as well as evaluate, bid for and purchase a greater number of properties and prospects than its financial or personnel resources permit. SYU’s ability to acquire additional properties and to find and develop reserves will depend on its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, there is substantial competition for capital available for investment in the oil and natural gas industry and many of its competitors have access to capital at a lower cost than that available to SYU or Sable.

Seasonality

SYU’s offshore operations can be impacted by inclement weather from time to time. The price SYU received for natural gas production is typically impacted by seasonal fluctuations in demand for natural gas. The demand for natural gas typically peaks during the coldest months and tapers off during the milder months, with a slight increase during the summer to meet the demands of electric generators. The weather during any particular season can affect this cyclical demand for natural gas. Seasonal anomalies such as mild winters or hot summers can lessen or intensify this fluctuation. In addition, certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer. This can also lessen seasonal demand fluctuations. Recently there has been elevated global demand for natural gas due to shortages exacerbated by geopolitical issues and conflicts but there is no assurance that demand will remain elevated.

Insurance

In accordance with customary industry practice, Sable will maintain insurance against many, but not all, potential losses or liabilities arising from its operations and at costs that it believes to be economic. Sable will regularly review its risks of loss and the cost and availability of insurance and revise its insurance accordingly. Its insurance will not cover every potential risk associated with its operations, including the potential loss of significant revenues. Sable can provide no assurance that its coverage will adequately protect it against liability from all potential consequences, damages and losses. Prior to or upon the restart of production Sable expects to have insurance policies including the following:

Commercial General Liability;	Oil Pollution Act Liability;
Primary Umbrella / Excess Liability;	Pollution Legal Liability;
Property;	Charterer’s Legal Liability;
Workers’ Compensation;	Non-Owned Aircraft Liability;
Employer’s Liability;	Automobile Liability;
Maritime Employer’s Liability;	Directors & Officers Liability;
U.S. Longshore and Harbor Workers’;	Employment Practices Liability;
Energy Package/Control of Well;	Crime; and
Loss of Production Income;	Fiduciary Liability.
Cybersecurity;

Sable monitors regulatory changes and comments and considers their impact on the insurance market, along with SYU’s overall risk profile. As necessary, Sable expects to adjust its risk and insurance program to provide protection at a level it considers appropriate while weighing the cost of insurance against the potential and magnitude of disruption to its operations and cash flows. Changes in laws and regulations could lead to changes in underwriting standards, limitations on scope and amount of coverage, and higher premiums, including possible increases in liability caps for claims of damages from oil spills.

Potential Opportunities for Carbon Sequestration

Sable may pursue new opportunities on the Outer Continental Shelf for long-term sequestration of carbon dioxide that would otherwise go into the atmosphere. The 2021 Infrastructure Investment and Jobs Act gives the Secretary of the Interior new authority to allow the long-term sequestration of carbon dioxide on the OCS and directs the Secretary to promulgate regulations to implement the authority. As the regulatory program is developed over time, Sable intends to evaluate the potential to leverage its infrastructure for carbon sequestration in light of the new program and applicable local, state, and federal permitting requirements.

Environmental, Occupational Safety and Health Matters and Regulations

General

SYU’s oil and natural gas development and production operations are subject to stringent and complex federal, state and local laws and regulations governing the release or discharge of materials into the environment, health and safety aspects of its operations, or otherwise relating to protection of the environment and natural resources. These laws and regulations impose numerous obligations applicable to its operations, including the issuance of certain permits before conducting regulated drilling activities; the restriction of types, quantities and concentration of materials that can be released or discharged into or through the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands, seismically active areas and other protected or preserved areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution and natural resources damages potentially resulting from its operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (“EPA”), California Public Utility Commission (“CPUC”), California Department of Forestry and Fire Protection’s Office of the State Fire Marshal (the “OSFM”), California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) and the California State Lands Commission, and other governmental agencies have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly compliance or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, injunctive relief, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and in some instances, the issuance of orders limiting or prohibiting some or all of its operations. We may also experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to restart or replace the Pipelines, which may delay or interrupt SYU’s operations and limit its growth and revenue. In addition, the long-term trend in environmental regulation has been to place more restrictions and limitations on activities that may affect the environment. Consequently, SYU’s costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to its operations.

Under certain environmental laws that impose strict as well as joint and several liability, SYU may be required to remediate contaminated properties currently or formerly owned or operated by it or facilities of third parties that received waste generated by its operations, regardless of whether such contamination resulted from its conduct or the conduct of others that was in compliance with all applicable laws at the time of such conduct. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of its operations. Moreover, public interest in the protection of the environment has increased in recent years. New laws and regulations continue to be enacted, particularly at the state level, and the long-term trend of more expansive and stringent environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. To the extent new or more stringent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, SYU’s business, prospects, financial condition or results of operations could be materially adversely affected.

The following is a summary of the more significant existing environmental, occupational safety and health laws and regulations to which SYU’s business operations are subject and for which compliance may have a material adverse impact on its capital expenditures, results of operations or financial position.

Offshore Operations

Our oil and gas operations associated with SYU are conducted on offshore leases in federal waters and those operations are regulated by agencies such as the Bureau of Ocean Energy Management (“BOEM”) and the Bureau of Safety and Environmental Enforcement (“BSEE”), which have broad authority to regulate oil and gas operations associated with SYU.

BOEM is responsible for managing environmentally and economically responsible development of the nation’s offshore resources. Its functions include offshore leasing, resource evaluation, review and administration of oil and gas exploration and development plans, renewable energy development, and National Environmental Policy Act (“NEPA”) analysis and environmental review. Lessees must obtain BOEM approval for exploration, development and production plans prior to the commencement of offshore operations. BOEM generally requires that lessees have substantial net worth, post supplemental bonds or provide other acceptable assurances that the obligations will be met. In October 2020, BOEM and BSEE issued a proposed rule to clarify, streamline, and provide greater transparency to financial assurance requirements for the oil and gas industry, including streamlining the evaluation criteria for determining if and when additional security is required for Outer Continental Shelf (“OCS”) leases, pipeline rights-of-way and rights-of-use and easement and revising the process for issuing decommissioning obligations for facilities on the OCS. The new criteria may modify BOEM’s process for evaluating a lessee’s potential need for additional security and change the information necessary to demonstrate that they have the financial ability to carry out their lease obligations. It is unclear whether the rule will be finalized; however, in August 2021, BOEM announced its continuing industry-wide efforts to seek supplemental financial assurance to cover expected decommissioning costs of certain oil and gas infrastructure, primarily focused in the OCS.

BSEE is responsible for safety and environmental oversight of offshore oil and gas operations. Its functions include the development and enforcement of safety and environmental regulations, permitting offshore exploration, development and production, inspections, offshore regulatory programs, oil spill response and training and environmental compliance programs. BSEE regulations require offshore production facilities and pipelines located on the OCS to meet stringent engineering and construction specifications, and BSEE has proposed and/or promulgated additional safety-related regulations concerning the design and operating procedures of these facilities and pipelines, including regulations to safeguard against or respond to well blowouts and other catastrophes. BSEE regulations also restrict the flaring or venting of natural gas, prohibit the flaring of liquid hydrocarbons and govern the plugging and abandonment of wells located offshore and the installation and removal of all fixed drilling and production facilities.

BOEM and BSEE have adopted regulations providing for enforcement actions, including civil penalties and lease forfeiture or cancellation for failure to comply with regulatory requirements for offshore operations. If we fail to pay royalties or comply with safety and environmental regulations, BOEM and BSEE may take action that seeks the curtailment, suspension, or termination of SYU’s operations and we may be subject to civil or criminal liability.

Additionally, delays in the approval or refusal of plans and issuance of permits by BOEM or BSEE because of staffing, economic, environmental, legal or other reasons (or other actions taken by BOEM or BSEE) could adversely affect SYU’s offshore operations. The requirements imposed by BOEM and BSEE regulations are frequently changed and subject to new interpretations. Also, in addition to permits and approvals required by BOEM and BSEE, approvals and permits may be required from other agencies for the oil and gas operations associated with SYU’s properties, such as the U.S. Coast Guard, the EPA, U.S. Department of Transportation, U.S. Army Corps of Engineers and state and local authorities.

Hazardous Substances and Waste Handling

Our operations are subject to environmental laws and regulations relating to the management and release of hazardous substances, solid and hazardous wastes and petroleum hydrocarbons. These laws generally regulate the generation, storage, treatment, transportation and disposal of solid and hazardous waste and may impose strict and, in some cases, joint and several liability for the investigation and remediation of affected areas where hazardous substances may have been released or disposed. The Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), also referred to as the Superfund law and comparable state laws, impose liability, without regard to fault or the legality of the original conduct, on certain potentially responsible parties. These persons include current owners or operators of the site where a release of hazardous substances occurred, prior owners or operators that owned or operated the site at the time of the release or disposal of hazardous substances and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Under CERCLA, these persons may be subject to strict and joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover the costs they incur from the responsible classes of persons. Despite the “petroleum exclusion” of Section 101(14) of CERCLA, which currently encompasses natural gas, SYU may nonetheless handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of its ordinary operations and as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment. Also, comparable state statutes may not contain a similar exemption for petroleum, and it is also not uncommon for neighboring landowners and other third parties to file common law-based claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. In addition, SYU may have liability for releases of hazardous substances at its properties by prior owners or operators or other third parties.

The Oil Pollution Act is the primary federal law imposing oil spill liability. The Oil Pollution Act contains numerous requirements relating to the prevention of, and response to petroleum releases into waters of the United States, including the requirement that operators of offshore facilities and certain onshore facilities near or crossing waterways must maintain certain significant levels of financial assurance to cover potential environmental cleanup and restoration costs. Under the Oil Pollution Act, strict, joint and several liability may be imposed on “responsible parties” for all containment and cleanup costs and certain other damages arising from a release, including, but not limited to, the costs of responding to a release of oil to surface waters and natural resource damages resulting from oil spills into or upon navigable waters, adjoining shorelines or in the exclusive economic zone of the United States. A “responsible party” includes the owner or operator of an onshore facility. The Oil Pollution Act establishes a liability limit for onshore facilities, but these liability limits may not apply if: a spill is caused by a party’s gross negligence or willful misconduct; the spill resulted from violation of a federal safety, construction or operating regulation; or a party fails to report a spill or to cooperate fully in a cleanup. We are also subject to analogous state statutes that impose liabilities with respect to oil spills. For example, the California Department of Fish and Wildlife’s Office of Oil Spill Prevention and Response has adopted oil-spill prevention regulations that overlap with federal regulations.

We also generate solid wastes, including hazardous wastes, which are subject to the requirements of the Resource Conservation and Recovery Act, as amended (“RCRA”), and comparable state statutes. Although

RCRA regulates both solid and hazardous wastes, it imposes stringent requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain petroleum production wastes are excluded from RCRA’s hazardous waste regulations. These wastes, instead, are regulated under RCRA’s less stringent solid waste provisions, state laws or other federal laws. It is possible that these wastes, which could include wastes expected to be generated during SYU’s operations, could be designated as “hazardous wastes” in the future and, therefore, be subject to more rigorous and costly disposal requirements. Indeed, legislation has been proposed from time to time in Congress to re-categorize certain oil and gas exploration and production wastes as “hazardous wastes.” Also, in December 2016, the EPA entered into a consent decree requiring it to review its regulation of oil and gas waste. In April 2019, the EPA determined that revisions to the RCRA regulations were not required, concluding that any adverse effects related to oil and gas waste are more appropriately and readily addressed within the framework of existing state regulatory programs. However, any such changes to state programs could result in an increase in SYU’s costs to manage and dispose of oil and gas waste, which could have a material adverse effect on its maintenance capital expenditures and operating expenses.

It is possible that SYU’s oil and natural gas operations may require it to manage naturally occurring radioactive materials (“NORM”). NORM is present in varying concentrations in sub-surface formations, including hydrocarbon reservoirs, and may become concentrated in scale, film and sludge in equipment that comes into contact with crude oil and natural gas production and processing streams. Some states have enacted regulations governing the handling, treatment, storage and disposal of NORM.

Administrative, civil and criminal penalties can be imposed for failure to comply with hazardous substance and waste handling requirements. For ownership and operation of the idled SYU and Pipelines, we believe that we are in substantial compliance with the requirements of CERCLA, Oil Pollution Act, RCRA and other applicable federal and related state and local laws and regulations, and that we hold all necessary and up-to-date permits, registrations and other authorizations required under such laws and regulations. Although SYU believes that the costs of managing its hazardous substances and wastes as they are presently classified are reflected in its budget, any legislative or regulatory reclassification of oil and natural gas exploration and production wastes could increase its costs to manage and dispose of such wastes.

Water Discharges

The Federal Water Pollution Control Act (the “Clean Water Act”), the Safe Drinking Water Act (“SDWA”), the Oil Pollution Act and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including oil and hazardous substances, into navigable waters of the United States, as well as state waters. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. These laws and regulations also prohibit certain activity in wetlands unless authorized by a permit issued by the U.S. Army Corps of Engineers. To the extent a new rule or further litigation expands the scope of the Clean Water Act’s jurisdiction or impacts available agency resources, we could face increased costs and/or delays with respect to obtaining permits for dredge and fill activities in wetland areas.

The EPA has also adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain individual permits or coverage under general permits for storm water discharges. Costs may be associated with the treatment of storm water or developing and implementing storm water pollution prevention plans, as well as for monitoring and sampling the storm water runoff from certain of SYU’s facilities. Some states also maintain groundwater protection programs that require permits or specify other requirements for discharges or operations that may impact groundwater conditions. These same regulatory programs may also limit the total volume of water that can be discharged, hence limiting the rate of development and requiring us to incur compliance costs. Additionally, we are required to develop and implement spill prevention, control and countermeasure plans, in connection with on-site storage of significant quantities of oil.

These laws and any implementing regulations provide for administrative, civil and criminal penalties for any unauthorized discharges of oil and other substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages. Additionally, obtaining permits has the potential to delay the development of natural gas and oil projects. For ownership and operation of the idled SYU and Pipelines, we believe that we maintain all required discharge permits necessary to conduct our operations and that we are in substantial compliance with their terms.

In addition, in some instances the operation of underground injection wells for the disposal of wastewater has been alleged to cause earthquakes. For example, the EPA released a report with findings and recommendations related to public concern about induced seismic activity from disposal wells. The report recommended strategies for managing and minimizing the potential for significant injection-induced seismic events. Any future orders or regulations addressing concerns about seismic activity from well injection could affect or curtail SYU’s operations.

Air Emissions

The federal Clean Air Act, as amended (“CAA”), and comparable state laws restrict the emission of air pollutants from many sources, including compressor stations, through the issuance of permits and the imposition of other requirements. The SYU properties and associated facilities are also subject to regulation by state and local authorities. Federal and state laws and regulations may require us to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with stringent air permit requirements or utilize specific equipment or technologies to control emissions of certain pollutants.

The EPA has developed, and continues to develop, stringent regulations governing emissions of air pollutants at specified sources. New facilities may be required to obtain permits before work can begin, and modified and existing facilities may be required to obtain additional permits. In June 2016, the EPA finalized regulations establishing New Source Performance Standards (NSPS), known as Subpart OOOOa, for methane and volatile organic compounds (“VOC”) from new and modified oil and natural gas production and natural gas processing and transmission facilities. In September 2020, the EPA finalized two sets of amendments to the 2016 Subpart OOOOa standards. The first, known as the 2020 Technical Rule, reduced the 2016 rule’s fugitive emissions monitoring requirements and expanded exceptions to pneumatic pump requirements, among other changes. The second, known as the 2020 Policy Rule, rescinded the methane-specific requirements for certain oil and natural gas sources in the production and processing segments. On January 20, 2021, President Biden issued an Executive Order directing the EPA to rescind the 2020 Technical Rule by September 2021 and consider revising the 2020 Policy Rule. On June 30, 2021, President Biden signed a Congressional Review Act (“CRA”) resolution passed by Congress that revoked the 2020 Policy Rule. The CRA did not address the 2020 Technical Rule.

Further, on November 15, 2021, the EPA issued a proposed rule intended to reduce methane emissions from oil and gas sources. The proposed rule would make the existing regulations in Subpart OOOOa more stringent and create a Subpart OOOOb to expand reduction requirements for new, modified, and reconstructed oil and gas sources, including standards focusing on certain source types that have never been regulated under the CAA (including intermittent vent pneumatic controllers, associated gas, and liquids unloading facilities). In addition, the proposed rule would establish “Emissions Guidelines,” creating a Subpart OOOOc that would require states to develop plans to reduce methane emissions from existing sources that must be at least as effective as presumptive standards set by the EPA. Under the proposed rule, States would have three years to develop their compliance plan for existing sources and the regulations for new sources would take effect immediately upon issuance of a final rule. The EPA is expected to issue both a supplemental proposed rule, which may expand or modify the current proposed rule, and a final rule by the end of 2022.

Similarly, in September 2018, the BLM issued a rule that relaxed or rescinded certain requirements of the agency’s 2016 Waste Prevention Rule, which aimed to reduce methane emissions from venting, flaring, and leaks during oil and gas operations on public lands, but both the 2016 rule and its 2018 rescission were invalidated in federal district court. Environmental groups appealed the invalidation of the 2016 rule to the U.S. Court of Appeals for the Tenth Circuit, which is stayed pending a review of the rule by BLM. As a result of these regulatory changes, the scope of any final methane regulations or the costs for complying with the federal methane regulations are uncertain. However, any future changes to the regulations governing methane emissions, and other air quality programs, may require us to obtain pre-approval for the expansion or modification of existing facilities or the construction of new facilities expected to produce air emissions, impose stringent air permit requirements, or utilize specific equipment or technologies to control emissions. Compliance with such rules could result in significant costs, including increased capital expenditures and operating costs, and could adversely impact SYU’s business.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”). The Inflation Reduction Act amends the Clean Air Act to impose a fee on the emission of methane from sources required to report their GHG emissions to the EPA, including those sources in the petroleum and natural gas production category. The methane emissions charge will start in calendar year 2024 at $900 per ton of methane, increase to $1,200 in 2025, and be set at $1,500 for 2026 and each year thereafter. Calculation of the fee is based on certain thresholds established in the Inflation Reduction Act. The methane emissions charge may have the effect of increasing our capital expenditures to limit methane releases and increasing our costs to the extent we exceed the limits.

SYU may be required to incur certain capital expenditures in the next few years for air pollution control equipment in connection with maintaining or obtaining operating permits addressing air emission related issues, which may have a material adverse effect on its operations. Obtaining permits also has the potential to delay the development of oil and natural gas projects and increase their costs of development, which costs could be significant. SYU believes that it is currently in substantial compliance with all air emissions regulations and that it holds all necessary and valid construction and operating permits for its current operations.

Regulation of “Greenhouse Gas” Emissions

In December 2015, the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change resulted in nearly 200 countries, including the United States, coming together to develop the Paris Agreement, which calls for the parties to undertake “ambitious efforts” to limit the average global temperature. Although the agreement does not create any binding obligations for nations to limit their greenhouse gas emissions, it does include pledges to voluntarily limit or reduce future emissions. On June 1, 2017, President Trump announced that the U.S. would withdraw from the Paris Agreement and completed the process of withdrawing on November 4, 2020. However, on January 20, 2021, President Biden issued written notification to the United Nations of the United States’ intention to rejoin the Paris Agreement, which became effective on February 19, 2021. In addition, in September 2021, President Biden publicly announced the Global Methane Pledge, a pact that aims to reduce global methane emissions at least 30% below 2020 levels by 2030. Since its formal launch at the United Nations Climate Change Conference (“COP26”), over 100 countries have joined the pledge.

While Congress has from time to time considered legislation to reduce emissions of GHGs, there has not been significant, economy-wide activity in the form of adopted legislation to reduce GHG emissions at the federal level in recent years. However, on August 16, 2022, President Biden signed the Inflation Reduction Act into law, which imposes fees on methane emissions, beginning in calendar year 2024. In the absence of significant federal climate legislation, a number of states have taken legal measures to reduce emissions of GHGs, including through the planned development of GHGs emission inventories and/or regional GHGs cap and trade programs.

The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, SYU’s equipment and operations could require it to incur costs to reduce emissions of GHGs or could adversely affect demand for the oil and natural gas it produces. For example, any GHG regulation could increase its costs of compliance by potentially delaying the receipt of permits and other regulatory approvals; requiring it to monitor emissions, install additional equipment or modify facilities to reduce GHG and other emissions; purchase emission credits; or utilize electric driven compression at facilities to obtain regulatory permits and approvals in a timely manner. Such climate change regulatory and legislative initiatives could have a material adverse effect on SYU’s business, financial condition and results of operations.

While SYU is subject to certain federal GHG monitoring and reporting requirements, its operations are not adversely impacted by existing federal, state and local climate change initiatives and, at this time, it is not possible to accurately estimate how potential future laws or regulations addressing GHG emissions would impact its business. The California Legislature is considering a bill that may require SYU to report on its Scope 1, 2, and 3 emissions using the standards and guidance set out under the Greenhouse Gas Protocol and obtain third-party auditor verification of its reports. The California State Senate passed the bill in January 2022 and ordered the bill to the state assembly for consideration.

In addition, claims have been made against certain energy companies alleging that GHG emissions from oil and natural gas operations constitute a public nuisance or have caused other redressable injuries under federal and/or state common law. While SYU’s business is not a party to any such litigation, it could be named in actions making similar allegations. An unfavorable ruling in any such case could adversely impact its business, financial condition and results of operations.

Moreover, any legislation or regulatory programs to reduce GHG emissions could increase the cost of consumption, and thereby reduce demand for, the oil and natural gas we produce. Consequently, legislation and regulatory programs to reduce emissions of GHGs could have an adverse effect on SYU’s business, financial condition and results of operations. Incentives to conserve energy or use alternative energy sources as a means of addressing climate change could also reduce demand for the oil and natural gas we produce. In addition, parties concerned about the potential effects of climate change have directed their attention at sources of funding for energy companies, which has resulted in certain financial institutions, funds and other sources of capital restricting or eliminating their investment in oil and natural gas activities. Finally, it should be noted that most scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events. If any such effects were to occur in sufficient proximity to SYU’s facilities, they could have an adverse effect on SYU’s development and production operations, as well as potentially increased costs for insurance coverages in the aftermath of such effects.

National Environmental Policy Act

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act (“NEPA”). NEPA requires federal agencies, including the U.S. Departments of the Interior and Agriculture, to evaluate major federal actions having the potential to significantly impact the human environment. In July 2020, the White House’s Council on Environmental Quality published a final rule to amend the NEPA implementing regulations intended to streamline the environmental review process, including shortening the time for review as well as eliminating the requirement to evaluate cumulative impacts. The new regulations are subject to ongoing litigation, which has been stayed pending an ongoing review of the 2020 rule. On October 7, 2021, the Council on Environmental Quality published its Phase 1 rule, the first of two planned rules to roll back the 2020 rule. All of SYU’s current and proposed development and production activities and plans on federal lands, including those in the Pacific Ocean, require governmental permits that are expected to be subject to the requirements of NEPA. This environmental review process has the potential to delay the development of oil and natural gas projects. Authorizations under NEPA also are subject to protest, appeal or litigation, which can delay or halt projects.

Endangered Species Act and Migratory Bird Treaty Act

The federal ESA and analogous state statutes restrict activities that may adversely affect endangered and threatened species or their habitat. In August 2019, the U.S. Fish and Wildlife Service (the “FWS”) and National Marine Fisheries Service (“NMFS”) issued three rules amending the implementation of the ESA regulations revising, among other things, the process for listing species and designating critical habitats. A coalition of states and environmental groups have challenged these rules and the litigation remains pending. In addition, on December 18, 2020, the FWS amended its regulations governing critical habitat designations and the amended regulations are subject to ongoing litigation. In June 2021, FWS and NMFS announced plans to begin rulemaking processes to rescind these rules. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act (“MBTA”), which makes it illegal to, among other things, hunt, capture, kill, possess, sell, or purchase migratory birds, nests, or eggs without a permit. This prohibition covers most bird species in the U.S. On January 7, 2021, the Department of the Interior finalized a rule limiting the application of the MBTA. However, the Department of the Interior revoked the rule in October 2021 and issued an advanced notice of proposed rulemaking seeking comment on the Department of the Interior’s plan to develop regulations that authorize incidental take under certain prescribed conditions. Future implementation of the rules implementing the ESA and the MBTA are uncertain. The designation of previously unidentified endangered or threatened species in areas where we operate could cause us to incur additional costs or become subject to operating delays, restrictions or bans. Numerous species have been listed or proposed for protected status in areas in which we currently, or could in the future, undertake operations. The presence of protected species in areas where SYU operates could impair its ability to timely complete or carry out those operations, lose leaseholds if it is not permitted to timely commence drilling operations, cause it to incur increased costs arising from species protection measures, and consequently, adversely affect its results of operations and financial position.

Occupational Safety and Health; Training and Qualifications

We are also subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state laws that regulate the protection of the health and safety of employees. In addition, OSHA’s hazard communication standard requires that information be maintained about hazardous materials used or produced in SYU’s operations and that this information be provided to employees, state and local government authorities and citizens. Other OSHA standards regulate specific worker safety aspects of SYU’s operations. For example, under a new OSHA standard limiting respirable silica exposure, the oil and gas industry was required to implement engineering controls and work practices to limit exposures below the new limits by June 2021. Failure to comply with OSHA requirements can lead to the imposition of penalties. SYU believes that its operations are in substantial compliance with the OSHA requirements.

The U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration (“PHMSA”) regulates our hazardous liquids and natural gas pipelines and pipeline facilities, including associated storage, pursuant to the Hazardous Liquids Pipeline Safety Act of 1979, as amended (the “HLPSA”), and the Natural Gas Pipeline Safety Act of 1968, as amended (the “NGPSA”). Federal regulations implementing the HLPSA and NGPSA establish minimum safety standards for pipeline transportation applicable to owners or operators of pipeline facilities regarding the design, installation, inspection, emergency plans and procedures, testing, construction, extension, operation, replacement, and maintenance of pipeline facilities. Among other things, these regulations require pipeline operators to conduct extensive emergency incident response training for pipeline personnel, including spill response drills for hazards liquids pipelines. These regulations also require pipeline operators to develop and maintain a written qualification program for individuals performing covered tasks on pipeline facilities.

Other Regulation of the Oil and Natural Gas Industry

The oil and natural gas industry is extensively regulated by numerous federal, state and local authorities. Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden on SYU’s assets. Additionally, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that are binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Although the regulatory burden on the oil and natural gas industry increases SYU’s cost of doing business and, consequently, affects its profitability, these burdens generally do not affect SYU any differently or to any greater or lesser extent than they affect other companies in the oil and natural gas industry with similar types, quantities and locations of production.

Legislation continues to be introduced in Congress, and the development of regulations continues in the U.S. Department of Homeland Security and other agencies concerning the security of industrial facilities, including oil and natural gas facilities. SYU’s operations may be subject to such laws and regulations. Presently, it is not possible to accurately estimate the costs we could incur to comply with any such facility security laws or regulations, but such expenditures could be substantial.

Drilling and Production

SYU’s operations are subject to various types of regulation at federal, state and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations, including regulating one or more of the following:

•	the location of wells;

•	the method of drilling and casing wells;

•	the surface use and restoration of properties upon which wells are drilled;

•	the plugging and abandoning of wells;

•	transportation of materials and equipment to and from the well sites and facilities;

•	transportation and disposal of produced fluids and natural gas; and

•	notice to surface owners and other third parties.

Sale and Transportation of Gas and Oil

The California Public Utility Commission (“CPUC”) has jurisdiction over the construction and operations of intrastate pipeline facilities in California and the rates, terms and conditions of service under which companies provide intrastate transportation of gas, oil and other liquids by pipeline. The intrastate common carrier operations of the Pipelines will be subject to regulation by the CPUC and intrastate tariffs filed by us with the CPUC will be regulated under a cost-of-service methodology and established on the basis of revenues, expenses and investments. A variety of factors can affect the rates of return permitted by the CPUC. Tariff rates with respect to intrastate pipeline service in California are subject to challenge by complaint by interested parties or by independent action of the CPUC. The CPUC could limit our ability to increase our rates or could order us to reduce our rates and require the payment of refunds to shippers. The OSFM regulates the safety of intrastate hazardous liquid pipeline facilities in California. Both the CPUC and the OSFM are certified by PHMSA to regulate intrastate pipeline safety as certified state partners under the natural gas program and hazardous liquid program, respectively. Through this certification with PHMSA, they are required to adopt the minimum federal pipeline safety regulations and they may establish more stringent regulatory requirements as long as they are compatible with federal regulations.

PHMSA regulates the safety of pipeline transportation in or affecting interstate or foreign commerce, including pipeline facilities on the OCS. Pipelines 901 and 903 are subject to regulation by PHMSA. PHMSA has broad authority to investigate potential compliance issues, issue requests for information, inspect pipelines facilities, and issue enforcement. PHMSA’s enforcement authority includes the ability to issue a corrective actions, which may include the shut down or restriction of the operation pressure of a pipeline pending completion of the corrective measures. Federal pipeline safety regulations include reporting, design, construction, testing, operations and maintenance, qualification, corrosion control, and other minimum requirements. Operators are required to prepare procedural manuals to implement these minimum requirements and those procedures are enforceable by PHMSA.

PHMSA is active in proposing and finalizing additional regulations for natural gas and hazardous liquids pipelines. For example, in October 2019 PHMSA finalized new regulations for hazardous liquid pipelines that significantly extend and expand the reach of certain PHMSA integrity management requirements (i.e., periodic assessments, repairs and leak detection), regardless of the pipeline’s proximity to a high consequence area (“HCA”). The final rule also requires all pipelines in or affecting an HCA to be capable of accommodating in-line inspection tools within the next 20 years. In addition, the final rule extends annual and accident reporting requirements to gravity lines and all liquids gathering lines and also imposes inspection requirements on pipelines in areas affected by extreme weather events and natural disasters, such as hurricanes, landslides, floods, earthquakes, or other similar events that are likely to damage infrastructure. In addition, in April 2016, PHMSA proposed a rule regarding the safety of natural gas transmission pipelines and gas gathering pipelines. This proposed rule resulted in three separate final rules applicable to natural gas pipelines: (1) an October 2019 final rule on the natural gas transmission lines focused on material verification and maximum allowable operating pressure reconfirmation; (2) a November 2021 final rule applicable to onshore gas gathering lines; and (3) an August 24, 2022 final rule applicable to gas transmission lines with a focus on repair criteria and corrosion. Under the new gas gathering final rule, operators of certain onshore natural gas gathering pipelines that were previously excluded from certain PHMSA regulations face additional testing, safety and reporting requirements or may be forced to reduce their allowable operating pressures, which would reduce the amount of capacity available to us. Certain reporting requirements arising from the new PHMSA gas gathering rule took effect in May 2022, with additional requirements taking effect later in 2022 and 2023. Other recent rules include an April 8, 2022 final rule requiring installation of remote control or automatic shutoff valves (or equivalent technology) on certain newly constructed or entirely replaced onshore transmissions pipelines, gathering pipelines (liquid and gas), and hazardous liquids pipelines.

Moreover, effective April 2017, PHMSA adopted new rules significantly increasing the maximum administrative civil penalties for violation of the pipeline safety laws and regulations. PHMSA updates the maximum administrative civil penalties each year to account for inflation, and as of March 2022, the penalty limits are up to $239,142 per violation per day and up to $2,391,412 for a related series of violations. PHMSA has also issued a final rule in May 2011 applying safety regulations to certain rural low-stress hazardous liquid pipelines that were not covered previously by some of its safety regulations. Federal and state legislative and regulatory initiatives relating to pipeline safety that require the use of new or more stringent safety controls or result in more stringent enforcement of applicable legal requirements could subject us to increased capital costs, operational delays and costs of operation.

Anti-Market Manipulation Laws and Regulations

SYU’s sales of oil and natural gas are also subject to anti-manipulation and anti-disruptive practices authority under (i) the Commodity Exchange Act (“CEA”) and regulations promulgated thereunder by the CFTC, and (ii) the Energy Independence and Security Act of 2007 (“EISA”) and regulations promulgated thereunder by the FTC. The CEA prohibits any person from using or employing any manipulative or deceptive device in connection with any swap, or a contract for sale of any commodity, or for future delivery on such commodity, in contravention of the CFTC’s rules and regulations. It also prohibits knowingly delivering or causing to be delivered false, misleading or inaccurate reports concerning market information or conditions that affect or tend to affect the price of any commodity. The FTC’s Petroleum Market Manipulation Rule, issued pursuant to EISA, prohibits fraudulent or deceptive conduct (including false or misleading statements of material fact) in connection with wholesale purchases or sales of crude oil or refined petroleum products. Under both the CEA and the EISA, fines for violations can be up to $1,000,000 per day per violation (subject to adjustment for inflation) and certain knowing or willful violations may also lead to a felony conviction.

Derivatives Regulation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) directed the Commodities Futures Trading Commission (“CFTC”) to regulate certain markets for derivative products, including over-the-counter derivatives. Among other mandates, the CFTC has issued several new relevant regulations and rulemakings that require significant portions of the derivatives markets to clear through clearinghouses. While some of these rules have been finalized, some have not and the final form and timing of those rules remain uncertain.

In January 2020, the CFTC withdrew prior proposals and issued a new proposed rule, which includes limits on positions in (1) certain “Core Referenced Futures Contracts,” including contracts for several energy commodities; (2) futures and options on futures that are directly or indirectly linked to the price of a Core Referenced Futures Contract, or to the same commodity for delivery at the same location as specified in that Core Referenced Futures Contract; and (3) economically equivalent swaps. The proposal also includes exemptions from position limits for bona fide hedging activities. The proposal is not yet final and it remains subject to public comment and revision by the CFTC. Consequently, the potential impact of the proposed rule on SYU and its counterparties is uncertain at this time.

The Dodd-Frank Act and new related regulations may prompt potential derivative counterparties to spin off some of their derivatives activities to separate and less creditworthy entities. Any new regulations could significantly increase the cost of derivative contracts, materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, reduce SYU’s ability to monetize or restructure existing derivative contracts, and increase its exposure to less creditworthy counterparties. If SYU reduces its use of derivatives as a result of the regulations, its results of operations may become more volatile and its cash flows may become less predictable, which could adversely affect its ability to plan for and fund capital expenditures and to generate sufficient cash flow to pay dividends. Its revenues could be adversely affected if a consequence of the legislation and regulations is to lower commodity prices. Any of these consequences could have a material, adverse effect on SYU’s financial condition and results of operations. SYU’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates and could in the future result in financial losses or reduce its income.

Additional proposals and proceedings that may affect the crude oil and natural gas industry are pending before the U.S. Congress, federal agencies and the courts. SYU cannot predict the ultimate impact these proposals may have on its crude oil and natural gas operations, but it does not expect to be affected differently than its competitors.

State Regulation

The State of California also regulates the drilling for, and the production, gathering and sale of, oil and natural gas, and imposes taxes and drilling permit requirements. Among other things, the State of California also regulates the method of developing new fields, the spacing and operation of wells and the prevention of waste of natural gas resources. It does not regulate wellhead prices or engage in other similar direct economic regulation, but there can be no assurance that it will not do so in the future. The effect of these regulations may be to limit the amount of oil and natural gas that may be produced from SYU’s wells and to limit the number of wells or locations it can drill. The State of California has significantly increased the jurisdiction, duties and enforcement authority of CalGEM, the California State Lands Commission and other state agencies with respect to oil and natural gas activities in recent years, and CalGEM and other state agencies have also significantly revised their regulations, regulatory interpretations and data collection and reporting requirements. In addition, from time to time legislation has been introduced in the California Legislature seeking to further restrict or prohibit certain oil and gas operations. For additional information see “Risk Factors—Risks Related to the Business of SYU—Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California.”

Additionally, the rates charged by the Pipelines will be subject to regulation by the CPUC under a cost-of-service methodology as described above under “—Sale and Transportation of Gas and Oil.” For additional information, see “Risk Factors—Risks Related to the Business of SYU—Our financial results with respect to the Pipelines will primarily depend on the outcomes of ratemaking proceedings with the CPUC and we may not be able to earn an adequate rate of return in a timely manner or at all.”

The petroleum industry is also subject to compliance with various other federal, state and local regulations and laws. Some of those laws relate to resource conservation and equal employment opportunity. We do not believe that compliance with these laws will have a material adverse effect on us.

Human Capital

Overview

Upon consummation of the Business Combination we expect to have approximately              employees, approximately              of whom are represented by labor unions or covered by collective bargaining agreements. We strive to create a high-performing culture and positive work environment that allows us to attract and retain a diverse group of talented individuals who contribute to our success. To attract and retain top talent, our human resources programs are designed to reward and incentivize our employees through competitive compensation practices, our commitment to employee health and safety, training and talent development and our commitment to diversity and inclusion.

Safety

Safety is our highest priority and we are dedicated to the well-being of our employees, contractors, business partners, stakeholders and the environment. We promote safety with a robust health and safety program, which includes employee orientation and training, contractor management, risk assessments, hazard identification and mitigation, audits, incident reporting and investigation, and corrective and preventative action development.

In addition, we employ environmental, health and safety personnel at each of our asset locations, who provide in-person safety training and regular safety meetings. We also utilize learning management software to provide safety training on a variety of topics, and we contract with third-party technical experts as needed to facilitate training on specialized topics that are unique to each of our areas of operation.

Compensation

We operate in a highly competitive environment and designed its compensation program to attract, retain and motivate talented and experienced individuals. Its compensation philosophy is designed to align its workforce’s interests with those of its stakeholders and to reward them for achieving its business and strategic objectives and driving stockholder value. We consider competitive market compensation paid by our peers and other companies comparable to us in size, geographic location and operations in order to ensure compensation remains competitive and fulfills the goal of recruiting and retaining talented employees.

Training and Development

We are committed to the training and development of our employees. Employees are regularly provided training opportunities to develop skills in leadership, safety, and technical acumen, which bolster our efforts in conducting business in a safe manner and with high ethical standards. Further, supporting our employees in achieving their career and development goals is a key element of our approach to attracting and retaining top talent. We encourage our employees to advance their knowledge and skills and to network with other professionals in order to pursue career advancement and potential future opportunities with us. Our employees are able to attend training seminars and off-site workshops and to join professional associations that will enable them to remain up-to-date on the latest changes and best practices in their respective fields.

Diversity and Inclusion

We are committed to providing a diverse and inclusive workplace and career development opportunities to attract and retain talented employees. We recognize that a diverse workforce provides the opportunity to obtain unique perspectives, experiences, ideas, and solutions to help our business succeed. To that end, it is our policy to prohibit discrimination and harassment of any type and afford equal employment opportunities to employees and applicants without regard to race, color, religion, sex, national origin, age, disability, genetic information, veteran status, or any other basis protected by federal, state or local law. Further, it is our policy to forbid retaliation against any individual who reports, claims, or makes a charge of discrimination or harassment, fraud, unethical conduct, or a violation of company policies. To sustain and promote an inclusive culture, we maintain a robust compliance program rooted in our Code of Business Conduct and Ethics and other company policies, which provide policies and guidance on non-discrimination, anti-harassment, and equal employment opportunities. We require all employees to complete periodic training sessions on various aspects of our corporate policies through an annual acknowledgment and certification process.

Health and Wellness

We support our employees and their families by offering a robust package of health and welfare benefits, medical, dental, and vision insurance plans for employees and their families, life insurance and long-term disability plans, paid time off for holidays, vacation, sick leave, and other personal leave, and health and dependent care savings accounts. We also provide our employees with a 401(k) plan that includes a competitive company match, and employees have access to a variety of resources and services to help them plan for retirement.

In addition to these programs, we have several other programs designed to further promote the health and wellness of its employees, as well as an employee assistance program that offers counseling and referral services for a broad range of personal and family situations.

In response to the COVID-19 pandemic, we implemented proactive measures to protect the health and safety of our employees. These measures have included implementation of a COVID-19 leave program to allow employees to take time off when they or their family members contract COVID-19, implementation of health screenings, COVID-19 testing for its offshore workforce, allowing employees to work remotely to reduce the number of employees on site in our field areas to comply with social distancing guidelines, maintaining social distancing policies, requiring the use of masks in compliance with governmental mandates, frequently and extensively disinfecting common areas, performing contact tracing protocols if and when necessary, and implementing quarantine requirements, among other things. We are committed to maintaining best practices with our COVID-19 response protocols and will continue to work under the guidance of public health officials to ensure a safe workplace as long as COVID-19 remains a threat to our employees and communities.

Offices

Our principal executive office is located at 700 Milam Street, Suite 3300, Houston, Texas 77002. Our main telephone number is (713) 579-6106.

Legal Proceedings

Proceedings and Investigations Relating to the Line 901 Incident

For information regarding the Line 901 incident and other legal proceedings, see “Information About SYU—Pipeline 901 Incident” and “Risk Factors—Risks Related to Restart of Production.”

Other Legal Proceedings

As part of Sable’s normal business activities, it may be named as a defendant in litigation and other legal proceedings, including those arising from regulatory and environmental matters. If Sable determines that a negative outcome is probable and the amount of loss is reasonably estimable, we will accrue the estimated amount. Sable is not aware of any pending or threatened legal proceedings against Sable as of the date of this proxy statement and no amounts have been accrued for litigation or legal proceedings as of September 30, 2022. At times, SYU is involved in disputes or legal actions arising in the normal course of business. The outcome of such disputes or legal actions is not expected to have a material effect on SYU, and no amounts have been accrued as of September 30, 2022. There have been no fines or citations for any violations of governmental or environmental regulations that would have a material adverse effect on SYU as of September 30, 2022. See Note 5 “Commitments & Contingencies—Legal Proceedings” and “—Government and Environmental Regulation” of the SYU financial statements.

MANAGEMENT OF NEW SABLE AFTER THE BUSINESS COMBINATION

References in this section to “we,” “our,” “us” and the “Company” generally refer to Sable prior to the Business Combination and to New Sable and its consolidated subsidiaries after giving effect to the Business Combination.

Directors and Executive Officers

Set forth below are the names, ages and positions of each of the individuals who will serve as directors and officers of New Sable immediately following the Closing:

Name	Age	Title
James C. Flores	63	Chairman and Chief Executive Officer
J. Caldwell Flores	29	President
Doss R. Bourgeois	65	Executive Vice President and Chief Operating Officer
Gregory D. Patrinely	37	Executive Vice President and Chief Financial Officer
Anthony C. Duenner	63	Executive Vice President, General Counsel and Secretary
Michael E. Dillard	64	Director
Gregory P. Pipkin	63	Director
Christopher B. Sarofim	59	Director

James C. Flores. Mr. Flores’ business background information is set forth in the section entitled “Other Information Related to Flame—Management, Directors and Executive Officers” above.

J. Caldwell Flores. Mr. Flores has served as President of Sable Offshore Corp. since September 2021. He has also served as President of Sable Minerals, Inc., a Houston-based private oil and gas company, overseeing the daily operations and administration, as well as providing investment analysis for the firm. Prior to assuming the role of President of Sable Minerals, Inc., Mr. Flores was a Senior Associate for Sable Permian Resources, LLC, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities from February 2018 until February 2021. Prior to that time, Mr. Flores served as Operations Manager for Sable Minerals, Inc. from 2015 through 2017. Mr. Flores attended the University of Houston where he graduated with a Bachelor of Science in Business Administration. Mr. Flores is the son of James C. Flores, who is the Chairman, Chief Executive Officer and President of Flame and the sole owner of Holdco and the Chairman and Chief Executive Officer of Sable and will be the Chairman and Chief Executive Officer of New Sable.

Doss R. Bourgeois. Mr. Bourgeois has served as Executive Vice President and Chief Operating Officer of Sable Offshore Corp. since September 2021. He served as Executive Vice President of Sable Permian Resources, LLC from May 2017 until February 2021. Mr. Bourgeois served as President and Chief Operating Officer of Freeport-McMoRan Oil & Gas (“FM O&G”) from July 2015 until April 2016. Mr. Bourgeois served as Executive Vice President, Exploration and Production of FM O&G from June 2013 until July 2015. He previously served as Executive Vice President, Exploration and Production of FM O&G’s predecessor, Plains Exploration & Production Company (“PXP”) from June 2006 until PXP merged into Freeport-McMoRan Copper & Gold in May 2013. Mr. Bourgeois also served as PXP’s Vice President of Development from April 2006 to June 2006 and as PXP’s Vice President—Eastern Development Unit from May 2003 to April 2006. Prior to that time, Mr. Bourgeois was Vice President at Ocean Energy, Inc. from August 1993 to May 2003. He also served in various production engineering and drilling engineering roles for Consolidated Natural Gas Producing Company from August 1983 to August 1993 and for Mobil Oil Company from December 1980 to August 1983. Mr. Bourgeois is a graduate of Louisiana State University with a Bachelor of Science degree in Petroleum Engineering.

Gregory D. Patrinely. Mr. Patrinely’s business background information is set forth in the section entitled “Other Information Related to Flame—Management, Directors and Executive Officers” above.

Anthony C. Duenner. Mr. Duenner has served as Executive Vice President, General Counsel & Secretary of Sable Offshore Corp. since September 2021. Mr. Duenner has over 35 years of diverse legal and commercial energy experience. From May 2017 until February 2021, Mr. Duenner served as Vice President, Corporate Development of Sable Permian Resources, LLC, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Prior to Sable Permian Resources, LLC, from June 2013 to April 2017, Mr. Duenner was Vice President—International & New Ventures for Freeport-McMoRan Oil & Gas (“FM O&G”), a wholly owned subsidiary of Freeport-McMoRan Inc., where he had responsibility for the company’s international commercial activities as well as new ventures and partnerships. He previously served as Vice President – International & New Ventures of FM O&G’s predecessor, Plains Exploration & Production Company (“PXP”) from May 2005 until PXP merged into Freeport-McMoRan Copper & Gold in May 2013. While with PXP, Mr. Duenner also served as the company’s Assistant General Counsel from May 2005 until November 2007. Prior to that time, Mr. Duenner was Vice President, Corporate Development for integrated energy company Entergy Corp., where he led corporate development activities for Entergy and its subsidiaries from 2004 to 2005. Prior to Entergy, from 1998 to 2004, Mr. Duenner served in a various project development and wholesale origination functions within Enron International and its successor Prisma Energy International.         Previously, Mr. Duenner was in the private practice of law with Bracewell LLP in Houston (Partner from 1994 to 1997 and Associate from 1988 to 1994) and with Morgan Lewis in Washington, D.C (Associate from 1986 to 1988). Mr. Duenner attended the University of Oklahoma and received a Bachelor of Science in Finance and a Juris Doctor degree from the University of Tulsa.

Michael E. Dillard. Mr. Dillard’s business background information is set forth in the section entitled “Other Information Related to Flame—Management, Directors and Executive Officers” above.

Gregory P. Pipkin. Mr. Pipkin’s business background information is set forth in the section entitled “Other Information Related to Flame—Management, Directors and Executive Officers” above.

Christopher B. Sarofim. Mr. Sarofim’s business background information is set forth in the section entitled “Other Information Related to Flame—Management, Directors and Executive Officers” above.

Board of Directors and Terms of Office of Officers and Directors

We are, and after closing of the Business Combination will continue to be, managed under the direction of our board of directors. After Closing, the New Sable Board will remain divided into three classes of directors with only one class of directors being elected in each year and each class serving a three-year term. The classification of the New Sable Board with staggered three-year terms may have the effect of delaying or preventing changes in control of New Sable. See the section entitled “Description of Securities—Anti-Takeover Effects of Provisions of the New Sable Certificate of Incorporation, the Proposed Bylaws and Delaware Law.” Mr. Flores will continue to serve as Chairman of the Board following the Closing, and Messrs. Dillard, Pipkin and Sarofim will continue to serve as our directors following the Closing. Our officers are appointed by the Flame Board and serve at the discretion of the board, rather than for specific terms of office. For additional information, see section entitled “Other Information Related to Flame.”

Director Independence

Upon consummation of the Business Combination, the New Sable Board is expected to undertake a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the New Sable Board is expected to determine that              ,              and              (the “New Sable Independent Directors”), representing              of New Sable’s directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the NYSE Listed Company Manual. In making these determinations, the New Sable Board will consider the current and prior relationships that each non-employee director has with New Sable and all other facts and circumstances that the New Sable Board deems relevant in determining their independence, including the beneficial ownership of New Sable capital stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Committees

The New Sable Board will have an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which will have the composition and responsibilities described below upon completion of the Business Combination.

Audit Committee

New Sable’s Audit Committee will be responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, New Sable’s Audit Committee will consist of         ,          and          with          serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that New Sable’s Audit Committee be composed entirely of independent members. The New Sable Board has affirmatively determined that         ,          and          each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of New Sable’s Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Holdco Board has determined that          will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The New Sable Board will adopt a written charter for the Audit Committee, which will be available on our corporate website upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Nominating and Corporate Governance Committee

New Sable’s Nominating and Corporate Governance Committee will be responsible for, among other things:

•	identifying individuals qualified to become members of the New Sable Board, consistent with criteria approved by the New Sable Board as set forth in New Sable’s corporate governance guidelines;

•	annually reviewing the committee structure of the New Sable Board and recommending to the New Sable Board the directors to serve as members of each committee; and

•	developing and recommending to the New Sable Board a set of corporate governance guidelines.

Upon the completion of the Business Combination, New Sable’s Nominating and Corporate Governance Committee will consist of         ,          and         , with          serving as chair.          and          each qualify as “independent directors” under the NYSE rules. The New Sable Board will adopt a written charter for the Nominating and Corporate Governance Committee, which will be available on our corporate website upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee

New Sable’s Compensation Committee will be responsible for, among other things:

•	reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer and other executive officers;

•	making recommendations to the New Sable Board regarding director compensation; and

•	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Upon the completion of the Business Combination, New Sable’s Compensation Committee will consist of         ,         , and         , with          serving as chair.          and          each qualify as “independent directors” under the NYSE rules. The New Sable Board will adopt a written charter for the Compensation Committee, which will be available on our corporate website upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The members of New Sable’s compensation committee will be         ,          and         . None of the members of New Sable’s compensation committee are or have been officers or employees of Sable or New Sable. None of New Sable’s executive officers currently serve, or in the past year have served, as a member of the Flame Board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers that will serve on New Sable’s board of directors or compensation committee.

Code of Business Conduct and Ethics

The New Sable Board will adopt a code of business conduct and ethics that applies to all of New Sable’s directors, officers and employees, including New Sable’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as New Sable’s contractors, consultants and agents. Following the consummation of the Business Combination, the full text of New Sable’s code of business conduct and ethics will be posted on the investor relations page on New Sable’s website at                 .com. New Sable will disclose any amendments to New Sable’s code of business conduct and ethics, or waivers of its requirements, applicable to New Sable’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on New Sable’s website identified above, or in filings under the Exchange Act.

Director Compensation

Following the closing of the Transactions, New Sable expects that its board of directors will implement an annual compensation program for its non-employee directors. The material terms of this program are not yet known.

Limitation of Liability and Indemnification of Officers and Directors

The New Sable certificate of incorporation, which will be effective upon the consummation of the Business Combination, will contain provisions that limit the liability of New Sable’s directors for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of New Sable’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the New Sable bylaws, which will become effective upon the consummation of the Business Combination, will provide that New Sable will indemnify New Sable’s directors and officers, and may indemnify New Sable’s employees, agents and any other persons, to the fullest extent permitted by the DGCL. The New Sable bylaws will also provide that New Sable must advance expenses incurred by or on behalf of a New Sable director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, New Sable will enter into indemnification agreements with each of New Sable’s directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require New Sable, among other things, to indemnify New Sable’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require New Sable to advance all expenses reasonably and actually incurred by New Sable’s directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

New Sable will also maintain insurance policies under which New Sable’s directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been New Sable’s directors or officers. The coverage provided by these policies may apply whether or not New Sable would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who will be one of New Sable’s directors or officers or is or was one of Sable’s directors or officers, or is or was one of Sable’s directors or officers serving at Sable’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Board Leadership Structure

James C. Flores will serve as the chairman of the New Sable Board and will preside over regularly scheduled meetings, will serve as liaison between the non-independent members of the New Sable Board and the New Sable Independent Directors, will approve meeting agendas and schedules for the New Sable board of directors and will perform such additional duties as the New Sable Board may determine and delegate. We believe that this structure provides an environment in which the New Sable Independent Directors are fully informed, have significant input into the content of board meetings, and are able to provide objective and thoughtful oversight of management.

While certain members of New Sable Board may participate on the boards of directors of other public companies, New Sable will monitor such participation to ensure it is not excessive and does not interfere with their duties as members of New Sable Board.

Restrictions on Hedging and Pledging

The New Sable Board will adopt an Insider Trading Policy, which will apply to all officers, all directors and all employees of New Sable and any of New Sable’s subsidiaries, or the Covered Individuals. The Covered Individuals are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of New Sable or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies.

EXECUTIVE COMPENSATION OF NEW SABLE

Employment Agreements with Executive Officers

On November 2, 2022, Sable entered into employment agreements (the “Sable employment agreements”) with each of James C. Flores, Gregory Patrinely, Doss R. Bourgeois, Anthony C. Duenner, and J. Caldwell Flores. Each Sable employment agreement will be effective as of and is contingent upon the consummation of the Merger and therefore will be assumed by New Sable in the Merger.

Position; Term

James C. Flores will serve as Chairman of the Board of Directors and Chief Executive Officer; Mr. Patrinely will serve as Executive Vice President and Chief Financial Officer; Mr. Bourgeois will serve as Executive Vice President and Chief Operating Officer; Mr. Duenner will serve as Executive Vice President, General Counsel and Secretary; and J. Caldwell Flores will serve as President, respectively, of New Sable. Each Sable employment agreement provides for a fixed three-year employment term beginning on the Closing Date, with three-year evergreen renewals.

Compensation

Each Sable employment agreement provides for an annual base salary, eligibility to participate in New Sable’s annual bonus plan once the SYU Assets begin production and New Sable’s equity incentive plan, and eligibility to participate in New Sable’s benefit plans. The base salaries will be $1,300,000 for James C. Flores and $800,000 for each of the other executive officers. All base salaries are subject to periodic review by New Sable’s Compensation Committee. The annual incentive bonus target will be 150% of the base salary for each executive officer.

Within 30 days after the Closing Date, each executive officer, other than James C. Flores, will receive a cash payment equal to $750,000 as compensation for previously uncompensated services provided to Sable before Closing.

Closing Date Equity Award

James C. Flores’ employment agreement provides that equity incentive awards may be granted annually to him at the sole discretion of the New Sable Compensation Committee and Board. The other executive officers will receive, after Closing, an award under New Sable’s equity incentive plan of 650,000 shares of New Sable common stock, subject to the vesting and forfeiture terms of such plan, provided that such awards shall vest no later than the third anniversary of the Closing Date. Such equity awards may be adjusted to a lesser number of shares on a proportionate basis such that the combined number of shares awarded to the executive officers and other New Sable employees and the 3,000,000 shares issued to the Holdco Equityholders as consideration for the Merger does not exceed 15% of the outstanding number of shares of New Sable common stock immediately after Closing.

Termination

In the event that an executive officer is terminated for “cause” (as defined in the Sable employment agreement) or resigns without “good reason” (as defined in the Sable employment agreement), then such executive officer shall be entitled to any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with the company’s policy, any earned but unpaid annual bonus, incentive, or other cash bonuses for any prior period that remain unpaid, and all accrued benefits (e.g., benefits plans, and earned and vested equity awards, in each case in accordance with their terms) (collectively, the “accrued benefits”). Additionally, if an executive officer other than James C. Flores is terminated without cause, resigns for good reason (which shall include James C. Flores ceasing to serve as Chief Executive Officer of New Sable or any successor company) or is terminated due to non-renewal of his employment agreement by the Company, in each case before a “change in control” (as defined in the Sable employment agreement) or more than two years after a change in control, then such executive officer shall be entitled to the accrued benefits.

If James C. Flores is terminated without cause, resigns for good reason (including any resignation following a change in control) or retires after reaching age 73, he shall be entitled to, among other benefits, the accrued benefits and cash severance equal to two times (three times in the case of a termination in connection with a change in control) the sum of his base salary and his three-year average annual bonus with such amounts grossed up for excise taxes under Section 4999 of the Code, if applicable. In addition, James C. Flores shall be entitled to acceleration of all outstanding New Sable equity incentive awards then held and all performance goals shall be deemed achieved at maximum levels and 36 months of company-paid healthcare benefits. If any other executive officer is terminated without cause or resigns for good reason in connection with a change in control, he shall be entitled to the accrued benefits along with cash severance equal to three times the sum of his base salary and his three-year average annual bonus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Flame is a blank check company formed under the laws of the State of Delaware on October 16, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Flame intends to effectuate its initial business combination using cash from the proceeds of the Flame IPO and the sale of the private placement warrants, capital stock, debt or a combination of cash, stock and debt.

Beginning in 1968 and over the course of 14 years, EM consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned an onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information gives effect to the transactions summarized below (for the purposes of this section “Unaudited Pro Forma Condensed Combined Financial Information,” the “Transactions”):

•

the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment) and the related agreements, collectively referred to as the “Business Combination”, as further described below;

•

the conversion of the 7,187,500 shares of Flame Class B common stock held by our Sponsor and other initial stockholders into 7,187,500 shares of New Sable common stock, in connection with the Closing; and

•	the illustrative redemption by Flame of shares of Flame Class A common stock held by public stockholders in connection with the Transactions.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•	Assuming No Redemption: This scenario assumes that no shares of Flame Class A common stock are redeemed, and

•

Assuming Maximum Redemption: This scenario assumes that approximately 82% of the shares of redeemable Flame Class A common stock are redeemed (i.e., 23,471,300 shares of Flame Class A common stock are redeemed), resulting in an aggregate payment of approximately $235,417,140 from the trust account. This is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200,000,000 Sable-EM Minimum Cash Threshold and have sufficient capital for operations.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, combines the historical statements of operations of Flame and the historical combined statements of SYU, the predecessor entity, (including the Assets, as defined by the Sable-EM Purchase Agreement, excluding the Pipelines) for such periods on a pro forma basis, as if the Transactions had been consummated on January 1, 2021, the beginning of the earliest period presented. The successor entity will be New Sable and its combined statements of operations and positions will reflect Sable’s purchase of the Assets (as defined in the Sable-EM Purchase Agreement), including the Pipelines.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical condensed balance sheet of Flame and the historical combined balance sheet of SYU on such date on a pro forma basis, as if the Transactions had been consummated on September 30, 2022.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) historical audited financial statements of Flame as of and for the year ended December 31, 2021, and (ii) historical condensed unaudited financial statements of Flame as of and for the nine months ended September 30, 2022, included elsewhere in this proxy statement;

•

the (i) historical audited combined financial statements of SYU as of and for the year ended December 31, 2021, and (ii) historical unaudited condensed combined financial statements of SYU as of and for the nine months ended September 30, 2022, included elsewhere in this proxy statement; and

•

other information relating to Flame and SYU contained in this proxy statement, including information in the sections titled “Flame’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “SYU’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Pursuant to the Flame certificate of incorporation, public stockholders are being offered the opportunity to redeem, upon the closing of the Business Combination, shares of Flame Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account. For illustrative purpose, based on the fair value of marketable securities held in the trust account as of September 30, 2022, of approximately $288.8 million, the estimated per share redemption price would have been approximately $10.03.

The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, Flame has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Flame is transferring cash via funds from their trust account and proceeds from equity issuances and will be incurring liabilities to execute the Business Combination;

•	Flame will obtain direct control and 100% ownership of Holdco;

•	The Flame certificate of incorporation will be amended to include a name change to Sable Offshore Corp. (“New Sable”); and

•	The members of Flame’s management will become New Sable’s management and the members of the Flame Board will become members of the New Sable Board to oversee all operations going forward.

The preponderance of the evidence discussed above supports the conclusion that Flame is the accounting acquirer in the Business Combination. SYU constitutes a business in accordance with ASC 805 and the Business Combination constitutes a change in control. Accordingly, the Business Combination will be accounted for using the acquisition method of accounting. Upon consummation of the Business Combination, SYU will be the predecessor entity and its historical operations will be presented as that of New Sable on a going forward basis.

Description of the Business Combination

Pursuant to the Merger Agreement, on the Closing Date and contemporaneously with the completion of the transactions contemplated under the Sable-EM Purchase Agreement (including certain transactions contemplated by the Term Loan Agreement), Holdco will merge with and into Flame, with Flame as the surviving company, and immediately thereafter, Sable will merge with and into Flame, with Flame as the surviving company. The aggregate consideration to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be 3,000,000 shares of Flame Class A common stock. For further details, see “Proposal No. 1—The Business Combination Proposal.”

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Holdco Merger Effective Time:

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time, other than Cancelled Holdco Shares, will be converted into the right to receive (a) the Aggregate Merger Consideration divided by (b) the total number of Holdco Class A shares outstanding immediately prior to the Holdco Merger Effective Time (the “Per Share Merger Consideration”). The “Aggregate Merger Consideration” to be received by holders of Holdco Class A shares immediately prior to the Holdco Merger Effective Time will be an aggregate of 3,000,000 shares of Flame Class A common stock; and

•

each Holdco Class A share issued and outstanding immediately prior to the Holdco Merger Effective Time that is held by Holdco in treasury or owned by Flame will be cancelled and no consideration will be delivered in exchange therefor.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Sable Merger Effective Time, each share of Sable common stock issued and outstanding immediately prior to the Sable Merger Effective Time will be cancelled and no consideration will be delivered in exchange therefor.

For the avoidance of doubt, at and after each of the Holdco Merger Effective Time and the Sable Merger Effective Time, each share of Flame common stock issued and outstanding immediately prior thereto will not be affected by the Merger.

In addition, immediately prior to the Holdco Merger Effective Time, each founder share issued and outstanding immediately prior to the Holdco Merger Effective Time will be automatically converted into shares of Flame Class A common stock on a one-for-one basis.

The following summarizes the pro forma shares of Flame common stock under the two redemption scenarios:

	Assuming No		Assuming Maximum
	Redemption		Redemption
	Shares	%	Shares	%
Public stockholders*	28,750,000	42%	5,278,700	12%
Initial stockholders**	7,187,500	10%	7,187,500	16%
Merger consideration shares	3,000,000	4%	3,000,000	7%
PIPE Investors	30,000,000	44%	30,000,000	66%

Total shares outstanding at close	68,937,500	100%	45,466,200	100%

Excluded Securities:

*	This excludes 14,375,000 public warrants issued in the Flame IPO convertible to Flame Class A common stock at a price of $11.50 per share subject to the conditions described herein.
**	This excludes 7,750,000 private placement warrants convertible into Flame Class A common stock at a price of $11.50 per share subject to the conditions described herein.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Flame following the completion of the Transactions and the other related transactions. The unaudited pro forma adjustments represent our management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

	Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2022 (US Dollars in Thousands, except share data)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Assets
Current assets
Cash	$140	$—	$300,000	A	$435,417	$(235,417)	I	$200,000
			(103,034)	B
			(50,500)	C
			288,811	D
Prepaid expenses	239	—	—		239	—		239
Materials and supplies	—	17,244	—		17,244	—		17,244

Total current assets	379	17,244	435,277		452,900	(235,417)		217,483
Investments held in Trust Account	288,811	—	(288,811)	D	—	—		—
Oil and gas properties—net	—	700,783	120,052	B	820,835	—		820,835
Other, net	—	8,124	—		8,124	—		8,124

Total assets	289,190	726,151	266,518		1,281,859	(235,417)		1,046,442

Liabilities, Redeemable Equity and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,088	$11,838	$(11,838)	B	$7,121	$—		$7,121
			6,033	H
Income taxes payable	530	—	—		530	—		530
Convertible promissory notes—related parties, at fair value	1,260	—	(1,260)	E	—	—		—
Due to related party, net	—	3,097	(3,097)	B	—	—		—
Other current liabilities	—	1,138	—		1,138	—		1,138

Total Current liabilities	2,878	16,073	(10,162)		8,789	—		8,789
Warrant liabilities	2,644	—	1,500	E	4,144	—		4,144
Asset retirement obligations	—	334,739	(224,117)	B	110,622	—		110,622
Term loan with 10% per annum pay-in-kind interest	—	—	623,494	B	623,494	—		623,494
Other	—	7,916	—		7,916	—		7,916

Total liabilities	5,522	358,728	390,715		754,965	—		754,965

	Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2022 (US Dollars in Thousands, except share data)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting and Business Combination Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Commitments
Class A common stock subject to possible redemption; 28,750,000 shares at redemption value)	288,250	—	(288,250)	I	—	—		—

Total Common Stock Subject to Possible Redemption	288,250	—	(288,250)		—	—		—

Stockholders’ Equity (Deficit)
Net parent investment	—	367,423	(367,423)	B	—	—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—	—		—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding, excluding 28,750,000 shares subject to possible redemption at September 30, 2022	—	—	3	A	288,253	(235,417)	I	52,836
			288,250	I
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at September 30, 2022	1	—	(1)	F	—	—		—
Additional paid-in capital	—	—	299,997	A	307,897	—		307,897
			(22,100)	C
			30,000	G
Accumulated deficit	(4,583)	—	(28,400)	C	(69,256)	—		(69,256)
			(240)	E
			(30,000)	G
			(6,033)	H

Total stockholders’ equity (deficit)	(4,582)	367,423	164,053		526,894	(235,417)		291,477

Total liabilities, common stock subject to possible redemption and stockholders’ equity (deficit)	$289,190	$726,151	$266,518		$1,281,859	$(235,417)		$1,046,442

See accompanying notes to unaudited pro forma condensed combined financial information.

	Unaudited Pro Forma Condensed Combined Statement of Operations For the nine months ended September 30, 2022 (US Dollars in Thousands, except share and per share amounts)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue
Oil and gas sales	$—	$—	$—		$—	$—	$—

Total revenue	—	—	—		—	—	—

Operating Expenses
Operating and maintenance expenses	—	45,888	—		45,888	—	45,888
Depletion, depreciation, amortization and accretion	—	15,371	(15,371)	CC	9,426	—	9,426
			9,426	DD
Impairment of oil and gas properties	—	1,404,307	—		1,404,307	—	1,404,307
General and administrative expenses	—	9,394	6,788	HH	22,682	—	22,682
			6,500	JJ
Formation and operating cost	2,012	—	—		2,012	—	2,012

Total operating expenses	2,012	1,474,960	7,343		1,484,315	—	1,484,315

Loss from operations	(2,012)	(1,474,960)	(7,343)		(1,484,315)	—	(1,484,315)

Other Income (Expense), net
Interest income from Trust Account	1,615	—	(1,615)	BB	—	—	—
Change in fair value of convertible promissory notes—related parties	(21)	—	21	FF	—	—	—
Change in fair value of warrant liabilities	10,003	—	—		10,003	—	10,003
Other income	—	635	—		635	—	635
Interest expense	—	—	(46,762)	AA	(46,762)	—	(46,762)

Total other income (expense), net	11,597	635	(48,356)		(36,124)	—	(36,124)

Income (loss) before income taxes	9,585	(1,474,325)	(55,699)		(1,520,439)	—	(1,520,439)
Income tax expense	530	—	—		530	—	530

Net income (loss)	$9,055	$(1,474,325)	$(55,699)		$(1,520,969)	$—	$(1,520,969)

Basic and diluted net income (loss) per share:
Class A	$0.25	NA			$(22.06)		$(33.45)
Class B	$0.25	NA			NA		NA
Weighted average shares for basic and diluted:
Class A	28,750,000	NA			68,937,500		45,466,200
Class B	7,187,500	NA			NA		NA

See accompanying notes to unaudited pro forma condensed combined financial information.

	Unaudited Pro Forma Condensed Combined Statement of Operations For the year ended December 31, 2021 (US Dollars in Thousands, except share and per share amounts)
	Flame Acquisition Corp. (Historical)	Santa Ynez Unit (SYU) (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue
Oil and gas sales	$—	$—	$—		$—	$—	$—

Total revenue	—	—	—		—	—	—

Operating Expenses
Operating and maintenance expenses	—	72,827	—		72,827	—	72,827
Depletion, depreciation, amortization and accretion	—	19,384	(19,384)	CC	11,396	—	11,396
			11,396	DD
General and administrative expenses	—	17,777	28,400	EE	99,927	—	99,927
			30,000	GG
			9,050	HH
			6,033	II
			8,667	JJ
Formation and operating cost	1,683	—	—		1,683	—	1,683

Total operating expenses	1,683	109,988	74,162		185,833	—	185,833

Loss from operations	(1,683)	(109,988)	(74,162)		(185,833)	—	(185,833)

Other Income (Expense), net
Interest income from Trust Account	16	—	(16)	BB	—	—	—
Initial fair value adjustment of promissory note	(18)	—	18	FF	—	—	—
Change in fair value of promissory notes	84	—	(84)	FF	—	—	—
Change in fair value of warrant liabilities	6,155	—	—		6,155	—	6,155
Offering costs allocated to warrants	(281)	—	—		(281)	—	(281)
Other income	—	278	—		278	—	278
Interest expense	—	—	(62,349)	AA	(62,349)	—	(62,349)

Total other income (expense), net	5,956	278	(62,431)		(56,197)	—	(56,197)

Income (loss) before income taxes	4,273	(109,710)	(136,593)		(242,030)	—	(242,030)
Income tax expense	—	—	—		—	—	—

Net income (loss)	$4,273	$(109,710)	$(136,593)		$(242,030)	$—	$(242,030)

Basic and diluted net income (loss) per share:
Class A	$0.14	NA			$(3.51)		$(5.32)
Class B	$0.14	NA			NA		NA
Weighted average shares for basic and diluted:
Class A	24,417,800	NA			68,937,500		45,466,200
Class B	7,187,500	NA			NA		NA

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with Flame as the accounting acquirer, using the fair value concepts as defined in the ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical financial statements of Flame and SYU.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, gives pro forma effect to the Business Combination and related transactions as if they occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, give pro forma effect to the Business Combination and related transactions as if they had been completed on January 1, 2021.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described herein. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Flame believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Flame and SYU.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the then existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”). The Company has elected not to present any synergies or other potential transaction effects and will only be presenting Transaction Accounting Adjustments in the accompanying unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes might not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. There are no income tax effects on the pro forma adjustments because there is no historical revenue or income generated at the predecessor. The SYU assets have been shut in and have remained idle. Accordingly, the combined pro forma entity is producing no taxable income and is in a net operating loss position. Accordingly, there is no income tax effect as any separate return basis deferred tax assets (DTA) for the carve-out financial statements would have a full valuation allowance recorded against the DTA. Therefore, any income tax impact of the pro forma adjustments would result in no financial statement impact.

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(A)

Reflects proceeds of $300,000,000 from the issuance and sale of 30,000,000 Holdco Class A shares at $10.00 (par value at $0.0001) per share in the PIPE Investment pursuant to the terms of the PIPE Subscription Agreements, increasing cash and cash equivalents by $300,000,000 with corresponding increases to share capital and additional paid-in capital of $3,000 and $299,997,000, respectively. The adjustment reflects the expectation that Holdco has (i) obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) received approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing. The PIPE Investors have no affiliation with SYU or EM and, the PIPE Investment of $300 million is considered highly likely and the most likely dollar amount outcome of the PIPE Investment at the time of SEC clearance of this proxy statement.

(B)

Reflects the purchase accounting adjustment with the total consideration of $726,527,000 elimination of $11,838,000 of accounts payable and accrued expenses, and elimination of $3,097,000 due to related party, net payable. Per the terms of the Sable-EM Purchase Agreement, these working capital and intercompany balances with EMC are not assumed and therefore eliminated in purchase accounting. Total estimated preliminary purchase consideration of $726,527,000 consists of $103,033,000 purchase price adjustments (which includes the cash deposit on the term loan of $18,750,000) paid in cash and $623,494,000 term loan ($625,000,000 term loan plus $17,244,000 estimated value of material and supplies less $18,750,000 cash deposit) taken over by Flame on behalf of Sable.

Total purchase consideration is comprised of 1) purchase price, as defined by the Sable-EM Purchase Agreement, 2) property expenses paid or payable by seller which were incurred on and after a designated time, 3) estimated value of materials and supply inventory based on balances as of September 30, 2022, 4) reimbursement of cost-sharing and 5) overhead cost and property taxes attributable to purchaser but paid or payable by seller as follows:

Amount
(US Dollars in Thousands)
Purchase consideration as per Merger Agreement	$625,000
Add: Property expenses reimbursement	69,958
Add: Estimated value of materials and supplies	17,244
Add: Reimbursement for cost-sharing	8,500
Add: Other adjustments related to overhead cost and property taxes	5,825

Estimated preliminary adjusted purchase consideration	$726,527

Upon the merger, fair value adjustments related to oil and gas properties and asset retirement obligations were estimated as follows:

Amount
(US Dollars in Thousands)
Fair value of oil and gas properties	$820,835
Carrying value of oil and gas properties	700,783

Fair value adjustment	$120,052

Fair value of asset retirement obligations	$110,622
Carrying value of asset retirement obligations	334,739

Fair value adjustment	$(224,117)

Reconciliation of the preliminary adjusted purchase consideration to net parent investment is as follows:

Amount
(US Dollars in Thousands)
Estimated preliminary adjusted purchase consideration	$726,527
Less: Fair value adjustment for oil and gas properties	120,052
Less: Fair value adjustment for asset retirement obligation	224,117
Less: Accounts payable and accrued liabilities	11,838
Less: Due to related party, net	3,097

Net parent investment	$367,423

The following table summarizes the fair value of identified assets acquired and liabilities assumed at the date of acquisition. The preliminary allocation of consideration transferred is based on management’s estimates, judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. Management estimated that consideration paid did not exceed the fair value of the net assets acquired. Therefore, there was no goodwill derived from the transaction. The final allocation of purchase consideration could include changes in the estimated fair value of (1) materials and supplies; (2) oil and gas properties; and (3) asset retirement obligations.

Amount
(US Dollars in Thousands)
Total Consideration	$726,527
Other current assets	8,124
Materials and supplies	17,244
Oil and gas properties	820,835

Total identifiable assets acquired	846,203

Asset retirement obligations	110,622
Other current liability	1,138
Other—long term liabilities	7,916

Net identifiable liabilities assumed	119,676

Net assets acquired	$726,527

(C)

Reflects payment of preliminary estimated transaction costs of $50,500,000 of which $22,100,000 is related to PIPE Investment offering costs and underwriting fees that are treated as equity issuance costs against additional paid-in capital as a part of the Business Combination. Additional transaction costs of $28,400,000 related to costs of becoming a publicly held operating company such as director and officers’ insurance have been reflected through accumulated deficit. There have been no transaction costs incurred for the Business Combination as of September 30, 2022. Therefore, costs adjusted through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, as discussed below (please refer to adjustment EE).

(D)	Reflects the reclassification of $288,811,477 of investments held in the trust account to cash under the no redemption scenario.

(E)

Reflects conversion of $1,260,000 related party promissory notes into $1,500,000 of warrants. Each warrant is exercisable for one share of Flame Class A common stock. The fair value impact of $240,000 related to conversion of promissory notes is recorded in the accumulated deficit. The warrants are expected to remain classified as liabilities.

(F)	Reflects the conversion of 7,187,500 shares of Flame Class B common stock to 7,187,500 shares of New Sable common stock issued at par upon consummation of the Business Combination.

(G)

Reflects issuance of merger consideration shares of 3,000,000 shares of New Sable common stock at $10.00 per share (with a nominal value of $0.0001 per share), increasing accumulated deficit by $30,000,000 with corresponding increase to share capital and additional paid-in capital of $300 and $29,999,700, respectively (refer to adjustment GG).

(H)	Reflects accrued liability bonuses of $6,033,333 to New Sable executives upon completion of the Business Combination based on executed agreements (refer to adjust II).

(I)

Reflects transfer of 28,750,000 of Flame Class A common stock subject to possible redemption to New Sable common stock in Stockholder’s Equity (deficit) under the no redemption scenario. It also reflects the maximum redemption of 23,471,300 Flame’s public shares (or approximately 82% of the public shares outstanding) for approximately $235,417,140 at a redemption price of $10.03 per share. Based on the historical accounting for the public shares, the entire redemption price is allocated to New Sable common stock in the accompanying unaudited pro forma condensed combined balance sheet.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations:

(AA)

Reflects recognition of interest expense on the term loan, calculated at the rate 10% per annum amounting to $46,762,050 and $62,349,400 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively.

(BB)	Reflects elimination of investment income on the trust account amounting to $1,615,323 and $16,153 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively.

(CC)

Reflects the elimination of historical depreciation and accretion expense and true-up of accretion expense, amounting to $15,371,000 and $19,384,000 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively, as if the Business Combination had been completed on January 1, 2021, considering oil and gas properties not operative during the periods presented. No historical amortization or depletion was recorded.

(DD)

Reflects the accretion expense on the asset retirement obligations amounting to $9,426,000 and $11,396,000 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively, as if the Business Combination had been completed on January 1, 2021.

(EE)

Reflects estimated one-time SPAC merger related transactions costs of $28,400,000 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, as if the Business Combination had occurred on January 1, 2021, to reflect additional expenses to be incurred, including director and officers’ insurance premiums, legal fees, accounting and consulting fees, and additional costs that are not considered to be costs of raising capital under SAB Topic 5.A. Under the provisions of ASC 805, Flame has been determined to be the accounting acquirer and therefore, the pro formas are being presented as a forward acquisition rather than a reverse recapitalization. The estimated forward acquisition costs of $28,400,000 are comprised as follows (amounts below are subject to change upon completion of the Transactions):

Amount
Merger costs	(US Dollars in Thousands)
Legal Fees	$7,500
G&A reimbursement	4,500
Contractor reimbursement	4,100
Merger and acquisition fees	4,000
Accounting fees	3,100
D&O insurance	2,500
Insurance premium	2,100
Other fees	600

Total	$28,400

(FF)

Reflects the elimination of the change in fair value of convertible promissory notes of $21,011 for the nine months ended September 30, 2022, and elimination of the initial fair value adjustment and change in fair value of promissory notes of $18,323 and $83,768, respectively, for the year ended December 31, 2021.

(GG)

Reflects the issuance of 3,000,000 merger consideration shares of New Sable common stock at $10.00 per share for the year ended December 31, 2021, as if the Business Combination had occurred on January 1, 2021.

(HH)

Reflects additional New Sable executive compensation based on executed agreements amounting to $6,787,500 and $9,050,000 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively, as if the Business Combination had been completed on January 1, 2021.

(II)

Reflects one-time cash bonus expense amounting to $6,033,333 for the year ended December 31, 2021, for new Sable executives upon completion of the Business Combination based on executed agreements, as if the Business Combination had occurred on January 1, 2021.

(JJ)

Reflects the share compensation expense under New Sable’s Equity Incentive Plan amounting to $6,500,000 and $8,666,667 for the nine months ended September 30, 2022, and for the year ended December 31, 2021, respectively, as if the Business Combination had been completed on January 1, 2021 based on executed agreements. In accordance with the executed agreements, 650,000 shares of New Sable common stock are to be issued to four executive officers. The total aggregate 2,600,000 shares of New Sable common stock are estimated to have a grant date fair value of $26,000,000. These shares are expected to vest no later than 3 years from the closing of the Business Combination.

Note 4. Net Loss per Share

The net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Investment and other related events, assuming the shares were outstanding since January 1, 2021. As the Business Combination, PIPE Investment and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of our common stock:

	Nine Months Ended September 30, 2022		Year Ended December 31, 2021
	Assuming No Redemption	Assuming Maximum Redemption	Assuming No Redemption	Assuming Maximum Redemption
	(US Dollars in Thousands, except share and per share amounts)
Pro forma net loss	$(1,520,970)	$(1,520,970)	$(242,030)	$(242,030)
Basic and diluted weighted average New Sable common stock outstanding	68,937,500	45,466,200	68,937,500	45,466,200
Basic and diluted net loss per New Sable common stock	$(22.06)	$(33.45)	$(3.51)	$(5.32)
Excluded securities (1):
Private placement warrants convertible into New Sable common stock	7,750,000	7,750,000	7,750,000	7,750,000
Warrants issued at IPO convertible to New Sable common stock	14,375,000	14,375,000	14,375,000	14,375,000
Pro forma warrants from promissory notes convertible to New Sable common stock	1,500,000	1,500,000	1,500,000	1,500,000

(1)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

SYU MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying combined financial statements and related notes of SYU included elsewhere in this proxy statement. The combined financial statements of SYU do not reflect any results of operations of the Pipelines, and the discussion of historical results of operations below refers to the results of operations of SYU only. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance of SYU and other assets, including the Pipelines. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Actual results could differ materially from those discussed in these forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance and results discussed in the forward-looking statements. Please read “Risk Factors—Risks Related to the Business of SYU” and “Cautionary Note Regarding Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

Beginning in 1968 and over the course of 14 years, EM consolidated more than a dozen offshore federal oil leases and organized them into a streamlined production unit known as the Santa Ynez Unit (“SYU”). SYU consists of three offshore platforms and a wholly owned onshore processing facility located along the Gaviota Coast at Las Flores Canyon in Santa Barbara County, California. SYU’s onshore facilities and the three offshore platforms remained in continuous operation until 2015. In May 2015, a Plains Pipeline that transported produced oil from SYU experienced a leak, as further described below under “Information About SYU—Pipeline 901 Incident.” The SYU platforms and facilities suspended production after the Line 901 incident, the SYU Assets were shut in and the facilities were placed in a safe state. The facilities are not currently producing oil and gas; however, all equipment remains in place in an operation-ready state, requiring ongoing inspections, maintenance and surveillance. As part of these suspension efforts, all SYU equipment was drained, flushed and purged in 2016. All hydrocarbon pipelines within SYU have been placed in a safe state and remain under regular monitoring. In 2020, Plains entered into a Consent Decree, described further below under “Information About SYU—Pipeline 901 Incident,” that provides a path for a potential restart of Lines 901 and 903.

The discussion of the results of operations below does not include results from the Pipelines and the Pipelines are not included in the combined financial statements of SYU included elsewhere in this proxy statement. Financial statements of the Pipelines have not been included in this proxy statement because SEC guidance provides that the financial statements of recently acquired businesses such as the Pipelines need not be filed unless their omission would render SYU’s combined financial statements misleading or substantially incomplete. Based upon our quantitative and qualitative analysis, we do not believe omitting the financial statements of the Pipelines renders SYU’s combined financial statements misleading or substantially incomplete.

The combined financial statements and related notes of SYU included elsewhere in this proxy statement reflect the assets, liabilities, revenues, expenses, and cash flows of SYU. SYU has not previously been separately accounted for as a stand-alone legal entity. The accounts are presented on a combined basis because SYU is under common control of EM. The SYU combined financial statements may not be indicative of the future performance of SYU and do not necessarily reflect what the results of operations, financial position and cash flows would have been had SYU been operated as an independent company during the periods presented and discussed throughout this proxy statement. As SYU was determined by management to be a business with substantially all its operations succeeding the operations of both Flame and Sable, SYU has been deemed to be the predecessor for accounting purposes. As the predecessor, the SYU combined financial statements included elsewhere in this proxy statement, the following discussion of the results of operations and any historical financial amounts included in this proxy statement, unless specifically noted otherwise, are those of SYU.

Factors and Trends Impacting SYU’s Business and the Comparability of Future Financial Data of Sable Attributable to SYU to the Historical Financial Results of SYU’s Operations

Future financial data of Sable attributable to SYU may not be comparable to the historical results of operations of SYU for the periods presented due to the effects of the Business Combination and the following reasons:

Shut-in. Since May 2015, the assets have been shut in and the assets have not generated any substantial revenue. Since the shut-in the results of operations, including maintenance expenses, are not representative of what expenses will be if production is restarted as anticipated.

Crude Oil and Natural Gas Supply and Demand. Commodity price fluctuations due to inflation and other factors will directly impact our activities and results of operations over the long term after we restart production as anticipated. Generally, drilling and production activity may increase as crude oil and natural gas prices increase. The production volumes of our assets will depend on the market demand and our ability to deliver the resources to market. Commodity prices can be volatile and influenced by numerous variables beyond upstream operators’ control, including the domestic and global supply of and demand for crude oil, natural gas and NGL. Flow assurance is dependent upon adequate infrastructure to meet downstream market demands. The commodities markets as well as other supply and demand factors may also influence the selling prices of crude oil, natural gas and NGL.

Regulatory Compliance. The regulation of crude oil and natural gas production, processing and transportation by federal and state regulatory agencies has a material impact on our business. Our operations are also impacted by new regulations, which may increase the time that it takes to obtain required permits and restart production. Additionally, increased regulation of crude oil and natural gas producers in our immediate area of operation, and related water sourcing and water disposal requirements, could reduce the regional supply of crude oil and natural gas and, therefore, throughput on regional infrastructure assets.

Operation of Assets. We expect that operating expenses will increase significantly as production is restarted. Over time we project that maintenance and repairs costs will trend higher as the assets age and as the planned capital expenditure program advances. See “—Liquidity and Capital Resources—Capital Requirements” for additional information on the planned capital expenditure program.

Public Company Expenses. Flame incurs, and Sable will incur after closing of the Business Combination, direct, incremental G&A expense as a result of being a publicly traded company, including, but not limited to, costs associated with hiring new personnel, implementation of compensation programs that are competitive with Sable’s public company peer group, annual and quarterly reports to stockholders, tax return preparation, independent auditor fees, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs, and independent director compensation. These direct, incremental G&A expenses are not included in SYU’s historical combined financial results of operations.

SYU Operational Assessment

SYU has not had any substantial revenues since the shut-in. SYU’s various operating expenses are the principal metrics used to assess its performance.

Operating Expenses

Operations and maintenance. SYU’s most significant costs to operate and maintain its assets are direct labor and supervision, power, repair and maintenance expenses, and equipment rentals. Fluctuations in commodity prices impact operating cost elements both directly and indirectly. For example, commodity prices directly impact costs such as power and fuel, which are expenses that increase (or decrease) in line with changes in commodity prices. Commodity prices also affect industry activity and demand, thus indirectly impacting the cost of items such as labor and equipment rentals.

Depreciation, depletion, amortization, and accretion. Depreciation, depletion and amortization are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Since being shut in no depletion or amortization has been recorded for the periods presented. An immaterial amount of depreciation was reflected for idle plants in the historical financial statements. Also included in the historical financial statements is the accretion associated with SYU’s estimated asset retirement obligations (“ARO”). The ARO liabilities are initially recorded at their fair value and then are accreted using SYU’s applicable discount rate over the period for the change in their present value until the estimated retirement of the asset.

General and administrative. General and administrative (“G&A”) costs are comprised of overhead expenditures directly and indirectly associated with operating the assets. These support services include information technology, risk management, corporate planning, accounting, cash management, human resources, and other general corporate services.

General and administrative expenses that were not specifically identifiable to SYU were allocated to SYU for the period from January 1, 2020 to September 30, 2022. To calculate a reasonable allocation, aggregated historical benchmarking data from comparable companies with similar operated upstream assets was used to identify general and administrative expenses as a proportion of operating expenses. SYU may also require increased services in the future, commensurate with planned activity levels.

Taxes other than income. Management anticipates future increases in ad valorem taxes, in line with the projected restart of production.

Results of Operations

Nine Months ended September 30, 2022 Compared to Nine Months ended September 30, 2021

The following table presents selected financial data for the nine month periods ended September 30, 2022 and September 30, 2022 (in thousands):

	Nine Months Ended September 30,		Change
	2022	2021
	(unaudited)
	In thousands
Revenues:
Oil and gas sales	$—	$—	$—

Operating expenses:
Operations and maintenance	45,888	43,404	2,484
Depletion, depreciation, amortization, and accretion	15,371	14,538	833
Impairment of oil and gas properties	1,404,307	—	1,404,307
General and administrative	9,394	10,585	(1,191)

Total operating expenses	1,474,960	68,527	1,406,433

Loss from operations	(1,474,960)	(68,527)	(1,406,433)
Other income (expense)	635	215	420

Net loss	$(1,474,325)	$(68,312)	$(1,406,013)

Operations and maintenance. Operations and maintenance expenses increased by approximately $2.5 million to approximately $45.9 million for the first nine months of 2022, as compared to approximately $43.4 million for the first nine months of 2021, primarily driven by the timing of additional maintenance projects on SYU to maintain the operational readiness efforts of the assets. Operations and maintenance expenses are expected to increase over the next several years as production is restarted.

Depletion, depreciation, amortization, and accretion expense. Depletion, depreciation, amortization and accretion expense remained consistent at $15.4 million and $14.5 million for the first nine months of 2022 and 2021, respectively. SYU has been shut in since 2015 due to the Line 901 incident, and therefore no depletion or amortization has been recorded for the presented periods. The depletion, depreciation, amortization and accretion expense for the comparative periods is primarily due to accretion of the related asset retirement obligations and an immaterial amount of depreciation for idle plants. Depletion, depreciation, amortization and accretion expense is expected to increase over the next several years as production is restarted.

Impairment of oil and gas properties. Impairment expense of $1.4 billion was recognized in the nine months ended September 30, 2022 due to the write down of the SYU Assets to the estimated adjusted purchase price, which approximates the fair value of the SYU Assets as of September 30, 2022.

General and administrative expense. G&A expense remained materially consistent at approximately $9.4 million for the first nine months of 2022, as compared to approximately $10.6 million for the first nine months of 2021. General and administrative expenses were allocated to SYU as a portion of certain other operating costs based on aggregated historical benchmarking data.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table presents selected financial data for the years ended December 31, 2021 and December 31, 2020:

	Year Ended December 31,		Change
	2021	2020
	In thousands
Revenues:
Oil and gas sales	$—	$—	$—

Operating expenses:
Operations and maintenance	72,827	45,946	26,881
Depletion, depreciation, amortization, and accretion	19,384	18,358	1,026
General and administrative	17,777	11,655	6,122

Total operating expenses	109,988	75,959	34,029

Loss from operations	(109,988)	(75,959)	(34,029)
Other expense	278	420	(142)

Net loss	$(109,710)	$(75,539)	$(34,171)

Operations and maintenance. Operations and maintenance expenses increased by approximately $26.9 million to approximately $72.8 million for the year ended December 31, 2021, as compared to approximately $45.9 million for the year ended December 31, 2020, primarily driven by the increase in maintenance and operational readiness activities of SYU which ramped up in the later part of 2020 and continued throughout 2021. During 2020, maintenance projects were reduced due to the COVID-19 pandemic and expense reduction measures implemented in response to market conditions. Operations and maintenance expenses are expected to increase over the next several years as production is restarted.

Depletion, depreciation, amortization, and accretion expense. Depletion, depreciation, amortization, and accretion expense increased by approximately $1.0 million to approximately $19.4 million for the year ended December 31, 2021, as compared to approximately $18.4 million for the year ended December 31, 2020. SYU has been shut in since 2015 due to the Line 901 incident, and therefore no depletion or amortization has been recorded for the presented periods. The depletion, depreciation, amortization and accretion expense for the comparative periods is primarily due to accretion of the related asset retirement obligations and an immaterial amount of depreciation for idle plants. The increase of $1.0 million in depletion, depreciation, amortization and accretion over the comparative periods can be attributed to increased accretion expense associated with the increase in the related asset retirement obligation liability from prior period accretion (i.e., increase over time). Depletion, depreciation, amortization, and accretion expense is expected to increase over the next several years as production is restarted.

General and administrative expense. General and administrative expense increased by approximately $6.1 million to approximately $17.8 million for the year ended December 31, 2021, as compared to approximately $11.7 million for the year ended December 31, 2020. General and administrative expenses were allocated to SYU as a portion of certain other operating costs based on aggregated historical benchmarking data. The increase in general and administrative costs can be attributed to the increased activities (mainly maintenance related) over the comparative periods.

Liquidity and Capital Resources

Overview

Our plans for restarting production, including restarting the existing wells and facilities and recommencing transportation through the Pipelines, will require significant capital expenditures in excess of current operational cash flow. Historically, SYU’s primary source of liquidity has been its operational cash flow and, since the shut-in, capital contributions from its parent. While SYU’s production is in the process of being restarted and prior to generating positive cash flow from production, SYU’s capital expenditure needs will be substantial and are expected to come from cash on hand. Prior to the Business Combination, Flame has approximately $287.7 million in its trust account, which are proceeds from the public stockholders and the private placement investors in connection with the Flame IPO. While some of the public stockholders may choose to redeem their shares in connection with the Business Combination, Sable expects to raise approximately $300.0 million gross proceeds from the PIPE Investors in connection with the Business Combination. Additionally, more than $600 million of the Purchase Price will be seller-financed through a secured term loan with EM. Based on its current financial plan, Sable management expects production to restart during the first quarter of 2024, after which its operating cash flows are expected to be sufficient to service Sable’s indebtedness.

Capital Requirements

Sable anticipates start-up expenses of approximately $172 million in order to restart production during the first quarter of 2024. The expenditures will primarily be directed toward bringing the shut-in assets back online and obtaining the necessary regulatory approvals by the first quarter of 2024. After production restarts, Sable management expects a rapid increase in operating cash flows that should allow Sable to fund further capital expenditures. If Sable is unable to obtain funds or provide funds as needed for the planned capital expenditure program, Sable may not be able to finance the capital expenditures necessary to restart production or sustain production thereafter.

Cash Flows from Operations

SYU has been shut in since 2015 and therefore SYU had no production and associated revenues for the comparative periods. The net cash used in operating activities for SYU was $78.2 million and $47.0 million for the years ended December 31, 2021 and 2020, respectively.

The net cash used by operating activities for SYU was $60.9 million and $51.9 million for the nine months ended September 30, 2022 and 2021, respectively.

The primary use of cash for SYU can be attributed to maintenance and operational readiness activities for SYU which ramped up in the later part of 2020 and continued throughout 2021 and year to date in 2022.

Future cash flow from operations for SYU will depend on our ability to bring the associated oil and gas production of the assets back online, as well as the prices of oil, NGLs and natural gas.

Investing Activities

SYU has been shut in since 2015 but has been maintained it in an operation-ready state and therefore SYU had no associated capitalized costs over the comparative periods.

Financing Activities

Net parent investment reflects the financial reporting bases of SYU’s assets and liabilities and changes due to capital contributions, distributions, and income (loss). All cash activity of EM for the periods presented were concentrated in accounts retained by EM. Accordingly, net cash activity attributable to SYU is reflected in contributions from or distributions to parent in the accompanying combined financial statements of SYU included elsewhere in this proxy statement.

Contractual Obligations

Pursuant to the Term Loan Agreement with EMC that will finance most of the Purchase Price, Sable will pay interest at ten percent (10%) per annum compounded annually, payable in arrears on January 1st of each year. At Sable’s election, accrued but unpaid interest may be deemed paid on each interest payment date by adding the amount of interest owed to the outstanding principal amount under the Term Loan Agreement. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Term Loan Agreement.”

Pursuant to the Transition Services Agreement with EM, EM will provide to Sable certain operational, accounting, cash management, information technology and other general transition services with respect to the Assets (as such term is defined in the Sable-EM Purchase Agreement) for three months following the Closing Date. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Transition Services Agreement.”

Additional obligations include the performance of ARO as referenced under “Critical Accounting Policies and Estimates—Asset Retirement Obligations” below and as referenced in Note 3, “Summary of Significant Accounting Policies—Asset Retirement Obligations” of the combined financial statements of SYU included elsewhere in this proxy statement.

Off Balance Sheet Arrangements

As of September 30, 2022, SYU has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

Sable is exposed to various market risks, including the effects of adverse changes in commodity prices and credit risk as described below.

Commodity Price Risk

Currently all of Sable’s commercial contracts are fee-based or fixed, with no direct commodity price exposure to oil, natural gas or NGL. However, Sable will be directly exposed to adverse changes in commodity prices as soon as production is restarted.

Credit Risk

Sable is or is expected to be subject to risks of loss resulting from nonpayment or nonperformance by, or the insolvency or liquidation of, potential third-party customers or derivative counterparties. Any increase in the nonpayment and nonperformance by, or the insolvency or liquidation of, Sable’s customers or counterparties could adversely affect its results of operations.

Other Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and the war in Ukraine and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on our financial position and results of operations, the specific impact is not readily determinable at this time. SYU’s combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Critical Accounting Policies and Estimates

The preparation of combined financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates.

Property, Plant and Equipment.

Cost Basis. Oil and gas producing activities of SYU are accounted for under the successful efforts method of accounting. Under this method, costs are accumulated on a field-by-field basis. Costs incurred to purchase, lease, or otherwise acquire a property (whether unproved or proved) are capitalized when incurred. Exploratory well costs are carried as an asset when the well has found a sufficient quantity of resources to justify its completion as a producing well and where sufficient progress assessing the resources and the economic and operating viability of the project is being made. Exploratory well costs not meeting these criteria are charged to expense. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Development costs, including costs of productive wells and development dry holes, are capitalized.

Other Property and Equipment. Other property and equipment primarily consist of onshore midstream facilities and is depreciated over the life of the asset. Due to the nature of the other property and equipment, it is presented with oil and gas properties in the combined financial statements.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and natural gas reserve volumes. Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using the unit-of-production rates based on the amount of proved developed resources of oil and gas that are estimated to be recoverable from existing facilities using current operating methods. Under the unit-of-production method, oil and natural gas volumes are considered produced once they have been measured through meters at custody transfer or sales transaction points at the outlet valve on the lease or field storage tank.

Investments in midstream equipment are generally depreciated on a straight-line basis over a 39-year life. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

SYU has been shut in since 2015 due to a pipeline incident but has been maintained by EM to preserve it in an operation-ready state and thus no depletion has been recorded for the periods presented.

Impairment Assessment. The SYU assets are tested for recoverability on an ongoing basis whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Among the events or changes in circumstances which could indicate that the carrying value of an asset or asset group may not be recoverable are the following:

•	a significant decrease in the market price of a long-lived asset;

•

a significant adverse change in the extent or manner in which an asset is being used or in its physical condition, including a significant decrease in current and projected resource or reserve volumes;

•	a significant adverse change in legal factors or in the business climate that could affect the value, including an adverse action or assessment by a regulator;

•	an accumulation of project costs significantly in excess of the amount originally expected; and

•	a current-period operating loss combined with a history and forecast of operating or cash flow losses.

The SYU assets undergo a process that monitors for indicators of potential impairment throughout the year. This process is aligned with the requirements of ASC 360 and ASC 932. Asset valuation analysis, profitability reviews and other periodic control processes assist in assessing whether events or changes in circumstances indicate the carrying amounts of any of the assets may not be recoverable.

If events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, management estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. In performing this assessment, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Cash flows used in recoverability assessments are based on assumptions which are developed by management and are consistent with the criteria management uses to evaluate investment opportunities. These evaluations make use of assumptions of future capital allocations, crude oil and natural gas commodity prices including price differentials, refining and chemical margins, volumes, and development and operating costs. Volumes are based on projected field and facility production profiles, throughput, or sales. Management’s estimate of upstream production volumes used for projected cash flows makes use of proved reserve quantities and may include risk-adjusted unproved reserve quantities.

An asset group is impaired if its estimated undiscounted cash flows are less than the asset group’s carrying value. Impairments are measured by the amount by which the carrying value exceeds fair value. The assessment of fair value is based upon the views of a likely market participant. The principal parameters used to establish fair value include estimates of acreage values and flowing production metrics from comparable market transactions, market-based estimates of historical cash flow multiples, and discounted cash flows. Inputs and assumptions used in discounted cash flow models include estimates of future production volumes, throughput and product sales volumes, commodity prices which are consistent with the average of third-party industry experts and government agencies, refining and chemical margins, drilling and development costs, operating costs and discount rates which are reflective of the characteristics of the asset group.

Impairment assessment is further disclosed in Note 3 to the combined financial statements of SYU included elsewhere in this proxy statement.

Asset Retirement Obligations. SYU is subject to retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. In the estimation of fair value, SYU uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation, technical assessments of the assets, estimated amounts and timing of settlements, discount rates, and inflation rates. Asset retirement obligations are disclosed in Note 3 to the combined financial statements of SYU included elsewhere in this proxy statement.

Emerging Growth Company; Smaller Reporting Company

Flame is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it has elected to comply with certain reduced public company reporting requirements. See “Flame’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Critical Accounting Policies—Emerging Growth Company” and “Other Information Related to Flame—Periodic Reporting and Audited Financial Statements” for additional information. New Sable is expected to be an emerging growth company after the Closing and could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of the Flame IPO. However, if (a) New Sable’s total annual gross revenue exceed $1.235 billion, (b) New Sable is deemed to be a large accelerated filer, which means the market value of New Sable common stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or (c) New Sable’s non-convertible debt issued within a three-year period exceeds $1.0 billion, New Sable would cease to be an emerging growth company as of the following fiscal year.

Additionally, Flame is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K and New Sable is expected to be a smaller reporting company. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. New Sable will be a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of New Sable common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) New Sable’s annual revenues did not exceed $100 million during such completed fiscal year and the market value of New Sable common stock held by non-affiliates did not exceed $700 million as of the prior June 30.

For additional information, see “Risk Factors—Risks Related to Ownership of Flame Securities and the Business Combination—Flame is an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if New Sable takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make New Sable’s securities less attractive to investors and may make it more difficult to compare New Sable’s performance with other public companies.”

Recently Issued Accounting Standards Not Yet Adopted

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on SYU’s combined financial statements.

Internal Controls and Procedures

Sable is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002 and is, therefore, not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose.

Inflation

Inflation in the United States has been relatively low in recent years in the economy as a whole but relatively high in recent months. The upstream oil and gas industry’s labor and material costs have increased substantially in recent years and recent months. The impact of inflation may substantially increase the cost to acquire or replace property, plant, and equipment and may substantially increase the costs of labor and supplies. To the extent permitted by competition, regulation and Sable’s agreements, increased inflation costs will be passed to customers in the form of higher costs.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

SYU had no changes in, and no disagreements with, its accountants on accounting and financial disclosure.

DESCRIPTION OF SECURITIES

The following summary of the material terms of New Sable’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the forms of the New Sable certificate of incorporation and the New Sable bylaws referenced herein are each attached as Annex B and Annex C, respectively, to this proxy statement. We urge you to read such documents in their entirety for a complete description of the rights and preferences of Flame’s securities following the Business Combination. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to New Sable.

General

The New Sable certificate of incorporation authorizes 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The New Sable certificate of incorporation authorizes a total of 500,000,000 shares of New Sable common stock.

Holders of New Sable common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of New Sable common stock are entitled to receive proportionately any dividends as may be declared by the New Sable Board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of New Sable common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of New Sable common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of New Sable common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The New Sable certificate of incorporation authorizes a total of 1,000,000 shares of preferred stock.

Under the terms of the New Sable certificate of incorporation, the New Sable Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The New Sable Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing the New Sable Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved New Sable common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Units

Each unit had an offering price of $10.00 and consists of one whole share of Flame Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of Flame Class A common stock at a price of $11.50 per whole share, subject to adjustment as described in the registration statement on Form S-1 (No. 333-252805) (the “IPO Registration Statement”). A warrant holder may exercise its warrants only for a whole number of shares of Flame Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants were issued and only whole warrants are traded.

The Flame Class A common stock and warrants began separate trading on April 19, 2021. Holders of the units have the option to continue to hold units or separate their units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the units into shares of Flame Class A common stock and public warrants.

Effective upon the Closing, all units will automatically separate into New Sable common stock and New Sable warrants, in accordance with their terms.

Warrants

Effective upon the consummation of the Business Combination, each Flame warrant outstanding for the purchase of one share of Flame Class A common stock prior to the consummation of the Business Combination will become one New Sable warrant and will be exercisable 30 days after the Business Combination for one share of New Sable common stock, with all other terms of such warrants remaining unchanged. The following is a description of the New Sable warrants.

Public Warrants

Each whole New Sable warrant entitles the registered holder to purchase one whole share of New Sable common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its New Sable warrants only for a whole number of shares of New Sable common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The New Sable warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation; provided, however, the New Sable private placement warrants issued to FL Co-Investment and Intrepid Financial Partners will not be exercisable more than five years after the effective date of the Flame IPO Registration Statement (February 24, 2021) in accordance with FINRA Rule 5110(g)(8)(A).

We will not be obligated to deliver any shares of New Sable common stock pursuant to the exercise of a New Sable warrant and will have no obligation to settle such New Sable warrant exercise unless a registration statement under the Securities Act with respect to the shares of New Sable common stock underlying the New

Sable warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as result of a notice of redemption described below under “—Redemption of New Sable Warrants for Shares of New Sable Common Stock.” No New Sable warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue shares of New Sable common stock upon exercise of a New Sable warrant unless the issuance of New Sable common stock issuable upon such New Sable warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the New Sable warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a New Sable warrant, the holder of such New Sable warrant will not be entitled to exercise such New Sable warrant and such New Sable warrant may have no value and expire worthless. In no event will we be required to net cash settle any New Sable warrant. In the event that a registration statement is not effective for the exercised New Sable warrants, the New Sable warrants cannot be exercised and the holder may never realize any value from such New Sable warrants.

We are not registering the shares of New Sable common stock issuable upon exercise of the New Sable warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following the Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of New Sable common stock issuable upon exercise of the New Sable warrants. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the New Sable warrants in accordance with the provisions of the Warrant Agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the Business Combination, holders of the New Sable warrants will have the right, during the period beginning on the 61st business day after the Closing and ending upon such registration statement being declared effective by the SEC, and during any other period when New Sable fails to have maintained an effective registration statement covering the issuance of the shares of New Sable common stock issuable upon exercise of the New Sable warrants, to exercise such New Sable warrants on a “cashless basis.”

Notwithstanding the above, if the New Sable common stock is at the time of any exercise of a New Sable warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the New Sable warrants in exchange for that number of shares of New Sable common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Sable common stock underlying the New Sable warrants, multiplied by the excess of the fair market value (as defined below) over the exercise price of the New Sable warrants by (y) the fair market value.

Redemption of New Sable Public Warrants for Cash

Once the New Sable public warrants become exercisable, we may call the New Sable public warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each New Sable public warrant holder; and

•

if, and only if, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the New Sable public warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a New Sable public warrant as described under the heading “—Anti-dilution Adjustments”).

We will not redeem the New Sable public warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of New Sable common stock issuable upon exercise of the New Sable public warrants is then effective and a current prospectus relating to those shares of New Sable common stock is available throughout the 30-day redemption period. If and when the New Sable public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the New Sable public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the New Sable public warrants, each New Sable public warrant holder will be entitled to exercise its New Sable public warrant prior to the scheduled redemption date. However, after the redemption notice is issued the price of the New Sable common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a New Sable warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 per share New Sable public warrant exercise price.

Redemption of New Sable Warrants for Shares of New Sable Common Stock

Commencing 90 days after the New Sable warrants become exercisable, we may redeem the outstanding New Sable warrants:

•	in whole and not in part;

•

at a price equal to a number of shares of New Sable common stock to be determined by reference to the existing table for Flame’s warrants set forth in the Flame IPO Registration Statement, based on the redemption date and the “fair market value” of our New Sable common stock;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a New Sable warrant as described under the heading “—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the New Sable warrant holders;

•

if, and only if, the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a New Sable warrant as described under the heading “—Anti-dilution Adjustments”); and

•	the New Sable private placement warrants must also concurrently be called for redemption on the same terms as the outstanding New Sable public warrants, as described above.

Redemption Procedures

A holder of a New Sable warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such New Sable warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of New Sable common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding shares of New Sable common stock is increased by a stock dividend payable in shares of New Sable common stock, or by a split-up of shares of New

Sable common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Sable common stock issuable on exercise of each New Sable warrant will be increased in proportion to such increase in the issued and outstanding shares of New Sable common stock. A rights offering to holders of New Sable common stock entitling holders to purchase shares of New Sable common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Sable common stock equal to the product of (i) the number of shares of New Sable common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Sable common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of New Sable common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Sable common stock, in determining the price payable for New Sable common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Sable common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Sable common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the New Sable warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Sable common stock on account of such shares of New Sable common stock (or other shares of our capital stock into which the New Sable warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the New Sable common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of issued and outstanding shares of our New Sable common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Sable common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Sable common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of New Sable common stock.

Whenever the number of shares of New Sable common stock purchasable upon the exercise of the New Sable warrants is adjusted, as described above, the New Sable warrant exercise price will be adjusted by multiplying the New Sable warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Sable common stock purchasable upon the exercise of the New Sable warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Sable common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of New Sable common stock (other than those described above or that solely affects the par value of such shares of New Sable common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of New Sable common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the New Sable warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the New Sable warrants and in lieu of the shares of our New Sable common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the New Sable warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each New Sable warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by New Sable in connection with redemption rights held by stockholders of New Sable as provided for in the New Sable certificate of incorporation or as a result of the redemption of shares of New Sable common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of New Sable common stock, the holder of a New Sable warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such New Sable warrant holder had exercised the New Sable warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of New Sable common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement.

Additionally, if less than 70% of the consideration receivable by the holders of New Sable common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the New Sable warrant properly exercises the New Sable warrant within thirty days following public disclosure of such transaction, the New Sable warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the New Sable warrant.

Private Placement Warrants

The New Sable private placement warrants received by the holders of the private placement warrants upon the consummation of the Business Combination (including the New Sable common stock issuable upon exercise of the New Sable private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except pursuant to limited exceptions for sales to Flame’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by New Sable so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The initial stockholders, or their permitted transferees, have the option to exercise the New Sable private placement warrants on a cashless basis. The New Sable private placement warrants have terms and provisions that are identical to those of the private placement warrants, including as to the exercise price, exercisability and exercise period. If the New Sable private placement warrants are held by holders other than the initial stockholders or their permitted transferees, the New Sable private placement warrants will be redeemable by New Sable in all redemption scenarios and exercisable by the holders on the same basis as the New Sable public warrants.

Exclusive Venue

The New Sable certificate of incorporation will provide that, unless New Sable consents in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of New Sable, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of New Sable to New Sable or to New Sable’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or New Sable certificate of incorporation or the New Sable bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against New Sable governed by the internal affairs doctrine; and (b) subject to the provisions of the New Sable certificate of incorporation, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of the New Sable certificate of incorporation shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The New Sable certificate of incorporation and the New Sable bylaws provide that New Sable will indemnify and hold harmless its directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, the New Sable certificate of incorporation provides that New Sable’s directors will not be personally liable to New Sable or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

The New Sable bylaws also permit New Sable to purchase and maintain insurance on behalf of any person who is or was a director officer, employee or agent of New Sable, or is or was serving at the request of New Sable as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not New Sable could have the power to indemnify him or her against such liability under the provisions of the DGCL.

These provisions may discourage stockholders from bringing a lawsuit against New Sable’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit New Sable and New Sable’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

New Sable believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Sable’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of the New Sable Certificate of Incorporation, the Proposed Bylaws and Delaware Law

Certain provisions of Delaware law and the New Sable certificate of incorporation and the proposed New Sable bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us.

We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the New Sable Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the New Sable Board the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

The New Sable certificate of incorporation provides that the New Sable Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, the New Sable certificate of incorporation provides that directors may only be removed from the New Sable Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The New Sable certificate of incorporation provides that special meetings of the stockholders may be called only by (i) the New Sable Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of the New Sable Board, or (iii) the chief executive officer or president of New Sable, and special meetings of stockholders may not be called by any other person or persons. The New Sable certificate of incorporation and New Sable bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in the New Sable bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the New Sable certificate of incorporation provides otherwise. The New Sable certificate of incorporation precludes stockholder action by written consent.

Approval for Amendment of Certificate of Incorporation and Bylaws

The New Sable certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of the New Sable certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal the New Sable bylaws, although the New Sable bylaws may be amended by a simple majority vote of the New Sable Board.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our warrants is AST.

Stock Exchange

Flame’s units, Flame Class A common stock and public warrants currently trade on the NYSE under the symbols “FLME.U,” “FLME” and “FLME.WS,” respectively. We intend to apply to list the New Sable common stock and the New Sable public warrants on the NYSE after the Business Combination under the symbols “SOC” and “SOC.WS”, respectively.

MARKET PRICE OF SECURITIES AND DIVIDEND INFORMATION

Market Price of Flame’s Securities

Flame’s units, each of which consists of one share of Flame Class A common stock, par value $0.0001 per share, and one-half of one public warrant, began trading on the NYSE under the symbol “FLME.U” on February 25, 2021. On April 19, 2021 the Flame Class A common stock and public warrants began trading on the NYSE under the symbols “FLME” and “FLME.WS,” respectively. Each whole warrant entitles the holder to purchase one share of Flame Class A common stock at a price of $11.50 per share, subject to adjustments as described in the prospectus for the Flame IPO dated February 24, 2021, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Flame Class A common stock and will become exercisable 30 days after the completion of the Business Combination. The warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation as described in the prospectus for the Flame IPO.

On November 1, 2022, the last Trading Day before the public announcement of the Business Combination, Flame’s units, Flame Class A common stock and public warrants closed at $9.95, $9.94 and $0.13, respectively.

Dividend Information

Flame has not paid any cash dividends on Flame common stock to date. The Flame Board is not currently contemplating and does not intend to pay any cash dividends prior to the completion of the Business Combination or in the foreseeable future. The payment of cash dividends in the future is dependent upon New Sable’s revenues and earnings, if any, capital requirements, the terms of any indebtedness or preferred securities and general financial condition subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of the New Sable Board at such time.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information known to Flame regarding (i) the actual beneficial ownership of the Flame common stock as of the record date and (ii) the expected beneficial ownership of New Sable common stock, assuming that no public shares of Flame are redeemed, and alternatively the maximum number of shares of Flame are redeemed, by:

•	each person known by Flame to be the beneficial owner of more than 5% of the outstanding Flame common stock;

•	each current executive officer of Flame and each member of the Flame Board, and all executive officers and directors of Flame as a group;

•	each person who is expected to be, following the Business Combination, a beneficial owner of more than 5% of the outstanding New Sable common stock; and

•	each person who will become an executive officer or director of New Sable upon consummation of the Business Combination and all of such executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of Flame common stock issuable to such person upon the exercise of public warrants or private placement warrants currently exercisable or exercisable within 60 days of the record date or the date of the consummation of the Business Combination, as applicable. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of Flame common stock pre-Business Combination is based on 35,937,500 shares of Flame common stock issued and outstanding as of the record date.

The beneficial ownership of New Sable common stock is presented in the two redemption scenarios as follows:

•	Assuming No Redemption: This scenario assumes that no shares of Flame Class A common stock are redeemed, and

•

Assuming Maximum Redemption: This scenario assumes that 23,471,300 shares of Flame Class A common stock (or approximately 82% of the Flame Class A common stock outstanding) are redeemed, resulting in an aggregate payment of approximately $235,417,140 million from the trust account. This is the approximate maximum redemption under which Flame believes it would be able to satisfy the $200 million Sable-EM Minimum Cash Threshold and have sufficient capital.

In the no redemption scenario, based on the approximately $             in the trust account as of             , 2023, the $             in underwriting fees paid by Flame in connection with the closing of the Flame IPO, will represent an effective underwriting fee of approximately         %. In the maximum redemption scenario, the funds remaining in the trust account following such redemption would be approximately $             and the effective underwriting fee would be approximately         %.

Except as indicated in the footnotes to the table, and subject to applicable community property laws, each of the stockholders listed below has sole voting and investment power with respect to the shares of common stock owned by such stockholders.

Name and Address of Beneficial Owners	Prior to the Transactions(1)		Assuming No Redemption(2)		Assuming Maximum Redemption(3)
	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Officers and Directors prior to the Business Combination:(4)
James. C Flores(5)(6)	4,271,250	11.9%	11,946,250	12.9%	11,946,250	17.3%
Gregory D. Patrinely(7)	71,875	*	406,042	*	406,042	*
Michael E. Dillard(8)	101,875	*	581,875	*	581,875	*
Gregory P. Pipkin(9)	111,875	*	196,875	*	196,875	*
Christopher B. Sarofim(10)	596,875	1.7%	5,924,375	6.4%	5,924,375	8.5%
Officers and Directors as a group (5 people)	5,153,750	14.3%	19,055,417	20.6%	19,055,417	27.6%
Additional Officers after the Business Combination(4)
J. Caldwell Flores(11)	47,500	*	269,167	*	269,167	*
Doss R. Bourgeois(12)	200,000	*	300,000	*	300,000	*
Anthony C. Duenner(13)	100,000	*	371,666	*	371,666	*
Officers and Directors after the Business Combination as a group (8 people)(14)	5,501,250	15.2%	19,996,250	21.6%	19,996,250	28.9%
Greater than 5% Holders Prior to the Business Combination:(4)
Flame Acquisition Sponsor LLC(5)	4,263,750	11.9%	8,938,750	9.7%	8,938,750	12.9%
Entities affiliated with Saba Capital Management, L.P.(15)	1,602,328	4.5%	1,602,328	1.7%	1,602,328	2.3%
Entities affiliated with Sculptor Capital LP(16)	1,482,989	4.1%	1,482,989	1.6%	1,482,989	2.2%
Hartree Partners, LP(17)	2,000,000	5.6%	2,000,000	2.2%	2,000,000	2.9%
Greater than 5% Holders after the Business Combination:
( )		%				%

*	Less than 1.0%.
(1)

The pre-Business Combination percentage of beneficial ownership in the table above is calculated based on 35,937,500 shares of Flame common stock outstanding as of the record date. The amount of beneficial ownership does not reflect the shares of New Sable common stock issuable as a result of warrants as such securities are not exercisable unless the Business Combination occurs.

(2)

The post-Business Combination percentage of beneficial ownership is calculated based on 92,562,500 shares of New Sable common stock outstanding immediately after the consummation of the Business Combination. The number of shares of New Sable common stock assumes that (i) no public stockholders properly elect to convert their shares into cash, (ii) public stockholders exercise the 14,375,000 public warrants, (iii) the initial stockholders exercise the 7,750,000 private placement warrants, (iv) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, (v) 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment, and (vi) no shares underlying the Incentive Plan are issued.

(3)

The post-Business Combination percentage of beneficial ownership is calculated based on 69,091,200 shares of New Sable common stock outstanding immediately after the consummation of the Business Combination. The number of shares of New Sable common stock assumes that (i) public stockholders exercise their rights to have 23,471,300 public shares (or approximately 82% of the public shares outstanding) converted into their pro rata share of the trust account, (ii) public stockholders exercise the 14,375,000 public warrants, (iii) the initial stockholders exercise the 7,750,000 private placement warrants, (iv) each of the Sponsor, Gregory Patrinely, Caldwell Flores and Anthony Duenner exercises their respective option to convert the current unpaid principal balance of the Working Capital Loans into 1,500,000 private placement warrants and exercises such warrants, (v) 30,000,000 shares of New Sable common stock are issued to PIPE Investors at Closing in connection with the PIPE Investment, and (vi) no shares underlying the Incentive Plan are issued.

(4)	Unless otherwise indicated, the business address of each of the individuals and the Sponsor is c/o Flame Acquisition Corp., 700 Milam Street, Suite 3300, Houston, Texas 77002.
(5)

Flame Acquisition Sponsor LLC is the record holder of 4,263,750 founder shares reported herein. James C. Flores is the managing member of Flame Acquisition Sponsor LLC. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Class B common stock held of record by Flame Acquisition Sponsor LLC. Also includes in the post-Business Combination columns 3,875,000 shares of New Sable common stock issuable upon exercise of private placement warrants and 800,000 private placement warrants issued in connection with the Working Capital Loans, respectively, that will become exercisable 60 days after the Closing.

(6)

In addition to the shares held of record by Flame Acquisition Sponsor LLC, Mr. Flores may be deemed to share beneficial ownership of 7,500 shares of Class A common stock held of record by certain family limited partnerships that he may be deemed to control. Also includes in the post-Business Combination columns 3,000,000 shares of Flame Class A common stock that will be issued to Mr. Flores in exchange for his Holdco Class A shares pursuant to the Holdco Merger, subject to the terms and conditions of the Merger Agreement.

(7)

Includes 71,875 founder shares acquired in connection with the Flame IPO. Includes in the post-Business Combination columns 77,500 and 256,667 shares of New Sable common stock issuable upon exercise of private placement warrants and private placement warrants issued in connection with the Working Capital Loans, respectively, that will become exercisable within 60 days after the Closing. Does not include an award Flame is obligated to make in connection with closing the Business Combination under New Sable’s equity incentive plan of 650,000 shares of New Sable common stock, which shares are subject to the vesting and forfeiture terms of such plan.

(8)

Includes 5,000 units purchased in the Flame IPO and 96,875 founder shares acquired in connection with the Flame IPO. Also includes in the post-Business Combination columns 77,500 and 402,500 shares of New Sable common stock issuable upon exercise of private placement warrants and public warrants, respectively, that in each case will become exercisable within 60 days after the Closing.

(9)

Includes 15,000 units purchased in the Flame IPO and 96,875 founder shares acquired in connection with the Flame IPO. Also includes in the post-Business Combination columns 77,500 and 7,500 shares of New Sable common stock issuable upon exercise of private placement warrants and public warrants, respectively, that in each case will become exercisable within 60 days after the Closing.

(10)

Includes 500,000 units purchased in the Flame IPO and 96,875 founder shares acquired in connection with the Flame IPO. Also includes in the post-Business Combination columns (i) 77,500 and 250,000 shares of New Sable common stock issuable upon exercise of private placement warrants and public warrants, respectively, that in each case will become exercisable within 60 days after the Closing, and (ii) 5,000,000 shares of New Sable common stock acquired in the PIPE Investment.

(11)

Includes 47,500 shares of Flame Class A common stock purchased by JCF Capital, LLC. Mr. Flores is the managing member of JCF Capital, LLC. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Flame Class A common stock held of record by JCF Capital, LLC. Also includes in the post-Business Combination columns 221,667 shares of New Sable common stock issuable upon exercise of private placement warrants issued in connection with the Working Capital Loans, that will become exercisable within 60 days after the Closing. Does not include an award Flame is obligated to make in connection with closing the Business Combination under New Sable’s equity incentive plan of 650,000 shares of New Sable common stock, which shares are subject to the vesting and forfeiture terms of such plan.

(12)	Includes 200,000 units purchased in the Flame IPO. Also includes in the post-Business Combination columns 100,000 shares of New Sable common stock issuable upon exercise of public warrants that will become exercisable within 60 days after the Closing. Does not include an award Flame is obligated to make in connection with closing the Business Combination under New Sable’s equity incentive plan of 650,000 shares of New Sable common stock, which shares are subject to the vesting and forfeiture terms of such plan.
(13)

Includes 100,000 units purchased in the Flame IPO. Also includes in the post-Business Combination columns 50,000 shares of New Sable common stock issuable upon exercise of public warrants and 221,666 private placement warrants issued in connection with the Working Capital Loans, respectively, that will become exercisable within 60 days after the Closing. Does not include an award Flame is obligated to make in connection with closing the Business Combination under New Sable’s equity incentive plan of 650,000 shares of New Sable common stock, which shares are subject to the vesting and forfeiture terms of such plan.

(14)

Does not include an award Flame is obligated to make in connection with closing the Business Combination under New Sable’s equity incentive plan of 2,600,000 shares of New Sable common stock, which shares are subject to the vesting and forfeiture terms of such plan.

(15)

Based solely on information contained in a report on Schedule 13G filed with the SEC on February 14, 2022 by Saba Capital Management, L.P., Saba Capital Management GP, LLC and Mr. Boaz R. Weinstein (together, the “Reporting Persons”). Each of the Reporting Persons may be deemed the beneficial owner of 1,602,328 shares of the Flame Class A common stock. The principal business address of each of the Reporting Persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(16)

Based solely on information contained in a report on Schedule 13G filed with the SEC on January 28, 2022 by entities affiliated with Sculptor Capital LP. Includes (i) 1,482,989 shares of Flame Class A common stock beneficially owned by each of Sculptor Capital LP (“Sculptor”), Sculptor Capital II LP (“Sculptor-II”), Sculptor Capital Holding Corp. (“SCHC”), Sculptor Capital Holding II LLC (“SCHC-II”) and Sculptor Capital Management, Inc. (“SCU”), (ii) 754,007 shares of Flame Class A common stock beneficially owned by each of Sculptor Master Fund, Ltd. (“SCMF”) and Sculptor Special Funding, LP (“NRMD”), (iii) 132,448 shares of Flame Class A common stock beneficially owned by Sculptor Credit Opportunities Master Fund, Ltd. (“SCCO”), (iv) 483,044 shares of Flame Class A common stock beneficially owned by Sculptor SC II LP (“NJGC”), and (v) 113,490 shares of Flame Class A common stock beneficially owned by Sculptor Enhanced Master Fund, Ltd. (“SCEN”). Sculptor and Sculptor-II serve as the principal investment managers to the private funds and discretionary accounts managed by Sculptor and thus may be deemed beneficial owners of the shares of Flame Class A common stock in the private funds and discretionary accounts managed by Sculptor and Sculptor-II. SCHC-II serves as the sole general partner of Sculptor-II and is wholly owned by Sculptor. SCHC serves as the sole general partner of Sculptor. As such, SCHC and SCHC-II may be deemed to control Sculptor as well as Sculptor-II and, therefore, may be deemed to be the beneficial owners of the shares of Flame Class A common stock reported herein. SCU is the sole shareholder of SCHC, and may be deemed a beneficial owner of the shares of Flame Class A common stock reported herein. The principal business address of each of Sculptor, Sculptor-II, SCHC, SCHC-II, SCU, SCMF, NRMD, SCEN, SCCO and NJGC is 9 West 57th Street, New York, NY 10019.

(17)

Based solely on information contained in a report on Schedule 13G filed with the SEC on February 14, 2022 by Hartree Partners, LP (“Hartree”). The principal business address of Hartree is 1185 Avenue of the Americas, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Flame Related Party Transactions

In November 2020, our founders acquired 7,187,500 founder shares for an aggregate purchase price of $25,000. Our Sponsor purchased 4,671,875 founder shares, FL Co-Investment purchased 1,257,813 founder shares and Intrepid Financial Partners purchased 1,257,812 founder shares. Also in November 2020, our Sponsor transferred 434,375 founder shares to the Flame Independent Directors and certain individuals, including Gregory D. Patrinely, our Chief Financial Officer and Secretary, at their original purchase price. Simultaneously with such transfer, each of FL Co-Investment and Intrepid Financial Partners transferred 13,125 founder shares to our Sponsor, respectively, at their original purchase price. Prior to the initial investment in Flame of $25,000 by our founders, Flame had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of our initial public offering. Additionally, our initial stockholders had agreed to forfeit up to 937,500 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters. On February 26, 2021, the underwriters fully exercised their over-allotment option; thus, these founder shares were no longer subject to forfeiture.

Concurrently with the Flame IPO, the Sponsor and other initial stockholders purchased 7,750,000 private placement warrants. Each private placement warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share. Our initial stockholders are permitted to transfer the private placement warrants held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to us, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, these warrants are, subject to certain limited exceptions, transferable or salable until 30 days after the completion of our initial business combination. So long as the private placement warrants are held by our initial stockholders or their respective permitted transferees, the private placement warrants will not be redeemable by us for cash. The private placement warrants may also be exercised by the initial stockholders or their respective permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants that are part of the units, including as to exercise price, exercisability and exercise period, and may be redeemed by us for shares of Flame Class A common stock as described herein.

Our Sponsor, officers, directors, advisors or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation, the Flame IPO, and identifying potential target businesses and performing due diligence on suitable business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our Sponsor, officers, directors, advisors, or our or their affiliates; however, any such payment would not be made from the amounts held in the trust account, and we currently do not have any arrangement or agreement with our Sponsor, officers, directors, advisors, or our or their affiliates, to do so, other than as disclosed in the section entitled “Certain Relationships and Related Person Transactions – Sable and Holdco Related Party Transactions.” Our audit committee will review on a quarterly basis all payments that were made or are to be made to our Sponsor, officers, directors, or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On November 25, 2020, our founders agreed to loan us an aggregate of up to $300,000 to cover expenses related to the Flame IPO pursuant to a promissory note (the “Initial Promissory Note”). This loan was non-interest bearing and payable upon the completion of the Flame IPO. We borrowed approximately $75,000 under the Initial Promissory Note and repaid the Initial Promissory Note to our founders in full as of June 30, 2021.

In order to finance transaction costs in connection with a business combination, our initial stockholders, affiliates of our initial stockholders or certain of our directors and officers may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans out of the proceeds of the trust account released to us, or convert them to warrants as described below. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, we may use a portion of proceeds held outside the trust account to repay the Working Capital Loans, but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant. The warrants would be identical to the private placement warrants. As discussed below, since inception, we have entered into three convertible promissory notes under this arrangement with the Sponsor to provide Working Capital Loans.

On March 1, 2021, we issued an unsecured promissory note to the Sponsor (the “First Working Capital Loan”), pursuant to which we may borrow up to an aggregate principal amount of $365,000. The First Working Capital Loan is non-interest bearing and payable on the consummation of an initial business combination. The First Working Capital Loan was fully drawn down in the three months ended September 30, 2021. The Sponsor assigned approximately $145,000 of the First Working Capital Loan to our Chief Financial Officer and Secretary, Gregory Patrinely, approximately $110,000 of the First Working Capital Loan to our Vice President, Anthony Duenner, and approximately $110,000 of the First Working Capital Loan to our Vice President, Caldwell Flores. As of September 30, 2022 and December 31, 2021, the First Working Capital Loan in the amount of $365,000 was fully drawn. We estimated the fair value of the note to be $383,323 at initial measurement and $306,892 and $299,556 at September 30, 2022 and December 31, 2021, respectively.

On December 27, 2021, we issued an unsecured promissory note to the Sponsor (the “Second Working Capital Loan”), pursuant to which we may borrow up to an aggregate principal amount of $800,000. The Second Working Capital Loan is non-interest bearing and payable on the consummation of an initial business combination. As of September 30, 2022 and December 31, 2021, the Second Working Capital Loan in the amount of $800,000 was fully drawn. We estimated the fair value of the note to be $656,560 at initial measurement and at December 31, 2021. We estimated the fair value of the note to be $672,000 at September 30, 2022.

On March 29, 2022, we issued an unsecured promissory note to the Sponsor (the “Third Working Capital Loan”), pursuant to which we may borrow up to an aggregate principal amount of $335,000. The Third Working Capital Loan is non-interest bearing and payable on the consummation of an initial business combination. As of September 30, 2022, the Third Working Capital Loan in the amount of $335,000 was fully drawn. We estimated the fair value of the note to be $282,874 at initial measurement and at March 31, 2022, and the amount by which the proceeds from the Third Working Capital Loan exceed its initial fair value has been recognized as a credit within stockholders’ deficit during the three and nine months ended September 30, 2022. We estimated the fair value of the note to be $281,400 at September 30, 2022.

As of September 30, 2022, there were no additional borrowings under Working Capital Loans other than the $365,000 outstanding under the First Working Capital Loan, $800,000 outstanding under the Second Working Capital Loan and $335,000 outstanding under the Third Working Capital Loan, as described above.

On September 30, 2022, we issued an unsecured promissory note to the Sponsor (the “Q3 2022 Promissory Note”), pursuant to which we may borrow up to an aggregate principal amount of $170,000. The Q3 2022 Promissory Note is non-interest bearing and payable on the consummation of an initial business combination. As of September 30, 2022, the Q3 2022 Promissory Note was undrawn. On October 5, 2022, the Q3 2022 Promissory Note was fully drawn.

On October 31, 2022, we issued an unsecured promissory note as a working capital loan to the Sponsor in the principal amount of $200,000 to cover expenses related to the consummation of the Business Combination (the “Q4 2022 Promissory Note”). This loan is non-interest bearing and payable upon the completion of an initial business combination. On October 31, 2022, the Q4 2022 Promissory Note was fully drawn.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our shares of common stock prior to the Flame IPO, or to any of their respective affiliates, prior to or with respect to the Business Combination.

Pursuant to a registration rights agreement with our initial stockholders, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of the Working Capital Loans, if any, are entitled under the registration rights agreement to make up to three demands (provided, that each of FL Co-Investment and Intrepid Financial Partners will be entitled to one demand in accordance with FINRA Rule 5110(g)(8)(B)) that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

PIPE Investment

In connection with Business Combination, Holdco entered into Initial PIPE Subscription Agreements with the Initial PIPE Investors, pursuant to which the Initial PIPE Investors have agreed to subscribe for and purchase, and Holdco has agreed to issue and sell to the Initial PIPE Investors, an aggregate of 7,150,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $71,500,000, to be consummated contemporaneously with consummation of the Merger and immediately following the Effective Time, on the terms and subject to the conditions set forth in such Initial PIPE Subscription Agreements and the Merger Agreement. Holdco intends to pursue Additional PIPE Subscription Agreements under substantially similar subscription agreements prior to the Closing. As of January 27, 2023, pursuant to the Additional PIPE Investment, Holdco has obtained commitments from the Additional PIPE Investors to purchase, in the aggregate, 300,000 Holdco Class B shares at a price of $10.00 per share, for an aggregate subscription amount of $3,000,000. Holdco also intends to pursue Additional PIPE Subscription Agreements to purchase Holdco Class B shares under substantially similar subscription agreements prior to the Closing, provided that such Additional PIPE Investments, together with the Initial PIPE Investment, will not exceed $400 million. Holdco expects to (i) have obtained commitments from PIPE Investors for approximately $300 million in PIPE Investments prior to the SEC clearance of this proxy statement and (ii) receive approximately $300 million in proceeds from the PIPE Investment contemporaneously with the Closing. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Subscription Agreements.”

Certain Engagements in Connection with the Business Combination and Related Transactions

We paid an underwriting discount to Cowen and Intrepid, as underwriters, of $0.20 per unit purchased by them in the Flame IPO. In addition, Intrepid and Cowen are affiliates of certain holders of founder shares. We have also engaged Cowen and Intrepid, who served as the underwriters from the Flame IPO, as advisors in connection with our initial business combination, pursuant to the Business Combination Marketing Agreement. We will pay each of Cowen and Intrepid 50% of the Marketing Fee. The total Marketing Fee is $10,062,500, which is 3.5% of the gross proceeds of the Flame IPO including proceeds from the full exercise of the underwriters’ over-allotment option. Cowen and Intrepid are not entitled to the Marketing Fee unless we consummate our initial business combination.

Further, FL Co-Investment, an affiliate of Cowen, and Intrepid Financial Partners, an affiliate of Intrepid, are each the beneficial owners of approximately 3.5% of our outstanding common stock via ownership of founder shares and unexercisable warrants. Cowen, Intrepid and Jefferies LLC (“Jefferies”) are also serving as joint financial advisors to Sable in connection with the transactions contemplated by the Sable-EM Purchase Agreement and the Business Combination and as joint placement agents in the PIPE Investment. Upon consummation of the Business Combination, Cowen, Intrepid and Jefferies will receive an aggregate of $4 million in fees for serving as joint financial advisors to Sable in connection with the transactions contemplated by the Sable-EM Purchase Agreement and the Business Combination. Upon consummation of the PIPE Investment, Cowen, Intrepid and Jefferies will receive an aggregate of $12 million in fees for serving as joint placement agents in the PIPE Investment. In addition, Cowen and Jefferies (together with their respective affiliates) are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. From time to time, Cowen, Jefferies and their respective affiliates may have provided various investment banking and other commercial dealings unrelated to the Business Combination or the PIPE Investment to us and our affiliates, and may have received customary compensation in connection therewith. In addition, Cowen, Intrepid and Jefferies and their respective affiliates may provide investment banking and other commercial dealings to us and/or EMC and their respective affiliates in the future, for which they would expect to receive customary compensation.

In addition, in the ordinary course of its business activities, Cowen, Jefferies and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours, EMC or their respective affiliates. Cowen, Jefferies and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sable and Holdco Related Party Transactions

Registration Rights Agreement

We will enter into an amended and restated registration rights agreement with James C. Flores (as amended and restated, the “Registration Rights Agreement”). For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Registration Rights Agreements.”

Merger Agreement

In connection with the Closing, James C. Flores will receive 3,000,000 shares of Flame Class A common stock in consideration of his Holdco Class A shares pursuant to the Merger Agreement. For additional information, see “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Employment Agreements

In connection with and contingent upon the Closing, James C. Flores and other executive officers will receive certain compensation under the Sable employment agreements. For additional information, see “Executive Compensation of New Sable—Employment Agreements with Executive Officers.”

Policies and Procedures for Related Party Transactions

While Sable does not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Sable Board reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and obtains the approval of non-interested directors when it determines that such approval is appropriate under the circumstances. Upon consummation of the Business Combination, New Sable will adopt a written related person transaction policy. This written policy regarding related person transactions will provide that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which New Sable is a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. New Sable’s policy will also provide that a related person means any of New Sable’s executive officers and directors (including director nominees), in each case at any time since the beginning of New Sable’s last fiscal year, or holders of more than 5% of any class of New Sable’s voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. New Sable’s audit committee will have the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to New Sable’s policy, New Sable’s audit committee charter that will be in effect upon the consummation of the Business Combination will provide that New Sable’s audit committee shall review and approve or disapprove any related person transactions.

All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

SECURITIES ACT RESTRICTIONS ON RESALE OF FLAME’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted New Sable common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Sable at the time of, or at any time during the three months preceding, a sale and (ii) New Sable subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as New Sable was required to file reports) preceding the sale.

Persons who have beneficially owned restricted New Sable common stock for at least six months but who are affiliates of New Sable at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of New Sable common stock or warrants, as applicable, then outstanding; or

•

the average weekly reported trading volume of the New Sable common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Sable under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Sable.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the holders of shares of New Sable common stock, including but not limited to, the initial stockholders, will be able to sell their shares of New Sable common stock and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after New Sable has filed the Form 10 information with the SEC following the completion of the business combination. Absent registration under the Securities Act, other stockholders who receive restricted securities will not be permitted to sell their restricted securities under Rule 144 earlier than one year after New Sable has filed the Form 10 information with the SEC following the completion of the business combination.

New Sable anticipates that following the consummation of the Business Combination, New Sable will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Flame Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in New Sable’s annual meetings of stockholders. For any proposal to be considered for inclusion in New Sable’s proxy statement and form of proxy for submission to the stockholders at its 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the New Sable bylaws. Such proposals must be received by New Sable at its executive offices a reasonable time before New Sable begins to print and mail its 2023 annual meeting proxy materials in order to be considered for inclusion in New Sable’s proxy materials for the 2023 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Flame Board, any committee chairperson or the non-management directors as a group by writing to the Flame Board or committee chairperson in care of Flame Acquisition Corp., 700 Milam Street, Suite 3300, Houston, TX 77002.

HOUSEHOLDING INFORMATION

Unless Flame has received contrary instructions, Flame may send a single copy of this proxy statement to any household at which two or more stockholders reside if the stockholders at that address have consented. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Flame’s expenses. However, if stockholders prefer to receive multiple sets of Flame’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Flame’s disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact Flame at its principal executive offices at 700 Milam Street, Suite 3300, Houston, TX 77002 or at (713) 579-6106 to inform Flame of his, her or its request to receive individual copies; or

•	If a bank, broker or other nominee holds the share, the stockholder should contact the bank, broker or other nominee directly.

Flame will promptly deliver, upon written or oral request as described above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the disclosure documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

Flame files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Flame at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Flame has been supplied by Flame, all such information relating to Holdco has been supplied by Holdco and all such information relating to Sable has been provided by Sable. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

Flame Acquisition Corp.

700 Milam Street, Suite 3300,

Houston, TX 77002

Tel.: (713) 579-6106

or

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll Free: (800) 769-7666

Banks and brokers call: (212) 269-5550

Email: FLME@dfking.com

If you are a stockholder of Flame and would like to request documents, please do so by                     ,                     2023, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of Flame for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, Holdco, SYU or Flame that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

PART I. FINANCIAL INFORMATION

FLAME ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash	$140,238	$322,768
Prepaid expenses	238,496	521,878

Total current assets	378,734	844,646
Prepaid expenses	—	78,630
Investments held in Trust Account	288,811,477	287,516,153

Total assets	$289,190,211	$288,439,429

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Accounts payable and accrued expenses	$1,088,298	$275,500
Income taxes payable	530,156	—
Convertible promissory notes—related parties, at fair value	1,260,000	956,115

Total current liabilities	2,878,454	1,231,615
Warrant liabilities	2,644,125	12,647,250

Total liabilities	5,522,579	13,878,865
Commitments
Class A Common Stock subject to possible redemption; 28,750,000 shares at redemption value ($10.03 and $10.00 at September 30, 2022 and December 31, 2021)	288,250,183	287,500,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding, excluding 28,750,000 shares subject to possible redemption at September 30, 2022 and December 31, 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at September 30, 2022 and December 31 2021	719	719
Additional paid-in capital	—	—
Accumulated deficit	(4,583,270)	(12,940,155)

Total Stockholders’ Deficit	(4,582,551)	(12,939,436)

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$289,190,211	$288,439,429

The accompanying notes are an integral part of these condensed financial statements.

FLAME ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Formation and operating costs	$1,281,508	$306,668	$2,012,339	$836,461

Loss from operations	(1,281,508)	(306,668)	(2,012,339)	(836,461)

Other income (expenses):
Interest income from Trust Account	1,245,964	4,342	1,615,323	10,052
Change in fair value of convertible promissory notes—related parties	1,200	—	(21,011)	—
Change in fair value of warrant liabilities	372,750	10,433,625	10,003,125	6,050,500
Offering costs allocated to warrants	—	—	—	(280,829)

Total other income, net	1,619,914	10,437,967	11,597,437	5,779,723
Income (loss) before income taxes	338,406	10,131,299	9,585,098	4,943,262
Income tax expense	(530,156)	—	(530,156)	—

Net (loss) income	$(191,750)	$10,131,299	$9,054,942	$4,943,262

Weighted average redeemable Class A common stock outstanding	28,750,000	28,750,000	28,750,000	22,536,630

Basic and diluted net (loss) income per Class A common share	$(0.01)	$0.28	$0.25	$0.17

Weighted average non-redeemable Class B common stock outstanding	7,187,500	7,187,500	7,187,500	6,984,890

Basic and diluted net (loss) income per Class B common share	$(0.01)	$0.28	$0.25	$0.17

The accompanying notes are an integral part of these unaudited condensed financial statements.

FLAME ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

For the three and nine months ended September 30, 2022

	Common Stock Class B		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of December 31, 2021	7,187,500	$719	$—	$(12,940,155)	$(12,939,436)
Initial fair value adjustment of convertible promissory notes—related parties	—	—	—	52,126	52,126
Net income	—	—	—	6,421,767	6,421,767

Balance as of March 31, 2022	7,187,500	$719	$—	$(6,466,262)	$(6,465,543)
Remeasurement of Class A common stock to possible redemption	—	—	—	(84,375)	(84,375)
Net income	—	—	—	2,824,925	2,824,925

Balance as of June 30, 2022	7,187,500	$719	$—	$(3,725,712)	$(3,724,993)
Remeasurement of Class A common stock to possible redemption	—	—	—	(665,808)	(665,808)
Net loss	—	—	—	(191,750)	(191,750)

Balance as of September 30, 2022	7,187,500	$719	$—	$(4,583,270)	$(4,582,551)

For the three and nine months ended September 30, 2021

	Common Stock Class B		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Capital
Balance as of December 31, 2020	7,187,500	$719	$24,281	$(1,657)	$23,343
Proceeds received in excess of initial fair value of Private Placement Warrants	—	—	1,166,375	—	1,166,375
Remeasurement of Class A common stock to possible redemption	—	—	(1,190,656)	(17,355,016)	(18,545,672)
Net income	—	—	—	92,735	92,735

Balance as of March 31, 2021	7,187,500	$719	$—	$(17,263,938)	$(17,263,219)
Net loss	—	—	—	(5,280,772)	(5,280,772)

Balance as of June 30, 2021	7,187,500	$719	$—	$(22,544,710)	$(22,543,991)
Net income	—	—	—	10,131,299	10,131,299

Balance as of September 30, 2021	7,187,500	$719	$—	$(12,413,411)	$(12,412,692)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FLAME ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cash flows from operating activities:
Net income	$9,054,942	$4,943,262
Adjustments to reconcile net income to net cash used in operating activities:
Interest income from Trust Account	(1,615,323)	(10,052)
Change in fair value of convertible promissory notes—related parties	21,011	—
Change in fair value of warrant liabilities	(10,003,125)	(6,050,500)
Offering costs allocated to warrants	—	280,829
Changes in current assets and current liabilities:
Prepaid expenses	362,012	(730,160)
Accounts payable and accrued expenses	812,797	331,187
Income taxes payable	530,156	—

Net cash used in operating activities	(837,530)	(1,235,434)

Cash flows from investing activities:
Investment of cash into Trust Account	—	(287,500,000)
Cash withdrawn from Trust Account	320,000	—

Net cash provided by (used in) investing activities	320,000	(287,500,000)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters’ fees	—	281,750,000
Proceeds from issuance of Private Placement Warrants	—	7,750,000
Proceeds from Initial Promissory Note—related party	—	396,548
Repayment of Initial Promissory Note—related party	—	(75,174)
Proceeds from convertible promissory notes—related parties	335,000	—
Payments of offering costs	—	(799,795)

Net cash provided by financing activities	335,000	289,021,579

Net change in cash	(182,530)	286,145
Cash, beginning of the period	322,768	9,014

Cash, end of the period	$140,238	$295,159

Supplemental disclosure of noncash investing and financing activities
Initial measurement of fair value of Promissory Note	$(52,126)	$—

Initial value of warrant liabilities	$—	$18,802,375

Remeasurement of Class A common stock to possible redemption	$750,183	$18,545,672

Initial value of Class A common stock subject to possible redemption	$—	$268,954,328

The accompanying notes are an integral part of these unaudited condensed financial statements.

FLAME ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2022

Note 1—Organization, and Business Operations

Organization and General

Flame Acquisition Corp. (the “Company”) was incorporated in Delaware on October 16, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company has selected December 31 as its fiscal year end.

As of September 30, 2022, the Company had not yet commenced any operations. All activity through September 30, 2022, relates to the Company’s formation, the Initial Public Offering (“IPO”) described below and, since the closing of the IPO, the search for a target for our initial Business Combination (see Note 10). The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and non-operating income or expense from changes in the fair value of warrant liabilities and promissory notes.

Financing

The registration statement for the Company’s IPO was declared effective on February 24, 2021 (the “Effective Date”). On March 1, 2021, the Company consummated the IPO of 28,750,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,750,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, which is discussed in Note 4.

Transaction costs amounted to $6,607,751 consisting of $5,750,000 of underwriting fees and $857,751 of other offering costs. Of the total transaction costs, $280,829 was allocated to expense as non-operating expense in the condensed statement of operations for the three and nine months ended September 30, 2021 with the rest of the offering costs allocated among common stock subject to possible redemption and stockholders’ deficit. The transaction costs were allocated based on the with and without method, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Trust Account

Following the closing of the IPO on March 1, 2021, an amount of $287,500,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations (see Note 2), the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial business combination within 24 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing of an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.

The Company will have 24 months from the closing of the IPO (with the ability to extend with stockholder approval) to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company for the payment of taxes, and less up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Public Shares, subject to applicable law, and then seek to dissolve and liquidate (see Note 10).

Flame Acquisition Sponsor, LLC a Delaware company (the “Sponsor”), and the Company’s officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares, Private Placement Warrants and Public Shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Placement Warrants if the Company fails to complete the initial business combination within the Combination Period.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot be certain that the Sponsor would be able to satisfy those obligations.

Going Concern

As of September 30, 2022, the Company had cash outside the Trust Account of $140,238 available for working capital needs and a working capital deficit of $2,499,720. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial business combination, and is restricted for use either in a Business Combination, to redeem common stock or to use for payment of taxes. As of September 30, 2022, $1,311,476 of the amount in the Trust Account was available to be withdrawn as described above and during the nine months ended September 30, 2022, the Company withdrew $320,000 for payment of taxes.

Through September 30, 2022, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares and the remaining net proceeds from the IPO and the sale of Private Placement Warrants, as well as $300,000 that was available under the Initial Promissory Note, $365,000 that was available under the First Working Capital Loan, $800,000 that was available under the Second Working Capital Loan, $335,000 that was available under the Third Working Capital Loan and $170,000 that was available under the Q3 2022 Promissory Note (see Note 5). As of September 30, 2022, each of the Working Capital Loans was fully drawn down. The Q3 2022 Promissory Note was fully drawn down on October 5, 2022, and the Q4 2022 Promissory Note (as defined below) was fully drawn down on October 31, 2022.

Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

If the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating a business combination are less than the actual amounts necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination and will need to raise additional capital through loans from the Sponsor, its officers and/or directors, or third parties. Except as contemplated by the terms of the Initial Promissory Note, First Working Capital Loan, Second Working Capital Loan, Third Working Capital Loan, Q3 2022 Promissory Note, and Q4 2022 Promissory Note (as defined below), neither the Sponsor nor the Company’s officers or directors are under any obligation to advance additional funds to, or to invest in, the Company (see Note 5). If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. The

Company is also subject to a mandatory liquidation and subsequent dissolution requirement if it does not complete its initial business combination by March 1, 2023. The Company cannot assure you that its plans to raise capital or to consummate an initial business combination before March 1, 2023 will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and the conflict in Ukraine and the surrounding region, and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from whom shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases made during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “U.S. Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the U.S. Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 4, 2022, as well as the Company’s Current Reports on Form 8-K. The accompanying condensed balance sheet as of December 31, 2021 has been derived from our audited financial statements included in that Annual Report. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2022 or December 31, 2021.

Marketable Securities Held in Trust Account

At September 30, 2022 and December 31, 2021, the Trust Account had $288,811,477 and $287,516,153 held in marketable securities, respectively. During the nine months ended September 30, 2022, the Company withdrew

$320,000 of interest income from the Trust Account to pay its tax obligations. During the nine months ended September 30, 2021, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.

Marketable securities held in the Trust Account are classified as “Trading Securities” in accordance with ASC 320, “Investments—Debt Securities” and are reported at fair value with unrealized gains or losses included in earnings of the current period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2022 and December 31, 2021, the Company did not experience losses on this account.

Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2022 and December 31, 2021, 28,750,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

Under ASC 480-10-S99, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of the reporting period. This method would view the end of the reporting period as if it were also the redemption date of the security. Effective with the closing of our initial public offering, we recognized the accretion from initial book value to redemption amount, which, resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Amount accreted in 2022 represents investment income accrued in the Trust Account since the date of the IPO reduced by the amounts of Delaware franchise tax and income taxes paid and payable for 2021 and 2022, net of cash withdrawn from the Trust Account to pay these obligations.

At September 30, 2022 and December 31, 2021, the Class A common stock reflected in the condensed balance sheets is reconciled in the following table:

Gross proceeds from Initial Public Offering	$287,500,000
Less:
Common stock issuance costs	(6,326,922)
Proceeds allocated to public warrants	(12,218,750)
Plus:
Remeasurement of Class A common stock to possible redemption	18,545,672

Contingently redeemable common stock at December 31, 2021	287,500,000

Plus:
Remeasurement of Class A common stock to possible redemption	750,183

Contingently redeemable common stock at September 30, 2022	$288,250,183

Net (Loss) Income Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net (loss) income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding for the period. Subsequent remeasurement of the redeemable Class A common stock is excluded from income per share of common stock as the redemption value approximates fair value. Net (loss) income per share of common stock is computed by dividing the pro rata net income between the shares of Class A common stock and the shares of Class B common stock by the weighted average number of shares of common stock outstanding for each of the periods. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the IPO, as well as warrants issuable upon the exercise of the conversion option on the outstanding Working Capital Loans, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 23,290,000 shares of Class A common stock in the aggregate.

The following table reflects the calculation of basic and diluted net (loss) income per share of common stock (in dollars, except share amounts):

	For the Three Months ended September 30, 2022	For the Three Months ended September 30, 2021	For the Nine Months ended September 30, 2022	For the Nine Months ended September 30, 2021
Common stock subject to possible redemption
Numerator:
Net (loss) income allocable to Class A common stock subject to possible redemption	$(153,400)	$8,105,039	$7,243,954	$3,773,670
Denominator:
Weighted Average Redeemable Class A common stock, Basic and Diluted	28,750,000	28,750,000	28,750,000	22,536,630

Basic and Diluted net (loss) income per share, Redeemable Class A common stock	$(0.01)	$0.28	$0.25	$0.17

Non-Redeemable Common Stock
Numerator:
Net (loss) income allocable to Class B common stock not subject to redemption	$(38,350)	$2,026,260	$1,810,988	$1,169,592
Denominator:
Weighted Average Non-Redeemable common stock, Basic and Diluted	7,187,500	7,187,500	7,187,500	6,984,890

Basic and diluted net (loss) income per share of non-redeemable Class B common stock	$(0.01)	$0.28	$0.25	$0.17

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were allocated among common stock subject to possible redemption and to stockholders’ deficit upon the completion of the IPO. Accordingly, during the nine months ended September 30, 2021, offering costs totaling $6,607,751 were charged to temporary equity and stockholders’ deficit (consisting of $5,750,000 of underwriting fee and $857,751 of other offering costs). Of the total transaction cost, $280,829 was allocated to warrants as a non-operating expense in the condensed statement of operations for the nine months ended September 30, 2021, with the rest of the offering costs allocated among common stock subject to possible redemption and to stockholders’ deficit. The transaction costs were allocated based on the with and without method, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheets.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 22,125,000 common stock warrants issued in connection with its Initial Public Offering (14,375,000) and Private Placement (7,750,000) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s condensed statements of operations. The fair value of warrants issued by the Company in connection with the Initial Public Offering and Private Placement had been estimated using Monte-Carlo simulations at the initial measurement date. However, for each subsequent measurement, beginning on April 19, 2021, the public warrants were measured at the Observable Quoted Price in Active Markets and the private warrants were measured using the Modified Black-Scholes Option Pricing Model.

Convertible Promissory Notes—Related Party

The Company accounts for the convertible promissory notes under ASC 815. The Company has made the election under 815-15-25 to account for the notes under the fair value option. Using the fair value option, the convertible promissory notes are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the condensed statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the notes are recognized as non-cash gains or losses in the condensed statements of operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740 also requires that an annual effective tax rate be determined and that such annual effective rate be applied to year-to-date income in interim periods. Using provisions of ASC 740 that allow certain tax items to be recorded in the interim period in which these items are reported, the Company’s effective tax rate was 156.66% and 0.00% for the three months ended September 30, 2022 and 2021, respectively. The Company’s effective tax rate was 5.53% and 0.00% for the nine months ended September 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months and nine months ended September 30, 2022 and 2021, due primarily to changes in fair value of the warrant liability, which are not included in taxable income, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022, and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently reviewing what impact, if any, adoption will have on the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 28,750,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 3,750,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share.

Note 4—Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor, Intrepid Financial Partners, LLC (an affiliate of one of the Company’s underwriters) (“Intrepid”) and FL Co-Investment, LLC (an affiliate of one of the Company’s underwriters) (“FL Co-Investment”) collectively, the (“Initial Stockholders”), purchased an aggregate of 7,750,000 Private Placement Warrants at a price of $1.00 per warrant ($7,750,000 in the aggregate), and each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from this offering to be held in the Trust Account. Proceeds in excess of the initial fair value of Private Placement Warrants of $1,166,375 are included in the condensed statement of changes in stockholders’ deficit for the nine months ended September 30, 2021.

Note 5—Related Party Transactions

Founder Shares

In November 2020, our founders acquired 7,187,500 founder shares (the “Founder Shares”) for an aggregate purchase price of $25,000 (the “Class B common stock”), or approximately $0.0035 per share. The Sponsor purchased 4,671,875 Founder Shares, FL Co-Investment purchased 1,257,813 Founder Shares and Intrepid Financial Partners purchased 1,257,812 Founder Shares. On November 25, 2020, the Sponsor sold 434,375 Founder Shares to some of the Company’s directors and executives, including Gregory D. Patrinely, the Company’s Chief Financial Officer and Secretary, at their original purchase price. Simultaneously with such transfer, each of FL Co-Investment and Intrepid Financial Partners transferred 13,125 Founder Shares to the Sponsor, respectively, at their original purchase price. Such sale of Founder Shares to the Company’s directors and executives is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founder Shares were sold to directors and executives and effectively transferred subject to a performance condition (i.e., the consummation of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of achievement under the applicable accounting literature. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of September 30, 2022, the Company has not yet entered into any definitive agreements in connection with any Business Combination. Any such agreements may be subject to certain conditions to closing, such as, for example, approval by the Company’s stockholders. As a result, the Company determined that there is a possibility that a Business Combination might not happen and, therefore, no stock-based compensation expense has been recognized.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, if (x) the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, the converted Class A common stock will be released from the lock-up.

Initial Promissory Note

On November 25, 2020, the Company issued an unsecured promissory note to the Initial Stockholders (the “Initial Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Initial Promissory Note was non-interest bearing and payable on the earlier of (i) May 25, 2021 or (i) the consummation of the IPO. The Company borrowed approximately $75,000 under the Initial Promissory Note and repaid the Initial Promissory Note in full as of June 30, 2021. No additional borrowings under such the Initial Promissory Note are available.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company, or convert them to warrants as described below. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As discussed below, since inception, the Company has entered into three convertible promissory notes under this arrangement with the Sponsor to provide Working Capital Loans.

Convertible Promissory Notes

On March 1, 2021, the Company issued an unsecured promissory note to the Sponsor (the “First Working Capital Loan”), pursuant to which the Company may borrow up to an aggregate principal amount of $365,000. The First Working Capital Loan is non-interest bearing and payable on the consummation of the Company’s Business Combination. The First Working Capital Loan was fully drawn down in the three months ended September 30, 2021. The Sponsor assigned approximately $145,000 of the First Working Capital Loan to our Chief Financial Officer and Secretary, Gregory Patrinely, approximately $110,000 of the First Working Capital Loan to our Vice President, Anthony Duenner, and approximately $110,000 of the First Working Capital Loan to our Vice President, Caldwell Flores. As of September 30, 2022 and December 31, 2021, the First Working Capital Loan in the amount of $365,000 was fully drawn. The fair value of the note was estimated by the Company to be $383,323 at initial measurement and $306,600 and $299,556 at September 30, 2022 and December 31, 2021, respectively.

On December 27, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Second Working Capital Loan”), pursuant to which the Company may borrow up to an aggregate principal amount of $800,000. The Second Working Capital Loan is non-interest bearing and payable on the consummation of the Company’s Business Combination. As of September 30, 2022 and December 31, 2021, the Second Working Capital Loan in the amount of $800,000 was fully drawn. The fair value of the note was estimated by the Company to be $656,560 at initial measurement and at December 31, 2021. The fair value of the note was estimated by the Company to be $672,000 at September 30, 2022.

On March 29, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Third Working Capital Loan”), pursuant to which the Company may borrow up to an aggregate principal amount of $335,000. The Third Working Capital Loan is non-interest bearing and payable on the consummation of the Company’s Business Combination. As of September 30, 2022, the Third Working Capital Loan in the amount of $335,000 was fully drawn. The fair value of the note was estimated by the Company to be $282,874 at initial measurement and at March 31, 2022, and the amount by which the proceeds from the Third Working Capital Loan exceed its initial fair value has been recognized as a credit within stockholders’ deficit during the three and nine months ended September 30, 2022. The fair value of the note was estimated by the Company to be $281,400 at September 30, 2022.

As of September 30, 2022, there were no additional borrowings under Working Capital Loans other than the $365,000 outstanding under the First Working Capital Loan, $800,000 outstanding under the Second Working Capital Loan and $335,000 outstanding under the Third Working Capital Loan, as described above.

Q3 2022 Promissory Note

On September 30, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Q3 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $170,000. The Q3 2022 Promissory Note is non-interest bearing and payable on the consummation of the Company’s Business Combination. As of September 30, 2022, the Q3 2022 Promissory Note was undrawn. On October 5, 2022, the Q3 2022 Promissory Note was fully drawn down by the Company.

See Note 10 for discussion of the Q4 2022 Promissory Note (as defined below). Unlike the Working Capital Loans discussed above, the Q3 2022 Promissory Note and Q4 2022 Promissory Note are not convertible into warrants of the post-Business Combination entity.

Note 6—Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged underwriters as advisors in connection with its business combination to assist it in holding meetings with the Company’s stockholders to discuss the potential business combination and the target business’s attributes, introduce it to potential investors that are interested in purchasing its securities in connection with the potential business combination, assist it in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the business combination. The Company will pay the Marketing Fee (as defined in the Company’s registration statement on Form S-1, as amended, that was filed with the SEC on February 5, 2021) for such services upon the consummation of its initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including the proceeds from the exercise of the over-allotment option. The underwriters will not be entitled to such fee unless the Company consummates its initial business combination.

Underwriters Agreement

On March 1, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, or $5,750,000 in the aggregate.

Note 7—Stockholders’ Deficit

Preferred Stock—The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At September 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue a total of 200,000,000 shares of Class A common stock at par value of $0.0001 each. At September 30, 2022 and December 31, 2021, there were no shares issued and outstanding (excluding 28,750,000 shares subject to possible redemption)

Class B Common Stock—The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. At September 30, 2022 and December 31, 2021, there were 7,187,500 shares of Class B common stock issued or outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The shares of Class B common stock are identical to the shares of Class A common stock included in the units being sold in the IPO, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) the Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) our founders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any Public Shares held by them in connection with the completion of our Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete our Business Combination within the prescribed time period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete our Business Combination within such time period, (iii) the Class B common stock are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits our Business Combination to our public stockholders for a vote, our Initial stockholders have agreed to vote any Class B common stock and any Public Shares purchased during or after the IPO in favor of our initial Business Combination.

With certain limited exceptions, the Class B common stock are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial Business Combination or (B) subsequent to our initial Business Combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Note 8—Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the IPO. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable, and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants For Cash—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Redemption of Warrants For Shares of Class A Common Stock—commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•

at a price equal to a number of shares of Class A common stock to be determined by reference to the agreed table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Class A common stock;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above adjacent to “Redemption of Warrants For Cash” and “Redemption of Warrants For Shares of Class A Common Stock” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that (x) the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Additionally, as discussed in Note 5, the Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant.

Note 9—Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2022	Level	December 31, 2021
Assets:
U.S. Money Market and Treasury Securities Held in Trust Account	1	$288,811,477	1	$287,516,153
Liabilities:
Warrant liability—Public Warrants	1	2,012,500	1	$8,625,000
Warrant liability—Private Warrants	3	631,625	3	$4,022,250
Convertible Promissory Notes—Related Parties	3	1,260,000	3	$956,115

Investment Held in Trust Account

As of September 30, 2022, and December 31, 2021, investments in the Company’s Trust Account consisted of $288,811,477 and $287,516,153 in U.S. Money Market funds, respectively.

There were no transfers between Levels 1, 2 or 3 during the three and nine months ended September 30, 2022.

Level 1 instruments include investments in money markets and U.S. Treasury securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liabilities

Public Warrants were transferred from Level 3 to Level 1 when they started trading on April 19, 2021, at a value of $15,381,250.

The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement had been estimated using Monte-Carlo simulations at the initial measurement date up to the date when the Public Warrants started trading on April 19, 2021. For each subsequent measurement since April 19, 2021, the public warrants were measured at the Observable Quoted Price in Active Markets. Private warrants were measured using the Modified Black-Scholes Optional Pricing Model. The estimated fair value of the private warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

As Private Placement Warrants held by FL Co-Investment and Intrepid Financial Partners, will not be exercisable more than five years from the effective date of the registration statement, the exercise period end date is different than other Private Placement Warrants which will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. Accordingly, they have different inputs to the Modified Black-Scholes Optional Pricing Model.

The following table provides quantitative information regarding Level 3 inputs to determine the fair values of Public and Private Placement Warrants as of March 5, 2021, and Private Placement Warrants as of December 31, 2021 and September 30, 2022.

	March 5, 2021	December 31, 2021	September 30, 2022
Stock price	$9.62	$9.72	$9.83
Strike price	$11.50	$11.50	$11.50
Term (in years)	5.50	4.15	3.40
Volatility	15.0%	10.8%	0.0%
Risk-free rate	0.81%	1.13%	4.13%
Dividend yield	0.00%	0.00%	0.00%

The following table provides quantitative information regarding Level 3 fair value measurements used to determine the fair value of the Private Placement Warrants, excluding Private Placement Warrants held by FL Co-Investment and Intrepid Financial Partners, as of December 31, 2021 and September 30, 2022.

Inputs	December 31, 2021	September 30, 2022
Stock price	$9.72	$9.83
Strike price	$11.50	$11.50
Term (in years)	5.42	5.34
Volatility	10.8%	0.0%
Risk-free rate	1.29%	3.97%
Dividend yield	0.00%	0.00%

The following table presents the changes in the fair value of warrant liabilities:

	Public	Private Placement	Warrant Liabilities
Fair value as of December 31, 2020	$—	$—	$—
Initial measurement on March 1, 2021	12,218,750	6,583,625	18,802,375
Change in valuation inputs or other assumptions	(287,500)	(189,875)	(477,375)

Fair value as of March 31, 2021	11,931,250	6,393,750	18,325,000
Change in valuation inputs or other assumptions	3,450,000	1,410,500	4,860,500

Fair value as of June 30, 2021	15,381,250	7,804,250	23,185,500
Change in valuation inputs or other assumptions	(6,756,250)	(3,677,375)	(10,433,620)

Fair value as of September 30, 2021	$8,625,000	$4,126,875	$12,751,875

Fair value as of December 31, 2021	$8,625,000	$4,022,250	$12,647,250
Change in valuation inputs or other assumptions	(4,456,250)	(2,402,500)	(6,858,750)

Fair value as of March 31, 2022	4,168,750	1,619,750	5,788,500
Change in valuation inputs or other assumptions	(1,868,750)	(902,875)	(2,771,625)

Fair value as of June 30, 2022	2,300,000	716,875	3,016,875
Change in valuation inputs or other assumptions	(287,500)	(85,250)	(372,750)

Fair value as of September 30, 2022	$2,012,500	$631,625	$2,644,125

Convertible Promissory Notes—Related Parties

The convertible promissory notes were valued using a combination of Black-Scholes and Geske models, which is considered to be primarily a Level 3 fair value measurement input. The estimated fair value of the Promissory Notes was based on the following significant inputs:

Inputs	August 11, 2021	December 31, 2022	September 30, 2022
Exercise price	$11.50	$11.50	$11.50
Volatility	23.0%	12.9%	2.0%
Expected term to warrant expiration	5.2 years	5.4 years	5.3 years
Risk-free-rate	0.84%	1.32%	3.97%
Dividend yield	0%	0%	0%
Stock price	$9.68	$9.71	$9.83

The following table presents the changes in the fair value of the Level 3 Promissory Notes:

Fair value as of December 31, 2020	$—
Proceeds received through Convertible Promissory Note on August 11, 2021	365,000
Initial measurement of fair value of Promissory Note	18,323
Proceeds received through Convertible Promissory Note on December 29, 2021	800,000
Initial measurement of fair value of Promissory Note	(143,440)
Change in fair value of Promissory Notes	(83,768)

Fair value as of December 31, 2021	$956,115
Proceeds received through Convertible Promissory Note on March 29, 2022	335,000
Initial measurement of fair value of Promissory Note	(52,126)
Change in fair value of Promissory Notes	27,611

Fair value as of March 31, 2022	$1,266,600
Change in fair value of Promissory Notes	(5,400)

Fair value as of June 30, 2022	$1,261,200
Change in fair value of Promissory Notes	(1,200)

Fair value as of September 30, 2022	$1,260,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the three and nine months ended September 30, 2022 and 2021.

Note 10—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the condensed financial statements were issued and identified the following matters:

Q4 2022 Promissory Note. On October 31, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Q4 2022 Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Q4 2022 Promissory Note is non-interest bearing and payable on the consummation of the Company’s Business Combination. On October 31, 2022, the Q4 2022 Promissory Note was fully drawn down by the Company. Unlike the Working Capital Loans discussed above, the Q4 2022 Promissory Note is not convertible into warrants of the post-Business Combination entity.

Merger Agreement. On November 2, 2022, the Company entered into an agreement and plan of merger, dated as of November 2, 2022 (as it may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), with Sable Offshore Corp., a Texas corporation (“SOC”), and Sable Offshore Holdings, LLC, a Delaware limited liability company and the parent company of SOC (“Holdco” and, together with SOC, “Sable”), as fully disclosed in the Current Report on Form 8-K filed by the Company with the SEC on November 2, 2022. The Merger Agreement provides for, among other things, the following transactions at the closing: (i) Holdco will merge with and into the Company, with the Company surviving the merger (the “Holdco Merger”), and (ii) immediately following the effective time of the Holdco Merger, SOC will merge with and into the Company, with the Company surviving the merger (the “SOC Merger”). The Holdco Merger together with the SOC Merger are referred to as the “Merger,” and the Merger and other transactions contemplated by the Merger Agreement are referred to as the “Business Combination.” In connection with the Business Combination, the Company will change its name to Sable Offshore Corp. The independent members of the board of directors of the Company (the “Board”) approved, and recommended that the Board approve, the Merger Agreement and the transactions contemplated thereby. Subsequently, the Board approved the Merger Agreement and the transactions contemplated thereby.

The obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions. The closing of the Merger is expected to occur on the third business day after the satisfaction or waiver (if legally permissible) of the conditions set forth in the Merger Agreement, except as otherwise mutually agreed by the parties. The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing and the Company can provide no assurance that the Business Combination will be consummated at the expected time, or at all.

On November 10, 2022, the Company filed a preliminary proxy statement relating to the Business Combination (the “Proxy Statement”), which included a recommendation of the Board to the Company’s stockholders that they approve the proposals included in the Proxy Statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Flame Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Flame Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and the period from October 16, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from October 16, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. The Company is subject to a mandatory liquidation and subsequent dissolution requirement if it does not complete a business combination by March 1, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Tampa, FL

April 4, 2022

FLAME ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$322,768	$9,014
Prepaid expenses	521,878	—
Deferred offering costs associated with IPO	—	295,209

Total current assets	844,646	304,223
Prepaid expenses –Non-Current	78,630	—
Investment held in Trust Account	287,516,153	—

Total assets	$288,439,429	$304,223

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$275,500	$237,254
Convertible promissory notes to Related Parties, at fair value	956,115	43,626

Total current liabilities	1,231,615	280,880
Warrant Liabilities	12,647,250	—

Total liabilities	13,878,865	280,880

Commitments
Class A Common stock subject to possible redemption, 28,750,000 shares at redemption value	287,500,000	—
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding, excluding 28,750,000 and no shares subject to possible redemption at December 31, 2021 and 2020, respectively	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at December 31 2021 and 2020	719	719
Additional paid-in capital	—	24,281
Accumulated deficit	(12,940,155)	(1,657)

Total stockholders’ (deficit) equity	(12,939,436)	23,343

Total liabilities and stockholders’ (deficit) equity	$288,439,429	$304,223

The accompanying notes are an integral part of these financial statements.

FLAME ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	From the Period from October 16, 2020 (inception) Through December 31, 2020
Formation and operating costs	$1,682,816	$1,657

Loss from operations	(1,682,816)	(1,657)

Other income (expense):
Interest income from Trust Account	16,153	—
Initial fair value adjustment of promissory note	(18,323)	—
Change in fair value of promissory note	83,768	—
Change in fair value of warrant liabilities	6,155,125	—
Offering costs allocated to warrants	(280,829)	—

Total other income, net	5,955,894	—

Net Income	$4,273,078	$(1,657)

Weighted average shares outstanding, redeemable Class A common stock	24,417,808	—

Basic and diluted net income per share, redeemable Class A common stock	$0.14	$—

Weighted average shares outstanding, non-redeemable common stock	7,187,500	2,812,500

Basic and diluted net income per share, non-redeemable common stock	$0.14	$(0.00)

The accompanying notes are an integral part of these financial statements.

FLAME ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	—	$—	7,187,500	$719	$24,281	$(1,657)	$23,343
Proceeds received in excess of initial fair value of Private Placement Warrants	—	—	—	—	1,166,375	—	1,166,375
Remeasurement of Class A common stock to possible redemption	—	—	—	—	(1,190,656)	(17,355,016)	(18,545,672)
Initial fair value adjustment of promissory note	—	—	—	—	—	143,440	143,440
Net income	—	—	—	—	—	4,273,078	4,273,078

Balance as of December 31, 2021	—	$—	7,187,500	$719	$—	$(12,940,155)	$(12,939,436)

The accompanying notes are an integral part of these financial statements.

FLAME ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FROM THE PERIOD FROM OCTOBER 16, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of October 16, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Sale of Founder Shares	—	—	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	—	—	(1,657)	(1,657)

Balance as of December 31, 2020	—	$—	7,187,500	$719	$24,281	$(1,657)	$23,343

The accompanying notes are an integral part of these financial statements.

FLAME ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the Period from October 16, 2020 (inception) to December 31, 2020
Cash Flows from Operating Activities:
Net Income (Loss)	$4,273,078	$(1,657)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on Trust Account	(16,153)	—
Initial fair value adjustment of promissory note	18,323	—
Change in fair value of promissory note	(83,768)	—
Change in fair value of warrant liabilities	(6,155,125)	—
Offering costs allocated to warrants	280,829	—
Changes in current assets and current liabilities:
Prepaid expenses	(600,508)	—
Accounts payable and accrued expenses	275,500	(1,120)

Net cash used in operating activities	(2,007,824)	(537)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(287,500,000)	—

Net cash used in investing activities	(287,500,000)	—

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ discount	281,750,000	—
Proceeds from issuance of Private Placement Warrants	7,750,000	—
Proceeds from promissory note - related party	1,196,548	43,626
Repayment of promissory note - related party	(75,174)	—
Payments of offering costs	(799,796)	(59,075)
Proceeds from issuance of founder shares	—	25,000

Net cash provided by financing activities	289,821,578	9,551

Net Change in Cash	313,754	9,014
Cash—Beginning of period	9,014	—

Cash—End of period	$322,768	$9,014

Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$268,954,328	$—

Remeasurement to Initial Redemption Value	$18,545,672	$—

Initial value of warrant liabilities	$18,802,375	$—

The accompanying notes are an integral part of these financial statements.

FLAME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note 1—Organization, and Business Operations

Organization and General

Flame Acquisition Corp. (the “Company”) was incorporated in Delaware on October 16, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company has selected December 31 as its fiscal year end.

As of December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021, relates to the Company’s formation and the Initial Public Offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and non-operating income or expense from changes in the fair value of warrant liabilities and promissory notes.

Financing

The registration statement for the Company’s IPO was declared effective on February 24, 2021 (the “Effective Date”). On March 1, 2021, the Company consummated the IPO of 28,750,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,750,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, which is discussed in Note 4.

Transaction costs amounted to $6,607,751 consisting of $5,750,000 of underwriting fees and $857,751 of other offering costs. Of the total transaction costs, $280,829 was allocated to expense as non-operating expense in the statements of operations with the rest of the offering costs allocated among common stock subject to redemption and stockholders’ deficit. The transaction costs were allocated based on the with and without method, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Trust Account

Following the closing of the IPO on March 1, 2021, an amount of $287,500,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial business combination within 24 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.

The Company will have 24 months from the closing of the IPO (with the ability to extend with stockholder approval) to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company for the payment of taxes, divided by the number of then outstanding Public Shares, subject to applicable law, and then seek to dissolve and liquidate.

The Company’s sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares, Private Placement Warrants and Public Shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Placement Warrants if the Company fails to complete the initial business combination within the Combination Period.

The Company’s sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the

Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its sponsor to reserve for such indemnification obligations. The Company has not independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s sponsor’s only assets are securities of the Company. Therefore, the Company cannot be certain that its sponsor would be able to satisfy those obligations.

Going Concern

As of December 31, 2021, the Company had cash outside the Trust Account of $322,768 available for working capital needs and a working capital deficit of approximately $400,000. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial business combination, and is restricted for use either in a Business Combination, to redeem common stock or to use for payment of taxes. As of December 31, 2021, $16,153 of the amount in the Trust Account was available to be withdrawn as described above.

Through December 31, 2021, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares and the remaining net proceeds from the IPO and the sale of Private Placement Warrants, as well as $300,000 that was available under the Initial Promissory Note, $365,000 that is available under the First Working Capital Loan (see Note 5), and $800,000 that is available under the Second Working Capital Loan (see Note 5). As of December 31, 2021, the $365,000 available under the First Working Capital Loan and the $800,000 available under the Second Working Capital Loan were fully drawn down. In March 2022, the Company issued an unsecured promissory note as a working capital loan to its Sponsor in the principal amount of $335,000 to cover additional expenses related to its search for a Business Combination (see Note 11).

Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. Except as contemplated by the terms of the Initial Promissory Note, First Working Capital Loan (see Note 5), and Second Working Capital Loan (see Note 5), the Company’s Sponsor, officers or directors are not under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. We are also subject to a mandatory liquidation and subsequent dissolution requirement if we do not complete our initial business combination by March 1, 2023. We cannot assure you that our plans to raise capital or to consummate an initial business combination before March 1, 2023 will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for annual financial information and in accordance with the instructions to Form 10-K and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 or December 31, 2020.

Marketable Securities Held in Trust Account

At December 31, 2021, the Trust Account had $287,516,513 held in marketable securities. During the year ended December 31, 2021, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021, the Company has not experienced losses on this account.

Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021, 28,750,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s balance sheet.

At December 31, 2021, the Class A ordinary shares reflected in the balance sheet is reconciled in the following table:

Gross proceeds from Initial Public Offering	$287,500,000
Less:
Ordinary share issuance costs	(6,326,922)
Proceeds allocated to public warrants	(12,218,750)
Plus:
Fair value adjustment of carrying value to redemption value	18,545,672

Contingently redeemable ordinary shares	$287,500,000

Net Income Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Subsequent measurement of the redeemable Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value. Net income per share of common stock is computed by dividing the pro rata net income between the shares of Class A common stock and the shares of Class B common stock by the weighted average number of shares of common stock outstanding for each of the periods. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the IPO, as well as warrants issuable upon the exercise of the conversion option on outstanding working capital loans, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 23,290,000 shares of Class A common stock in the aggregate.

Below is a reconciliation of the net income per share of common stock:

	For the Year Ended December 31, 2021	From the Period from October 16, 2020 (inception) Through December 31, 2020
Common stock subject to possible redemption
Numerator:
Net income allocable to Class A common stock subject to possible redemption	$3,301,319	$—
Denominator:
Weighted Average Redeemable Class A common stock, Basic and Diluted	24,417,808	—

Basic and Diluted net income per share, Redeemable Class A common stock	$0.14	$—

Non-Redeemable Ordinary shares
Numerator:
Net income (loss) allocable to Class B common stock not subject to redemption	$971,759	$(1,657)
Denominator:
Weighted Average Non-Redeemable common stock, Basic and Diluted	7,187,500	2,812,500

Basic and diluted net income (loss) per share	$0.14	$(0.00)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were allocated among common stock subject to possible redemption and to stockholders’ deficit upon the completion of the IPO. Accordingly, as of December 31, 2021, offering costs totaling $6,607,751 have been charged to temporary equity and stockholders’ deficit (consisting of $5,750,000 of underwriting fee and $857,751 of other offering costs). Of the total transaction cost, $280,829 was allocated to warrants as a non-operating expense in the statements of operations with the rest of the offering costs allocated among common stock subject to possible redemption and to stockholders’ deficit. The transaction costs were allocated based on the with and without method, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 22,125,000 common stock warrants issued in connection with its Initial Public Offering (14,375,000) and Private Placement (7,750,000) as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued by the Company in connection with the Initial Public Offering and Private Placement had been estimated using Monte-Carlo simulations at the initial measurement date. However, for each subsequent measurement, beginning on April 19, 2021, the public warrants were measured at the Observable Quoted Price in Active Markets and the private warrants were measured using the Modified Black-Scholes Option Pricing Model.

Convertible Promissory Notes - Related Party

The Company accounts for the convertible promissory notes under ASC 815, Derivatives and Hedging (“ASC 815”). The Company has made the election under 815-15-25 to account for the notes under the fair value option. Using the fair value option, the convertible promissory notes are required to be recorded at their initial fair value on the date of issuance, and each balance sheet thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the notes are recognized as non-cash gains or losses in the statement of operations.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in annual period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently reviewing what impact, if any, adoption will have on the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 28,750,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 3,750,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share.

Note 4—Private Placement Warrants

Simultaneously with the closing of the IPO, Flame Acquisition Sponsor, LLC a Delaware company (the “Sponsor”), Intrepid Financial Partners, LLC (an affiliate of one of the Company’s underwriters) (“Intrepid”) and FL Co-Investment, LLC (an affiliate of one of the Company’s underwriters) (“FL Co-Investment”) collectively the (“Initial Stockholders”), purchased an aggregate of 7,750,000 Private Placement Warrants at a price of $1.00 per warrant ($7,750,000 in the aggregate), and each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from this offering to be held in the Trust Account. Proceeds in excess of the initial fair value of Private Placement Warrants of $1,166,375 is included in the statement of changes in stockholders’ equity (deficit) for the year ended December 31, 2021.

Note 5—Related Party Transactions

Founder Shares

In November 2020, our founders acquired 7,187,500 founder shares (the “Founder Shares”) for an aggregate purchase price of $25,000 (the “Class B common stock”), or approximately $0.0035 per share. The Sponsor purchased 4,671,875 Founder Shares, FL Co-Investment purchased 1,257,813 Founder Shares and Intrepid Financial Partners purchased 1,257,812 Founder Shares. On November 25, 2020, the Sponsor sold 434,375 Founder Shares to some of the Company’s directors and executives, including Gregory D. Patrinely, the Company’s Chief Financial Officer and Secretary, at their original purchase price. Simultaneously with such transfer, each of FL Co-Investment and Intrepid Financial Partners transferred 13,125 Founder Shares to our sponsor, respectively, at their original purchase price. Such sale of Founder Shares to the Company’s directors and executives is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founder Shares were sold to directors and executives and effectively transferred subject to a performance condition (i.e., the consummation of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of achievement under the applicable accounting literature. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of December 31, 2021, the Company has not yet entered into any definitive agreements in connection with any Business Combination. Any such agreements may be subject to certain conditions to closing, such as, for example, approval by the Company’s shareholders. As a result, the Company determined that taking into account that there is a possibility that a Business Combination might not happen, and, therefore, no stock-based compensation expense has been recognized.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if (x) the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, the converted Class A common stock will be released from the lock-up.

Promissory Notes—Related Party

On November 25, 2020, the Company issued an unsecured promissory note to the Initial Stockholders (the “Initial Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Initial Promissory Note is non-interest bearing and payable on the earlier of (i) May 25, 2021 or (i) the consummation of the IPO. As of December 31, 2021, the Company had repaid the Initial Promissory Note in full and no additional borrowings under such note are available.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company, or convert them to warrants as described below. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As discussed below, during 2021, the Company entered into two convertible promissory notes under this arrangement with the Sponsor to provide Working Capital Loans.

Convertible Promissory Notes

On March 1, 2021, the Company issued an unsecured promissory note to the Sponsor (the “First Working Capital Loan”), pursuant to which the Company may borrow up to an aggregate principal amount of $365,000. The First Working Capital Loan is non-interest bearing and payable on the consummation of the Company’s Business Combination. Our sponsor assigned approximately $145,000 of the First Working Capital Loan to our Chief Financial Officer and Secretary, Gregory Patrinely, approximately $110,000 of the First Working Capital Loan to our Vice President, Anthony Duenner, and approximately $110,000 of the First Working Capital Loan to our Vice President, Caldwell Flores. As of December 31, 2021, the First Working Capital Loan in the amount of $365,000 was fully drawn. The fair value of the note was estimated by the Company to be $383,323 at initial measurement and $299,555 at December 31, 2021.

On December 27, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Second Working Capital Loan”), pursuant to which the Company may borrow up to an aggregate principal amount of $800,000. The Second Working Capital Loan is non-interest bearing and payable on the consummation of the Company’s Business Combination. As of December 31, 2021, the Second Working Capital Loan in the amount of $800,000 was fully drawn. The fair value of the note was estimated by the Company to be $656,560 at initial measurement and at December 31, 2021.

As of December 31, 2021, there were no borrowings under Working Capital Loans other than the $365,000 outstanding under the First Working Capital Loan and $800,000 outstanding under the Second Working Capital Loan as described above.

Note 6—Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged underwriters as advisors in connection with its business combination to assist it in holding meetings with the Company’s stockholders to discuss the potential business combination and the target business’s attributes, introduce it to potential investors that are interested in purchasing its securities in connection with the potential business combination, assist it in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the business combination. The Company will pay the Marketing Fee (as defined in the Company’s registration statement on Form S-1, as amended, that was filed with the SEC on February 5, 2021) for such services upon the consummation of its initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including the proceeds from the exercise of the over-allotment option. The underwriters will not be entitled to such fee unless the Company consummates its initial business combination.

Underwriters Agreement

On March 1, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, or $5,750,000 in the aggregate.

Note 7—Stockholders’ Deficit

Preferred Stock—The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue a total of 200,000,000 shares of Class A common stock at par value of $0.0001 each. At December 31, 2021, there were no shares issued and outstanding (excluding 28,750,000 shares subject to possible redemption)

Class B Common Stock—The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. At December 31, 2021 and 2020, there were 7,187,500 shares of Class B common stock issued or outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The Class B common stock are identical to the shares of Class A common stock included in the units being sold in the IPO, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) the Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) our founders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any Public Shares held by them in connection with the completion of our Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete our Business Combination within the prescribed time period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete our Business Combination within such time period, (iii) the Class B common stock are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits our Business Combination to our public stockholders for a vote, our Initial stockholders have agreed to vote any Class B common stock and any Public Shares purchased during or after the IPO in favor of our initial Business Combination.

With certain limited exceptions, the Class B common stock are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial Business Combination or (B) subsequent to our initial Business Combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Note 8—Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the IPO. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable, and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants For Cash—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Redemption of Warrants For Shares of Class A Common Stock—commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•

at a price equal to a number of shares of Class A common stock to be determined by reference to the agreed table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Class A common stock;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the

20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above adjacent to “Redemption of Warrants For Cash” and “Redemption of Warrants For Shares of Class A Common Stock” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that (x) the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 9—Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2021	Level	December 31, 2020
Assets:
U.S. Money Market and Treasury Securities Held in Trust Account	1	$287,516,153		$—
Liabilities:
Warrant liability—Public Warrants	1	8,625,000		$—
Warrant liability—Private Warrants	3	4,022,250		$—
Promissory Note	3	956,115		$—

Investment Held in Trust Account

As of December 31, 2021, investments in the Company’s Trust Account consisted of $287,516,153 in U.S. Money Market funds.

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2021.

Level 1 instruments include investments in money markets and Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

Public Warrants were transferred from Level 3 to Level 1 during the year ended December 31, 2021 at a value of $15,381,250.

The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement had been estimated using Monte-Carlo simulations at the initial measurement date. However, for each subsequent measurement, the public warrants were measured at the Observable Quoted Price in Active Markets and the private warrants were measured using the Modified Black-Scholes Optional Pricing Model. The estimated fair value of the private warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

The following table provides quantitative information regarding Level 3 fair value measurements used to determine the fair value of the Private Placement Warrants and the Public Warrants as of Initial Measurement (March 1, 2021), and the fair value of the Private Placement Warrants as of December 31, 2021.

	March 1, 2021 (Initial Measurement)	December 31, 2021
Stock price	$9.62	$9.72
Strike price	$11.50	$11.50
Term (in years)	5.50	5.42
Volatility	15.0%	10.8%
Risk-free rate	0.81%	1.29%
Dividend yield	0.00%	0.00%

The following table presents the changes in the fair value of warrant liabilities:

	Public	Private Placement	Warrant Liabilities
Fair value as of December 31, 2020	$—	$—	$—
Initial measurement on March 1, 2021	12,218,750	6,583,625	18,802,375
Change in valuation inputs or other assumptions	(3,593,750)	(2,561,375)	(6,155,125)

Fair value as of December 31, 2021	$8,625,000	$4,022,250	$12,647,250

Promissory Notes

The convertible promissory notes were valued using a combination of Black-Scholes and Geske models, which is considered to be a Level 3 fair value measurement. The estimated fair value of the Promissory Notes were based on the following significant inputs:

Inputs	August 11, 2021	December 29 & 31, 2021
Exercise price	$11.5	$11.5
Volatility	23.0%	12.9%
Expected term to warrant expiration	4.5 years	4.2 years
Risk-free-rate	0.05%	0.09%
Dividend yield	0%	0%
Stock price	$9.68	$9.71

The following table presents the changes in the fair value of the Level 3 Promissory Notes:

Fair value as of December 31, 2020	$—
Proceeds received through Convertible Promissory Notes	1,165,000
Change in fair value	(208,885)

Fair value as of December 31, 2021	$956,115

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the year ended December 31, 2021 for the Promissory Notes.

Note 10—Income Tax

The Company’s net deferred tax assets are as follows:

	December 31, 2021	December 31, 2020
Deferred tax asset
Organizational costs/Start-up costs	$311,152	0
Federal net operating loss	39,195	348
Total deferred tax asset	350,347	348
Valuation allowance	(350,347)	(348)

Deferred tax asset, net of allowance	$—	0

The income tax provision consists of the following:

	December 31, 2021	December 31, 2020
Federal
Current	$—	0
Deferred	(349,999)	(348)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	349,999	348

Income tax provision	$0	0

The Company’s net Federal operating loss carryforward as of December 31, 2021 amounted to $184,985. Net operating losses can be carried forward indefinitely.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, and the period from October 16, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $349,999 and $348, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	—	—
Permanent book/tax differences
Initial FMV adjustment on promissory note	0.09%	—
Change in fair value of promissory note	(0.41%)	—
Change in fair value of warrants	(30.25%)	—
Offering cost allocated to warrants	1.38%	—
Change in valuation allowance	8.19%	(21.00)%

Income tax provision	—	—

The Company files income tax returns in the U.S. federal jurisdiction, which remain open to examination since inception.

Note 11—Subsequent Events

In March 2022, we issued an unsecured promissory note as a working capital loan to our sponsor in the principal amount of $335,000 to cover additional expenses related to our search for the initial business combination. This loan is non-interest bearing and payable upon the completion of the initial business combination, and has been fully drawn down.

SANTA YNEZ UNIT (SYU)

Condensed Combined Balance Sheets

(unaudited)

	September 30, 2022	December 31, 2021
	(dollars in thousands)
ASSETS
Current Assets
Materials and supplies	$17,244	$15,043

Total Current Assets	17,244	15,043

Oil and Gas Properties (Successful Efforts Method)
Oil and gas properties	4,392,859	4,392,859
Less: Accumulated depreciation, depletion, impairment, and amortization	(3,692,076)	(2,286,840)

Total Oil and Gas Properties, net	700,783	2,106,019

Other, net	8,124	7,982

Total Assets	$726,151	$2,129,044

LIABILITIES AND PARENT NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities	$11,838	$17,122
Due to related party, net	3,097	1,041
Other	1,138	1,127

Total Current Liabilities	16,073	19,290

Long Term Liabilities
Asset retirement obligations	334,739	320,324
Other	7,916	8,552

Total Liabilities	358,728	348,166

Commitments and Contingencies (Note 5)

Parent Net Investment	367,423	1,780,878

Total Liabilities and Parent Net Investment	$726,151	$2,129,044

The accompanying notes are an integral part of these condensed combined financial statements.

SANTA YNEZ UNIT (SYU)

Condensed Combined Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2022	2021
	(dollars in thousands)
REVENUE
Oil and gas sales	$—	$—

Total revenues	—	—
OPERATING EXPENSES
Operations and maintenance expenses	45,888	43,404
Depletion, depreciation, amortization, and accretion	15,371	14,538
Impairment of oil and gas properties	1,404,307	—
General and administrative expenses	9,394	10,585

Total operating expenses	1,474,960	68,527

LOSS FROM OPERATIONS	(1,474,960)	(68,527)

OTHER INCOME
Other income	635	215

NET LOSS	$(1,474,325)	$(68,312)

The accompanying notes are an integral part of these condensed combined financial statements.

SANTA YNEZ UNIT (SYU)

Condensed Combined Statements of Changes in Parent Net Investment

(unaudited)

(dollars in thousands)
Balance at December 31, 2020	$1,812,376
Contributions from parent	51,891
Net loss	(68,312)

Balance at September 30, 2021	$1,795,955

Balance at December 31, 2021	$1,780,878
Contributions from parent	60,870
Net loss	(1,474,325)

Balance at September 30, 2022	$367,423

The accompanying notes are an integral part of these condensed combined financial statements.

SANTA YNEZ UNIT (SYU)

Condensed Combined Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2022	2021
	(dollars in thousands)
Cash flows from operating activities
Net loss	$(1,474,325)	$(68,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation, amortization, and accretion	15,371	14,538
Impairment of oil and gas properties	1,404,307	—

Changes in operating assets and liabilities:
Due to/from related party, net	2,056	1,233
Materials, supplies, and other assets	(1,679)	(2,342)
Accounts payable and accrued liabilities	(6,600)	2,992

Net cash used in operating activities	(60,870)	(51,891)

Cash flows from financing activities:
Capital contribution from parent	60,870	51,891

Net cash provided by financing activities	60,870	51,891

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these condensed combined financial statements.

SANTA YNEZ UNIT (SYU)

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Exxon Mobil Corporation (“EM” or “Seller”), a New Jersey Corporation, entered into a purchase and sale agreement with Sable Offshore Corp. (“Sable”), a Texas limited liability company, to sell all of its interests in certain oil and gas properties located offshore in the Santa Ynez Unit and the Las Flores Canyon processing facilities (“Las Flores Canyon Facilities”) located in the state of California for consideration consisting of a Seller financed note payable of approximately $625.0 million before purchase price adjustments, collectively “SYU.”

EM completed its initial discovery of certain oil and gas properties that comprise SYU in 1968. EM engineered three separate platforms to develop three fields. The Hondo platform was placed in service in 1981 and Harmony platform in 1994, both serving the Hondo Field. The Heritage platform was later built in 1994 to support the Pescado and Secate Fields. The offshore assets are located in water depths of 900-1,200 feet and the Seller working interest is 100% with net revenue interest of 83.6%. The onshore Las Flores Canyon Facilities are comprised of a gas plant, an oil and water treatment plant, and a COGEN power plant that provides electricity to the onshore facilities. SYU has been shut in since 2015 due to a pipeline incident but has been maintained by EM in an operation-ready state.

The accompanying carve-out condensed combined financial statements reflect the assets, liabilities, revenues, expenses, and cash flows of SYU for the nine months ended September 30, 2022 and 2021. SYU has not previously been separately accounted for as a stand-alone legal entity. The accounts are presented on a combined basis because SYU is under common control of EM.

NOTE 2. BASIS OF PRESENTATION

The accompanying carve-out condensed combined financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned, and expenses are recognized when incurred. These condensed combined financial statements as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 are unaudited. In the opinion of management, such financial statements include the adjustments and accruals, all of which are of a normal recurring nature, which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These condensed combined financial statements should be read in connection with the combined financial statements and notes thereto for the years ended December 31, 2021 and 2020.

The accompanying carve-out condensed combined financial statements also include a portion of indirect costs for general and administrative expenses. In addition to the allocation of indirect costs, the carve-out condensed combined financial statements reflect certain agreements executed by EM for the benefit of SYU. The allocations methodologies for significant allocated items include:

•

General and administrative expenses that were not specifically identifiable to SYU were allocated to SYU for the period from January 1, 2020 to September 30, 2022. To calculate a reasonable allocation, aggregated historical benchmarking data from comparable companies with similar operated upstream assets was used to identify general and administrative expenses as a proportion of operating expenses. The total amounts allocated to SYU for the nine months ended September 30, 2022 and 2021, which are recorded in general and administrative expenses, are approximately $9.4 million and $10.6 million, respectively.

•	Long-term debt was not allocated to SYU as it is a legal obligation of EM, which is not directly impacted by the sale of SYU to Sable.

•

Income taxes were not allocated to SYU as the Seller does not file a consolidated tax return and SYU is not a taxable legal entity. Direct costs attributable to SYU were included at the historical amounts for each reported period.

Management believes the allocation methodologies used are reasonable and result in an allocation of the Seller’s indirect costs of operating SYU as a stand-alone entity. These carve-out financial statements may not be indicative of the future performance of SYU and do not necessarily reflect what the results of operations, financial position and cash flows would have been had SYU been operated as an independent company during the periods presented.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the carve-out condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; disclosure of contingent assets and liabilities; and the reported amounts of revenues and expenses. Significant assumptions are required in estimating the quantities and values of proved oil, gas and NGL reserves used in calculating depletion and assessing impairment of oil and gas properties. Other significant estimates made by management include, among others, allocation assumptions and the carrying amount of asset retirement obligations, which are based on the timing and cost of future abandonments.

While management believes these estimates are reasonable, changes in facts and assumptions or the discovery of new information may result in revised estimates. Actual results could differ from these estimates, and it is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Related Parties

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (“ASC Topic 850”), requires transactions with related parties that would make a difference in decision making to be disclosed so that users of the carve-out condensed combined financial statements can evaluate their significance.

During the period from January 1, 2020 to September 30, 2022, there were no related party transactions, except for the management and administrative services.

Due to/from related party, net. SYU receives management and administrative services from EM, a portion of which is attributable to SYU. Additionally, cash that is received on behalf of SYU by EM creates a receivable for SYU, while expenditures made by EM on behalf of SYU creates a payable for SYU. The net receivable or payable from all cash activity attributable to SYU is reflected as Due to/from related party, net on the accompanying condensed combined balance sheet.

Property, Plant and Equipment

Cost Basis. Oil and gas producing activities of SYU are accounted for under the successful efforts method of accounting. Under this method, costs are accumulated on a field-by-field basis. Costs incurred to purchase, lease, or otherwise acquire a property (whether unproved or proved) are capitalized when incurred. Exploratory well costs are carried as an asset when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where sufficient progress assessing the reserves and the economic and operating viability of the project is being made. Exploratory well costs not meeting these criteria are charged to expense. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Development costs, including costs of productive wells and development dry holes, are capitalized.

Other Property and Equipment. Other property and equipment primarily consist of onshore midstream facilities and is depreciated over the life of the asset. Due to the nature of the other property and equipment, it is presented with oil and gas properties in the condensed combined financial statements.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and natural gas reserve volumes. Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using the unit-of-production rates based on the amount of proved developed reserves of oil and gas that are estimated to be recoverable from existing facilities using current operating methods. Under the unit-of-production method, oil and natural gas volumes are considered produced once they have been measured through meters at custody transfer or sales transaction points at the outlet valve on the lease or field storage tank.

Investments in midstream equipment are generally depreciated on a straight-line basis over a 39-year life. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

SYU has been shut in since 2015 due to a pipeline incident but has been maintained by the Seller to preserve it in an operation-ready state and thus no depletion has been recorded for the presented periods. Depreciation expense for oil and gas producing property and related equipment was $0.6 million for each of the nine month periods ended September 30, 2022 and 2021. SYU had net capitalized costs related to proved properties and related equipment of $2.1 billion as of September 30, 2022.

Impairment Assessment. The SYU assets are tested for recoverability on an ongoing basis whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Among the events or changes in circumstances which could indicate that the carrying value of an asset or asset group may not be recoverable are the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which an asset is being used or in its physical condition including a significant decrease in current and projected reserve volumes;

•	a significant adverse change in legal factors or in the business climate that could affect the value, including an adverse action or assessment by a regulator;

•	an accumulation of project costs significantly in excess of the amount originally expected;

•	a current-period operating loss combined with a history and forecast of operating or cash flow losses; and

The SYU assets undergo a process to monitor for indicators of potential impairment throughout the year. This process is aligned with the requirements of ASC 360 and ASC 932. Asset valuation analysis, profitability reviews and other periodic control processes assist in assessing whether events or changes in circumstances indicate the carrying amounts of any of the assets may not be recoverable.

Because the lifespans of the SYU assets are measured in decades, the future cash flows of these assets are predominantly based on long-term oil and natural gas commodity prices, industry margins, and development and production costs. Significant reductions in management’s view of oil or natural gas commodity prices or margin ranges, especially the longer-term prices and margins, and changes in the development plans, including decisions to defer, reduce, or eliminate planned capital spending, can be an indicator of potential impairment. Other events or changes in circumstances, can be indicators of potential impairment as well.

In general, temporarily low prices or margins are not viewed as an indication of impairment. Management believes that prices over the long term must be sufficient to generate investments in energy supply to meet global demand. Although prices will occasionally drop significantly, industry prices over the long term will continue to be driven by market supply and demand fundamentals. On the supply side, industry production from mature fields is declining. This is being offset by investments to generate production from new discoveries, field developments and technology, and efficiency advancements. OPEC investment activities and production policies also have an impact on world oil supplies. The demand side is largely a function of general economic activities, alternative energy sources and levels of prosperity. During the lifespan of its major assets, management expects that oil and gas prices and industry margins will experience significant volatility, and consequently these assets will experience periods of higher earnings and periods of lower earnings, or even losses. In assessing whether events or changes in circumstances indicate the carrying value of an asset may not be recoverable, management considers recent periods of operating losses in the context of its longer-term view of prices and margins.

Cash Flow Assessment. If events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, management estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. In performing this assessment, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Cash flows used in recoverability assessments are based on assumptions which are developed by management and are consistent with the criteria management uses to evaluate investment opportunities. These evaluations make use of assumptions of future capital allocations, crude oil and natural gas commodity prices including price differentials, refining and chemical margins, volumes, and development and operating costs. Volumes are based on projected field and facility production profiles, throughput, or sales. Management’s estimate of upstream production volumes used for projected cash flows makes use of proved reserve quantities and may include risk-adjusted unproved reserve quantities.

Fair value of Impaired Assets. An asset group is impaired if its estimated undiscounted cash flows are less than the asset group’s carrying value. Impairments are measured by the amount by which the carrying value exceeds fair value. The assessment of fair value is based upon the views of a likely market participant. The principal parameters used to establish fair value include estimates of acreage values and flowing production metrics from comparable market transactions, market-based estimates of historical cash flow multiples, and discounted cash flows. Inputs and assumptions used in discounted cash flow models include estimates of future production volumes, throughput and product sales volumes, commodity prices which are consistent with the average of third-party industry experts and government agencies, refining and chemical margins, drilling and development costs, operating costs and discount rates which are reflective of the characteristics of the asset group. Impairments incurred are Level 3 fair value measurements.

As discussed in Note 1 above on November 1, 2022, EM entered into a purchase and sale agreement with Sable to sell SYU for consideration consisting of a Seller financed note payable of approximately $625 million before purchase price adjustments. Accordingly, during the nine months ended September 30, 2022 the SYU assets were written down to their estimated fair value resulting in an impairment of approximately $1.4 billion. No impairment was recognized during the nine months ended September 30, 2021.

Materials and Supplies

Materials and supplies are valued at the lower of cost or net realizable value.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities include obligations incurred in the ordinary operation of the business for services performed and products received, including capital expenditures that are capitalized as oil and gas properties or other property and equipment. Accounts payable and accrued liabilities consisted of the following as of September 30, 2022 and December 31, 2021 (dollars in thousands).

	September 30, 2022	December 31, 2021
Accounts payable	$3,678	$4,726
Operations and maintenance	8,160	11,859
Accrued other	—	537

Total accounts payable and accrued liabilities	$11,838	$17,122

Asset Retirement Obligations (“ARO”)

SYU incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. In the estimation of fair value, management uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation, technical assessments of the assets, estimated amounts and timing of settlements, discount rates, and inflation rates. Asset retirement obligations incurred in the current period are Level 3 fair value measurements. The costs associated with these liabilities are capitalized as part of the related assets and depreciated as the reserves are produced. Over time, the liabilities are accreted for the change in their present value.

The following table shows the changes in the carrying value of AROs for the respective periods ended (dollars in thousands):

	September 30, 2022	December 31, 2021
Beginning balance	$320,324	$302,192
Accretion	14,415	18,132

Ending balance	$334,739	$320,324

Parent Net Investment

Parent net investment reflects the financial reporting bases of SYU’s assets and liabilities and changes due to capital contributions and losses. All cash activity of the Seller for the periods presented were concentrated in accounts retained by Seller. Accordingly, net cash activity attributable to SYU is reflected in contributions from parent in the accompanying carve-out condensed combined financial statements. The Seller has supported the SYU assets for the periods presented and has sufficient cash on hand and working capital to continue to maintain the SYU assets in the operation-ready state until such time that the SYU assets resume production.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed combined financial statements.

NOTE 4. FAIR VALUE MEASUREMENT

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy level 1 inputs are quoted prices in active markets for identical assets or liabilities.

Hierarchy level 2 inputs are inputs other than quoted prices included within level 1 that are directly or indirectly observable for the asset or liability. Hierarchy level 3 inputs are inputs that are not observable in the market.

Financial and non-financial assets and liabilities are to be classified based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Financial instruments consist of accounts receivable and accounts payable. The carrying amounts of SYU’s financial instruments approximate fair value because of the short-term nature of the items.

There were no financial assets or liabilities accounted for at fair value on a recurring basis as of September 30, 2022.

Nonfinancial assets and liabilities measured at fair value on a non-recurring basis include the initial values of SYU’s asset retirement obligations upon initial recognition and measurements of oil and gas property impairments. The inputs used to determine such fair values, including estimated future cash inflows and outflows are described in Note 3 (Asset Retirement Obligations and Impairment Assessment).

NOTE 5. COMMITMENTS & CONTINGENCIES

Government and Environmental Regulation

There have been no fines or citations for any violations of governmental or environmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of SYU as of September 30, 2022.

Legal Proceedings

At times, SYU is involved in disputes or legal actions arising in the normal course of business. The outcome of such disputes or legal actions are not expected to have a material effect on the condensed combined financial statements, and no amounts have been accrued as of September 30, 2022.

NOTE 6. LEASES

EM and its consolidated affiliates generally purchase the property, plant and equipment used in operations, but there are situations where assets are leased, primarily for warehouse storage and other operations related assets. Right of use assets and lease liabilities are established on the balance sheet for leases with an expected term greater than one year by discounting the amounts fixed in the lease agreement for the duration of the lease, which is reasonably certain, considering the probability of exercising any early termination and extension options. Generally, assets are leased only for a portion of their useful lives and are accounted for as operating leases.

Variable payments under these lease agreements are not significant. Residual value guarantees, restrictions, or covenants related to leases, and transactions with related parties are also not significant. In general, leases are capitalized using the incremental borrowing rate of the leasing affiliate.

	Operating Leases
	For the Nine Months Ended September 30,
Lease Cost	2022	2021
	(dollars in thousands)
Operating lease cost	$922	$398
Other (net of sublease rental income)	(444)	(431)

Total	$478	$(33)

	Operating Leases
	As of
Balance Sheet	September 30, 2022	December 31, 2021
	(dollars in thousands)
Right of use assets—included in Other assets	$8,124	$7,982

Total right of use assets	$8,124	$7,982

Lease liabilities due within one year—included in Other liabilities	$1,138	$1,127
Long term lease liabilities—included in Long Term Other liabilities	6,986	6,855

Total lease liabilities	$8,124	$7,982

Weighted average remaining lease term (years)	8	9
Weighted average discount rate (percent)	0.7%	0.8%

	Operating Leases
	For the Nine Months Ended September 30,
Other Information	2022	2021
	(dollars in thousands)
Cash paid for amounts included in the measurement of lease liabilities Cash flow from operating activities	$(646)	$(396)

Non-cash right of use assets recorded for lease liabilities in exchange for lease liabilities during the period	$691	6,969

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated events and transactions associated with SYU after the September 30, 2022 condensed combined balance sheet date through December 23, 2022, the date these carve-out condensed combined financial statements were available to be issued. See Note 1. Organization for discussion of the purchase and sale agreement executed by EM and Sable for the SYU assets.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owner

SYU Assets

Houston, Texas

Opinion on the Financial Statements

We have audited the accompanying carve out combined balance sheets of the assets and liabilities of the business to be purchased by Sable Offshore Corp. (the “SYU Assets”) as of December 31, 2021 and 2020, the related carve out combined statements of operations, changes in parent net investment, and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “carve out combined financial statements”). In our opinion, the carve out combined financial statements present fairly, in all material respects, the financial position of the SYU Assets as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Carve Out Financial Statements

As discussed in Notes 1 and 2, the SYU Assets are a group of related assets and liabilities owned by Exxon Mobil Corporation, including oil and natural gas properties in the Pacific Outer Continental Shelf region and certain related assets and liabilities. The carve out combined financial statements reflect the assets, liabilities and expenses directly attributable to the SYU Assets, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in parent net investment, and cash flows of the SYU Assets on a stand-alone basis and do not necessarily reflect the financial position, results of operations, changes in parent net investment, and cash flows of the SYU Assets in the future or what they would have been had the SYU Assets been a separate, stand-alone entity during the years presented.

Basis for Opinion

These financial statements are the responsibility of the management of the SYU Assets. Our responsibility is to express an opinion on the carve out combined financial statements of the SYU Assets based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the SYU Assets in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve out combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the carve out combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve out combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve out combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina, LLP

We have served as the auditor of the SYU Assets since 2022.

Houston, TX

November 10, 2022

SANTA YNEZ UNIT (SYU)

Combined Balance Sheets

(dollars in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Due from related party, net	$—	$306
Materials and supplies	15,043	20,044

Total Current Assets	15,043	20,350

Oil and Gas Properties (Successful Efforts Method)
Oil and gas properties	4,392,859	4,392,859
Less: Accumulated depreciation, depletion, and amortization	(2,286,840)	(2,285,608)

Total Oil and Gas Properties, net	2,106,019	2,107,251

Other, net	7,982	1,666

Total Assets	$2,129,044	$2,129,267

LIABILITIES AND PARENT NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities	$17,122	$11,089
Due to related party, net	1,041	—
Other	1,127	446

Total Current Liabilities	19,290	11,535

Long Term Liabilities
Asset retirement obligations	320,324	302,192
Other	8,552	3,164

Total Liabilities	348,166	316,891

Commitments and Contingencies (Note 5)

Parent Net Investment	1,780,878	1,812,376

Total Liabilities and Parent Net Investment	$2,129,044	$2,129,267

The accompanying notes are an integral part of these combined financial statements.

SANTA YNEZ UNIT (SYU)

Combined Statements of Operations

(dollars in thousands)

	Year Ended December 31,
	2021	2020
REVENUE
Oil and gas sales	$—	$—

Total revenues	—	—

OPERATING EXPENSES
Operations and maintenance expenses	72,827	45,946
Depletion, depreciation, amortization, and accretion	19,384	18,358
General and administrative expenses	17,777	11,655

Total operating expenses	109,988	75,959

LOSS FROM OPERATIONS	(109,988)	(75,959)

OTHER INCOME
Other income	278	420

NET LOSS	$(109,710)	$(75,539)

The accompanying notes are an integral part of these combined financial statements.

SANTA YNEZ UNIT (SYU)

Combined Statements of Changes in Parent Net Investment

(dollars in thousands)

Balance at January 1, 2020	$1,840,882
Contributions from parent	47,033
Net loss	(75,539)

Balance at December 31, 2020	1,812,376

Contributions from parent	78,212
Net loss	(109,710)

Balance at December 31, 2021	$1,780,878

The accompanying notes are an integral part of these combined financial statements.

SANTA YNEZ UNIT (SYU)

Combined Statements of Cash Flows

(dollars in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(109,710)	$(75,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation, amortization, and accretion	19,384	18,358

Changes in operating assets and liabilities:
Due to/from related party, net	1,348	4,457
Materials, supplies, and other assets	5,654	(246)
Accounts payable and accrued liabilities	5,112	5,937

Net cash used in operating activities	(78,212)	(47,033)

Cash flows from financing activities:
Capital contribution from parent	78,212	47,033

Net cash provided by financing activities	78,212	47,033

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these combined financial statements.

SANTA YNEZ UNIT (SYU)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

On November 1, 2022, Exxon Mobil Corporation (“EM” or “Seller”), a New Jersey Corporation, entered into a purchase and sale agreement with Sable Offshore Corp. (“Sable”), a Texas limited liability company, to sell all of its interests in certain oil and gas properties located offshore in the Santa Ynez Unit and the Las Flores Canyon processing facilities (“Las Flores Canyon Facilities”) located in the state of California for consideration consisting of a Seller financed note payable of approximately $606.3 million and cash of $18.8 million before purchase price adjustments, collectively “SYU.” These financial statements do not include the effects of the agreement and the agreement is subject to customary closing conditions.

EM completed its initial discovery of certain oil and gas properties that comprise SYU in 1968. EM engineered three separate platforms to develop three fields. The Hondo platform was placed in service in 1981 and Harmony platform in 1994, both serving the Hondo Field. The Heritage platform was later built in 1994 to support the Pescado and Secate Fields. The offshore assets are located in water depths of 900-1,200 feet and the Seller working interest is 100% with net revenue interest of 83.6%. The onshore Las Flores Canyon Facilities are comprised of a gas plant, an oil and water treatment plant, and a COGEN power plant that provides electricity to the onshore facilities. SYU has been shut in since 2015 due to a pipeline incident but has been maintained by EM in an operation-ready state.

The accompanying carve-out combined financial statements reflect the assets, liabilities, revenues, expenses, and cash flows of SYU as of and for the years ended December 31, 2021 and 2020. SYU has not previously been separately accounted for as a stand-alone legal entity. The accounts are presented on a combined basis because SYU is under common control of EM.

NOTE 2. BASIS OF PRESENTATION

The accompanying carve-out combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying carve-out combined financial statements also include a portion of indirect costs for general and administrative expenses. In addition to the allocation of indirect costs, the carve-out combined financial statements reflect certain agreements executed by EM for the benefit of SYU. The allocations methodologies for significant allocated items include:

•

General and administrative expenses that were not specifically identifiable to SYU were allocated to SYU as a portion of certain other operating costs based on aggregated historical benchmarking data for the period from January 1, 2020 to December 31, 2021. The total amounts allocated to SYU for the years ended December 31, 2021 and 2020, which are recorded in general and administrative expenses, are $17.8 million, and $11.7 million, respectively.

•	Long-term debt was not allocated to SYU as it is a legal obligation of EM, which is not directly impacted by the sale of SYU to Sable.

•

Income taxes were not allocated to SYU as the Seller does not file a consolidated tax return and SYU is not a taxable legal entity. Direct costs attributable to SYU were included at the historical amounts for each reported period.

Management believes the allocation methodologies used are reasonable and result in an allocation of the Seller’s indirect costs of operating SYU as a stand-alone entity. These carve-out financial statements may not be indicative of the future performance of SYU and do not necessarily reflect what the results of operations, financial position and cash flows would have been had SYU been operated as an independent company during the periods presented.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the carve-out combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; disclosure of contingent assets and liabilities; and the reported amounts of revenues and expenses. Significant assumptions are required in estimating the quantities and values of proved oil, gas and NGL reserves used in calculating depletion and assessing impairment of oil and gas properties. Other significant estimates made by management include, among others, allocation assumptions and the carrying amount of asset retirement obligations, which are based on the timing and cost of future abandonments.

While management believes these estimates are reasonable, changes in facts and assumptions or the discovery of new information may result in revised estimates. Actual results could differ from these estimates, and it is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Related Parties

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (“ASC Topic 850”), requires transactions with related parties that would make a difference in decision making to be disclosed so that users of the carve-out combined financial statements can evaluate their significance.

During the period from January 1, 2020 to December 31, 2021, there were no related party transactions, except for the management and administrative services.

Due to/from related party, net. SYU receives management and administrative services from EM, a portion of which is attributable to SYU. Additionally, cash that is received on behalf of SYU by EM creates a receivable for SYU, while expenditures made by EM on behalf of SYU creates a payable for SYU. The net receivable or payable from all cash activity attributable to SYU is reflected as Due to/from related party, net on the accompanying combined balance sheets.

Property, Plant and Equipment

Cost Basis. Oil and gas producing activities of SYU are accounted for under the successful efforts method of accounting. Under this method, costs are accumulated on a field-by-field basis. Costs incurred to purchase, lease, or otherwise acquire a property (whether unproved or proved) are capitalized when incurred. Exploratory well costs are carried as an asset when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where sufficient progress assessing the reserves and the economic and operating viability of the project is being made. Exploratory well costs not meeting these criteria are charged to expense. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Development costs, including costs of productive wells and development dry holes, are capitalized.

Other Property and Equipment. Other property and equipment primarily consist of onshore midstream facilities and is depreciated over the life of the asset. Due to the nature of the other property and equipment, it is presented with oil and gas properties in the combined financial statements.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and natural gas reserve volumes. Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using the unit-of-production rates based on the amount of proved developed reserves of oil and gas that are estimated to be recoverable from existing facilities using current operating methods. Under the unit-of-production method, oil and natural gas volumes are considered produced once they have been measured through meters at custody transfer or sales transaction points at the outlet valve on the lease or field storage tank.

Investments in midstream equipment are generally depreciated on a straight-line basis over a 39-year life. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

SYU has been shut in since 2015 due to a pipeline incident but has been maintained by the Seller to preserve it in an operation-ready state and thus no depletion has been recorded for the years ended December 31, 2021 and 2020. Depreciation expense for oil and gas producing property and related equipment was $1.2 million for each of the years ended December 31, 2021 and 2020. SYU had net capitalized costs related to proved properties and related equipment of $2.1 billion as of December 31, 2021 and 2020, respectively.

Impairment Assessment. The SYU assets are tested for recoverability on an ongoing basis whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Among the events or changes in circumstances which could indicate that the carrying value of an asset or asset group may not be recoverable are the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which an asset is being used or in its physical condition including a significant decrease in current and projected reserve volumes;

•	a significant adverse change in legal factors or in the business climate that could affect the value, including an adverse action or assessment by a regulator;

•	an accumulation of project costs significantly in excess of the amount originally expected;

•	a current-period operating loss combined with a history and forecast of operating or cash flow losses; and

The SYU assets undergo a process to monitor for indicators of potential impairment throughout the year. This process is aligned with the requirements of ASC 360 and ASC 932. Asset valuation analysis, profitability reviews and other periodic control processes assist in assessing whether events or changes in circumstances indicate the carrying amounts of any of the assets may not be recoverable.

Because the lifespans of the SYU assets are measured in decades, the future cash flows of these assets are predominantly based on long-term oil and natural gas commodity prices, industry margins, and development and production costs. Significant reductions in management’s view of oil or natural gas commodity prices or margin ranges, especially the longer-term prices and margins, and changes in the development plans, including decisions to defer, reduce, or eliminate planned capital spending, can be an indicator of potential impairment. Other events or changes in circumstances, can be indicators of potential impairment as well.

In general, temporarily low prices or margins are not viewed as an indication of impairment. Management believes that prices over the long term must be sufficient to generate investments in energy supply to meet global demand. Although prices will occasionally drop significantly, industry prices over the long term will continue to be driven by market supply and demand fundamentals. On the supply side, industry production from mature fields is declining. This is being offset by investments to generate production from new discoveries, field developments and technology, and efficiency advancements. OPEC investment activities and production policies also have an impact on world oil supplies. The demand side is largely a function of general economic activities, alternative energy sources and levels of prosperity. During the lifespan of its major assets, management expects that oil and gas prices and industry margins will experience significant volatility, and consequently these assets will experience periods of higher earnings and periods of lower earnings, or even losses. In assessing whether events or changes in circumstances indicate the carrying value of an asset may not be recoverable, management considers recent periods of operating losses in the context of its longer-term view of prices and margins.

Cash Flow Assessment. If events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, management estimates the future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. In performing this assessment, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Cash flows used in recoverability assessments are based on assumptions which are developed by management and are consistent with the criteria management uses to evaluate investment opportunities. These evaluations make use of assumptions of future capital allocations, crude oil and natural gas commodity prices including price differentials, refining and chemical margins, volumes, and development and operating costs. Volumes are based on projected field and facility production profiles, throughput, or sales. Management’s estimate of upstream production volumes used for projected cash flows makes use of proved reserve quantities and may include risk-adjusted unproved reserve quantities.

Fair value of Impaired Assets. An asset group is impaired if its estimated undiscounted cash flows are less than the asset group’s carrying value. Impairments are measured by the amount by which the carrying value exceeds fair value. The assessment of fair value is based upon the views of a likely market participant. The principal parameters used to establish fair value include estimates of acreage values and flowing production metrics from comparable market transactions, market-based estimates of historical cash flow multiples, and discounted cash flows. Inputs and assumptions used in discounted cash flow models include estimates of future production volumes, throughput and product sales volumes, commodity prices which are consistent with the average of third-party industry experts and government agencies, refining and chemical margins, drilling and development costs, operating costs and discount rates which are reflective of the characteristics of the asset group.

No impairment was recognized for the years ended December 31, 2021 and 2020. As discussed in Note 1 above, EM entered into a purchase and sale agreement with Sable to sell SYU for consideration consisting of a Seller financed note payable of approximately $625.0 million before purchase price adjustments.

Materials and supplies

Materials and supplies are valued at the lower of cost or net realizable value.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities include obligations incurred in the ordinary operation of the business for services performed and products received, including capital expenditures that are capitalized as oil and gas properties or other property and equipment. Accounts payable and accrued liabilities consisted of the following as of December 31, 2021 and 2020 (dollars in thousands):

	December 31, 2021	December 31, 2020
Accounts payable	$4,726	$2,021
Operations and maintenance	11,859	8,479
Accrued other	537	589

Total accounts payable and accrued liabilities	$17,122	$11,089

Asset Retirement Obligations (“ARO”)

SYU incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. In the estimation of fair value, management uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation, technical assessments of the assets, estimated amounts and timing of settlements, discount rates, and inflation rates. Asset retirement obligations incurred in the current period are Level 3 fair value measurements. The costs associated with these liabilities are capitalized as part of the related assets and depreciated as the reserves are produced. Over time, the liabilities are accreted for the change in their present value.

The following table shows the changes in the carrying value of ARO for the respective periods ended (dollars in thousands):

	December 31, 2021	December 31, 2020
Beginning balance	$302,192	$285,088
Accretion	18,132	17,104

Ending balance	$320,324	$302,192

Parent Net Investment

Parent net investment reflects the financial reporting bases of SYU’s assets and liabilities and changes due to capital contributions and losses. All cash activity of the Seller for the periods presented were concentrated in accounts retained by Seller. Accordingly, net cash activity attributable to SYU is reflected in contributions from parent in the accompanying carve-out combined financial statements. The Seller has supported the SYU assets for the periods presented and has sufficient cash on hand and working capital to continue to maintain the SYU assets in the operation-ready state until such time that the SYU assets resume production.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our combined financial statements.

NOTE 4. FAIR VALUE MEASUREMENT

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy level 2 inputs are inputs other than quoted prices included within level 1 that are directly or indirectly observable for the asset or liability. Hierarchy level 3 inputs are inputs that are not observable in the market.

Financial and non-financial assets and liabilities are to be classified based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Financial instruments consist of accounts receivable and accounts payable. The carrying amounts of SYU’s financial instruments approximate fair value because of the short-term nature of the items.

There were no financial assets or liabilities accounted for at fair value on a recurring basis as of December 31, 2021 and 2020.

The initial values of SYU’s asset retirement obligations are measured at fair value on a nonrecurring basis upon initial recognition. The inputs used to determine such fair values, including estimated future cash inflows and outflows are described in Note 3 (Asset Retirement Obligations).

NOTE 5. COMMITMENTS & CONTINGENCIES

Government and Environmental Regulation

There have been no fines or citations for any violations of governmental or environmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of SYU as of December 31, 2021.

Legal Proceedings

At times, SYU is involved in disputes or legal actions arising in the normal course of business. The outcome of such disputes or legal actions are not expected to have a material effect on the carve-out combined financial statements, and no amounts have been accrued as of December 31, 2021.

NOTE 6. LEASES

EM and its consolidated affiliates generally purchase the property, plant and equipment used in operations, but there are situations where assets are leased, primarily for warehouse storage and other operations related assets. Right of use assets and lease liabilities are established on the balance sheet for leases with an expected term greater than one year by discounting the amounts fixed in the lease agreement for the duration of the lease, which is reasonably certain, considering the probability of exercising any early termination and extension options. Generally, assets are leased only for a portion of their useful lives and are accounted for as operating leases.

Variable payments under these lease agreements are not significant. Residual value guarantees, restrictions, or covenants related to leases, and transactions with related parties are also not significant. In general, leases are capitalized using the incremental borrowing rate of the leasing affiliate.

	Operating Leases
	Year Ended December 31,
Lease Cost	2021	2020
	(dollars in thousands)
Operating lease cost	$697	$1,470
Other (net of sublease rental income)	(483)	(502)

Total	$214	$968

	Operating Leases
	As of December 31,
Lease Cost	2021	2020
	(dollars in thousands)
Right of use assets—included in Other assets	$7,982	$1,666

Total right of use assets	$7,982	$1,666

Lease liabilities due within one year—included in Other liabilities	$1,127	$446
Long term lease liabilities—included in Long Term Other liabilities	6,855	1,220

Total lease liabilities	$7,982	$1,666

Weighted average remaining lease term (years)	9	7
Weighted average discount rate (percent)	0.8%	3.0%

	Operating Leases
	As of December 31,
Maturity Analysis of Lease Liabilities	2021	2020
	(dollars in thousands)
2021	$—	$477
2022	1,180	477
2023	837	132
2024	839	132
2025	842	132
2026	844	524
2027 and beyond	3,771	—

Total lease payments	8,313	1,874
Discount to present value	(331)	(208)

Total lease liabilities	$7,982	$1,666

	Operating Leases
	Year Ended December 31,
Other information	2021	2020
	(dollars in thousands)
Cash paid for amounts included in the measurement of lease liabilities Cash flow from operating activities	$(674)	$(1,452)

Non-cash right of use assets recorded for lease liabilities in exchange for lease liabilities during the period	6,969	—

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated events and transactions associated with SYU after the December 31, 2021 combined balance sheet date through November 10, 2022, the date these carve-out combined financial statements were available to be issued. See Note 1. Organization for discussion of the purchase and sale agreement executed by EM and Sable for the SYU assets.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

November 2, 2022

by and among

FLAME ACQUISITION CORP.

SABLE OFFSHORE CORP.

and

SABLE OFFSHORE HOLDINGS LLC

as amended by

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER,

dated as of 22, 2022

A-i

A-ii

A-iii

Exhibits
Exhibit A – Form of Subscription Agreement
Exhibit B – Form of Registration Rights Agreement
Exhibit C – Form of Certificate of Incorporation of Acquiror
Exhibit D – Form of Bylaws of Acquiror
Exhibit E – Equity Incentive Plan
Exhibit F – Form of Letter of Transmittal

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of November 2, 2022, is entered into by and among Flame Acquisition Corp., a Delaware corporation (“Acquiror”), Sable Offshore Corp., a Texas corporation (“SOC”), and Sable Offshore Holdings LLC, a Delaware limited liability company (the “Holdco” and together with SOC, the “Company”). Except as otherwise indicated, capitalized terms used herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, SOC is a wholly-owned Subsidiary of the Holdco and in coordination with Acquiror, and at Acquiror’s direction, entered into that certain Purchase and Sale Agreement, dated as of November 1, 2022, with Exxon Mobil Corporation and Mobil Pacific Pipeline Company (together, “Exxon,” such agreement, the “PSA,” and the transactions contemplated thereby, the “Asset Acquisition”, and the assets (including equity interests) acquired thereby, the “Assets”);

WHEREAS, Acquiror is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, subject to the terms and conditions hereof, at the Closing, (i) Holdco shall merge with and into Acquiror, with Acquiror surviving such merger (the “Holdco Merger”), and (ii) immediately following the effective time of the Holdco Merger, SOC shall merge with and into Acquiror, with Acquiror surviving such merger (the “SOC Merger”, and together with the Holdco Merger, the “Mergers”);

WHEREAS, the respective boards of directors of each of Acquiror and SOC, and the sole member of the Holdco, have each approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the laws of its jurisdiction, and the Holdco, as the sole stockholder of SOC, has approved and adopted this Agreement, the Mergers and the Transactions;

WHEREAS, contemporaneously with, prior to, or following the execution and delivery of this Agreement, the Holdco or Acquiror is entering into subscription agreements substantially in the form set forth on Exhibit A (the “Subscription Agreements”) with certain investors (the “Subscribers”), pursuant to which the Subscribers, upon the terms and subject to the conditions set forth therein, have agreed to, or will agree to, in each case, subject to the terms thereof, purchase Acquiror Class A Common Stock at $10.00 per share in a private placement or placements (the “Private Placement”) for an aggregate subscription amount up to $400,000,000, to be consummated contemporaneously with the Closing and immediately following the Effective Time;

WHEREAS, contemporaneously with the Closing but immediately after the Effective Time (as defined below), in connection with the Transactions, Acquiror, the Company and the Holdco Equityholders will enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”), in the form set forth on Exhibit B, to be effective upon the Closing;

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to the Acquiror Stockholders (other than the Sponsor or any other party to an Insider Letter) to have their shares of Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents and the Trust Agreement in conjunction with, inter alia, obtaining approval from the Acquiror Stockholders for the Business Combination (the “Offer”);

WHEREAS, immediately following the Effective Time, the certificate of incorporation in the form set forth on Exhibit C (the “Acquiror Charter”), shall become the certificate of incorporation of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, immediately following the Effective Time, the bylaws in the form set forth on Exhibit D (the “Acquiror Bylaws”), shall become the bylaws of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approvals, adopt an equity incentive plan in the form set forth on Exhibit E (the “Acquiror Equity Incentive Plan”); and

WHEREAS, immediately following the Effective Time, Acquiror shall be renamed “Sable Offshore Corp.” and shall trade publicly on the NYSE under a new ticker symbol mutually selected by the Company and the Acquiror.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror and the Company agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01 Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Affiliate Agreement” has the meaning specified in Section 5.18.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Change in Recommendation” has the meaning specified in Section 8.03(d).

“Acquiror Board Recommendation” has the meaning specified in Section 8.03(d).

“Acquiror Bylaws” has the meaning specified in the Recitals hereto.

“Acquiror Charter” has the meaning specified in the Recitals hereto.

“Acquiror Class A Common Stock” means Class A Common Stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means Class B Common Stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means, collectively, Acquiror Class A Common Stock and Acquiror Class B Common Stock.

“Acquiror Cure Period” has the meaning specified in Section 10.01(c).

“Acquiror Equity Incentive Plan” has the meaning specified in the Recitals hereto.

“Acquiror Equity Plan Proposal” has the meaning specified in Section 8.03(c).

“Acquiror Material Contracts” has the meaning specified in Section 5.15(a).

“Acquiror Organizational Documents” means the Amended and Restated Certificate of Incorporation of Acquiror, dated February 24, 2021 (the “Existing Acquiror Charter”), and the Bylaws of Acquiror, dated October 16, 2020, in each case as may be amended from time to time.

“Acquiror Preferred Stock” has the meaning specified in Section 5.13(a).

“Acquiror Representations” means the representations and warranties of Acquiror expressly and specifically set forth in Article V of this Agreement, as qualified by the Schedules, any certificate delivered in accordance with Section 9.03(c) and the Ancillary Agreements. For the avoidance of doubt, the Acquiror Representations are solely made by Acquiror and not any other Person.

“Acquiror SEC Reports” has the meaning specified in Section 5.09(a).

“Acquiror Stockholder” means a holder of Acquiror Common Stock.

“Acquiror Stockholder Approvals” means, with respect to any Proposal, the approval of such Proposal by the affirmative vote of the holders of the requisite number of shares of Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment or postponement thereof), in accordance with the Acquiror Organizational Documents and applicable Law and the rules and regulations of NYSE.

“Acquiror Warrant” means each whole warrant exercisable for one share of Acquiror Class A Common Stock outstanding as of the date hereof and issued pursuant to the Warrant Agreement.

“Acquisition Proposal” has the meaning specified in Section 6.05(a)(i).

“Action” means any action, suit, litigation, assessment, audit, investigation, examination, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Additional Proposal” has the meaning specified in Section 8.03(c).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided, that for purposes of this Agreement, the Company, on the one hand, and Acquiror, on the other hand, shall not be deemed Affiliates prior to the Holdco Effective Time.

“Aggregate Merger Consideration” means 3,000,000 shares of Acquiror Class A Common Stock.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Proposal” has the meaning specified in Section 8.03(c).

“Ancillary Agreements” means the Letter of Transmittal, Registration Rights Agreement, the Subscription Agreements and any other agreement entered into by a party hereto in connection with the Transactions.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust, competition or merger control Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Asset Acquisition” has the meaning specified in the Recitals hereto.

“Assets” has the meaning specified in the Recitals hereto.

“Benefit Plan” means any employee benefit or compensation arrangement, plan, policy, practice, or program, in each case, whether or not written, including (i) any “employee benefit plan” described in Section 3(3) of ERISA (whether or not subject to ERISA), and (ii) any other compensation, employment, consulting, severance, vacation, incentive, change of control, perquisite or fringe benefit program, policy, practice, agreement or arrangement.

“BOEM” shall mean the United State Bureau of Ocean Energy Management.

“Bracewell” has the meaning specified in Section 11.17(b).

“Bracewell Privileged Communications” has the meaning specified in Section 11.17(b).

“Business Combination” has the meaning ascribed to such term in the Existing Acquiror Charter.

“Business Combination Proposal” has the meaning specified in Section 7.09.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Houston, Texas, are authorized or required by Law to close.

“Canceled Holdco Equity” has the meaning specified in Section 3.01(a)(ii).

“Change in Control” means any transaction, or series of transactions (a) resulting in any one Person, or more than one Person that are Affiliates or that are acting as a “group” (as such term is used in sections 13(d) or 14(d) of the Exchange Act), acquiring ownership of (i) equity securities of either the Holdco or SOC which, together with the equity securities held by one or more such Person, or such Person and its

Affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of either the Holdco or SOC; or (ii) at least 50% of the consolidated assets of the Company; (b) that results in the stockholders or members, as applicable, of either the Holdco or SOC as of immediately prior to such transaction holding, in the aggregate, directly or indirectly, less than 50% of the total voting power or economic rights of the equity securities of such Person immediately after the consummation of such transaction (in each case of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (c) the result of which is a sale of all or substantially all of the assets of the Company to any Person.

“Class B Conversion Ratio” means the ratio at which Acquiror Class B Common Stock are automatically convertible into Acquiror Class A Common Stock pursuant to the Existing Acquiror Charter.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Cure Period” has the meaning specified in Section 10.01(b).

“Company Organizational Documents” means (i) in respect of the Holdco, the Holdco’s certificate of formation and the limited liability company agreement of the Holdco, dated October 26, 2022, in each case as may be amended from time to time in accordance with the terms of this Agreement, and (ii) in respect of SOC, SOC’s certificate of formation and bylaws, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Schedules, any certificate delivered in accordance with Section 9.02(d) and the Ancillary Agreements. For the avoidance of doubt, the Company Representations are solely made by the Company and not any other Person.

“Confidential Information” has the meaning specified in Section 8.05(a).

“Contract” means any contracts, agreements, subcontracts or leases (including oral contracts or agreements).

“Conversion” has the meaning specified in Section 2.06.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies.

“COVID-19 Measures” means any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive or guidelines by any Governmental Authority or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” has the meaning specified in Section 2.01(b).

“Enforceability Exceptions” has the meaning specified in Section 4.02(a).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 3.02(a).

“Exchange Fund” has the meaning specified in Section 3.02(a).

“Existing Acquiror Charter” has the meaning specified in the definition of Acquiror Organizational Documents.

“Exxon” has the meaning specified in the Recitals hereto.

“Financial Derivative/Hedging Arrangement” means any transaction (including any Contract with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Flame SPAC Parties” has the meaning specified in Section 11.17(a).

“Fraud” means, with respect to a Person, common law fraud, as defined under the Laws of the State of Delaware, with respect to the making of the Company Representations or the Acquiror Representations, as applicable; provided that, for the avoidance of doubt, “Fraud” does not include any fraud claim based on constructive knowledge, negligent misrepresentation or recklessness.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, legislature, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, decision, determination or award, in each case, entered by or with any Governmental Authority.

“Holdco” has the meaning specified in the preamble hereto.

“Holdco Certificate of Merger” has the meaning specified in Section 2.01(a).

“Holdco Effective Time” has the meaning specified in Section 2.01(a).

“Holdco Equity” means uncertificated limited liability company membership interests in the Holdco designated as voting Class A shares.

“Holdco Equityholder” means a holder of Holdco Equity.

“Holdco Equityholder Expenses” has the meaning specified in Section 3.04(a).

“Holdco Merger” has the meaning specified in the Recitals hereto.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases or finance leases, (g) obligations under any financial derivative or hedging arrangement, (h) any other indebtedness or obligation reflected or required to be reflected as indebtedness in a consolidated balance sheet, in accordance with GAAP, (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (h) above and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include accounts payable to trade creditors that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice. For the avoidance of doubt, Indebtedness of Acquiror shall not include any and all promissory notes between Acquiror and the Sponsor, including any promissory notes issued in order to finance transaction costs or other working capital purposes of Acquiror.

“Insider Letter” means that certain letter agreement delivered in accordance with the Underwriting Agreement (as defined in the letter agreement) by and between Acquiror, the Sponsor and certain other parties thereto.

“Interim Period” has the meaning specified in Section 6.01.

“Intervening Event” means any of the following events, facts, developments, circumstances or occurrences occurring after the date of this Agreement that materially and adversely affects the business, assets, operations or prospects of either SOC or Holdco: (a) issuance of a final, non-appealable Governmental Order denying an application filed by the Company or Acquiror for any material Permit that is necessary for the construction, maintenance or operation of any of the Assets; (b) issuance by a court of a final, non-appealable order vacating or enjoining the effectiveness of any material Permit issued by a Governmental Authority that is necessary for the construction, maintenance or operation of any of the Assets; or (c) passage, enactment, enrollment, adoption, issuance or promulgation of any Law by a Governmental Authority that materially inhibits, wholly or partially, the construction, maintenance or operation of any of the Assets.

“Knowledge” shall mean the actual knowledge of (i) in the case of the Company, the individuals set forth on Schedule 1.1(k) of the Company’s Schedule and (ii) in the case of Acquiror, the individuals set forth on Schedule 1.1(k) of the Acquiror’s Schedule.

“L&W” has the meaning specified in Section 11.17(a).

“L&W Privileged Communications” has the meaning specified in Section 11.17(a).

“Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Letter of Transmittal” means a letter of transmittal substantially in the form attached as Exhibit F hereto, with such changes as may be required by the Exchange Agent for uncertificated shares and reasonably acceptable to the Company and Acquiror.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for (a) any restrictions or other matters arising under or pursuant to any applicable Securities Laws, and (b) immaterial easements, rights of way, covenants, encumbrances or restrictions that do not materially detract the value of the underlying asset or the use of the asset.

“Material Adverse Effect” means any event, change, circumstance or development that has a material adverse effect on (i) the assets, business, results of operations or financial condition of the Company and its Affiliates or (ii) the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” pursuant to clause (i) above: (a) any change or development in applicable Laws (including COVID-19 Measures) or GAAP or any official interpretation thereof, in each case, after the date hereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which the Company operates, (c) any change generally affecting any of the industries or markets in which the Company operates or the economy as a whole, (d) the compliance with the terms of this Agreement or the taking of any action required by this Agreement (provided, that the exceptions in this clause (d) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) and, to the extent related thereto, the condition in Section 9.02(a)), (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19 (or any mutation or variation thereof or related health condition)), weather condition, explosion fire, act of God or other force majeure event, (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, or (g) any failure of the Company to meet any projections, forecasts or budgets; provided, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (c), (e), and (f) to the extent that such change has a disproportionate impact on the Company, as compared to other industry participants.

“Material Contract” means the PSA, the Subscription Agreements, and all other documents, exhibits and schedules contemplated thereby, including the Senior Secured Term Loan Agreement and the Senior Secured Term Loan Agreement Collateral Documents.

“Mergers” has the meaning specified in the Recitals hereto.

“NYSE” means the New York Stock Exchange.

“NYSE Proposal” has the meaning specified in Section 8.03(c).

“Offer” has the meaning specified in the Recitals hereto.

“Outstanding Acquiror Expenses” has the meaning specified in Section 3.04(b).

“Outstanding Company Expenses” has the meaning specified in Section 3.04(a).

“Per Share Merger Consideration” mean the quotient of (i) the Aggregate Merger Consideration divided by (ii) the total number of shares of Holdco Equity outstanding immediately prior to the Holdco Merger.

“Permit” means any approvals, licenses, consents, registrations, franchises, permits, certificates, qualifications, variances, waivers, exemptions or other authorizations issued by, obtained from, or filed with a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, or (B) relate to amounts not yet delinquent, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the present uses of such real property, (iv) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any real property leased by the Company, and (v) Liens described on Schedule 1.01(a).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Pre-Signing Subscription Agreements” has the meaning specified in Section 4.13.

“Private Placement” has the meaning specified in the Recitals hereto.

“Proposals” has the meaning specified in Section 8.03(c).

“Proxy Statement” has the meaning specified in Section 8.03(a).

“PSA” has the meaning specified in the Recitals hereto.

“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the Transactions and in accordance with the Acquiror Organizational Documents.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, debt financing sources (in such capacity) and consultants of such Person.

“Sable Group” has the meaning specified in Section 11.17(b).

“Schedules” means the disclosure schedules of the Company or Acquiror, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance” has the meaning specified in Section 8.03(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Senior Secured Term Loan Agreement” has the meaning ascribed to such term in the PSA.

“Senior Secured Term Loan Agreement Collateral Documents” has the meaning ascribed to the term “Collateral Documents” in the PSA.

“SOC” has the meaning specified in the preamble hereto.

“SOC Certificate of Merger” has the meaning specified in Section 2.01(b).

“SOC Common Stock” means the common stock, par value $0.01 per share, of SOC.

“SOC Equityholder” means a holder of SOC Common Stock.

“SOC Merger” has the meaning specified in the Recitals hereto.

“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of voting on the Proposals.

“Sponsor” means Flame Acquisition Sponsor, LLC.

“Subscribers” has the meaning specified in the Recitals hereto.

“Subscription Agreements” has the meaning specified in the Recitals hereto.

“Subscription Fees” has the meaning specified in Section 4.13.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Company” has the meaning specified in Section 2.01(b).

“Surviving Provisions” has the meaning specified in Section 10.02.

“SYU” has the meaning specified in Section 6.04(a).

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, unemployment, compensation, utility, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, branch profits, franchise, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, capital gains, goods and services, estimated, alternative minimum, sales, use, or other tax, escheat or unclaimed property obligation, governmental fee or other like assessment, together with any interest, penalty, fine, levy, impost, duty, charge, addition to tax or additional amount imposed with respect thereto, and including any obligation to assume or succeed to or pay the Tax liability of another Person by Law, Contract or otherwise.

“Tax Authority” means any Governmental Authority with jurisdiction or authority to impose, administer, levy, assess or collect Tax.

“Tax Return” means any return, report, statement, refund, claim, election, disclosure, declaration, information report or return, statement, estimate or other document filed or required to be filed with a Tax Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).

“Termination Date” has the meaning specified in Section 10.01(b).

“Transaction Proposal” has the meaning specified in Section 8.03(c).

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Mergers.

“Transfer Taxes” has the meaning specified in Section 8.04(a).

“Treasury Regulations” means the final, temporary and proposed United States Department of the Treasury regulations promulgated under the Code, as such regulations may be amended from time to time.

“Trust Account” has the meaning specified in Section 5.06(a).

“Trust Agreement” has the meaning specified in Section 5.06(a).

“Trustee” has the meaning specified in Section 5.06(a).

“Warrant Agreement” means that certain Warrant Agreement, dated as of February 24, 2021, by and between Flame and American Stock Transfer & Trust Company, LLC, as warrant agent.

“Willful Breach” means, with respect to this Agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article,

Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation”, (vi) the word “or” shall be disjunctive but not exclusive and (vii) any reference to a Law shall mean such Law as amended.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g) The use of the terms “ordinary course” and “ordinary course of business” shall mean ordinary course of business consistent with past practice.

(h) Each representation and warranty and covenant in this Agreement is given independent effect.

(i) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than two (2) Business Days prior to the date of this Agreement to the party to which such information or material is to be provided or furnished in the virtual “data room” set up by the Company or made accessible to Acquiror in connection with this Agreement.

ARTICLE II

THE MERGERS; CLOSING

2.01 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Delaware Limited Liability Company Act and the DGCL, at the Holdco Effective Time, Holdco shall merge with and into Acquiror, with Acquiror surviving such merger. The Holdco Merger shall be consummated in accordance with this Agreement, the Delaware Limited Liability Company Act and the DGCL and evidenced by a certificate of merger (the “Holdco Certificate of Merger”), such Merger to be consummated upon filing of the Holdco Certificate of Merger or at such later time as may be agreed by Acquiror and Holdco in writing and specified in the Holdco Certificate of Merger (the “Holdco Effective Time”). Following the Holdco Effective Time, the separate corporate existence of Holdco shall cease.

(b) Upon the terms and subject to the conditions set forth in this Agreement and the DGCL and the Texas Business Organizations Code, immediately following the Holdco Effective Time, SOC shall merge with and into Acquiror, with Acquiror surviving such merger (Acquiror, in such capacity, hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”). The SOC Merger shall be consummated in accordance with this Agreement, the DGCL and the Texas Business Organizations Code and

evidenced by a certificate of merger (the “SOC Certificate of Merger”), such Merger to be consummated upon filing of the SOC Certificate of Merger or at such later time as may be agreed by Acquiror and SOC in writing and specified in the SOC Certificate of Merger (the time the SOC Merger becomes effective being the “Effective Time”). Following the Effective Time, the separate corporate existence of SOC shall cease.

2.02 Effects of the Mergers.

(a) The Holdco Merger shall have the effects set forth in this Agreement and the Delaware Limited Liability Company Act and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Holdco Merger and without further act or deed, at the Holdco Effective Time, all of the property, rights, privileges, powers and franchises of the Holdco and Acquiror shall vest in the Surviving Company and all of the debts, liabilities and duties of the Holdco and Acquiror shall become the debts, liabilities and duties of the Surviving Company.

(b) The SOC Merger shall have the effects set forth in this Agreement and the DGCL and the Texas Business Organizations Code. Without limiting the generality of the foregoing and subject thereto, by virtue of the SOC Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the SOC and Acquiror shall vest in the Surviving Company and all of the debts, liabilities and duties of the SOC and Acquiror shall become the debts, liabilities and duties of the Surviving Company.

2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror, the Holdco and SOC may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, (a) on the Closing Date, Acquiror shall cause the Holdco Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in applicable provisions of the DGCL and the Delaware Limited Liability Company Act, and (b) on the Closing Date, Acquiror shall cause the SOC Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in applicable provisions of the DGCL and filed with the Secretary of State of the State of Texas as provided in applicable provisions of the Texas Business Organizations Code (provided that SOC and Acquiror shall take such actions as may be necessary to cause the SOC Certificate of Merger not to take effect until immediately following the Holdco Effective Time). At the Effective Time, Acquiror shall be renamed “Sable Offshore Corp.” as provided in the Acquiror Charter and shall trade publicly on the NYSE under a new ticker symbol mutually selected by Acquiror, the Holdco and SOC.

2.04 Organizational Documents; Officers and Directors – Holdco Merger.

(a) At the Holdco Effective Time, the Acquiror Organizational Documents shall remain unchanged and shall be the certificate of incorporation and bylaws of the surviving company in the Holdco Merger, until thereafter supplemented or amended in accordance with their respective terms and the DGCL.

(b) Persons constituting the officers and directors of the Acquiror prior to the Holdco Effective Time shall continue to be the officers and directors of the surviving company in the Holdco Merger immediately following the Holdco Effective Time. Each such officer and director of Acquiror shall remain in office as an officer or director, as applicable, of Acquiror until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

2.05 Organizational Document; Officers and Directors – SOC Merger.

(a) At the Effective Time, the Acquiror Charter shall be the certificate of incorporation of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL.

(b) At the Effective Time, the Acquiror Bylaws shall be the bylaws of Acquiror, until thereafter supplemented or amended in accordance with its terms, the Acquiror Bylaws and the DGCL.

(c) Persons constituting the officers of Acquiror prior to the Effective Time shall continue to be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

(d) Except as otherwise agreed in writing by Holdco, SOC and Acquiror prior to the Closing, each director of Acquiror in office immediately prior to the Effective Time shall continue to be a director immediately following the Effective Time. Each director of Acquiror shall remain in office as a director of Acquiror until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If any of Acquiror’s current directors shall be unable or unwilling to serve at the Closing, the Holdco, SOC and Acquiror shall promptly designate a replacement director.

2.06 Acquiror Class B Common Stock Conversion. Immediately prior to the Holdco Effective Time, each share of Acquiror Class B Common Stock issued and outstanding immediately prior to the Holdco Effective Time shall automatically be converted into and exchanged for a number of validly issued, fully paid and nonassessable shares of Acquiror Class A Common Stock equal to the Class B Conversion Ratio, and such Acquiror Class B Common Stock shall thereafter cease to be outstanding, shall be canceled and shall cease to exist (collectively, the “Conversion”).

ARTICLE III

EFFECTS OF THE MERGERS

3.01 Effect on Capital Stock and Units.

(a) At the Holdco Effective Time, by virtue of the Holdco Merger and without any action on the part of the Holdco or Acquiror, or the holder of any equity thereof:

(i) Acquiror Common Stock. At and after the Holdco Effective Time, each share of Acquiror Common Stock issued and outstanding immediately prior to the Holdco Effective Time, including the Acquiror Class A Common Stock issued in connection with the Conversion, shall not be affected by the Holdco Merger.

(ii) Cancellation of Certain Holdco Equity. Each share of Holdco Equity issued and outstanding immediately prior to the Holdco Effective Time that is held by Holdco in treasury or owned by Acquiror shall no longer be outstanding and shall be automatically canceled and shall cease to exist (the “Canceled Holdco Equity”), and no consideration shall be delivered in exchange therefor.

(iii) Conversion of All Other Holdco Equity. Each share of Holdco Equity issued and outstanding immediately prior to the Holdco Effective Time, other than any Canceled Holdco Equity, shall, at the Holdco Effective Time, automatically, and without any further action required on the part of any Person, be irrevocably canceled and extinguished and converted into, and the Holdco Equityholder thereof shall cease to have any rights with respect thereto except for, subject to Section 3.02, the right to receive the Per Share Merger Consideration.

(b) At the Effective Time, by virtue of the SOC Merger and without any action on the part of SOC or Acquiror, or the holder of any equity thereof:

(i) Acquiror Common Stock. At and after the Effective Time, each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time, including the Acquiror Class A Common Stock issued in connection with the Conversion and the Acquiror Class A Common Stock issued pursuant to Section 3.01(a)(iii), shall not be affected by the SOC Merger.

(ii) Cancellation of SOC Common Stock. Each share of SOC Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

3.02 Exchange of Holdco Equity.

(a) Exchange Agent. At or prior to the Holdco Effective Time, Acquiror shall deposit (or cause to be deposited) with American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) the number of shares of Acquiror Common Stock comprising the Aggregate Merger Consideration in respect of the Holdco Equity, other than any Canceled Holdco Equity, for exchange in accordance with this Section 3.02 through the Exchange Agent (the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Aggregate Merger Consideration contemplated to be issued pursuant to Section 3.01(a)(iii) out of the Exchange Fund in the manner directed by the Acquiror in accordance with the terms of this Agreement. The Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) At least five (5) days prior to the Closing, Acquiror shall send or shall cause the Exchange Agent to send, to each Holdco Equityholder at the physical address or email address on record with the Holdco, (A) a notice advising such Holdco Equityholder of the proposed effectiveness of the Holdco Merger, (B) the Letter of Transmittal, and (C) notice of the procedures for surrendering to the Acquiror such Holdco Equityholder’s duly executed Letter of Transmittal (with all other documentation required to be delivered pursuant to the Letter of Transmittal or the Exchange Agent in respect of uncertificated shares), and instructions for transferring such Holdco Equityholder’s shares of Holdco Equity, in exchange for the aggregate share of the Aggregate Merger Consideration payable to such Holdco Equityholder pursuant to Section 3.01(a)(iii). Upon delivery of a Letter of Transmittal by such Holdco Equityholder, duly executed and in proper form with all enclosures and attachments required thereby, such Holdco Equityholder shall be entitled to receive the aggregate share of the Aggregate Merger Consideration payable to such Holdco Equityholder in exchange for the shares of Holdco Equity so surrendered. Until surrendered as contemplated hereby, each share of Holdco Equity shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration in respect thereof.

(ii) Following the Closing, within two (2) Business Days of receipt of all required documentation from a Holdco Equityholder required by this Agreement and the Exchange Agent in respect of uncertificated shares, including the Letter of Transmittal and an IRS Form W-9, the Acquiror shall issue (or cause the Exchange Agent to issue) to such Holdco Equityholder, in accordance with the terms of this Agreement, the aggregate share of the Aggregate Merger Consideration payable to such Holdco Equityholder in exchange for such Person’s Holdco Equity; provided, however, that to the extent that all such required documentation was provided to the Acquiror at least two (2) Business Days before the Closing Date by a Holdco Equityholder, then the Acquiror shall issue (or cause the Exchange Agent to issue) to such Holdco Equityholder, in accordance with the terms of this Agreement, the aggregate share of the Aggregate Merger Consideration payable to such Holdco Equityholder in exchange for such Person’s Holdco Equity on the Closing Date. Notwithstanding anything to the contrary in this Agreement or any knowledge possessed or acquired by or on behalf of Acquiror or any of its Affiliates, Acquiror, the Exchange Agent and their Affiliates shall be entitled to conclusively and definitively rely on, without any obligation to investigate or verify the accuracy, inaccuracy or correctness thereof, and without any liability, the documentation provided by each Holdco Equityholder (including wire instructions, account information or addresses), which shall be binding on and enforceable against such Holdco Equityholder.

(iii) If payment of any Per Share Merger Consideration is to be made to a Person other than the Person in whose name any surrendered share of Holdco Equity is registered, it shall be a condition precedent to payment that the share of Holdco Equity so surrendered shall be in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the delivery of the applicable Per Share Merger Consideration in respect thereof, as applicable, to a Person other than the registered holder of the share of Holdco Equity so surrendered and shall have established to the satisfaction of Acquiror that such Taxes either have been paid or are not required to be paid.

(c) No Interest; Transfer Books. No interest shall accrue or be paid on any amounts payable to any Holdco Equityholder pursuant to this Agreement. From and after the respective effective time of the Mergers, the share ownership ledger and stock ledger, as applicable, of each of the Holdco and SOC shall be closed and there shall be no further registration of transfers on the ledgers of the Company or the Acquiror of any shares, common stock or other equity of the Holdco or SOC that were outstanding immediately prior to the applicable effective time of such Merger.

(d) Termination of Exchange Fund; Abandoned Property At any time following the date that is one (1) year after the Closing Date, Acquiror shall be entitled to require the Exchange Agent to deliver to it any shares of Acquiror Common Stock remaining in the Exchange Fund made available to the Exchange Agent and not delivered to Holdco Equityholders, and thereafter such Holdco Equityholders shall be entitled to look only to Acquiror (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the aggregate share of the Aggregate Merger Consideration payable to such Holdco Equityholder in exchange for such shares of Holdco Equity pursuant to this Agreement and upon the terms and conditions set forth in this Section 3.02. Neither the Surviving Company nor the Exchange Agent shall be liable to any Holdco Equityholder for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

3.03 Withholding. Each of Acquiror, the Holdco, SOC the Surviving Company and their respective withholding agents (without duplication) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the consideration or any amounts otherwise payable in connection with this Agreement such amounts that any such Persons are required to deduct and withhold (or cause to be deducted and withheld) with respect to any payments contemplated by this Agreement under the Code or any other applicable Law. To the extent that Acquiror, the Holdco, SOC the Surviving Company or their respective withholding agents withholds or deducts such amounts with respect to any Person and properly remits such withheld or deducted amounts to the applicable Governmental Authority when due, such withheld or deducted amounts shall be treated as having been paid to or on behalf of such Person in respect of which such withholding or deduction was made for all purposes.

3.04 Payment of Expenses.

(a) On the Closing Date, Acquiror shall (i) pay or cause to be paid (to the extent unpaid on the Closing Date), by wire transfer of immediately available funds all documented and out-of-pocket (a) fees and disbursements of outside counsel incurred by or on behalf of the Company in connection with the Transactions or the Asset Acquisition and fees and expenses of the Company for any other agents, advisors, consultants, experts, independent contractors and financial advisors engaged by or on behalf of the Company and incurred in connection with the Transactions or the Asset Acquisition, in each case, that are paid or accrued and unpaid as of the Closing and (b) the Subscription Fees (foregoing clauses (a) and (b), collectively, the “Outstanding Company Expenses”); and (ii) reimburse or cause to be reimbursed via the transfer of immediately available funds all reasonable, documented and out-of-pocket fees and expenses of any Holdco Equityholder, for any agents, advisors, consultants, experts, independent contractors and financial advisors engaged on behalf of the Company and incurred in connection with the Transactions or the Asset Acquisition, in each case, that are paid as of the Closing (the “Holdco Equityholder Expenses”); provided, however, that in no event shall the total Holdco Equityholder Expenses exceed $1,500,000 without the prior written consent of Acquiror; provided further, that if any fee or expense is classified as an Holdco Equityholder Expense it shall not also be an Outstanding Company Expense, or vice versa.

(b) On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all reasonable, documented out-of-pocket fees and disbursements of Acquiror or the Sponsor for outside counsel and fees and expenses of Acquiror or the Sponsor or for any other agents, advisors, consultants, experts and financial advisors engaged by or on behalf of Acquiror or the Sponsor and incurred in connection with the Transactions and the Asset Acquisition, in each case, that are accrued and unpaid as of the Closing (collectively, the “Outstanding Acquiror Expenses”).

(c) Notwithstanding anything to the contrary in this Section 3.04, neither the Company, nor the Sponsor, nor any Holdco Equityholder shall be entitled to payment or reimbursement under this Section 3.04 of any amounts in respect of which Acquiror issued a promissory note to, or entered into an instrument of indebtedness with or other a contractual right of repayment benefitting, the Company, the Sponsor or such Holdco Equityholder, as applicable, which is satisfied in full in accordance with its terms in connection with the Closing.

3.05 No Appraisal Rights. No Holdco Equityholder or SOC Equityholder shall have any appraisal, quasi-appraisal, dissenters’ or any other similar rights under this Agreement or any other circumstances with respect to any Holdco Equity or SOC Common Stock in connection with the Mergers.

3.06 No Fractional Shares. No certificate, book-entry share or scrip representing fractional shares of Acquiror Class A Common Stock shall be issued upon the surrender for exchange of Holdco Equity, no dividend or distribution of Acquiror shall be payable on or with respect to any such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Acquiror. Notwithstanding any other provision of this Agreement, all fractional shares of Acquiror Class A Common Stock that a Holdco Equityholder would otherwise have been entitled to receive pursuant to Section 3.01(a)(iii) will be aggregated and then, if a fractional share of Acquiror Class A Common Stock results from that aggregation, be rounded down to the nearest whole share of Acquiror Class A Common Stock.

3.07 Anti-Dilution Provisions. Without limiting the other provisions of this Agreement and subject to Section 7.02(a)(ii) and Section 7.02(a)(x), if at any time during the period between the date of this Agreement and the Holdco Effective Time, the issued and outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class by reasons of any reclassification, stock split (including reverse stock split), stock dividend or distribution, reorganization, readjustment, recapitalization, redenomination, merger, issuer tender or exchange offer or other similar transaction, then, the Aggregate Merger Consideration shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change to provide the Holders of Holdco Equity the same economic effect as contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company hereby represents and warrants to Acquiror as follows:

4.01 Organization, Standing and Corporate Power. The Holdco is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite legal entity power and authority to carry on its business as now being conducted. SOC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has all requisite legal entity power and authority to carry on its business as now being conducted. Each of the Holdco and SOC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Person to consummate the Transactions or result in material liability to the Company. The Company Organizational Documents that have been made available to Acquiror are true, correct and complete and are in effect as of the date of the Agreement and neither the Holdco nor SOC is in default under or in violation of any provision thereunder, as applicable.

4.02 Corporate Authority; Approval; Non-Contravention.

(a) Each of the Holdco and SOC has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by each of the Holdco and SOC of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate or other legal entity consents and authorizations on the part of such Person, and no other corporate or other legal entity actions on the part of such Person are necessary to authorize the execution and delivery by such Person of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by each of the Holdco and SOC and, assuming due authorization, execution and delivery hereof by the other parties, is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity (the “Enforceability Exceptions”)).

(b) The execution, delivery and performance of this Agreement and the Ancillary Agreements to which each of the Holdco and SOC is a party, and the consummation of the Transactions, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the applicable Company Organizational Documents or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default or change of control under, the creation or acceleration of any obligations under or the creation of a Lien (without regard to any Lien on a deposit in favor of Seller pending the closing of the PSA and the Senior Secured Term Loan Agreement) on any of the assets of the Company or any of its Affiliates pursuant to, any Material Contract to which the Company or any of its Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.02(a), under any Law to which the Company or any of its Affiliates is subject (except Laws that are applicable due to the Company’s business, or the Contracts or licenses of the Company), except (in the case of clause (ii) above) for such violations, breaches, defaults or changes of control which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.03 Governmental Approvals. No consent, clearance or approval of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions, except for (i) any applicable requirements of the HSR Act, (ii) such other consents, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) the filing of the Holdco Certificate of Merger and the SOC Certificate of Merger with the Secretary of State of the State of Delaware and with regard to the SOC Certificate of Merger, the Secretary of State of the State of Texas.

4.04 Capitalization.

(a) The authorized equity of the Holdco consists of 6,575,000 shares of Holdco Equity, 3,000,000 of which are outstanding, and 40,000,000 shares of limited liability company membership interests in the Holdco designated as non-voting Class B shares. The authorized equity of SOC consists of 1,000 shares of SOC Common Stock, all of which are outstanding and held by Holdco. Set forth on Schedule 4.04(a) is a true, correct and complete list of each holder of issued and outstanding capital stock or other equity securities (including notes and other securities convertible into equity securities) of each of the Holdco and SOC and the number of shares or other equity interests held by each such holder. All of the outstanding Holdco Equity and SOC Common Stock (i) are duly authorized, validly issued, fully paid and, to the extent applicable, nonassessable, (ii) were issued in compliance in all material respects with applicable Laws, (iii) were not issued in breach or violation of any preemptive rights or Contract to which the Holdco or SOC, as applicable, is a party, and (iv) are owned free and clear of any Lien.

(b) Except for the Subscription Agreements and as set forth in Schedule 4.04(b), there are no preemptive or other outstanding rights, options, warrants, phantom interests, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate either the Holdco or SOC to issue or to sell any shares of its capital stock or other equity securities, or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any such capital stock or other equity securities or to vote with the Holdco Equityholders or SOC Equityholders on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except for the Subscription Agreements and as set forth in Schedule 4.04(b), neither the Holdco nor SOC is party to any stockholders agreement, voting agreement or registration rights agreement relating to its equity interests. No Holdco Equityholder or SOC Equityholder shall have any appraisal, quasi-appraisal, dissenters’ or any other similar rights under this Agreement or any other circumstances with respect to any Holdco Equity or SOC Common Stock in connection with the Mergers.

4.05 Subsidiaries. Except as set forth on Schedule 4.05, neither the Holdco nor SOC owns or controls, directly or indirectly, any equity interests in any other Person or is a participant in any joint venture, partnership or similar arrangement.

4.06 Information Supplied. The information supplied in writing by the Company for inclusion in the Proxy Statement (including any financial information) will not, as of the date the Proxy Statement is filed with the SEC and at the time of any meeting of the Acquiror Stockholders to be held in connection with the Transactions, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in the Proxy Statement based on information supplied by Acquiror for inclusion therein or (b) any projections or forecasts or forward looking statements included in the Proxy Statement.

4.07 Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 4.07, the fees and expenses of which will be paid by the Company pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

4.08 Affiliate Agreements. Except as set forth on Schedule 4.08, neither the Holdco nor SOC is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of Acquiror, the Holdco or SOC, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror, the Holdco or SOC or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

4.09 PSA. The representations and warranties of the Seller and Purchaser (each, as defined in the PSA) in the PSA are incorporated by reference herein mutatis mutandis as if fully set forth in this Agreement as of the date hereof and as of the Closing Date, and are for the benefit of the Acquiror; provided, that (a) any references to “date of this Agreement,” “date hereof,” or similar phrases shall hereby refer to the date of this Agreement, (b) any reference of the PSA to “Closing Date” shall hereby refer to the Closing Date of this Agreement, and (c) any reference to “Schedules” and to any section thereof shall hereby refer to the Schedules and to such section as set forth in Schedule 4.09 of the Schedules, respectively, in each case unless the context dictates otherwise and any other capitalized terms used therein shall have the meanings ascribed to such terms in the PSA. To the Knowledge of the Company, the Company has no reason to believe that the conditions precedent to the financing contemplated by the PSA and the Senior Secured Term Loan Agreement will not be satisfied on a timely basis, that the Seller financing contemplated in the Senior Secured Term Loan Agreement will not be available in order to contemporaneously complete the Asset Acquisition with the Closing and that any default or event of default under the Senior Secured Term Loan Agreement will occur upon closing of the Senior Secured Term Loan Agreement.

4.10 Company Operations. Prior to the Closing, other than as set forth on Schedule 4.10 of the Schedules and other than the Subscription Agreements and the PSA, the Company and its Subsidiaries do not have any assets, liabilities, employees, Benefit Plans, or operating history.

4.11 Taxes.

(a) Each of the Holdco and SOC has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by or on behalf of it, and all such Tax Returns are true, correct and complete in all material respects. Each of the Holdco and SOC has timely paid all material Taxes due and payable.

(b) Each of the Holdco and SOC has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c) For U.S. federal income Tax purposes, (i) the Holdco is, and has been since formation, properly classified as a disregarded entity and (ii) SOC is, and has been since formation, properly classified as a corporation.

4.12 No Outside Reliance. Notwithstanding anything contained in this Agreement, the Company and its Affiliates and any of its and their respective directors, officers, employees, partners, stockholders, members or Representatives, acknowledge and agree that the Company has made its own investigation of the Acquiror and that neither Acquiror nor any of its Affiliates or any of their respective directors, officers, employees, partners, stockholders, members, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond the Acquiror Representations, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any equity interest in Acquiror or any assets of Acquiror, and the Company, on its own behalf and on behalf of its Affiliates and its and their directors, officers, employees, partners, stockholders, members or Representatives, disclaim reliance on any representations and warranties, express or implied, other than the Acquiror Representations. Without limiting the generality of the foregoing, it is understood that any cost or other estimates, financial or other projections or other predictions, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Company or its Representatives) or reviewed by the Company) or management presentations that have been or shall hereafter be provided to the Company or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in an Acquiror Representation.

4.13 Subscriptions. The Company has delivered to Acquiror true, correct and complete copies of each of the fully executed Subscription Agreements entered into on or prior to the execution of this Agreement (the “Pre-Signing Subscription Agreements”), pursuant to which the Subscribers have committed, subject to the terms and conditions therein, to purchase 7,150,000 shares of Acquiror Class A Common Stock in the aggregate for an aggregate amount equal to $71,500,000. Each of the Pre-Signing Subscription Agreements is in full force and effect and is legal, valid and binding upon the Company and, to the Knowledge of the Company, the applicable Subscribers, enforceable in accordance with its terms. None of the Pre-Signing Subscription Agreements has been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of the Company, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Pre-Signing Subscription Agreements have not been withdrawn, terminated or rescinded by the applicable Subscribers in any respect. As of the date hereof, there are no side letters or Contracts to which the Company is a party related to the provision or funding, as applicable, of the purchases contemplated by the Pre-Signing Subscription Agreements or the transactions contemplated hereby other than as expressly set forth in this Agreement or the Pre-Signing Subscription Agreements. The Company has fully paid any and all commitment fees or other fees required in connection with the Pre-Signing Subscription Agreements that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof and prior to the Holdco Effective Time pursuant to the Pre-Signing Subscription Agreements (such reasonable commitment fees or other reasonable fees paid by the Company prior to the Holdco Effective Time, the “Subscription Fees”). The Company has, and to the Knowledge of the Company, each Subscriber has, complied with all of its obligations under the Pre-Signing Subscription Agreements. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Pre-Signing Subscription Agreements, other than as expressly set forth in the Pre-Signing Subscription Agreements. The Pre-Signing Subscription Agreements are freely assignable by operation of law from the Company to Acquiror in connection with the Transactions. To the Knowledge of the Company on the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of the Company or the Subscribers that are party to the Pre-Signing Subscription Agreements, (ii) assuming the conditions set forth in Section 9.01 and Section 9.03 will be satisfied, constitute a failure to satisfy a condition on the part of the Company or such Subscribers or (iii) assuming the conditions set forth in Section 9.01 and Section 9.03 will be satisfied result in any portion of the amounts to be paid by such Subscribers in accordance with the Pre-Signing Subscription Agreements being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 9.01 and Section 9.03 will be satisfied, the Company does not have Knowledge of any reason that any of the conditions to the consummation of the purchases under the Pre-Signing Subscription Agreements will not be satisfied, and, as of the date hereof, the Company does not have Knowledge of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

4.14 No Other Representations or Warranties. The Company Representations are the exclusive representations and warranties made by the Company. Except for the Company Representations neither the Company nor any of its Affiliates or Representatives or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, to the accuracy or completeness of any information regarding the Company or the Assets available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to the other parties hereto with respect to, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or the Asset Acquisition or (b) any oral or, written information made available to the other parties hereto in the course of their evaluation of the Company or the Asset Acquisition and the negotiation of this Agreement or in the course of the Transactions, except in each case, for the Company Representations.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF ACQUIROR

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), as it relates to the PSA, any Subscription Agreement or the transactions contemplated thereby, or the transactions contemplated by the Asset Acquisition, or in the Acquiror SEC Reports filed or furnished by Acquiror on or after February 24, 2021 (excluding (x) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), Acquiror represents and warrants to the Company as follows:

5.01 Organization, Standing and Corporate Power. Acquiror is an entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal entity power and authority to carry on its business as now being conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Acquiror to consummate the Transactions or be material and adverse to Acquiror.

5.02 Corporate Authority; Approval; Non-Contravention.

(a) Acquiror has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by Acquiror of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consents and authorizations on the part of Acquiror, and no other corporate or other actions on the part of Acquiror are necessary to authorize the execution and delivery by Acquiror of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to the satisfaction of the conditions set forth in Section 9.01. This Agreement and each other Ancillary Agreement to which it is a party has been duly executed and delivered by Acquiror and, assuming due authorization, execution and delivery hereof and thereof by the other parties, is a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms (subject to the Enforceability Exceptions).

(b) The execution, delivery, and performance of this Agreement and the Ancillary Agreements to which Acquiror is a party, and the consummation of the Transactions, and subject to the satisfaction of the conditions set forth in Section 9.01 and Section 9.02, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of a Lien (without regard to any Lien contemplated by the Senior Secured Term Loan Agreement and the Senior Secured Term Loan Agreement Collateral Documents) on any of the assets of Acquiror or any of its Affiliates pursuant to, any Contract to which Acquiror or any of its Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.02(a), under any Law to which Acquiror or any of its Affiliates is subject, except (in the case of clause (ii) above) for such violations, breaches or defaults which has not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions.

5.03 Litigation.

(a) Neither Acquiror nor, to the Knowledge of Acquiror, any of its officers, in their capacities as such, is the subject of or engaged in any material Action before a Governmental Authority, arbitration or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such litigation, arbitration or dispute resolution process is pending or, to the Knowledge of Acquiror, threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions. As of the date hereof, Acquiror is not, nor to the Knowledge of Acquiror is any of its officers, in their capacities as such, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material disputes or material claims pursuant to which Acquiror has any material outstanding obligations or which provides for any injunctive relief.

(b) As of the date of this Agreement, Acquiror is not a party to or subject to the provisions of any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority (except if generally applicable without Acquiror being named therein) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions.

5.04 Compliance with Laws. Acquiror is, and since its date of incorporation, has been, operating in all material respects in a manner that is customary for businesses similar to Acquiror, and Acquiror is conducting and, since its date of incorporation, has conducted its business in compliance in all material respects with all Laws applicable to it.

5.05 Employee Benefit Plans. Except as may be contemplated by the Acquiror Equity Plan Proposal, Acquiror does not maintain, contribute to or have any obligation or liability, or could reasonably be expected to have any obligation or liability, under, any Benefit Plan with respect to which Acquiror has any outstanding obligations or liabilities.

5.06 Financial Ability; Trust Account.

(a) As of October 26, 2022, there is (i) at least $288,811,476.52 invested in a trust account at J.P. Morgan Chase Bank (the “Trust Account”), maintained by American Stock Transfer & Trust Company acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated February 24, 2021 by and between Acquiror and the Trustee (the “Trust Agreement”) and (ii) at least $104,000 held by Acquiror outside of the Trust Account. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. To the Knowledge of Acquiror, there are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (A) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (B) entitle any Person (other than (x) any Acquiror Stockholder who is a Redeeming Stockholder, (y) the underwriters referred to in the Trust Agreement and (z) the Acquiror), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated February 24, 2021, as amended. Amounts in the Trust Account are invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the Knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. Following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account (net of the required disbursements to other Persons in accordance with the Trust Agreement and the Acquiror Organizational Documents) will not be available to Acquiror on the Closing Date.

(c) Except as set forth on Schedule 5.06(c), Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

5.07 Taxes.

(a) Acquiror has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by or on behalf of it, and all such Tax Returns are true, correct and complete in all material respects. Acquiror has timely paid all material Taxes due and payable.

(b) Acquiror has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c) Acquiror is not subject to any material Tax liability that has not been paid or fully reserved for in the audited financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports in accordance with GAAP.

(d) No claim, assessment, deficiency or proposed adjustment for any material Taxes for which Acquiror is liable has been asserted or assessed by any Tax Authority that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There is no material Tax audit or other examination or proceeding with respect to Taxes of Acquiror presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of Acquiror.

(e) Acquiror is not (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was Acquiror, as applicable), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or foreign Law).

(f) Acquiror has no material liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6, as a transferee or successor, by contract or by operation of Law (other than pursuant to customary commercial contracts entered into in the ordinary course of business and not primarily related to Taxes).

(g) Acquiror will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date outside of the ordinary course of business.

(h) Acquiror has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) There are no material Liens for Taxes upon any property or asset of Acquiror.

5.08 Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 5.08, the fees and expenses of which will be paid by Acquiror pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

5.09 Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a) Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since February 24, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”) in accordance with applicable Law and NYSE requirements. None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c) Acquiror has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(f) There are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports and none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

5.10 Business Activities; Absence of Changes.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions.

(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.02), (ii) as set forth on Schedule 5.10(c) and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not party to any Contract with any other Person.

(d) There is no Indebtedness or other liability or obligation, contingent or otherwise, against Acquiror, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the quarterly period ended June 30, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the quarterly period ended June 30, 2022 in the ordinary course of the operation of business of Acquiror (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror) or (iii) disclosed in Schedule 5.10(d).

(e) (i) Since the date of Acquiror’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to Acquiror that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement and consummate the Transactions and (ii) from June 30, 2022 through the date of this Agreement, Acquiror has not taken any action that would require the consent of the Company pursuant to Section 7.02 if such action had been taken after the date hereof.

5.11 Proxy Statement. As of the time the definitive Proxy Statement is filed with the SEC, the Proxy Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Proxy Statement.

5.12 No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision of this Agreement, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, partners, stockholders, members or Representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, partners, stockholders, members, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond the Company Representations, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or the Assets, and Acquiror, on its own behalf and on behalf of its Affiliates and its and their directors, officers, employees, partners, stockholders, members or Representatives, disclaim reliance on any representations and warranties, express or implied, other than the Company Representations. Without limiting the generality of the foregoing, it is understood that any cost or other estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives) or reviewed by Acquiror) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in a Company Representation. Except as otherwise expressly set forth in any Company Representation, Acquiror understands and agrees that the Assets and any assets, properties and business of the Company are furnished “as is”, “where is” and subject to all faults and without any other representation or warranty of any nature whatsoever.

5.13 Capitalization.

(a) The authorized capital stock of Acquiror consists of (i) 220,000,000 shares of Acquiror Common Stock, of which (A) 200,000,000 shares of Acquiror Class A Common Stock are authorized, and 28,750,000 shares of Acquiror Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 20,000,000 shares of Acquiror Class B Common Stock are authorized, and 7,187,500 shares of Acquiror Class B Common Stock are issued and outstanding as of the date of this Agreement, and (C) 22,125,000 Acquiror Warrants are issued and outstanding as of the date of this Agreement and (ii) 1,000,000 shares of Preferred Stock of Acquiror, par value $0.0001 (“Acquiror Preferred Stock”), of which no shares are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock and Acquiror Warrants (w) have been duly authorized and validly issued and are fully paid and nonassessable, (x) were issued in compliance in all material respects with applicable Law, (y) were not issued in breach or violation of any preemptive rights or Contract and (z) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the Acquiror SEC Reports with respect to certain Acquiror Common Stock held by the Sponsor.

(b) Except for this Agreement, the Acquiror Warrants and the Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in the Acquiror SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror Stockholders may vote. Except as disclosed in the Acquiror SEC Reports, there are no registration rights, and Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement, rights plan, anti-takeover plan or similar agreements relating to Acquiror Common Stock or any other equity interests of Acquiror. Acquiror does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

5.14 NYSE Stock Market Quotation. The issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “FLME.” Acquiror is in compliance in all material respects with the rules of NYSE and there is no Action pending or, to the Knowledge of Acquiror, threatened against Acquiror by NYSE, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or terminate the listing of Acquiror Common Stock on NYSE. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

5.15 Contracts; No Defaults.

(a) The Acquiror SEC Reports disclose every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, Acquiror is a party or by which its assets are bound (together with the Contracts identified in Schedule 5.10(c), the “Acquiror Material Contracts”).

(b) Acquiror is not, and it has not received written notice that any other party to any such Acquiror Material Contract is, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under any such Acquiror Material Contract to which it is a party or any of its properties or other assets is subject. No such Acquiror Material Contract is the subject of a notice to terminate, except for any expiration of the term of such Contract following the date of this Agreement in accordance with its terms. Each Acquiror Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on Acquiror and, to the Knowledge of Acquiror, each other party thereto, except as would not be material and adverse to Acquiror. There is no default under any such Acquiror Material Contract by Acquiror, or, to the Knowledge of Acquiror, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Acquiror, or, to the Knowledge of Acquiror, any other party thereto, in each case, except as would not be material and adverse to Acquiror.

5.16 Title to Property. Except as set forth on Schedule 5.16, Acquiror (a) does not own or lease any real or personal property and (b) is not a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.17 Investment Company Act. Acquiror is not an “investment company” within the meaning of the Investment Company Act of 1940.

5.18 Affiliate Agreements. Except as set forth on Schedule 5.18, Acquiror is not a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of Acquiror, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

5.19 Takeover Statutes and Charter Provisions. As of the date of this Agreement and through the Effective Time, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to Acquiror in connection with this Agreement, the Mergers, the issuance of the Aggregate Merger Consideration or any of the other Transactions. As of the date of this Agreement and through the Effective Time, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which Acquiror is subject, party or otherwise bound.

5.20 No Other Representations or Warranties. The Acquiror Representations are the exclusive representations and warranties made by Acquiror. Except for the Acquiror Representations, neither Acquiror nor any of its Affiliates or Representatives or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Acquiror, to the accuracy or completeness of any information regarding Acquiror available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. Without limiting the foregoing, neither Acquiror nor any other Person makes or has made any representation or warranty to the other parties hereto with respect to, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to Acquiror or (b) any oral or written information made available to the other parties hereto in the course of their evaluation of Acquiror and the negotiation of this Agreement or in the course of the Transactions, except in each case, for the Acquiror Representations.

ARTICLE VI

COVENANTS OF THE COMPANY

6.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law: (i) use its commercially reasonable efforts to conduct and operate its business in the ordinary course consistent with past practice in all material respects, and (ii) use commercially reasonable efforts to keep available the services of its present officers. Without limiting the generality of the foregoing, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed, except with respect to Section 6.01(c) or Section 6.01(d), in which event Acquiror may withhold or grant its consent in its sole discretion), or as may be required by Law, the Company shall not during the Interim Period:

(a) change or amend the Company Organizational Documents, or enter into or change or amend any other organizational type documents of the Company;

(b) declare, make or pay any dividend or other distribution (whether in cash, equity or property) to any equityholder of the Company or repurchase or redeem any equity interests of the Company;

(c) create, allot, issue, redeem or repurchase or agree to create, allot, issue, redeem or repurchase any equity or other securities of whatsoever nature convertible into equity (or any option to subscribe for the same) of the Company;

(d) terminate, amend, supplement or otherwise modify in any manner, or terminate, amend, supplement, modify, waive or release any liabilities, obligations, rights, claims or benefits under or pursuant to any Material Contract, or consent or agree to do any of the foregoing, or consummate the transactions contemplated under the PSA other than with Acquiror;

(e) sell, transfer, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company or the assets to be acquired pursuant to the PSA, other than in the ordinary course of business;

(f) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Transactions);

(g) make any capital expenditures (or commitment to make any capital expenditures), other than in the ordinary course of business;

(h) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(i) (A) adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement, (B) hire any employee or any other individual to provide services to the Company or its Subsidiaries, other than in the ordinary course of business or (C) enter into any agreement to pay compensation to any of its officers or directors;

(j) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Tax Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Tax Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Tax Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing, indemnification, allocation or similar agreement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(k) incur, issue, assume, guarantee or otherwise become liable for any Indebtedness, or in any material respect, modify any Indebtedness, other than in the ordinary course of business;

(l) enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement or take any actions that if taken prior to the signing, would be required to be disclosed on Schedule 4.10;

(m) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law; or

(n) enter into any agreement or undertaking to do any action prohibited under this Section 6.01;

provided, however, that notwithstanding anything in this Agreement to the contrary, if the PSA obligates SOC to take or refrain from taking an action, SOC shall be entitled to take or refrain from taking such action solely to the extent so required.

6.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (a) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the Transactions or (b) in the judgment of legal counsel (including in-house counsel) of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company is bound, the Company shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of its properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and that are in the possession of the Company as such Representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to Section  8.05(a) prior to the Effective Time.

6.03 No Claim Against the Trust Account. The Company acknowledges that Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated February 24, 2021 and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the Transactions or, in the event of termination of this Agreement, another Business Combination, are or is not consummated by March 1, 2023 or such later date as approved by the stockholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any Willful Breach of this Agreement; provided, that (i) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, and (ii) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than in payment to Redeeming Stockholders) and any assets that have been purchased or acquired with any such funds). This Section 6.03 shall survive the termination of this Agreement for any reason.

6.04 Proxy Solicitation; Other Actions.

(a) The Company agrees to use reasonable best efforts to provide Acquiror, as soon as reasonably practicable after the date hereof (i) audited carve-out financial statements, including combined balance sheets, statements of operations, statements of cash flows, and statements of changes in parent net investment, of Exxon’s interests in certain oil and gas properties located offshore in the Santa Ynez Unit and the Las Flores Canyon processing facilities (“SYU”) as of and for the years ended December 31, 2021 and 2020, in each case, prepared in accordance with GAAP and Regulation S-X and audited in accordance with the standards of the Public Company Accounting Oversight Board and (ii) unaudited interim period financial statements of SYU as of and for the periods required by Regulation S-X and prepared in accordance with GAAP and Regulation S-X. The Company further agrees to use reasonable best efforts to provide any additional financial information required pursuant to the rules and regulations of the SEC and applicable Law as promptly as reasonably practicable following any staleness dates or periods (as determined in accordance with the rules and regulations of the SEC and applicable Law).

(b) The Company shall use reasonable best efforts to make its officers and employees reasonably available, in each case, during normal business hours and upon reasonable advance notice, to Acquiror and its counsel in connection with (A) the drafting of the Proxy Statement and (B) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(c) From and after the date on which the Proxy Statement has been filed with the SEC in definitive form until the Closing Date, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which is known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any statements made in the Proxy Statement based on information supplied by or on behalf of Acquiror or its Affiliates for inclusion therein.

6.05 Non-Solicitation; Acquisition Proposals.

(a) From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, the Company shall not, and shall cause its Representatives not to, directly or indirectly:

(i) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding any transaction with any Person (other than Acquiror or its Affiliates) that would result in a Change in Control (“Acquisition Proposal”);

(ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any Acquisition Proposal;

(iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

(iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal; or

(v) resolve or agree to do any of the foregoing.

The Company also agrees that immediately following the execution of this Agreement it shall, and shall cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal. The Company also agrees that within three (3) Business Days of the execution of this Agreement, the Company shall request each Person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company (and with whom the Company has had contact in twelve (12) months prior to the date of this Agreement regarding the acquisition of the Company) to return or destroy all confidential information furnished to such Person by or on behalf of it prior to the date hereof and within 24 hours of execution and delivery of this Agreement terminate access to any physical or electronic data room maintained by or on behalf of the Company. The Company shall promptly (and in any event within two (2) Business Days) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer. The Company shall promptly (and in any event within two (2) Business Days) keep Acquiror informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company or its Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.05 by any of the Company’s Representatives acting on the Company’s behalf, shall be deemed to be a breach of this Section 6.05 by the Company.

ARTICLE VII

COVENANTS OF ACQUIROR

7.01 Indemnification and Insurance.

(a) From and after the Effective Time, Acquiror and the Surviving Company agree that they shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and the Company Organizational Documents and indemnification agreements in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws, and any such indemnification agreements, to the extent applicable, concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of the Company Organizational Documents and indemnification agreements listed on Schedule 7.01, to the extent applicable, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 7.01.

(b) For a period of six (6) years from the Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.01 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.01 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.01. The obligations of Acquiror and the Surviving Company under this Section 7.01 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company without the consent of the affected Person.

7.02 Conduct of Acquiror During the Interim Period.

(a) During the Interim Period, Acquiror shall carry on its business in the ordinary course of business and in accordance with applicable Law. During the Interim Period, except as set forth on Schedule 7.02 or as expressly contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, Acquiror shall not:

(i) change, modify or amend the Trust Agreement or the Acquiror Organizational Documents;

(ii) (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;

(iii) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any material Tax Return in a manner inconsistent with past practices in any material respect, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, incur any liability for Taxes outside the ordinary course of business, or enter into any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(iv) other than as set forth on Schedule 7.02(a)(iv), enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);

(v) enter into, or amend or modify any material term of, terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 5.15(a) (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 5.15(a)) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror is a party or by which it is bound;

(vi) waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any material liability, other than in the ordinary course of business consistent with past practice;

(vii) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any material Indebtedness;

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) the Transactions or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(ix) (A) adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement other than the Acquiror Equity Incentive Plan or as otherwise contemplated by this Agreement, or (B) enter into any agreement to pay compensation to any of its officers or directors;

(x) (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof, or otherwise acquire any material assets; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror (other than the Transactions);

(xi) make any capital expenditures;

(xii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiii) enter into any new line of business outside of the business currently conducted by Acquiror as of the date of this Agreement;

(xiv) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xv) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and its assets and properties;

(xvi) enter into any agreement, understanding or arrangement with respect to the voting of Acquiror Common Stock (other than any agreement with an Acquiror Stockholder consistent with the terms of the Insider Letter); or

(xvii) enter into any agreement or undertaking to do any action prohibited under this Section 7.02.

(b) During the Interim Period, Acquiror shall comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other Contracts to which Acquiror may be a party in accordance with their terms and shall not agree to any amendment or waiver of any rights or remedies of Acquiror under any such Contracts.

7.03 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall deliver the instructions to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and the Acquiror Organizational Documents for the payment of: (a) the redemption of any shares of Acquiror Common Stock validly redeemed by any Acquiror Stockholder in connection with the Offer upon acceptance by the Acquiror of such shares of Acquiror Common Stock; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.04; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror.

7.04 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror by third parties that may be in Acquiror’s possession from time to time, and except for any information which in the opinion of legal counsel (including in-house counsel) of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to Section 8.05(a) prior to the Effective Time.

7.05 Acquiror NYSE Listing.

(a) From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, NYSE.

(b) Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions or otherwise reserved for issuance to be approved for listing on NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance, on or prior to the Closing Date.

7.06 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting and other obligations under applicable Securities Laws.

7.07 Additional Insurance Matters. Prior to the Closing and subject in all cases to Section 7.01, Acquiror shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms customary for a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NYSE which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Acquiror and its Subsidiaries (including the Company).

7.08 Section 16 Matters. Prior to the Closing, the board of directors of Acquiror, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.09 Exclusivity(a) . From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, Acquiror shall not, and shall cause its Representatives not to, directly or indirectly:

(a) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding a Business Combination;

(b) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any Business Combination;

(c) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any proposal or offering relating to any Business Combination;

(d) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any proposal or offer for any Business Combination; or

(e) resolve or agree to do any of the foregoing.

Acquiror agrees that immediately following the execution of this Agreement it shall, and shall use its reasonable best efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with Business Combination or any inquiry or request for information that would reasonably be expected to lead to, or result in, a Business Combination. Acquiror shall promptly (and in any event within two (2) Business Days) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or would reasonably be expected to result in or lead to, any Business Combination other than with the Company, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”). Acquiror shall promptly (and in any event within two (2) Business Days) keep the Company reasonably informed of any material developments with respect to any such Business Combination Proposal.

7.10 Acquiror Equity Incentive Plan. Subject to obtaining the Acquiror Stockholder Approvals, Acquiror shall adopt the Acquiror Equity Incentive Plan, in such form as shall be agreed between the Company and Acquiror.

7.11 Termination of Acquiror Affiliate Agreements. Prior to or concurrently with the Closing, Acquiror shall (a) terminate or cause to be terminated each Acquiror Affiliate Agreement set forth on Schedule 7.11 and (b) satisfy or cause to be satisfied in favor of, or pay or cause to be paid to, the Sponsor or any of its Affiliates all outstanding Indebtedness owed by Acquiror to the Sponsor or any such Affiliate.

ARTICLE VIII

JOINT COVENANTS

8.01 Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the matters described in Section 8.02, which shall control with respect to Antitrust Laws and related matters to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to Material Contracts with the Company, and (c) use commercially reasonable efforts to take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as promptly as practicable. Notwithstanding the foregoing, in no event shall Acquiror or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

8.02 HSR Act and Regulatory Approvals.

(a) Acquiror and the Company shall, and shall cause their respective Affiliates to, comply as promptly as practicable, but in no event later than ten (10) Business Days after the date hereof, with the notification and reporting requirements of the HSR Act with respect to the Transactions and the Asset Acquisition. Acquiror and the Company shall use their commercially reasonable efforts to (i) furnish to the other party as promptly as practicable all information reasonably required for any application or filing required to be made in connection with the Transactions and the Asset Acquisition pursuant to any Antitrust Law, (ii) substantially comply with any requests for information, documents or testimony from any Governmental Authority in connection with the Transactions and Asset Acquisition and (iii) obtain the termination or expiration of all waiting periods under the HSR Act applicable to the Transactions and Asset Acquisition.

(b) Acquiror and the Company shall use their commercially reasonable efforts to complete lawfully the Transactions and the Asset Acquisition as promptly as practicable and to avoid any impediment under any Antitrust Law to the consummation of the Transactions and the Asset Acquisition; provided that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.02 or otherwise in this Agreement shall require or obligate Acquiror, the Company or any of their respective Affiliates to offer, propose, negotiate, agree to, consent to, or effect (i) the sale, divestiture, transfer, license or other disposal of, or hold separate with respect to, any entities, assets, businesses or interests of any Person, (ii) the creation, termination, amendment or assignment of commercial relationships, agreements, licenses or contractual rights or obligations, (iii) conduct of business restrictions, including restrictions on any Person’s or its Affiliates’ ability to manage, operate or own any entities, assets, businesses or interests, (iv) any other change or restructuring of any entities, assets, businesses or interests, or of any Person or (v) any other remedy, condition, undertaking or commitment of any kind; and further provided, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.02 or any other provision of this Agreement shall require or obligate Acquiror or any other Person to take any actions with respect to Acquiror’s Affiliates, the Sponsor, any Subscriber, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, any Subscriber or any portfolio company (as such this term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, Sponsor, any Subscriber or of any such investment fund or investment vehicle. Acquiror and the Company shall not, and shall not permit their respective Affiliates to, take any of the actions described in the foregoing sentence without the other party’s prior written consent. None of Acquiror, the Company or any of their respective Affiliates shall be required to contest, resist, defend against or appeal any Action, whether judicial or administrative, challenging or seeking to prevent, prohibit, delay or declare unlawful this Agreement or any of the Transactions or the Asset Acquisition.

(c) Acquiror and the Company shall each promptly notify the other party of any substantive communication with, and furnish to the other party copies of any notices or written communications received from, any third party or Governmental Authority with respect to the Transactions or the Asset Acquisition, and Acquiror and the Company shall permit counsel to the other party an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed communications to any Governmental Authority concerning the Transactions or the Asset Acquisition. Acquiror and the Company agree to provide, to the extent permitted by the applicable Governmental Authority, the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings, teleconferences or discussions with any Governmental Authority in connection with the Transactions or the Asset Acquisition. Acquiror shall bear all filing fees payable pursuant to the HSR Act and other Antitrust Laws in connection with the Transactions or the Asset Acquisition.

(d) Acquiror and the Company shall not take any action that would reasonably be expected to materially adversely affect or materially delay the clearance, approval or authorization by any Governmental Authority of the Transactions or the Asset Acquisition.

8.03 Preparation of Proxy Statement; Special Meeting.

(a) As promptly as practicable following the execution and delivery of this Agreement, Acquiror shall prepare, with the assistance of the Company, and cause to be filed with the SEC a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) for purposes of soliciting the approval by the Acquiror Stockholders of each of the Proposals. The Proxy Statement and any other SEC filings shall be in a form mutually agreed by Acquiror and the Company. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the SEC confirm, orally or in writing, as promptly as practicable after filing the Proxy Statement, that it does not have any further comments (or that it does not intend to review) the Proxy Statement (“SEC Clearance”). Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement. Promptly after the Proxy Statement has been cleared by the SEC, Acquiror will cause the Proxy Statement (substantially in the form last filed or cleared following SEC Clearance) to be filed with the SEC in definitive form and then mailed to stockholders of Acquiror.

(b) Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. If Acquiror or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other party and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Proxy Statement. Acquiror and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Each of the Company and Acquiror shall promptly provide the other party with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the other party a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(c) Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Transactions, including the Business Combination (as defined in the Existing Acquiror Charter), and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) approval of the Acquiror Charter (the “Amendment Proposal”) and each change to the Acquiror Charter that is required to be separately approved, (iii) approval of the issuance of the Acquiror Common Stock in connection with the Transactions in accordance with the rules of NYSE (the “NYSE Proposal”), (iv) the approval and adoption of the Acquiror Equity Incentive Plan (the “Acquiror Equity Plan Proposal”), (v) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals, and (vi) approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, the NYSE Proposal, and the Acquiror Equity Plan Proposal, the “Proposals”). Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Stockholders at the Special Meeting.

(d) Prior to the filing of a definitive Proxy Statement with the SEC, Acquiror shall establish a record date for the Special Meeting and, as promptly as reasonably practicable following the filing of the definitive Proxy Statement, duly call, give notice of, convene and hold the Special Meeting. Acquiror shall use reasonable best efforts to, as promptly as practicable after the Proxy Statement is cleared by the SEC, (i) cause the Proxy

Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law and (ii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement. The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation (an “Acquiror Board Change in Recommendation”); provided, that if at any time prior to obtaining the Acquiror Stockholder Approvals, the Acquiror Board determines in good faith after consultation with outside legal counsel, in response to an Intervening Event, that the failure to make an Acquiror Board Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, the Acquiror Board (or any committee or subgroup thereof) may make an Acquiror Board Change in Recommendation. Acquiror shall consult with the Company regarding the record date and the date of the Special Meeting and shall not, unless required by Law, adjourn or postpone the Special Meeting without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed). Notwithstanding the foregoing provisions of this Section 8.03(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approvals, as applicable, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting; provided, that the Special Meeting, without the prior written consent of the Company, (x) may not be adjourned to a date that is more than ten (10) Business Days after the date for which the Special Meeting was originally scheduled or the most recently adjourned Special Meeting (excluding any adjournments required by applicable Law) and (y) is held no later than four (4) Business Days prior to the Termination Date.

8.04 Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred by Acquiror or the Company in connection with the Transactions (excluding any transactions contemplated by the PSA) (“Transfer Taxes”) shall be paid one hundred percent (100%) by Acquiror. The Company and Acquiror further agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

(b) On the Closing Date, the Holdco and SOC shall each deliver to Acquiror a certificate of non-foreign status as contemplated under Treasury Regulations Section 1.1445-2(b) certifying, respectively, that the Holdco (or, if the Holdco is classified as a disregarded entity for U.S. federal income Tax purposes, the Holdco’s regarded owner for such purposes) is not a foreign Person and that SOC is not a foreign Person, dated as of the Closing Date and duly signed by a responsible corporate officer of the Holdco or SOC, as applicable. Each certificate shall be provided in form and substance reasonably satisfactory to Acquiror.

8.05 Confidentiality; Publicity.

(a) The parties hereto acknowledge that they have and will receive information from or regarding the other parties or any of their respective Subsidiaries in the nature of trade secrets or that otherwise is confidential information or proprietary information (as further defined below, “Confidential Information”), the release of which would be damaging to such other party. Each party hereto shall hold in strict confidence any Confidential Information in such party’s possession, and each such party shall not disclose such Confidential Information to any Person (including any Affiliates) other than another party hereto or a Representative of such party with a need to know such Confidential Information in connection with the Transactions or the Asset Acquisition, or otherwise use such Confidential Information for any purpose other than to evaluate, analyze, and keep apprised of the Assets or the other parties’ and their respective Subsidiaries’ businesses and assets and, except for disclosures (i) to comply with any Laws (including applicable stock exchange or quotation system requirements), provided, that a party hereto must notify the other parties hereto promptly of any disclosure of Confidential Information which is required by Law, and any such disclosure of Confidential Information shall be to the minimum extent required by Law, (ii) of information that a party hereto has also received from a source independent of the other parties hereto and that such party reasonably believes such source obtained without breach of any obligation of confidentiality to the other parties hereto, (iii) that have been or become independently developed by a party hereto or its Affiliates or on their behalf without using any of the Confidential Information of the other parties hereto, or (iv) that are or become generally available to the public (other than as a result of a prohibited disclosure by a party hereto or its Representatives). The term “Confidential Information” shall include any information pertaining to a party’s or any of its Subsidiaries’ business which is not available to the public, whether written, oral, electronic, visual form or in any other media.

(b) The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form previously agreed by the parties. None of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, (i) each party and its Affiliates may make announcements and may provide information regarding this Agreement and the Transactions to their Affiliates and its and their respective directors, officers, employees, managers and advisors and, solely in the case of the Company, its direct and indirect investors and prospective investors, in each case, without the consent of any other party hereto and (ii) the Company may exercise its rights and communicate with third parties as contemplated by Section 6.05; and provided, further, that subject to Section 6.02 and this Section 8.05(b), the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

8.06 Purchase and Sale Agreement. Each party shall use its reasonable best efforts to (a) cause the Asset Acquisition to be completed contemporaneously with the Closing and following the Effective Time in strict accordance with, and pursuant to, the terms of this Agreement, the PSA and the documents contemplated by the PSA and (b) ensure the availability of the financing contemplated by the PSA and Senior Secured Term Loan Agreement and cause the conditions precedent to the financing contemplated by the PSA and the Senior Secured Term Loan Agreement to be satisfied on a timely basis to contemporaneously complete the Asset Acquisition with the Closing.

8.07 Financing. Each party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, as promptly as practicable after the date hereof, all things necessary (including enforcing its rights (if any) under the Subscription Agreements), to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein, including enforcing its rights (if any) under the Subscription Agreements to cause the Subscribers to pay to (or as directed by) Acquiror the applicable purchase price under each Subscriber’s applicable Subscription Agreement in accordance with its terms.

8.08 Post-Closing Cooperation; Further Assurances. Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

9.01 Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) HSR Act. All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act, and any commitments or agreements (including timing agreements) with any Governmental Authority not to consummate the Transactions before a certain date, shall have expired or been terminated.

(b) No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Mergers, illegal or otherwise prohibiting, preventing or enjoining consummation of the Transactions, including the Mergers.

(c) Offer Completion. The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

(d) Proxy Statement. The Proxy Statement shall have received SEC Clearance.

(e) Acquiror Stockholder Approvals. The Acquiror Stockholder Approvals shall have been obtained in accordance with the Proxy Statement, the DGCL, the Acquiror Organizational Documents and the rules and regulations of NYSE.

(f) Purchase and Sale Agreement. The transactions contemplated under the PSA (including the Transactions as defined in the Senior Secured Term Loan Agreement) shall be completed contemporaneously with the Closing in accordance with, and pursuant to, the terms of this Agreement and the PSA (except as previously consented to in writing by Acquiror, without waiver, modification or amendment to the PSA).

(g) Net Tangible Assets. Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to redemption of any shares of Acquiror Common Stock pursuant to the Offer and after Acquiror’s receipt of the proceeds under the Subscription Agreements.

9.02 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization, Standing and Corporate Power), Section 4.02(a) (Corporate Authority; Approval; Non-Contravention), Section 4.04 (Capitalization), Section 4.05 (Subsidiaries), Section 4.07 (Brokers) and Section 4.10 (Holdco) shall each be true and correct in all material respects as of the Closing as though made at the Closing, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing, as though made on and as of the Closing, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants and agreements of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a), Section 9.02(b), Section 9.02(c) and Section 9.01(f) have been fulfilled.

(e) Ancillary Agreements. The Company shall have delivered to Acquiror executed counterparts to all of the Ancillary Agreements to which the Company, or any Holdco Equityholder, is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect.

(f) Required Consents. The Company shall have provided Acquiror with evidence reasonably satisfactory to Acquiror of the receipt of the documents or consents set forth on Section 9.02(f) of the Company’s Schedules.

(g) Closing Deliverables. The Company shall have provided Acquiror evidence reasonably satisfactory to Acquiror of the satisfaction of the conditions precedent under Section 9.9 of the PSA and Article IV items (i) and (p) of the Senior Secured Term Loan Agreement.

(h) BOEM Certification. Acquiror shall have obtained certification from BOEM that Acquiror is qualified to hold offshore oil and gas leases and rights-of-way pursuant to the Outer Continental Shelf Lands Act and BOEM’s regulations promulgated thereunder.

9.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties of Acquiror contained in Section 5.01 (Organization, Standing and Corporate Power), Section 5.02(a) (Corporate Authority; Approval; Non-Contravention), Section 5.13 (Capitalization) and Section 5.08 (Brokers) shall each be true and correct in all material respects as of the Closing as though made at the Closing, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Acquiror contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the Closing, as though made on and as of the Closing, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on Acquiror.

(b) Agreements and Covenants. Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.

(d) NYSE. The Acquiror Common Stock to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

(e) Ancillary Agreements. Acquiror shall have delivered to the Company executed counterparts to all of the Ancillary Agreements to which Acquiror or Sponsor is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect.

ARTICLE X

TERMINATION/EFFECTIVENESS

10.01 Termination. This Agreement may be terminated, and the Transactions abandoned:

(a) by mutual written consent of the Company and Acquiror;

(b) prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any condition specified in Section 9.02(a), Section 9.02(b), or Section 9.02(c) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if any such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before June 30, 2023 (the “Termination Date”), or (iii) the consummation of the Mergers is permanently enjoined, prevented, prohibited or made illegal by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror is in breach of this Agreement on such date, which breach would give rise to a right of the Company to terminate this Agreement;

(c) prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that any condition specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to use its commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Mergers is permanently enjoined, prevented, prohibited or made illegal by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company is in breach of this Agreement on such date, which breach would give rise to a right of Acquiror to terminate this Agreement; or

(d) by written notice from either the Company or Acquiror to the other if either Acquiror Stockholder Approvals is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting).

10.02 Effect of Termination. Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Fraud or Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections 6.03, 8.05, 10.02 and Article XI (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions, to the extent required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.01 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, members or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same natural persons) as this Agreement.

11.02 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Acquiror, to:

Flame Acquisition Corp.

700 Milam Street, Suite 3300

Houston, Texas 77002

Attn: James C. Flores

E-mail: jflores@flameacq.com.

with a copy to:

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, TX 77002

Attn: Ryan Maierson

E-mail: ryan.maierson@lw.com

If to the Company to:

Sable Offshore Corp.

700 Milam Street, Suite 3300, Houston, Texas 77002

Attention: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

with a copy to:

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, TX 77002-2770

Attn: Jason Jean and Troy Harder

Email: jason.jean@bracewell.com and troy.harder@bracewell.com or to such other address or addresses as the parties may from time to time designate in writing.

11.03 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

11.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.01 and Section 7.07 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 11.14 and 11.16.

11.05 Expenses. Except as otherwise provided herein (including Section 3.04 and Section 8.02(c)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

11.06 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section in Article IV or Article V (as applicable) of this Agreement shall be deemed to be a disclosure with respect to all other sections in Article IV or Article V (as applicable) to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule.

11.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and the Ancillary Agreements constitute the entire agreement among the parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the parties except as expressly set forth or referenced in this Agreement.

11.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (but not necessarily by the same natural persons who executed this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.

11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

11.12 Jurisdiction; WAIVER OF TRIAL BY JURY(a) . Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 11.12.

11.13 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement; (b) the Acquiror shall be entitled to cause the Company to enforce specifically the terms and provisions of the Subscription Agreements, including with respect to causing the Company to cause the counterparties to the Subscription Agreements to fund their Purchase Price (as defined in the Subscription Agreements) in connection with Closing, in each case, subject to the terms and conditions of the Subscription Agreements, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

11.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company or Acquiror under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

11.15 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and such representations, warranties, covenants, obligations and other agreements shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) Section 4.12, Section 4.14, Section 5.12 and Section 5.20 and (c) this Article XI. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit any claim for Fraud.

11.16 Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and the Asset Acquisition; (iii) the Acquiror Representations constitute the sole and exclusive representations and warranties of Acquiror; (iv) except for the Company Representations by the Company and the Acquiror Representations by Acquiror, respectively, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates), the Transactions or the Asset Acquisition and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions or the Asset Acquisition, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions or the Asset Acquisition except the Company Representations by the Company and the Acquiror Representations by Acquiror.

11.17 Conflicts and Privilege

(a) Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Flame SPAC Parties”), on the one hand, and (y) the Surviving Company and/or any member of the Sable Group, on the other hand, any legal counsel, including Latham & Watkins LLP (“L&W”), that represented Acquiror and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Flame SPAC Parties, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the Flame SPAC Parties, on the one hand, and L&W, on the other hand (the “L&W Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Flame SPAC Parties after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the L&W Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Company or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the L&W Privileged Communications, by virtue of the Mergers.

(b) Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of the Company and any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Sable Group”), on the one hand, and (y) the Surviving Company and/or any member of the Flame SPAC Parties, on the other hand, any legal counsel, including Bracewell LLP (“Bracewell”) that represented the Company prior to the Closing may represent any member of the Sable Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Sable Group, on the one hand, and Bracewell, on the other hand (the “Bracewell Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Sable Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Bracewell Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Company or their respective Subsidiaries, in any

Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Bracewell Privileged Communications, by virtue of the Mergers.

11.18 Action by Acquiror. Whenever a material determination, decision, action, approval, consent, waiver or agreement of Acquiror is required or may be given pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article X or to enforce the terms of this Agreement, which shall include any determination, decision, action, approval, consent, waiver or agreement with respect to Section 6.01(d)) or any Ancillary Agreement, such determination, decision, action, approval, consent, waiver or agreement must be authorized by the Acquiror Board acting reasonably promptly (which shall include for this purpose the affirmative approval of a majority of the independent directors serving on the Acquiror Board) and, unless otherwise required by the Acquiror Organizational Documents or applicable Law, such action shall not require approval of the holders of Acquiror Common Stock.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

FLAME ACQUISITION CORP.

By:	/s/ Gregory Patrinely
Name:	Gregory Patrinely
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

SABLE OFFSHORE CORP.

By:	/s/ James C. Flores
Name:	James C. Flores
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

SABLE OFFSHORE HOLDINGS LLC

By:	/s/ James C. Flores
Name:	James C. Flores
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FLAME ACQUISITION CORP.

Flame Acquisition Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.    The name of the Corporation is Flame Acquisition Corp. The Corporation was incorporated under the name Flame Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 16, 2020 (the “Original Certificate”).

2.    An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 24, 2021 (as amended from time to time, the “Existing Certificate”).

3.    This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

4.    The text of the Existing Certificate is hereby amended and restated by this Second Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

5.    This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

6.    IN WITNESS WHEREOF, Flame Acquisition Corp. has caused this Second Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on [ ⚫ ], 2022.

FLAME ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT A

ARTICLE I

NAME

The name of the corporation is Sable Offshore Corp. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 501,000,000 shares. The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000 shares, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 1,000,000, having a par value of $0.0001 per share.

The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.     General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors and outstanding from time to time.

2.    Voting.

a.

Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

b.

Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter.

c.

Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

d.

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.    Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4.    Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible and designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Second Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate, subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

B. Except as otherwise expressly provided by the DGCL or this Second Amended and Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Second Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII

INDEMNIFICATION

A. To the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VIII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

B. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

C. Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

D. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

FORUM SELECTION

A. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Second Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, except for, as to each of (a) and (b), any claim as to which the Chancery Court or the Federal Courts, as applicable, determines that there is an indispensable party not subject to the jurisdiction of the Chancery Court or the Federal Courts, as applicable (and the indispensable party does not consent to the personal jurisdiction of the Chancery Court or Federal Courts, as applicable, within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Chancery Court or the Federal Courts, as applicable, or for which the Chancery Court or Federal Courts, as applicable, does not have subject matter jurisdiction. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. This Article IX is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

C. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

AMENDMENTS

A. Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, and this Article X.

B. If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity, or circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Second Amended and Restated Certificate.

Annex C

Form of

Amended and Restated Bylaws of

Sable Offshore Corp.

(a Delaware corporation)

C-i

C-ii

Amended and Restated Bylaws of

Sable Offshore Corp.

Article I - Corporate Offices

1.1	Registered Office.

The address of the registered office of Sable Offshore Corp. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2	Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business and affairs of the Corporation may require.

Article II - Meetings of Stockholders

2.1	Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office, whether within or outside of the State of Delaware.

2.2	Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting in accordance with Section 2.4. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3	Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

2.4	Notice of Business to be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act)

that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5	Notice of Nominations for Election to the Board.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (ii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(b)(ii) or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.4(c)(ii), the Nominating Person’s notice for purposes of this Section 2.4 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(f).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation upon written request of any stockholder of record thereof) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(g) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s corporate governance guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.

(h) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(i) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(j) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5.

2.6	Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7	Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.8 until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8	Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.9	Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10	Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.11	Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14n-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.13	List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

2.14	Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.15	Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III - Directors

3.1	Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2	Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders or residents of the State of Delaware. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4	Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or facsimile, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8	Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9	Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10	Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1	Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 3.5 (place of meetings; meetings by telephone);

(ii)	Section 3.6 (regular meetings);

(iii)	Section 3.7 (special meetings; notice);

(iv)	Section 3.9 (board action without a meeting); and

(v)	Section 7.13 (waiver of notice),

with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4	Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1	Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the

Board, a Vice Chairperson of the Board, a Chief Operating Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2	Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3.

5.3	Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6	Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8	Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2	Stock Certificates.

The shares of the Corporation shall be represented by certificates or shall be uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3	Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4	Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5	Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9	Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10	Transfer of Stock.

Shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11	Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12	Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII - Notice

8.1	Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)	if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee, or agent, or in any other capacity while serving as director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with any such Proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such indemnitee only if the Proceeding was authorized in the specific case by the Board.

9.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3	Prepayment of Expenses.

In addition to the obligation to indemnify conferred in Section 9.1, the Corporation shall to the fullest extent not prohibited by the DGCL or any other applicable law pay the expenses (including attorneys’ fees) incurred by any indemnitee, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4	Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the indemnitee may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5	Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6	Insurance.

The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8	Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9	Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary of the Corporation, or other officer of the Corporation appointed by (x) the Board pursuant to Article V or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of

Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of capital stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative Proceeding brought on behalf of the Corporation, (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any Proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of clause (b) of the immediately preceding sentence is filed in a court other than the federal district courts of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce clause (b) (a “Securities Act Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Securities Act Enforcement Action by service upon such stockholder’s counsel in the Foreign Securities Act Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XII - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

Sable Offshore Corp.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Sable Offshore Corp., a Delaware corporation (the “Corporation”), and that the attached Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of the date of this certificate.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this [ ⚫ ], 2022.

Name:
Title:

Annex D

SABLE OFFSHORE CORP.

2023 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority (i) to the extent not inconsistent with the Plan, prescribe, amend and rescind rules and regulations relating to the Plan including rules governing its own operations, (ii) make all determinations necessary or advisable in administering the Plan, (iii) correct any defect, supply any omission, reconcile any inconsistency in the Plan, and construe and interpret the Plan and Award Agreements, (iv) determine the Fair Market Value of Awards, (v) approve forms of Award Agreements for use under the Plan, (vi) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including, as applicable, vesting, forfeiture and Performance Criteria, (vii) determine whether an Option will be an Incentive Stock Option or a Nonqualified Option, (viii) accelerate the time or times at which an Award becomes vested, unrestricted or may be exercised, (ix) waive or amend any goals, restrictions or conditions set forth in an Award Agreement, unless otherwise provided in the Award Agreement, (x) amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post-termination exercise period of Awards, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent (provided, that an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonqualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code), (xi) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld based on any amount up to the minimum supplemental income tax rate in the applicable jurisdiction, (xii) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award, and (xiii) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries; provided, that, any such officer delegation shall exclude the power to grant Awards to non-employee Directors or Section 16 Persons. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 10,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the last date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, consultants or directors of such company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines immediately prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year of a non-employee Director’s initial service as a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion; provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and shall be payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, unless otherwise determined by the Administrator, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) or Stock Appreciation Right (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, and, in either case the exercise price of such Award is the less than the Fair Market Value of the Shares as of such date, then the term of the Option or Stock Appreciation Right shall be extended, except to the extent that such extension would violate Section 409A, until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, that in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates in any material respect the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries (and such violation is not cured within 30 days following receipt by the Participant of written notice from the Company of such violation), the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (a) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (b) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check acceptable to and payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value;

(d) to the extent permitted by the Administrator at its discretion, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt written notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulations Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made (without interest) no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS

7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to any Service Provider, including Awards entitling Service Providers to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made (without interest) no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it reasonably and in good faith deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will reasonably and in good faith determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it reasonably and in good faith deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator reasonably and in good faith determines that such action is appropriate to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a fair market value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property of equivalent value selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of

Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (c) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement or authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company or make provision satisfactory to the Administrator for payment of any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company reasonably and in good faith after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (a) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (b) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (c) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (d) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (b) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights that have an exercise price that is greater than the then-current Fair Market Value of the Shares in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined reasonably and in good faith by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems reasonably necessary or appropriate to satisfy any Applicable Laws. The Company’s inability after commercially reasonable good faith effort to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) if determined by the Administrator, the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 2, 2022, by and among Flame Acquisition Corp., a Delaware corporation, Sable Offshore Corp., a Texas corporation, and Sable Offshore Holdings LLC, a Delaware limited liability company (the “Initial Business Combination,” and the date that the Plan becomes effective, the “Effective Date”), subject to the approval of the Company’s stockholders, and will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the Plan and (b) the date the Company’s stockholders approved the Plan, provided that Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, and no Awards will be granted under the Plan (and any Awards previously granted shall be null and void ab initio).

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect the rights of a Participant with respect to any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect immediately before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Unfunded Plan. The Plan shall be unfunded. None of the Company, the Board nor any Committee shall be required to establish any fund or to segregate any assets to assure the performance of its obligations under the Plan.

10.6 Non-Uniform Treatment. The Administrator’s (or Committee’s, as applicable) determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator (or Committee, as applicable) shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

10.7 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.8 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply, and the Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date; provided, that, any such amendment or policies or procedures shall endeavor to maintain the intended economic impact of any outstanding Awards. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.9 Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall provide a copy of such filing notice to the Company.

10.10 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee, representative or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other party for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, employee, representative or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, employee, representative and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.11 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.12 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards for no consideration. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.13 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.14 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply or that the Award Agreement or other written document will govern.

10.15 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.16 Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.17 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.18 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.19 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Cause” means (a) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “Cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (b) if no Relevant Agreement exists, (i) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s disability); (ii) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (iii) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or any indictable offense or crime involving moral turpitude; (iv) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; (v) the Participant’s material breach of any agreement with the Company or a Subsidiary thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement); (vi) the Participant’s material breach of any material policy or code of conduct established by a member of the Company or any of its Subsidiaries and applicable to the Participant, including any policy or code of conduct provision relating to discrimination, harassment or retaliation; or (vii) the Administrator’s reasonable and good faith determination that the Participant committed an act of fraud, embezzlement, misappropriation, or misconduct, or breached a fiduciary duty against the Company or any of its Subsidiaries. The Administrator shall reasonably and in good faith determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

11.7 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved (other than in connection with the settlement of an actual or threatened hostile proxy contest) by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the

Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction in substantially the same proportions as immediately prior to the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, (i) in no event shall the Initial Business Combination or the transactions occurring in connection therewith constitute a Change in Control and (ii) if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulations Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised reasonably and in good faith, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance issued thereunder.

11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10 “Common Stock” means the Class A common stock, par value $0.0001, of the Company.

11.11 “Company” means Sable Offshore Corp., a Delaware corporation, or any successor.

11.12 “Consultant” means any person, including any adviser, engaged by the Company or any of its Subsidiaries to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14 “Director” means a Board member.

11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17 “Employee” means any employee of the Company or its Subsidiaries.

11.18 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.24 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.26 “Overall Share Limit” means the sum of (i) [●]1 Shares and (ii) an annual increase on the first day of each calendar year beginning January 1, 2024 and ending on and including January 1, 2033, equal to the lesser of (A) 5% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.

11.27 “Participant” means a Service Provider who has been granted an Award.

[1]

To be equal to 18.25% of the outstanding Shares on a fully diluted basis as of the closing of the Initial Business Combination calculated after giving effect to the Private Placement (as defined in the Merger Agreement).

11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, including the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29 “Plan” means this 2023 Incentive Award Plan, as amended from time to time.

11.30 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.31 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.32 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.33 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.34 “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

11.35 “Securities Act” means the Securities Act of 1933, as amended.

11.36 “Service Provider” means an Employee, Consultant or Director.

11.37 “Shares” means shares of Common Stock.

11.38 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.39 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.40 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.41 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

Annex E

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [●] day of [●], 2022, by and between Sable Offshore Holdings LLC, a Delaware limited liability company (“Sable”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, on the date hereof, Sable Offshore Corp., a Texas corporation and wholly owned subsidiary of Sable (“SOC”), has entered into a purchase and sale agreement (the “Purchase Agreement”) with Exxon Mobil Corporation, a New Jersey corporation (“Exxon”), and Mobil Pacific Pipeline Company, a Delaware corporation (“MPPC”, together with Exxon, the “Seller”), pursuant to which SOC shall acquire certain assets (including equity interests) from the Seller (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Subscriber desires to subscribe for and, upon the occurrence of and concurrently with the closing of the Acquisition, to purchase from Sable that number of Sable’s non-voting Class B shares (the “Class B Shares”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Sable substantially concurrently with the closing of the Acquisition;

WHEREAS, in connection with the Acquisition, Sable has entered, and expects to enter, into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and “accredited investors” (as such term is defined in Rule 501 under the Securities Act), on substantially the same terms as those set forth in this Subscription Agreement, pursuant to which such investors have subscribed for and agreed, or will subscribe for and agree, to purchase Class B Shares on the Closing Date (as defined herein);

WHEREAS, in connection with the Acquisition, the Issuer (as defined herein) may enter into separate subscription agreements (the “Issuer Subscription Agreements”) with certain other “qualified institutional buyers” and “accredited investors” on substantially the same terms as those set forth in this Subscription Agreement (but, for the avoidance of doubt, with revisions to reflect that the Issuer is entering into such subscription agreements and is issuing Issuer Class A Common Stock (as defined herein) directly), pursuant to which such investors will subscribe for and agree to purchase shares of Issuer Class A Common Stock on the Closing Date; and

WHEREAS, the aggregate number of Class B Shares to be sold by Sable pursuant to this Subscription Agreement and the Other Subscription Agreements and shares of Issuer Class A Common Stock to be sold by the Issuer pursuant to the Issuer Subscription Agreements will not exceed 40.0 million.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Sable hereby agrees to issue and sell to Subscriber, the Acquired Shares at the Closing in consideration for the payment of the Purchase Price to Sable or its designee (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Acquisition and shall occur substantially concurrently therewith. Not less than three (3) business days prior to the scheduled closing date of the Acquisition (the “Closing Date”), Sable shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date and (ii) the wire instructions for delivery of the Purchase Price. On the Closing Date, Sable shall deliver, or cause to be delivered, to Subscriber (A) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of Sable showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. No less than two (2) business days prior to the Closing Date, Subscriber shall deliver to Sable (1) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Sable in the Closing Notice, such funds to be held in escrow until the Subscription Closing, (2) if Sable notifies Subscriber in the Closing Notice that Sable does not intend to consummate the Business Combination (as defined herein), a duly executed counterpart of the limited liability company agreement of Sable enclosed herewith (the “Limited Liability Company Agreement”), and (3) such information as is reasonably requested in the Closing Notice in order for Sable to cause the Acquired Shares to be issued and delivered to Subscriber. In the event the closing of the Acquisition does not occur within one (1) business day of the Closing Date, unless otherwise agreed to in writing by Sable and the Investor, Sable shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided, that unless this Subscription Agreement has been terminated pursuant to Section 6 hereof, such return of the Purchase Price shall not terminate the Subscription Agreement or relieve the Subscriber of its obligation to purchase the Acquired Shares at the Subscription Closing following the Company’s delivery to Subscriber of a new Closing Notice. Prior to the Closing Date, Subscriber shall deliver to Sable a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(b) In addition to the conditions set forth in Section 2(a), the Subscription Closing shall be subject to the satisfaction (or waiver (to the extent legally permissible) in writing by the party having the benefit of the applicable condition) of the conditions that, on the Closing Date:

(i) Solely with respect to Sable, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), in each case without giving effect to the consummation of the Acquisition or the Business Combination;

(ii) Solely with respect to Subscriber, the representations and warranties made by Sable in this Subscription Agreement (other than the representations and warranties set forth in Section 3(b), Section 3(d) and Section 3(h)) shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), and the representations and warranties made by Sable set forth in Section 3(b), Section 3(d) and Section 3(h) shall be true and correct in all respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date) in each case without giving effect to the consummation of the Acquisition or Business Combination;

(iii) solely with respect to Subscriber, Sable shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(iv) solely with respect to Sable, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(v) there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(vi) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred; and

(vii) all conditions precedent to the closing of the Acquisition shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Acquisition, but subject to satisfaction of such conditions as of the closing of the Acquisition).

(c) At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.

3. Representations and Warranties of Sable. Sable represents and warrants to Subscriber that:

(a) Sable has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Acquired Shares shall have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and, except as required to the contrary by the Delaware Limited Liability Company Act, non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Sable’s certificate of formation and limited liability company agreement or under the laws of the State of Delaware.

(c) There are no securities or instruments issued by or to which Sable is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Class B Shares to be issued pursuant to the Other Subscription Agreements.

(d) This Subscription Agreement has been duly authorized, executed and delivered by Sable and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The execution, delivery and performance of this Subscription Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Sable pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sable is a party or by which Sable is bound or to which any of its property or assets is subject; (ii) the organizational documents of Sable; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Sable or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Sable to perform in any material respects its obligations hereunder (a “Sable Material Adverse Effect”).

(f) Sable is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Sable, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Sable is a party or by which Sable’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, Sable is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Sable of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “Commission”) under Regulation D under the Securities Act, and (iii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.

(h) Sable has two classes of membership interests: voting Class A shares (“Class A Shares”) and non-voting Class B Shares. As of the date hereof: (i) 3.0 million Class A Shares and no Class B Shares were issued and outstanding; and (ii) no membership interests were subject to issuance upon exercise of outstanding options or warrants.

(i) Sable has not received any written communication from a governmental entity that alleges that Sable is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Sable Material Adverse Effect.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Sable to Subscriber.

(k) Neither Sable nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(l) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect, there is no proceeding pending, or, to Sable’s knowledge, threatened against Sable or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sable.

(m) Except for placement fees payable to each Financial Advisor (as defined herein), Sable has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Sable.

(n) Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of Sable, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings or otherwise.

(o) As of the Subscription Closing, Sable has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to Subscriber as a result of Sable’s issuance of the Acquired Shares and Subscriber’s ownership of the Acquired Shares. Sable has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Sable’s equity or a change in control of Sable or any of its subsidiaries.

(p) Neither Sable nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Sable or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Sable and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Subscription Closing, will not be Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, which is a State, territory or possession of the United States or the District of Columbia (or in the case of an individual, is a citizen of the United States), with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to perform in any material respects its obligations hereunder.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Sable or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions set forth in the Limited Liability Company Agreement of Sable and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that there is no public market for the Class B Shares, that Sable does not currently intend to apply for listing of the Class B Shares on any securities exchange and that Sable is not obligated to establish a trading market for the Class B Shares. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Sable. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Sable or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g) Subscriber understands and acknowledges that Sable may enter into an agreement (the “SPAC Agreement”) with Flame Acquisition Corp., a Delaware corporation (the “Issuer”), pursuant to which, substantially concurrently with the closing of the Acquisition, Sable will merge with the Issuer, such that the Issuer will be the surviving entity of Sable (the “Business Combination”), and that in such event, upon the closing of the Business Combination, the Acquired Shares purchased by Subscriber hereto shall be an equivalent number of shares the Issuer’s Class A common stock, par value $0.0001 per share (“Issuer Class A Common Stock”); provided, however, that Subscriber acknowledges and agrees that (i) Sable is under no obligation to enter into the SPAC Agreement or to consummate the Business Combination and (ii) Subscriber’s obligations hereunder are in no way contingent upon Sable entering into the SPAC Agreement or consummating the Business Combination. If Sable enters into the SPAC Agreement and consummates the Business Combination, then Subscriber covenants and agrees that it will consent to and raise no objections to entry into the SPAC Agreement and consummation of the Business Combination.

(h) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to Sable and the Acquisition and, if applicable, the Business Combination. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any Financial Advisor or any affiliate of a Financial Advisor with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Financial Advisors or any of their respective affiliates or any control persons, officers, directors, partners, agents or representatives of any of the foregoing, or any other person or entity, expressly or by implication.

(j) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and Sable or by means of contact from Jefferies LLC, Cowen and Company, LLC, or Intrepid Partners, LLC, acting as financial advisors for Sable (the “Financial Advisors”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and Sable or by contact between Subscriber and a Financial Advisor. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l) Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber, and Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Sable. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Sable, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares.

(p) Subscriber has, and at the Subscription Closing will have, sufficient funds to pay the Purchase Price.

(q) Subscriber acknowledges and agrees that neither the Financial Advisors, nor any of their respective affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Financial Advisors nor any of their respective affiliates has made or makes any representation as to Sable, the Issuer, SOC or the quality or value of the Acquired Shares. Further, the Financial Advisors and any of their respective affiliates may have acquired non-public information with respect to Sable, the Issuer or SOC, which Subscriber agrees need not be provided to it. On behalf of itself and its affiliates, Subscriber (i) acknowledges that the Financial Advisors shall not have any liability or any obligation to Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Acquired Shares and (ii) releases each Financial Advisor in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(r) Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Subscription from the Financial Advisors and thus will not be deemed to form a relationship with the Financial Advisors in connection with the Subscription that would require the Financial Advisors to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Subscription.

(s) Subscriber acknowledges and agrees that the Financial Advisors, and their respective affiliates, are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a financial advisor, tax advisor or fiduciary for Subscriber, the Issuer or any other person or entity in connection with the Subscription; provided however, that the Financial Advisors are acting as financial advisors for Sable in connection with the Transaction.

(t) Subscriber acknowledges that no disclosure or offering document has been prepared by the Financial Advisors or any of their respective affiliates in connection with the offer and sale of the Acquired Shares.

(u) Subscriber acknowledges that it has not relied on the Financial Advisors in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein, and the Subscriber has not relied on any investigation that the Financial Advisors, any of their affiliates or any person acting on their behalf have conducted with respect to the Acquired Shares, Sable, SOC or the Issuer. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Financial Advisors or any of their affiliates.

(v) Subscriber represents and warrants that its acquisition of the Acquired Shares will not, when aggregated with any stock of Sable or of the Issuer acquired by Subscriber (or deemed to have been acquired pursuant to the attribution rules of Section 318(a) of the Code) during the 12-month period immediately preceding the Closing Date, represent 20% or more of the total voting power of the stock of the Issuer as of the Closing Date after giving effect to the consummation of the Business Combination.

5. Registration Rights.

(a) Sable agrees that, if the Business Combination is consummated, it will cause the Issuer to use commercially reasonable efforts to, within thirty (30) calendar days after the closing date of the Business Combination (the “Filing Date”), file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the shares of Issuer Class A Common Stock constituting the Acquired Shares as a result of the consummation of the Business Combination (the “Issuer Class A Shares”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the closing date of the Business Combination and (ii) the tenth business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Issuer Class A Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Issuer Class A Shares as shall be reasonably requested by the Issuer to effect the registration of the Issuer Class A Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any new lock-up or similar agreement with the Issuer on the ability to transfer the Issuer Class A Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Issuer Class A Shares, (ii) the date all Issuer Class A Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effective Date of the Registration Statement. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise Subscriber within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Issuer Class A Shares included therein for sale in any jurisdiction; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Issuer Class A Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Issuer Class A Shares to be listed on each securities exchange or market, if any, on which the Issuer Class A Common Stock issued by the Issuer has been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Issuer Class A Shares contemplated hereby and to enable Subscriber to sell the Issuer Class A Shares under Rule 144.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) during any customary blackout or similar period, (ii) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (iii) at any time the Issuer is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective and (iv) if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Issuer Class A Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Issuer Class A Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Issuer Class A Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) Sable agrees to cause the Issuer to indemnify, to the extent permitted by law, Subscriber, its directors and officers and agents and each person who controls Subscriber (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by Subscriber expressly for use therein.

(ii) In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Issuer, its directors and officers and agents and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the liability of Subscriber shall be several and not joint with any other holders of Issuer Class A Common Stock and shall be in proportion to and limited to the net proceeds received by Subscriber from the sale of Issuer Class A Shares pursuant to such Registration Statement.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e) from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary in this Subscription Agreement, this Section 5 shall be of no force and effect unless and until the closing of the Business Combination is consummated.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) if the Subscription Closing is not consummated on or before July 31, 2023; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Sable shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s final prospectus relating to its initial public offering dated February 24, 2021 (the “IPO Prospectus”) available at www.sec.gov, the Issuer’s sole assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and certain parties (including the underwriters of the Issuer’s initial public offering). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Sable entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they had, have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Acquired Shares or any Issuer Class A Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to any Issuer Class A Shares pursuant to the Issuer’s certificate of incorporation in connection with the Business Combination or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Acquired Shares or any Issuer Class A Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Covenants.

(a) Sable’s Covenants.

(i) Except as contemplated herein, Sable, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(ii) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of Sable to the public without registration, Sable agrees, until the Acquired Shares are registered for resale under the Securities Act, to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of Sable under the Securities Act and the Exchange Act if Sable becomes, and for so long as Sable remains, subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(3) furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) an electronic statement by Sable, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) an electronic copy of the most recent annual or quarterly report of Sable and such other reports and documents so filed by Sable and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(iii) The legend described in Section 4(e) relating to securities law transfer restrictions shall be removed and Sable shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Sable with an opinion of counsel, in a form reasonably acceptable to Sable, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares can be sold, assigned or transferred pursuant to Rule 144. Sable shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(b) Subscriber’s Covenants. Subscriber hereby agrees that, until the first anniversary of the Closing Date, Subscriber shall not acquire (or be deemed to acquire pursuant to the attribution rules of Section 318(a) of the Code) stock of the Issuer that, when aggregated with stock of the Issuer already owned by Subscriber (or be deemed to own pursuant to the attribution rules of Section 318(a) of the Code), represents 20% or more of the voting power of the stock of the Issuer.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify Sable (which agrees to then promptly notify Issuer and the Financial Advisors) if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber and Sable further acknowledge and agree that each of the Financial Advisors is a third-party beneficiary with the right to enforce Section 3, Section 4 and Section 9 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of Sable or the Issuer, and that each of the Financial Advisors will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable contained in this Subscription Agreement. Subscriber and Sable further acknowledge and agree that the Issuer is a third-party beneficiary with the right to enforce Section 7 and Section 9 of this Subscription Agreement on its behalf.

(b) Sable, Subscriber and the Financial Advisors (with respect to Section 3, Section 4 and Section 9 hereof) are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Financial Advisors are entitled to rely upon the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable in this Subscription Agreement.

(c) Subscriber may not assign this Subscription Agreement and any of Subscriber’s rights and obligations hereunder without the prior consent of Sable. Subject to the foregoing, Subscriber’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to Sable or the

Issuer (as applicable) hereunder or any of Sable’s or the Issuer’s respective obligations may be transferred or assigned (except in connection with the Business Combination).

(d) All the agreements, covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) Sable may request from Subscriber such additional information as Sable may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, that upon receipt of such additional information, Sable shall be allowed to convey such information to each Financial Advisor and such Financial Advisor shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. For the avoidance of doubt, upon the consummation of the Business Combination, if ever, the Issuer shall assume this Subscription Agreement and shall succeed to all of Sable’s rights and obligations hereunder except as otherwise expressly set forth herein.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto; and

if to Sable, to:

Sable Offshore Holdings LLC

700 Milam Street, Suite 3300

Houston, Texas 77002

Attn: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, FINANCIAL ADVISOR, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of Sable and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

SABLE OFFSHORE HOLDINGS LLC

By:
Name:
Title:

Date:    [●], 2022

Signature Page to Subscription Agreement

Annex F

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2023, is made and entered into by and between Sable Offshore Corp. (f/k/a Flame Acquisition Corp.), a Delaware corporation (the “Company”) and the undersigned party listed under Holder on the signature page hereto (the “Holder”).

RECITALS

WHEREAS, on October 26, 2022, the Holder was issued 3,000,000 shares representing membership interests in Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), designated as voting Class A shares (the “Holdco Equity”);

WHEREAS, Holdco entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2022, with the Company and Sable Offshore Corp., a Texas corporation (“Sable”), pursuant to which (i) Holdco merged with and into the Company, with the Company surviving such merger (the “Holdco Merger,” and the effective time of such merger, the “Holdco Effective Time”) and (ii) immediately following the Holdco Effective Time, Sable merged with and into the Company, with the Company surviving such merger (the “Sable Merger,” and together with the Holdco Merger, the “Mergers”);

WHEREAS, pursuant to the terms of the Merger Agreement, at the Holdco Effective Time, each share of Holdco Equity issued and outstanding immediately prior to the Holdco Effective Time, other than any share of Holdco Equity held by Holdco in treasury or owned by the Company, automatically converted into the right to receive 3,000,000 shares of Common Stock (the “Company Shares”); and

WHEREAS, pursuant to the terms of the Merger Agreement, Company and the Holder desire to enter into this Agreement, pursuant to which (a) the Company shall grant the Holder certain registration rights with respect to the Company Shares and (b) Holder will agree to certain restrictions on transfer of the Company Shares, in each case, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean shares of Class A common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning given in the Preamble.

“Company Shares” shall have the meaning given in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1(a).

“Form S-3 Shelf” shall have the meaning given in Section 2.1(a).

“Holdco” shall have the meaning given in the Recitals.

“Holdco Effective Time” shall have the meaning given in the Recitals.

“Holdco Equity” shall have the meaning given in the Recitals.

“Holdco Merger” shall have the meaning given in the Recitals.

“Holder” shall have the meaning given in the Preamble.

“IPO Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of February 24, 2021, by and among the Company, Flame Acquisition Sponsor, LLC, FL-Co-Investment, LLC, Intrepid Financial Partners, L.L.C., and the other parties named therein, as may be amended, modified, supplemented or restated from time to time.

“Lock-up” shall have the meaning given in Section 5.1.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date.

“Lock-up Shares” shall mean the Company Shares and any other equity security of the Company issued or issuable with respect to any Company Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

“Maximum Number of Securities” shall have the meaning given in Section 2.1(e).

“Merger Agreement” shall have the meaning given in the Recitals.

“Mergers” shall have the meaning given in the Recitals.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

F-2

“Permitted Transferees” shall mean, with respect to the Holder, any person or entity to whom the Holder is permitted to Transfer Registrable Securities, including prior to the expiration of the Lock-up Period, under this Agreement and any other applicable agreement between the Holder and the Company, and to any other Permitted Transferee thereafter.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Piggyback Registration” shall have the meaning given in Section 2.2(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Company Shares issued and outstanding and held by the Holder immediately following the consummation of the Mergers and (b) any other equity security of the Company issued or issuable with respect to any such Company Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which Common Stock is then listed;

(b)    fees and expenses of compliance with securities or blue sky laws (including reasonable and customary fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)    printing, messenger, telephone and delivery;

(d)    reasonable fees and disbursements of counsel for the Company;

(e)    reasonable fees and disbursements of the independent registered public accounting firm of the Company incurred specifically in connection with such Registration; and

(f)    in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the Holder.

F-3

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Sable” shall have the meaning given in the Recitals.

“Sable Merger” shall have the meaning given in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in Section 2.1(a).

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest or an economic entitlement) in, or the ownership, control or possession of, any interest owned by a Person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1    Shelf Registration.

(a)    Filing. The Company shall use commercially reasonable efforts to submit or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) within thirty (30) calendar days after the date hereof, covering the public resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Form S-1 Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 90th calendar day after the filing date thereof (or the 120th calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement) and (b) the tenth business day after the date Company is notified (orally or in writing whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 (a “Form S-3 Shelf,” and together with the Form S-1 and any subsequent Registration Statement, the “Shelf”) as promptly as practicable after the Company is eligible to use a Form S-3 Shelf. The Company shall use commercially reasonable efforts to cause a Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf is continuously effective, available for use to permit the Holder to sell his Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. The Company’s obligation under this Section 2.1(a), shall, for the avoidance of doubt, be subject to Section 3.4.

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(b)    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer at the time of filing (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holder to sell his Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form at the time of filing. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. Company’s obligation under this Section 2.1(b), shall, for the avoidance of doubt, be subject to Section 3.4.

(c)    Additional Registrable Securities. Subject to Section 3.4, in the event that the Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing, and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for the Holder.

(d)    Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time after the expiration of any Lock-up Period to which the Holder’s shares are subject, if any, and when an effective Shelf is on file with the Commission, the Holder may request to sell all or any portion of his Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall be obligated to effect an Underwritten Shelf Takedown only if such offering shall include Registrable Securities proposed to be sold by the Holder, either individually or together with Permitted Transferees, with a total offering price reasonably expected to exceed, in the aggregate, $25 million. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the managing Underwriter or Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holder may demand not more than one (1) Underwritten Shelf Takedown, pursuant to this Section 2.1(d), in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

(e)    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, advises the Company and the Holder in writing that the dollar amount or number of Registrable Securities that the Holder and any Permitted Transferees desire to sell, taken together with all other Common

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Stock or other equity securities, if any, that the Company desires to sell and all other Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, (A) first, the Registrable Securities of the Holder and any Permitted Transferees that can be sold without exceeding the Maximum Number of Securities, (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), Common Stock, if any, as to which “Holders” (as defined in the IPO Registration Rights Agreement) have exercised their piggyback registration rights pursuant to the IPO Registration Rights Agreement, pro rata based on the number of “Registrable Securities” (as defined in the IPO Registration Rights Agreement) that each such “Holder” has requested to be included in such registration and the aggregate number of “Registrable Securities” that such “Holders” have requested to be included in such registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), and (C), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(f)    Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, the Holder shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the Holder for purposes of Section 2.1(d). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1(f).

2.2    Piggyback Registration.

(a)    Piggyback Rights. If, at any time after the end of the Lock-up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the Holder as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to the Holder the opportunity to register the sale of such number of Registrable Securities as such Holder may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holder pursuant to this Section 2.2(a) to be included in a Piggyback

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Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holder proposing to distribute his Registrable Securities through an Underwritten Offering under this Section 2.2(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b)    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holder in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holder hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company (including, for the avoidance of doubt, and without limitation, the IPO Registration Rights Agreement), exceeds the Maximum Number of Securities, then:

(1) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), Common Stock, if any, as to which Registration has been requested pursuant to the IPO Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities ; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of the Holder exercising his rights to register his Registrable Securities pursuant to Section 2.2(a) hereof which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(2) If the Registration is pursuant to a request by persons or entities other than the Holder, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holder, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), Common Stock, if any, as to which “Holders” (as defined in the IPO Registration Rights Agreement) have exercised their piggyback registration rights pursuant to IPO Registration Rights Agreement, pro rata based on the number of “Registrable Securities” (as defined in the IPO Registration Rights Agreement) that each such “Holder” has requested to be included in such registration and the aggregate number of “Registrable Securities” that such “Holders” have requested to be included in such registration, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of the Holder exercising his rights to register his Registrable Securities pursuant to Section 2.2(a) which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

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(c)    Piggyback Registration Withdrawal. The Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2(c).

(d)    Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1(f), any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as an Underwritten Shelf Takedown under Section 2.1(d) hereof.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities hereunder, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

(a)    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b)    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

(c)    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holder and the Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holder or the legal counsel for the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

(d)    prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holder included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities

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as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holder included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f)    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i)    notify the Holder at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

(j)    permit a representative of the Holder, the Underwriters, if any, and any attorney or accountant retained by the Holder or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k)    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory the participating Holder;

(l)    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holder, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holder, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Holder;

(m)    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such Underwritten Offering;

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(n)    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(o)    if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(p)    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holder that the Holder shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holder.

3.3    Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon his receipt of the notice referred to above, his use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holder of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5    Reporting Obligations. As long as the Holder or Permitted Transferees shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to

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promptly furnish the Holder with true and complete copies of all such filings. The Company further covenants that it shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of Common Stock held by the Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

(a)    The Company agrees to indemnify, to the extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b)    In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder expressly for use therein. The Holder shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company. For the avoidance of doubt, the total indemnification liability of the Holder under this Section 4.1(b) shall be in proportion to and limited to the net proceeds received by the Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent

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to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(e)    If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of the Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by the Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1(a), 4.1(b) and 4.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

5.1    Lock-Up. Subject to Section 5.2, the Holder agrees that it shall not Transfer any Lock-up Shares prior to the end of the Lock-up Period (the “Lock-up”).

5.2    Permitted Transferees. Notwithstanding the provisions set forth in Section 5.1, the Holder may Transfer the Lock-up Shares during the Lock-up Period (a) by gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family or an affiliate of such person or entity, or to a charitable organization, (b) by virtue of laws of descent and distribution upon death of the Holder, (c) pursuant to a qualified domestic relations order or (d) in connection with a liquidation, merger, stock exchange, reorganization, or tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange his, her or its Common Stock for cash, securities or other property subsequent to the consummation of the Mergers; provided, that each Permitted Transferee must enter into a written agreement agreeing to be bound by the terms hereof as if such Permitted Transferee was the Holder. The parties acknowledge and agree that any Permitted Transferee of the Holder shall be subject to the Transfer restrictions set forth in this ARTICLE V with respect to the Lock-Up Shares upon and after acquiring such Lock-Up Shares.

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ARTICLE VI

MISCELLANEOUS

6.1    Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 700 Milam Street Suite 3300, Houston, TX, 77002, Attention: Gregory D. Patrinely, and, if to the Holder, at the Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2    Assignment; No Third Party Beneficiaries.

(a)    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b)    Prior to the expiration of the Lock-up Period, the Holder may not assign or delegate his rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Registrable Securities by the Holder to a Permitted Transferee.

(c)    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holder, which shall include Permitted Transferees.

(d)    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

(e)    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer, assignment or delegation made other than as provided in this Section 6.2 shall be null and void.

6.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4    Governing Law; Venue. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

F-13

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.5    Amendments and Modifications. Upon the written consent of the Company and the Holder, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between the Holder or the Company and any other party hereto or any failure or delay on the part of the Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of the Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6    Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the first date following the end of the Lock-Up Period as of which (x) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (y) the Holder is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5, Article IV and Article VI shall survive any termination.

[Signature Page Follows]

F-14

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

SABLE OFFSHORE CORP.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDER:

James C. Flores

[Signature Page to Registration Rights Agreement]

Annex G

PURCHASE AND SALE AGREEMENT

BETWEEN

EXXON MOBIL CORPORATION

MOBIL PACIFIC PIPELINE COMPANY

AND

SABLE OFFSHORE CORP.

EFFECTIVE TIME: JANUARY 1, 2022

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G-iii

G-iv

APPENDIX
Appendix A	Defined Terms

EXHIBITS
Exhibit A-1	Description of the Onshore and Offshore (Interests / Parcels / Leases / Units / Facilities)
Exhibit A-2	Description of Working Interest and Net Revenue Interest
Exhibit A-3	Description of POPCO Shares
Exhibit A-4	Description of PPC Shares
Exhibit A-5	Description of 901/903 Pipeline
Exhibit B	Rights-of-Way, Permits and Other Rights
Exhibit C	Allocated Values
Exhibit D	Form of Assignment and Bill of Sale
Exhibit E	Purchaser’s Officer’s Certificate
Exhibit F	Seller’s Officer’s Certificate
Exhibit G	Form of Non-Foreign Affidavit
Exhibit H	Form of Financial Security
Exhibit I	Form of Deed
Exhibit J	Senior Secured Term Loan Agreement
Exhibit K	Deed of Trust - Assets
Exhibit K-1	Deed of Trust – 901/903 Assets
Exhibit L	Employees
Exhibit M	Facility Licensing Agreement
Exhibit N	Transition Services Agreement
Exhibit O	Power of Attorney
Exhibit P	Reserved
Exhibit Q	IT System Transition Plan
Exhibit R	Form of Assignment and Bill of Sale (Reassignment)
Exhibit S	Form of Deed (Reassignment)
Exhibit T	Form of Letter of Credit

SCHEDULES
Schedule 1.1	Seller Knowledge Persons
Schedule 1.2	Purchaser Knowledge Persons
Schedule 2.2(m)	Motorized Vehicles
Schedule 2.3(k)	Scheduled Bonds
Schedule 2.3(q)	Excluded Permits
Schedule 2.3(u)	Excluded Matters
Schedule 3.2(d)	Imbalances
Schedule 3.2(f)	Inventory
Schedule 3.2(i)	901/903 Pipeline Approvals
Schedule 3.5	Intercompany Balances
Schedule 5.4	Asset Taxes
Schedule 5.8	Litigation
Schedule 5.10	Required Consents
Schedule 5.12(a)	Material Contracts
Schedule 5.12(b)	Material Defaults
Schedule 5.13	Imbalances
Schedule 5.14	Suspense Funds
Schedule 5.15	Current Commitments
Schedule 5.17	Environmental Matters
Schedule 5.19	Leases
Schedule 5.20	Credit Support

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Schedule 7.1(b)	Operations / AFEs
Schedule 11.3(b)	Retained Litigation
Schedule 11.18	Financial Institutions
Schedule 12.3(a)	Seismic Data

G-vi

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made as of November 1, 2022 (the “Execution Date”), by and between Exxon Mobil Corporation (“EMC”), a New Jersey corporation with an address of 22777 Springwoods Village Parkway, Spring, Texas 77389 and Mobil Pacific Pipeline Company, a Delaware corporation, with an address of 22777 Springwoods Village Parkway, Spring, Texas 77389 (“MPPC”) (each a “Seller”), and Sable Offshore Corp., a Texas corporation, with an address of 700 Milam Street, Suite 3300, Houston, Texas 77002 (“Purchaser”). Seller and Purchaser are sometimes referred to in this Agreement collectively as the “Parties” and individually as a “Party.” EMC and MPPC may from time to time hereinafter be referred to collectively as “ExxonMobil”, “Seller” or “Sellers” solely for convenience and simplicity; such reference is not intended to in any way affect the corporate separateness of these separate legal entities.

WITNESSETH

WHEREAS, EMC owns (i) certain of the Assets, as described herein, and (ii) one hundred percent (100%) of the POPCO Shares (as defined hereafter);

WHEREAS, MPPC owns one hundred percent (100%) of the PPC Shares (as defined hereafter); and

WHEREAS, each Seller desires to sell to Purchaser all of such Seller’s interest in the Assets and Purchaser is willing to purchase the Assets from Seller, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises of the Parties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. Capitalized terms used in this Agreement shall have the meanings given such terms as set forth in Appendix A attached to this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Agreement to Purchase and Sell. At the Closing, and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Assets from Sellers, and Sellers agree to sell, transfer and assign the Assets to Purchaser, effective as of the Effective Time.

Section 2.2 The Assets. The term “Assets” shall mean all of such Seller’s right, title and interest in and to the following, less and except for the Excluded Assets:

As to EMC:

(a) the oil and gas leases described in Exhibit A-1, and all rights incident thereto and derived therefrom, including overriding royalty interests, net profits interests, and other revenue interests therein, to the extent and only to the extent relating to such lands described in Exhibit A-1 (the “Leases”);

(b) the real property described in Exhibit A-1 (the “LFC Property”);

(c) all wellbores attributable to the Leases and the LFC Property, both abandoned and unabandoned, including oil wells, gas wells, injection wells, disposal wells, and water wells, including, without limitation, wells drilled from the Leases, or Units conveyed pursuant to this Agreement that cross or bottomhole on leases not conveyed under this Agreement (including, but not limited to, the wells listed on Exhibit A-1, the “Wells”);

(d) all rights and interests in, under or derived from all unitization or pooling agreements in effect with respect to any of the Leases or the Wells and the units created thereby (the “Units”);

(e) all Rights-of-Way that are used or held for use in connection with the ownership or operation of any of the Leases, the LFC Property, the Wells, the Units or other Assets, including the Rights-of-Way set forth in Exhibit B;

(f) all platforms, facilities, equipment, machinery, structures and other improvements, storage tanks, fixtures and other real, personal and mixed property, operational and nonoperational, known or unknown, located on any of the Leases, the LFC Property, the Wells, the Units or other Assets, including the inventory set forth on Schedule 3.2(f) and, platforms, pipelines, gathering systems, well equipment, casing, rods, tanks, boilers, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, pipelines, processing and separation facilities, structures, spars, materials and other items, including any of the forgoing described on Exhibit A-1 (collectively the “Facilities”);

(g) all Permits that are used in connection with the ownership or operation of the Assets (except for such Permits as set forth on Schedule 2.3(q), which pursuant to their terms may not be assigned (the “Excluded Permits”));

(h) to the extent they may be assigned without the payment of any fee or obligation on the assignor, the Existing Contracts;

(i) all Hydrocarbons attributable to the Leases, the LFC Property, the Wells and/or the Units to the extent such Hydrocarbons were produced from and after the Effective Time (subject to the Purchase Price adjustments set forth herein and all Imbalances relating to the Assets as of the Effective Time);

(j) information technology as detailed in Exhibit Q;

(k) the Records;

(l) all geophysical and other seismic data relating to the Assets as detailed on Schedule 12.3(a);

(m) those motorized vehicles listed on Schedule 2.2(m); and

(n) the POPCO Shares; and

As to MPPC, the PPC Shares.

Section 2.3 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following are specifically excluded from the Assets and are reserved by each Seller (collectively, “Excluded Assets”):

(a) all of Seller’s corporate minute books, financial records and other business records that relate to Seller’s business generally (including the ownership and operation of the Assets);

(b) all accounts, trade credits, accounts receivable, and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time;

(c) all claims and causes of action, manufacturer’s and contractor’s warranties and other rights of Seller arising under or with respect to any Existing Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds), except to the extent any of the foregoing relates to any of the Assumed Obligations;

(d) all rights and interests of Seller (i) under any policy or agreement of insurance or (ii) to any insurance or condemnation proceeds or awards arising, in each case, to the extent not related to the Assumed Obligations;

(e) all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time;

(f) any claim, right or interest of Seller in or to any refunds or loss carry forwards, together with any interest due thereon or penalty rebate arising therefrom, with respect to (i) any and all Taxes based on net income imposed on Seller or any of its Affiliates, (ii) any Property Taxes allocable to Seller pursuant to Section 13.1 or (iii) any Property Taxes attributable to the Excluded Assets;

(g) all documents and instruments of Seller that may be protected by an attorney-client or other privilege;

(h) all data that cannot be disclosed to Purchaser as a result of confidentiality arrangements under agreements with third parties (provided that Seller has used its commercially reasonable efforts to cause such confidentiality restrictions to be waived);

(i) all audit rights arising under any of the Existing Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except with respect to any Imbalances;

(j) all geophysical and other seismic and related technical data and information relating to the Assets that cannot be transferred due to restrictions with third parties without payment of a fee or other penalty (unless Purchaser agrees to, and does, pay such fees and penalties), and geophysical or geological interpretations that Seller reasonably deems to be proprietary;

(k) any and all escrow accounts or bonds filed with or delivered or payable to any governmental authority or other third party by or on behalf of Seller or any of its Affiliates and any letters of credit, certificates of deposit, guarantees or similar security instruments on behalf of Seller or any of its Affiliates set forth on Schedule 2.3(k) (the “Scheduled Bonds”);

(l) any master service agreements, blanket agreements or similar contracts and any ExxonMobil inter-Affiliate service agreements;

(m) overhead paid or payable by third parties to Seller or its Affiliates in connection with the operation of the Assets and related properties prior to the Effective Time;

(n) any ExxonMobil intellectual property or proprietary technology, except for such rights granted to Purchaser as set forth in the Facility Licensing Agreement;

(o) any information technology or information technology applications, except as expressly set forth on Exhibit Q;

(p) any Intercompany Balances which are not settled, paid or forgiven by Seller in accordance with Section 3.5;

(q) the Excluded Permits;

(r) employee records (other than records related to Employees who commence employment with Purchaser that are required to be transferred pursuant to applicable Law, if any);

(s) all Seller Benefit Plans and the assets thereof;

(t) all motorized vehicles, other than those listed on Schedule 2.2(m); and

(u) any claim, right or interest of Seller or its Affiliates in or to the matters listed on Schedule 2.3(u).

Section 2.4 Effective Time; Property Expenses and Revenues. Subject to the terms hereof, ownership and possession of the Assets shall be transferred from each Seller to Purchaser at the Closing but shall be effective as of the Effective Time. Except to the extent accounted for in the Adjustments to the Purchase Price made under Section 3.2 or Section 3.3 and without duplication of any such amounts: (a) Seller shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible for all Property Expenses (in each case) attributable to the Assets for the period of time prior to the Effective Time; and (b) from and after the occurrence of Closing, Purchaser shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall be responsible for all Property Expenses (in each case) attributable to the Assets for the period of time from and after the Effective Time. Should Purchaser receive after Closing any income, proceeds revenue or other amounts to which Seller is entitled under subpart (a) of this Section 2.4, Purchaser shall fully disclose, account for and promptly remit the same to Seller. If, after Closing, Seller receives any income, proceeds revenue or other amounts with respect to the Assets to which Seller is not entitled to pursuant to subpart (b) of this Section 2.4, Seller shall fully disclose, account for, and promptly remit the same to Purchaser.

ARTICLE III

PURCHASE PRICE

Section 3.1 Purchase Price. The purchase price for the Assets shall be Six Hundred and Twenty Five Million Dollars ($625,000,000) (the “Purchase Price”). The Purchase Price (i) shall be paid as provided in Section 3.4, (ii) shall bear Interest compounded annually up to (and including) the Actual Payment Date as provided in Section 3.4 of this Agreement and as further provided in the Senior Secured Term Loan Agreement and (iii) shall be guaranteed and secured by the Collateral Documents. The Purchase Price shall be allocated among the Assets as set forth in Exhibit C (the “Allocated Values”).

Section 3.2 Upward Settlement Adjustments. The Purchase Price shall be adjusted upward as follows (without duplication):

(a) the amount of all Property Expenses paid or payable by Seller that are attributable to the Assets and which were incurred on and after the Effective Time and all prepaid Property Expenses allocable to periods from and after the Effective Time which were paid by Seller;

(b) an amount equal to the value of (i) all Hydrocarbons attributable to the Assets in pipelines, in tanks or otherwise in storage (including inventory) above the pipeline sales connection as of the Effective Time, plus (ii) line fill, in each case, such value to be based upon the contract price in effect as of the Effective Time (or if no such contract is in effect, the market value in the area as of the Effective Time), less applicable Taxes and gravity adjustments;

(c) the amount of any Property Taxes prorated to Purchaser under Section 13.1, but paid or payable by Seller;

(d) an amount equal to the aggregate volume owed to Seller for each of the Imbalances set forth on Schedule 3.2(d), multiplied by the applicable dollar amount set forth on Schedule 3.2(d) for such Imbalances;

(e) Overhead Costs attributable to the period from the Effective Time to the Closing (pro-rated on a daily basis for any partial months);

(f) an amount equal to the value of the materials and supply inventory set forth in Schedule 3.2(f), which is unsold as of the Closing;

(g) an amount equal to the value of all Title Benefits in accordance with Section 4.7;

(h) an amount equal to costs paid by Seller after the Effective Time and attributable to the plugging and abandonment of any well(s) or decommissioning of any facilities in accordance with Section 11.1(b);

(i) an additional Seventy Five Million Dollars ($75,000,000) if, on or prior to the Closing Date, (i) all governmental approvals necessary to begin installation of each valve as described on Schedule 3.2(i) on the 901/903 Pipeline have been obtained by Seller, (ii) satisfactory evidence of all such governmental approvals has been provided to Purchaser, and (iii) each such governmental approval is not subject, in material part, to further appeal or reconsideration, or has been materially affirmed on appeal or reconsideration, or the time period for further appeal or reconsideration, as to the material part of the decision, has expired; and

(j) any other upward adjustment agreed upon by Seller and Purchaser in a separate written agreement.

Section 3.3 Downward Settlement Adjustments. The Purchase Price shall be adjusted downward as follows (without duplication):

(a) the amount of all proceeds and revenues received by Seller, if any, from and after the Effective Time up to the Closing that are attributable to the Assets from and after the Effective Time (net of any royalties, overriding royalties, marketing and transportation or other post-production, severance, sales, income or other similar Taxes not reimbursed to Sellers by the purchaser of production, and excluding proceeds from the sale of materials and supply inventory);

(b) an amount equal to the Allocated Value of each of the Assets that have been excluded from the transactions contemplated by this Agreement pursuant to Section 4.8, Section 4.9(b) or Section 4.11(a);

(c) subject to Section 4.6, if Seller makes the election under Section 4.4(b) with respect to any Title Defect, the Title Defect Amount with respect to such Title Defect;

(d) subject to Section 4.12, the Remediation Amount with respect to any such Environmental Defects determined in accordance with Section 4.11(b);

(e) the amount of all Property Taxes prorated to Seller in accordance with Section 13.1, but paid or payable by Purchaser;

(f) an amount equal to the aggregate volumes owed by Seller for each of the Imbalances set forth on Schedule 3.2(d), multiplied by the applicable dollar amount set forth on Schedule 3.2(d) for such Imbalances;

(g) an amount determined in accordance with Section 4.13 with respect to the sum of all Casualty Loss Amounts; and

(h) any other downward adjustment provided for in this Agreement or otherwise agreed upon by Seller and Purchaser in a separate written agreement.

Section 3.4 Payment of the Purchase Price. The Purchase Price, the adjustments described in Section 3.2 and Section 3.3 above (the “Adjustments to the Purchase Price”), and accrued Interest shall be paid as follows:

(a) At Closing, Purchaser shall pay to Sellers, by wire transfer of immediately available funds to an account designated by Sellers, the Down Payment, which Down Payment shall not bear Interest;

(b) At Closing, Purchaser shall execute and deliver the Collateral Documents to Sellers. The Senior Secured Term Loan Agreement shall provide that Purchaser shall pay to Sellers, on or before the Payment Due Date, an amount (the “Principal Amount”) equal to the Purchase Price, less the Down Payment, plus the amounts specified in Section 3.2(f) and Section 3.2(i) (if applicable). Notwithstanding the foregoing, Purchaser may pre-pay the Principal Amount, in whole or in part, at any time prior to the Payment Due Date without penalty as provided in the Senior Secured Term Loan Agreement;

(c) The Senior Secured Term Loan Agreement shall also provide that (i) Interest shall accrue and be payable on the Principal Amount from the Effective Time up to (and including) the Actual Payment Date and (ii) in the event that Purchaser fails to pay the Principal Amount and accrued Interest as and when due, Purchaser shall pay default interest from and after the default date at the rate of an additional two percent (2%) per month until the total amount due is paid in full, in each case, as provided for in the Senior Secured Term Loan Agreement; and

(d) At Closing, Sellers shall provide a Preliminary Settlement Statement reflecting Adjustments to the Purchase Price. All Adjustments to the Purchase Price except for Section 3.2(f) and Section 3.2(i) shall be settled in cash at Closing between the Parties, as provided in Section 10.2, and subject to final adjustments as provided in Section 12.1. All payments from either Purchaser or Sellers shall be by bank wire transfer of immediately available funds to an account designated by the other Party in the Preliminary Settlement Statement or in another written notice delivered at five (5) Business Days before such payment is due.

Section 3.5 Intercompany Balances. On or before Closing, Sellers shall settle, pay, forgive, or otherwise release all amounts due comprising the Intercompany Balances. For the avoidance of doubt, such transactions are excluded from all Adjustments to the Purchase Price. The Intercompany Balances as of the Effective Time are set forth in Schedule 3.5.

ARTICLE IV

TITLE AND ENVIRONMENTAL MATTERS

AND CASUALTY LOSSES

Section 4.1 Title Examination. Subject to the indemnity provisions of Section 7.5 and subject to obtaining any consents or waivers from third parties that are required pursuant to the terms of the Leases, Rights-of-Way and/or Existing Contracts (including any restrictions therein related to access during hunting seasons), including any third party operators of the Assets (which, in each case, from and after the Execution Date until the Closing, Seller shall use commercially reasonable efforts to obtain), during Seller’s normal business hours and without unreasonable disruption of Seller’s normal and usual operations, Seller shall make available to Purchaser electronically (to the extent available electronically) or otherwise at Seller’s offices, all Records (including title data) in Seller’s or its Affiliates’ possession relating to the Assets, including title opinions, abstracts of title, title status reports, division order files, and curative matters, lease files, well files, contract files, the Existing Contracts, and records relating to the payment of rentals, royalties, overriding royalties, shut-in gas royalties, and other payments due under any Lease or Existing Contract; provided, however, that those items referenced above in this Section 4.1 that are subject to a valid legal privilege or to unwaived disclosure restrictions shall be excluded (provided Seller uses commercially reasonable efforts to obtain waivers of such disclosure restrictions). Purchaser shall be permitted, at its expense, to make copies of any of such Records and other documents. Purchaser shall be entitled to perform or cause to be performed, at Purchaser’s expense, such additional title examination as Purchaser deems necessary or appropriate.

Section 4.2 Seller’s Title.

(a) General Disclaimer of Title Warranties and Representations. Without limiting Purchaser’s remedies for Title Defects set forth in this ARTICLE IV, or Seller’s special warranty of Defensible Title in Section 4.2(b) and in the Assignment and the Deed, and subject to Section 5.11 with respect to the Transferred Shares only, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to title to any of the Assets and, Purchaser acknowledges and agrees that Purchaser’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 4.4 and (ii) after Closing, shall be pursuant to the special warranty of Defensible Title to the Scheduled Properties contained in the Assignment and Deed in accordance with Section 4.2(b), subject to the provisions of Section 4.2(c), and Purchaser waives all other remedies.

(b) Special Warranty of Defensible Title. Upon Closing, subject to Section 4.2(c), Seller hereby warrants and agrees to defend Defensible Title to the Scheduled Properties by, through or under Seller, but not otherwise, subject, however, to the Permitted Encumbrances. Such special warranty of Defensible Title to the Scheduled Properties shall be subject to the further limitations and provisions of Section 4.2(c).

(c) Recovery on Special Warranty.

(i) Purchaser’s Assertion of Title Warranty Breaches. Purchaser shall furnish Seller a Title Defect Notice meeting the requirements of Section 4.3 setting forth any matters which Purchaser intends to assert as a breach of the special warranty of Defensible Title to the Scheduled Properties contained in Section 4.2(b). Seller shall have a reasonable opportunity, but not the obligation, to cure any Title Defect asserted by Purchaser pursuant to this Section 4.2(c). Purchaser agrees to reasonably cooperate with any attempt by Seller to cure any such breach of the special warranty of Defensible Title.

(ii) Limitations on Special Warranty. For purposes of the special warranty of Defensible Title to the Scheduled Properties contained in Section 4.2(b), the value of the Assets set forth in Exhibit C shall be deemed to be the Allocated Value thereof, as adjusted pursuant to this Agreement. Recovery on the special warranty of Defensible Title to the Scheduled Properties contained in Section 4.2(b)

shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Purchase Price to which Purchaser would have been entitled had Purchaser asserted the Title Defect giving rise to such breach of the special warranty of Defensible Title, as a Title Defect prior to Closing pursuant to Section 4.3.

(iii) Purchaser shall not be entitled to protection under Seller’s special warranty of Defensible Title to the Scheduled Properties in Section 4.2(b), with respect to (A) any matter of which Purchaser or any of its Affiliates had Knowledge prior to the Defect Notice Date, or (B) any matter reported to Seller after the two (2) year anniversary of the Closing Date.

Section 4.3 Notice of Title Defects. Purchaser shall notify Seller in writing of any Title Defect (each a “Title Defect Notice”) on or before forty-five (45) days following the Execution Date (“Defect Notice Date”). For all purposes of this Agreement and notwithstanding anything herein to the contrary (except for the special warranty of Defensible Title to the Scheduled Properties contained in Section 4.2(b) and in the Assignment and the Deed), Purchaser shall be deemed to have waived, and Seller shall have no liability for, any Title Defect that Purchaser fails to assert as a Title Defect by a Title Defect Notice received by Seller on or before the Defect Notice Date. To be effective, each Title Defect Notice shall include (a) a reasonably detailed description of the alleged Title Defect, (b) the Scheduled Property affected by such Title Defect (each a “Title Defect Property”), (c) the Allocated Value of each such Title Defect Property, (d) supporting documents reasonably necessary for Seller to verify the existence of the alleged Title Defect, and (e) the amount by which Purchaser reasonably believes the Allocated Value of such Title Defect Property is reduced by the alleged Title Defect. Seller shall have the right, but not the obligation, to elect to attempt to cure any Title Defect set forth in a Title Defect Notice by written notice to Purchaser prior to Closing and, if Seller so elects, then Seller shall have ninety (90) days following Closing in which to cure (the “Cure Period”), at Seller’s cost, the Title Defect. No adjustment to the Purchase Price will be made at Closing for any Title Defect that Seller elects to attempt to cure pursuant to this Section 4.3 and the affected Scheduled Property shall be assigned to Purchaser. If any such uncured Title Defect remains uncured at the end of the Cure Period, then (except as provided in Section 4.4(a)) an adjustment to the Purchase Price in an amount equal to the applicable Title Defect Amount will be made as part of the Final Settlement Statement. To give Seller an opportunity to commence reviewing and curing Title Defects, Purchaser shall use its reasonable efforts to give Seller weekly written notice of all Title Defects discovered by Purchaser (together with any Title Benefits discovered by Purchaser). Any dispute relating to the existence, nature, Title Defect Amount, or whether or to what extent a Title Defect has been cured shall be resolved pursuant to Section 17.5.

Section 4.4 Remedies for Title Defects. Subject to Seller’s continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto and subject to the Individual Title Defect Threshold and the Aggregate Title Defect Deductible, with respect to any Title Defect that (i) Seller does not elect to attempt to cure or (ii) Seller elects to attempt to cure and Seller fails to cure such Title Defect within the Cure Period:

(a) if such Title Defect is not of a nature that would prevent Purchaser from receiving the full Net Revenue Interest share of proceeds of production for a particular Scheduled Property as such interest is set forth on Exhibit A-2, Seller shall have the right, but not the obligation, to elect to indemnify Purchaser against all Losses resulting from such Title Defect pursuant to an indemnity agreement in a form mutually agreeable to the Parties, in which event the Purchase Price shall not be reduced and the affected Title Defect Property shall be transferred to (or if after Closing, retained by) Purchaser notwithstanding and subject to such Title Defect; or

(b) if Section 4.4(a) above is not applicable, the affected Title Defect Property shall be transferred to (or if after Closing, retained by) Purchaser notwithstanding and subject to the Title Defect and the Purchase Price shall be reduced by the Title Defect Amount of such Title Defect Property as determined in accordance with Section 4.5 below.

Except for Purchaser’s (i) rights under the special warranty of Defensible Title to the Scheduled Properties contained in Section 4.2(b) and in the Assignment and the Deed and (ii) rights to terminate this Agreement pursuant to Section 15.1(d), the provisions set forth in this Section 4.4 shall be the sole and exclusive right and remedy of Purchaser with respect to any Title Defect or any other title matter with respect to any Asset and Purchaser hereby waives all other rights and remedies for Title Defects.

Section 4.5 Title Defect Amounts. Subject to the other provisions of this ARTICLE IV, the amount by which the Purchase Price may be adjusted due to the existence of a Title Defect shall be the “Title Defect Amount” and shall be determined in accordance with the following:

(a) if the Title Defect results in complete failure of title to a Title Defect Property with the effect that Seller has no ownership interest in that Title Defect Property to which an individual Allocated Value is assigned, then the Purchase Price shall be decreased by the Allocated Value for that Title Defect Property;

(b) if the Title Defect is a decrease in Seller’s Net Revenue Interest in a Title Defect Property from the Net Revenue Interest set forth in Exhibit A-2 for such Title Defect Property, and for which there is not a corresponding change in Seller’s Working Interest for such Title Defect Property, then the Title Defect Amount shall be equal to the product of the Allocated Value of that Title Defect Property multiplied by a fraction, the numerator of which is the amount of Net Revenue Interest set forth in Exhibit A-2 for that Title Defect Property, less the actual amount of Seller’s Net Revenue Interest for such Title Defect Property and the denominator of which is the Net Revenue Interest set forth in Exhibit A-2, as applicable, for that Title Defect Property;

(c) if the Title Defect is a lien, Encumbrance or other charge on the Assets that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect (but never more than the Allocated Value of the affected Title Defect Property);

(d) if Purchaser and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(e) if the Title Defect represents an obligation, Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Purchaser and Seller and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, then the Title Defect Amount shall not be greater than the reasonable cost and expense of curing such Title Defect;

(f) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or Losses included in another Title Defect Amount hereunder;

(g) if a Title Defect does not affect a Title Defect Property throughout the entire remaining productive life of such Title Defect Property, such fact shall be taken into account in determining the Title Defect Amount; and

(h) notwithstanding anything to the contrary herein, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any single Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.

Section 4.6 Title Limitations. Notwithstanding anything to the contrary, (a) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller pursuant to this ARTICLE IV for any individual Title Defect for which the Title Defect Amount does not exceed Two Million Dollars ($2,000,000) (the “Individual Title Defect Threshold”); and (b) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller pursuant to this ARTICLE IV for any Title Defect that exceeds the Individual Title Defect Threshold unless the sum of the Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defects cured by Seller) exceeds Ten Million

Dollars ($10,000,000) (the “Aggregate Title Defect Deductible”), after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies only with respect to such Title Defects in excess of such Aggregate Title Defect Deductible. For the avoidance of doubt, if Seller elects to indemnify Purchaser with respect to any Title Defect pursuant to the remedy set forth in Section 4.4(a), then, after such election, the Title Defect Amount relating to such Assets for which Seller has provided an indemnity to Purchaser will not be counted towards the Aggregate Title Defect Deductible or for purposes of Section 8.4 and Section 9.4.

Section 4.7 Title Benefits. If Seller’s ownership of any Scheduled Property entitles Seller to a larger Net Revenue Interest (without a greater than proportionate increase in Seller’s Working Interest in such Scheduled Property) or a smaller Working Interest (without causing a proportionate or greater than proportionate decrease in Seller’s Net Revenue Interest in such Scheduled Property) than that set forth on Exhibit A-2, (a “Title Benefit”), then Seller shall notify Purchaser of such alleged Title Benefit in writing on or before the Defect Notice Date, describing in such notice with reasonable detail each alleged Title Benefit so discovered, a reasonable estimate of the value attributable to the applicable Title Benefit, and providing the other types of information described in subsections (b) through (e) of Section 4.3 with respect to such alleged Title Benefit mutatis mutandis. Purchaser shall also promptly furnish Seller with written notice of any Title Benefit that is discovered prior to the Defect Notice Date by any of Purchaser’s or any of its Affiliate’s employees, title attorneys, landmen or other title examiners while conducting Purchaser’s due diligence with respect to the Assets. The amount of any such Title Benefit (each, a “Title Benefit Amount”), shall be determined in the same manner as provided in Section 4.5 with respect to Title Defects, in each case taking into account the Individual Title Defect Threshold (but not the Aggregate Title Defect Deductible). From and after Closing, Seller shall be deemed to have waived, and neither Party shall have any Losses for, any Title Benefit that has not been asserted pursuant to the provisions of this Section 4.7. Any dispute relating to the existence, nature, or Title Benefit Amount shall be resolved pursuant to Section 17.5.

Section 4.8 Consents to Assign.

(a) If the Parties are unable to obtain all Required Consents prior to Closing (other than Customary Post-Closing Consents), then Seller may, by written notice to Purchaser, elect to either:

(i) delay Closing as to any or all of the Assets, with no charge to either Party for the delay;

(ii) with Purchaser’s written consent, close without such Required Consents (except for those consents required under the HSR Act);

(iii) with Purchaser’s written consent, remove the affected Assets from this Agreement and adjust the Purchase Price by the Allocated Value of that Asset.

(b) If, prior to Closing, the Parties fail to obtain a consent to assign and such consent to assign is not a Required Consent, then the Assets subject to such un-obtained consent shall be assigned by Seller to Purchaser at Closing as part of the Assets and Purchaser shall have no claim against Seller. Purchaser hereby releases and indemnifies the Seller Group from any Losses relating to the failure to obtain such consent, and Purchaser shall be solely responsible for any and all Losses arising from the failure to obtain such consent.

Section 4.9 Environmental Assessment.

(a) Prior to the Defect Notice Date, and upon reasonable prior notice to Seller (and notice and consent of the operator(s) of any of the Assets not operated by Seller or its Affiliates, which consent, from and after the Execution Date, Seller shall use commercially reasonable efforts to obtain), and subject to the other provisions of this Section 4.9 and the indemnity provisions of Section 7.5 below, Purchaser and Purchaser’s Representatives shall have the right to enter upon the Assets, inspect the same and conduct such non-intrusive tests, examinations, investigations and studies as may be necessary or appropriate to assess the environmental condition of the Assets, provided that such access does not unreasonably interfere with the ownership or operation of the Assets (“Purchaser’s Environmental

Assessment”). Any such entry onto the Assets is subject to all third-party restrictions, if any, and to Seller’s safety, health and environmental policies and procedures of which Purchaser has received written copies reasonably in advance of such entry onto the Assets, including drug, alcohol and firearms restrictions, and shall be at Purchaser’s sole risk and expense. Purchaser shall coordinate its access rights, environmental property assessments and physical inspections of the Assets with Seller and all third party operators, as applicable, to minimize any unreasonable inconvenience to or interruption of the conduct of business by Seller or any such third party operator.

(b) Except as expressly provided in this Section 4.9, Purchaser’s Environmental Assessment shall be limited to conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice E1527 – 13 for Environmental Site Assessments: Phase I Environmental Site Assessment Process and a review of compliance with Environmental Laws (each, a “Site Assessment”). In the event that Purchaser’s Site Assessment identifies actual “recognized environmental conditions” with respect to any such Scheduled Property, then Purchaser may request in writing Seller’s permission to conduct Phase II Environmental Assessments to further assess such conditions (each a “Phase II Request”). Each Phase II Request will state with reasonable specificity (i) the actual “recognized environmental condition(s)” identified, (ii) the proposed scope of the Phase II Environmental Assessment and Phase II Environmental Assessment plan, including a description of the activities to be conducted, and a description of the approximate location and expected timing of such activities; and (iii) the Asset (or portion thereof) affected by actual the “recognized environmental condition(s).” Seller may, in its sole discretion, approve said Phase II Environmental Assessment plan, in whole or in part, and Purchaser shall not have the right to conduct any activities set forth in such Phase II Environmental Assessment plan until such time that Seller has approved such plan in writing or has otherwise provided permission in writing to Purchaser. If said Phase II Request is consented to by Seller, Seller shall have the right to have its representatives witness all on-site activities set forth in the applicable Phase II Environmental Assessment plan and split any samples collected in connection therewith. If prior to the Defect Notice Date, Seller does not provide its full consent to any Phase II Request delivered in accordance with the above terms within ten (10) Business Days of Purchaser’s delivery of the applicable Phase II Request, Purchaser may elect to submit the actual “recognized environmental condition(s)” identified in the Site Assessment as the basis of an Environmental Defect pursuant to Section 4.10. Seller may, in its sole discretion, elect to accept the actual “recognized environmental conditions” identified in the Site Assessment as an Environmental Defect pursuant to Section 4.10 or terminate this Agreement. Any Site Assessment and/or Phase II Environmental Assessment will be (1) at Purchaser’s sole cost and expense; (2) performed by a qualified engineering professional and/or drilling contractor appropriately licensed and experienced in such work; (3) pre-approved by Seller; and (4) subject to all site safety and safe drilling protocols required by Seller.

(c) In conducting any assessment or inspection of the Assets, Purchaser shall not operate any equipment or (except with the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and any third party operator’s consent) conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for hazardous substances or NORM) that are outside the scope of any Phase II Environmental Assessment plan approved by Seller. If, subject to the terms of this Section 4.9, Purchaser takes samples then Seller shall have the right to require a splitting of each such sample for Seller’s own testing.

(d) Seller or Seller’s designee shall have the right to be present during any stage of any inspection or assessment by Purchaser on the Assets. All visits to the Assets on Purchaser’s behalf will be scheduled during normal business hours, subject to Purchaser providing Seller at least five (5) Business Days’ written notice of the locations that it wishes to visit and the proposed times and further subject to Seller’s right to delay such visit for safety or operational reasons. Entry onto the Assets and facilities will be subject to third-party restrictions, if any, and to Seller’s safety, security, industrial hygiene, and drug and alcohol requirements and at Purchaser’s sole risk and expense. Each representative of

Purchaser shall, if requested by Seller, execute Seller’s standard-form release and waiver for individuals visiting Assets sites; provided, however that any release and waiver shall be subject to Section 7.5 of this Agreement.

(e) During all periods prior to Closing that Purchaser or Purchaser’s Representatives (including Purchaser’s environmental consulting or engineering firm) are on the Assets, Purchaser shall maintain, at its sole cost and expense, and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts reasonably requested by Seller. Coverage under all insurance required to be carried by Purchaser hereunder will be primary insurance. Upon request by Seller, Purchaser shall provide evidence of such insurance to Seller prior to entering the Assets.

(f) Within five (5) Business Days of Purchaser’s receipt (if performed by a third party) or completion thereof (if performed by Purchaser), Purchaser shall deliver to Seller copies of all draft reports, results, data and analyses of Purchaser’s Environmental Assessment. Seller shall have no confidentiality obligation with regard to such information so provided and Seller shall not be deemed (by Seller’s receipt of said documents or otherwise) to have made any representation or warranty, express, implied or statutory, as to the condition of the Assets or to the accuracy of said documents or the information contained therein.

(g) Upon completion of Purchaser’s due diligence, Purchaser shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates, (i) repair all damage done to the Assets (including the real property and other assets associated therewith) resulting from Purchaser’s due diligence investigation in order to restore the Assets (including the real property and other assets associated therewith) to at least the approximate same condition than they were prior to commencement of Purchaser’s due diligence investigation, and (ii) remove all equipment, tools or other property brought onto the Assets in connection with such due diligence investigation. Any disturbance to the Assets (including the real property and other assets associated therewith) resulting from the due diligence investigation conducted by or on behalf of Purchaser will be promptly corrected by Purchaser.

Section 4.10 Environmental Defect Notice. If Purchaser determines, as a result of Purchaser’s Environmental Assessment or otherwise that there exists an Environmental Defect, Purchaser shall notify Seller thereof in writing as soon as practicable after Purchaser has Knowledge thereof, but in any event prior to the Defect Notice Date (each an “Environmental Defect Notice”). Without limiting Purchaser’s rights to terminate this Agreement pursuant to Section 15.1(d), for all purposes of this Agreement and notwithstanding anything herein to the contrary, Purchaser shall be deemed to have waived, and Seller shall have no liability for, any Environmental Defect that Purchaser fails to assert as an Environmental Defect by an Environmental Defect Notice received by Seller on or before the Defect Notice Date. To be effective, each Environmental Defect Notice shall include: (a) a detailed description of the alleged Environmental Defect, (b) the Well or other Asset affected by such Environmental Defect (each an “Environmental Defect Property”), (c) the Allocated Value of such Environmental Defect Property, (d) supporting documents reasonably necessary for Seller to verify the existence of the asserted Environmental Defect, (e) the specific Environmental Law that is applicable to the Environmental Defect and the violation of such Environmental Law, (f) Purchaser’s good faith estimate of the Remediation Amount, and (g) a description the Remediation of the alleged Environmental Defect anticipated by Purchaser. Purchaser’s calculation of the Remediation Amount included in the Environmental Defect Notice for any alleged Environmental Defect must describe in reasonable detail the Remediation proposed for such Environmental Defect and identify all assumptions used by Purchaser in calculating the Remediation Amount with respect thereto, including any standards that Purchaser asserts must be met to comply with Environmental Laws. Seller shall have the right but not the obligation to attempt to Remediate any Environmental Defect Property and, if Seller so elects, then Seller shall have until the end of the Cure Period to Remediate, at Seller’s cost, the Environmental Defect. No adjustment to the Purchase Price will be made at Closing for any Environmental Defect that Seller elects to Remediate pursuant to this Section 4.10 and such affected Environmental Defect Property shall be assigned to Purchaser. If such Environmental Defect Property has not been Remediated at the end of the Cure Period, then an adjustment to the Purchase Price in an amount equal to the applicable Remediation Amount will be made as part of the Final Settlement Statement. Any dispute relating to the existence, nature, Remediation Amount, or whether and to what extent an Environmental Defect has been Remediated shall be resolved pursuant to Section 17.5.

Section 4.11 Remedies for Environmental Defects. Subject to Seller’s continuing right to dispute the existence of an Environmental Defect and/or the Remediation Amount asserted with respect thereto and subject to the Individual Environmental Defect Threshold and the Aggregate Environmental Defect Deductible, with respect to any Environmental Defect asserted by Purchaser that (i) Seller does not elect to attempt to Remediate or (ii) Seller elects to attempt to Remediate and fails to Remediate within the Cure Period:

(a) at or prior to the Closing, Seller shall have the right, but not the obligation, to elect to exclude the Asset subject to the Environmental Defect from the transactions contemplated hereby, in which event such Asset and all Assets directly relating thereto (but only to the extent relating thereto) shall be excluded from the transactions contemplated hereby and the Purchase Price shall be reduced by the Allocated Value of such Asset and related Assets; or

(b) if Section 4.11(a) above is not applicable, the affected Environmental Defect Property shall be transferred to (or if after Closing, retained by) Purchaser notwithstanding and subject to the Environmental Defect, and the Purchase Price shall be reduced by an amount equal to the Remediation Amount for the affected Environmental Defect Property.

Except for Purchaser’s rights to terminate this Agreement pursuant to Section 15.1(d), the provisions set forth in this Section 4.11 shall be the exclusive right and remedy of Purchaser with respect to any Environmental Defect or the environmental condition of any Asset and Purchaser hereby waives all other rights and remedies for Environmental Defects.

Section 4.12 Environmental Limitations. Notwithstanding anything to the contrary, (a) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller pursuant to this ARTICLE IV for any individual Environmental Defect for which the Remediation Amount does not exceed Two Million Dollars ($2,000,000) (the “Individual Environmental Defect Threshold”); and (b) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller pursuant to this ARTICLE IV for any Environmental Defect that exceeds the Individual Environmental Defect Threshold unless the sum of all Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Defect Threshold (excluding any Environmental Defects Remediated by Seller) exceeds Ten Million Dollars ($10,000,000) (the “Aggregate Environmental Defect Deductible”), after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies only with respect to such Environmental Defects in excess of such Aggregate Environmental Defect Deductible. For the avoidance of doubt, if Seller elects to exclude an Asset affected by an Environmental Defect from the transactions contemplated hereby pursuant to the remedy set forth in Section 4.11(a), then, after such election, the Remediation Amount for such Environmental Defect and related Purchase Price adjustment relating to such Excluded Assets to Purchaser will not be counted towards the Aggregate Environmental Defect Deductible but will be counted for purposes of Section 8.4 and Section 9.4.

Section 4.13 Casualty and Condemnation. If, after the Execution Date but prior to the Closing Date, any portion of the Assets is destroyed by fire, hurricanes, storms, winds, damage, or other severe weather events or other casualty, or is expropriated or taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), the Parties shall, subject to the other terms and conditions of this Agreement, nevertheless proceed to Closing (unless otherwise provided in Section 8.4 or Section 9.4) and with respect to any such Casualty Loss in excess of Twenty Million Dollars ($20,000,000), the Purchase Price shall be reduced by the amount that the Parties agree (acting reasonably and in good faith, and if the Parties cannot agree, the amount finally determined by an independent arbitrator pursuant to Section 17.5) would be reasonably required to repair or replace the affected Assets to the condition of such Assets prior to the occurrence of such Casualty Loss;

provided, however, that any reduction in Purchase Price attributable to a Casualty Loss to the 901/903 Assets and/or PPC Shares shall not exceed Eight Million Five Hundred Thirty Nine Thousand Three Hundred and Two Dollars ($8,539,302) (the “Casualty Loss Amount”). In each case, Seller shall retain all rights to insurance, condemnation awards and other claims against third parties with respect to such Casualty Loss.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Each Seller represents and warrants to Purchaser as of the Execution Date and as of the Closing Date as follows (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except that where a representation or warranty is expressly ascribed to EMC or MPPC (as the case may be), such representation and warranty shall only be made by EMC or MPPC, as indicated:

Section 5.1 Organization, Existence and Qualification. Seller is an entity duly formed and validly existing and in good standing and has all requisite power and authority to own and operate the Assets and to carry on its business with respect thereto as currently conducted. Seller is duly licensed or qualified to do business in all jurisdictions in which the Assets are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authority, Approval and Enforceability. Seller has the power and authority to enter into and perform this Agreement and all Transaction Documents to be delivered at Closing by Seller and the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement have been, and the Transaction Documents to which Seller is a party will be at Closing, duly and validly authorized and approved by all necessary action on the part of Seller. This Agreement is, and the Transaction Documents to which Seller is a party when executed and delivered by Seller will be, the valid and binding obligation of Seller and enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 5.3 No Conflicts. Assuming the receipt of all applicable consents and approvals in connection with the transactions contemplated hereby, the execution, delivery and performance of this Agreement, and the Transaction Documents to be delivered by Seller at Closing, and the consummation by Seller of the transactions contemplated hereby and thereby, will not (a) violate any provision of the organizational documents of Seller, (b) violate, or result in the creation of any Encumbrance under, any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound, (c) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (d) violate any Law applicable to Seller relating to the Assets, except in the case of subsection (b), (c) or (d) where such violation would not reasonably be expected to have a Material Adverse Effect.

Section 5.4 Asset Taxes. To Seller’s Knowledge, except as set forth on Schedule 5.4, (a) all Tax Returns relating to or prepared in connection with material Asset Taxes that are required to be filed by Seller have been timely filed and all such Tax Returns prepared by the Seller are correct and complete in all material respects and, (b) all material Asset Taxes that are or have become due have been timely paid in full, and Seller is not delinquent in the payment of any such Asset Taxes, or, in either case, such Asset Taxes are currently being contested in good faith by Seller.

Section 5.5 Bankruptcy. There are no bankruptcy or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller.

Section 5.6 Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

Section 5.7 Brokers. Neither Seller nor any of its Affiliates has incurred any obligation or liability for brokers’ or finders’ fees relating to the transactions contemplated hereby for which Purchaser or any of its Affiliates will be liable or have any responsibility.

Section 5.8 Litigation. Except as set forth in Schedule 5.8, there is no suit, action or litigation by or before any governmental authority, and no arbitration proceedings, (in each case) pending and served on Seller, or, to Seller’s Knowledge, threatened in writing, against Seller (in each case) with respect to the Assets.

Section 5.9 Payment of Royalties. To Seller’s Knowledge, Seller has in all material respects properly and timely paid, or caused to be paid, all royalties, overriding royalties, net profits interests, production payments and other similar burdens measured by or payable out of production of Hydrocarbons due with respect the Assets.

Section 5.10 Required Consents. Except as set forth on Schedule 5.10, there are no Required Consents which may be applicable to the sale of the Assets as contemplated by this Agreement.

Section 5.11 Transferred Shares.

(a) EMC represents and warrants with respect to POPCO:

(i) POPCO is a corporation duly formed, validly existing and in good standing under the Laws of the State of California. POPCO has all requisite power and authority to own and operate its property and to carry on its business with respect thereto. POPCO is duly licensed or qualified to do business in all jurisdictions in which it operates. The POPCO Shares constitute the whole of the allotted and issued share capital of POPCO and are duly authorized, validly issued, fully paid and nonassessable and free from all Encumbrances or commitments to create any Encumbrances (other than Permitted Encumbrances);

(ii) EMC is the sole legal and beneficial owner of the POPCO Shares and is entitled to transfer and assign full legal and beneficial ownership of the POPCO Shares on the terms set out in this Agreement, and no Person has the right to call for the allotment, conversion, issue, sale, or transfer of any share or loan capital, or any other security of any kind giving rise to a right over the capital of POPCO;

(iii) There is no action, suit, investigation, or proceeding pending against, or to the Knowledge of Seller, threatened against or affecting it, before any court, arbitrator, governmental authority, or governmental official, which in any manner challenges or seeks to prevent, enjoin, or materially delay the transaction contemplated by this Agreement;

(iv) The information regarding POPCO set forth in Exhibit A-3 is true and accurate in all material respects;

(v) The copies of the memorandum and articles of association of POPCO, which have been disclosed to Purchaser, are true, accurate, and complete in all material respects;

(vi) POPCO does not own, directly or indirectly, any equity of any corporation, partnership, limited liability company, association, or other entity;

(vii) The accounts of each of POPCO have been prepared in accordance with applicable Law and GAAP accounting standards as of the Effective Time and of its profit or loss for the period then-ended;

(viii) Since the Effective Time, POPCO has:

1) operated its business in the ordinary course and so as to maintain itself as a going concern;

2) not acquired, disposed of, or created any Encumbrances, other than Permitted Encumbrances, over, or agreed to acquire, dispose of, or create any Encumbrances, other than Permitted Encumbrances, over, any material asset, other than materials, supplies, spare parts, equipment, or other tangible property in the ordinary course of business;

3) not entered into any Material Contracts or commitments, other than in the ordinary course of business; or

4) not incurred any Indebtedness that will remain outstanding following the Closing, other than Intercompany Balances to be addressed as provided in Section 3.5; and

(ix) POPCO does not currently have any employees. To Seller’s Knowledge, there are no employee benefit plans or arrangements of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974) under which POPCO has or in the future could have directly, or indirectly through a commonly controlled entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any liability with respect to POPCO or such commonly controlled entity’s current or former employees.

(b) MPPC represents and warrants with respect to PPC:

(i) PPC is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. PPC has all requisite power and authority to own and operate its property and to carry on its business with respect thereto. PPC is duly licensed or qualified to do business in all jurisdictions in which it operates. The PPC Shares constitute the whole of the allotted and issued share capital of PPC and are duly authorized, validly issued, fully paid and nonassessable and free from all Encumbrances or commitments to create any Encumbrances (other than Permitted Encumbrances);

(ii) MPPC is the sole legal and beneficial owner of the PPC Shares and is entitled to transfer and assign full legal and beneficial ownership of the PPC Shares on the terms set out in this Agreement, and no Person has the right to call for the allotment, conversion, issue, sale, or transfer of any share or loan capital, or any other security of any kind giving rise to a right over the capital of PPC;

(iii) The copies of the memorandum and articles of association of PPC, which have been disclosed to Purchaser, are true, accurate, and complete in all material respects;

(iv) The information regarding PPC set forth in Exhibit A-4 is true and accurate in all material respects;

(v) PPC does not own, directly or indirectly, any equity of any corporation, partnership, limited liability company, association, or other entity;

(vi) PPC does not currently have any employees. To Seller’s Knowledge, there are no employee benefit plans or arrangements of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974) under which PPC has or in the future could have directly, or indirectly through a commonly controlled entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any liability with respect to PPC or such commonly controlled entity’s current or former employees; and

(vii) Since the Effective Time, PPC has:

1) operated its business in the ordinary course and so as to maintain itself as a going concern; and

2) not incurred any Indebtedness that will remain outstanding following the Closing, other than Intercompany Balances to be addressed as provided in Section 3.5.

Section 5.12 Material Contracts.

(a) Schedule 5.12(a) contains a complete and accurate list of all Material Contracts.

(b) Except as set forth in Schedule 5.12(b), there exists no material default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract. The Material Contracts are, to Seller’s Knowledge, in full force and effect, and Seller has not given or received a written notice of any action to terminate, rescind, procure a judicial reformation of, or amend any of the Material Contracts in a manner materially adverse to Seller’s interests thereunder. Prior to the Execution Date, Seller has made available to Purchaser true, correct and complete copies of all Material Contracts (including any and all amendments thereto).

Section 5.13 Imbalances. Schedule 5.13 sets forth Imbalances associated with the Assets as of the dates set forth on such Schedule.

Section 5.14 Suspense Funds. Schedule 5.14 sets forth, as of the dates set forth on such Schedule, all funds held in suspense by Seller or its Affiliates that are attributable to the Assets.

Section 5.15 Current Commitments. Except as set forth on Schedule 5.15, as of the Execution Date, there are no outstanding AFEs or other commitments for capital expenditures which are binding on any of the Assets, the cost of which exceeds One Million Dollars ($1,000,000).

Section 5.16 Compliance with Laws. Except for matters with respect to Environmental Laws (which are addressed exclusively in Section 5.17) each of Seller and its Affiliates has complied and is in compliance, in all material respects, with any and all applicable Laws with respect to its ownership, use and operation of the Assets.

Section 5.17 Environmental Matters. To Seller’s Knowledge and except as set forth on Schedule 5.17:

(a) Seller is not subject to any order with any governmental authority based on any Environmental Law (which, for clarification, does not include any terms or conditions of any Permits) that relates to the current or future use of any of the Assets or that requires any change in the present condition of the Assets; and

(b) Seller has made available to Purchaser all written notices received by Seller from governmental authorities within the two (2) years preceding the Execution Date, and all material reports and studies in response to such governmental notices, in each case, specifically addressing environmental matters related to Seller’s ownership of the Assets and in Seller’s possession.

Section 5.18 Preferential Rights. There are no preferential purchase rights, rights of first refusal, or similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated in this Agreement.

Section 5.19 Leases. Except as set forth on Schedule 5.19, to Seller’s Knowledge, (a) there are no written requests or written notices or demands from BOEM or BSEE that have been received by Seller or any of its Affiliates alleging (i) that any payment required under the Leases has not been paid or Seller or any of its Affiliates has failed to perform any of its material obligations under any of the Leases and (ii) as a result thereof, the applicable Lease has terminated or is terminable, and (b) neither Seller nor any Affiliate of Seller has received from BOEM or BSEE any written notice stating (i) a basis to terminate, forfeit or unilaterally modify such Lease or (ii) that an event has occurred which constitutes (or with notice or lapse of time, or both, would constitute) a material breach under any Lease.

Section 5.20 Credit Support. Schedule 5.20 sets forth all bonds, guarantees, letters of credit, and other credit support posted, provided, or maintained by or on behalf of Seller, POPCO or PPC with respect to the Assets.

Notwithstanding the foregoing, to the extent that Seller has made any representations or warranties in this ARTICLE V in connection with matters relating to any Assets not operated by Seller, each and every such representation and warranty shall be deemed to be qualified by the phrase “To Seller’s Knowledge” to the extent such individual representations or warranties does not already contain such qualification.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) as follows:

Section 6.1 Organization, Existence and Qualification. Purchaser is a corporation duly formed and validly existing under the Laws of the State of Texas and in good standing under the Laws of the State of Texas. Purchaser has all requisite power and authority to own and operate its property (including its ownership interests in the Assets following Closing) and to carry on its business with respect thereto. Purchaser is duly licensed or qualified to do business in all jurisdictions in which the Assets are located, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement and perform its obligations hereunder.

Section 6.2 BOEM Qualification. Purchaser will be as of Closing, properly registered or qualified with the California Secretary of State to carry on its business in the State of California and duly qualified and registered with the Bureau of Ocean Energy Management (the “BOEM”) to own and operate oil and gas leases and rights of way on the OCS, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement and perform its obligations hereunder. Purchaser’s California OCS Number with the BOEM is 3679. To the extent required by the applicable state and federal government, Purchaser currently has, or will have at Closing, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of the Leases and has filed any and all required reports necessary for such operations with all governmental authorities having jurisdiction over such operations.

Section 6.3 Authority, Approval and Enforceability. Purchaser has the power and authority to enter into and perform this Agreement and all Transaction Documents to be delivered at Closing by Purchaser and the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement have been, and the Transaction Documents to which Purchaser is a party will be at Closing, duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement is, and the Transaction Documents to which Purchaser is a party when executed and delivered by Purchaser will be, the valid and binding obligation of Purchaser and enforceable against Purchaser in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 6.4 No Conflicts. Assuming compliance with the HSR Act, if applicable, the execution, delivery and performance of this Agreement, and the Transaction Documents to be delivered by Purchaser at Closing, by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby, will not (a) conflict with or violate any provision of the organizational documents of Purchaser, (b) conflict with, violate or result in the creation of any Encumbrance or breach under any material agreement or instrument to which Purchaser is a party or by which its assets are subject, (c) violate any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (d) violate any Law applicable to Purchaser, except in the case of subsection (b), (c) or (d) where such violation would not reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated by this Agreement and perform its obligations hereunder.

Section 6.5 Bankruptcy. There are no bankruptcy or receivership proceedings pending, being contemplated by or, to Purchaser’s Knowledge, threatened in writing against Purchaser or any of its Affiliates.

Section 6.6 Brokers. Neither Purchaser nor any of its Affiliates has incurred any obligation or liability for brokers’ or finders’ fees relating to the transactions contemplated hereby for which Seller or any of its Affiliates will be liable or have any responsibility.

Section 6.7 Consents. Except for compliance with the HSR Act, if applicable, and for Customary Post-Closing Consents, there are no requirements for consents or approvals from third parties in connection with the consummation by Purchaser of the transactions contemplated by this Agreement.

Section 6.8 No Distribution. Purchaser is acquiring the Assets for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933, as amended (and the rules and regulations pertaining thereto), or in violation of any other applicable securities Laws.

Section 6.9 Knowledge and Experience. Purchaser is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. Purchaser is not a “consumer” as defined in California Civil Code, Division 3, Part 4, Title 4, Title 1.5, § 1761 or within the meaning of any other similar Law or regulation. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has solely relied (a) on the representations and warranties of Seller set forth in ARTICLE V and (b) on its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments, statements, projections or other material made or given by any representative, consultant or advisor of Seller. Purchaser hereby acknowledges that, other than the representations and warranties made by Seller in ARTICLE V and the special warranty of Defensible Title with respect to the Scheduled Properties, neither Seller nor any representatives, consultants or advisors of Seller or its Affiliates will make or have made any representation or warranty, express or implied, at Law or in equity, with respect to the Assets. Purchaser has satisfied or shall satisfy itself as to the environmental and physical condition of and contractual arrangements of the Assets. Purchaser is able to bear the risks of the acquisition of the Assets, and assumption of the obligations, in accordance with and as set forth in this Agreement, and understands the risks of, and other considerations relating to, a purchase of the Assets. Purchaser has no Knowledge of any fact that results in the breach of any representations, warranty or covenant of Seller made hereunder.

Section 6.10 Regulatory. No later than five (5) Business Days prior to the Scheduled Closing Date and continually thereafter Purchaser shall be qualified to own and assume operatorship of oil, gas and mineral leases in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Purchaser to be disqualified as such an owner or operator. To the extent required by any applicable Laws, Purchaser shall, as of the Scheduled Closing Date, (a) hold all lease bonds and any other surety or similar bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of the Assets and (b) have filed any and all required reports necessary for such ownership and operation with all governmental authorities having jurisdiction over such ownership and operation.

Section 6.11 Funds. Subject to consummation of the Financing Transaction, Purchaser has or will have access to funds to restart and operate the Assets.

Section 6.12 No Prior Liens or Financial Commitments Affecting the Assets. Purchaser has not entered into any prior financial commitments or lending agreements with regard to this Agreement, the transaction contemplated by this Agreement or the Assets that attach to or otherwise encumber the Assets or otherwise impede, limit or prohibit Seller’s first lien priority, security interest and lien in and to the Assets.

ARTICLE VII

PRE-CLOSING COVENANTS OF THE PARTIES

Section 7.1 Operations. For the purposes of Section 7.1(a), Section 7.1(b)(iv), Section 7.1(b)(vi), and Section 7.1(c), PPC and the 901/903 Pipeline shall be excluded.

(a) Except (x) for the operations covered by the AFEs listed on Schedule 5.15, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Purchaser (which consent shall not be unreasonably delayed, withheld or conditioned), Seller shall (and shall use reasonable efforts to cause POPCO to), during the Interim Period:

(i) operate or, use its commercially reasonable efforts to cause to be operated, the Assets in the usual, regular and ordinary manner consistent with past practice, subject to (A) Seller’s right to comply with the terms of the Leases, Existing Contracts, applicable Laws and requirements of governmental authorities and (B) interruptions resulting from force majeure, mechanical breakdown and planned maintenance;

(ii) maintain all Scheduled Bonds;

(iii) notify Purchaser if any Lease terminates promptly upon learning of such termination; and

(iv) maintain, or cause to be maintained, the books of account and Records relating to the Assets in the usual, regular and ordinary manner and in accordance with the past practices of Seller.

(b) Except (w) as set forth in Schedule 7.1(b), (x) for the operations covered by the AFEs listed, (y) as required in the event of an emergency to protect life, property or the environment, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Purchaser (which consent shall not be unreasonably delayed, withheld or conditioned), EMC shall not (and shall use reasonable efforts to cause POPCO not to) and MPPC shall not (and shall use reasonable efforts to cause PPC (except for Section 7.1(b)(iv) and Section 7.1(b)(vi)) not to), during the Interim Period:

(i) terminate (unless the term thereof expires pursuant to the provisions existing therein), materially amend, extend or surrender any rights under any Lease or Right-of-Way; provided that Seller shall be permitted to amend any Lease to increase its pooling authority;

(ii) transfer, sell, mortgage, pledge or dispose of any material portion of the Assets other than the (A) sale and/or disposal of Hydrocarbons in the ordinary course of business and (B) sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained;

(iii) create any lien on any of the Assets other than those arising in the ordinary course of operations and maintenance;

(iv) other than with respect to matters described in Schedule 5.8, institute, waive, compromise or settle any material claim with respect to the Assets;

(v) (a) except in the course of ordinary business, enter into any contract that would constitute a Material Contract, or (b) terminate, materially amend, surrender any rights under any Material Contract;

(vi) other than operations undertaken to perpetuate the Assets, not propose any operation with respect to the Assets, the cost of which exceeds One Million Dollars ($1,000,000);

(vii) grant any Person any right to, or interest in, the Assets; or

(viii) take any affirmative action to release or relinquish a material Permit that is valid and in effect as of the Execution Date; provided, however, that Seller shall not be required to maintain any

Permit that expires or terminates in accordance with its terms, or pursuant to applicable Law, regulation or governmental order. Notwithstanding anything in this Agreement to the contrary, Sellers shall have no obligation to obtain any permits or authorizations that may be required for Purchaser to operate the Assets (or any of them) and Purchaser acknowledges that it shall be solely responsible for obtaining such permits or authorizations.

(c) With respect to any AFE or similar expenditure that is estimated to cost in excess of Three Million Dollars ($3,000,000), Seller shall forward such AFE to Purchaser as soon as is reasonably practicable and thereafter the Parties shall consult with each other regarding whether or not Seller should elect to participate in such operation. Purchaser agrees that it will timely respond to any written request for consent pursuant to this Section 7.1(c). In the event the Parties are unable to agree within ten (10) days (unless a shorter time, not to be less than twenty four (24) hours, is reasonably required by the circumstances and the applicable joint operating agreement and such shorter time is specified in Seller’s request for consent) of Purchaser’s receipt of any consent request as to whether or not Seller should elect to participate in such operation, Seller’s decision shall control and such operation shall be deemed to have been consented to by Purchaser.

Section 7.2 Performance Bonds. Purchaser acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates relating to the Assets are transferable to Purchaser. Except with respect to any supplemental bonds required by the BOEM or other governmental authority (which are addressed in Section 11.13) that are identified on Schedule 5.20 on or before the Closing Date, Purchaser shall obtain replacements for all such bonds, letters of credit and guarantees to the extent such replacements are necessary for Purchaser’s ownership and/or operation of the Assets. Purchaser shall use commercially reasonable efforts to assist Seller in its efforts to cause the cancellation or return of the bonds, letters of credit and guarantees posted by Seller or its Affiliates with respect to the Assets. Notwithstanding the foregoing, but subject to Section 11.13, in the event that any counterparty to any Scheduled Bonds (including the BOEM or other governmental authority) does not release Seller or cancel the applicable Scheduled Bond as it relates to the Assets as of the Closing, then, from and after Closing, Purchaser shall indemnify Seller from and against any and all Losses asserted against, resulting from, imposed upon or incurred by Seller or any of its Affiliates as a result of, arising out of, or with respect to the Assets acquired by Purchaser under such Scheduled Bond until such time as a full release is obtained to the satisfaction of Seller.

Section 7.3 Transfers and Assignments; Reassignment.

(a) Purchaser shall be responsible for obtaining, at its cost and expense, and shall use its reasonable efforts to obtain (with Seller’s commercially reasonable assistance), all other Required Consents and Customary Post-Closing Consents, including but not limited to approval for transfer of interests in the Leases and federal OCS rights-of-way and rights-of-use for the Leases, federal OCS rights-of-way and rights-of-use, and the Units. Purchaser will (with Seller’s commercially reasonable assistance) prepare and submit these instruments to the applicable governmental authority promptly after Closing, but in no event later than five (5) Business Days after Closing.

(b) If any governmental authority having a right to approve or reject assignment of any Lease by Seller to Purchaser in order for title to transfer affirmatively rejects the assignment because Purchaser does not meet the conditions imposed for approval of the assignment, after Seller and Purchaser have both made a good faith effort (provided, however, that Seller shall not be required to incur any cost) to obtain such approval, then Seller may, after the first (1st) anniversary of the Closing Date, require reassignment of the Assets.

(c) If Purchaser fails to Restart Production from the Leases within a period of four (4) years from and after the Effective Time (the “Restart Failure Date”), then for a period of one hundred and eighty (180) days from the Restart Failure Date, Seller shall have the exclusive right, but not the obligation, to require Purchaser to reassign the Assets and any other rights conveyed under this Agreement to Seller or its designated representative, free and clear of all Encumbrances other than Seller’s security interests, upon written demand, without reimbursement of any Purchaser costs or expenditures (collectively with Seller’s reassignment option under Section 7.3(b), the “Reassignment Option”). If Purchaser acquires or has acquired any additional rights, assets or has developed additional improvements, records or benefits arising out of or related to the Assets between the Closing and the Restart Failure Date, on Seller’s request, such rights, assets, improvements, records, or benefits shall also be assigned and delivered to Seller together with the reassignment of the Assets.

(d) If the Reassignment Option is exercised, Purchaser shall obtain any requisite approvals for the reassignment of the Assets at its sole cost and expense.

(e) From the Closing until the Restart Failure Date, Purchaser shall maintain the Assets free and clear of all Encumbrances, except those which would qualify under the definition of Permitted Encumbrances, and shall continue to comply with all covenants in this Agreement relating to the ownership and operation of the Assets.

(f) Upon reassignment due to the exercise of the Reassignment Option, Purchaser will promptly (but in any event within thirty (30) days) execute and deliver to Seller a reassignment by special warranty, substantially similar to the form of Assignment and Bill of Sale attached hereto as Exhibit R, and Deed substantially in the form of Exhibit S, but sufficient to place Seller in the same position it occupied prior to the assignment to Purchaser, less reasonable wear and tear. At Seller’s option, as an alternative to or in addition with Purchaser’s execution of reassignment documentation, (i) Seller may sign and deliver reassignment documents on behalf of Purchaser in accordance with the Power of Attorney, which shall contain, among other provisions, a relinquishment of operatorship to Seller or its designated assign and a relinquishment of any right, title or interest in any Asset. Purchaser’s Assumed Obligations shall apply to the reassigned Assets for the period of Purchaser’s ownership and shall be re-stated in the reassignment instruments, and (ii) Seller will deliver to Purchaser a release of the Senior Secured Term Loan Agreement and a release and termination of the Collateral Documents and all obligations thereunder shall terminate (other than obligations that expressly survive by their terms).

(g) After reassignment of the Assets in accordance with this Section 7.3, and subject to Purchaser’s Assumed Obligations for the period of Purchaser’s ownership, Seller shall cause the P&A Financial Security to be released.

(h) It is the intent of the Parties that if the Reassignment Option is exercised by Seller, Purchaser shall be deemed to have reassigned any and all rights or equitable interest it may have acquired in or to the Assets under this Agreement. The Parties agree and acknowledge that the Reassignment Option is an integral part of the consideration to Seller under this Agreement and that such option is not a penalty, but rather a reasonable remedy in light of the exposure of Purchaser at the time such remedy can be invoked, the potential risks and substantial Losses to be incurred by Seller upon the failure of the Restart Failure Date, and Seller’s need to promptly pursue other option with respect to the Assets.

Section 7.4 Amendment of Schedules. Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until the Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter hereafter arising or discovered which, if existing or known at the Execution Date thereafter, would have been required to be set forth or described in such Schedules. For purposes of determining whether the conditions set forth in ARTICLE VIII have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to the Closing shall be waived and Purchaser shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.

Section 7.5 Indemnity Regarding Access. Purchaser hereby agrees to defend, indemnify and holds harmless Seller as operator of the Assets and the Seller Group from and against any and all Losses arising out of, resulting from or relating to, any field visit, environmental property assessment, or other due diligence activity conducted by Purchaser or any Purchaser’s Affiliates or Purchaser’s Representatives (including any environmental consultant or landman) with respect to the Assets, EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER GROUP EXCEPTING ONLY IN THE CASE OF THIS SECTION 7.5 LOSSES ACTUALLY RESULTING ON THE ACCOUNT OF (I) THE DISCOVERY OF ANY EXISTING CONDITIONS PRESENT BY PURCHASER OR PURCHASER’S REPRESENTATIVES (AS OPPOSED TO ANY DAMAGES CAUSED BY OR ATTRIBUTABLE TO PURCHASER, PURCHASER’S AFFILIATE OR PURCHASER’S REPRESENTATIVES) ON THE ASSETS AS OF THE EFFECTIVE TIME, OR (II) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER GROUP. For the avoidance of doubt, this indemnity shall survive any termination of this Agreement, if applicable, and the Closing.

Section 7.6 First Lien Security to Seller.

(a) Purchaser shall grant to Seller (or its designee), and Seller (or its designee) shall have a first-priority lien and security interest on the Assets to secure Purchaser’s obligations under the Senior Secured Term Loan Agreement, and this Agreement, in each case as provided for in the Senior Secured Term Loan Agreement and Collateral Documents.

(b) At Closing, Purchaser shall execute and deliver the Senior Secured Term Loan Agreement and Collateral Documents.

(c) At Closing, if there is an entity that controls Purchaser (as the term “control” is used in the definition of “Affiliate”), Purchaser shall also deliver to Seller a guarantee, in agreed form, duly executed by Purchaser’s ultimate parent company, in relation to the prompt payment of any sum which Purchaser may become liable to pay, and the timely performance by Purchaser of all its obligations, under this Agreement and the Senior Secured Term Loan Agreement (the “Ultimate Parent Company Guarantee”). The exercise by Seller of the Ultimate Parent Company Guarantee shall be in addition to, and not in lieu of, any other rights and remedies Seller may have under Law or in equity for Purchaser’s failure to perform as provided herein, including but not limited to, Seller’s rights to exercise the P&A Financial Security.

(d) The provisions of this Section 7.6 are (i) binding on all successors and assigns of Purchaser with respect to any of the Assets and (ii) covenants running with the Assets. For the avoidance of doubt, in the event Purchaser sells, assigns or otherwise transfers less than all of the Wells to a transferee, the transferee shall be required to (A) satisfy the Senior Secured Term Loan Agreement and Collateral Documents (to the extent, and only to the extent such transfer occurs prior to the Actual Payment Date) and (B) obtain an Ultimate Parent Company Guarantee and P&A Financial Security in a form and manner reasonably acceptable to Seller as set forth herein with respect to such Assets so sold, assigned or otherwise transferred. Such transfer shall not relieve Purchaser’s obligation to maintain the Senior Secured Term Loan Agreement and Collateral Documents, its Ultimate Parent Company Guarantee and P&A Financial Security as to any Assets it retains.

Section 7.7 Reserved.

Section 7.8 HSR Filings.

(a) Each Party shall make all necessary filings for which it is responsible pursuant to the HSR Act and any other Law that requires a mandatory merger control filing with respect to the transaction covered by this Agreement, if applicable, within fifteen (15) Business Days of the Execution Date and shall supply promptly all additional information and documentary material requested by any government entity in connection with such filings or as otherwise required under the HSR Act or other applicable Law.

(b) Each Party shall be responsible for and shall timely pay all filing fees required of such Party in connection with HSR Act filings and any other antitrust, trade or competition Law filings required in any other jurisdiction.

(c) Each Party shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any governmental entity relating to the matters that are the subject of this Agreement and permit the other Parties to review in advance, to the extent permitted by Law, any proposed communication by such Party to any governmental entity. No Party to this Agreement shall agree to participate in any meeting with any governmental entity in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such governmental authority, gives the other Parties the opportunity to attend and participate at such meeting. The Parties will coordinate and cooperate fully and promptly with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including those under the HSR Act.

(d) Purchaser shall use commercially reasonable efforts to avoid or eliminate any impediment under any antitrust, competition, or trade regulation Law that may be asserted by any governmental entity or any other Person with respect to the transaction contemplated by this Agreement so as to enable the Closing to occur expeditiously, but in no case later than the Scheduled Closing Date, including providing information, proposing, negotiating, committing to and/or effecting, by consent decree, hold separate orders, or otherwise, sale, divestiture or disposition of, or holding separate (through the establishment of a trust or otherwise) such portion of the Assets to be acquired by it under this Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transaction or that would make the consummation of the transaction in accordance with the terms of this Agreement unlawful. In addition, Purchaser shall use commercially reasonable efforts to defend, through litigation on the merits, any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would restrain or prevent the Closing by Scheduled Closing Date.

(e) Purchaser shall be responsible for making any settlement offers and negotiating any consent decree or consent order with any governmental entity in order to permit the transaction under this Agreement to be consummated prior to the Scheduled Closing Date. Purchaser agrees that, at any time in an investigation, if a governmental entity suggests or proffers a settlement of the investigation to permit the transactions contemplated by this Agreement to close, Purchaser shall promptly (and in any event within five (5) Business Days) communicate the terms of the offer to Seller. Purchaser, in its sole discretion, may accept or reject any settlement of the investigation proposed by any governmental entity, provided that Purchaser uses all commercially reasonable efforts to permit the transaction to be consummated prior to the Scheduled Closing Date.

(f) The Parties agree, pursuant to Section 8.5 and Section 9.5, that receipt of all required competition Law or merger control consents or clearances, or expiration of applicable waiting periods under or in connection with the HSR Act or any other applicable competition Laws, is a condition precedent to Closing. In the event that all such consents or clearances required under this Section 7.8 are not obtained, or any such waiting periods have not expired, prior to the Scheduled Closing Date, then subject to each Party’s Longstop Date termination rights under Section 15.1, the Closing Date will be extended until all such consents and clearances are received or all applicable waiting periods have expired.

Section 7.9 No Other Liens. Purchaser shall not (and Purchaser shall not allow its Affiliates, including POPCO and PPC, to) grant any lien, mortgage or other Encumbrance on the Assets until (i) the Senior Secured

Term Loan Agreement has been paid in full, (ii) Purchaser has provided the P&A Financial Security pursuant to Section 11.18, and (iii) the Collateral Documents have been released by Seller; provided that Purchaser shall be entitled to grant any such lien, mortgage or other Encumbrance so long as they are subordinate to the Senior Secured Term Loan Agreement and the Collateral Documents, and do not exceed in aggregate the Maximum Debt Threshold unless consented to by Seller.

Section 7.10 Audits and Filings.

(a) From Execution Date to Closing Date, EMC will use its commercially reasonable efforts to cause its Affiliates (excluding MPPC and PPC) and its and their respective managers, employees, agents and representatives to, cooperate with Purchaser, its Affiliates and their respective agents and representatives in connection with compliance with Purchaser’s and its Affiliates’ Tax, financial, or other reporting requirements and audits, including (i) any filings with any governmental authority and (ii) any filings that may be required by the U.S. Securities and Exchange Commission (the “Commission”), under securities Laws applicable to Purchaser or the Financing Party, including the filing by the Financing Party with the Commission of one or more registration statements to register any securities of the Financing Party under the Securities Act of 1933 (the “Securities Act”) or of any report required to be filed by the Financing Party under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”). Further, from and after the Execution Date to Closing Date, EMC will use its commercially reasonable efforts to cause its Affiliates (excluding MPPC and PPC) to, make available to Purchaser and its Affiliates and their agents and representatives any books, records, information and documents that are readily available and attributable to the Assets for the period of three (3) years prior to Effective Time through the day immediately preceding Effective Time, in EMC’s possession or control reasonably required by Purchaser, its Affiliates and their agents and representatives in order for Purchaser or the Financing Party to prepare at their own cost, if required, in connection with such Filings, financial statements relating to the Assets or to EMC or its Affiliates (excluding MPPC and PPC) meeting the requirements of Regulation S-X under the Securities Act, along with any documentation attributable to the Assets or otherwise relating to Seller or its Affiliates (excluding MPPC and PPC) required to complete any audit associated with such financial statements.

(b) Subject to Section 7.10(a), EMC will use its commercially reasonable efforts to cause its Affiliates (excluding MPPC and PPC) to, cooperate with the independent auditors chosen by Purchaser (“Purchaser’s Auditor”) in connection with any audit by Purchaser’s Auditor of any financial statements of the Assets prepared by the Purchaser, or its Affiliates and their agents and representatives, or their contracted accounting firm, for the Assets that Purchaser or the Financing Party requires to comply with the requirements of the Securities Laws or other Tax, financial or reporting requirements or in connection with the Filings. Such cooperation will include (i) reasonable access to Seller’s employees, representatives and any other agent of Seller who are responsible for preparing or maintaining the financial records for the Assets provided that support regarding such records is required by Purchaser’s Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards. Purchaser will reimburse Seller, within ten (10) Business Days after demand in writing therefor and proof of payment, for any reasonable out-of-pocket costs incurred and paid by Seller or its Affiliates (excluding MPPC and PPC) in complying with the provisions of Section 7.10(a) and this Section 7.10(b). Notwithstanding the foregoing, nothing herein shall expand Seller’s representations, warranties, covenants, or agreements set forth in this Agreement or give Purchaser, its Affiliates, or any third Person any rights to which it is not entitled hereunder.

(c) For a period of two (2) years following the Closing, EMC will cause its Affiliates (excluding MPPC and PPC) to, retain books, records, information and documents in its or its Affiliates’ (excluding MPPC and PPC) possession that are necessary to prepare and audit financial statements with respect to the Assets, except to the extent copies thereof are transferred to Purchaser in connection with Section 12.3.

Section 7.11 No Liens or Financial Commitments Affecting the Assets. From Closing until the date (i) the Senior Secured Term Loan Agreement is paid in full; (ii) Purchaser has provided the P&A Financial Security pursuant to Section 11.18, and (iii) the Collateral Documents have been released, Purchaser shall not directly or indirectly enter into any financial commitments or lending agreements (and Purchaser shall not allow its Affiliates, including POPCO and PPC to undertake any such action) that attach to or otherwise encumber the Assets or otherwise impede, limit or prohibit Seller’s first lien priority security interest and lien in and to the Assets and the other assets of Purchaser; provided that Purchaser shall be entitled to enter into financial commitments or lending agreements that attach to or otherwise encumber the Assets so long as such commitments or agreements are subordinated to the Senior Secured Term Loan Agreement and the Collateral Documents, and do not exceed in aggregate the Maximum Debt Threshold unless consented to by Seller.

Section 7.12 Periodic Reporting. Purchaser shall use all commercially reasonable efforts to Restart Production. In connection with this process, Purchaser agrees to keep Seller reasonably apprised of the progress of its work, and any material developments or setbacks. In connection with such obligation, Purchaser shall provide Seller with quarterly written updates regarding the progress of the Restart Production, including the status of all material Permit negotiations, developments with Plains or other third party hydrocarbon transportation service providers, as well as other material contracts necessary to achieve Restart Production. If any material Permits are revoked or the relevant governmental authority indicates it is reasonably likely such Permit will not be granted before the Restart Failure Date, Purchaser shall promptly notify Seller in writing of such development. In addition to the foregoing, Purchaser will provide Seller copies of any official correspondence from governmental authorities relating to the issuance of requested permits for the Restart Production.

Section 7.13 Financing Transaction Reporting.

(a) Purchaser shall not amend or modify the terms or conditions of the Financing Transaction in any manner that would reasonably be expected to have a material adverse effect upon Seller.

(b) To the extent permitted by applicable Law, Purchaser shall advise Seller, reasonably promptly after Purchaser receives written notice thereof from the Financing Party, of (i) the time when the proxy statement of the Financing Party related to the Financing Transaction and/or the registration statement to register any securities of the Financing Party have become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of the shares of the Financing Party for offering or sale in any jurisdiction, or (iii) the written threat of any proceeding to prevent the consummation of the Financing Transactions, or of any request by the Commission for the amendment or supplement of the foregoing proxy statement/registration statement or for additional information. To the extent permitted by applicable Law and reasonably promptly after Purchaser’s written receipt thereof from the Financing Party, Purchaser shall provide Seller with any comments or other communications, whether written or oral, that the Financing Party or its counsel may receive from time to time from the Commission or its staff with respect to the foregoing proxy statement/registration statement or offer documents promptly.

(c) Reasonably promptly after Purchaser receives notice thereof from the Financing Party, and in each case to the extent related to the Financing Transaction, Purchaser shall provide Seller with written notice of the following: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to any subscription agreement between any Private Investment in Public Equity investor (“PIPE Investor”) that has executed an agreement for the subscription of equity in connection with the Financing Transaction in his, her or its capacity as a PIPE Investor (a “Subscription Agreement”) and the Financing Party, to the extent known to the Financing Party; or (B) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement.

Section 7.14 Continuing Qualifications. Following Closing, Purchaser shall continue to be, for so long as it owns the Assets, properly registered or qualified with the California Secretary of State to carry on its business in the State of California and duly qualified and registered with BOEM to own and operate oil and gas leases and rights of way on the OCS. Following Closing, to the extent required by the state and federal government, Purchaser will continue to maintain, so long as it owns the Assets, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of the Leases.

ARTICLE VIII

PURCHASER’S CONDITIONS TO CLOSING

The obligations of Purchaser to consummate the transactions provided for herein are subject to the fulfillment by Seller or, at the option of Purchaser, waiver by Purchaser, on or prior to Closing of each of the following conditions:

Section 8.1 Representations. Each of the representations and warranties of Seller set forth in ARTICLE V shall be true and correct in all material respects on and as of the Execution Date and as of the Closing Date, with the same force and as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

Section 8.2 Performance. Seller shall have performed or complied in all material respects with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date.

Section 8.3 No Legal Proceedings. No suit, action, or other proceeding by any third party unaffiliated with Purchaser shall be pending by or before any governmental authority seeking to restrain, prohibit, enjoin, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

Section 8.4 Title Defects, Environmental Defects, Casualty Loss and Transfer Restrictions. The sum of (a) the Title Defect Amounts of all uncured Title Defects exceeding the Individual Title Defect Threshold and the Aggregate Title Defect Deductible, plus (b) all Remediation Amounts for uncured Environmental Defects (exceeding the Individual Environmental Defect Threshold and the Aggregate Environmental Defect Deductible), plus (c) the aggregate amount of all Casualty Loss Amounts, plus (d) the Allocated Value of any Asset excluded from the Assets to be conveyed to Purchaser pursuant to Section 4.8 or Section 4.11(a), minus (e) the aggregate Title Benefit Amounts of all Title Benefits (exceeding the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), shall be less than Seventy-Five Million Dollars ($75,000,000).

Section 8.5 HSR. If applicable, (i) the waiting period under the HSR Act (and any extensions thereof) applicable to the consummation of the transactions contemplated hereby shall have expired, (ii) notice of early termination shall have been received, or (iii) a consent order shall have been issued (in form and substance satisfactory to Seller) by or from applicable governmental authorities.

Section 8.6 Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Purchaser the documents required to be delivered by Seller at Closing.

Section 8.7 Financing Transaction. The Financing Transaction shall have been consummated or shall be consummated concurrently with Closing.

Section 8.8 Senior Secured Term Loan Agreement. All conditions precedent set forth in the Senior Secured Term Loan Agreement shall have been satisfied in a manner acceptable to Purchaser or waived by Purchaser.

ARTICLE IX

SELLER’S CONDITIONS TO CLOSING

The obligations of Seller to consummate the transactions provided for herein are subject to the fulfillment by Purchaser or, at the option of Seller, waiver by Seller on or prior to Closing of each of the following conditions:

Section 9.1 Representations. Each of the representations and warranties of Purchaser set forth in ARTICLE VI shall be true and correct in all material respects on and as of the Execution Date and Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

Section 9.2 Performance. Purchaser shall have performed or complied in all material respects with all obligations, agreements, and covenants contained in this Agreement as to which performance or compliance by Purchaser is required prior to or at the Closing Date.

Section 9.3 No Legal Proceedings. No suit, action, or other proceeding by any third party unaffiliated with Seller shall be pending by or before any governmental authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

Section 9.4 Title Defects, Environmental Defects, Casualty Loss and Transfer Restrictions. The sum of (a) the Title Defect Amounts of all uncured Title Defects (subject to the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), plus (b) all Remediation Amounts for uncured Environmental Defects (subject to the Individual Environmental Defect Threshold and the Aggregate Environmental Defect Deductible), plus (c) the aggregate amount of all Casualty Loss Amounts, plus (d) the Allocated Value of any Asset excluded from the Assets to be conveyed to Purchaser pursuant to Section 4.8 or Section 4.11(a), minus (e) the aggregate Title Benefit Amounts of all Title Benefits (subject to the Individual Title Defect Threshold and the Aggregate Title Defect Deductible), shall be less than Seventy-Five Million Dollars ($75,000,000).

Section 9.5 HSR. If applicable (i) the waiting period under the HSR Act (and any extensions thereof) applicable to the consummation of the transactions contemplated hereby shall have expired, (ii) notice of early termination shall have been received, or (iii) a consent order shall have been issued (in form and substance satisfactory to Seller) by or from applicable governmental authorities.

Section 9.6 Closing Deliverables. Purchaser shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Purchaser at Closing.

Section 9.7 Financing Transaction. The Financing Transaction shall have been consummated or shall be consummated concurrently with Closing.

Section 9.8 Net Tangible Assets. Purchaser shall have minimum net tangible assets of not less than Five Million and One Dollars ($5,000,001) (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after consummation of the Financing Transaction and the transactions contemplated by the Subscription Agreements.

Section 9.9 Minimum Available Cash. The amount of Available Cash shall not be less than the Minimum Cash Threshold.

Section 9.10 Senior Secured Term Loan Agreement. All conditions precedent set forth in the Senior Secured Term Loan Agreement shall have been satisfied in a manner acceptable to Seller or waived by Seller.

ARTICLE X

CLOSING

Section 10.1 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall be held on February 1, 2023 (the “Scheduled Closing Date”), at Seller’s offices at 22777 Springwoods Village Parkway, Spring, Texas 77389; provided that if not all of the conditions to that Closing are satisfied as of the Scheduled Closing Date, then Closing shall be held three (3) Business Days after all such conditions have been satisfied or waived, or such other date as the Parties may mutually agree in writing, but in no event later than June 30, 2023 (the “Longstop Date”).

Section 10.2 Calculation of Preliminary Settlement Statement. Not less than five (5) Business Days prior to the Closing, Seller shall prepare in good faith and submit to Purchaser for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjustments to the Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the itemized calculation. Within three (3) Business Days of receipt of the Preliminary Settlement Statement, Purchaser will deliver to Seller a written report containing all changes with the explanation therefor that Purchaser proposes to be made to the Preliminary Settlement Statement. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to calculate the Adjustments to the Purchase Price due at Closing; provided that if the Parties do not agree upon an adjustment set forth in the Preliminary Settlement Statement, then for purposes of Closing but subject to Section 12.1, the amount of such adjustments shall be that amount set forth in the draft Preliminary Settlement Statement delivered by Seller to Purchaser pursuant to this Section 10.2. Final adjustments to the Purchase Price shall be calculated and payable as provided in Section 12.1 below.

Section 10.3 Closing Obligations. At the Closing:

(a) Seller and Purchaser shall execute, acknowledge and deliver to each other the Assignment in the form of Exhibit D in sufficient duplicate originals to allow recording in all appropriate counties and parishes;

(b) Seller shall execute and deliver to Purchaser the Deed to the LFC Property in the form of Exhibit I;

(c) Seller and Purchaser shall execute and deliver to each other assignments, on appropriate forms, of state, federal, tribal and other Leases of governmental authorities included in the Assets in sufficient counterparts to facilitate filing with the BOEM or any other applicable governmental authorities;

(d) Seller and Purchaser shall execute and deliver to each other the Preliminary Settlement Statement;

(e) Seller shall deliver to Purchaser an executed non-foreign entity affidavit meeting the requirements set forth in Section 1.1445-2(b)(2) of the Treasury Regulations and substantially in the form of Exhibit G;

(f) Seller, if and as applicable, shall deliver all appropriate or required forms, applications, notices, permit transfers, declarations, to be filed with the appropriate governmental authorities having jurisdiction with respect to the transfer of operatorship to Purchaser of the Assets that are operated by Seller immediately prior to the Closing; provided, that, if the operator of a Well must be elected or designated after Closing, the applicable instruments will be executed after the election or designation, as applicable;

(g) Purchaser shall execute and deliver to Seller an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit E, certifying that the conditions set forth in Section 9.1 and Section 9.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller;

(h) Seller shall execute and deliver to Purchaser an officer’s certificate, dated as of the Closing Date and substantially in the form of Exhibit F, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Purchaser;

(i) Seller and Purchaser shall execute, acknowledge and deliver transfer orders or letters-in-lieu thereof in customary form prepared by Seller directing all purchasers of production to make payment to Purchaser of proceeds attributable to production from the Assets from and after the Closing Date;

(j) Seller and Purchaser shall execute and deliver the Senior Secured Term Loan Agreement;

(k) Reserved;

(l) Purchaser shall furnish evidence that all requirements to own and/or operate the Assets, including bonds and permits, from any governmental authority having jurisdiction or as required by any Existing Contract have been satisfied;

(m) Purchaser shall execute and deliver a duly executed Power of Attorney in the form of Exhibit O;

(n) Purchaser shall execute and deliver the Deeds of Trust and other Collateral Documents;

(o) Seller shall deliver transfer documents in respect of the Transferred Shares in form reasonably acceptable to Purchaser, duly executed by the relevant owner of such equity in favor of Purchaser;

(p) Seller shall ensure the resignation of each director, company secretary, and auditor of POPCO and PPC, such resignations to take effect on and from Closing;

(q) Seller and Purchaser shall execute and deliver to each other the Facility Licensing Agreement in the form set forth as Exhibit M;

(r) Seller and Purchaser shall execute and deliver to each other the Transition Services Agreement in the form set forth as Exhibit N;

(s) (i) Sellers shall obtain and deliver to Purchaser an assignment agreement whereby EMOC assigns to Purchaser all of EMOC’s rights, obligations and interests in, to and under the Facilities Dedication Agreement and (ii) Purchaser shall execute such agreement and accept and assume all such rights, obligations and interests; and

(t) Seller and Purchaser shall execute such other instruments and take such other actions as may be necessary to carry out their respective obligations under this Agreement.

ARTICLE XI

POST-CLOSING OBLIGATIONS

Section 11.1 Assumed Obligations. Without limiting Purchaser’s rights to indemnity under Section 11.3 (if applicable), if the Closing occurs, from and after Closing, Purchaser hereby assumes and agrees to fulfill, perform, pay and discharge all liabilities, obligations and Losses, known or unknown, with respect to the Assets or the ownership, use or operation thereof, regardless of whether such liabilities, obligations or Losses arose prior to, on or after the Effective Time, including obligations and Losses relating to the following (all of the aforementioned and following obligations and Losses being the “Assumed Obligations”):

(a) the payment of owners of Working Interests, royalties, overriding royalties and other interests all revenues attributable thereto;

(b) fully performing all Plugging and Abandonment Obligations, regardless of whether such obligations are attributable to the ownership or operation of the Assets prior to, on, or after the Effective Time, in a good and workmanlike manner and in compliance with all Laws, including:

(i) the necessary and proper plugging, replugging, and abandonment of all wells on the Assets or comprising a part of the Assets, whether the BOEM, the California Office of Conservation or any other governmental authority reflects such well as having been plugged, abandoned or remediated for regulatory purposes or otherwise, prior to, on, or after the Effective Time;

(ii) the necessary and proper removal, abandonment, decommissioning, and disposal of all structures, pipelines, facilities, equipment, abandoned property, and junk located on or comprising part of the Assets;

(iii) the necessary and proper capping and burying of all flow lines and pipelines associated with the Assets or located on or comprising part of the Assets; and

(iv) the necessary and proper restoration of the offshore and onshore sites and property, both surface and subsurface, as may be required by Laws or contract;

(c) furnishing make-up gas and dead oil according to the terms of applicable Existing Contracts, and to satisfy all other Imbalances, if any;

(d) the environmental and physical condition of the Assets, whether such condition existed prior to, on or after the Effective Time, including Environmental Defects, if any, with respect to the Assets, whether or not asserted by Purchaser in accordance with this Agreement, including the clean-up, restoration and remediation of the Assets in accordance with applicable Law, including all Environmental Laws;

(e) obligations or Losses under or imposed on the lessee, owner, Assets or operator under the Leases, the Existing Contracts and applicable Laws;

(f) storing, handling, transporting and disposing of or discharging all materials, substances and wastes from the Assets (including produced water, drilling fluids, NORM, and other wastes), whether present prior to, on or after the Effective Time, in accordance with applicable Laws and contracts; and

(g) obligations or Losses arising out of our related to the 901/903 Pipeline, including any Assumed Liabilities (as such term is defined in the Plains PSA), provided that with respect to any pending litigation or regulatory actions relating to any Assumed Liabilities, including item 7 on Schedule 3.4 of the Plains PSA, (i) Sellers shall have the right (but not the obligation) to participate in the defense of any claims that directly or indirectly could be Assumed Liabilities, including any claims impacting the rights of way for the 901/903 Pipeline (each an “Existing Pipeline Claim”). If Sellers elect not to control or conduct the defense or prosecution of any such Existing Pipeline Claim, Sellers nevertheless shall have the right to participate in the defense or prosecution of any such claim and, at their own expense, to employ counsel of their own choosing for such purpose; (ii) the Parties shall cooperate in the defense or prosecution of any Existing Pipeline Claim, with such cooperation to include (A) the retention and the provision of Purchaser records and information that are reasonably relevant to the defense or prosecution of such claim, and (B) making employees, consultants and agents available on a mutually convenient basis to provide additional information; and (iii) Purchaser shall not consent to the entry of any judgment or enter into any settlement that could reasonably impact Seller without the prior express written consent of Seller.

Section 11.2 Purchaser’s Indemnity. Effective upon Closing, REGARDLESS OF FAULT, Purchaser hereby defends, indemnifies and holds harmless the Seller Group from and against any and all Losses arising out of, attributable to, based upon or related to:

(a) any breach of (i) any representation or warranty made by Purchaser in ARTICLE VI of this Agreement or in the certificate delivered by Purchaser pursuant to Section 10.3(g), or (ii) any covenant or agreement of Purchaser contained in this Agreement or any Transaction Document; or

(b) any of the Assumed Obligations.

Section 11.3 Seller’s Indemnity. Effective upon Closing, subject to the limitations in Section 11.5 and Section 11.8 below, REGARDLESS OF FAULT, Seller shall protect, defend, indemnify and hold harmless the Purchaser Group from and against any and all Losses arising out of, attributable to, based upon or related to:

(a) any breach of (i) any representation or warranty made by Seller in ARTICLE V of this Agreement or in any Transaction Document, in the certificate delivered by Seller pursuant to Section 10.3(h), or (ii) any covenant or agreement of Seller contained in this Agreement;

(b) the litigation and/or administrative proceedings set forth on Schedule 11.3(b);

(c) matters related to Taxes accruing prior to the Effective Time and more fully set forth in ARTICLE XIII;

(d) failure to pay any royalties, overriding royalties or other burdens on production to the extent relating to the production of Hydrocarbons from the Assets prior to the Effective Time;

(e) any personal injury or death on or about the Assets attributable to the time period prior to the Effective Time for which Purchaser’s indemnity in Section 7.5 does not apply;

(f) any civil and/or criminal fines or penalties imposed or assessed related to or arising out of the ownership or use of the Assets or POPCO prior to the Effective Time, other than any such fines or penalties relating to the Environmental Law or which relate to any matter which was or could have been raised as an Environmental Defect, other than any such liability arising out of or related to the Plains PSA or the 901/903 Pipeline; or

(g) any obligations of Seller or any Affiliate thereof related to the Seller Benefit Plans (each of the foregoing items (b) through (g), the “Retained Obligations”).

In no event shall Seller have any obligation to provide indemnification for any matters to the extent accounted for in the Preliminary Settlement Statement or the Final Settlement Statement.

Section 11.4 Regardless of Fault. The phrase “REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING WHETHER OR NOT A CLAIM IS CAUSED IN WHOLE OR IN PART BY:

(a) THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE, GROSS OR OTHERWISE), WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER FAULT OF ANY OF THE INDEMNIFIED PARTIES; AND/OR

(b) A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, WITH RESPECT TO THE PROPERTY OF ANY OF THE PARTIES, THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES; AND/OR THE UNSEAWORTHINESS OF ANY VESSEL OR UNAIRWORTHINESS OF ANY AIRCRAFT OR MECHANICAL FAILURE OF ANY VEHICLE OF A PARTY, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, WHETHER CHARTERED, LEASED, OWNED, OR FURNISHED OR PROVIDED BY ANY OF THE PARTIES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES.

Section 11.5 Limitation on Liability.

(a) Seller shall not have any liability for any indemnification under Section 11.3(a)(i) for any individual Loss (other than Losses attributable to a breach of the representations and warranties in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7, and Section 5.11(a)-(b)) (the “Seller Fundamental Representations”), unless and until (i) the amount of such individual Loss exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) until and unless the aggregate amount of all such Losses for which Claim Notices are delivered by Purchaser exceeds Ten Million Dollars ($10,000,000) (the “Indemnity Deductible”) and then only to the extent such Losses exceed the Indemnity Deductible.

(b) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify the Purchaser Group (i) under Section 11.3(a) for aggregate Losses (other than Losses attributable to a breach of the Seller Fundamental Representations) in excess of One Hundred Million Dollars ($100,000,000), and (ii) under the terms of this Agreement, for aggregate Losses in excess of one hundred percent (100%) of the Purchase Price (including those attributable to a breach of the Seller Fundamental Representations).

Section 11.6 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, without limitation of the special warranty of Defensible Title in the Assignment and Deed, except with respect to any breach by Purchaser of its obligations (a) to maintain the P&A Financial Security and (b) to fully comply with the terms of the Senior Secured Term Loan Agreement and the Collateral Documents from and after Closing, including the Reassignment Option (in which event, Seller shall have all remedies at law or in equity or as provided therein on account of such breach), from and after the Closing, Section 4.8 (Consents to Assign), Section 7.5 (Indemnity Regarding Access), Section 11.2 (Purchaser’s Indemnity), Section 11.3 (Sellers Indemnity), Section 11.12 (ExxonMobil Insurance) and Section 12.2 (Receipts and Credits) contain the Parties’ exclusive remedy against each other with respect to the transactions contemplated hereby and the sale of the Assets, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any Transaction Documents.

Section 11.7 Indemnification Procedures. All claims for indemnification under Section 4.8 (Consent to Assign), Section 7.2 (Performance Bonds), Section 7.5 (Indemnity Regarding Access), Section 11.2 (Purchaser’s Indemnity), Section 11.3 (Seller’s Indemnity), Section 11.12 (ExxonMobil Insurance) and Section 12.2 (Receipts and Credits) shall be asserted and resolved as follows:

(a) For purposes of this ARTICLE XI, Section 4.8, Section 7.5 and Section 12.2, the term “Indemnifying Party” when used in connection with particular Losses shall mean the Party or Parties having an obligation to indemnify another Party or Parties with respect to such Losses pursuant to such sections, and the term “Indemnified Party” when used in connection with particular Losses shall mean the Party or Parties having the right to be indemnified with respect to such Losses by another Party or Parties pursuant to such sections.

(b) To make claim for indemnification under this ARTICLE XI, Section 4.8, Section 7.5 or Section 12.2, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 11.7, including the specific details of and specific basis under this Agreement for its claim

(the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by an unaffiliated third party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.7 shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent (and then only to the extent) such failure materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d) If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement includes the payment of any amount by (because of the Indemnity Deductible or otherwise), the performance of any obligation by or the limitation of any right or benefit of, the Indemnified Party, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Party, which shall not be unreasonably conditioned, withheld or delayed. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest, the costs of which shall be included in the Losses covered by the indemnity obligation of the Indemnifying Party hereunder. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.7. An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Party does not admit its liability (which it will be deemed to have so done if it fails to timely respond) or admits its liability but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability for the Third Party Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

(f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Losses complained of, (ii) admit its liability for such Loss or (iii) dispute the claim for such Losses. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Losses or that it disputes the claim for such Losses, then the Indemnifying Party shall be deemed to be not disputing the claim for such Losses.

Section 11.8 Survival.

(a) The (i) representations and warranties of Seller in ARTICLE V and in the certificate delivered at Closing by Seller pursuant to Section 10.3(h) (other than Section 5.4 and the Seller Fundamental Representations), and (ii) the covenants and agreements of Seller contained herein to be performed prior to Closing shall, in each case, survive the Closing for a period of twelve (12) months after the Closing Date. The representations and warranties in Section 5.4 and the Tax covenants in ARTICLE XIII shall in each case survive until the expiration of the statute of limitations applicable to the items covered thereunder plus sixty (60) days. The representations, warranties, covenants and agreements of Purchaser and Seller Fundamental Representations (other than the representations and warranties in Section 5.4 and the Tax covenants in ARTICLE XIII) contained herein shall survive without time limit.

(b) Subject to Section 11.8(a) and except as set forth in Section 11.8(c), the remainder of this Agreement shall survive the Closing without time limit. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(c) The indemnities in Section 11.2(a) and Section 11.3(a) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except, in each case, as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date. The indemnities for the Retained Obligations (other than those described in Section 11.3(c), Section 11.3(d), and Section 11.3(g)) shall survive the Closing for a period of two (2) years after the Closing Date. The indemnities in Section 11.3(c) and Section 11.3(d) shall survive the Closing for the statute of limitations applicable to the items covered thereunder plus sixty (60) days. The indemnities in Section 11.2(b) and Section 11.3(g) shall survive the Closing without time limit. Each Retained Obligation shall, upon expiration of the applicable survival period become part of the Assumed Obligations under Section 11.2; provided, that notwithstanding the foregoing, in no event shall the Retained Obligations set forth in Section 11.3(c) or Section 11.3(g), or any Losses related to such matters, become part of the Assumed Obligations.

Section 11.9 Waiver of Right to Rescission. Subject to any rights in connection with the exercise of the Reassignment Option, Seller and Purchaser acknowledge that, following the Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money, as secured by the Senior Secured Term Loan Agreement, as applicable, shall be adequate compensation, following the Closing, Purchaser and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby, subject to any rights in connection with the exercise of the Reassignment Option.

Section 11.10 Non-Compensatory Damages. No Indemnified Parties shall be entitled to recover from an Indemnifying Party or its Affiliates any indirect, special, incidental, consequential, punitive, exemplary, remote or speculative damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a third party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.

Section 11.11 Insurance. The amount of any Losses for which any of the Purchaser Group or Seller Group is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by any corresponding insurance proceeds actually received by any such Indemnified Party under any third party insurance arrangements.

Section 11.12 ExxonMobil Insurance.

(a) ExxonMobil, along with its predecessors and Affiliates, may have or have had coverage under various insurance policies (the “ExxonMobil Policies”) covering their interests.

(b) Purchaser agrees that:

(i) No insurance coverage shall be provided under the ExxonMobil Policies to Purchaser, including any policies insured or reinsured by Ancon Insurance Company, Inc. or Petroleum Casualty Company (the “Captives”);

(ii) From and after Closing, Purchaser assumes any and all responsibilities for effecting and maintaining insurance in respect of the Assets and replacing Captives, where applicable; and

(iii) Purchaser shall indemnify and defend Seller and its Affiliates (including Captives) against, and shall hold them harmless from, any claim made after the Closing against any of the ExxonMobil Policies with respect to the Assets including all costs and expenses (including attorneys’ fees) related thereto.

(c) Notwithstanding any provision of this agreement to the contrary, for a period of six (6) years after the Closing, Purchaser shall maintain in place one or more asset-level insurance policy(ies) having liability coverage totaling no less than One Hundred Million Dollars ($100,000,000.00) which shall: (1) cover Seller and their Affiliates as additional insureds for liabilities arising from or assumed under this Agreement; and (2) be primary as to all other policies (including any deductibles or self-insured retentions); provided, this Section 11.12(c) shall in no way apply to Purchaser’s general corporate insurance policies. It is further agreed that Purchaser and its insurer(s) providing coverage shall waive all rights of subrogation and/or contribution against Seller and its Affiliates to the extent liabilities are assumed by Purchaser.

Section 11.13 Governmental Bonding. Within sixty (60) days of the BOEM notifying Purchaser or Seller of any plugging, supplemental or other bonding requirements necessary for Purchaser to have the applicable assignments with respect to the Assets approved by the BOEM or any other applicable governmental authority, Purchaser shall have such bonds or other financial security posted with the applicable governmental authority to have such assignments approved. During the period extending from the Closing until such time as such bonds or other financial security are posted with the applicable governmental authority, Purchaser agrees to name Seller as an additional insured on Purchaser’s insurance policies.

Section 11.14 Change of POPCO and PPC Names. As promptly as practicable following Closing, Purchaser shall procure that, with respect to each of POPCO and PPC:

(a) the register of shareholders of each of POPCO and PPC is updated, evidencing the transfer of the Transferred Shares from Seller to Purchaser;

(b) there is a shareholder meeting of each of POPCO and PPC at which:

(i) the name of POPCO and PPC will be changed and the articles of association of each company will be amended to include any name change; and

(ii) the registered addresses of POPCO and PPC will be changed;

(c) the records maintained by the State of California and State of Delaware are updated to evidence that:

(i) Purchaser is the sole shareholder of the entire issued share capital in POPCO and PPC;

(ii) the resignations of the existing directors, company secretary, and auditors of POPCO and PPC and the appointments of the directors, company secretary, and auditors of POPCO and PPC nominated by Purchaser have been registered; and

(iii) the names and registered addresses of POPCO and PPC have been changed to that nominated by Purchaser;

(d) neither POPCO, PPC, nor Purchaser or its Affiliates:

(i) uses or asserts any right to use Seller Group names or trademarks or any material using or comprising Seller Group names or trademarks; or

(ii) holds itself out as being part of, or in any way connected or associated with, Seller or its Affiliates; and

(e) at its own cost and expense, de-brand POPCO and PPC by procuring that:

(i) each of POPCO and PPC promptly (and, in any event, within one hundred and twenty (120) days following the Closing Date) undertakes all legal, regulatory, and administrative formalities to record and give effect to the change of POPCO’s and PPC’s corporate, trade, company, fictitious, and all other business names, and to cease use of any domain names or URLs which incorporate or reference POPCO, PPC, Seller or its Affiliates names or trademarks;

(f) within one hundred and twenty (120) days of the Closing Date, all names and references to POPCO, PPC, any predecessor in interest to the 901/903 Pipeline, or Seller or its Affiliates are removed from all facilities, signage, and other related items of POPCO and PPC as they relate to the Seller or its Affiliates; and

(g) each of POPCO and PPC ceases to make use of any stationery, invoices, forms, seals, logos, or other similar articles showing or referencing POPCO, PPC, any predecessor in interest to the 901/903 Pipeline, Seller or Seller’s Affiliates.

Section 11.15 Restrictions on Use. Where any of the Assets include a fee simple interest in real property that has been used for oil, gas, or other mineral operations or transportation, or any industrial or commercial use, the following uses of the affected land, or any portion thereof, are expressly prohibited and forbidden:

(a) any “residential” construction, development, use or purpose, which shall, without limitation, be interpreted to mean and include a prohibition against use for single or multi-family residences, residences for children, the elderly or the infirm, churches and places of worship, schools, nurseries and other pre-school facilities, nursing or convalescent homes, hospitals, health clinics, or other medical facilities, day care facilities, playgrounds, recreational parks, hotels, motels, bed and breakfasts, parks and in addition to the above, and other “residential land use” restrictions or limitations set forth or described in any and all building, zoning and land use ordinances, Laws, regulations and restrictions by municipal or other governmental authorities applicable to the property;

(b) any purpose that would constitute a “Permitted Use” under any of the residential zones, districts, or classifications set forth in any applicable municipal, county or state zoning Laws in effect at the Effective Time,

(c) any agricultural use;

(d) construction or installation of any basements, parking structures or other sub-surface areas; or

(e) any additional water wells for irrigation or drinking purposes.

Section 11.16 Engineering Controls. Purchaser agrees to adopt and use all engineering and related technical assistance available to the industry and in accordance with best practice or required by Environmental Laws to protect the health and safety of persons and that Purchaser will use and implement engineering controls to prevent the migration of vapors and/or liquids containing contamination into any buildings, underground utilities / spaces and / or storm water retention / detention ponds, including without limitation, vapor installation systems, vapor barriers, sealed sumps and storm pond liners as determined to be necessary by a professional engineer licensed in the state with substantial experience in the field. Purchaser shall take measure(s) to isolate building occupants from identified contamination as may be required by Environmental Laws to protect the health of occupants / public.

Section 11.17 Covenants Running with the Land. The covenants contained in Section 11.15 and Section 11.16 of this Agreement shall be covenants running with the land, shall be set out in the Deed and the Assignment and recorded in the real property records, and shall be binding on Purchaser and its successors and assigns.

Section 11.18 Financial Security in Favor of Seller.

(a) From and after the Closing, Seller shall have the right to enforce any security interest or credit support provided by Purchaser pursuant to this Agreement, the Collateral Documents, or otherwise, in accordance with the terms thereof to protect its interests in the payment of the Purchase Price and the viability of the Reassignment Option, and to ensure Seller’s compliance with its post-closing obligations, including funding the Penal Sum, hereunder.

(b) The exercise by Seller of the Ultimate Parent Company Guarantee or rights under any Collateral Document shall be in addition to, and not in lieu of, any other rights and remedies Seller may have under Law or in equity for Purchaser’s failure to perform as provided herein, including but not limited to, Seller’s rights to exercise the P&A Financial Security.

(c) Subject to Section 11.18(d) and (e), at or prior to Purchaser achieving Restart Production, Purchaser shall provide Seller with a performance bond substantially in the form attached as Exhibit H, in the amount of Three Hundred Fifty Million Dollars ($350,000,000.00) (the “Penal Sum”) in favor of Seller as sole beneficiary, as security for Purchaser’s obligations as provided in Section 11.1(b) (the “P&A Financial Security”); provided, however, that if Purchaser has used commercially reasonable efforts to seek P&A Financial Security in the form of Exhibit H from the financial institutions set forth on Schedule 11.18, and no such financial institution will accept Exhibit H, Purchaser shall provide Seller with a performance bond in a form acceptable to Seller. The P&A Financial Security shall be issued by a financial institution acceptable to Seller.

(i) Upon occurrence of any of the following and after prior notice to Purchaser of at least ten (10) Business Days, Seller may draw on the P&A Financial Security, in whole or in part and without prejudice to Seller’s other rights or remedies under this Agreement or the Ultimate Parent Company Guarantee (but any such a draw on the P&A Financial Security will not release or discharge (1) Purchaser from its obligations under this Agreement or (2) Purchaser’s ultimate parent company under the Ultimate Parent Company Guarantee):

1) Seller is required in any manner to perform obligations under Section 11.1(b), whether pursuant to an order or directive issued by a governmental body or regulatory agency or otherwise; or

2) Purchaser defaults on any of its obligations under Section 11.1(b) and Seller has opted to perform any or all such obligations of Purchaser (provided, however, that nothing herein shall be construed as imposing an obligation upon Seller to so perform).

(ii) If the provider of P&A Financial Security becomes unacceptable to Seller or its issuer rating by Standard & Poor’s drops below A with a stable outlook or its issuer rating by Moody’s drops below A2 with a stable outlook, within forty five (45) days of ExxonMobil providing notice to Purchaser of such occurrence, Purchaser will replace the P&A Financial Security with another security in a form substantially similar to the form attached as Exhibit H issued by a financial institution acceptable to ExxonMobil, (the “Replacement P&A Financial Security”). If Purchaser has used commercially reasonable efforts to seek Replacement P&A Financial Security using Exhibit H with financial institutions set forth on Schedule 11.18 and no such financial institution will accept Exhibit H, Purchaser shall provide Seller with a performance bond in a form acceptable to Seller. Upon Purchaser’s timely compliance with the obligation to provide Replacement P&A Financial Security, Seller: (1) shall accept such Replacement P&A Financial Security within fifteen (15) days after it is provided to Seller by Purchaser and the replacement financial institution, and (2) release and return the P&A Financial Security instrument to Purchaser for cancellation.

(d) Subject to Section 11.18(e), at any time after January 1, 2026, but no more often than once every thirty six (36) months thereafter, each of Purchaser and Seller shall have the right to request a review of the then-uncompleted Plugging and Abandonment Obligations and potential adjustment of the Penal Sum (each a “Redetermination Review”). Notwithstanding the foregoing or anything herein to the contrary (i) at the first Redetermination Review, Seller shall have the right to require, and Purchaser shall provide if requested, an increase in the Penal Sum to an Adjusted Penal Sum (as defined below) amount of no less than Five Hundred Million Dollars ($500,000,000.00) and (ii) Seller shall have the right to call for a Redetermination Review at any time an event occurs with respect to the Assets or Purchaser’s operations that (a) constitutes a material violation of Environmental Laws, or (b) constitutes a physical condition that requires reporting to a governmental authority, investigation, monitoring, removal, cleanup, Remediation, restoration, repair or correction under Environmental Laws. The Party requesting the Redetermination Review must submit a written request to the other Party for each Redetermination Review, which shall take place at a time and place mutually convenient to the Parties, but in any event, shall take place no later than ninety (90) days after the non-requesting Party’s receipt of such written notice. At the Redetermination Review, the Parties shall attempt in good faith to agree on whether the Penal Sum should be increased or decreased based upon then current estimates of the costs and expenses to satisfy the Plugging and Abandonment Obligations which remain uncompleted at the time of the Redetermination Review. If the Parties cannot reach agreement on any adjustments to the Penal Sum within fifteen (15) days of the Redetermination Review, either Party may refer the remaining issues in dispute for review and final determination to a nationally-recognized independent engineering firm experienced in performing offshore plugging, abandonment and decommissioning operations and mutually agreeable to both Seller and Purchaser, or if the Parties cannot agree, selected by the American Arbitration Association (such firm, the “Referee”). The Referee shall act as an expert for the limited purposes of determining the disputed elements in the Parties’ Redetermination Review and resulting adjustment, if any, to the Penal Sum (and may not award any party damages or assess any fees or penalties). The Referee’s determination shall be made within fifteen (15) days after submission of the matters in dispute and shall be final and binding on the Parties without right of appeal. Seller and Purchaser shall each bear (i) their own legal fees and other costs associated with the proceeding and (ii) one-half of the fees, costs and expenses of the Referee (unless the Redetermination Review arises as a result of the conditions in the second sentence of this subsection (d), in which case they shall be for Purchaser’s account).

(e) On or before the date that is thirty (30) days after (i) the date the Parties reach final agreement on the adjustment to the Penal Sum addressed at each Redetermination Review or (ii) the date any dispute regarding adjustments to the Penal Sum is resolved pursuant to Section 11.18(d), (x) if the adjustment results in a new Penal Sum (the “Adjusted Penal Sum”) that is less than the amount of the Penal Sum immediately before such Redetermination Review (the “Unadjusted Penal Sum”), Seller shall execute a release of an amount of the then-current Penal Sum equal to the difference between the Unadjusted Penal Sum less the Adjusted Penal Sum, or (y) if the adjustment to the Penal Sum results in an Adjusted Penal Sum that is greater than the Unadjusted Penal Sum, Purchaser shall increase the amount of the then-current Penal Sum by an amount equal to the difference between the Adjusted Penal Sum less the Unadjusted Penal Sum. The Parties shall execute any reduction riders or amendments to the P&A Financial Security, as necessary, to adjust the amount of the Penal Sum in accordance with the Parties’ final agreement or the Referee’s decision, as applicable.

(f) If for any reason Purchaser fails to timely obtain a performance bond in the amount of the Penal Sum required under Section 11.18(c) or the Adjusted Penal Sum required under Section 11.18(e), then Seller shall have the right to require Purchaser to provide alternative P&A Financial Security or supplemental P&A Financial Security in the form of a letter (or letters) of credit in form substantially similar to Exhibit T to be issued by JPMorgan Chase Bank, N.A. or another bank of similar reputation that is acceptable to Seller. In the event Purchaser is not able to provide such letter or letters of credit as described in this Section 11.18(f) in an amount that, together with any bonds required under Section 11.18(c) or Section 11.18(e), equals or exceeds the amount of the Penal Sum required under Section 11.18(c) or the Adjusted Penal Sum required under Section 11.18(e), then in such case, Purchaser shall have a period of thirty-six (36) months from the date Purchaser determines that it cannot obtain a letter or letters of credit in the required amount in which to pay the required amounts into an abandonment escrow account, pursuant to an escrow agreement acceptable to Seller and on a payment schedule acceptable to Seller, until the total amount of all P&A Financial Security provided by Purchaser under this Agreement is equal to the then required Penal Sum or Adjusted Penal Sum, as the case may be.

(g) If, after Restart Production is achieved, (i) BOEM or any other governmental authority requires Purchaser to post supplemental bonds for all or any of the Assets approved by BOEM or any other applicable governmental authority as set forth in Section 11.13, (ii) such supplemental bonds cover Plugging and Abandonment Obligations, (iii) Purchaser satisfies such governmental authority’s requirements and posts such supplemental bonds from a qualified surety as specified Section 11.18(c), and (iv) Seller is listed as a co-obligee on such supplemental bonds, then the Parties shall decrease the amount of the Penal Sum or Adjusted Penal Sum, as applicable, on a dollar for dollar basis by the amount of such supplemental bonds.

(h) The provisions of this Section 11.18 are (i) binding on all successors and assigns of Purchaser with respect to any of the Assets and (ii) covenants running with the Assets. For the avoidance of doubt, if Purchaser sells, assigns or otherwise transfers less than all of the Assets to a transferee, the transferee shall be required to (A) satisfy the Senior Secured Term Loan Agreement and Collateral Documents (to the extent, and only to the extent such transfer occurs prior to the Actual Payment Date) and (B) obtain an Ultimate Parent Company Guarantee and P&A Financial Security in a form and manner reasonably acceptable to Seller as set forth herein with respect to such Assets so sold, assigned or otherwise transferred. Such transfer shall not relieve Purchaser’s obligation to maintain the Senior Secured Term Loan Agreement and Collateral Documents, its Ultimate Parent Company Guarantee and P&A Financial Security as to any Assets it retains.

Section 11.19 Tax Treatment. The Parties shall treat any indemnification payment made under this ARTICLE XI as an adjustment to the Purchase Price for U.S. federal and applicable state Income Tax purposes, unless otherwise required by applicable Law.

ARTICLE XII

CERTAIN ADDITIONAL AGREEMENTS

Section 12.1 Post-Closing Settlement Statement.

(a) As soon as reasonably practicable after the Closing Date, but in no event longer than one hundred fifty (150) days after the Closing Date, Seller shall prepare in good faith, in accordance with this Agreement, and deliver to Purchaser, a final statement (the “Final Settlement Statement”) setting forth the final Adjustment to the Purchase Price in accordance with Section 3.2 and Section 3.3. The Final . Settlement Statement also will include any adjustments necessary because Seller chose to attempt to cure a Title Defect under Section 4.3 or Remediate an Environmental Defect under Section 4.10 of this Agreement. As soon as reasonably practicable, but in any event within thirty (30) days after receipt of the Final Settlement Statement, Purchaser shall return to Seller a written report containing any proposed changes or disputed items to the Final Settlement Statement and an explanation of any such changes or disputed items and the reasons therefor (the “Dispute Notice”). Purchaser’s failure to deliver to Seller a Dispute Notice detailing proposed changes or disputed items to the Final Settlement Statement by such date shall be deemed to be an acceptance by Purchaser of the Final Settlement Statement delivered by Seller, and Seller’s determinations with respect to all such adjustments in the Final Settlement Statement that are not addressed in the Dispute Notice shall prevail. The Parties shall undertake to agree on the Final Settlement Statement no later than two hundred ten (210) days after the Closing Date (the “Target Settlement Date”). If the final adjustments to Purchase Price set forth in the Final Settlement Statement are mutually agreed upon by Seller and Purchaser prior to the Target Settlement Date or are deemed agreed pursuant to the foregoing or determined pursuant to Section 12.1(b), the Final Settlement Statement shall be final and binding on the Parties. All amounts paid or transferred pursuant to this Section 12.1(a) shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.

(b) If Seller and Purchaser cannot reach agreement on the Final Settlement Statement within ninety (90) days after the Target Settlement Date, either Party may refer the remaining issues for dispute resolution under Section  17.5.

Section 12.2 Receipts and Credits. Subject to Section 2.4 and the following sentence, after the Parties’ agreement (or deemed agreement) upon the Final Settlement Statement, to the extent not accounted for in the Final Settlement Statement, if (i) any Party receives monies belonging to the other, including proceeds of production, then such amount shall, within thirty (30) Business Days after the end of the month in which such amounts were received, be paid over to the proper Party, (ii) any Party pays monies for Property Expenses which are the obligation of the other Party hereto, then such other Party shall, within thirty (30) Business Days after the end of the month in which the applicable invoice and proof of payment of such invoice were received, reimburse the Party which paid such Property Expenses, (iii) a Party receives an invoice of an expense or obligation which is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same, and (iv) an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Seller and Purchaser, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee. Notwithstanding anything herein to the contrary, from and after one hundred and fifty (150) days of the Closing Date, Seller shall have no liabilities or obligations with respect to pre-Effective Time Property Expenses.

Section 12.3 Records; Retention.

(a) Within sixty (60) days after Closing, Seller will make available to Purchaser, at Purchaser’s cost and request, copies of books, files, records, maps, and data relating to the Assets (the “Records”) including title records (including abstracts of title, title opinions, title reports, and title curative documents), the Existing Contracts, correspondence and all related matters in the possession of Seller (but excluding corporate, financial, Tax, and general accounting records, all internal management systems, plans, policies, standards and procedures, including, without limitation, any health, safety and environment management systems, plans, policies, standards and procedures, any document subject to the attorney-client or other privilege, and any document, data, or other information where disclosure is restricted by agreement with a third party). Purchaser must advise Seller before Closing which such files, records, production records, environmental records, and engineering data and reports it requests access to, which may not include any Excluded Records. For any of the seismic data listed on Schedule 12.3(a) related to the Assets, Seller shall grant to Purchaser a license for any Seller proprietary seismic data. Seller shall not provide a copy of such third party seismic data unless Purchaser, on or prior to Closing, demonstrates to Seller’s reasonable satisfaction that Purchaser has obtained the appropriate license from such third party seismic owner. For all purposes of this Agreement, the Records shall be deemed to be a part of, and included in, the Assets; provided, however, that copies of hardcopy files shall be provided at Purchaser’s cost and expense and shall not be considered as part of the Purchase Price.

(b) Purchaser, for a period of seven (7) years following the Closing, will (i) retain the Records, (ii) provide Seller, its Affiliates and its and their officers, employees and representatives with access to the Records (to the extent that Seller has not retained the original or a copy) during normal business hours for review and copying at Seller’s expense, and (iii) provide Seller, its Affiliates and its and their officers, employees and representatives with access, during normal business hours, to materials received or produced after the Closing relating to any indemnity claim made under Section 11.3 for review and copying at Seller’s expense.

(c) With respect to the Leases, to extent requested by Purchaser and required by applicable Law or regulation, Seller will sign and deliver to Purchaser, a list of the copies of Records delivered to Purchaser (with omissions noted and explained for records required under federal regulations, but which are not available). Purchaser will sign the list and submit it to BOEM or BSEE in accordance with applicable regulations.

Section 12.4 Recording. As soon as practicable but no later than sixty (60) days after Closing, Purchaser, at its sole cost, shall record the Assignment in the appropriate counties and provide Seller with copies of the recorded Assignment. Purchaser shall be responsible for recording and filing documents associated with the transfer of the Assets to it and for all costs and fees associated therewith, including filing the Assignment with appropriate federal, state and local governmental authorities as required by applicable Law or to ensure the validity and enforceability of such document. Seller shall be authorized, at Purchaser’s sole cost and expense, to file the applicable Collateral Documents with appropriate federal, state and local governmental authorities as required by applicable Law or to ensure the validity and enforceability of such document and the liens and security interests granted thereunder. As soon as practicable after recording or filing, Purchaser shall furnish Seller with all recording data and evidence of all required filings including (with respect to Leases covering any offshore acreage) filings with the appropriate state counties. Purchaser shall also be responsible for obtaining Customary Post-Closing Consents applicable to the transaction contemplated hereunder and all costs and fees associated therewith.

Section 12.5 Operatorship Matters, Filing for Approvals. Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Transaction Documents, all applicable Existing Contracts and Schedules and all applicable Laws, from and after Closing:

(a) To the extent that from or after Closing Seller is the operator of or the designated applicant under Oil Spill Financial Responsibility (OSFR) for any Asset, the Parties shall designate and vote to appoint Purchaser as the operator and, as applicable, the designated applicant under OSFR for such Asset as to record title and/or operating rights interests, as applicable; and

(b) Purchaser and Seller, at Purchaser’s sole cost, shall no later than thirty (30) days after Closing:

(i) execute, acknowledge (if necessary), and exchange, as applicable, any applications necessary to transfer to Purchaser any transferable Permits to which the Assets are subject, and which Seller has agreed to transfer under this Agreement;

(ii) file all appropriate forms, declarations, transfer of operatorship and bonds (or other authorized forms of security) with all applicable governmental authorities and third parties relative to Purchaser’s assumption of operations or the transfer of the Assets; and

(iii) prepare, execute and submit appropriate change of operator notices and third-party ballots required under applicable operating agreements.

Parties further agree to take all other actions required of it by governmental authorities having jurisdiction to obtain all requisite regulatory approval with respect to this transaction, and to use their commercially reasonable efforts to obtain unconditional approval by such authorities of any transfer documents requiring governmental approval in order for Purchaser to be recognized as owner and operator of the Assets. Each Party agrees to provide the other Party with approved copies of the documents contemplated by this Section 12.5, as soon as they are available.

Section 12.6 Further Cooperation. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

ARTICLE XIII

TAXES

Section 13.1 Apportionment of Ad Valorem and Property Taxes. All Property Taxes with respect to the Tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Purchaser. The Parties will make final settlement of all Property Taxes by estimating the Property Taxes to be due for the Tax period in which the Effective Time occurs based on the Property Taxes assessed and paid for the immediately prior Tax period. Such settlement of Property Taxes shall be part of the Final Settlement Statement between the Parties. If Property Taxes have not been paid before Closing, Purchaser shall pay the Property Taxes and shall be credited for Seller’s portion of the Property Taxes under Section 3.3(e). If Property Taxes have been paid before Closing, Seller shall be credited for Purchaser’s portion of the Property Taxes under Section 3.2(c). Purchaser shall be responsible for all subsequent Property Taxes and interest that are applied to the Assets for the periods or portions thereof after the Effective Time.

Section 13.2 Sales and Transfer Taxes. The Purchase Price is exclusive of any sales, use, transfer or other similar Taxes in connection with the sale of the Assets pursuant to this Agreement (“Transfer Taxes”). If any Transfer Taxes are assessed, Purchaser shall be solely responsible for the payment of such Taxes. Purchaser shall be responsible for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or Taxes imposed on the transfer of the Assets pursuant to this Agreement. If Seller is required to pay any such Taxes, then Purchaser shall reimburse Seller for such amounts. Any sales, use, transfer or other similar Taxes arising with respect to the Assets (other than Transfer Taxes) shall be apportioned as of the Effective Time between Seller and Purchaser based on an interim “closing-of-the-books” as of such time.

Section 13.3 Severance and Production Taxes. Seller shall bear and pay all Severance Taxes to the extent attributable to production from the Assets before the Effective Time. Purchaser shall bear and pay all such Severance Taxes on production from the Assets on and after the Effective Time. Seller shall withhold and pay on behalf of Purchaser all such Severance Taxes on production from the Assets between the Effective Time and the Closing Date, if the Closing Date follows the Effective Time, and the amount of any such payment shall be reimbursed to Seller as a Closing adjustment to the Purchase Price pursuant to Section 12.1. If either Party pays Severance Taxes owed by the other under this Agreement, upon receipt of evidence of payment the nonpaying Party shall reimburse the paying Party promptly for its proportionate share of such Taxes.

Section 13.4 Cooperation. Each Party shall provide the other Party with reasonable information which may be required by the other Party for the purpose of meeting reporting obligations (including preparation of respective BOE Form 100-B), preparing Tax Return and responding to any audit by any taxing jurisdiction. Each Party shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any Tax Returns or other confidential Tax information. In the event that Purchaser receives any refund for Taxes arising from, or attributable to, any Tax period ending on or before the Effective Time, Purchaser shall pay Seller an amount equal to such Tax refund, which amount shall be due and payable as soon as is reasonably practicable and, in any event, within five (5) Business Days of Purchaser’s receipt of such Tax refund. Purchaser shall, upon request of Seller, provide to Seller such information, as Seller may reasonably request, to verify the calculation of the amount of any refund pursuant to this Clause.

Section 13.5 Like-Kind Exchange. Each Party consents to the other Party’s assignment of its rights and obligations under this Agreement to its Affiliate or its Qualified Intermediary and/or to its Exchange Accommodation Titleholder under the terms of a Qualified Exchange Accommodation Arrangement in connection with the effectuation of a Like-Kind Exchange Transaction. However, Seller and Purchaser acknowledge and agree that any assignment of this Agreement to its Affiliate or a Qualified Intermediary and/or to an Exchange Accommodation Titleholder under the terms of a Qualified Exchange Accommodation Arrangement in connection with the effectuation of a Like-Kind Exchange Transaction does not release either Party from any of its respective liabilities and obligations to the other Party under this Agreement. If requested by the other Party, each Party agrees to cooperate with the other Party (to the extent reasonable) to attempt to structure the transaction as a Like-Kind Exchange Transaction. If a Like-Kind Exchange Transaction occurs, the Parties recognize that IRS Form 8824, Like-Kind Exchanges, will be required to be filed, and each Party consents to the filing of such form and will fully cooperate, to the extent necessary, with the other Party in filing such form.

Section 13.6 IRS Form 8594. The Parties will confer and cooperate in the preparation and filing of their respective IRS Form 8594, Asset Acquisition Statement Under Section 1060, to reflect consistent reporting of the agreed upon allocation of the value of the Assets.

ARTICLE XIV

DISCLAIMERS AND WAIVERS

Section 14.1 Condition of the Assets. PURCHASER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE PROVISIONS OF ARTICLE IV, THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND DEED, AND PURCHASER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE V (AS LIMITED BY ARTICLE XI), PURCHASER SHALL ACQUIRE THE ASSETS (INCLUDING ASSETS FOR WHICH A DEFECT NOTICE IS GIVEN UNDER ARTICLE IV) IN AN “AS IS, WHERE IS” CONDITION AND SHALL ASSUME ALL RISKS THAT THE ASSETS MAY CONTAIN WASTE MATERIALS (WHETHER TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS OR OTHERWISE) OR OTHER ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF UNKNOWN ABANDONED WELLS, PUMPS, PITS, PIPELINES OR OTHER WASTE OR SPILL SITES WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER’S ENVIRONMENTAL ASSESSMENT. UPON THE OCCURRENCE OF CLOSING, BUT SUBJECT TO THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND DEED, AND PURCHASER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE V (AS LIMITED BY ARTICLE XI), IF APPLICABLE, ALL RESPONSIBILITY AND LIABILITY RELATED TO SUCH CONDITIONS, WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, SHALL BE TRANSFERRED FROM SELLER TO PURCHASER WITHOUT RECOURSE AGAINST SELLER. WITHOUT LIMITING THE FOREGOING BUT SUBJECT TO THE PROVISIONS OF ARTICLE XI, THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND DEED, AND PURCHASER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE V (AS LIMITED BY ARTICLE XI), IF APPLICABLE, EFFECTIVE AS OF CLOSING, PURCHASER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES THE SELLER GROUP FROM ANY AND ALL LOSSES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE OR MAY HAVE ARISEN PRIOR TO, ON OR AFTER THE EFFECTIVE TIME ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH THE ENVIRONMENTAL OR OTHER PHYSICAL CONDITION OF THE ASSETS OR ANY VIOLATION BY SELLER, PURCHASER OR ANY OTHER PARTY OF ANY APPLICABLE LEASE, CONTRACT OR OTHER INSTRUMENT (BUT ONLY TO THE EXTENT SUCH RELATES TO THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTY) OR OF ANY APPLICABLE EXISTING OR FUTURE ENVIRONMENTAL LAW, REGULATION, ORDER OR OTHER DIRECTIVE OF ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, ALL ENVIRONMENTAL LAWS. PURCHASER IS AWARE THAT THE ASSETS HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PROCESSING, TRANSPORTATION, STORAGE AND PRODUCTION OF OIL AND GAS AND OTHER CHEMICALS AND THAT THERE MAY BE IMPACTS BY PETROLEUM, PRODUCED WATER, WASTES OR OTHER MATERIALS LOCATED ON, UNDER OR EMANATING FROM THE ASSETS AND LANDS COVERED BY THE LEASES (OR LANDS POOLED OR ASSOCIATED THEREWITH). EQUIPMENT AND SITES INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, HAZARDOUS SUBSTANCES OR NORM. NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS AND EQUIPMENT AS SCALE, OR IN OTHER FORMS. THE WELLS, MATERIALS AND EQUIPMENT LOCATED ON THE LEASES OR LANDS POOLED OR ASSOCIATED THEREWITH MAY CONTAIN NORM AND OTHER WASTES OR HAZARDOUS SUBSTANCES, AND NORM-CONTAINING MATERIAL AND OTHER WASTES MAY HAVE BEEN BURIED, COME IN CONTACT WITH THE SOIL, OR OTHERWISE BEEN DISPOSED OF ON OR UNDER THE LANDS COVERED BY THE LEASES OR LANDS POOLED OR ASSOCIATED THEREWITH. SPECIAL PROCEDURES MAY BE REQUIRED FOR THE REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES AND NORM FROM THE ASSETS.

Section 14.2 Other Disclaimers by Seller.

(a) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR IN Section 4.2(b) AND IN ARTICLE V OF THIS AGREEMENT OR IN THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND DEED, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (A) TITLE TO ANY OF THE ASSETS, (B) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (C) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (D) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (E) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (F) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (G) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (H) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (I) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN Section 4.2(b) AND IN ARTICLE V OF THIS AGREEMENT OR IN THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT AND DEED, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, OR RIGHTS OF A PURCHASER UNDER DECEPTIVE TRADE PRACTICE STATUTES, CONSUMER PROTECTION STATUTES OR OTHER SIMILAR STATUTES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, WITHOUT LIMITATION OF THE PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

(b) Without limiting the generality of Section 14.1 and Section 14.2(a) and except as expressly provided in the special warranty of Defensible Title provided in Section 4.2(b) of this Agreement and without limitation of Purchaser’s rights under ARTICLE XI, the special warranty of Defensible Title in the Assignment and Deed or with respect to breaches of Sellers representations and warranties in ARTICLE V, Purchaser’s remedies therefor, these negations and disclaimers by Seller and these waivers and releases by Purchaser relate to the following:

(i) TITLE, OWNERSHIP, PEACEABLE POSSESSION, EVICTION OR NON-DECLARED ENCUMBRANCES UNDER ANY APPLICABLE LAW;

(ii) EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, RETURN OR REDUCTION OF THE PURCHASE PRICE OR THE ADJUSTED PURCHASE PRICE;

(iii) THE COSTS, EXPENSES, LIABILITIES, STATUS, REVENUES, RECEIPTS OR ECONOMIC VALUE ASSOCIATED WITH, THE CONTINUED PRODUCTIVITY OR FINANCIAL VIABILITY OF, THE CONTRACTUAL, ECONOMIC OR FINANCIAL DATA ASSOCIATED WITH OR THE RIGHTS OR OBLIGATIONS (INCLUDING THE FEDERAL, STATE OR LOCAL INCOME OR OTHER TAX CONSEQUENCES) ASSOCIATED WITH THIS AGREEMENT, ANY OR ALL PORTIONS OF THE ASSETS OR ANY AGREEMENT TO WHICH ANY ASSET IS SUBJECT;

(iv) THE COST, EXPENSE OR ABILITY TO COPY, TRANSMIT OR USE ANY ELECTRONIC DATA;

(v) THE OPERATORSHIP OF ANY OR ALL PORTIONS OF THE ASSETS OR ANY OTHER WELLS, UNITS OR PROPERTY;

(vi) FITNESS FOR PURCHASER’S INTENDED USE OR PURPOSE, FOR ANY OTHER PARTICULAR USE OR PURPOSE OR FOR ORDINARY USE; MERCHANTABILITY; OR CONFORMITY WITH MODELS OR SAMPLES OF MATERIALS;

(vii) FREEDOM FROM, DIMINUTION IN VALUE BECAUSE OF OR THE PRESENCE OR ABSENCE OF REDHIBITORY OR OTHER DEFECTS OR VICES, WHETHER KNOWN OR UNKNOWN AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE;

(viii) THE GEOGRAPHIC, GEOLOGIC OR GEOPHYSICAL CHARACTERISTICS ASSOCIATED WITH ANY OR ALL OF THE ASSETS, INCLUDING THE EXISTENCE, QUALITY, QUANTITY OR RECOVERABILITY OF PROSPECTS OR HYDROCARBON RESERVES; AND

(ix) PURCHASER’S REMEDIES THEREFOR, THE COSTS, REQUIREMENT OR NEED (UNDER ANY ENVIRONMENTAL LAWS OR OTHERWISE) FOR PLUGGING AND ABANDONMENT OR ANY INVESTIGATION, STUDY, ASSESSMENT, REPAIR, CLEAN-UP, DECOMMISSIONING, DETOXIFICATION, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL (INCLUDING FOR ANY SUCH MATERIALS, ANY WASTE DISPOSAL OR HYDROCARBON FACILITY OR ANY OR ALL PORTIONS OF THE ASSETS OR OTHER WELLS, LANDS OR PROPERTY), OR THE PROTECTION OF THE ENVIRONMENT OR OF HUMAN HEALTH OR SAFETY.

Section 14.3 Waiver of Consumer Rights. AS PARTIAL CONSIDERATION FOR AGREEING TO ENTER INTO THIS AGREEMENT, THE PARTIES EACH CAN AND DO EXPRESSLY WAIVE THOSE PROVISIONS, IF ANY, OF ANY APPLICABLE UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW, INCLUDING BUT NOT LIMITED TO, THE CALIFORNIA UNFAIR PRACTICES ACT, THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEXAS BUSINESS AND COMMERCE CODE ARTICLE 17.41 ET SEQ., (AND ANY SIMILAR LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTION) THAT APPLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND MAY BE WAIVED BY THE PARTIES. IT IS NOT THE INTENT OF THE PARTIES TO WAIVE, AND THE PARTIES SHALL NOT WAIVE, ANY APPLICABLE PROVISION THEREOF THAT IS PROHIBITED BY LAW FROM BEING WAIVED.

ARTICLE XV

TERMINATION

Section 15.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing:

(a) by the mutual written agreement of the Parties;

(b) by delivery of written notice from Purchaser to Seller if any of the conditions set forth in ARTICLE VIII (other than the conditions set forth in Section 8.3, Section 8.4, Section 8.5, Section 8.7, and Section 8.8) have not been satisfied by Seller (or waived by Purchaser) by the Longstop Date;

(c) by delivery of written notice from Seller to Purchaser if any of the conditions set forth in ARTICLE IX (other than the conditions set forth in Section 9.3, Section 9.4, Section 9.5, Section 9.7, Section 9.8, and Section 9.10) have not been satisfied by Purchaser (or waived by Seller) by the Longstop Date;

(d) by either Party delivering written notice to the other Party if any of the conditions set forth in Section 8.3, Section 8.4, Section 8.5, Section 8.7, Section 8.8, Section 9.3, Section 9.4, Section 9.5, Section 9.7, Section 9.8, and Section 9.10 are not satisfied or waived by the applicable Party on or before the Longstop Date;

(e) by either Party at any time after the Scheduled Closing Date during which (i) the conditions set forth in ARTICLE VIII and ARTICLE IX (other than those conditions that by their terms are to be satisfied at Closing) have been satisfied or waived in accordance with this Agreement, (ii) such Party has indicated in writing to the other Party that it is ready, willing and able to consummate the Closing, and (iii) the other Party shall have failed to consummate the Closing by the close of business on earlier of the Longstop Date or the third (3rd) Business Day following the other Party’s receipt of such written notification; and

(f) by delivery of written notice from Seller to Purchaser pursuant to Section 4.9;

provided however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) above if such Party is at such time in material breach of any provision of this Agreement.

Section 15.2 Effect of Termination. If this Agreement is terminated pursuant to any provision of Section 15.1, then, except as provided in this Section 15.2 (and except for the provisions of Section 4.2(a), Section 7.2, Section 7.5, Section 11.11, Section 11.12, ARTICLE XIV, this ARTICLE XV, and ARTICLE XVII), this Agreement shall forthwith become void and of no further force or effect and the Parties shall have no liability or obligation hereunder.

(a) If Seller has the right to terminate this Agreement pursuant to Section 15.1(c) or Section 15.1(e) above, then Seller shall be entitled, as its sole and exclusive remedy, to elect in writing to terminate this Agreement and seek to recover from Purchaser all reasonable and documented out of pocket costs and expenses paid or incurred by Seller in the negotiation of this Agreement and the Transaction Documents up to an amount not to exceed Five Million Dollars ($5,000,000).

(b) If Purchaser has the right to terminate this Agreement pursuant to Section 15.1(b) because of the Willful Breach by Seller of this Agreement or Section 15.1(e) above, then Purchaser shall be entitled, as its sole and exclusive remedy, to elect in writing to terminate this Agreement and seek to recover from Seller all reasonable and documented out of pocket costs and expenses paid or incurred by Purchaser in the negotiation of this Agreement, the Transaction Documents and the Financing Transaction up to Five Million Dollars ($5,000,000).

(c) If this Agreement is terminated for any reason other than as set forth in Section 15.2(a) or Section 15.2(b), then the Parties shall have no liability or obligation hereunder as a result of such termination, and Seller shall be free to all the rights and benefits associated with the ownership of the Assets, including the right to sell the Assets at Seller’s discretion, without any claim by Purchaser with respect thereto.

Section 15.3 Return of Documentation and Confidentiality. Upon any termination of this Agreement, Purchaser shall within ten (10) Business Days (or any other period agreed by the Parties in writing) after direction by Seller return to Seller or destroy all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps, documents and other information furnished by Seller to Purchaser or prepared by or on behalf of Purchaser in connection with its due diligence investigation of the Assets and an officer of Purchaser shall certify same to Seller in writing.

ARTICLE XVI

EMPLOYEES AND BENEFITS

Section 16.1 Employees. Purchaser shall offer employment to the Employees responsible for the operation of the Assets based on the provisions detailed in Exhibit L.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Entire Agreement. This Agreement, and the Transaction Documents, including all Schedules and Exhibits attached hereto and thereto, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.

Section 17.2 References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Articles, Appendixes, Sections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Appendixes, Sections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any such subdivisions are for convenience only and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided and any term expressly defined herein or in any Transaction Document appearing in all capitalized letters shall have a meaning consistent with the definition provided for such term herein or therein. The term “including” (or “included”) shall be deemed to be followed by the phrase “but not limited to.” Unless otherwise expressly provided herein, any reference herein to a “day” shall refer to a calendar day. All references to “$” or “dollars” shall be deemed references to United States dollars. The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same meaning, regardless of which word is used.

Section 17.3 Assignment. This Agreement may not be transferred or assigned by Purchaser without the prior written consent of Seller. In the event that Seller consents to any such transfer or assignment, such assignment shall not relieve Purchaser of any of its obligations and responsibilities hereunder. Any assignment or other transfer by Purchaser or its successors and assigns of any of the Assets shall not relieve Purchaser or its successors or assigns of any of their obligations (including indemnity obligations) hereunder, as to the Assets so assigned or transferred. Notwithstanding the foregoing, Seller acknowledges that the resultant combination between Purchaser and the Financing Party, pursuant to the Financing Transaction, shall not be considered as a transfer or assignment for which Seller’s consent is required; provided, that the surviving entity of such combination expressly confirms in writing that it has assumed and succeeded to all obligations of Purchaser under this Agreement and documentation of such assumption and succession is provided to Seller promptly upon the consummation of the Financing Transaction.

Section 17.4 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 17.5 Conflict of Law, Jurisdiction, Venue, Arbitration.

(a) THIS AGREEMENT, ANY CLAIMS, OBLIGATIONS, LIABILITIES, LOSSES, OR CAUSES OF ACTION (WHETHER IN CONTRACT OR IN TORT, IN LAW, IN EQUITY, OR GRANTED BY STATUTE) THAT MAY BE BASED UPON, ARE IN RESPECT OF, ARISE UNDER, ARISE OUT OR BY REASON OF, ARE CONNECTED WITH, OR RELATED IN ANY MANNER TO THIS AGREEMENT, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, OR THE LEGAL RELATIONS AMONG SELLER AND PURCHASER THAT ARE BASED ON, RELATE TO, OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION

CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b) Section 17.5(b) through (e) apply to any dispute between the Parties arising at any time under or relating to this Agreement.

(c) As to the disputes subject to this Section 17.5, any action or controversy of whatever nature, including an action in tort or contract, in Law, in equity, or a statutory action (“Disputed Claim”), the interpretation or validity of the agreement to arbitration as provided in this Section 17.5, or the arbitrability of a Disputed Claim, will be resolved under the terms, conditions, and procedures of set forth in this Section 17.5 and will be binding on all Parties and their respective successors and assigns. No Party may prosecute or commence any suit or action against any other Party relating to any matters that are subject to this Section 17.5, except as provided in this Section 17.5.

(d) The Parties agree to attempt to resolve any dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after one Party gives the other Parties written notice describing the dispute and requesting negotiations, representatives of the Parties with authority to resolve the dispute shall meet at a mutually agreed upon location to attempt to resolve the dispute. Negotiations shall continue until the Parties have resolved the dispute or until one of the Parties gives written notice that it will no longer continue to negotiate. If for any reason, the Parties’ representatives fail to meet within the thirty (30) day deadline or if a Party gives written notice that it is no longer willing to continue negotiations, either Party may commence binding arbitration of the dispute pursuant to Section 17.5(e).

(e) Any dispute arising out of or relating to this Agreement that the Parties fail to resolve by negotiation as set forth in this Section 17.5 shall be resolved by arbitration before three (3) arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association as modified herein. Each Party shall appoint one (1) neutral arbitrator within fifteen (15) days after commencement of arbitration, and the two (2) arbitrators so appointed shall appoint the third within thirty (30) days after the appointment of the second arbitrator, or in default of such agreement, by the American Arbitration Association, who shall (a) chair the tribunal and (b) be an oil and gas attorney with not less than ten (10) years’ experience if the dispute arises out of a Title Defect or Environmental Defect. The place of arbitration shall be Houston, Texas. The arbitrators shall apply the substantive law of Texas to the merits of the dispute, except that the arbitrators shall not apply any choice of law rules that would call for the application of the substantive law of any other jurisdiction. The Federal Arbitration Act shall apply to the arbitration. The arbitrators’ award shall be final and binding on the Parties. Judgment on the award may be entered in any court of competent jurisdiction. Except as may be required by law, neither Party nor the arbitrators may disclose the existence, content (including any and all documents and testimony exchanged or introduced in the arbitral proceeding), or results of any arbitration without the prior written consent of both Parties, unless such disclosure is necessary to protect or pursue a legal right, including enforcement of an arbitral award.

(f) Nothing in this Section 17.5 shall divest a court of competent jurisdiction of the right and power to grant a temporary restraining order, to grant temporary injunctive relief, or to compel specific performance of any decision of an arbitral tribunal made pursuant to this Section 17.5.

Section 17.6 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, by email (provided that confirmation of receipt of such email is requested and received, which confirmation shall be provided reasonably promptly following receipt) or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, addressed to Seller or Purchaser, as appropriate, at the address for such Person shown below or at such other address as Seller or Purchaser shall have theretofore designated by written notice delivered to the other Parties:

If to Seller:

ExxonMobil Upstream Company

22777 Springwoods Village Parkway, Spring, TX 77389

Attention: Mickey Johnson, Divestments Manager

Phone: 346-467-9353

Email: mickey.d.johnson@exxonmobil.com

If to Purchaser:

Sable Offshore Corp.

700 Milam Street, Suite 3300, Houston, Texas 77002

Attention: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

With a copy to (which shall not constitute notice to Purchaser):

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Alan Rafte

Phone: 713-221-1411

Email: alan.rafte@bracewell.com

Any notice given in accordance herewith shall be deemed to have been given been given as of the date of receipt by the intended Party.

Section 17.7 Timing. Timing is of the essence for performance of the Parties’ respective obligations hereunder; provided that if the date specified in this Agreement for giving any notice or taking any action under this Agreement is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (or the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 17.8 Confidentiality. Any information concerning the Assets (including any information discovered as a result of Purchaser’s Environmental Assessment) or any aspect of the transactions contemplated by this Agreement shall be subject to the terms of the Confidentiality Agreement. This obligation shall terminate on the earlier to occur of (a) the Closing, or (b) pursuant to the terms thereof. Notwithstanding this Section 17.8 or anything in the Confidentiality Agreement to the contrary, Purchaser shall be permitted to disclose to the Financing Party any and all information reasonably requested by the Financing Party; provided, however, that the Financing Party shall have agreed in writing to maintain such information in confidence except to the extent that the Financing Party is required to disclose such information pursuant to applicable Law, including the applicable rules or regulations of any governmental authority or stock exchange.

Section 17.9 Publicity. Neither Seller nor Purchaser shall issue any media or other similar releases concerning this Agreement and the transactions contemplated hereby without the prior written consent of the other Party, except as required to be issued by a Party or the Financing Party pursuant to applicable Law including the applicable rules or regulations of any governmental authority or stock exchange.

Section 17.10 Use of Seller’s Names. Purchaser agrees that, as soon as practicable after the Closing, but in no event longer than sixty (60) days after Closing, it will remove or cause to be removed the names and marks used by Seller and all variations and derivatives thereof and logos relating thereto from the Assets, including all signage on the Assets, and Purchaser will not make any use whatsoever of such names, marks and logos. For one hundred eighty (180) days after Closing, Seller shall have a right of access to such Assets at its sole risk, cost and expense and solely for the purpose of removing its signs and name from all Wells and Facilities, or confirming that Purchaser has done so for such Asset.

Section 17.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any material adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the contemplated transactions are fulfilled to the extent possible.

Section 17.12 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than Seller and Purchaser and their respective successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder, any rights, remedies, obligations or liabilities under or by reason of this Agreement, provided that only a Party and its respective successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties.

Section 17.13 Conspicuousness. SELLER AND PURCHASER EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT THAT ARE PRINTED IN THE SAME MANNER AS THIS SECTION ARE CONSPICUOUS.

Section 17.14 Execution in Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement. Facsimiles or other electronic copies (e.g., PDFs) of executed counterparts shall be deemed to be original instruments.

Section 17.15 Recourse Only Against Parties. Subject to the remainder of this Section 17.15, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, are in respect of, arise under, arise out or by reason of, are connected with, or relate in any manner to this Agreement, the negotiation, execution, or the performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) or the transaction contemplated hereby and thereby, may be made only against (and are expressly limited to) the entities that are expressly identified as “Parties” in the preamble to this Agreement, any Collateral Document, or any successor or permitted assign of any such Parties specifically including the Financing Party (collectively, with any recipient or transferee of any Asset, the “Contracting Parties”). No Person who is not a Contracting Party, including without limitation any trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, agent, attorney, or representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective) of, any Contracting Party, or any trustee, director, officer, employee, incorporator, member, partner, manager, stockholder, agent, attorney, or representative of, and any financial advisor, lender, investor or equity provider (whether actual or prospective but not including any Financing Party) of, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in tort, in Law or in equity, or granted by statute) to any Contracting Party with which it is not engaged or does not have a contractual relationship with (outside of this Agreement or as a recipient assignee or transferee of any Assets) for any claims, causes of action, obligations, or liabilities arising under this Agreement. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or to otherwise impose liability of the other Contracting Party on any of its Nonparty Affiliates, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any of the other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything in this Section 17.15 to the contrary, this Section 17.15 does not provide (and shall in no event be interpreted to provide) for any waiver, release or relinquishment by any Contracting Party of any claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) of any sort which such Contracting Party may have against any of its own Nonparty Affiliates (being those that such Contracting Party has engaged or has a contractual relationship with outside of this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement effective as of the Effective Time.

EXXON MOBIL CORPORATION

By:	/s/ Mickey D. Johnson
Name: Mickey D. Johnson
Title: Agent & Attorney-In-Fact

MOBIL PACIFIC PIPELINE COMPANY

By:	/s/ Harry Janke
Name: Harry Janke
Title: Vice President

Signature Page to Purchase and Sale Agreement

SABLE OFFSHORE CORP.

By:	/s/ James C. Flores
Name: James C. Flores
Title: Chairman and Chief Executive Officer

Signature Page to Purchase and Sale Agreement

Appendix A

Defined Terms

Capitalized terms used in this Agreement have the following meanings:

“901/903 Assets” means the assets transferred by Plains pursuant to the Plains PSA which are held by PPC, including:

(i)	the 901/903 Pipeline;

(ii)

included equipment, tanks, tubing, pumps, motors, compression equipment, flow lines, processing and separation facilities, materials and other real, personal and mixed property, operational and nonoperational, located in, on or connected to the 901/903 Pipeline;

(iii)	to the extent existing, such Rights-of-Way that used or held for use in connection with the ownership or operation of any of the 901/903 Pipeline;

(iv)	to the extent that they may be assigned, all Permits that are used or held for use in connection with the ownership or operation of the 901/903 Pipeline;

(v)	all line fill and contents in the 901/903 Pipeline;

(vi)	to the extent they may be assigned, Plains PSA; and

(vii)	all other assets, interests and rights acquired by MPPC pursuant to the Plains PSA.

“901/903 Pipeline” means Pipeline Segments 901/903 as described on Exhibit A-5 and as more particularly described in the Plains PSA.

“Actual Payment Date” means the date on which the amount secured under the Senior Secured Term Loan Agreement, including accrued Interest, is paid in full.

“Adjusted Penal Sum” has the meaning set forth in Section 11.18(e).

“Adjustments to the Purchase Price” has the meaning set forth in Section 3.4.

“AFE” means an authorization for expenditure.

“Affiliate” means with respect to any Person, a Person that, directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Person specified. For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.

“Aggregate Environmental Defect Deductible” has the meaning set forth in Section 4.12.

“Aggregate Title Defect Deductible” has the meaning set forth in Section 4.6.

“Agreement” has the meaning set forth in the Preamble.

“Allocated Value” has the meaning set forth in Section 3.1.

“Asset Taxes” means all Property Taxes, all Severance Taxes and all sales, use, transfer other similar Taxes arising with respect to the Assets, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

Appendix A-1

“Assets” has the meaning set forth in Section 2.2, which for purposes of this Agreement other than Article II, Section 4.9, Section 4.10, Article V, Section 7.10 and Article XIII, shall include the 901/903 Assets.

“Assignment” means the Assignment and Bill of Sale from Seller to Purchaser pertaining to the Assets and substantially in the form of Exhibit D or subject to Reassignment Option, the Assignment and Bill of Sale from Purchaser to Seller pertaining to the Assets substantially in the form of Exhibit R.

“Assumed Obligations” has the meaning set forth in Section 11.1.

“Available Cash” at the Closing, shall be equal to the amount of funds contained in the Trust Account (net of Financing Party Stockholder Redemption Amount and the payment of any Deferred Underwriting Fees), plus the amount of Available Financing Proceeds, minus the payments of the Adjustments to the Purchase Price.

“Available Financing Proceeds” means any net cash proceeds to the Financing Party in connection with Subscription Agreements entered into with the Financing Party and PIPE Investor.

“BOE” means the California State Board of Equalization.

“BOEM” has the meaning set forth in Section 6.2.

“BSEE” means the Bureau of Safety and Environmental Enforcement.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.

“Captives” has the meaning set forth in Section 11.12.

“Casualty Loss” has the meaning set forth in Section 4.13.

“Casualty Loss Amount” has the meaning set forth in Section 4.13.

“Claim Notice” has the meaning set forth in Section 11.7(b).

“Closing” has the meaning set forth in Section 10.1.

“Closing Date” means the date upon which Closing occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Collateral Documents” means (a) the Deeds of Trust, (b) the Ultimate Parent Company Guarantee, (c) the Senior Secured Term Loan Agreement, and (d) any other security agreements, deeds of trust, account control agreements and other agreements, instruments or certificates requested by Seller as collateral security for the payment or performance of the Senior Secured Term Loan Agreement and this Agreement.

“Commission” has the meaning set forth in Section 7.10(a).

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of April 30, 2021, between Seller and Purchaser.

“Contracting Parties” has the meaning set forth in Section 17.15.

“Cure Period” has the meaning set forth in Section 4.3.

Appendix A-2

“Customary Post-Closing Consents” means those consents and approvals from governmental authorities for the assignment of the Assets to Purchaser that are customarily obtained after such assignment of properties similar to the Assets.

“Deed” means a deed to the LFC Property in the form attached as Exhibit I or subject to Reassignment Option, a deed to the LFC Property in the form attached as Exhibit S.

“Deeds of Trust” means (i) the Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement attached hereto as Exhibit K and (ii) the Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement attached hereto as Exhibit K-1.

“Defect Notice Date” has the meaning set forth in Section 4.3.

“Defensible Title” means such record and beneficial title of Seller to the Scheduled Properties that, as of the Defect Notice Date and subject to Permitted Encumbrances:

(a)

for a Scheduled Property, entitles Seller to receive during the entirety of the productive life of such Scheduled Property not less than the Net Revenue Interest for such Scheduled Property as set forth in Exhibit A-2, except for (i) decreases in connection with those operations in which Seller or its successors or assigns may from and after the Execution Date be a non-consenting co-owner in compliance with this Agreement, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units in compliance with this Agreement, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (iv) as otherwise expressly set forth in Exhibit A-1 or Exhibit B, as applicable;

(b)

for a Scheduled Property, obligates Seller to bear during the entirety of the productive life of such Scheduled Property not more than the Working Interest for such Scheduled Property as set forth in Exhibit A-2, except (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) increases to the extent that they are accompanied by a proportionate increase in Seller’s Net Revenue Interest in such Scheduled Property, (iii) increases resulting from the establishment or amendment from and after the Execution Date of pools or units in compliance with this Agreement, and (iv) as otherwise expressly set forth in Exhibit A-2;

(c)	is free and clear of all Encumbrances; and

(d)

in evaluating the significance of any fact, circumstance or condition for the purpose of determining Defensible Title or a Title Defect, due consideration shall be given to the length of time that the particular Scheduled Property (including any well or unit attributable thereto) has been producing Hydrocarbons and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, interest owners, and/or purchasers engaged in the business of ownership, operation and development of oil and gas properties with knowledge of such facts and appreciation of their legal significance. Unless a lower working interest is set forth on Exhibit A-2, the official records maintained by BOEM regarding the ownership of working interests in any federal lease shall be dispositive of the ownership of such leases, and any potential defects to Defensible Title to the contrary, shall not be allowed unless they arise out of Seller’s actions or were otherwise caused by Seller.

“Deferred Underwriting Fees” means the amount of deferred underwriting fees held in the Trust Account in connection with the Financing Party’s initial public offering payable to the underwriters upon consummation of the Financing Transaction.

“Dispute Notice” has the meaning set forth in Section 12.1(a).

“Disputed Claim” has the meaning set forth in Section 17.5(c).

Appendix A-3

“Down Payment” means an amount equal to three percent (3%) of the Purchase Price.

“Effective Time” means 12:00:01 a.m. (Houston time) on January 1, 2022.

“EMC” has the meaning set forth in the Preamble.

“EMOC” means ExxonMobil Oil Corporation, a corporation formed under the laws of New York.

“Employees” means all employees listed on Exhibit L.

“Employment Liabilities” means all claims, actions, proceedings, demands or suits, salary, pension, insurance and benefits payments, judgements, settlements, awards (including back pay awards granted retroactively for accrued but uncollected salary), severance, redundancy, or termination payments, wages and/or fringe benefits, unused, accrued paid time off (PTO), reinstatement, damages (including damages for unfair dismissal and termination), losses, compensation, charges, liabilities, fines, penalties, interest claims (including Taxes and all related interest and penalties incurred directly with respect thereto) and all other amounts, however described or denominated, and all related reasonable costs, expenses and other charges, including all attorneys’ fees and reasonable costs of litigation, hearings, proceedings, internal and external investigations, document and data productions and discovery, settlement, judgements, awards, awards of attorneys’ fees, interest and penalties, however described or denominated, known or unknown, direct or indirect, arising out of, or related to, or in any way connected with the employment or termination of the Employees.

“Encumbrance” means any lien, security interest, pledge, charge, defect or similar encumbrance.

“Environmental Defect” means a condition with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments that (a) constitutes a violation of Environmental Laws in effect as of the Effective Time in the jurisdiction to which the affected Assets are subject, (b) constitutes a physical condition that requires reporting to a governmental authority, investigation, monitoring, removal, cleanup, Remediation, restoration, repair or correction under Environmental Laws, or (c) is designated in accordance with Section 4.9 or Section 4.10. For the avoidance of doubt, (i) the fact that a Well is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned shall not, in each case, form the basis of an Environmental Defect, (ii) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Defect, (iii) except with respect to equipment (A) that causes or has caused any environmental pollution, contamination or degradation where Remediation is presently required (or if known or confirmed, would be presently required) under Environmental Laws or (B) the use or condition of which is a violation of, or requires repair or correction in order to comply with, Environmental Law in effect as of the Effective Time, the physical condition of any surface or subsurface production equipment, including water or oil tanks, separators or other ancillary equipment, shall not form the basis of an Environmental Defect, and (iv) there should be no Environmental Defect with respect to the 901/903 Assets.

“Environmental Defect Notice” has the meaning set forth in Section 4.10.

“Environmental Defect Property” has the meaning set forth in Section 4.10.

“Environmental Law” means any Laws pertaining to safety, health or conservation or protection of the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Assets are located, or otherwise applicable to the Assets, including the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the

Appendix A-4

Occupational Safety and Health Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, the National Environmental Policy Act, as amended, the Oil Pollution Act of 1990, as amended and any applicable state, tribal, or local counterparts, but shall not include any applicable Law to the extent associated with plugging and abandonment of any well. The terms “hazardous substance”, “release”, and “threatened release” shall have the meanings specified in CERCLA; provided, however, that to the extent the Laws of the state in which the Assets are located are applicable and have established a meaning for “hazardous substance”, “release”, “threatened release”, “solid waste”, “hazardous waste”, and “disposal” that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such Laws.

“Exchange Accommodation Titleholder” means an exchange accommodation titleholder as such term is used in Rev. Proc. 2000-37, 2000-2 C.B. 308 (Sept. 18, 2000), as modified by Rev. Proc. 2004-51, 2004-2 C.B. 294 (July 20, 2004).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.3.

“Excluded Permits” has the meaning set forth in Section 2.2(g).

“Excluded Records” means (a) any internal valuations, price forecasts and interpretative data or documentation; (b) attorney-client privileged communications, other than title reports (including title opinions) in respect of the Assets; (c) confidential information and information or records to the extent, in each case, (i) they are subject to any third party license, secrecy or other similar agreement that restricts Seller’s ability to disclose, (ii) direct or indirect transfer of such information or records to Purchaser, pursuant to such agreement, is restricted or is subject to payment of an additional fee or other consideration and (iii) the necessary third party consents or approvals to transfer have not been obtained following commercially reasonable efforts by Seller and, for those that require a payment to transfer, Purchaser has declined to pay the fee or other consideration, as applicable; (d) all internal management systems, plans, policies, standards and procedures, including, without limitation, any health, safety and environment management systems, plans, policies, standards and procedures, (e) documents that relate solely to any Excluded Assets, and (f) documents reflecting proprietary methodologies, analytics, techniques, software or trade secrets.

“Execution Date” has the meaning set forth in the Preamble.

“Existing Contracts” means, except for any Excluded Asset, all contracts, agreements and instruments by which any of the Leases, Wells or other Assets are bound, or to which any of the Leases, Wells or other Assets are subject (but in each case only to the extent applicable to such Leases, Wells or other Assets and not to other properties of Seller or its Affiliates not included in the Assets), including operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, area of mutual interest agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of Hydrocarbons, processing agreements, indentures, notes, bonds, loans, leases, mortgages, franchises, commitments, and letters of credit; provided, that “Existing Contracts” shall exclude (a) any master service agreements, blanket agreements and similar contracts and (b) all of the instruments constituting the Leases, Rights-of-Way or creating or assigning any real property interest.

“Existing Pipeline Claim” has the meaning set forth in Section 11.1(g).

“ExxonMobil Policies” has the meaning set forth in Section 11.12.

“Facilities” has the meaning set forth in Section 2.2(f).

Appendix A-5

“Facilities Dedication Agreement” means that facilities dedication agreement relating to the Plains PSA by and between Plains, EMC and EMOC, dated October 13, 2022.

“Facility Licensing Agreement” means a licensing agreement between Seller’s Affiliate and Purchaser for facilities operated on the LFC Property in the form attached as Exhibit M.

“Filings” has the meaning set forth in Section 7.10(a).

“Final Settlement Statement” has the meaning set forth in Section 12.1(a).

“Financing Party” means Flame Acquisition Corp., a Delaware corporation.

“Financing Party Stockholder Redemption” means the right of the stockholders of Financing Party to redeem all or a portion of their Financing Party Class A Common Stock in connection with the consummation of Financing Transaction, pursuant to and in accordance with the terms and conditions set forth in the prospectus of the Financing Party.

“Financing Party Stockholder Redemption Amount” means the aggregate amount of cash proceeds required to satisfy any exercise by stockholders of Financing Party of the Financing Party Stockholder Redemption.

“Financing Transaction” means the transactions contemplated by that certain business combination agreement by and between Purchaser and the Financing Party to be entered into following the Execution Date and before or concurrently with the Closing Date.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Hydrocarbons” means all of the oil, liquid hydrocarbons, gas and any and all other liquid or gaseous hydrocarbons, as well as their respective constituent products (including condensate, casinghead gas, distillate, and natural gas liquids), and any other minerals produced or processed in association therewith (including elemental sulfur, helium, carbon dioxide, and other non-hydrocarbon substances produced in association with any of the above described items).

“Imbalance” means any Pipeline Imbalance or Well Imbalance.

“Income Taxes” means any income, capital gains, franchise and similar Taxes.

“Indebtedness” means any indebtedness for or in respect of (a) monies borrowed, (b) any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent, (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, (d) the amount of any liability in respect of any lease or hire purchase contract, which would, in accordance with GAAP accounting standards, be treated as a finance or capital lease, and (e) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back, or sale and leaseback agreement) having the commercial effect of a borrowing.

“Indemnified Party” has the meaning set forth in Section 11.7.

“Indemnifying Party” has the meaning set forth in Section 11.7.

“Indemnity Deductible” has the meaning set forth in Section 11.5(a).

Appendix A-6

“Individual Environmental Defect Threshold” has the meaning set forth in Section 4.12.

“Individual Title Defect Threshold” has the meaning set forth in Section 4.6.

“Intercompany Balances” means the sums owed or due from POPCO or PPC to or from other ExxonMobil Affiliates.

“Interest” means an interest rate of ten percent (10%) compounded annually during the term of the Senior Secured Term Loan Agreement. The total amount of Interest accrued shall be due and payable on the Actual Payment Date.

“Interim Period” means the period from and after the Execution Date up until the Closing.

“Knowledge” means with respect to (a) Seller, the actual knowledge (without investigation) of the Persons set forth on Schedule 1.1 and (b) Purchaser, the actual knowledge of the Persons set forth on Schedule 1.2.

“Law” means any applicable law, statute, regulation, ordinance, order, code, ruling, writ, injunction, decree or other act of or by any governmental authority (including any administrative, executive, judicial, legislative, regulatory or taxing authority).

“Leases” has the meaning set forth in Section 2.2(a).

“LFC Property” has the meaning set forth in Section 2.2(b).

“Like-Kind Exchange Transaction” means a like-kind exchange, in whole or in part, as provided in Section 1031 of the Internal Revenue Code and the Treasury Regulations thereto, and if applicable, Rev. Proc. 2000-37, 2000-2 C.B. 308 (Sept. 18, 2000), as modified by Rev. Proc. 2004-51, 2004-2 CB. 294 (Jul. 20, 2004).

“Longstop Date” has the meaning set forth in Section 10.1.

“Losses” means any and all claims, causes of action, proceedings, hearings, payments, charges, judgments, injunctions, orders, decrees, assessments, liabilities (including Employment Liabilities), losses, damages, penalties, fines, obligations, deficiencies, debts or costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or Remediation.

“Material Adverse Effect” means any event, result, occurrence, condition or circumstance that, individually or in the aggregate (whether foreseeable or not and whether covered by insurance or not), results in a material adverse effect on the (a) ownership, operation or value of the Assets, taken as a whole and as currently operated as of the Execution Date, or (b) ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that a Material Adverse Effect shall not (in the case of the foregoing clause (a)) include any material adverse effects resulting from: (i) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) changes in general market, economic, financial or political conditions (including changes in commodity prices (including Hydrocarbons), fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (iii) conditions (or changes in such conditions) generally affecting the oil and gas and/or gathering, processing or transportation industry whether as a whole or specifically in any area or areas where the Assets are located; (iv) acts of God, including storms or meteorological events; (v) orders, actions or failures to act of governmental authorities; (vi) civil unrest or similar disorder, the outbreak of hostilities, terrorist acts or war; (vii) any actions taken or omitted to be taken (A) by or at the written request or with the prior written consent of Purchaser or (B) as expressly permitted or prescribed hereunder; (viii) matters that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement; (ix) any Casualty Loss; (x) a change in Laws or in GAAP interpretation from and after the Execution Date; (xi) reclassification or recalculation of reserves in the ordinary course of business; and (xii) natural declines in well performance.

Appendix A-7

“Material Contract” means any Existing Contracts of the type described below, including all amendments thereto:

(a)

that can reasonably be expected to result in aggregate payments by Seller of more than One Million Dollars ($1,000,000) per year during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(b)

that can reasonably be expected to result in aggregate revenues to Seller of more than One Million Dollars ($1,000,000) per year during the current or any subsequent fiscal year (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(c)

to the extent the same will not be released or terminated at or prior to the Closing, any indenture, mortgage, loan, note, credit, sale-leaseback or similar contract evidencing any Indebtedness for borrowed money (or guarantee of any such Indebtedness) binding on any of the Assets or granting any Encumbrance (other than Permitted Encumbrances) on any of the Assets and all related security or similar agreements associated therewith;

(d)

that constitutes a lease (other than the Leases) under which Seller is the lessor or lessee of real or personal property, which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days or less notice and (B) involves annual base rental of more than One Hundred Fifty Thousand Dollars ($150,000);

(e)	Existing Contracts creating or representing Indebtedness for borrowed money or that are otherwise binding on the Assets or any guaranty by Seller of any other Person’s Indebtedness for borrowed money;

(f)

Hydrocarbon purchase and sale, exchange, handling, transportation, gathering, treating, processing, storing or similar Existing Contracts or any Existing Contract containing an acreage dedication, take-or-pay volume commitment or similar provision that, in each case, is not terminable without penalty upon sixty (60) days’ or less notice;

(g)

any purchase agreement, exchange agreement, farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, unit agreement, communitization agreements pooling agreement, agreement for the use of drilling rigs, seismic and other data license agreements, or any similar Existing Contract;

(h)

containing any area of mutual interest agreements, drag along rights, tag along rights, rights of first refusal, rights or first offer or similar provisions, or with any remaining drilling or development obligations of Seller;

(i)	containing a non-compete or non-solicit agreement or otherwise purporting to limit or prohibit the manner in which Seller may conduct its business in relation to the Assets;

(j)	providing for any call upon, option to purchase or similar rights with respect to the Assets or to the production therefrom or the processing thereof;

(k)

constituting or requiring cash deposits, escrow accounts, sinking funds, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support provided by or on behalf of Seller or any of its Affiliates (or that will require Purchaser or would require any other third person to provide the same upon its acquisition of the Assets) in support of the obligations of Seller or any of its Affiliates (or of Purchaser or any other third person upon its acquisition of the Assets) to any governmental authority, contract counterparty or other Person, in each case, related to the ownership or operation of the Assets;

(l)	with any Affiliate of Seller that will not be terminated prior to Closing;

(m)	the Facilities Dedication Agreement; and

(n)	the Plains PSA.

“Maximum Debt Threshold” means an amount equal to Two Hundred and Fifty Million Dollars ($250,000,000).

Appendix A-8

“Minimum Cash Threshold” means an amount equal to Two Hundred Million Dollars ($200,000,000).

“MPPC” has the meaning set forth in the Preamble.

“Net Revenue Interest” means with respect to any Scheduled Property, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Scheduled Property, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of production therefrom.

“Nonparty Affiliates” has the meaning set forth in Section 17.15.

“NORM” means naturally occurring radioactive material.

“OCS” means the Outer Continental Shelf.

“Oil” means the crude and condensate produced from the Assets.

“Oil Spill Financial Responsibility” (OSFR) means the capability and means by which a responsible party for a covered offshore facility will meet removal costs and damages for which it is liable under the Title I of the Oil Pollution Act of 1990, as amended (33 CFR 2701 et seq.), with respect to both oil spill discharges and substantial threats of discharge of oil.

“Overhead Costs” means an amount equal to Three Hundred Twenty Thousand Dollars ($320,000) per month.

“P&A Financial Security” has the meaning set forth in Section 11.18(c).

“Parties” and “Party” has the meaning set forth in the Preamble.

“Payment Due Date” is ninety (90) days after Restart Production but no later than 5 years from the Effective Time.

“Penal Sum” has the meaning set forth in Section 11.18(c).

“Permits” means all permits, licenses, authorizations, registrations, consents or approvals (in each case) granted or issued by any governmental authority applicable to the Assets, other than Rights-of-Way.

“Permitted Encumbrances” means with respect to any Asset, any of the following:

(a)

the terms and conditions of all Leases and all lessor’s royalties, non-participating royalties, overriding royalties, reversionary interests and similar burdens upon, measured by or payable out of production if the net cumulative effect of such Leases and burdens does not operate to reduce the Net Revenue Interest of Seller in any Scheduled Property below the Net Revenue Interest as set forth in Exhibit A-2 for such Scheduled Property and does not operate to increase the Working Interest of Seller in such Scheduled Property (as to the applicable formation) above the Working Interest for such Scheduled Property as set forth in Exhibit A-2 for such Scheduled Property (unless the Net Revenue Interest for such Scheduled Property is greater than the Net Revenue Interest for such Scheduled Property as set forth in Exhibit A-2, in the same proportion as any increase in such Working Interest);

(b)	consents (including Required Consents) to assignment and similar transfer restrictions or requirements;

(c)	liens for Taxes or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

Appendix A-9

(d)

materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, and other similar liens or charges arising in the ordinary course of business (i) if they have not been filed pursuant to Law, or (ii) if filed, they have not yet become due and payable;

(e)	Encumbrances in the form of a judgment secured by a supersedes bond or other security approved by the court issuing the order;

(f)	the loss of lease acreage between the Effective Time and Closing because the lease term expires set forth on Schedule 5.19;

(g)	Customary Post-Closing Consents and any required notices to, or filings with, governmental authorities in connection with the consummation of the transactions contemplated by this Agreement;

(h)

irrespective of clause (g) above, all necessary consents and approvals by and notices to any federal governmental authority, the State of California or any political subdivision thereof with respect to the transfer to Purchaser of interests in a right of way, servitude or lease issued by or on behalf of the United States of America, the State of California or a political subdivision thereof to the extent customarily made or received after the Closing of a sale or other transfer of title, operatorship or control of assets similar to the Assets;

(i)	to the extent not triggered, rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(j)

the Rights-of-Way and, to the extent that they do not materially interfere with the operation of the Assets (as currently operated), all other easements, rights-of-way, servitudes, Permits, surface leases and other rights relating to surface operations, facilities, pipelines, transmission lines, transportation lines, distribution lines and other like purposes;

(k)

all other Encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets which individually or in the aggregate are not such as to materially interfere with the ownership, operation or use of any of the Assets (as currently owned, operated and used), do not reduce the Net Revenue Interest of Seller in any Scheduled Property below the Net Revenue Interest set forth on Exhibit A-2 for such Scheduled Property, and do not increase the Working Interest of Seller in such Scheduled Property (as to the applicable formation) above the Working Interest set forth in Exhibit A-2 for such Scheduled Property (unless the Net Revenue Interest for such Scheduled Property is greater than the Net Revenue Interest for such Scheduled Property as set forth in Exhibit A-2, in the same proportion as any increase in such Working Interest);

(l)	all rights reserved to or vested in any governmental authority to control or regulate any of the Assets in any manner, and all applicable Permits and Laws;

(m)

to the extent that they do not materially interfere with the operation of the Assets (as currently operated) or otherwise create a Material Adverse Effect, rights of a common owner of any interest in Rights-of-Way or Permits held by Seller and such common owner as tenants in common or through common ownership;

(n)

liens created under Leases or Rights-of-Way included in the Assets and/or operating agreements or production sales contracts or by operation of Law in respect of obligations that are not yet due or delinquent or, if delinquent, which are being contested in good faith by appropriate procedures by or on behalf of Seller;

(o)	any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;

(p)

any Title Defects that Purchaser may have expressly waived in writing or which are deemed to have been waived under Section 4.4, or that do not meet the Individual Title Defect Threshold or Aggregate Title Defect Deductible as set forth in Section 4.6;

(q)

the terms and conditions of the Existing Contracts to the extent that they do not, individually or in the aggregate (i) reduce the Net Revenue Interest of Seller in any Scheduled Property below the Net Revenue

Appendix A-10

Interest as set forth in Exhibit A-2 (as to the applicable formation) for such Scheduled Property, (ii) operate to increase the Working Interest of Seller in such Scheduled Property (as to the applicable formation) above the Working Interest for such Scheduled Property as set forth in Exhibit A-2 (as to the applicable formation) for such Scheduled Property (unless the Net Revenue Interest for such Scheduled Property is greater than the Net Revenue Interest for such Scheduled Property as set forth in Exhibit A-2, in the same proportion as any increase in such Working Interest) or (iii) impair in any material respect the ownership and/or operation of any of the Assets by Seller (or by Purchaser as Seller’s successor-in-interest from and after Closing);

(r)

all unit, pooling, communitization and spacing orders (as well as any other orders, whether of a similar or dissimilar kind) issued by any governmental authority that (i) do not operate to increase the Working Interest of Seller in such Scheduled Property (as to the applicable formation) above the Working Interest for such Scheduled Property as set forth in Exhibit A-2 (as to the applicable formation) for such Scheduled Property (without a corresponding increase in the Net Revenue Interest) or reduce the Net Revenue Interest of Seller in any Scheduled Property below the Net Revenue Interest as set forth in Exhibit A-2 (as to the applicable formation) for such Scheduled Property and (ii) are not such as will interfere materially with the ability to own or operate the Assets substantially in the manner they were operated at the Effective Time;

(s)

such defects or irregularities in the working interests or net revenue interests in the Assets resulting from the failure to file any assignment or other transfer instrument in Seller’s chain of title in the records of any adjoining county or parish, so long as the instrument in question is required to be and is filed with the BOEM;

(t)	all subsidence, erosion, dereliction or accretion of, or tidal influences on, any Assets or other lands;

(u)	the terms and conditions of this Agreement;

(v)

all Imbalances, regardless of whether such over-production or under-production or over-deliveries or under-deliveries arise at a platform, wellhead, pipeline, gathering system, plant, transportation, receipt point, delivery point or other location;

(w)	the litigation, suits and proceedings set forth in Schedule 5.8; and

(x)	any matter that would not constitute a Title Defect under the terms of this Agreement, including any Title Defects waived by Purchaser.

“Person” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including government or political subdivisions or an agency, unit or instrumentality thereof.

“Phase II Environmental Assessment” means an intrusive investigation which collects original samples of soil, groundwater, other environmental media, air or building materials to analyze for quantitative values of contaminants of concern for purposes of identifying any Recognized Environmental Condition or any Historical Recognized Environmental Condition (as such terms are defined in ASTM Standard Practice E1903-11 for Environmental Site Assessments: Phase II Environmental Site Assessment Process).

“Phase II Request” has the meaning set forth in Section 4.9(b).

“PIPE Investor” has the meaning set forth in Section 7.13(c).

“Pipeline Imbalance” means any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by Seller under any contract or Law relating to the purchase and sale, gathering, transportation, storage, processing or marketing of such Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Seller pursuant to the relevant contract or at Law, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

Appendix A-11

“Plains” means Plains Pipeline LP.

“Plains PSA” means that purchase and sale agreement relating to the 901/903 Pipeline by and between Plains and MPPC, dated October 10, 2022.

“Plugging and Abandonment Obligations” and its derivatives mean (a) with respect to a well, whether drilled, plugged and abandoned before or after the Effective Time, the plugging (and as necessary replugging) and abandonment of the well, the salvage and removal of all associated well collars, tubing, well structures, platforms, tank batteries, compressors, injectors, equipment and other movable property (whether drilled or placed on the Assets before or after the Effective Time), the closure, filling-in and Remediation of the associated wellsite, the disposal and clean-up of all related waste materials, the restoration of the associated surface, subsurface and water bottoms to the condition they were in before commencement of operations on the Leases, to the extent required by and in compliance with the terms of the Leases, Permits, applicable Laws, regulations, orders and/or contracts, the proper decommissioning, removal, abandonment, and disposal of all structures, pipelines, facilities, equipment, abandoned Assets, junk and other personal property located on or comprising any part of the Assets and all obligations arising from the Assets, contractual requirements and demands made by governmental authorities or parties claiming a vested interest in any part of the Assets with respect to the foregoing; and (b) with respect to any Asset, the plugging and abandonment (within the meaning of clause (a) above) of all wells on, under or associated with such Asset, the flushing, burying and capping (or, to the extent required, the removal) of all flowlines, pipelines, gathering lines and field transmission lines across or associated with such land or equipment, the salvage and removal of platforms, equipment and underwater or underground obstructions, the closure and Remediation of all wellsites on, under or associated with such Asset, the disposal of all waste materials on, under or associated with such Asset and the restoration of all surface, subsurface and water bottoms on, under or associated with such Asset; and (c) obtaining and maintaining all bonds and securities, including supplemental or additional bonds or other securities, that may be required by a Lease, Permit, contract or by governmental authorities.

“POPCO”means the Pacific Offshore Pipeline Company, a corporation formed under the laws of California.

“POPCO Shares” means one hundred percent (100%) of the issued equity of POPCO, as described on Exhibit A-3.

“Power of Attorney” means a power of attorney substantially similar to the form attached as Exhibit O.

“PPC” means the Pacific Pipeline Company, a corporation formed under the laws of Delaware.

“PPC Shares” means one hundred percent (100%) of the issued equity of PPC, as described on Exhibit A-4.

“Preliminary Settlement Statement” has the meaning set forth in Section 10.2.

“Principal Amount” has the meaning ascribed to it in Section 3.4(b).

“Property Expenses” means all operating expenses (including but not limited to salary, wages, and benefits for the employees, and all insurance premiums or any other costs of insurance attributable to Seller’s and/or its Affiliates’ insurance and to coverage periods from and after the Effective Time but excluding in all cases, all costs and expenses of bonds, letters of credit or other surety instruments) and all capital expenditures (in each case) incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any, but excluding (A) all costs paid by Seller to cure and/or Remediate, as applicable, any Title Defects, Environmental Defects or Casualty Losses, or to obtain any Required Consents, and (B) all Losses attributable to (i) personal injury or death, property damage or violation of any Law, (ii) Plugging and Abandonment Obligations, (iii) the Remediation of any environmental

Appendix A-12

condition under applicable Environmental Laws, (iv) obligations with respect to Imbalances, (v) Taxes, or (vi) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Assets.

“Property Taxes” means all ad valorem Taxes, real property Taxes, personal property Taxes, and similar obligations relating to the Assets, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Group” means Purchaser and its Affiliates and each of their respective officers, directors, employees, agents, consultants, advisors and representatives.

“Purchaser’s Auditor” has the meaning set forth in Section 7.10(b).

“Purchaser’s Environmental Assessment” has the meaning set forth in Section 4.9(a).

“Purchaser’s Representatives” means Purchaser’s Affiliates and Purchaser’s and its Affiliates’ respective employees, consultants, agents and other authorized representatives.

“Qualified Exchange Accommodation Arrangement” means a qualified exchange accommodation arrangement as such term is defined in Section 4.02 of Rev. Proc. 2000-37, 2000-2 C.B. 308 (Sept. 18, 2000), as modified by Rev. Proc. 2004-51, 2004-2 C.B. 294 (July 20, 2004).

“Qualified Intermediary” means a qualified intermediary as such term is defined in Section 1.1031(k)-1(g)(4)(iii) of the Treasury Regulations.

“RCRA” means Resource Conservation and Recovery Act of 1976 (as amended).

“Reassignment Option” has the meaning ascribed to it in Section 7.3(c).

“Records” has the meaning set forth in Section 12.3(a).

“Redetermination Review” has the meaning set forth in Section 11.18(d).

“Referee” has the meaning set forth in Section 11.18(d).

“Regardless of Fault” has the meaning set forth in Section 11.4.

“Remediate” and “Remediation” mean with respect to an environmental condition or Environmental Defect, the response required or allowed under Environmental Laws that completely addresses (for current and future use in the same manner as being currently used) the identified environmental condition or Environmental Defect in the most cost-effective manner (considered as a whole taking into account all considerations, including any material negative impact such response may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response) as compared to any other response that is required or allowed under Environmental Laws. “Remediation” may consist of or include taking no action, leaving the condition unaddressed, periodic monitoring, the use of institutional controls or the recording of notices in lieu of remediation, in each case, if such response is allowed under Environmental Laws and completely addresses and resolves (for current and future use in the same manner as being currently used) the identified environmental condition or Environmental Defect.

Appendix A-13

“Remediation Amount” means with respect to an environmental condition or Environmental Defect, the present value as of the Closing Date of the cost (net to Seller’s interest) of the Remediation of such condition or defect; provided, however, that “Remediation Amount” shall not include (a) the costs of Purchaser’s and/or its Affiliate’s employees, or, if Seller is conducting the Remediation, Purchaser’s project manager(s) or attorneys, (b) expenses for matters that are ordinary costs of doing business regardless of the presence of an environmental condition (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets or in connection with Permit renewal/amendment activities), (c) overhead costs of Purchaser and/or its Affiliates, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Closing Date or, if prior to the Closing Date, the date on which the Remediation action is being undertaken, or (e) any costs or expenses relating to the assessment, Remediation, removal, abatement, transportation and disposal of any asbestos, asbestos-containing materials or NORM unless required to address a violation of Environmental Law. Notwithstanding anything to the contrary in this Agreement, the aggregate Remediation Amounts attributable to the effects of all Environmental Defects upon any Environmental Defect Property shall not exceed fifty percent (50%) of the Allocated Value of such Environmental Defect Property and shall not include (a) the costs of Purchaser’s or any of its Affiliate’s employees, project manager(s) or attorneys without Seller’s written consent, (b) expenses for matters that are costs of doing business, e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets such as maintaining oil spill financial assurance and oil spill response plans in accordance with BSEE’s regulations at 30 Code of Federal Regulations Chapter II, or in connection with leasing or permit renewal/amendment activities, maintenance on active RCRA management units, compliance with environmental-related requirements under a lease issued by BOEM and operation and oversight of active RCRA management units, (c) overhead costs of Purchaser or its Affiliates, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Execution Date, (e) costs or expenses incurred in connection with responding to releases of hazardous materials or remedial or corrective actions that are designed to achieve standards that are more stringent than those required for similar facilities or that fail to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws, and/or (f) any costs or expenses relating to the assessment, Remediation, removal, abatement, transportation and disposal of any asbestos, asbestos containing materials or NORM.

“Replacement P&A Financial Security” has the meaning set forth in Section 11.18(c)(ii).

“Required Consent” means any consent or approval where the failure to obtain such consent or approval would cause (or give the lessor, grantor or applicable counterparty the right to cause) (a) the assignment of the Assets (other than any 901/903 Asset) affected thereby to Purchaser to be void or voidable, or (b) the termination of or the right to terminate a Lease, Material Contract, Right-of-Way, or a material right in the Assets subject to such consent under the express terms thereof.

“Restart Failure Date” has the meaning set forth in Section 7.3(c).

“Restart Production” means ninety (90) days after the resumption of actual production from Wells on the Leases.

“Retained Litigation” means each of the proceedings set forth on Schedule 11.3(b) (or that should have been set forth on Schedule 11.3(b) in order for such representation and warranty of Seller to be true and correct). Retained Litigation expressly excludes any Existing Pipeline Claim, which shall be Assumed Obligations of Purchaser in accordance herewith.

“Retained Obligations” has the meaning set forth in Section 11.3(g).

“Rights-of-Way” means, except for any Excluded Asset, all permits, licenses, servitudes, easements, fee surface, surface leases and rights-of-way primarily used or held for use in connection with the ownership or operation of the Assets, other than Permits.

“Scheduled Bonds” has the meaning set forth in Section 2.3(k).

Appendix A-14

“Scheduled Closing Date” has the meaning set forth in Section 10.1.

“Scheduled Property” means a Lease or Asset (as to the specified if provided, or, if not specified, the producing or producible formation, sand or unit) or other property interest specifically identified on Exhibit A-1, Exhibit A-2, Exhibit A-3, or Exhibit B, if applicable. For the avoidance of doubt, the 901/903 Pipeline and any 901/903 Asset are not Scheduled Properties.

“Securities Act” has the meaning set forth in Section 7.10(a).

“Securities Laws” has the meaning set forth in Section 7.10(a).

“Seller” has the meaning set forth in the Preamble.

“Seller Benefit Plans” means the group retirement, pension, medical, dental, accident and death insurance and other employer sponsored plans.

“Seller Fundamental Representations” has the meaning set forth in Section 11.5(a).

“Seller Group” means Seller and its Affiliates and each of their respective directors, officers, employees, agents, consultants, advisors and representatives.

“Senior Secured Term Loan Agreement” means the term loan agreement in the form attached as Exhibit J.

“Severance Taxes” means all severance, production or other Taxes measured by Hydrocarbon production from the Assets, or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Site Assessment” has the meaning set forth in Section 4.9(b).

“Subscription Agreement” has the meaning set forth in Section 7.13(c).

“Target Settlement Date” has the meaning set forth in Section 12.1(a).

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a governmental authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration, or other filing provided to any governmental authority including any attachments thereto and any amendments thereof.

“Third Party Claim” has the meaning set forth in Section 11.7(b).

“Title Benefit” has the meaning set forth in Section 4.7.

“Title Benefit Amount” has the meaning set forth in Section 4.7.

“Title Defect” means any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in or to the Scheduled Properties; provided that the following shall not be considered Title Defects:

(a)

defects arising out of lack of corporate or other entity authorization or defects consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, (in each

Appendix A-15

case) unless Purchaser provides affirmative evidence that such corporate or other entity action was not authorized and has resulted, or such failure or omission (in either case) has resulted, in another Person’s superior claim of title to the relevant Asset;

(b)

defects or irregularities in the Working Interests or Net Revenue Interests in the Assets resulting from the failure to file any assignment or other transfer instrument in Seller’s chain of title in the records of any adjoining county or parish, so long as the instrument in question is required to be and is filed with the BOEM;

(c)

defects in the chain of title which occurred as a result of an ineffective assignment of the Scheduled Property, the easements or the Rights-of-Way filed with BOEM or BSEE, for which Seller provides Purchaser with evidence of the filing of a corrected assignment of such affected Scheduled Property prior to the Closing Date;

(d)	defects based on a gap in Seller’s chain of title in the BOEM or BSEE records, as such chain of title is reflected in transfers approved by the BOEM or BSEE;

(e)

defects based upon the failure to record any federal, state or tribal Lease or Right-of-Way included in the Assets, or any assignments of interests in such Leases or Rights-of-Way included in the Assets, in the applicable county records, unless such failure has resulted in another Person’s superior claim of title to the relevant Asset;

(f)

defects arising from any prior oil and gas lease relating to the lands covered by the Leases or Units not being surrendered of record, unless Purchaser provides affirmative evidence that such prior oil and gas lease is still in effect and has resulted in another Person’s actual and superior claim of title to the relevant Lease or Well;

(g)	defects that affect only which Person has the right to receive payments of royalties or other burdens on production and that do not affect the validity of the underlying Lease;

(h)

defects based solely on: (i) lack of information in Seller’s files, (ii) references to an unrecorded document to which neither Seller nor any Affiliate of Seller is a party and which document is dated earlier than January 1, 1960; or (iii) any Tax assessment, Tax payment or similar records or the absence of such activities or records;

(i)	any Encumbrance or loss of title resulting from Seller’s conduct of business in compliance with this Agreement;

(j)

defects as a consequence of cessation of production, insufficient production or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Leases held by production, or lands pooled or unitized therewith, except to the extent a claim is pending with respect thereto or the cessation of production is affirmatively shown to have occurred within the past five (5) years and it will give rise to a right of the lessor or other third party to terminate the underlying Lease, which documentation shall be provided by Purchaser to Seller in a Title Defect Notice;

(k)

Encumbrances created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s interests in the land covered thereby that would customarily be accepted in taking or purchasing such and for which a reasonably prudent lessee would not customarily seek a subordination of such Encumbrance to the oil and gas leasehold estate prior to conducting drilling activities on the Lease;

(l)	all defects or irregularities that have been cured or remedied by applicable statutes of limitation or statutes of prescription

(m)	all defects or irregularities resulting from lack of survey unless such survey is required by applicable Law;

(n)	the navigability or non-navigability of any waters;

(o)

all defects or irregularities resulting from the failure to record releases of liens, production payments or mortgages that have expired on their own terms or the enforcement of which are barred by applicable statute of limitations;

Appendix A-16

(p)

Encumbrances created under deeds of trust, mortgages and similar instruments by the grantor under a Right-of-Way that would customarily be accepted by a reasonably prudent oil and gas operator or reasonably prudent pipeline owner in taking or purchasing such Rights-of-Way;

(q)	defects arising as a result of actions taken by Purchaser or Purchaser’s failure to consent to any action pursuant to Section 7.1; and

(r)

any Encumbrance or loss of title affecting ownership interests in formations other than the applicable formation for the affected Scheduled Property set forth in Exhibit A-1, Exhibit A-2 or Exhibit B, as applicable.

In evaluating whether a matter constitutes a Title Defect, the principles set forth in the last sentence of the definition of “Defensible Title” shall be applied. In addition, evidence that Seller is receiving its full share of proceeds from a purchaser or third party operator attributable to its Net Revenue Interest for any Scheduled Property listed on Exhibit A-2,

“Title Defect Amount” has the meaning set forth in Section 4.5.

“Title Defect Notice” has the meaning set forth in Section 4.3.

“Title Defect Property” has the meaning set forth in Section 4.3.

“Transaction Documents” means those documents executed and delivered pursuant to or in connection with this Agreement.

“Transfer Taxes” has the meaning set forth in Section 13.2.

“Transferred Shares” means the POPCO Shares and the PPC Shares.

“Transition Services Agreement” means the agreement between Seller Group and Purchaser for post-Closing services in the form of Exhibit N.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement dated as of February 24, 2021 by and between the Financing Party and Trustee.

“Trustee” means American Stock Transfer & Trust Company, LLC.

“Ultimate Parent Company Guarantee” has the meaning set forth in Section 7.6(c).

“Unadjusted Penal Sum” has the meaning set forth in Section 11.18(e).

“Units” has the meaning set forth in Section 2.2(d).

“URL” means uniform resource locator.

“Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead.

Appendix A-17

“Wells” has the meaning set forth in Section 2.2(c).

“Willful Breach” means with respect to any Party, such Party knowingly and intentionally breaches in any material respect (by refusing to perform or taking an action prohibited or knowingly breaching a representation or warranty) any material covenant, representation or warranty applicable to such Party.

“Working Interest” means with respect to any Scheduled Property, the interest in and to such Scheduled Property that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Scheduled Property, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by or payable out of production therefrom.

Appendix A-18

Annex H

Execution Version

ASSET PURCHASE AND SALE AGREEMENT

by and between

PLAINS PIPELINE, L.P.

a Texas limited partnership

AND

MOBIL PACIFIC PIPELINE COMPANY

a Delaware corporation

Dated as of October 10, 2022

H-ii

Exhibits

Exhibit A	Form of Assignment of Non-Fee Property
Exhibit B	Form of Bill of Sale
Exhibit C	Form of FIRPTA
Exhibit D	Form of Grant Deed
Exhibit E	Form of Dedication Agreement
Exhibit F	Form of Consent Decree Assumption Agreement
Exhibit G	Form of Assignment and Assumption Agreement
Exhibit H	Form of Buyer Guaranty
Exhibit I	Form of Transition Services Agreement
Exhibit J	Form of Resale Certificate
Exhibit K	Form of Easement Agreement
Exhibit L	Form of Pentland Station Reimbursement Agreement
Exhibit M	Form of Pentland Commercial Term Sheet

Schedules

Schedule 1.1	Excluded Assets
Schedule 1.2(a)	Seller’s Knowledge Persons
Schedule 1.2(b)	Buyer’s Knowledge Persons
Schedule 1.3	Seller Retained Liabilities
Schedule 2.1(a)	Pipelines
Schedule 2.1(b)	Pipeline Equipment
Schedule 2.1(c)	Real Property
Schedule 2.1(d)	Non-Fee Property
Schedule 2.1(e)	Contracts
Schedule 2.1(f)	Permits
Schedule 3.4	Seller Legal Proceedings; Violations
Schedule 6.11	Credit Support Instruments

H-iii

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 10th day of October, 2022 (the “Execution Date”) by and between Plains Pipeline, L.P., a Texas limited partnership (“Seller”) and Mobil Pacific Pipeline Company, a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein collectively as “Parties” and individually as a “Party.”

WHEREAS, Seller owns the Assets (as defined below); and

WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Buyer, and Buyer desires to purchase, acquire and accept from Seller, the Assets and Buyer desires to assume from Seller certain liabilities related to the Assets, including the Assumed Liabilities, in each case on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.    Defined Terms. Capitalized terms used in this Agreement shall have the meanings given below or as otherwise defined in this Agreement.

“Actual Fraud” means, with respect to any Party, an actual, knowing and intentional fraud with respect to the making of the representations and warranties made by such Party under Section 3 or Section 4, as applicable, of this Agreement as of the Closing Date, in each case as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; provided, however, that such actual, knowing and intentional fraud of such Party shall only be deemed to exist if (a) to Seller’s Knowledge or Buyer’s Knowledge, as applicable, such representations and warranties made by such Party as of the Closing Date were actually and materially breached, (b) such Party had the intention that the other Party would rely on such breached representations and warranties to its detriment, and (c) the other Party actually relied on such breached representations and warranties to its detriment. Under no circumstances shall “Actual Fraud” include any equitable fraud, negligent misrepresentation, extra-contractual fraud, nondeliberate fraud or any other fraud or torts based on recklessness, negligence or imputed or constructive knowledge.

“Affiliate” of a Party shall mean any Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person, and the term “control” (including terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For clarification purposes, the various members of the general partner of PAGP, other than PAGP, shall not be Affiliates of Seller for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means the Assignment of Non-Fee Property, the Bill of Sale, the FIRPTA, the Grant Deed, the Dedication Agreement, the Consent Decree Assumption Agreement, the Assignment and Assumption Agreement, the Buyer Guaranty, the Transition Services Agreement, the Resale Certificate, the Easement Agreement, the Pentland Station Reimbursement Agreement, the Pentland Commercial Term Sheet and any other agreements and instruments executed and delivered in connection with the transactions contemplated hereunder.

“Assets” has the meaning set forth in Section 2.1.

“Assignment and Assumption Agreement” has the meaning set forth in Section 5.2(h).

“Assignment of Non-Fee Property” has the meaning set forth in Section 5.2(a).

“Assumed Liabilities” means all Liabilities (other than the Seller Retained Liabilities), known or unknown, liquidated or unliquidated, real or potential, tangible or intangible, whether or not accrued, now existing or arising at any time prior to, on or after the Closing Date, whether caused by, arising out of, incurred in connection with or relating in any way to the ownership, use, construction, operation, maintenance, repair, removal, replacement, expansion or management of the Assets, including but not limited to (a) compliance with Environmental Laws and liability for any Environmental Conditions and all remediation thereof required by any Law applicable to the Assets arising prior to, on or after the Closing Date, and (b) those items excluded from the definition of Seller Retained Liabilities as described in clauses (c) (i) through (iii) of the defined term Seller Retained Liabilities.

“Bill of Sale” has the meaning set forth in Section 5.2(b).

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Houston, Texas are authorized or obligated by Law to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Group” has the meaning set forth in Section 9.3.

“Buyer Guaranty” has the meaning set forth in Section 5.2(i).

“Buyer’s Knowledge” means the actual knowledge, without investigation or further inquiry, of the Persons listed on Schedule 1.2(b).

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

“Confidentiality Agreement” has the meaning set forth in Section 6.7(a).

“Consent Decree” means that certain Consent Decree issued by the United States District Court for the Central District of California in relation to Civil Action No. 2:20-cv-02415 (United States of America and the People of the State of California v. Plains All American Pipeline, L.P. and Plains Pipeline, L.P.).

“Consent Decree Assumption Agreement” has the meaning set forth in Section 5.2(g).

“Consent Decree Obligations” means the obligations set forth in Paragraphs 88-89 of the Consent Decree applicable to Seller’s transfer of ownership and operation of the Pipelines to Buyer.

“Contracts” has the meaning set forth in Section 2.1(e).

“Cost Sharing Agreement” means that certain Second Amended and Restated Cost Sharing Agreement between Plains and ExxonMobil dated April 5, 2018, as amended from time to time.

“Credit Support Instruments” has the meaning set forth in Section 6.11.

“Dedication Agreement” has the meaning set forth in Section 5.2(e).

“Direct Claim” has the meaning set forth in Section 9.8.

“Easement Agreement” has the meaning set forth in Section 5.2(l).

“Encumbrance” means any lien, security interest, pledge, charge, defect or similar encumbrance.

“Environmental Condition” means (a) the existence of any condition, fact, or circumstance that violates any Environmental Law; (b) a Release of a Hazardous Material required to be reported to a Governmental Authority pursuant to Environmental Law or any permits, licenses, approvals or other authorizations required thereunder; or (c) the existence of any environmental pollution, contamination, degradation, damage or injury for which remedial or corrective action is presently required (or if known, would be presently required) under Environmental Law.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection, preservation, remediation or restoration of the environment (including, soils, sediments, subsurface soils, land surface, surface waters, ground waters, indoor or outdoor ambient air or atmosphere) or natural resources, including applicable Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of, or exposure of any Person or property to, Hazardous Materials, including, the Clean Air Act (42 U.S.C. § 7401 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act and the Superfund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Federal Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Marine Mammal Protection Act (16 U.S.C. § 1361 et seq.), Endangered Species Act (16 U.S.C. § 1531 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), and the Oil Pollution Act (33 U.S.C. § 2701 et seq.), as each has been amended from time to time and all other environmental conservation and protection Laws.

“Excluded Assets” means the properties, rights and other assets set forth on Schedule 1.1.

“Excluded Records” means any books and records (a) the disclosure of which is inconsistent with any legal constraints or obligations regarding the confidentiality thereof or waives any attorney-client, work product or similar privilege; (b) relating to prior litigation, or litigation that is no longer applicable or pending, excluding Records relating to item 7 on Schedule 3.4; (c) to the extent relating to the Excluded Assets or the Seller Retained Liabilities; (d) to the extent containing any information that is not used exclusively by Seller in the operation of the Assets as operated by Seller in the ordinary course of business as of the Closing Date; (e) containing any information about Seller or any of its Affiliates pertaining to energy or project evaluation, energy price curves or projections or other economic or predictive models; (f) relating to Taxes of Seller or any of its Affiliates that are the responsibility of Seller under this Agreement; (g) constituting organizational documents of Seller; (h) constituting minutes, seals, equity interest records and other records of internal company proceedings of Seller; (i) constituting internal electronic correspondence (excepting for attachments that would constitute Records); (j) that Seller is required to retain by Law (in which event, copies thereof shall be delivered to Buyer); and (k) that have been prepared in connection with, or relate in any way to, the transactions contemplated by this Agreement and analyses relating in any way to the sale of the Assets.

“Execution Date” has the meaning set forth in the Preamble.

“FIRPTA” has the meaning set forth in Section 5.2(c).

“Governmental Authority” means any entity of or pertaining to government, including federal, state, local, municipal, foreign, or other governmental or administrative agency, department, official, court, commission or board having jurisdiction.

“Grant Deed” has the meaning set forth in Section 5.2(d).

“Hazardous Material” means any substance, material, or waste that, by its nature or its use, is regulated or as to which standards of conduct or liability might arise under any Environmental Law including, any:

(a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law, (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, crude oil, or any components, fractions, or derivatives thereof when Released into the environment, and (c) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation or radon gas.

“Improvements” has the meaning set forth in Section 2.1(c).

“Indemnified Party” has the meaning set forth in Section 9.7.

“Indemnifying Party” has the meaning set forth in Section 9.7.

“Interim Period” has the meaning set forth in Section 6.15.

“Law” means any law, statute, constitution, ordinance, code, treaty, convention, rule, regulation, permit, order, ruling or requirement (licensing or other) of an applicable Governmental Authority.

“Liabilities” means any liabilities, obligations, responsibilities, costs, expenses or Loss of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, whether based in common law or statute or arising under written contract or otherwise (including under Environmental Laws), known or unknown, liquidated or unliquidated, real or potential, tangible or intangible.

“Losses” means all claims, causes of action, demands, lawsuits, losses, damages, liabilities, costs and expenses of every type (including, but not limited to, court costs, reasonable attorneys’ fees and expenses).

“Material Adverse Effect” means any event, result, occurrence, condition or circumstance that, individually or in the aggregate (whether foreseeable or not and whether covered by insurance or not), results in a material adverse effect on the (a) ownership, operation or value of the Assets, taken as a whole and as currently operated as of the date of the execution of this Agreement, or (b) ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that a Material Adverse Effect shall not (in the case of the foregoing clause (a)) include any material adverse effects resulting from: (i) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (iii) conditions (or changes in such conditions) generally affecting the oil and gas or transportation industry whether as a whole or specifically in any area or areas where the Assets are located; (iv) acts of God, including storms or meteorological events; (v) orders, actions or failures to act of governmental authorities; (vi) civil unrest or similar disorder, the outbreak of hostilities, terrorist acts or war; (vii) any actions taken or omitted to be taken (A) by or at the written request or with the prior written consent of Buyer or (B) as expressly permitted or prescribed pursuant to this Agreement; (viii) matters that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement; and (ix) a change in Laws or in the interpretation of generally accepted accounting principles in the United States, consistently applied, from and after the date of the execution of this Agreement.

“Non-Fee Property” has the meaning set forth in Section 2.1(d).

“Outside Date” has the meaning set forth in Section 8.1(d).

“PAGP” means Plains GP Holdings, L.P.

“Party” has the meaning set forth in the Preamble.

“Pentland Commercial Term Sheet” has the meaning set forth in Section 6.16.

“Pentland Station Reimbursement Agreement” has the meaning set forth in Section 5.2(m).

“Permits” has the meaning set forth in Section 2.1(f).

“Person” means any Governmental Authority, natural person, corporation, limited liability company, partnership, association or other legal entity.

“Pipeline Equipment” has the meaning set forth in Section 2.1(b).

“Pipelines” has the meaning set forth in Section 2.1(a).

“Property” has the meaning set forth in Section 6.13(b).

“Purchase Price” means an amount equal to all unreimbursed costs incurred by Seller or its Affiliates for the Preliminary Work Expenses under the Cost Sharing Agreement (calculated in accordance with the terms of the Cost Sharing Agreement) plus One Dollar ($1.00).

“Real Property” has the meaning set forth in Section 2.1(c).

“Records” means originals or copies of the files, records and data of Seller directly related to and exclusively associated with the Assets in Seller’s or any of its Affiliates’ possession, including land and title records and micro-fiche data files whose transfer will not violate any Third Party restriction and that are not protected by Seller’s attorney-client privilege; provided, that the Records expressly exclude the Excluded Records.

“Reimbursement Agreement” means that certain that Reimbursement Agreement – Reactivation between Seller and Exxon Mobil Corporation thereof dated effective August 15, 2020, as amended from time to time.

“Release” or “Released” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into or through the environment.

“Resale Certificate” has the meaning set forth in Section 5.2(k).

“Restricted Information” has the meaning set forth in Section 6.7(b).

“Seller” has the meaning set forth in the Preamble.

“Seller Group” has the meaning set forth in Section 9.2.

“Seller Retained Liabilities” means the Liabilities listed on Schedule 1.3.

“Seller’s Knowledge” means the actual knowledge, without investigation or further inquiry, of the Persons listed on Schedule 1.2(a).

“SYU Assignee” has the meaning set forth in Section 10.3.

“Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

“Third Party” means any Person that is not a Party or an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 9.7(a).

“Transition Services Agreement” has the meaning set forth in Section 5.2(j).

2.    Sale and Purchase.

2.1    Assets. On the Closing Date, upon the terms and conditions contained in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the following real and personal property interests (collectively, the “Assets”), in each case other than the Excluded Assets:

(a)    the crude oil pipelines as described and depicted on Schedule 2.1(a) attached hereto (the “Pipelines”);

(b)    the spare parts, valves, meters, equipment, tanks, tangible machinery and other personal property owned by Seller directly and exclusively related to the ownership of the Pipelines and set forth on Schedule 2.1(b) attached hereto (collectively, the “Pipeline Equipment”);

(c)    the real property described on Schedule 2.1(c) attached hereto (the “Real Property”) and the fixtures, buildings, facilities, structures, appurtenances and improvements owned by Seller and situated on the Real Property directly and exclusively related to the ownership of the Pipelines (the “Improvements”);

(d)    the rights of way, easements, leases, permits, licenses and other rights of access described on Schedule 2.1(d) attached hereto (the “Non-Fee Property”);

(e)    the agreements and contracts, including all amendments, modifications and supplements thereto, as described on Schedule 2.1(e) attached hereto (the “Contracts”);

(f)    the permits, licenses, line rights and other use agreements of Seller from any Governmental Authority used exclusively in relation to ownership of the Pipelines, including those listed on Schedule 2.1(f) attached hereto, to the extent same are assignable by Seller (the “Permits”); provided, that the Permits shall not include the Non-Fee Property; and

(g)    the Records.

2.2    Consideration. In consideration for the sale of the Assets, on the Closing Date, Buyer shall (a) pay to Seller an amount equal to Purchase Price and (b)  assume the Assumed Liabilities.

3.    Seller’s Representations. Seller represents and warrants to Buyer as of the Execution Date and the Closing Date (other than representations and warranties made as of a specified date, in which case, as of such specified date) that:

3.1    Organization and Authority. Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the state of its formation, and is duly qualified to do business in the state in which the Assets are located. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited partnership action on the part of Seller.

3.2    No Violation. Subject to satisfying the Consent Decree Obligations, Seller has all requisite power and authority (a) to enter into this Agreement and the Ancillary Agreements to which it is a party, (b) to sell the Assets on the terms described in this Agreement and (c) to perform its other obligations under this Agreement and the Ancillary Agreements to which it is a party. Except for and subject to satisfying the Consent Decree Obligations, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (i) violate, nor be in conflict with, any provisions of Seller’s partnership agreement or other organizational documents or (ii) to Seller’s Knowledge, (A) constitute a breach of, or result in the creation of an Encumbrance upon the Assets under any material agreement to which Seller is a party or by which Seller or the Assets are bound, (B) violate any judgment, order, ruling or decree of any Governmental Authority to which Seller is subject, or (C) violate in any material respect any Law applicable to Seller or any of the Assets, except in the case of subsection (ii)(A) and (ii)(B) where such violation would not reasonably be expected to have a Material Adverse Effect.

3.3    Execution and Effect. This Agreement has been duly executed and delivered by Seller, and the Ancillary Agreements shall, on the Closing Date, be duly and validly executed by Seller, and, assuming due authorization, execution and delivery by Buyer or the applicable parties thereto, this Agreement constitutes, and each of the Ancillary Agreements shall constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.4    No Legal Proceedings; No Violation Notices. As of the Execution Date, except as set forth on Schedule 3.4, (a) there are no material actions, claims, bankruptcies or other proceedings pending or, to Seller’s Knowledge, threatened against the Assets or against Seller with respect to the Assets and (b) Seller has not received a written notice of a material violation of Laws or Permits from a Governmental Authority with respect to the Assets that remains outstanding and unresolved.

3.5    Environmental Matters. As of the Execution Date, except as set forth in the Consent Decree, to Seller’s Knowledge, (a) Seller is not subject to any order of any Governmental Authority based on any Environmental Laws that relates to the current use of the Assets, (b) Seller has made available to Buyer (i) other than notices or information requests relating to the Pipelines replacement project, all material written notices and information requests received by Seller from a Governmental Authority within the two (2) years preceding the date of this Agreement that relates to the current use of the Assets, including any written notice of violation, and (ii) other than reports and studies relating to the Pipelines replacement project, all material environmental reports and studies in response to correspondence from a Governmental Authority addressing environmental matters related to Seller’s ownership of the Assets that were prepared by a Third Party and are in Seller’s possession or control.

3.6    No Broker’s Fees. Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which Buyer or its Affiliates shall have any responsibility whatsoever.

3.7    Disclaimer – Representations and Warranty. EXCEPT AS SET FORTH IN THIS SECTION 3, SELLER IS SELLING THE ASSETS ON AN “AS IS, WHERE IS” BASIS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITH ALL FAULTS, LIMITATIONS AND DEFECTS (HIDDEN AND APPARENT), WITHOUT ANY GUARANTIES, REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) AS TO THEIR TITLE (OTHER THAN THE WARRANTY OF TITLE IN THE GRANT DEED), VALUE, QUALITY, MERCHANTABILITY OR THEIR FITNESS FOR BUYER’S INTENDED USE OR PURPOSE, A PARTICULAR USE OR PURPOSE, OR ANY USE OR PURPOSE WHATSOEVER. EXCEPT AS SET FORTH IN THIS SECTION 3, SELLER HAS NOT MADE, NOR DOES IT MAKE, AND SELLER SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS,

WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING THE ASSETS. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 3.7 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

4.    Buyer’s Representations. Buyer represents and warrants to Seller as of the Execution Date and the Closing Date (other than representations and warranties made as of a specified date, in which case, as of such specified date) that:

4.1    Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of its formation, is duly qualified to do business in the state in which the Assets are located, and has requisite permits, licenses and bonds to perform all of its duties and obligations under this Agreement. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer.

4.2    No Violation. Buyer has all requisite power and authority (a) to enter into this Agreement and the Ancillary Agreements to which it is a party, (b) to purchase and acquire the Assets on the terms described in this Agreement and (c) to own and operate the Assets and to perform its other obligations under this Agreement and the Ancillary Agreements to which it is a party. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (i) violate, nor be in conflict with, any provisions of Buyer’s by-laws, charter or governing documents or (ii) to Buyer’s knowledge (A) violate any judgment, order, ruling or decree of any Governmental Authority to which Buyer is subject, or (B) violate in any material respect any Law applicable to Buyer or any of its assets.

4.3    Execution and Effect. This Agreement has been duly executed and delivered by Buyer, and the Ancillary Agreements shall, on the Closing Date, be duly and validly executed by Buyer, and, assuming due authorization, execution and delivery by Seller or the applicable parties thereto, this Agreement constitutes, and each of the Ancillary Agreements shall constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

4.4    No Broker’s Fees. Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transaction contemplated by this Agreement for which Seller or its Affiliates shall have any responsibility whatsoever.

4.5    Financial Ability. Buyer has sufficient cash or cash equivalents available to pay the Purchase Price on the terms and conditions contained in this Agreement, and there is no restriction on the use of such cash or cash equivalents for such purpose.

4.6    Buyer’s Evaluation. Buyer is an experienced and knowledgeable owner, operator and investor in the pipeline business and is capable of independently evaluating the merits and risks of the purchase of the Assets contemplated by this Agreement. Prior to entering into this Agreement, Buyer has had the opportunity to inspect the Assets and to review such information as it deems necessary, including information in the electronic data room established by Seller in connection with the Reimbursement Agreement and the transactions contemplated by this Agreement, and it has engaged or employed the services of consultants and/or professionals to advise it as it deems necessary to make an informed decision as a prudent and knowledgeable buyer to acquire the Assets. With respect to proceeding with the transactions contemplated by this Agreement, Buyer has evaluated the merits and risks of purchasing the Assets and has formed an opinion based solely upon its knowledge, experience and, other than the express representations and warranties contained in Section 3 of this Agreement, not in reliance on any statements or actions by or on behalf of Seller or any information, data or materials furnished to Buyer in connection with the Assets, and any reliance or use of the same has been at Buyer’s sole risk.

4.7    Acknowledgement by Buyer.

(a)    BUYER ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3, THE ASSETS ARE BEING SOLD AND ASSIGNED TO BUYER AND ACCEPTED BY BUYER ON AN “AS IS, WHERE IS” BASIS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITH ALL FAULTS, LIMITATIONS AND DEFECTS (HIDDEN AND APPARENT), WITHOUT ANY GUARANTIES, REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) AS TO THEIR TITLE (OTHER THAN THE WARRANTY OF TITLE IN THE GRANT DEED), VALUE, QUALITY, MERCHANTABILITY OR THEIR FITNESS FOR BUYER’S INTENDED USE OR PURPOSE, A PARTICULAR USE OR PURPOSE, OR ANY USE OR PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES AND AFFIRMS THAT IT HAS MADE AN OPERATIONAL AND ENVIRONMENTAL ASSESSMENT AND INVESTIGATION OF THE ASSETS WHICH ARE NECESSARY TO DETERMINE THE ENVIRONMENTAL AND PHYSICAL CONDITION OF THE ASSETS, INCLUDING AN ON-SITE INSPECTION OF THE ASSETS. BUYER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT THERE MAY HAVE BEEN SPILLS OF WASTES, CRUDE OIL, PETROLEUM PRODUCTS, CHEMICALS, PRODUCED WATER, NATURAL GAS CONDENSATE, NATURAL GAS LIQUIDS, OR OTHER MATERIALS IN THE PAST AT OR ON THE ASSETS OR IN CONNECTION WITH THEIR OPERATION. IN ADDITION, THE ASSETS MAY CONTAIN ASBESTOS IN PIPE COATING, UNDISPLACED CRUDE OIL, NATURAL GAS LIQUIDS OR PETROLEUM PRODUCTS, COATS OF LEAD-BASED PAINTS, PCBS IN TRANSFORMERS, MERCURY IN ELECTRICAL SWITCHES, CHEMICALS, METALS, NATURALLY OCCURRING RADIOACTIVE MATERIAL, AND OTHER MATERIALS, SUBSTANCES AND CONTAMINANTS.

(b)    BUYER UNDERSTANDS AND ACKNOWLEDGES THAT ALL OR A PORTION OF THE ASSETS MAY BE ACTIVE BUT NOT CURRENTLY OPERABLE, MAY HAVE LATENT OR PATENT DEFECTS AND THAT THE ASSETS MAY NOT BE SUITABLE FOR OPERATION IN ACCORDANCE WITH INDUSTRY STANDARDS OR LAWS (INCLUDING ENVIRONMENTAL LAWS).

(c)    BUYER IS FAMILIAR WITH THE ASSETS AND ACKNOWLEDGES THAT THERE MAY BE POTENTIAL DAMAGE TO THE ASSETS CAUSED BY VIBRATION, ELECTROLYSIS, CORROSION, METALLURGICAL FAILURE OR STRESS AND OTHER SIMILAR PHYSICAL OR CHEMICAL PROCESSES OR EVENTS THAT MAY HAVE OCCURRED, AND THE DAMAGE FROM THOSE OR OTHER CAUSES MAY ALLOW THE UNDETECTED ESCAPE OF PETROLEUM PRODUCTS AND VAPORS WHICH, EVEN IF NOT IGNITED, MAY CAUSE POLLUTION OF WATER, CONTAMINATION OF LAND, AND OTHER DAMAGES. BUYER ACKNOWLEDGES THAT, ALTHOUGH CERTAIN OF THE PIPELINES ARE PURGED, SUCH PIPELINES MAY STILL CONTAIN CRUDE OIL OR OTHER HYDROCARBONS OF AN UNKNOWN QUANTITY. WITH FULL AWARENESS OF THE AFORESAID HAZARDS AND OTHER POTENTIAL HAZARDS NOT LIMITED TO THOSE SET FORTH ABOVE, BUYER, AT ITS SOLE RISK AND EXPENSE, ASSUMES ALL RESPONSIBILITY WITH RESPECT TO THE SAFE AND LAWFUL DISPOSAL OF THE CONTENTS, IF ANY, IN THE PIPELINES. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE ACKNOWLEDGEMENTS CONTAINED IN THIS SECTION 4.7 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

5.    Closing; Closing Deliveries.

5.1    Closing. Subject to the terms and conditions set forth herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at the offices of Seller at 10:00 a.m. Central Time on the date that is three (3) Business Days after all applicable conditions in Section 7 have been satisfied or waived in writing (other than those conditions that by their nature can only be satisfied at the Closing, but subject to all applicable conditions in Section 7 having been satisfied or waived in writing at the Closing), or such other place, date and time as the Parties otherwise agree in writing. The date on which the Closing takes place is referred to herein as the “Closing Date.” The Closing shall be effective as of 12:01 a.m. Central Time on the Closing Date.

5.2    Closing Deliveries. At the Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)    Seller and Buyer shall execute and deliver to each other one or more assignments of Non-Fee Property (each an “Assignment of Non-Fee Property”), substantially in the form attached hereto as Exhibit A, suitable for recordation in the appropriate county records where such Non-Fee Property is located;

(b)    Seller and Buyer shall execute and deliver to each other a bill of sale covering the Assets, other than the Real Property, the Improvements, the Non-Fee Property, the Contracts and the Permits (the “Bill of Sale”), substantially in the form attached hereto as Exhibit B;

(c)    Seller shall execute and deliver to Buyer a Certificate of Non-Foreign Status (as described in U.S. Treasury Regulations Section 1.1445-2(b)(2)) (the “FIRPTA”), substantially in the form attached hereto as Exhibit C;

(d)    Seller shall execute and deliver to Buyer a Grant Deed for the Real Property and Improvements (the “Grant Deed”), substantially in the form attached hereto as Exhibit D, suitable for recordation in the appropriate county records where such Real Property and Improvements are located;

(e)    Seller shall execute and deliver to Buyer, and Buyer shall cause Exxon Mobil Oil Corporation and Exxon Mobil Corporation to execute and deliver to Seller a Facilities Dedication Agreement, substantially in the form attached hereto as Exhibit E (the “Dedication Agreement”);

(f)    (i) Buyer shall execute and deliver to Seller a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been fulfilled or waived and (ii) Seller shall execute and deliver to Buyer a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled or waived;

(g)    Buyer and Seller shall execute and deliver to each other an assumption agreement pursuant to which Buyer agrees to be bound by the applicable provisions of the Consent Decree as required pursuant to Paragraphs 88-89 thereof, substantially in the form of Exhibit F (the “Consent Decree Assumption Agreement”);

(h)    Seller and Buyer shall execute and deliver to each other an assignment and assumption agreement covering the Contracts, the Permits and the Assumed Liabilities (the “Assignment and Assumption Agreement”), substantially in the form attached hereto as Exhibit G.

(i)    Buyer shall cause Mobil Pipe Line Company, a Delaware corporation, to deliver a guaranty to Seller guarantying Buyer’s obligations under this Agreement, substantially in the form attached hereto as Exhibit H (the “Buyer Guaranty”);

(j)    Seller and Buyer shall execute and deliver to each other the Transition Services Agreement substantially in the form attached hereto as Exhibit I (the “Transition Services Agreement”);

(k)    Buyer shall execute and deliver to Seller a California Resale Certificate, substantially in the form of Exhibit J (the “Resale Certificate”);

(l)    Seller shall cause Plains Marketing, L.P. to execute and deliver to Buyer and Buyer shall execute and deliver to Plains Marketing, L.P. the Easement Agreement substantially in the form attached hereto as Exhibit K (the “Easement Agreement”);

(m)    Seller and Buyer shall execute and deliver to each other the Pentland Station Reimbursement Agreement substantially in the form attached hereto as Exhibit L (the “Pentland Station Reimbursement Agreement”);

(n)    Buyer shall deliver to Seller in immediately available funds by wire transfer to a bank account designated by Seller the Purchase Price; and

(o)    Buyer and Seller shall execute and deliver any other documents, instruments, or agreements contemplated hereby or reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement, including any such documents, instruments or agreements necessary to effect the transfer of any of the Assets, and in a form reasonably acceptable to Buyer and Seller (it being understood that such instruments shall not require Buyer, Seller, or any other Person to make any additional representations, warranties, or covenants, express or implied, not contained in or as contemplated by this Agreement or the Ancillary Agreements).

6.    Covenants of the Parties.

6.1    Taxes.

(a)    Buyer shall pay all transfer fees and Taxes related to the purchase of the Assets. All Taxes attributable to the Assets acquired by Buyer at Closing shall be paid by Buyer effective on and after the Closing Date. Seller shall be charged for all Taxes attributable to Seller’s ownership of any of the Assets prior to the Closing Date. Taxes based on the ownership of any Assets subject to this Agreement shall be prorated on a daily basis between Seller and Buyer, with Seller responsible for the prorated portion of such Taxes prior to the Closing Date and Buyer responsible for the prorated portion of such Taxes on and after the Closing Date. Seller shall initially pay to the taxing authorities all such Taxes for calendar year 2022 subject to Buyer’s obligation to reimburse Seller for its prorated share of the Taxes attributable to Buyer. Buyer shall reimburse Seller for Buyer’s prorated share of the Taxes attributable to the acquired Assets from and after the Closing Date within thirty (30) days of receipt of Seller’s invoice with supporting documentation.

(b)    Seller shall timely file any sales and use tax returns that may be required with respect to the transactions contemplated by this Agreement where applicable. Buyer is responsible for ascertaining whether any sales, transfer or use tax is due in connection with the transactions contemplated by this Agreement and on the purchase of the Assets. Buyer shall timely file any sales and use tax return that may be required.

(c)    Subject to this Section 6.1, to the extent applicable exemption requirements have not been met, Buyer shall be solely liable for any and all sales, transfer or use Taxes and fees as well as all other Taxes, fees, and costs of every type and description associated with this Agreement and the purchase of the Assets, including any interest and penalties associated therewith.

6.2    Transfer of Assets; Recording Fees. Seller shall have no obligations to expend any amounts or incur any Liabilities in connection with the transfer of Assets to Buyer. Buyer shall pay all documentary, filing and recording fees required in connection with the transactions contemplated by this Agreement. Within thirty (30) days of the Closing Date, Buyer shall deliver to Seller a file-stamped recorded copy of the Assignment of Non-Fee Property and the Grant Deed.

6.3    Utilities and Billing Transfers. As soon as reasonably practicable following the Closing (but in any event within ninety (90) days after the Closing Date), Buyer shall transfer to itself all utility accounts related to any utility services provided to and utilized exclusively by the Assets. These utility services include electricity, heat, sewer, and water and may include services for ongoing telephone and internet service and a deposit from Buyer required by the utility provider. If Buyer fails to pay any utility bill and payment is demanded from Seller, and Seller pays the utility bill, then Buyer shall promptly reimburse Seller for payment of any such utility bill. If Buyer fails to affect the transfer to itself of utility services within ninety (90) days following Closing, Seller then has the option to inform the utility provider to discontinue the utility service without any liability to Seller for such discontinuance.

6.4    Removal of Signs/Seller Marks. This Agreement does not license or authorize Buyer to use or display the “Plains” name or any trademarks or other intellectual property owned by Seller or any of its Affiliates. After the Closing, Buyer shall promptly (but in no event later than sixty (60) days after the Closing Date) remove all evidence such as printed names, markings, insignia or other signs (other than pipeline markers) identifying the Assets as the property of Seller or its Affiliates or indicating that the Assets were ever owned and/or operated by Seller or its Affiliates. Buyer shall promptly (but in no event later than one hundred and twenty (120) days after the Closing Date) remove all pipeline markers identifying the Assets as the property of Seller or its Affiliates or indicating that the Assets were ever owned and/or operated by Seller or its Affiliates.

6.5    Delivery of Records. Seller shall deliver all Records within sixty (60) days after the Closing Date. Seller is not obligated to create any Records for Buyer or to provide them in a form or format other than the form or format in which they exist as of the Closing Date.

6.6    Expenses. Except as expressly otherwise provided herein, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements, the Reimbursement Agreement and the Cost Sharing Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost or expense.

6.7    Confidentiality.

(a)    From the Execution Date until the Closing Date, the Parties agree to be bound by the terms and conditions of that certain Confidentiality Agreement between Seller and Buyer entered into on February 3, 2021 (the “Confidentiality Agreement”). The Parties further agree that the terms and conditions of this Agreement, the Ancillary Agreements, the Reimbursement Agreement, the Cost Sharing Agreement and all other transaction documents and all communications in connection with the negotiation of the foregoing shall be deemed to be confidential information subject to the terms of the Confidentiality Agreement. Effective upon the Closing, the Confidentiality Agreement shall terminate.

(b)    From and after the Closing, the Parties shall, and shall cause their Affiliates and their respective representatives to, keep confidential and not disclose any information to any Person related to the transaction contemplated herein (including any contents, terms and conditions of this Agreement or the Ancillary Agreements or any information concerning the negotiations leading to this Agreement or the Ancillary Agreements) or information related solely to such Party, except as may be approved by the other Party (the “Restricted Information”). The obligation to keep such Restricted Information confidential shall continue for two (2) years from the Closing Date and shall not apply to any information which (i) is in the public domain, (ii) is published or otherwise becomes part of the public domain through no fault of the disclosing Party or its Affiliates or (iii) becomes available to the disclosing Party or its Affiliates on a non-confidential basis from a source that did not acquire such information (directly or indirectly) from the non- disclosing Party or its Affiliates.

(c)    Notwithstanding the foregoing, either Party may make disclosures (i) as required by applicable Law or any Governmental Authority and in connection with disputes hereunder; provided, that the Party requested to disclose Restricted Information, to the extent practicable, shall deliver to the other Party notice at least fifteen (15) days prior to the day the disclosing Party is to disclose any Restricted Information so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 6.7, (ii) to authorized employees, directors, contracted personnel, managers, officers, legal counsel, accountants and financial advisors of such Party or its Affiliates, and (iii) to a potential purchaser of Buyer’s Santa Ynez Unit leases and related assets (provided that such potential purchaser is subject in writing to similar requirements of confidentiality at least as strict as the requirements contained in this Section 6.7). In the case of clause (iii) of the preceding sentence, Buyer shall be liable for the failure of such potential purchaser to comply with the terms of this Section 6.7 as though such failure was a failure by Buyer to comply with this Section 6.7.

6.8    Consent Decree. The Parties agree and acknowledge that (a) Seller has provided to Buyer a copy of the Consent Decree and (b) prior to Closing, Seller shall provide to Buyer copies of the relevant emergency response plans that relate to the Assets, in each case, in accordance with the terms of the Consent Decree. Within ten (10) days after Closing, Seller shall provide (i) written notice of the consummation of the transactions contemplated hereby to the California Department of Forestry and Fire Protection’s Office of the State Fire Marshal and (ii)  the executed Consent Decree Assumption Agreement to the plaintiffs under the Consent Decree.

6.9     Consents; Non-Assignable Rights. If the terms of any Non-Fee Property, Permit or Contract referenced in this Agreement require that consent or approval be obtained from any party to such Non-Fee Property, Permit or Contract prior to any assignment, conveyance or other transfer contemplated by this Agreement, and such consent, conveyance or transfer has not been obtained as of the Closing Date, Buyer shall be solely responsible at its sole cost for seeking such consent or approval. Nothing in this Agreement shall be construed as an attempt by Seller to assign or transfer to Buyer any Non-Fee Property, Permit or Contract that by its terms or by Law is not assignable unless the requisite consent or approval shall have been given. Should Buyer elect to pursue such consents, Seller will reasonably cooperate with Buyer for a period of six (6) months to obtain any required consents for the Non-Fee Property. To the extent that the Parties are unable to assign any Non-Fee Property as the result of an unobtained consent, the Parties shall agree upon an arrangement for Seller to hold in trust or in another acceptable manner, for the benefit of Buyer (but at no out-of-pocket cost to Seller or any of its Affiliates), the rights afforded by the Non-Fee Property burdened by such unobtained consent until such unobtained consent has been obtained. If and when an unobtained consent is obtained, the transfer of the applicable Non-Fee Property subject thereto to Buyer shall automatically and without further action be effected in accordance with the terms of this Agreement.

6.10    Governmental Filings. Within thirty (30) days after the Closing Date, Buyer shall (a) file or cause to be filed any and all filings, notifications and other documents that, as of the Closing Date, are required by a Governmental Authority to evidence that Buyer is the owner of the Assets and the operator of record with respect to the Assets, and (b) promptly provide written evidence of such filings to Seller. Notwithstanding the thirty (30) day requirement in the preceding sentence, Buyer shall submit the following notices, registrations and applications as soon as reasonably practical but no later than seven (7) calendar days following the Closing: (i) an Air Permit Transfer notification to Santa Barbara Air Pollution Control District, (ii) notifications to the Pipeline and Hazardous Materials Safety Administration and to the Office of the State Fire Marshal, (iii) CUPA Registration with Kern County and Santa Barbara and (iv) a change in ownership application and temporary operatorship application to Santa Barbara County under County Code 25B-9. If a Governmental Authority requests an additional filing, notification or other document that cannot be known or reasonably anticipated by Buyer as of the Closing Date, such filing, notification or document shall be provided to such Governmental Authority promptly but in no event more than twenty (20) days after any such request, and Buyer shall promptly provide to Seller evidence of such provision. For a period of six (6) months after the Closing Date, Seller will reasonably cooperate with Buyer in obtaining necessary approvals from Governmental Authorities for the issuance or reissuance or transfer of Permits to own and operate the Assets from and after the Closing Date; provided, however, that Seller shall not be required to incur any out- of-pocket costs and expenses in connection with the foregoing and Buyer agrees to reimburse Seller for any such reasonable costs and expenses promptly following Seller’s request therefor.

6.11    Performance Bonds and Guaranties. Buyer shall (a) ensure, as of the Closing, any required surety, performance bonds, guaranties or other credit support arrangements relating solely to the Assets have been put in place and (b) use commercially reasonable efforts to cause Seller and its Affiliates to be fully and unconditionally released from any and all obligations under such surety, performance bonds, guaranties or other credit support arrangements relating solely to the Assets (the “Credit Support Instruments”) within sixty (60) days after the Closing Date. If such Credit Support Instruments are not so released in a timely manner, Buyer shall continue to take such actions as are necessary thereafter to ensure that such Credit Support Instruments are released in accordance with this Section 6.11 as soon as reasonably possible. Schedule 6.11 contains a complete and accurate list of the Credit Support Instruments relating to the Assets as of the Closing Date. Buyer shall assume responsibility under all such Credit Support Instruments relating solely to the Assets and shall indemnify Seller Group for any Losses related to the failure to replace such Credit Support Instruments relating solely to the Assets or cause Seller and its Affiliates to be fully and unconditionally released from any and all obligations thereunder, in each case, effective as of the Closing. In no event, shall Buyer be responsible for any obligations under the Credit Support Instruments on Schedule 6.11 that relate to the Excluded Assets.

6.12    Insurance. Buyer acknowledges and agrees that all insurance policies maintained by Seller or its Affiliates in respect of the Assets may be terminated by Seller as of the Closing Date. Buyer further agrees not to, and shall require that no Buyer Affiliate shall, make any claims under such insurance policies. Buyer agrees to arrange insurance coverage for itself and the Assets as of the Closing Date with insurers of its own choice. Buyer further acknowledges that it has no right, title or interest in any unearned premiums on any insurance policies maintained by Seller or its Affiliates.

6.13    Further Assurances.

(a)    Each of the Parties shall, from time to time and at all times, do all such other and further acts and deliver and execute such other and further instruments and documents and records as may reasonably be required in order to fully perform and carry out the terms and the provisions of this Agreement, including correcting legal descriptions of certain of the Assets that may in the future be determined to be incorrectly described or mistakenly omitted, and both Seller and Buyer covenant and agree that, in the event that any such legal description of any portion of the Assets is/are determined, within one (1) year from the Closing Date, to be incorrectly described or mistakenly omitted, Seller or Buyer, as the case may be, will execute whatever supplemental documentation may be necessary to correctly describe any such portion of the Assets relative to which the legal description may be inadequate.

(b)    Seller and Buyer further intend that Seller shall sell and Buyer shall purchase only the Assets as herein described. If through inadvertent error or omission, any of the Assets transferred and delivered by Seller to Buyer are incorrectly described or mistakenly omitted, within one (1) year from the Closing Date, Seller and Buyer shall promptly execute such further instruments and documents to correct the error or omission without monetary or other consideration being paid by Buyer to Seller. Likewise, if through inadvertent error or omission, Seller inadvertently transfers and delivers to Buyer any Excluded Assets or other Seller-owned pipelines, rights-of-way, fee lands, files or other Seller property not constituting part of the Assets as herein defined (collectively referred to in this Section 6.13(b) as “Property”), Buyer shall transfer said Property back to Seller without monetary or other consideration being paid by Seller to Buyer. Seller and Buyer shall promptly execute such further instruments and documents to return title to Seller of the Property transferred to Buyer in error.

6.14    Schedules. Prior to the Closing Date, Seller may, from time to time, by written notice to Buyer, supplement or amend the Schedules provided by Seller hereunder solely with respect to matters first arising on or after the Execution Date and as necessary to make the representations and warranties of Seller qualified thereby true and accurate as of the Closing.

6.15    Pre-Closing Information. Subject to the provisions of the Confidentiality Agreement, throughout the period between the Execution Date and the Closing Date (the “Interim Period”), Seller shall continue to provide Buyer with information and data in Seller’s possession and control (including the information in the electronic data room established by Seller in connection with the Reimbursement Agreement) relating exclusively to or used exclusively in connection with the Assets. Notwithstanding the foregoing, such information shall not include any data or information that constitutes an Excluded Record. During the Interim Period, Buyer shall make requests for information to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating such requests.

6.16    Services Agreement. After the Closing Date and prior to the occurrence of the Completion Date as defined in the Pentland Station Reimbursement Agreement, Seller and Buyer agree to develop a Surge and Water Management Services Agreement pursuant to the Pentland Commercial Term Sheet attached to this Agreement as Exhibit M (the “Pentland Commercial Term Sheet”).

7.    Conditions to Closing.

7.1    Conditions to Each Party’s Obligation to Close. The obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following condition:

(a)    No Restraint. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)    No Legal Proceedings. No suit, action, or other proceeding by any Third Party unaffiliated with the Parties shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, the consummation of the transactions contemplated by this Agreement.

7.2    Conditions to Buyer’s Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer), at or prior to the Closing, of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations or warranties speak as of a specified date, in which case such representations and warranties shall have been true and correct in all material respects as of such specified date).

(b)    Performance of Obligations. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c)    Seller Deliverables. Seller shall have executed and delivered, or caused to be executed and delivered, to Buyer each of the items to be executed and delivered by it pursuant to Section 5.2, including a duly executed counterpart to the Consent Decree Assumption Agreement.

(d)    Ancillary Agreements. Seller shall have executed and delivered, or caused to be executed and delivered, to Buyer the Ancillary Agreements to which it is party.

(e)    Seller shall have delivered to Buyer a certificate duly executed by an officer of Seller certifying that Seller has completed, in all material respects, the Reactivation Work (as such term is defined in the Reimbursement Agreement); provided, that upon any termination of the Reimbursement Agreement in accordance with its terms prior to the satisfaction of the condition set forth in this Section 7.2(e), this Section 7.2(e) shall no longer constitute a condition to Buyer’s obligation to consummate the Closing.

7.3    Conditions to Seller’s Obligation to Close. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller), at or prior to the Closing, of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations or warranties speak as of a specified date, in which case such representations and warranties shall have been true and correct in all material respects as of such specified date).

(b)    Performance of Obligations. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

(c)    Buyer Deliverables. Buyer shall have executed and delivered, or caused to be executed and delivered, to Seller each of the items to be executed and delivered by it pursuant to Section 5.2, including a duly executed counterpart of the Consent Decree Assumption Agreement.

(d)    Ancillary Agreements. Buyer shall have executed and delivered, or caused to be executed and delivered, the Ancillary Agreements to which it or its Affiliate is party.

8.    Termination.

8.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written consent of Buyer and Seller;

(b)    by either Buyer or Seller, upon notice to the other Party, if any Governmental Authority shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such injunction or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of, enacting of, entering into, promulgation of or enforcement of such injunction or other action was primarily due to the failure of such Party to perform or comply with, in all material respects, any of the covenants or agreements to be performed or complied with by such Party under this Agreement prior to the Closing;

(c)    by either Buyer or Seller, upon notice to the other Party, in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement, which (i) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) or Section 7.3(a) or 7.3(b), respectively, and (ii) if curable, cannot be or has not been cured within thirty (30) days following receipt by the breaching Party of notice of such breach, which notice shall advise the breaching Party of the nature of the breach; provided, however, that the Party seeking termination is not at the time of such notice in material breach of its representations, warranties, covenants or agreements contained in this Agreement; or

(d)    by Buyer or Seller, upon notice to the other Party, if the Closing shall not have occurred within thirty (30) days after the Execution Date (the “Outside Date”); provided, however, that the Party seeking termination is not at the time of such notice in material breach of its representations, warranties, covenants or agreements contained in this Agreement.

8.2    Effect of Termination. Upon any termination of this Agreement, Seller and Buyer shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and, except for any Liabilities of the Parties arising prior to the date of termination and without limiting any duties and obligations arising pursuant to the terms of the Reimbursement Agreement or the Cost Sharing Agreement, such termination shall be without liability to Seller or Buyer; provided, that notwithstanding anything herein to the contrary, the provisions of this Section 8.2, Section 6.7, Section 9.5, Section 9.9 and Section 10 shall survive any such termination and shall be enforceable hereunder.

8.3    Exclusive Remedy. The remedies set forth in this Section 8 and Section 10.11 shall constitute the sole and exclusive remedies of the Parties with respect to any breach of representation or warranty or non-performance, partial or total, of any covenant or agreement contained in this Agreement if Closing under this Agreement does not occur.

9.    Allocation of Responsibilities and Indemnities.

9.1    Assumption of Assumed Liabilities. Except (a) for those Liabilities designated as Seller Retained Liabilities and (b) to the extent covered by Seller’s indemnification of Buyer Group pursuant to Section 9.3, at the Closing, Buyer agrees and acknowledges that it shall be deemed to have assumed the Assumed Liabilities, and thereafter, Buyer shall perform, pay, honor, and discharge when due and payable the Assumed Liabilities.

9.2    Buyer Indemnification Obligations. Subject to the provisions of this Section 9 (including Section 9.4), from and after the Closing Date, Buyer, its successors and assigns agree to fully defend, protect, indemnify, hold harmless, and render whole Seller, Seller’s Affiliates, Seller’s successors and assigns and their respective directors, officers, agents and employees (collectively, “Seller Group”) from and against all Losses incurred by Seller Group resulting from, related to, or arising out of the following:

(a)    any breach by Buyer of any covenant or agreement contained in this Agreement or the Ancillary Agreements to be performed by Buyer; and

(b)    the Assumed Liabilities.

9.3    Seller Indemnification Obligations. Subject to the provisions of this Section 9 (including Section 9.4), from and after the Closing Date, Seller, its successors and assigns agree to fully defend, protect, indemnify, hold harmless, and render whole Buyer, Buyer’s Affiliates, Buyer’s successors and assigns and their respective directors, officers, agents and employees (collectively, “Buyer Group”) from and against all Losses incurred by Buyer Group resulting from, related to, or arising out of the following:

(a)    any breach by Seller of any covenant or agreement contained in this Agreement or the Ancillary Agreements to be performed by Seller; and

(b)    the Seller Retained Liabilities.

9.4    Releases.

(a)    Effective as of the Closing Date, Buyer hereby unconditionally releases and discharges Seller and Seller’s Affiliates, and the employees, officers, and directors of Seller and Seller’s Affiliates from the Assumed Liabilities.

To the extent California Law is applied to this Section 9.4(a), Buyer hereby expressly waives the benefits of any statute limiting the waiver of unknown claims, including Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

            JLG

Buyer’s Initials

(b)    Effective as of the Closing Date, Seller hereby unconditionally releases and discharges Buyer and Buyer’s Affiliates, and the employees, officers, and directors of Buyer and Buyer’s Affiliates from the Seller Retained Liabilities.

To the extent California Law is applied to this Section 9.4(b), Seller hereby expressly waives the benefits of any statute limiting the waiver of unknown claims, including Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

            JLG

Seller’s Initials

9.5    Limitations on Liability. Notwithstanding the other provisions of this Section 9, and except with respect to a claim for Actual Fraud, which may only be brought by a Party after Closing, or a Third Party Claim for which a Party is seeking indemnification hereunder (in which cases the limitations and provisions in this Section 9.5 shall not apply), neither Party shall have any liability under this Agreement for (and each Party hereby releases the other Party from) exemplary, punitive, special, indirect, incidental, consequential, remote or speculative damages (including loss of, damage to or delay in profit, revenue or production or diminution in value), WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM A PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT.

9.6    Survival. All representations, warranties and covenants of the Parties, and the indemnification obligations of the Parties, set forth in this Agreement shall survive as follows:

(a)    The representations and warranties of the Parties (other than the disclaimers of Seller set forth in Section 3.7 and the acknowledgements of Buyer set forth in Section 4.7) shall not survive the Closing;

(b)    The disclaimers of Seller set forth in Section 3.7 and the acknowledgements of Buyer set forth in Section 4.7 shall survive indefinitely;

(c)    the covenants and agreements of the Parties to be fully performed prior to or at the Closing shall survive in accordance with their terms or until ninety (90) days after the Closing Date and expire thereafter;

(d)    the covenants and agreements of the Parties to be performed, in whole or in part, following the Closing shall survive in accordance with their terms or until performed and expire thereafter;

(e)    the indemnification obligations set forth in Section 9.2(b) and Section 9.3(b) shall survive indefinitely;

(f)    Seller’s ability and Buyer’s ability to assert a claim under this Section 9 for Actual Fraud shall survive for four (4) years after the Closing Date and expire thereafter; and

(g)    Notwithstanding the foregoing, in the event a claim for indemnification is made in accordance with the provisions of this Section 9 on or before the expiration of the applicable survival period for the provision under which such claim is made, the obligations of the Indemnifying Party (as defined below) shall continue as to such claim until it has been finally resolved.

9.7    Matters Involving Third Parties. The Party making a claim pursuant to this Section 9 is referred to as the “Indemnified Party,” and the Party against whom such claim is asserted under this Section 9 is referred to as the “Indemnifying Party.”

(a)    If any Third Party shall notify an Indemnified Party of any matter that may give rise to a right to claim for indemnification under Section 9.2 or Section 9.3 hereof, as applicable (a “Third Party Claim”), then the Indemnified Party shall promptly (and in any event within thirty (30) days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing, which notice shall describe such Third Party Claim in reasonable detail, including all relevant factual background, and the basis on which the Indemnified Party is entitled to indemnification hereunder; provided, however, that failure to give timely notice shall not affect the right to indemnification to the extent such failure to give timely notice is not materially prejudicial to the Indemnifying Party’s defense of the Third Party Claim.

(b)    The Indemnifying Party will have the right to assume and thereafter conduct, at its own expense, the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, at no cost or expense to the Indemnified Party. Notwithstanding the foregoing, each Indemnified Party shall be entitled, at its own expense, to participate in the defense of any such Third Party Claim; provided, however, that the Indemnifying Party shall pay the reasonable attorneys’ fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Third Party Claim, or (ii) the Indemnified Party’s counsel, which counsel shall be reasonably competent to render advice as to such matters, shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct for the Indemnifying Party and the Indemnified Party to have common counsel.

(c)    The Indemnifying Party will not enter into or make any settlement, compromise, admission, or acknowledgment of the validity of any Third Party Claim or any liability in respect thereof without the prior written consent of the Indemnified Party, which consent shall not to be unreasonably withheld, conditioned or delayed, unless the settlement, compromise, admission, or acknowledgment involves only the payment of money damages, includes an unconditional release by each claimant or plaintiff to the Indemnified Party from all liability in respect of such Third Party Claim and does not impose an injunction or other equitable relief upon the Indemnified Party.

(d)    Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9.7(b) above, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate at the sole cost and expense of the Indemnifying Party.

(e)    In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless the Indemnified Party desires to waive its right to indemnification from the Indemnifying Party with respect to such Third Party Claim.

9.8    Notice of Direct Claims. The Indemnified Party seeking indemnification from an Indemnifying Party which is not subject to Section 9.7 because no Third Party Claim is involved (a “Direct Claim”) will give the Indemnifying Party prompt written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such dispute or claim, any relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such Indemnified Party believes the dispute or claim should be resolved (including, if known and applicable, an estimated amount of damages that have been sustained by the Indemnified Party). The Indemnifying Party will have a period of ten (10) days to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten (10) day period, the Indemnifying Party will be deemed to have rejected such Direct Claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under the terms and subject to the provisions of this Agreement.

9.9    Mitigation. Notwithstanding anything to the contrary herein, the Parties shall have a duty to use commercially reasonable efforts to mitigate any Losses arising out of or relating to this Agreement or the transactions contemplated hereby.

9.10    Insurance. In determining the amount of any Losses for which a Party is entitled to indemnification pursuant to this Section 9, the amount of such Losses shall be reduced by all insurance proceeds or other Third Party recoveries.

9.11    Exclusive Remedy. The indemnification provisions set forth in this Section 9 shall provide the exclusive remedy at Law or at equity for breaches of any covenant, agreement, representation, or warranty set forth in this Agreement and the Ancillary Agreements, other than equitable remedies to seek enforcement or to seek performance of the respective Parties’ obligations hereunder or under the Ancillary Agreements pursuant to Section 10.11.

10.    Miscellaneous.

10.1    Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, sent by electronic transmission service (portable data format (.pdf)) to the appropriate address or number as set forth below. Either Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices shall be addressed to:

Seller:

Plains Pipeline, L.P.

333 Clay Street, Suite 1600

Houston, Texas 77002

Attn:       Mark Odom, Vice President

Phone:    713-646-4602

Email:    mrodom@paalp.com

With a copy to:

Plains Pipeline, L.P.

333 Clay Street, Suite 1600

Houston, Texas 77002

Attn:       Richard McGee, Executive Vice President and General Counsel

Phone:    713-652-3655

Email:    CorpLegalNotices@paalp.com

Buyer:

Mobil Pacific Pipeline Company

22777 Springwoods Village Parkway

Spring, Texas 77389

Attn:       Harry Janke, Business Development Manager

Phone:    832-624-7903

Email:    harry.janke@exxonmobil.com

10.2    Entire Agreement; Amendments; Headings. This Agreement, the Ancillary Agreements, the Cost Sharing Agreement and the Reimbursement Agreement (including the exhibits and schedules hereto and thereto) constitute the entire agreement between the Parties, and supersede all other agreements, either written or oral, between Seller and Buyer, concerning the sale and purchase of the Assets. This Agreement may only be supplemented, altered, amended, modified or revoked in writing, signed by both of the Parties. The headings are for guidance only and shall have no significance in the interpretation of this Agreement.

10.3    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their successors and assigns. Prior to Closing, for so long as Buyer is party to this Agreement, Buyer shall remain under the control (as defined in the definition of “Affiliate”) of Mobil Pipe Line Company, and any attempt to assign or transfer (by operation of law, through a sale of Buyer’s equity interests, through a sale of all or substantially all of Buyer’s assets or otherwise) control of Buyer by it or its Affiliates in a manner prohibited by this sentence shall be void. This Agreement and any rights, interests and obligations hereunder shall not be assignable or transferable by either Party (by operation of law or otherwise) without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that (i) either Party may assign or transfer this Agreement and any rights, interests and obligations hereunder to a wholly owned Affiliate of such Party, provided, further, however, that prior to Closing, neither Buyer nor its Affiliates may transfer control (as defined in the definition of “Affiliate”) of such Affiliate to a Person who is not an Affiliate of Mobil Pipe Line Company, by operation of law, through a sale of Buyer’s equity interests, through a sale of all or substantially all of Buyer’s assets or otherwise, and, (ii) after Closing, Buyer may assign or transfer this Agreement and any rights, interests and obligations hereunder to any Person who purchases all of Buyer’s Santa Ynez Unit leases and related assets and receives an assignment of this Agreement (“SYU Assignee”); provided, further that any such assignment shall require notice to the other Party within ten (10) days prior to such anticipated assignment. Any attempt to assign or transfer (by operation of law or otherwise) this Agreement in a manner prohibited by this Section 10.3 shall be void. Without the prior written consent of the non-assigning or non-transferring Party, in no event shall an assignment or transfer by a Party of its rights or obligations under this Agreement relieve such assigning or transferring Party from any of its obligations hereunder. The Buyer Guaranty shall remain in full force and effect notwithstanding any assignment or transfer (by operation of law or otherwise) of this Agreement by Buyer or any of Buyer’s successors and assigns.

10.4    Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or a portable document format (*.pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5    Conflicts Interpretation. Each Exhibit and Schedule to this Agreement is a part of this Agreement and incorporated herein for all purposes, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail. In the event of a conflict between the provisions of this Agreement and any provisions in any Ancillary Agreement or other document delivered at Closing, the provisions of this Agreement shall control.

10.6    Governing Law; Venue; Jury Waiver.

(a)    This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas without giving effect to any choice or conflict of Law provision or rule (whether of the State of Texas or any other jurisdiction) that would call for the application of the Laws of any jurisdiction other than the State of Texas.

(b)    EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE ASSETS, THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF SHALL BE BROUGHT AND DETERMINED IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY (I) IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE AFORESAID COURTS IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY AND WAIVES THE DEFENSE OF SOVEREIGN IMMUNITY, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT OR THAT SUCH ACTION IS BROUGHT IN AN INCONVENIENT FORUM AND (III) AGREES

THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ASSETS IN ANY COURT OTHER THAN THE ABOVE COURTS.

(c)    EACH OF THE PARTIES WAIVES TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE ASSETS.

10.7    Construction.

(a)    The Parties stipulate and agree that this Agreement and the language used herein is the product of both Parties’ efforts, and each Party hereby irrevocably waives the benefit of the rule of construction which disfavors the drafter of an agreement.

(b)    In construing this Agreement, the following principles will be followed, in each case unless expressly provided otherwise in a particular instance: (i) the singular includes the plural and vice versa; (ii) references to any Exhibit, Schedule, Section, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, subsections and other subdivisions of this Agreement; (iii) references in any Section, or definition to any clause means such clause of such Section, or definition; (iv) “hereunder”, “hereof”, “hereto”, “herein”, “hereby” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (v) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (vi) references to “days” are to calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action shall be deferred until the next Business Day; (vii) all references to money refer to the lawful currency of the United States; and (viii) any reference in this Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time, and any reference to a contract, instrument, or other document as of a given date means the contract, instrument or other document as amended, supplemented, and modified from time to time through such date.

10.8    Waiver. Either Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

10.9    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns, and this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Indemnified Parties.

10.10    Time is of the Essence. Time is of the essence in performance of the obligations under this Agreement.

10.11    Specific Performance. The Parties acknowledge and agree that in the event that any of the provisions of this Agreement or any Ancillary Agreement are breached or are not performed in accordance with their terms, irreparable damage may occur and that the Parties may not have an adequate remedy at Law. It is accordingly agreed that the Parties shall be entitled to injunctive or other equitable relief, without the posting of any bond and without proof of actual damages, to prevent breaches of this Agreement and the Ancillary Agreements and to specifically enforce the terms of this Agreement and the Ancillary Agreements and that the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law.

10.12    Public Announcements. Except as may be required by such Party or its Affiliates under applicable Law or stock exchange rules, neither Party shall issue any press release or other public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written approval of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that a Party may make public disclosure as may be necessary or appropriate in connection with customary presentations, meetings and conference calls with investors and analysts (in which case the disclosing Party will use its commercially reasonable efforts to allow the other Party reasonable time to review and comment on the text of the proposed disclosure prior to making such disclosure).

10.13    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the Execution Date.

PLAINS PIPELINE, L.P.
By:	Plains GP LLC, its General Partner

By:	/s/ Jeremy Goebel
Name:	Jeremy Goebel
Title:	Executive Vice President

MOBIL PACIFIC PIPELINE COMPANY

By:	/s/ Harry Janke
Name:	Harry Janke
Title:	Vice President

Signature Page to Asset Purchase Agreement

Annex I

Dated [●] 2022

Senior Secured Term Loan Agreement

between

Sable Offshore Corp. (f/k/a Flame Acquisition Corp.)

as Borrower

Exxon Mobil Corporation

as Lender

Alter Domus Products Corp.

as Administrative Agent

I-i

Exhibits
Exhibit A	–	Form of Guarantee and Collateral Agreement
Exhibit B	–	Form of Prepayment Notice
Exhibit C	–	Form of Solvency Certificate
Exhibit D	–	Form of Notice of Borrowing
Exhibit E	–	Form of Note

I-ii

Schedules
Schedule 1.02	–	Knowledge Persons
Schedule 3.14	–	Subsidiaries
Schedule 6.02	–	Existing Debt
Schedule 6.03	–	Existing Liens
Schedule 6.09	–	Transactions with Affiliates

I-iii

This Senior Secured Term Loan Agreement is dated as of [●], 2022 (this “Agreement”), between Sable Offshore Corp. (formerly known as Flame Acquisition Corp.), a Delaware corporation, as borrower (together with its successors and permitted assigns, the “Borrower”), Exxon Mobil Corporation, a New Jersey corporation, as lender (together with its successors and permitted assigns, “Lender”), and Alter Domus Products Corp., a Delaware corporation, as administrative agent for the benefit of Lender (in such capacity, the “Administrative Agent”), each a “Party” and together, the “Parties.”

The Borrower and Lender have entered into that certain Purchase and Sale Agreement effective as of January 1, 2022 (as in effect on the date hereof, the “PSA”), between the Borrower, as purchaser, and the Lender, as seller.

The Borrower wishes to borrow, and the Lender wishes to lend, certain amounts to finance the acquisition by the Borrower from the Lender of certain oil and gas and midstream assets pursuant to the PSA.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning specified in the introductory paragraph hereof.

“Administrative Agent Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and between the Borrower and the Administrative Agent.

“Affiliate” means with respect to any Person, a Person that, directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Person specified. For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.

“Agreement” has the meaning specified in introductory paragraph hereof.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and any other applicable laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means the Bank Secrecy Act, as amended by the USA Patriot Act, and any other similar Applicable Laws concerning or relating to terrorism financing or money laundering of the jurisdictions in which any Credit Party or any of its Subsidiaries operates.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Assets” has the meaning given to such term in the PSA.

“Assignment and Assumption” means an assignment and assumption entered into by the Lender and a new lender pursuant to Section 9.04.

“Assumed Obligations” has the meaning set forth in the PSA.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in introductory paragraph hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of Texas or New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Buyer” has the meaning assigned to such term in the PSA.

“Capital Lease” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.

“Cash Equivalent” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition, (b) commercial paper maturing within one (1) year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s, (c) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market or similar funds with assets of at least One Billion Dollars ($1,000,000,000) and rated Aaa by Moody’s or AAA by S&P.

“Casualty Event” means (a) any loss, casualty or other insured damage to, or (b) final, unappealable nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Credit Party; provided that, any such event generating net proceeds of One Million Dollars ($1,000,000) or less shall not constitute a Casualty Event hereunder.

“Change of Control” means (a) an event or series of events by which any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), except for a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the voting power of the Equity Interests in the Borrower or (b) the Key Employee ceasing to be directly and actively involved in the day-to-day management of the Borrower with a substantially similar level of duties, responsibilities and decision-making authority as such Person has as of the Closing Date, unless an interim or permanent replacement has been approved in writing by the Lender (such approval not to be unreasonably withheld) within forty-five (45) days of such cessation.

“Charges” has the meaning set forth in Section 9.12.

“Closing Date” means the date on which all conditions set forth in Article IV shall have been satisfied (or waived in accordance therewith).

“Code” means the Internal Revenue Code of 1986 as amended from time to time and any successor statute, and the regulations promulgated thereunder.

“Collateral” means all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

“Collateral Documents” means the Mortgages, the Guarantee and Collateral Agreement, the Deeds of Trust and any other security agreements, deeds of trust, account control agreements and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, the other Credit Parties or any other Person pursuant to the terms of, or as security for the payment or performance of the Obligations.

“Credit Parties” means the Borrower and the Guarantors, and “Credit Party” shall mean each of them.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than ninety (90) days past the due date other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person under Capital Leases; (e) all obligations of such Person under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the debt payment obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, made more than one month in advance of the month in which the commodities, goods or services are to be delivered other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) the obligation of such Person in respect of Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Debt shall not include liabilities resulting from endorsements of instruments for collection in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deeds of Trust” means (i) that certain Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement, dated as of the Closing Date, made by the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) that certain Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement, dated as of the Closing Date, made by the Pacific Pipeline Company, a Delaware corporation, in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; each, a “Deed of Trust.”

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate from and after Default at the rate of an additional two percent (2%) per month until the total amount is paid in full.

“Discharge of the Obligations” means (a) the payment in full in cash of all Obligations (other than any obligations that expressly survive under the Financing Documents by their terms) or (b) the exercise by the Lender of the Reassignment Option and the consummation thereof together with the corresponding deemed repayment in full of the Obligations (other than obligations that expressly survive under the Financing Documents by their terms).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale or issuance of Equity Interests in or by a Subsidiary of such Person (other than to the Borrower or any other Subsidiary of the Borrower)), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dispute Arbitration” has the meaning set forth in Section 9.09(c).

“Disputed Claim” has the meaning set forth in Section 9.09(b).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one (1) year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding.

“Dollar” and “$” mean lawful money of the United States.

“Effective Time” means 12:00:01 a.m. (Houston time) on January 1, 2022.

“Environmental Laws” means any Laws pertaining to safety, health or conservation or protection of the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Assets are located, or otherwise applicable to the Assets, including the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, the National Environmental Policy Act, as amended, the Oil Pollution Act of 1990, as amended and any applicable state, tribal, or local counterparts, but shall not include any Law to the extent associated with plugging and abandonment of any well. The terms “hazardous substance”, “release”, and “threatened release” shall have the meanings specified in CERCLA; provided, however, that to the extent the Laws of the state in which the Assets are located have established a meaning for “hazardous substance”, “release”, “threatened release”, “solid waste”, “hazardous waste”, and “disposal” that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such Laws.

“Environmental Permits” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and administrative guidance promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Plan, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the filing by the applicable Credit Party with the PBGC of a notice of intent under Section 4041(a)(2) of ERISA to terminate a Plan or the treatment of an amendment to such a Plan as a termination under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, (d) the institution by the PBGC of proceedings to terminate a Plan under Section 4042 of ERISA, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that could reasonably be expected to constitute a termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the incurrence by the Borrower or any of its Subsidiaries or ERISA Affiliates of any liability with respect to the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, with respect to any Plan; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan, or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; the Borrower, any Subsidiary or any ERISA Affiliate incurring any liability under Section 436 of the Code, or a violation of Section 436 of the Code with respect to a Plan; or the failure to make any required contribution to a Multiemployer Plan, (h) the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Borrower, any Subsidiary or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Borrower, Subsidiary or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA, (i) the Borrower, a Subsidiary or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), or (j) the Borrower, a Subsidiary or ERISA Affiliate engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan.

“Event of Default” has the meaning specified in Article VII.

“Excepted Liens” means:

(a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and, in each case, for which adequate reserves have been maintained in accordance with GAAP;

(b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations (other than Liens imposed pursuant to ERISA) which are not delinquent for a period of more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent for a period of more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that, any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or materially impair the value of such Property subject thereto;

(e) Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that, no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by any Credit Party to provide collateral to the depository institution (other than pursuant to the Financing Documents);

(f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Credit Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Credit Party or materially impair the value of such Property subject thereto;

(g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, asset sale agreements, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(h) Liens on cash, securities, or other property agreed by Lender pledged to secure any bonds, letters of credit, or other financial security provided pursuant to the PSA;

(i) judgment and attachment Liens not giving rise to an Event of Default; provided that, any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(j) royalties, overriding royalties, reversionary interests, production payments and similar lease burdens which (i) are customarily granted in the ordinary course of business in the oil and gas industry, (ii) with respect to each Oil and Gas Property, do not operate to reduce any Credit Party’s net revenue interest in production for such Oil and Gas Property (if any) below such interests reflected in the PSA or increase the working interest for such Oil and Gas Property (if any) as reflected or warranted in the PSA without a corresponding increase in the corresponding net revenue interest;

(k) Liens to secure plugging and abandonment obligations;

(l) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under such lease and proceeds thereof; and

(m) Permitted Encumbrances;

provided further, that Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, and no intention to subordinate the first priority Lien granted in favor of the Lender is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Financing Documents” means, collectively, this Agreement, any promissory notes issued in connection hereto, the Guarantee and Collateral Agreement, the other Collateral Documents and any other documents entered into in connection herewith (it being understood and agreed that “Financing Documents” shall not include the PSA or the Plains PSA).

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement dated as of the Closing Date, in favor of the Administrative Agent for the benefit of the Secured Parties, in the form attached hereto as Exhibit A (or such other form reasonably acceptable to the Lender), covering, among other things, the rights and interests of the Credit Parties in all or substantially all of the assets of such Credit Parties and unconditionally guaranteeing on a joint and several basis, payment of the Obligations as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Guarantors” means each Subsidiary of the Borrower from time to time.

“Hazardous Materials” means any (a) chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower or any other Credit Party, as the context may require.

“Hydrocarbons” means all of the oil, liquid hydrocarbons, gas and any and all other liquid or gaseous hydrocarbons, as well as their respective constituent products (including condensate, casinghead gas, distillate, and natural gas liquids), and any other minerals produced or processed in association therewith (including elemental sulfur, helium, carbon dioxide, and other non-hydrocarbon substances produced in association with any of the above described items).

“Indemnified Person” has the meaning specified in Section 9.03(b).

“Interest Payment Date” has the meaning given to such term in Section 2.04(c).

“Interest Rate” means ten percent (10.0%) compounded annually during the term of this Agreement in accordance with the terms hereof.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of goods or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (e) the purchase or acquisition of Oil and Gas Properties.

“Key Employee” means James Flores, Chief Executive Officer of the Borrower, or any interim or permanent replacement of the Chief Executive Officer (or functionally equivalent title) of the Borrower approved by the Lender in accordance with the definition of “Change of Control.”

“Knowledge” means the actual knowledge of the Persons set forth on Schedule 1.02.

“Laws” means any applicable law, statute, regulation, ordinance, order, code, ruling, writ, injunction, decree or other act of or by any governmental authority (including any administrative, executive, judicial, legislative, regulatory or taxing authority).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Credit Parties shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan” means the term loan deemed made by the Lender to the Borrower on the Closing Date pursuant to this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Credit Parties to perform the Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower of any Financing Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Financing Documents.

“Maturity Date” means the earliest to occur of (a) the fifth (5th) anniversary of the Effective Time, (b) ninety (90) days after Restart Production and (c) the acceleration of the Loan in accordance with Section 7.01; provided that if any such day is not a Business Day, then the Maturity Date shall be the immediately preceding Business Day.

“Maximum Debt Threshold” means an amount equal to Two Hundred and Fifty Million Dollars ($250,000,000).

“Maximum Rate” has the meaning specified in Section 9.12.

“Midstream Properties” means all tangible and intangible property owned or leased by any Credit Party used in (a) gathering, compressing, treating, processing and transporting Hydrocarbons, fresh water and produced water; (b) fractionating and transporting Hydrocarbons; or (c) marketing Hydrocarbons, including, without limitation, processing plants, gathering systems, pipelines, storage facilities, surface leases, easements and rights of way related to each of the foregoing.

“Mortgages” means, collectively, the Deeds of Trust and any other mortgage or deed of trust executed by one or more Credit Parties for the benefit of the Secured Parties as security for the Obligations.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.

“Notice of Borrowing” shall mean a written notice of a Borrowing in the form of Exhibit D.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Credit Party arising under any Financing Document or otherwise with respect to the Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all indemnity obligations (contingent and otherwise) owing by the Borrower as “Purchaser” under the PSA to the Lender as “Seller” under the PSA in respect of any of the Assumed Obligations, including Plugging and Abandonment Obligations. Without limiting the foregoing, the Obligations include (i) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Financing Document and (ii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower or any Credit Party.

“Oil and Gas Properties” means: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon

Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights of way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means Oil and Gas Properties of the Borrower or any other Credit Party, as the context may require.

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Plains PSA” has meaning set forth in the PSA.

“Participant” has the meaning specified in Section 9.04(f).

“Participant Register” has the meaning specified in Section 9.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Permitted Encumbrances” has the meaning set forth in the PSA.

“Permitted Holder” means James Flores or his spouse and any direct descendent (including any trust organized for the benefit of such spouse or direct descendent) or any funds controlled or managed by James Flores or any such spouse, direct descendent or trust organized for the benefit of such spouse or direct descendent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning specified in Section 2.04(c).

“Plains” means Plains Pipeline LP.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower a Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, or a Subsidiary or an ERISA Affiliate.

“Plugging and Abandonment Obligations” has the meaning set forth in the PSA.

“Prepayment Notice” means a notice by the Borrower to prepay the Loan, which shall meet the requirements of Section 2.02(b) and otherwise be in the form attached hereto as Exhibit B.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“PSA” has the meaning specified in the second introductory paragraph hereof.

“Purchase Money Security Interest” means Liens upon tangible personal property and proceeds thereof securing loans to any Credit Party or deferred payments by such Credit Party for the purchase of such tangible personal property.

“Purchase Price” has the meaning set forth in the PSA.

“Reassignment Option” has the meaning set forth in the PSA.

“Register” has the meaning specified in Section 9.04(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” or “Released” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning set forth in Section 5.10(a)(iii).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA and the regulations issued thereunder with respect to a Plan other than a Reportable Event as to which the provision of thirty (30) days’ notice to the PBGC has been waived.

“Resignation Effective Date” has the meaning specified in Section 8.04(a).

“Responsible Officer” means the chief executive officer, president, executive vice president, vice president, chief financial officer or treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restart Production” means the date of “Restart Production” as set out in the PSA. Borrower shall notify the Administrative Agent of the occurrence of Restart Production as soon as reasonably possible.

“Restricted Payment” means (a) any dividend or other distribution or return of capital (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion to cash, cancellation or termination of any such Equity Interests and (b) the payment of management fees.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lender, each Indemnified Person and any other Person owed Obligations and “Secured Party” means any of them individually.

“Seller” has the meaning assigned to such term in the PSA.

“Solvency Certificate” means a certificate in the form attached hereto as Exhibit C certifying as to the solvency of the Borrower and its Subsidiaries after giving effect to the Transactions.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or the Subsidiaries of the Borrower.

“Synthetic Lease” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a governmental authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Borrower of this Agreement, each other Financing Document to which it is a party, the borrowing of the Loan, the use of the proceeds thereof, the Borrower’s grant of the security interests and provision of collateral under the Collateral Documents, and Borrower’s grant of Liens on its Properties (including the Assets) pursuant to the Collateral Documents, (b) the execution, delivery and performance by each other Credit Party of each Financing Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guarantee and Collateral Agreement by such Credit Party and such Credit Party’s grant of the security interests and provision of collateral under the Collateral Documents, and the grant of Liens by such Credit Party on its Properties (including the Assets) pursuant to the Collateral Documents, (c) the consummation of the transaction contemplated by the PSA (including the acquisition of the Assets by the Borrower from the Lender) and (d) the payment of all fees and expenses in connection with the foregoing.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“United States” and “U.S.” mean the United States of America.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” The word “will” shall be construed to have the same meaning and effect as the word “shall” The word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP.

(b) Changes in GAAP. If the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

TERM LOAN

Section 2.01 Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a Loan to the Borrower on the Closing Date in an aggregate principal amount equal to [●]1 and shall be deemed funded in full on the Closing Date (without further action by the Borrower or the Lender) on the consummation of the PSA and the Borrower’s acquisition of the Assets pursuant thereto.

[1]	NTD: Principal amount to be updated at Closing and reflect PSA Section 3.4(b).

Section 2.02 Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Lender, at any time and from time to time prior to the Maturity Date, prepay in whole or in part, the Loan, without premium or penalty, subject to the other requirements of this Section.

(b) Notices of Optional Prepayment. Each such notice for an optional prepayment to be made pursuant to clause (a) of this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone to the Lender (if promptly confirmed by a written Prepayment Notice consistent with such telephonic notice) and must be received by the Lender not later than 12:00 noon (Houston, Texas time) one (1) Business Day before the date of such prepayment. Each Prepayment Notice shall specify (x) the prepayment date (which shall be a Business Day), (y) the principal amount of the Loan or portion thereof to be prepaid, which shall not be less than the lesser of (x) the outstanding Loan amount or (y) Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of that amount and (z) accrued but unpaid interest to be paid in connection with the principal payment described in clause (y) above. Each Prepayment Notice shall be irrevocable once delivered to the Lender.

(c) Mandatory Prepayments.

(i) Dispositions. Upon any Disposition by any Credit Party (other than a Disposition expressly permitted by Section 6.07) of any of its Properties resulting in net cash proceeds in excess of One Million Dollars ($1,000,000) in a single transaction or series of related transactions, the Borrower shall prepay the Loan in cash in an aggregate amount equal to one hundred percent (100%) of such net cash proceeds; provided, however, that, with respect to any net cash proceeds realized under a Disposition described in this Section 2.02(c)(i), at the election of the Borrower (and as approved by the Lender, such approval not be unreasonably withheld or delayed), and so long as no Event of Default shall have occurred and be continuing, the applicable Credit Party may reinvest all or any portion of such net cash proceeds in assets useful in the business of the Credit Parties so long as within one hundred eighty (180) days after the receipt of such net cash proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Lender); and provided further, however, that any net cash proceeds not so reinvested within such one hundred eighty (180)-day period shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.02(c)(i).

(ii) Insurance Proceeds. Upon receipt of insurance proceeds following a Casualty Event to the extent that the aggregate amount of net cash proceeds received by any Credit Party in respect of such Casualty Event are in excess of One Million Dollars ($1,000,000), the Borrower shall prepay the Loan in cash in an aggregate amount equal to one hundred percent (100%) of such net cash proceeds; provided, however, that, with respect to any insurance proceeds received following a Casualty Event described in this Section 2.02(c)(ii), at the election of the Borrower (and as approved by the Lender, such approval not be unreasonably withheld or delayed), and so long as no Event of Default shall have occurred and be continuing, the applicable Credit Party may reinvest all or any portion of such insurance proceeds to replace or repair the assets in respect of which such insurance proceeds were received so long as such proceeds shall be applied as described above within one hundred eighty (180) days after the receipt of such insurance proceeds (as certified by the Borrower in writing to the Lender); and provided further, however, that any net cash proceeds not so applied within such one hundred eighty (180)-day period shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.02(c)(ii).

(iii) Debt. Promptly upon receipt, the Borrower shall prepay the Loan in an amount equal to one hundred percent (100%) of the net proceeds received by any Credit Party from the incurrence or issuance of any Debt other than Debt expressly permitted by Section 6.02; provided that, the foregoing shall in no event be deemed to imply consent to any incurrence or issuance of Debt not otherwise permitted under the Financing Documents.

(d) Application. All prepayments of the Loan shall be accompanied by accrued and unpaid interest thereon. All prepayments of the Loan shall be applied in a manner determined by the Lender in its sole discretion.

(e) Reborrowing. The amounts borrowed under this Agreement which are repaid or prepaid may not be reborrowed.

Section 2.03 Repayment of Loan; Post-Closing Purchase Pricing Adjustments.

(a) The Borrower shall repay to the Lender the aggregate outstanding principal amount of the Loan (including PIK Interest added thereto from time to time pursuant to Section 2.04) and all accrued but unpaid interest thereon on the Maturity Date.

(b) If Seller exercises the Reassignment Option, upon the consummation thereof in accordance with the PSA together with the reassignment of the Assets and any other rights conveyed under the PSA to Seller or its designated representative, the aggregate outstanding principal amount of the Loan (including PIK Interest added thereto from time to time pursuant to Section 2.04) and all accrued but unpaid interest thereon shall be deemed to be repaid in full. Lender shall inform the Administrative Agent of the consummation of the Reassignment Option as soon as reasonably possible.

Section 2.04 Interest.

(a) Interest Rates. Subject to paragraph (b) of this Section, the Loan shall bear interest at a rate per annum equal to the Interest Rate.

(b) Default Interest. Upon the occurrence and during the continuance of (i) any Event of Default under Section 7.01(a), (g), (h) or (i) or (ii) at the election of the Lender, any other Event of Default, all amounts payable by the Borrower under this Agreement or any other Financing Document (including principal of any Loan, interest, fees and other amount) shall thereafter bear interest at a rate equal to the Default Rate.

(c) Payment Dates; PIK Interest. Accrued interest on the Loan shall be payable in arrears on each anniversary of the Effective Time (“Interest Payment Date”) and at such other times as may be specified herein; provided that, unless the Borrower elects in writing prior to an Interest Payment Date to pay any accrued but unpaid interest in cash, all such accrued and unpaid interest shall be deemed paid on each Interest Payment Date by adding the amount thereof to the then outstanding principal amount of the Loan (any such interest, “PIK Interest”), which PIK Interest shall be deemed outstanding principal hereunder and accrue interest at the Interest Rate as provided herein and (ii) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand.

(d) Interest Computation. All interest hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed (including the first day but excluding the last day).

Section 2.05 Evidence of Debt.

(a) Maintenance of Records. The Lender shall maintain in accordance with its usual records evidencing the indebtedness of the Borrower to the Lender resulting from the Loan made by the Lender. The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Financing Documents. In the event of any conflict between the records maintained by the Borrower and the records maintained by the Lender in such matters, the records of the Lender shall control in the absence of manifest error.

(b) Promissory Notes. Upon the request of the Lender, in addition to the records maintained by the Lender as provided in Section 2.05(a) above, the Borrower shall prepare, execute and deliver a promissory note of the Borrower payable to the Lender in the form of Exhibit E, which shall evidence the Lender’s Loan in addition to such records.

Section 2.06 Payments Generally.

(a) Payments by Borrower. All payments to be made by the Borrower hereunder and the other Financing Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Lender, in immediately available funds not later than 12:00 p.m. (Houston, Texas time) on the date specified herein. All amounts received by the Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest fees or other premium amounts, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day. All payments hereunder or under any other Financing Document shall be made in Dollars.

(b) Application of Insufficient Payments. Subject to Section 7.03, if at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to the Administrative Agent, for its fees, costs and expenses and any other amounts then due to the Administrative Agent hereunder or under the Administrative Agent Fee Letter, (ii) second, to pay interest, fees and other amounts then due hereunder to the Lender, and (ii) third, to pay principal then due hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

Section 3.01 Organization; Powers. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its assets and to carry on its business as now conducted, and (c) has all governmental licenses, authorizations, consents and approvals necessary to own its assets and to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every foreign jurisdiction where such qualification is required, except, in the case of this clause (c) where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 3.02 Authority; Enforceability. The Transactions are within each Credit Party’s corporate powers and have been duly authorized by all corporate or other action and, if required, member or direct or indirect equityholder action. Each Financing Document to which a Credit Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any manager, member, equityholder, shareholder or other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Financing Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of financing statements and the Collateral Documents as required by this Agreement and (ii) those approvals or consents from third parties (other than managers, members, equityholders or shareholders) which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of the Financing Documents, (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Credit Party, (c) will not violate or result in a default under any indenture, note, credit agreement or other agreement binding upon any Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Financing Documents).

Section 3.04 Financial Statements. The Borrower’s pro forma financial statements delivered pursuant to this Agreement fairly present in all material respects its pro forma consolidated financial condition as of the date thereof (subject to normal year end audit adjustments and the absence of footnotes). Such pro forma financial statements have been prepared in accordance with GAAP. No Credit Party has any material liabilities, direct or contingent, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as have been disclosed in such financial statements as of the date of such statement or otherwise disclosed in writing to the Lender prior to the date hereof.

Section 3.05 Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Credit Party that (a) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) purport to affect or pertain to Financing Document or the Transactions.

Section 3.06 Restriction on Liens. Neither the Borrower nor any Credit Party is a party to any agreement or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Lender on or in respect of their Properties to secure the Obligations and the Financing Documents.

Section 3.07 Compliance with the Laws and Agreements; PATRIOT ACT; No Defaults.

(a) Each Credit Party is in compliance in all material respects with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business.

(b) Each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Lender all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Lender.

(c) No Default has occurred and is continuing.

Section 3.08 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.09 Taxes. Each Credit Party has timely filed or caused to be filed all material Tax returns and material reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party has set aside on its books adequate reserves in accordance with GAAP. No claim has been asserted by any Governmental Authority with respect to the Tax of any Credit Party except any such claim relating to Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party has set aside on its books adequate reserves in accordance with GAAP.

Section 3.10 Insurance. For the benefit of each Credit Party, the Borrower has (a) all insurance policies sufficient for the compliance by the Credit Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Credit Parties. The Administrative Agent and the Lender has been named as additional insureds in respect of such liability insurance policies and the Administrative Agent and the Lender, has been named as lender loss payee with respect to Property loss insurance.

Section 3.11 Properties; Defensible Title, Etc.

(a) Each Credit Party has good and defensible title to the Oil and Gas Properties and good title to all its personal Properties other than Properties sold or Disposed of in compliance with Section 6.07 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 6.03.

(b) All material leases and agreements necessary for the conduct of the business of the Credit Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c) The rights and Properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and Properties necessary to permit the Credit Parties to conduct their business in all material respects in the same manner as its business is conducted on the date hereof.

(d) Each Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Credit Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 3.12 Solvency. After giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Credit Parties, taken as a whole, will exceed the aggregate Debt of the Credit Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each Credit Party will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures, and (c) each Credit Party will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 3.13 Anti-Corruption Laws; Sanctions.

(a) No Credit Party will directly or indirectly use the proceeds of the Loan, or lend, contribute, or otherwise make available such proceeds: (i) to fund or facilitate any activities or business of, with or involving any Sanctioned Person, in violation of applicable Sanctions; or (ii) in any other manner that would constitute or give rise to a violation of Sanctions by the Lender.

(b) No Credit Party, their respective subsidiaries nor the directors or officers nor, to any Credit Party’s knowledge, its employees or authorized agents acting for or on behalf of it: (i) is a Sanctioned Person or (ii) is currently or has, in the past two (2) years, engaged in any dealings or transactions with any Sanctioned Person. Each Credit Party has conducted its business at all times in compliance with applicable Anti-Money Laundering Laws.

(c) Each Credit Party has complied, and has caused its directors, officers, agents and employees and any other Person acting for or on behalf of it to comply with Anti-Corruption Laws, and it has not made, offered, promised or authorized, whether directly or indirectly, any payment or anything else of value to a Governmental Authority while knowing or having a firm belief of a high probability that all or some portion will be used for the purpose of: (i) influencing any act or decision of a Governmental Authority in his or her official capacity; (ii) inducing a Governmental Authority to do or omit to do an act in violation of the lawful duty of such official; (iii) inducing a Governmental Authority to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; or (iv) securing an improper advantage, in order to assist any Credit Party in obtaining or retaining business for or with, or directing business to, any Person, as such terms are used and defined in the FCPA.

(d) Each Credit Party has established, implemented and will maintain in place processes and procedures reasonably designed to promote and achieve compliance by each Credit Party and their respective directors, officers, employees and authorized agents acting on their behalf with the Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(e) Neither Credit Party nor any of their respective subsidiaries or the directors or officers or, to any Credit Party’s knowledge, its employees or authorized agents acting for or on behalf of any such Person in any capacity in connection with or directly benefitting from the Loan hereunder is engaged in any transactions that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 3.14 Subsidiaries. Except as set forth on Schedule 3.14, the Borrower does not have any Subsidiaries on the Closing Date.

Section 3.15 Burdensome Restrictions. No Credit Party is a party or subject to any contract, agreement or charter restriction that prohibits this Agreement or any other Financing Document, the making of the Loan or the granting of the Liens by the Credit Parties pursuant to the Collateral Documents.

To the extent any of the foregoing representations and warranties in this Article III apply or relate to any of the Assets, Pacific Offshore Pipeline Company, a corporation formed under the laws of California, or Pacific Pipeline Company, a corporation formed under the laws of Delaware, such representations and warranties are made to the Borrower’s Knowledge. Furthermore, as used in this Article III (except for purposes of Section 3.12), “Transactions” does not include clause (c) of the definition thereof (or the payment of all fees and expenses in connection therewith).

ARTICLE IV

CONDITIONS

The effectiveness of this Agreement (including the obligation of the Lender to make the Loan) is subject to the satisfaction of the following conditions (and, in the case of each document specified in this Section to be received by the Lender, such document shall be in form and substance satisfactory to the Lender in its sole discretion):

(a) The Administrative Agent and the Lender shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent or the Lender, as applicable) of this Agreement signed on behalf of such party.

(b) The Administrative Agent and the Lender shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent or the Lender, as applicable) of the Collateral Documents and, except in cases where no signature is required, the other Collateral Documents together with any other documents, and instruments required to perfect or evidence the Lender’s first priority security interest in and liens on the Collateral (including, without limitation, all applicable certificates evidencing pledged capital stock, as applicable, with accompanying executed stock powers, all UCC financing statements to be filed in the applicable government UCC filing offices, all real property (including oil and gas property) mortgages to be filed in the applicable government mortgage filing offices, all intellectual property security agreements to be filed with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and all deposit account and securities account control agreements) will have been executed and/or delivered and, to the extent applicable, be in proper form for filing. In connection with the execution and delivery of the Collateral Documents and other documents described above, the Lender shall be reasonably satisfied that the Collateral Documents create first priority Liens that may be perfected upon recordation of properly completed financing statements and the Collateral Documents in the appropriate filing offices therefor (except Liens permitted by Section 6.03 may exist).

(c) The Administrative Agent and the Lender shall have received copies of all material regulatory, governmental, third party and other approvals, acknowledgements, directions, consents and agreements required as of the Closing Date hereof in order for each Credit Party to enter into the Financing Documents to which it is a party and perform their respective obligations thereunder and for the consummation of the transactions contemplated under the Financing Documents.

(d) The Administrative Agent and the Lender shall have received a certificate of a Responsible Officer of each Credit Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Credit Party, as applicable, to execute and deliver the Financing Documents to which it is a party and to enter into the Transactions, (ii) the officers of such Credit Party, as applicable, (x) who are authorized to sign the Financing Documents to which such Credit Party, as applicable, is a party and (y) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen or genuine signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Credit Party, as applicable, certified as being true and complete.

(e) The Administrative Agent and the Lender shall have received certificates of the appropriate state agencies, as requested by the Lender, with respect to the existence, qualification and good standing of each Credit Party in each jurisdiction where any such Credit Party is organized or qualified to do business.

(f) The Lender shall have received a Solvency Certificate from the Borrower in form and substance reasonably satisfactory to the Lender.

(g) The Administrative Agent and the Lender shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Lender certifying that (i) all representations and warranties of the Credit Parties set forth in this Agreement are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct in all respects) and (ii) no Default or Event of Default exists.

(h) The Administrative Agent and the Lender shall have received a Notice of Borrowing.

(i) The Lender shall have received a pro forma balance sheet of the Borrower after giving effect to the Transactions (it being understood and agreed that this clause (i) shall be deemed satisfied by the inclusion in a registration statement on Form S-4 or a proxy statement for Flame Acquisition Corp. filed with the SEC).

(j) No later five (5) Business Days prior to the Closing Date, each of the Administrative Agent and the Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(k) (i) The PSA is in full force and effect and the “Closing” thereunder shall be consummated simultaneously with the Closing Date in accordance with the terms described in the PSA, and (ii) the Plains PSA is in full force and effect and the “Closing” thereunder shall be consummated prior to, or substantially simultaneously with, the Closing Date in accordance with the terms described in the Plains PSA.

(l) All fees, costs and expenses (including legal fees) payable to or on behalf of the Lender or the Administrative Agent that are due and payable on the Closing Date to the extent invoiced at least two (2) Business Days prior to the Closing Date, shall have been received.

(m) The Administrative Agent, for the benefit of the Secured Parties, shall have received customary legal opinions from Bracewell LLP as New York special legal counsel for the Borrower and (ii) Stoel Rives LLP, as California special legal counsel for the Borrower.

(n) No Default or Event of Default shall have occurred and be continuing.

(o) All representations and warranties made by any Credit Party contained herein or in the other Financing Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(p) The Lender shall have received evidence reasonably satisfactory to it that the Borrower and its Subsidiaries has cash and Cash Equivalents that would not appear as “restricted” on a consolidated balance sheet of the Borrower of not less than Two Hundred Million Dollars ($200,000,000).

(q) The Lender shall have received such other documents as the Lender may request in its sole discretion.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Loan and all other Obligations shall have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 5.01 Financial Statements; Other Information. The Borrower will promptly deliver to the Lender and the Administrative Agent:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than one hundred and twenty (120) days after the end of each fiscal year of the Borrower (or such later date corresponding with any applicable filing extension granted by SEC), commencing with the fiscal year ending December 31, 2022, the audited consolidated balance sheet for the Borrower and its Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such year, setting forth, to the extent available, in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such later date corresponding with any applicable filing extension granted by SEC), commencing with the first such full fiscal quarter ending after the date of this Agreement, the unaudited consolidated balance sheet for the Borrower and its Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth, to the extent available, in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes.

(c) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 5.01(a), and within ten (10) Business Days following each change in the insurance maintained in accordance with Section 5.07, certificates of insurance coverage with respect to the insurance required by Section 5.07, in form and substance satisfactory to the Lender, and, if requested by the Lender, all copies of the applicable policies.

(d) Other Accounting Reports. A copy of any interim or special audit submitted to any Credit Party made by independent accountants of the books of any such Person.

(e) Restart Production Reporting.

(i) Borrower shall use all commercially reasonable effort to provide Lender and Administrative Agent written updates regarding the progress of the Restart Production, including the status of all Governmental Requirements (including any material permits) negotiations, developments with Plains or other third party hydrocarbon transportation service providers, as well as other material contracts necessary to achieve Restart Production.

(ii) Promptly upon becoming aware thereof, if any material permits are revoked or the relevant Governmental Authority indicates it is reasonably likely such Governmental Requirement will not be granted before the Restart Failure Date (as defined in the PSA), notice in writing of such development.

(iii) Promptly upon receipt thereof, copies of any official correspondence from governmental authorities relating to the issuance of requested permits for the Restart Production.

The parties agree and acknowledge that delivery by the Purchaser (as defined in the PSA) to the Seller of the periodic reporting pursuant to Section 7.12 of the PSA shall satisfy the foregoing requirements of this Section 5.01(e).

(f) Patriot Act. Promptly, following a request by the Lender, (i) all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act and (ii) information and documentation that the Lender reasonably requests for purposes of compliance with the Beneficial Ownership Regulation.

(g) The Borrower will furnish to Administrative Agent and the Lender written notice at least fifteen (15) days prior to the occurrence of any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s identity or organizational structure, or (iii) in any Credit Party’s federal taxpayer identification number. The

Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will be made substantially contemporaneously with any such change, under the UCC or other applicable law or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral that can be perfected by the filing of a UCC financing statement. The Borrower will furnish to the Lender prompt written notice of any Liens or claims made or asserted in writing against a material portion of the Collateral or interest therein. The Borrower also agrees promptly to notify the Lender in writing if any material Collateral is lost, damaged or destroyed.

(h) Promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.

(i) Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor and not otherwise required to be delivered to the Lender pursuant hereto.

(j) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA (provided that, with respect to a Multiemployer Plan, only to the extent such reports or other information are reasonably available to Borrower) (including copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party may request with respect to any Multiemployer Plan; provided that, if the Credit Parties have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Lender, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Lender promptly after receipt thereof)), or compliance with the terms of the PSA, this Agreement or any other Financing Document or in connection with the status of Restart Production, as the Lender may request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (y) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which the Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 5.02 Notices of Material Events. The Borrower will promptly notify in writing the Administrative Agent and the Lender of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any materially adverse action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary thereof not previously disclosed in writing to the Lender or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lender);

(c) the occurrence of any ERISA Event; and

(d) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence requiring such notice and stating what action the

Borrower has taken and proposes to take with respect thereto, and, with respect to clause (c) hereof, when known to the Borrower, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Credit Party to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and good standing under the laws of its jurisdiction of organization and (b) preserve, renew and keep in full force and effect the governmental licenses, authorizations, consents and approvals necessary to own its assets and to carry on its business and maintain its qualification to do business in each other jurisdiction where such qualification is required, except, in the case of this clause (b) where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each other Credit Party to, pay its material obligations, including tax liabilities of the Borrower and all of the other Credit Parties before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such other Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.05 Performance of Obligations under Financing Documents. The Borrower will pay the Loans according to the terms hereof, and cause each other Credit Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Financing Documents, including this Agreement, at the time or times and in the manner specified and after giving to all materiality qualifiers and grace and/or cure periods, if any, therefor.

Section 5.06 Operation and Maintenance of Properties; Material Contracts. The Borrower, at its own expense, will, and will cause each other Credit Party to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a manner expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, interest owners, and/or purchasers engaged in the business of ownership, operation and development of oil and gas properties with knowledge of such facts and appreciation of their legal significance, in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other Properties necessary to the conduct of its business, including all equipment, machinery and facilities, in at least the same manner as maintained by the Seller in the twelve (12) months immediately prior to the Closing Date and otherwise, in each case, as would a reasonably prudent operator;

(c) promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties;

(e) promptly perform or use commercially reasonable efforts to cause to be performed, the obligations required by each and all of the material contracts and agreements affecting the Borrower and its subsidiaries; and

(f) promptly deliver, within thirty (30) days after the receipt thereof, any renewal, material amendment, supplement or other modification to any applicable Governmental Requirement received by such Credit Party after the date of this Agreement, together with a description of each material change in the status of such Governmental Requirement, to the Lender.

Section 5.07 Insurance. The Borrower will maintain, with financially sound and reputable insurance companies carrying a minimum long term debt rating of at least ‘A-’ by Standard & Poor’s or Fitch Ratings, or ‘A3’ by Moody’s Investor’s Service, insurance covering all Credit Parties, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The lender loss payable clauses or provisions in the applicable insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent and Lender as a “lender loss payee” or other formulation acceptable to the Lender and such liability policies shall name the Administrative Agent and the Lender as “additional insured.” The Borrower shall cause such policies to also provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Lender (or ten (10) days in the case of non-payment).

Section 5.08 Books and Records; Inspection Rights. The Borrower will, and will cause each other Credit Party to, keep proper books of record and account in accordance with GAAP. The Borrower will, and will cause each other Credit Party to, permit any representatives designated by the Lender or the Lender to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that the Lender shall provide the Borrower with reasonable notice prior to any visit or inspection (but in any event no shorter than ten (10) Business Days’ notice prior to any visit or inspection). In the event the Lender desires to conduct an audit of any Credit Party, the Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed on behalf of the Borrower. The Borrower shall reimburse the Lender for the costs incurred in connection with one such visitation and inspection per year (unless an Event of Default has occurred and is continuing, in which case the Borrower shall reimburse the Lender for the costs incurred in connection with all such visitations and inspections).

Section 5.09 Compliance with Laws. The Borrower will, and will cause each Credit Party to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Credit Parties and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.10 Environmental Matters.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower shall: (i) comply, and shall cause its Properties and operations and each other Credit Party and each other Credit Party’s Properties and operations to comply with all applicable Environmental Laws; (ii) timely obtain or file, and shall cause each other Credit Party to timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the other Credit Parties’ Properties; (iii) promptly commence and diligently prosecute to completion, and shall cause each of other Credit Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Materials on, under, about or from any of the Borrower’s or the other Credit Parties’ Properties; and (iv) establish and implement, and shall cause each other Credit Party to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the other Credit Parties’ obligations under this Section 5.10(a) are timely and fully satisfied.

(b) The Borrower will promptly, but in no event later than five (5) Business Days of the Borrower becoming aware thereof, notify the Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any landowner or other third party threatened in writing against the Borrower or the other Credit Parties or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of One Million Dollars ($1,000,000), not fully covered by insurance, subject to normal deductibles.

(c) If an Event of Default has occurred and is continuing, the Lender may (but shall not be obligated to), at the expense of the Borrower and to the extent that the Borrower has the right to do so, conduct such Remedial Work as it deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Properties, and the Credit Parties shall cooperate with the Lender in conducting such Remedial Work. Such Remedial Work may include a detailed visual inspection of the Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Lender deems appropriate for such Remedial Work and to the extent the Borrower has the right to do so. The Lender and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Properties for the foregoing purposes to the extent the Borrower has the right to do so; provided that, any such representative of the Lender shall comply with the Borrower’s safety, health and environmental policies and shall carry and maintain adequate insurance coverages appropriate or customary for the tasks to be performed.

Section 5.11 ERISA Compliance. The Borrower will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Lender (a) upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, in each case, that could reasonably be expected to result in a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice of the Borrower or Subsidiary of the Borrower, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Promptly following receipt of a reasonable request by the Lender, the Borrower will furnish and will cause each Subsidiary to promptly furnish to the Lender copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party may request with respect to any Multiemployer Plan; provided that, if the Credit Parties have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Lender, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Lender promptly after receipt thereof.

Section 5.12 Additional Collateral; Additional Guarantors.

(a) On the Closing Date, the Borrower shall grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien (subject only to Liens permitted pursuant to Section 6.03) in substantially all of its assets pursuant to the Guarantee and Collateral Agreement and Mortgages.

(b) If the Borrower shall form, acquire or otherwise own a Subsidiary after the Closing Date, the Borrower shall promptly (but, in any event, within thirty (30) days of formation or acquisition (or such later date agreed to by the Lender)) cause such Subsidiary to (i) guarantee the payment and performance of the Obligations pursuant to the Guarantee and Collateral Agreement (or supplements or joinders thereto) and (ii) grant to the Lender, for the benefit of the Secured Parties, a perfected Lien (subject only to Liens permitted pursuant to Section 6.03) in substantially all of its assets pursuant to the Guarantee and Collateral Agreement (or supplements or joinders thereto) and any Mortgages. In connection with any such guaranty, the Borrower shall execute and deliver (or cause the applicable Person to execute and deliver) such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Lender.

(c) In the event that any Credit Party becomes the owner of a Subsidiary, then the Credit Party shall (i) pledge one hundred percent (100%) of all the Equity Interests of such Subsidiary, in each case, that are owned by such Credit Party and to the extent such pledge does not occur automatically under the Guarantee and Collateral Agreement (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) execute and deliver (or cause the applicable Person to execute and deliver) such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Lender.

(d) The Borrower will, and will cause each Guarantor to, by no later than the date that is thirty (30) days following the acquisition thereof (or such later date acceptable to the Lender in its sole discretion) execute and deliver to the Administrative Agent such mortgages, documents, title information, instruments, agreements, opinions and certificates with respect to any real Property acquired by the Borrower or the Guarantors after the Closing Date, including but not limited to any Midstream Properties and Oil and Gas Properties, that the Lender shall reasonably request to create in favor of the Administrative Agent for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in such Property (subject only to Excepted Liens).

(e) Subject to any express exceptions, time periods and other terms as are set forth herein or in the Collateral Documents, the Borrower will, and will cause each Guarantor to, at all times cause all personal property of the Borrower or any such Guarantor, as applicable, that constitute Collateral to be subject to a first priority Lien (subject only to Excepted Liens) in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 5.13 Further Assurances.

(a) The Borrower, at its sole expense, will, and will cause each other Credit Party to, promptly execute and deliver to the Lender all such other documents, agreements and instruments reasonably requested by the Lender to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Credit Party, as the case may be, in the Financing Documents or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement, any Collateral Document, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any Collateral Document or the priority thereof, or to make any recordings or re-recordings, file or re-file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Lender, in connection therewith.

(b) The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Credit Party where permitted by law. A carbon, photographic or other reproduction of the Guarantee and Collateral Agreement, any Mortgage or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE VI

NEGATIVE COVENANTS

Until the Loan and all other Obligations have been paid in full, the Borrower covenants and agrees with the Lender that:

Section 6.01 Fundamental Changes. The Borrower will not, nor will it permit any Credit Party to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that, the Borrower shall be the continuing or surviving Person or (ii) any one or more other Credit Party;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; and

(c) any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.

Section 6.02 Debt. The Borrower will not, and will not permit any other Credit Party to create, incur, assume or permit to exist any Debt, except:

(a) the Obligations arising under the Financing Documents;

(b) Debt outstanding on the date hereof and listed on Schedule 6.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c) subject to the Maximum Debt Threshold, Debt in respect of (i) any office lease of the Credit Parties (to the extent such lease constitutes a Capital Lease) in an aggregate amount not to exceed Five Million Dollars ($5,000,000) owing for any fiscal year; and (ii) any other Capital Leases and purchase money obligations for fixed or capital assets; provided that the aggregate amount of all such Debt at any one time outstanding under this clause (ii) shall not exceed Five Million Dollars ($5,000,000);

(d) Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(e) Debt between or among the Credit Parties; provided that (i) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Credit Party and (ii) any such Debt shall be subordinated to the Obligations on terms set forth in the Guarantee and Collateral Agreement;

(f) obligations to royalty, overriding and working interest owners, joint interest obligations, trade payables and other lease operating expenses incurred in the ordinary course of business which are not more than ninety (90) days past due;

(g) Debt associated with (i) appeal bonds and bonds or sureties or (ii) letters of credit as provided in accordance with the PSA, in each case, provided to any Governmental Authority or to any other Person (including Seller) in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of the Oil and Gas Properties and Midstream Properties;

(h) subject to the Maximum Debt Threshold, unsecured Debt subordinated in a manner satisfactory to the Lender in its sole discretion;

(i) other Debt not otherwise permitted by this Section 6.02 in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding; and

(j) any guarantee of any other Debt permitted to be incurred hereunder.

Section 6.03 Liens. The Borrower will not, and will not permit any other Credit Party to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Obligations;

(b) Liens existing on the date hereof and listed on Schedule 6.03 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.02(b);

(c) Liens securing Debt permitted under Section 6.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(d) Excepted Liens; and

(e) Liens not otherwise permitted under this Section 6.03 securing obligations in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding; provided that no such Liens shall attach to any of the Assets.

Section 6.04 Restricted Payments. The Borrower will not, and will not permit any other Credit Party to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(b) Subsidiaries may declare and pay dividends and other Restricted Payments to the Borrower and any other Credit Party; and

(c) the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it in connection with any employee stock option agreement, employee warrant agreement or stock award or stock-based award agreement, severance agreement, employee benefit or long-term incentive plan or agreement or similar agreement, in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in any fiscal year or Ten Million Dollars ($10,000,000) in aggregate prior to Discharge of the Obligations.

Section 6.05 Investments, Loans and Advances. The Borrower will not, and will not permit any other Credit Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) accounts receivable arising in the ordinary course of business;

(b) Cash Equivalents;

(c) Investments between or among the Credit Parties; provided that, as a condition thereto, the applicable Credit Parties have taken all such actions necessary to maintain the Lender’s perfected first priority lien on the Property subject to such Investment;

(d) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;

(e) guaranties permitted by Section 6.02(a) and (j); and

(f) subject to compliance with Section 5.12, Investments not otherwise permitted by this Section 6.05 in an aggregate amount not to exceed Five Million Dollars ($5,000,000).

Section 6.06 Sale or Discount of Receivables. Except for receivables obtained by the Credit Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Credit Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 6.07 Sale of Properties. The Borrower will not, and will not permit any other Credit Party to, sell, assign, farm-out, convey or otherwise Dispose (including by division) any Property (subject to Section 6.01), except for:

(a) the sale of inventory (including Hydrocarbons) in the ordinary course of business;

(b) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such other Credit Party or is replaced by equipment of at least comparable value and use;

(c) Casualty Events;

(d) Dispositions of Properties from any Credit Party to the Borrower or any other Credit Party; provided that, as a condition thereto, the Borrower and the Credit Parties have taken all such actions necessary to maintain the Lender’s perfected first lien on the Property subject to such transfer; and

(e) Dispositions by the Credit Parties not otherwise permitted under this Section 6.07; provided that the aggregate fair market value of all property Disposed of in reliance on this clause (e) shall not exceed Five Million Dollars ($5,000,000) from and after the Closing Date.

Section 6.08 Sales and Leasebacks. The Borrower will not, and will not permit any other Credit Party to enter into any arrangement with any Person providing for the leasing by any Credit Party of real or personal property that has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party.

Section 6.09 Transactions with Affiliates. The Borrower will not, and will not permit any other Credit Party to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that, the foregoing shall not apply to (a) transactions between the Borrower and other Credit Parties, (b) Restricted Payments permitted pursuant to Section 6.04, and (c) the transactions existing on the date hereof and described on Schedule 6.09.

Section 6.10 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any other Credit Party to, create, incur, assume or suffer to exist any contract or agreement, which in any way prohibits or restricts:

(b) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Obligations or which requires the consent of other Persons in connection therewith or

(c) (i) the Borrower receiving Restricted Payments from any Credit Party or (ii) the Borrower or any other Credit Party receiving any money in respect of Debt owed to it, or which requires the consent of or notice to other Persons in connection therewith;

provided that, (A) the foregoing shall not apply to restrictions and conditions under the Financing Documents, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or another Credit Party pending such sale; provided that, such restrictions and conditions apply only to the asset or other Credit Party that is to be sold and such sale is permitted hereunder, and (C) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to purchase money Liens or Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such purchase money Liens or Capital Leases, (2) customary provisions in leases restricting the assignment thereof, or (3) customary provisions restricting assignment of any licensing agreement (in which a Credit Party is the licensee) with respect to a contract entered into by a Credit Party in the ordinary course of business.

Section 6.11 Other Prepayments. The Borrower will not, and will not permit any other Credit Party to, allow take or pay or other prepayments, or purchase any subordinated Debt, with respect to the Oil and Gas Properties of the Borrower or any other Credit Party that would require the Borrower or such other Credit Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed One Million Dollars ($1,000,000) in the aggregate.

Section 6.12 Amendments to Organizational Documents and Material Contracts. The Borrower shall not, and shall not permit any other Credit Party to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents, in a manner that could reasonably be expected to be adverse to the interests of the Lender in any material respect without the consent of the Lender (not to be unreasonably withheld or delayed) or (b) (i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any agreement to which it is a party, (ii) terminate, replace or assign any of the Credit Party’s interests in any agreement, or (iii) permit any agreement not to be in full force and effect and binding upon and enforceable against the parties thereto, in each case if such occurrence could be reasonably expected to result in a Material Adverse Effect.

Section 6.13 Changes in Fiscal Periods. The Borrower shall not, and shall not permit any other Credit Party to have its fiscal year end on a date other than December 31 or change its method of determining fiscal quarters.

Section 6.14 Additional Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary or purchase or otherwise acquire any equity interests of any entity unless the Borrower gives written notice to the Administrative Agent and the Lender of such creation or acquisition and complies with Section 5.12.

Section 6.15 Changes to Nature of Business. The Borrower shall not change the nature of its business from being the ownership and operation of Oil and Gas Properties as currently conducted on the Closing Date.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower fails to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower fails to pay any interest on any Loan, or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Financing Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Credit Party in or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Financing Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(d) the Borrower fails to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b), and (e), Section 5.02(a), Section 5.03 (with respect to the existence of the Borrower), Section 5.04, Section 5.12 or in Article VI;

(e) the Borrower fails to observe or perform any covenant, condition or agreement contained in this Agreement or any other Financing Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days after the occurrence thereof;

(f) (i) the Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt under the Financing Documents and Debt owed to Borrower or any of its Subsidiaries) having an aggregate principal amount of more than Five Million Dollars ($5,000,000), in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity;

(g) an involuntary proceeding commences or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any of its Subsidiaries (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) applies for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors or (vi) takes any action for the purpose of effecting any of the foregoing;

(i) the Borrower or any of its Subsidiaries becomes unable, admits in writing its inability or fails generally to pay its debts as they become due;

(j) there is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding Five Million Dollars ($5,000,000) (to the extent not covered by independent third-party insurance (except for any deductibles) as to which the insurer has been notified of such judgment or order and has not denied coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(k) the Borrower or any of its Subsidiaries suffers a Casualty Event in value exceeding Twenty Million Dollars ($20,000,000) (to the extent not covered by independent third party insurance (except for any deductibles) as to which the insurer has been notified of such Casualty Event and has not denied such coverage or a condemnation award, as applicable); (l) any material provision of any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any Credit Party thereto, or shall be repudiated by any of them in writing, or ceases to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by this Agreement, or the Borrower or any other Credit Party or any of their Affiliates shall so state in writing;

(m) any Collateral Document that purports to grant a security interest on any material Collateral ceases to provide a valid and perfected first priority security interest on such material Collateral (other than by any failure by the Administrative Agent or the Lender to record, submit or register any financing statements and the Collateral Documents in the appropriate filing offices therefor, and subject to Liens permitted pursuant to Section 6.03 and any releases of Liens permitted under this Agreement) and the Lender determines its security position (or the security position of the Administrative Agent for the benefit of the Secured Parties) is affected, and the relevant Credit Party has failed to remedy such Default within ten (10) Business Days of the relevant Credit Party receiving notice from the Lender or Administrative Agent, acting at the direction of the Lender, of such Default (it being understood that the Administrative Agent shall also receive a copy of such notice; provided that any failure to provide such notice to the Administrative Agent shall not affect the existence of an Event of Default pursuant to this paragraph (m));

(n) a Change of Control occurs;

(o) one or more ERISA Events occurs which, individually or in the aggregate, has resulted in a Material Adverse Effect; and

(p) any Credit Party breaches or defaults under any material term, condition, provision, covenant, representation or warranty contained in the PSA (including Section 7.3 thereof) and any applicable grace period has expired

Section 7.02 Remedies Upon Event of Default. Upon the occurrence of any Event of Default (other than an event with respect to the Borrower described in clause(g) or (h) or (i) of Section 7.01), and at any time thereafter during the continuance of such Event of Default, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(i) declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(ii) exercise on behalf of itself and the Lender all rights and remedies available to it and the Lender under the Financing Documents and Applicable Law;

provided that, in case of any event with respect to the Borrower described in clause (g) or (h) or (i) of Section 7.01, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.03 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative and the Lender by the Borrower, all payments received on account of the Obligations shall be applied by the Lender as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 9.03) payable to the Administrative Agent in its capacity as such;

(ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees and disbursements and other charges of counsel payable under Section 9.03) arising under the Financing Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loan, ratably among the Lender in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loan ratably among the Lender in proportion to the respective amounts described in this clause (iv) payable to them;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Lender based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

ARTICLE VIII

AGENCY

Section 8.01 Appointment and Authority. The Lender hereby irrevocably appoints Alter Domus Products Corp. to act on its behalf as the Administrative Agent hereunder and under the other Financing Documents and authorizes Alter Domus Products Corp. to take such actions on its behalf and to exercise such powers as are specifically delegated to or required of Alter Domus Products Corp. by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Alter Domus Products Corp. hereby accepts such appointment to act as Administrative Agent for the Lender hereto in accordance with the terms of this Agreement. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lender, and the Borrower shall not have rights as a third-party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent may employ agents and attorneys-in-fact to perform any and all of its duties and exercise its rights and powers under the Financing Documents, as applicable, and shall not be responsible for the negligence nor misconduct of any such agents or attorneys-in-fact selected by it with due care. The Administrative Agent and any such agent employed thereby may perform any and all of its duties through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such agent and their respective Related Parties, as applicable. For the avoidance of doubt, the Administrative Agent shall not have any responsibility nor liability for the actions and omissions of the Lender.

Section 8.02 Exculpatory Provisions. The duties of the Administrative Agent hereunder shall be strictly administrative in nature. Without limiting the generality of the foregoing, the Person serving as the Administrative Agent hereunder shall not:

(a) have duties nor responsibilities except those expressly set forth in the Financing Documents to which the Administrative Agent is or becomes a party, and no duties, responsibilities, covenants, or obligations shall be inferred or implied against any Administrative Agent, and the Administrative Agent shall not be subject to any fiduciary duties or be a trustee for any Secured Party, regardless whether a Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Lender; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law.

(c) be responsible for the contents or accuracy of any statement, representation, warranty, certificate, report or other document referred to or provided for in, or received under, any Financing Document,

(d) be responsible for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any Financing Document or any other document referred to or provided for in any Financing Document;

(e) be responsible for any failure by the Credit Parties or any other Person to perform or observe any of its obligations, covenants, agreements or other terms and conditions under any Financing Document;

(f) be required to initiate or conduct any, remedial, litigation, or collection proceedings under any Financing Document;

(g) be responsible for any action taken or omitted to be taken by it under any Financing Document or under any other document or instrument referred to or provided for in any Financing Document, except for its own gross negligence or willful misconduct, each as determined by a final, non-appealable judgment by a court of competent jurisdiction;

(h) be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or the Lender;

(i) except as expressly set forth herein or in the other Financing Documents, have any duty to disclose or be liable for the failure to disclose any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity;

(j) be liable under or in connection with any Financing Document for indirect, special, incidental, punitive, or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Administrative Agent has been advised of the possibility thereof and regardless of the form of action; or

(k) be responsible for the validity, perfection, priority, or enforceability of any Lien or security interest created, or purported to be created, by the Guarantee and Collateral Agreement or any filing, registration, or recording related thereto.

Section 8.03 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of the Lender, the Administrative Agent may presume that such condition is satisfactory to the Lender unless the Administrative Agent shall have received notice to the contrary from the Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.04 Resignation or Removal of Administrative Agent.

(a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may at any time give notice of its resignation to the Lender and the Borrower. Upon receipt of any such notice of resignation, the Lender shall have the right to appoint a successor. At any time, the Administrative Agent may be removed with or without cause by the Lender. If no such successor is so appointed by the Lender and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Lender) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lender, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to the Lender directly, until such time, if any, as the Lender appoints a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing

Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.05 Non-Reliance. The Administrative Agent acknowledges that it has, independently and without reliance upon the Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Administrative Agent also acknowledges that it will, independently and without reliance upon the Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep informed as to the performance or observance by the Credit Parties or any other Person of this Agreement or any other Financing Document or to inspect the Properties or books of the Credit Parties or such other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lender or Secured Parties by the Administrative Agent under this Agreement and the other Financing Documents to which the Administrative Agent is a party, the Administrative Agent shall have no duty nor responsibility to provide the Lender, or any Secured Party, with any credit or other information concerning the affairs, financial condition or business of the Credit Parties (or any Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.06 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Lender shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Lender and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Lender to make such payments to the Administrative Agent and, in the event that the Lender shall consent to the making of such payments directly to the Administrative Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.

Section 8.07 Collateral and Guaranty Matters. The Lender agrees, and hereby irrevocably authorizes the Administrative Agent,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Financing Document (i) upon the Discharge of the Obligations (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition expressly permitted hereunder or under any other Financing Document, or (iii) if approved, authorized or ratified in writing by the Lender in accordance with Section 9.02(b);

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.03(c); and

(c) to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction expressly permitted under the Financing Documents.

In each case as specified above, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Financing Documents and this Section 8.07.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:

(i)	if to the Borrower, to it at:

Sable Offshore Corp.

700 Milam Street, Suite 3300

Houston, Texas 77002

Attention: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

With a copy to (which shall not constitute notice to the Borrower):

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Alan Rafte

Phone: 713-221-1411

Email: alan.rafte@bracewell.com

(ii)	if to the Administrative Agent, to it at:

(1)         Attention: Steve Lendard

(2)         Email: CPCAgency@alterdomus.com

(3)

(iii)	if to the Lender, to it at:

ExxonMobil Upstream Company

22777 Springwoods Village Parkway, Spring, TX 77389

Attention: Mickey Johnson, Divestments Manager

Phone: 346-467-9353

Email: mickey.d.johnson@exxonmobil.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent or the Lender hereunder may be delivered or furnished by electronic communication (including email) pursuant to procedures approved by the Administrative Agent or the Lender, as applicable. The Administrative Agent, the Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent or the Lender, as applicable, otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or email address for notices and other communications hereunder by written notice to the other parties hereto.

Section 9.02 Waivers; Amendments.

(a) No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Lender or Administrative Agent in exercising any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Lender and Administrative Agent hereunder and under the Financing Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Financing Document, the authority to enforce rights and remedies hereunder and under the other Financing Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of the Lender; provided that the foregoing shall not prohibit (i) the Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Lender) hereunder and under the other Financing Documents, (ii) the Lender from exercising setoff rights in accordance with Section 9.08 or (iii) the Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law.

(b) Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower, and the Lender and, solely in the case of any amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Administrative Agent.

Section 9.03 Expenses; Indemnity; Insurance; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay promptly, on written demand, (i) all reasonable out-of-pocket expenses incurred by the Lender and Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender and the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or the Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or the Lender, as applicable) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Financing Documents, including its rights under this Section, or (B) in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan.

(b) Indemnification by the Borrower. The Borrower hereby defends, indemnifies and holds harmless the Lender and the Administrative Agent (and any sub-agent thereof) and each of their respective Affiliates, partners, directors, officers, agents and advisors (each an “Indemnified Person”) from and against any and all losses (including, for the avoidance of doubt, reasonable fees, disbursements, settlement costs and other charges of counsel) arising out of, attributable to, based upon or related to any breach of any representation or warranty made by Borrower in Article III of this Agreement, any covenant or agreement of Borrower contained in this Agreement or any Financing Document and the Borrower’s use of the Loan provided that no Indemnified Person (excluding, for purposes of clause (b) below, the Administrative Agent and any of its Affiliates, partners, directors, officers, agents and advisors) shall have any right to indemnification for any of the foregoing to the extent (a) resulting from such Indemnified Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment or (b) arising out of, attributable to, based upon, or related to any representation or warranty, covenant, agreement or other obligation of the Buyer under or with respect to the PSA or the Plains PSA.

(c) Reimbursement by the Lender. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, the Lender agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such unpaid amount (including any such unpaid amount in respect of a claim asserted by the Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) Non-Compensatory Damages. No Indemnified Person shall be entitled to recover from an indemnifying party or its Affiliates any indirect, special, incidental, consequential, punitive, exemplary, remote or speculative damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Indemnified Person suffers such damages to a third party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnified Person referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(f) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(g) Survival. Each party’s obligations under this Section shall survive the termination of the Financing Documents and payment of the obligations hereunder.

Section 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Financing Document without the prior written consent of the Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (f) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that each partial assignment shall be made as an assignment of a proportionate part of the Lender’s rights and obligations under this Agreement with respect to the Loan assigned; provided further, that (i) consent of the Administrative Agent shall be required for assignments to any Person that is not a Lender or an Affiliate of a Lender (such consent not to be unreasonably withheld); (ii) the assignee, if it is not a Lender hereunder, shall deliver to the Administrative Agent an administrative questionnaire in form and substance satisfactory to the Administrative Agent together with any other documentation and information as the Administrative Agent may reasonably request, and (iii) the parties to such assignment shall deliver a processing fee of $3,500 to the Administrative Agent at the time of such assignment (it being understood that the Administrative Agent, in its sole discretion, may elect to waive such fee).

(c) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Adminstrative Agent, the Lender and the Borrower an Assignment and Assumption. From and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(d) Register. The Lender, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lender and any additional lenders (if any), and principal amounts (and stated interest) of the Loan owing to, the Lender(s) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Lender and any additional lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(f) Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of the its rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) its obligations under this Agreement shall remain unchanged, (ii) it shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Lender in connection with its Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that directly and materially affects such Participant. If the Lender sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that the Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in any Financing Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loan hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default on the Closing Date, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Loan has not expired or been terminated. The provisions of Sections 9.03, 9.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability. If any provision of this Agreement or the other Financing Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to the Lender or its respective Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its respective Affiliates may have. The Lender agrees to notify the Borrower and the Lender promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Financing Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Disputed Claims. As to the disputes subject to this Section 9.09, any action or controversy of whatever nature, including an action in tort or contract or a statutory action (“Disputed Claim”), or the arbitrability of a Disputed Claim, will be resolved under the terms, conditions and procedures set forth in this Section 9.09 and will be binding on all Parties and their respective successors and assigns. No Party may prosecute or commence any suit or action against any other Party relating to any matters that are subject to this Section 9.09, except as provided for in this Section 9.09.

(c) Dispute Resolution. The Parties agree to attempt to resolve any Disputed Claim arising out of or relating to this Agreement through negotiation. Within thirty (30) days after one Party gives the other Party written notice describing the dispute and requesting negotiations, representatives of the Parties with authority to resolve the dispute shall meet at a mutually-agreed upon location to attempt to resolve the dispute. Negotiations shall continue until the Parties have resolved the Disputed Claim or until one of the Parties gives written notice that it will no longer continue to negotiate. If, for any reason, the Parties’ representatives fail to meet within the thirty (30) day deadline or if a Party gives written notice that it is no longer willing to continue negotiations, either Party may commence binding arbitration of the Disputed Claim pursuant to Section 9.09(d) (“Dispute Arbitration”).

(d) Arbitration. Any Disputed Claim arising out of or relating to this Agreement that the Parties fail to resolve by negotiation as set forth in this Section 9.09 shall be resolved by arbitration before three (3) arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association as modified herein. Each Party shall appoint one (1) neutral arbitrator within fifteen (15) days after commencement of Dispute Arbitration, and the two (2) arbitrators so appointed shall appoint the third arbitrator within thirty (30) days after the appointment of the second arbitrator, or in default of such agreement, by the American Arbitration Association, who shall chair the tribunal. The place of arbitration shall be Houston, Texas. The arbitrators shall apply the substantive law of Texas to the merits of the Disputed Claim, except that the arbitrators shall not apply any choice of law rules that would call for the application of the substantive law of any other jurisdiction. The Federal Arbitration Act shall apply to the Dispute Arbitration. The arbitrators’ award shall be final and binding on the Parties. Judgment on the award may be entered in any court of competent jurisdiction. Except as may be required by Applicable Law, neither Party nor the arbitrators may disclose the existence, content (including any and all documents and testimony exchanged or introduced in the arbitral proceeding), or results of any arbitration without the prior written consent of both Parties, unless such disclosure is necessary to protect or pursue a legal right, including enforcement of an arbitral award.

(e) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to the Lender in respect of other

Loan or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at a rate determined by the Lender in its reasonable discretion for each day to the date of repayment, shall have been received by the Lender. Any amount collected by the Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

Section 9.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Lender severally agrees to pay to the Lender upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum determined by the Lender in its reasonable discretion.

Section 9.14 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.14, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.14, (y) becomes available to the Administrative Agent or the Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 9.14. In addition, the Administrative Agent and the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lender in connection with the administration of this Agreement and the other Financing Documents.

For purposes of this Section 9.14, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement by their respective authorized officers as of the day and year first above written.

Lender

  Exxon Mobil Corporation:

By:

Name:
Title:

Signature Page to Loan Agreement

Borrower

  Sable Offshore Corp.

  (f/k/a Flame Acquisition Corp.)

By:

Name:
Title:

Signature Page to Loan Agreement

Administrative Agent

  Alter Domus Products Corp.

By:

Name:
Title:

Signature Page to Loan Agreement

Annex J

November 2, 2022

Board of Directors

Flame Acquisition Corp.

700 Milam Street, Suite 3300

Houston, Texas 77002

Members of the Board:

We understand that Flame Acquisition Corp., a Delaware corporation (“Flame”), Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and wholly-owned subsidiary of Holdco (“Sable”), propose to enter into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Holdco will merge with and into Flame, with Flame surviving such merger (“Holdco Merger”) and immediately following the effective time of the Holdco Merger, Sable will merge with and into Flame, with Flame surviving such merger (“Sable Merger”, and together with Holdco Merger, the “Merger” or the “Initial Business Combination”). Sable Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Sable Merger shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange thereof. Holdco Equity (as defined in the Merger Agreement) issued and outstanding immediately prior to the effective time of the Holdco Merger, other than any Canceled Holdco Equity (as defined in the Merger Agreement), shall, automatically be converted into 3,000,000 shares of Flame Class A Common Stock (as defined in the Merger Agreement) (the “Merger Consideration”).

In addition, we understand that on October 10, 2022, Mobil Pacific Pipeline Company (“MPPC”) and Plains Pipeline, L.P. (“Plains”) entered into an Asset Purchase and Sale Agreement, pursuant to which MPPC purchased certain pipeline facilities, equipment, contracts, permits and related real property and easements from Plains. We understand that Sable will enter into a Purchase and Sale Agreement with Exxon Mobil Corporation and MPPC (together, “Exxon” and such agreement, the “PSA”) immediately prior to entering into the Merger Agreement. Pursuant to the PSA, Sable will acquire the Assets, pay the Down Payment, and become obligated to pay the amounts due under the PSA, the Senior Secured Term Loan Agreement, and other amounts as otherwise contemplated by the PSA. By virtue of the Merger, Flame shall become obligated, directly or indirectly, to pay the Assumed Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the PSA.

You have requested our opinion as to whether the Initial Business Combination is fair, from a financial point of view, to Flame.

Separately, you have also requested our opinion as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in Flame’s trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in Flame’s trust account). As used herein, “Fair Market Value” means the price at which property would reasonably be expected to change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

In arriving at our opinions, we have, among other things:

1.

reviewed certain publicly available information relating to Flame, including (i) Annual Report on Form 10-K and related audited financial statements for the fiscal year ended December 31, 2021 and (ii) the Quarterly Reports on Form 10-Q and related unaudited financial statements for the fiscal periods ended March 31, 2022 and June 30, 2022;

1144 Fifteenth Street, Suite 3900 Denver, Colorado 80202 ∎ 600 Travis Street, Suite 6700 Houston Texas 77002

2.	reviewed certain non public projected financial and operating data relating to Sable and the Assets, in each case, prepared and furnished to us by the management teams and staff of Flame and Sable;

3.

reviewed certain financial statements and other business and financial information relating to the Assets, including (a) draft unaudited condensed combined financial statements for the fiscal period ended June 30, 2022 and (b) draft combined financial statements for the fiscal period ended December 31, 2021;

4.

reviewed certain estimates of oil and gas resources and reserves attributable to the Assets, including estimates of contingent resources prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) as of December 31, 2021 and estimates of proved and unproved reserves prepared by Sable as of December 31, 2021;

5.	reviewed a draft of the PSA dated October 29, 2022 and other relevant documents relating thereto;

6.	reviewed an executed copy of the Asset Purchase Agreement by and between Plains and MPPC dated as of October 10, 2022 and other relevant documents relating thereto;

7.

compared recent stock market capitalization indicators for Flame with recent stock market capitalization indicators for certain similar publicly-traded independent exploration and production companies that we deemed to be relevant;

8.	discussed current operations, financial positioning and future prospects of Flame and Sable with the respective management teams of Flame and Sable;

9.	reviewed historical market prices and trading histories of Flame common stock;

10.	compared the financial terms of the Merger with the financial terms of similar transactions that we deemed to be relevant;

11.	participated in certain discussions among the managements of Flame and Sable and their respective financial and legal advisors;

12.	participated in certain discussions with SYU’s independent accounting and audit firm, Ham, Langston & Brezina, LLP (“HLB”), and independent engineering firm, NSAI;

13.	reviewed a draft of the Merger Agreement dated October 28, 2022; and

14.	reviewed such other financial studies and analyses and performed such other investigations and have taken into account such other matters as we have deemed necessary and appropriate.

In rendering our opinions, upon the advice of the managements of Flame and Sable, we have assumed and relied upon, without assuming any responsibility or liability for or independently verifying the accuracy or completeness of, all of the information publicly available and all the information supplied or otherwise made available to us by Flame and Sable or any third parties on their behalf. We have further relied upon the assurances of representatives of the respective managements of Flame and Sable that they are unaware of any facts that would make the information provided to us incomplete, inaccurate or misleading in any material respect. With respect to projected financial and operating data, we have assumed, upon the advice of the management of Flame and Sable, that such data has been prepared in a manner consistent with historical financial and operating data and reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Flame and Sable relating to the future financial and operational performance of Flame, Sable and the Assets, respectively. We express no view as to any projected financial and operating data relating to Flame, Sable or the Assets or the assumptions on which they are based. With respect to the estimates of oil and gas reserves and resources, we have assumed, upon the advice of the management of Flame and Sable, that they have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of the respective management and staff of Sable and NSAI relating to the oil and gas properties of the Assets. We express no view as to any reserve or resource potential data relating to the Assets, or the assumptions on which they are based. We have not made an independent evaluation or appraisal of the assets or liabilities of Flame, Sable or the Assets, nor, except for the estimates of oil and gas reserves and resources referred to above, have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency or fair value of Flame or Sable under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Flame, Sable or the Assets.

In rendering our opinion as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in Flame’s trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in Flame’s trust account), we have assumed, upon the advice of Flame and Sable, that such threshold is tied to Section 102.06 of the NYSE Listed Company Manual which requires that, among other things, at least 90% of the IPO proceeds, together with the proceeds of any other concurrent sales of equity securities, be held in a trust account controlled by an independent custodian until the consummation of a business combination with a Fair Market Value equal to at least 80% of the net assets held in Flame’s trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in Flame’s trust account).

For purposes of this letter and our opinions expressed herein, we have assumed that the wells and facilities comprising part of the Assets will resume operation under the production and sales conditions present at the time production was suspended. Certain of our reference value analyses are based on the estimates of contingent resources relating to the Assets prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2021 (the “NSAI Report”) and our discussions with NSAI relating to the NSAI Report. The resources in the NSAI Report are contingent upon (1) approval from federal, state, and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market, and (3) commitment to restart the wells and facilities. The estimates of cash flow in the NSAI Report, certain of our reference value analyses and our opinions expressed herein are and will be based on the assumption that all contingencies will be successfully addressed on a timely basis.

For purposes of rendering our opinions, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to consummation of the transactions contemplated by the Merger Agreement will be satisfied without material waiver or modification thereof. We have further assumed, upon the advice of Flame and Sable, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transactions contemplated by the Merger Agreement will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Flame, Sable or the Assets or on the consummation of the Merger or that would materially reduce the benefits of the Merger to Flame or Sable.

Our opinions relate solely to the fairness, from a financial point of view, of the Initial Business Combination to Flame pursuant to the Merger Agreement, and as to whether Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in Flame’s trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in Flame’s trust account). We do not express any view on, and our opinions do not address, (i) the fairness of the proposed Merger to, or any consideration received in connection therewith by, any creditors or other constituencies of Flame, (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Flame or Sable, or any class of such persons, whether relative to the Merger Consideration or otherwise and (iii) the effect of any voting or similar agreement or understanding to be entered into in connection with or contemplated by the Merger, or any related transactions, including the PSA. We have assumed that any modification to the structure of the Merger will not vary in any material respect from what has been assumed in our analysis. Our advisory services and the opinions expressed herein are provided for the information and benefit of the Board of Directors of Flame in connection with its consideration of the transactions contemplated by the Merger Agreement, and our opinions do not constitute a recommendation to any holder of Flame Class A Common Stock as to how such holder should vote with respect to any of the transactions contemplated by the

Merger Agreement. The issuance of these opinions has been approved by the Opinion Committee of Petrie Partners Securities, LLC. Our opinions do not address the relative merits of the Merger as compared to any alternative business transaction or strategic alternative that might be available to Flame, nor does it address the underlying business decision of Flame to engage in the Merger. We have not been asked to consider, and our opinions expressed herein do not address, the tax consequences of the Merger to any particular stockholder of Flame, or the prices at which Flame Class A Common Stock, Flame Class B Common Stock or Flame Warrants will actually trade at any time, including following the announcement or consummation of the Merger. We are not rendering any legal, accounting, tax or regulatory advice and understand Flame and you are relying on other advisors as to legal, accounting, tax and regulatory matters in connection with the Merger.

As you are aware, we are acting as financial advisor to the Board of Directors of Flame pursuant to an engagement letter between Flame and Petrie Partners Securities, LLC dated October 14, 2022 (the “Engagement Letter”), and we will earn a fee from Flame for our services upon the rendering of these opinions regardless of the conclusions expressed herein. Flame has also agreed to reimburse our expenses subject to the terms of the Engagement Letter. In addition, Flame has agreed to indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between us and our affiliates, on the one hand, and Flame or Sable and their applicable affiliates, on the other hand, pursuant to which we or any of our affiliates received compensation as a result of such relationship. Additionally, we may provide financial or other services to Flame or Sable in the future and in connection with any such services we may receive customary compensation for such services.

Our opinions are rendered on the basis of conditions in the securities markets and the oil and gas markets as they exist and can be evaluated on the date hereof and the conditions and prospects, financial and otherwise, of Flame and Sable as they have been represented to us as of the date hereof or as they were reflected in the materials and discussions described above. It is understood that subsequent developments may affect the opinions expressed herein and that we do not have any obligation to update, revise or reaffirm our opinions.

Our opinions expressed herein may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever without our prior written approval, except that Flame may describe and reproduce this opinion (but only in full) in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by Flame to its unitholders relating to the Merger if such description or reproduction is required by applicable law; provided, however, that all references to us or our opinions in any such document and the description or inclusion of our opinions therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Initial Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to Flame.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, Sable and Holdco have a Fair Market Value equal to at least 80% of the net assets held in Flame’s trust account (net of amounts disbursed to Flame’s management for working capital purposes and excluding the deferred underwriting commissions held in Flame’s trust account).

Very truly yours,

PETRIE PARTNERS SECURITIES, LLC

By:	/s/ Andrew J. Rapp
Andrew J. Rapp Managing Director

SPECIAL MEETING OF STOCKHOLDERS OF FLAME ACQUISITION CORP. [ ], 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24075 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 000023 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Proposal No. 1*—To consider and vote upon a proposal to approve, for purposes of complying with the General Corporation Law of the State of Delaware and the Flame certificate of incorporation, the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated November 2, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company(“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco, a copy of which is attached to the proxy statement as Annex A, including adopting the Merger Agreement and (b) approving the other transac-tions contemplated by the Merger Agreement, including the Merger, and related agreements described in the proxy statement—we refer to this proposal as the “business combination proposal”; 2. Proposal No. 2*—To consider and vote upon a proposal to approve and adopt changes to the Flame certificate of incorporation reflected in the New Sable certificate of incorporation in the form attached to the proxy statement as Annex B (the “New Sable certificate of incorporation”)—we refer to these proposals as the “Charter Proposal”; *Each of Proposal0s No. 1, 2, 4 and 5 are cross-conditioned on the approval by Flame stockholders of all such approvals. Each of Proposals No. 1, 2, 4 and 5 will not be deemed approved unless the others are approved. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal No. 3—To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the New Sable certificate of incorporation in accordance with the U.S. Securities and Exchange Commission requirements—we refer to this proposal as the “Governance Proposal”; FOR AGAINST ABSTAIN Proposal 3A—To change Flame’s name from “Flame Acquisition Corp.” to “Sable Offshore Corp.” Proposal 3B—To approve the removal of certain provisions relating to Flame’s status as a special purpose acquisition company. Proposal 3C—To approve an increase in the number of shares of authorized capital stock of Flame. Proposal 3D— To approve the provision of New Sable certificate of incorporation that would require the vote of at least two-thirds of the total voting power of New Sable’s outstanding shares of capital stock entitled to vote to amend certain New Sable certificate of incorporation provisions. Proposal 3E—To approve the provisions in the New Sable certificate of incorporation that would require the vote of at least two-thirds of the voting power of New Sable’s outstanding shares of capital stock entitled to vote to amend New Sable’s bylaws. “incentive Proposal Sable 2023 No. plan Incentive 4 * proposal. —To consider Plan ” A copy (the and “Incentive of vote the Incentive on a Plan”) proposal Plan —we is to refer attached approve to this to and proposal the adopt proxy the as state- New the ment as Annex D; complying of Proposal more than No. with 20% 5 * Section —To of consider the 312.03(c) issued and and of vote the outstanding NYSE upon a Listed proposal shares Company of to Flame approve, Manual, common for the purposes issuance stock in of connection with the Business Combination and PIPE Investment—we refer to this proposal as the “NYSE proposal”; and Proposal No. 6—To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the Charter Proposal, the Governance Proposal, the incentive plan proposal or the NYSE proposal—we refer to this proposal as the “adjournment proposal.” IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .

FLAME ACQUISITION CORP. Proxy for Special Meeting of Stockholders on [ ], 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoints [ ] and [ ], and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Flame Acquisition Corp., to be held [ ], 2023 at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side)